                                             As Filed Pursuant to Rule 424(b)(5)
                                             Registration No. 333-83816


THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS SUBJECT TO COMPLETION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO PURCHASE BE ACCEPTED PRIOR TO THE TIME A FINAL PROSPECTUS SUPPLEMENT IS DELIVERED. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO PURCHASE THESE SECURITIES, NOR WILL THERE BE ANY SALE OF THESE SECURITIES, IN ANY JURISDICTION WHERE THAT OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

                 SUBJECT TO COMPLETION, DATED SEPTEMBER 3, 2002

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED SEPTEMBER 3, 2002)

              SALOMON BROTHERS COMMERCIAL MORTGAGE TRUST 2002-KEY2
        COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-KEY2
CLASS A-1, CLASS A-2, CLASS A-3, CLASS B, CLASS C, CLASS D, CLASS E, CLASS F AND
                                    CLASS G

     APPROXIMATE TOTAL PRINCIPAL BALANCE AT INITIAL ISSUANCE: $846,479,000

     We, Salomon Brothers Mortgage Securities VII, Inc., have prepared this prospectus supplement in order to offer the classes of commercial mortgage pass-through certificates identified above. These certificates are the only securities offered by this prospectus supplement. This prospectus supplement specifically relates to, and is accompanied by, our prospectus dated September 3, 2002. We will not list the offered certificates on any national securities exchange or any automated quotation system of any registered securities associations, such as NASDAQ.

     The offered certificates will represent interests only in the trust fund identified above. The offered certificates will not represent interests in or obligations of any other party. The assets of the trust will include a pool of multifamily and commercial mortgage loans. The initial mortgage pool balance that we expect to transfer to the trust will be approximately $932,759,715. No governmental agency or instrumentality or private insurer has insured or guaranteed the offered certificates or any of the mortgage loans that back them.

     Each class of offered certificates will receive monthly distributions of interest, principal or both, commencing in October 2002. The table on page S-5 of this prospectus supplement contains a list of the classes of offered certificates and sets forth the principal balance, pass-through rate, and other select characteristics of each of those classes. Credit enhancement is being provided through the subordination of various other classes, including multiple non-offered classes, of series 2002-KEY2 certificates. That same table on page S-5 of this prospectus supplement also contains a list of the non-offered classes of the series 2002-KEY2 certificates.
                               ------------------

     YOU SHOULD FULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-37 IN THIS PROSPECTUS SUPPLEMENT AND ON PAGE 14 IN THE ACCOMPANYING PROSPECTUS PRIOR TO INVESTING IN THE OFFERED CERTIFICATES.
                               ------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                               ------------------

     Salomon Smith Barney Inc., Credit Suisse First Boston Corporation, McDonald Investments Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated are the underwriters for this offering. They will purchase the offered certificates from us. Our proceeds from the sale of the offered certificates will equal
approximately      % of the total initial principal balance of the offered
certificates, plus accrued interest, before deducting expenses payable by us. Each underwriter's commission will be the difference between the price it pays to us for its allocation of offered certificates and the amount it receives from the sale of those offered certificates to the public. Each underwriter currently intends to sell its allocation of offered certificates from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. See "Method of Distribution" in this prospectus supplement.

With respect to this offering, Salomon Smith Barney Inc. is the lead manager and sole bookrunner.

                          [SALOMON SMITH BARNEY LOGO]

[CREDIT SUISSE FIRST BOSTON LOGO]              MCDONALD INVESTMENTS                              [MERRILL LYNCH LOGO]
                                                A KEYCORP COMPANY

         The date of this prospectus supplement is September   , 2002.

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

                                                                                                                             PAGE
                                                                                                                             ----
Important Notice About the Information Contained in this Prospectus Supplement, the Accompanying
    Prospectus and the Related Registration Statement................................................................         S-4
Summary of Prospectus Supplement.....................................................................................         S-5
Risk Factors.........................................................................................................        S-37
Capitalized Terms Used in this Prospectus Supplement.................................................................        S-54
Forward-Looking Statements...........................................................................................        S-54
Description of the Mortgage Pool.....................................................................................        S-55
Servicing Under the Series 2002-KEY2 Pooling and Servicing Agreement.................................................       S-112
Description of the Offered Certificates..............................................................................       S-146
Yield and Maturity Considerations....................................................................................       S-172
Federal Income Tax Consequences......................................................................................       S-177
ERISA Considerations.................................................................................................       S-181
Legal Investment.....................................................................................................       S-184
Method of Distribution...............................................................................................       S-185
Legal Matters........................................................................................................       S-186
Ratings..............................................................................................................       S-187
Glossary.............................................................................................................       S-189

ANNEX A-1 -- Characteristics of the Underlying Mortgage Loans and the Mortgaged Real Properties......................       A-1-1

ANNEX A-2 -- Summary Characteristics of the Underlying Mortgage Loans and the Mortgaged Real Properties..............       A-2-1

ANNEX A-3 -- Westfarms Mall Mortgage Loan Amortization Schedule......................................................       A-3-1

ANNEX A-4 -- Characteristics of the Multifamily Mortgaged Real Properties............................................       A-4-1

ANNEX B -- Decrement Tables..........................................................................................         B-1

ANNEX C -- Form of Payment Date Statement............................................................................         C-1

ANNEX D -- Class X-2 Reference Rate Schedule.........................................................................         D-1

                                 ---------------

IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT,
       THE ACCOMPANYING PROSPECTUS AND THE RELATED REGISTRATION STATEMENT


         Information about the offered certificates is contained in two separate documents:

         - this prospectus supplement, which describes the specific terms of the offered certificates; and

         - the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates.

         You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates.

         In addition, we have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus supplement and the accompanying prospectus form a part of that registration statement. However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in our registration statement. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its public reference section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located at: in the case of the midwest regional office, 175 W. Jackson Boulevard, Suite 900, Chicago, Illinois 60604; and, in the case of the northeast regional office, 233 Broadway, New York, New York 10279. Copies of these materials can also be obtained electronically through the SEC's internet website (http://www.sec.gov).

         You should only rely on the information contained in this prospectus supplement, the accompanying prospectus and our registration statement. We have not authorized any person to give any other information or to make any representation that is different from the information contained in this prospectus supplement, the accompanying prospectus or our registration statement.

                        SUMMARY OF PROSPECTUS SUPPLEMENT


         This summary contains selected information regarding the offering being made by this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF THE OFFERING OF THE OFFERED CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS IN FULL.

                         INTRODUCTION TO THE TRANSACTION

         The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series 2002-KEY2 Commercial Mortgage Pass-Through Certificates, which series consists of multiple classes. The table below identifies the respective classes of that series, specifies various characteristics of each of those classes and indicates which of those classes are offered by this prospectus supplement and which are not.

                               SERIES 2002-KEY2 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
-----------------------------------------------------------------------------------------------------------------------------------
                                                        APPROX.
                              APPROX.                    TOTAL
                               TOTAL       APPROX. %     CREDIT
                             PRINCIPAL    OF INITIAL    SUPPORT                     INITIAL    WEIGHTED
                             BALANCE AT    MORTGAGE        AT      PASS-THROUGH      PASS-     AVERAGE
                              INITIAL        POOL       INITIAL        RATE         THROUGH      LIFE       PRINCIPAL   S&P/MOODY'S
    CLASS                     ISSUANCE      BALANCE     ISSUANCE   DESCRIPTION        RATE      (YEARS)       WINDOW       RATINGS
-----------------------------------------------------------------------------------------------------------------------------------
Offered Certificates
     A-1                   $  87,597,000      9.39%      18.00%                         %         3.00       10/02-7/07    AAA/Aaa
     A-2                   $ 490,673,000     52.60%      18.00%                         %         7.40       7/07-4/12     AAA/Aaa
     A-3                   $ 186,592,000     20.00%      18.00%                         %         9.68       4/12-7/12     AAA/Aaa
      B                    $  20,988,000      2.25%      15.75%                         %         9.82       7/12-7/12     AA+/Aa1
      C                    $  18,655,000      2.00%      13.75%                         %         9.82       7/12-7/12      AA/Aa2
      D                    $   9,327,000      1.00%      12.75%                         %         9.82       7/12-7/12     AA-/Aa3
      E                    $   9,328,000      1.00%      11.75%                         %         9.82       7/12-7/12      A+/A1
      F                    $  13,991,000      1.50%      10.25%                         %         9.82       7/12-7/12       A/A2
      G                    $   9,328,000      1.00%       9.25%                         %         9.82       7/12-7/12      A-/A3
Non-Offered Certificates
     X-1                   $ 932,759,715       N/A         N/A                          %          N/A          N/A        AAA/Aaa
     X-2                   $ 252,233,000       N/A         N/A                          %          N/A          N/A        AAA/Aaa
      H                    $   6,996,000      0.75%       8.50%                         %          N/A          N/A       BBB+/Baa1
      J                    $   9,327,000      1.00%       7.50%                         %          N/A          N/A        BBB/Baa2
      K                    $  13,992,000      1.50%       6.00%                         %          N/A          N/A       BBB-/Baa3
      L                    $  13,991,000      1.50%       4.50%                         %          N/A          N/A        BB+/Ba1
      M                    $   4,664,000      0.50%       4.00%                         %          N/A          N/A         BB+/NR
      N                    $   4,664,000      0.50%       3.50%                         %          N/A          N/A         BB/Ba2
      P                    $   4,663,000      0.50%       3.00%                         %          N/A          N/A        BB-/Ba3
      Q                    $   2,332,000      0.25%       2.75%                         %          N/A          N/A         B+/B1
      S                    $   6,996,000      0.75%       2.00%                         %          N/A          N/A          B/B2
      T                    $   6,996,000      0.75%       1.25%                         %          N/A          N/A         B-/B3
      U                    $  11,659,715      1.25%       0.00%                         %          N/A          N/A         NR/NR
      R                              N/A                   N/A          N/A           N/A          N/A          N/A         NR/NR
      Y                              N/A                   N/A          N/A           N/A          N/A          N/A         NR/NR

         The offered certificates will evidence beneficial ownership interests in a common law trust designated as the Salomon Brothers Commercial Mortgage Trust 2002-KEY2. We will form the trust at or prior to the time of initial issuance of the offered certificates. The assets of the trust, which we sometimes collectively refer to as the trust fund, will include a pool of multifamily and commercial mortgage loans having the characteristics described in this prospectus supplement.

         The governing document for purposes of issuing the offered certificates and forming the trust will be a pooling and servicing agreement to be dated as of September 11, 2002. The series 2002-KEY2 pooling and servicing agreement will, in general, with one significant exception, also govern the servicing and administration of the mortgage loans and other assets that back the offered certificates. The parties to the series 2002-KEY2 pooling and servicing agreement will include us, a trustee, a master servicer and a special servicer. We will file a copy of the series 2002-KEY2 pooling and servicing agreement with the SEC as an exhibit to a current report on Form 8-K, within 15 days after the initial issuance of the offered certificates. The SEC will make that current report on Form 8-K and its exhibits available to the public for inspection.

                                 ---------------

                KEY CERTIFICATE FEATURES SHOWN IN THE TABLE ABOVE


A.  TOTAL PRINCIPAL BALANCE
    OR NOTIONAL AMOUNT AT
    INITIAL ISSUANCE.............................

                                                      The table on page S-5 of this prospectus supplement sets forth for each class of the series 2002-KEY2 certificates, other than the class X-1, X-2, Y and R certificates, the approximate total principal balance of that class at initial issuance. The actual total principal balance of any class of series 2002-KEY2
                                                      certificates at initial issuance may be larger or smaller than the amount shown above, depending on, among other things, the actual size of the initial mortgage pool balance. The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

                                                      The class A-1, A-2, A-3, B, C, D, E, F, G, H, J, K, L, M, N, P, Q,
                                                      S, T and U certificates are the series 2002-KEY2 certificates with principal balances and are sometimes referred to in this
                                                      prospectus supplement as the series 2002-KEY2 principal balance certificates. The principal balance of any of those certificates at any time represents the maximum amount that the holder may receive as principal out of cash flow received on or with respect to the underlying mortgage loans.

                                                      The class X-1 and X-2 certificates do not have principal balances.
                                                      They are interest-only certificates. For purposes of calculating the amount of accrued interest with respect thereto, however, each of those classes will have a notional amount. The total notional amount of the class X-1 certificates will be equal to the total principal balance of the class A-1, A-2, A-3, B, C, D, E, F, G, H,
                                                      J, K, L, M, N, P, Q, S, T and U certificates outstanding from time to time. The total initial notional amount of the class X-1 certificates will be approximately $932,759,715, although it may be as much as 5% larger or smaller. The total notional amount of the class X-2 certificates will equal the sum of (a) the lesser of
                                                      $170,616,000 or the total principal balance of the class A-3 certificates outstanding from time to time, plus (b) the total principal balance of the class B, C, D, E, F and G certificates outstanding from time to time. The total initial notional amount of the class X-2 certificates will be

                                                      approximately $252,233,000, although it may be as much as 5%
                                                      larger or smaller.

                                                      The class R certificates will not have principal balances or notional amounts. They will be residual interest certificates. The holders of the class R certificates are not expected to receive any material payments.

                                                      The class Y certificates also will not have principal balances or notional amounts. They will represent the right to receive any collections of additional interest on the mortgage loans that have anticipated repayment dates, as described under " -- The
                                                      Underlying Mortgage Loans and the Mortgaged Real Properties"
                                                      below. The additional interest results from an increase in the applicable accrual rate if that mortgage loan remains outstanding past its anticipated repayment date.

B.  TOTAL CREDIT SUPPORT
      AT INITIAL ISSUANCE..........................   The respective classes of the series 2002-KEY2 certificates, other than the class Y and R certificates, will entitle their holders to varying degrees of seniority for purposes of --

                                                      -       receiving payments of interest and, except in the case of
                                                              the class X-1 and X-2 certificates, payments of principal, and

                                                      -       bearing the effects of losses on the underlying mortgage
                                                              loans, as well as default-related and other unanticipated
                                                              expenses of the trust.

                                                      In that regard, the class A-1, A-2, A-3, X-1 and X-2 certificates will be the most senior and the class U certificates will be the most subordinate with respect to losses and other shortfalls on the mortgage loans in the trust fund. The remaining classes of series 2002-KEY2 certificates, other than the class Y and R certificates, are listed in the table on page S-5 of this
                                                      prospectus supplement from top to bottom in descending order of seniority.

                                                      The class Y and R certificates will not provide any credit support for, or receive any credit support from, any other class of series
                                                      2002-KEY2 certificates.

                                                      The table on page S-5 of this prospectus supplement shows the approximate total credit support provided to each class of the series 2002-KEY2 certificates, other than the class X-1, X-2, U, Y and R certificates, through the subordination of other classes of the series 2002-KEY2 certificates. In the case of each of those classes of series 2002-KEY2 certificates, the credit support shown in the table on page S-5 of this prospectus supplement represents the total initial principal balance, expressed as a percentage of the initial mortgage pool balance, of all classes of

                                                      the series 2002-KEY2 certificates that are subordinate to the indicated class.

C.  PASS-THROUGH RATE..............................   Each class of the series 2002-KEY2 certificates, other than the class Y and R certificates, will bear interest. The table on page
                                                      S-5 of this prospectus supplement provides the indicated
                                                      information regarding the pass-through rate at which each of those classes of the series 2002-KEY2 certificates will accrue interest.

                                                      Each class of series 2002-KEY2 certificates identified in the table on page S-5 of this prospectus supplement as having a Fixed pass-through rate, has a fixed pass-through rate that will remain constant at the initial pass-through rate for that class.

                                                      Each class of series 2002-KEY2 certificates identified in the table on page S-5 of this prospectus supplement as having a WAC pass-through rate, has a variable pass-through rate equal to a weighted average coupon derived from certain net interest rates on the pooled mortgage loans.

                                                      Each class of series 2002-KEY2 certificates identified in the table on page S-5 of this prospectus supplement as having a
                                                      Fixed/WAC Cap pass-through rate, has a variable pass-through rate equal to the lesser of --

                                                      -       the initial pass-through rate for that class, and

                                                      -       a weighted average coupon derived from certain net
                                                              interest rates on the pooled mortgage loans.

                                                      The pass-through rate for the class X-1 certificates will be variable and, for any interest accrual period, will be a rate per annum (not less than 0%) equal to the difference of --

                                                      -       a weighted average coupon derived from certain net interest rates on the pooled mortgage loans, less

                                                      -       a weighted average of the pass-through rates for the A-1, A-2,
                                                              A-3, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S, T
                                                              and U classes for the subject interest accrual period, except that, through the August 2009 interest accrual
                                                              period, solely for this purpose --

                                                              (1)      the respective pass-through rates for the B, C,
                                                                       D, E, F, and G classes will, in each case, be
                                                                       deemed to equal the sum of (a) the actual
                                                                       pass-through rate for the subject class of
                                                                       series 2002-KEY2 principal balance certificates
                                                                       and the subject interest accrual period, plus
                                                                       (b) the class X-2 strip rate at which interest
                                                                       in respect of the X-2

                                                                       class accrues on the total principal balance of
                                                                       the subject class of series 2002-KEY2 principal
                                                                       balance certificates during the subject interest
                                                                       accrual period, and

                                                              (2)      the pass-through rate for the A-3 class will be
                                                                       deemed to equal the sum of (a) the actual
                                                                       pass-through rate for the A-3 class and the
                                                                       subject interest accrual period, plus (b) the
                                                                       product of (i) the class X-2 strip rate at which
                                                                       interest in respect of the X-2 class accrues on
                                                                       all or any portion of the total principal
                                                                       balance of the A-3 class during the subject
                                                                       interest accrual period, multiplied by (ii) a
                                                                       fraction, the numerator of which is the lesser
                                                                       of $170,616,000 and the total principal balance
                                                                       of the A-3 class immediately prior to the
                                                                       related payment date, and the denominator of
                                                                       which is the total principal balance of the A-3
                                                                       class immediately prior to the related payment
                                                                       date.

                                                      The pass-through rate for the class X-2 certificates will be variable and, for any interest accrual period through and
                                                      including the August 2009 interest accrual period, will equal a weighted average of the class X-2 strip rates in effect during such interest accrual period. Beginning with the September 2002 interest accrual period and continuing through and including the
                                                      August 2009 interest accrual period, there will be a class X-2 strip rate in effect during each such interest accrual period with respect to each of the following respective portions of the total notional amount of the class X-2 certificates:

                                                      -       in the case of that portion consisting of some or all of the total principal balance of the class A-3 certificates, up to
                                                              $170,616,000, the class X-2 strip rate will equal a rate per annum
                                                              (not less than 0%) equal to the difference of --

                                                              (1)      the lesser of (a) the reference rate specified
                                                                       on Annex D to this prospectus supplement for the
                                                                       subject interest accrual period, and (b) a
                                                                       weighted average coupon derived from certain net
                                                                       interest rates on the pooled mortgage loans,
                                                                       less

                                                              (2)      the pass-through rate for the class A-3 certificates
                                                                       for the subject interest accrual period;

                                                      -       in the case of that portion consisting of the total principal balance of the class B certificates, the class X-2 strip rate will equal a rate per annum (not less than 0%) equal to the difference of --

                                                              (1)      the lesser of (a) the reference rate specified
                                                                       on Annex D to this prospectus supplement for the
                                                                       subject interest accrual period, and (b) a
                                                                       weighted average coupon derived from certain net
                                                                       interest rates on the pooled mortgage loans,
                                                                       less

                                                              (2)      the pass-through rate for the class B certificates
                                                                       for the subject interest accrual period;

                                                      -       in the case of that portion consisting of the total
                                                              principal balance of the class C certificates, the class
                                                              X-2 strip rate will equal a rate per annum (not less
                                                              than 0%) equal to the difference of --

                                                              (1)      the lesser of (a) the reference rate specified
                                                                       on Annex D to this prospectus supplement for the
                                                                       subject interest accrual period, and (b) a
                                                                       weighted average coupon derived from certain net
                                                                       interest rates on the pooled mortgage loans,
                                                                        less

                                                              (2)      the pass-through rate for the class C certificates
                                                                       for the subject interest accrual period;

                                                      -       in the case of that portion consisting of the total
                                                              principal balance of the class D certificates, the class
                                                              X-2 strip rate will equal a rate per annum (not less
                                                              than 0%) equal to the difference of --

                                                              (1)      the lesser of (a) the reference rate specified
                                                                       on Annex D to this prospectus supplement for the
                                                                       subject interest accrual period, and (b) a
                                                                       weighted average coupon derived from certain net
                                                                       interest rates on the pooled mortgage loans,
                                                                       less

                                                              (2)      the pass-through rate for the class D certificates
                                                                       for the subject interest accrual period;

                                                      -       in the case of that portion consisting of the total
                                                              principal balance of the class E certificates, the class
                                                              X-2 strip rate will equal a rate per annum (not less
                                                              than 0%) equal to the difference of --

                                                              (1)      the lesser of (a) the reference rate specified
                                                                       on Annex D to this prospectus supplement for the
                                                                       subject interest accrual period, and (b) a


                                                                       weighted average coupon derived from certain net
                                                                       interest rates on the pooled mortgage loans,
                                                                       less

                                                              (2)      the pass-through rate for the class E certificates
                                                                       for the subject interest accrual period;

                                                      -       in the case of that portion consisting of the total
                                                              principal balance of the class F certificates, the class
                                                              X-2 strip rate will equal a rate per annum (not less
                                                              than 0%) equal to the difference of --

                                                              (1)      the lesser of (a) the reference rate specified
                                                                       on Annex D to this prospectus supplement for the
                                                                       subject interest accrual period, and (b) a
                                                                       weighted average coupon derived from certain net
                                                                       interest rates on the pooled mortgage loans,
                                                                       less

                                                              (2)      the pass-through rate for the class F certificates
                                                                       for the subject interest accrual period; and

                                                      -       in the case of that portion consisting of the total
                                                              principal balance of the class G certificates, the class
                                                              X-2 strip rate will equal a rate per annum (not less
                                                              than 0%) equal to the difference of --

                                                              (1)      the lesser of (a) the reference rate specified
                                                                       on Annex D to this prospectus supplement for the
                                                                       subject interest accrual period, and (b) a
                                                                       weighted average coupon derived from certain net
                                                                       interest rates on the pooled mortgage loans,
                                                                       less

                                                              (2)      the pass-through rate for the class G certificates
                                                                       for the subject interest accrual period.

                                                      Following the August 2009 interest accrual period, the
                                                      pass-through rate for the class X-2 certificates will be 0% per annum, and those certificates will no longer accrue interest beyond the end of the August 2009 interest accrual period.

                                                      The references to "certain net interest rates on the pooled mortgage loans" above in this " -- Pass-Through Rate" subsection mean, as to any particular mortgage loan in the trust fund, an interest rate that is generally equal to the related mortgage interest rate in effect as of the date of initial issuance of the offered certificates, minus the sum of:

                                                      -       the annual rate at which the related master servicing fee, including any primary servicing fee, is calculated; and

                                                      -       the annual rate at which the trustee fee is calculated.

                                                      provided that, if the subject pooled mortgage loan accrues interest on the basis of the actual number of days elapsed during any one-month interest accrual period in a year assumed to consist of 360 days, then, in some months, the foregoing net interest rate for that mortgage loan will be converted to an annual rate that would generally produce an equivalent amount of interest accrued on the basis of an assumed 360-day year consisting of twelve
                                                      30-day months.

D.  WEIGHTED AVERAGE LIFE AND
      PRINCIPAL WINDOW.............................   The weighted average life of any class of offered certificates refers to the average amount of time, expressed in years, that will elapse from the date of their issuance to the respective dates of repayment to the investors of each dollar to be applied in reduction of the total principal balance of those certificates.
                                                      The principal window for any class of offered certificates is the period during which the holders of that class of offered
                                                      certificates will receive payments of principal.

                                                      The weighted average life and principal window shown in the table on page S-5 of this prospectus supplement for each class of offered certificates were calculated based on the following assumptions with respect to each underlying mortgage loan --

                                                      -       the related borrower timely makes all payments on the mortgage loan,

                                                      -       if the mortgage loan has an anticipated repayment date,
                                                              as described under " -- The Underlying Mortgage Loans
                                                              and the Mortgaged Real Properties" below, the mortgage
                                                              loan will be paid in full on that date, and

                                                      -       no mortgage loan will otherwise be prepaid prior to stated
                                                              maturity.

                                                      The weighted average life and principal window shown in the table on page S-5 of this prospectus supplement for each class of offered certificates were further calculated based on the other maturity assumptions described under " -- Yield and Maturity
                                                      Considerations" in this prospectus supplement.

E.  RATINGS........................................   The ratings shown in the table on page S-5 of this prospectus supplement for the offered certificates are those of Standard &
                                                      Poor's Ratings Services, a division of The McGraw-Hill Companies,
                                                      Inc. and Moody's Investors Service, Inc., respectively. It is a condition to their issuance that the respective classes of the offered certificates receive credit ratings no lower than those shown in the table on page S-5 of this prospectus supplement.

                                                      The ratings of the offered certificates address the timely payment of interest on each payment date and the ultimate payment of principal on or before the payment date in March 2036, which is the rated final payment date. A security rating is not a
                                                      recommendation to buy, sell or hold securities and the assigning rating agency may revise or withdraw its rating at any time.

                                                      For a description of the limitations of the ratings of the offered certificates, see "Ratings" in this prospectus supplement.

                                           RELEVANT PARTIES
                                           ----------------
DEPOSITOR..........................................   Our name is Salomon Brothers Mortgage Securities VII, Inc. We are
                                                      a Delaware corporation. Our address is 388 Greenwich Street, New
                                                      York, New York 10013 and our telephone number is (212) 816-6000.
                                                      We are an indirect, wholly-owned subsidiary of Salomon Smith
                                                      Barney Holdings Inc. and an affiliate of Salomon Smith Barney Inc.
                                                      and Salomon Brothers Realty Corp. We will transfer to the trust the original pooled mortgage loans that will back the series
                                                      2002-KEY2 certificates. See "Salomon Brothers Mortgage Securities
                                                      VII, Inc." in the accompanying prospectus.

INITIAL TRUSTEE....................................   Wells Fargo Bank Minnesota, N.A., a national banking association, will act as the initial trustee on behalf of all the series
                                                      2002-KEY2 certificateholders. See "Description of the Offered
                                                      Certificates -- The Trustee" in this prospectus supplement. The trustee will also have, or be responsible for appointing an agent to perform, additional duties with respect to tax administration.
                                                      Following the transfer of the mortgage loans to the trust, the trustee, on behalf of the trust, will become the mortgagee of record under each pooled mortgage loan, except as provided under
                                                      " -- Westfarms Mall Master Servicer, Special Servicer and Other
                                                      Noteholders" below.

INITIAL MASTER SERVICER............................   KeyCorp Real Estate Capital Markets, Inc. d/b/a Key Commercial
                                                      Mortgage, an Ohio corporation, will act as the initial master servicer with respect to the pooled mortgage loans, except as provided under " -- Westfarms Mall Master Servicer, Special
                                                      Servicer and Other Noteholders" below. See "Servicing Under the
                                                      Series 2002-KEY2 Pooling and Servicing Agreement -- The Initial
                                                      Master Servicer and the Initial Special Servicer" in this
                                                      prospectus supplement.

SPECIAL SERVICER...................................   ARCap Special Servicing, Inc., a Delaware corporation, will act as the initial special servicer with respect to the pooled mortgage loans, except as provided under " -- Westfarms Mall Master
                                                      Servicer, Special Servicer and Other Noteholders" below. See
                                                      "Servicing Under the Series 2002-KEY2 Pooling and Servicing
                                                      Agreement -- The Initial Master Servicer and the Initial Special
                                                      Servicer" in this prospectus supplement.

WESTFARMS MALL MASTER SERVICER,
SPECIAL SERVICER AND OTHER NOTEHOLDERS.............   Notwithstanding the foregoing, the pooled mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as the Westfarms Mall, which mortgage loan has a cut-off date principal balance of $78,872,149 and represents
                                                      8.46% of the initial mortgage pool balance, is one of three mortgage loans secured by a single mortgage instrument on that mortgaged real property. That pooled mortgage loan is (i) pari passu in right of payment with one of the other mortgage loans secured by that mortgage instrument, which other mortgage loan has an unpaid principal balance of $78,872,149 and, together with other multifamily and commercial loans, directly backs the Credit
                                                      Suisse First Boston Mortgage Securities Corp., Commercial Mortgage
                                                      Pass-Through Certificates, Series 2002-CP3, and (ii) senior in right of payment to the third mortgage loan secured by that mortgage instrument, which third mortgage loan has an unpaid principal balance of $51,915,845 and is currently held by Teachers
                                                      Insurance and Annuity Association of America.

                                                      The related intercreditor agreements generally provide that all three mortgage loans secured by the Westfarms Mall mortgaged real property will be serviced and administered pursuant to the series
                                                      2002-CP3 pooling and servicing agreement (the governing document for the Credit Suisse First Boston Mortgage Securities Corp.
                                                      series 2002-CP3 commercial mortgage securitization), which provides for servicing arrangements that are similar but not identical to those under the series 2002-KEY2 pooling and
                                                      servicing agreement. In that regard --

                                                      -       LaSalle Bank National Association, which is the trustee
                                                              under the series 2002-CP3 pooling and servicing
                                                              agreement, will, in that capacity, be the mortgagee of
                                                              record for all three mortgage loans secured by the
                                                              Westfarms Mall mortgaged real property;

                                                      -       Midland Loan Services, Inc., a Delaware corporation,
                                                              which is the master servicer under the series 2002-CP3
                                                              pooling and servicing agreement, will, in that capacity,
                                                              be the master servicer for all three mortgage loans
                                                              secured by the Westfarms Mall mortgaged real property;
                                                              and

                                                      -       Clarion Partners, LLC, a New York limited liability
                                                              corporation, which is the special servicer under the
                                                              series 2002-CP3 pooling and servicing agreement, will,
                                                              in that capacity, be the special servicer for all three
                                                              mortgage loans secured by the Westfarms Mall mortgaged
                                                              real property.

                                                      References in this prospectus supplement, however, to the trustee, master servicer and special servicer will mean the trustee, master servicer and special servicer, respectively, under the series
                                                      2002-KEY2 pooling and servicing agreement unless the context clearly indicates otherwise. See "Description of the Mortgage Pool
                                                      -- Significant Underlying Mortgage Loans -- The Westfarms Mall
                                                      Mortgage Loan" in this prospectus supplement.

CONTROLLING CLASS OF
SERIES 2002-KEY2 CERTIFICATEHOLDERS................   At any time of determination, the controlling class of series
                                                      2002-KEY2 certificateholders will be the holders of the most subordinate class of series 2002-KEY2 certificates, exclusive of the X-1, X-2, Y and R classes, that has a total principal balance at least equal to 25% of the total initial principal balance of that class. However, if no class of series 2002-KEY2 certificates, exclusive of the X-1, X-2, Y and R classes, then has a total principal balance at least equal to 25% of the total initial principal balance of that class, then the controlling class of series 2002-KEY2 certificateholders will be the holders of the most subordinate class of series 2002-KEY2 certificates, exclusive of the X-1, X-2, Y and R certificates, that has a total principal balance greater than zero. For purposes of determining the controlling class of series 2002-KEY2 certificateholders, the class A-1, A-2 and A-3 certificateholders will be considered a single class.

                                                      The holders of certificates representing a majority interest in the controlling class of series 2002-KEY2 certificates will be entitled, among other things, to:

                                                      -       replace the special servicer as described under
                                                              "Servicing Under the Series 2002-KEY2 Pooling and
                                                              Servicing Agreement -- Replacement of the Special
                                                              Servicer" in this prospectus supplement; and

                                                      -       select a representative that, subject to the conditions
                                                              described under "Servicing Under the Series 2002-KEY2
                                                              Pooling and Servicing Agreement -- The Series 2002-KEY2
                                                              Controlling Class Representative" in this prospectus
                                                              supplement, may direct the special servicer with respect
                                                              to various servicing matters.

MORTGAGE LOAN SELLERS..............................   We will acquire the mortgage loans that are to back the offered certificates, from --

                                                      -       Salomon Brothers Realty Corp., which is a New York
                                                              corporation and an affiliate of both us and Salomon
                                                              Smith Barney Inc., one of the underwriters;

                                                      -       KeyBank National Association, a national banking association, which is the parent of KeyCorp Real Estate

                                                              Capital Markets, Inc., d/b/a Key Commercial Mortgage,
                                                              the initial master servicer, and an affiliate of
                                                              McDonald Investments Inc., one of the underwriters; and

                                                      -       Column Financial, Inc., which is a Delaware corporation and an affiliate of Credit Suisse First Boston Corporation, one of the underwriters.

                                                      See "Description of the Mortgage Pool -- The Mortgage Loan
                                                      Sellers" in this prospectus supplement.

UNDERWRITERS.......................................   Salomon Smith Barney Inc., Credit Suisse First Boston Corporation,
                                                      McDonald Investments Inc. and Merrill Lynch, Pierce, Fenner &
                                                      Smith Incorporated are the underwriters with respect to this offering. Salomon Smith Barney Inc. is the lead manager and sole bookrunner. Credit Suisse First Boston Corporation, McDonald
                                                      Investments Inc. and Merrill Lynch, Pierce, Fenner & Smith
                                                      Incorporated are co-managers. See "Method of Distribution" in this prospectus supplement.

                                         RELEVANT DATES AND PERIODS
                                         --------------------------
CUT-OFF DATE.......................................   The pooled mortgage loans will be considered part of the trust as of their respective due dates in September 2002. All payments and collections received on each of the underlying mortgage loans after that date, excluding any payments or collections that represent amounts due on or before that date, will belong to the trust. Accordingly, the respective due dates for the underlying mortgage loans in September 2002 collectively represent the cut-off date for the trust.

ISSUE DATE.........................................   The date of initial issuance of the offered certificates will be on or about September 24, 2002.

PAYMENT DATE.......................................   Payments on the offered certificates are scheduled to occur monthly, commencing in October 2002. During any given month, the payment date will be the 18th calendar day of that month, or, if the 18th calendar day of that month is not a business day, then the next succeeding business day.

RECORD DATE........................................   The record date for each monthly payment on an offered certificate will be the last business day of the prior calendar month. The registered holders of the offered certificates at the close of business on each record date, will be entitled to receive any payments on those certificates on the following payment date.

COLLECTION PERIOD..................................   Amounts available for payment on the offered certificates on any payment date will depend on the payments and other collections received, and any advances of payments due, on or with respect to the underlying mortgage loans during the related collection period. Each collection period --

                                                      -       will relate to a particular payment date,

                                                      -       will be approximately one month long,

                                                      -       will begin when the prior collection period ends or, in
                                                              the case of the first collection period, will begin on
                                                              the date of initial issuance of the offered
                                                              certificates, and

                                                      -       will end during the month of, but prior to, the related
                                                              payment date.

INTEREST ACCRUAL PERIOD............................   The amount of interest payable with respect to the offered certificates on any payment date will be a function of the interest accrued during the related interest accrual period. The interest accrual period for any payment date will be the calendar month immediately preceding the month in which that payment date occurs.

                                DESCRIPTION OF THE OFFERED CERTIFICATES
                                ---------------------------------------
REGISTRATION AND DENOMINATIONS.....................   We intend to deliver the offered certificates in book-entry form in original denominations of $10,000 initial principal balance and in any whole dollar denomination in excess of $10,000.

                                                      You will initially hold your offered certificates, directly or indirectly, through The Depository Trust Company. As a result, you will not receive a fully registered physical certificate
                                                      representing your interest in any offered certificate, except under the limited circumstances described under "Description of the Offered Certificates -- Registration and Denominations" in
                                                      this prospectus supplement and under "Description of the
                                                      Certificates -- Book-Entry Registration" in the accompanying prospectus. We may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of offered certificates.

PAYMENTS

A.  GENERAL........................................   The trustee will remit payments of interest and principal to the following classes of series 2002-KEY2 certificateholders, in the following order:

                                                                   PAYMENT ORDER                      CLASS
                                                                   -------------                      -----
                                                            1st........................     A-1, A-2, A-3, X-1 and X-2
                                                            2nd........................                 B
                                                            3rd........................                 C
                                                            4th........................                 D
                                                            5th........................                 E
                                                            6th........................                 F
                                                            7th........................                 G
                                                            8th........................                 H
                                                            9th........................                 J
                                                            10th.......................                 K
                                                            11th.......................                 L
                                                            12th.......................                 M
                                                            13th.......................                 N
                                                            14th.......................                 P
                                                            15th.......................                 Q
                                                            16th.......................                 S
                                                            17th.......................                 T
                                                            18th.......................                 U

                                                      Allocation of interest payments among the class A-1, A-2, A-3, X-1 and X-2 certificates is pro rata based on the respective amounts of interest payable on each of those classes. Allocation of principal payments among the class A-1, A-2 and A-3 certificates is described under " -- Payments -- Payments of Principal" below.
                                                      The class X-1 and X-2 certificates do not have principal balances and do not entitle their holders to payments of principal.

                                                      See "Description of the Offered Certificates -- Payments --
                                                      Priority of Payments" in this prospectus supplement.

B.  PAYMENTS OF INTEREST...........................   Each class of series 2002-KEY2 certificates, other than the class
                                                      Y and R certificates, will bear interest. In each case, that interest will accrue during each interest accrual period based upon --

                                                      -       the pass-through rate applicable for the particular class for that interest accrual period,

                                                      -       the total principal balance or notional amount, as the
                                                              case may be, of the particular class outstanding
                                                              immediately prior to the related payment date, and

                                                      -       the assumption that each year consists of twelve 30-day months.

                                                      Following the August 2009 interest accrual period, the class X-2 certificates will no longer accrue interest and will have a pass-through rate of 0% per annum.

                                                      A whole or partial prepayment on an underlying mortgage loan, whether made by the related borrower or resulting from the application of insurance proceeds and/or condemnation proceeds, may not be accompanied by the amount of one full month's interest on the prepayment. As and to the extent described under
                                                      "Description of the Offered Certificates -- Payments -- Payments
                                                      of Interest" in this prospectus supplement, these shortfalls may be allocated to reduce the amount of accrued interest otherwise payable to the holders of the offered certificates.

                                                      On each payment date, subject to available funds and the payment priorities described under " -- Payments -- General" above, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

                                                      See "Description of the Offered Certificates -- Payments --
                                                      Payments of Interest" and " -- Payments -- Priority of Payments"
                                                      in this prospectus supplement.

C.  PAYMENTS OF PRINCIPAL..........................   The class X-1, X-2, Y and R certificates do not have principal balances and do not entitle their holders to payments of
                                                      principal. Subject, however, to --

                                                      -       available funds,

                                                      -       the payment priorities described under " -- Payments --
                                                              General" above, and

                                                      -       the reductions in their respective total principal
                                                              balances as described under " -- Reductions of
                                                              Certificate Principal Balances in Connection with Losses
                                                              on the Underlying Mortgage Loans and Default-Related and
                                                              Other Unanticipated Expenses" below,

                                                      the holders of each other class of series 2002-KEY2 certificates will be entitled to receive a total amount of principal over time equal to the total principal balance of their particular class.
                                                      The trustee will remit payments of principal in a specified sequential order to ensure that --

                                                      -       no payments of principal will be made to the holders of
                                                              the class H, J, K, L, M, N, P, Q, S, T and U
                                                              certificates until the total principal balance of the
                                                              offered certificates is reduced to zero,

                                                      -       no payments of principal will be made to the holders of
                                                              the class B, C, D, E, F or G certificates until, in the
                                                              case of each of those classes, the total principal
                                                              balance of all more senior classes of offered
                                                              certificates is reduced to zero, and

                                                      -       except as described in the following paragraph, no
                                                              payments of principal will be made to the holders of the
                                                              class A-3 certificates until the total principal balance
                                                              of the class A-2 certificates is reduced to zero, and no
                                                              payments of principal will be made to the holders of the
                                                              class A-2 certificates until the total principal balance
                                                              of the class A-1 certificates is reduced to zero.

                                                      Because of losses on the underlying mortgage loans and/or
                                                      default-related or other unanticipated expenses of the trust, the total principal balance of the class B, C, D, E, F, G, H, J, K, L,
                                                      M, N, P, Q, S, T and U certificates could be reduced to zero at a time when the class A-1, A-2 and A-3 certificates, or any two of those classes of certificates, remain outstanding. Under those conditions, the trustee will remit payments of principal to the holders of the outstanding class A-1, A-2 and A-3 certificates on a pro rata basis in accordance with the respective principal balances of those series 2002-KEY2 certificates.

                                                      The total payments of principal to be made on the series 2002-KEY2 certificates on any payment date will be a function of --

                                                      -       the amount of scheduled payments of principal due or, in
                                                              some cases, deemed due on the underlying mortgage loans
                                                              during the related collection period, which payments are
                                                              either received as of the end of that collection period
                                                              or advanced by the master servicer, the trustee or, in
                                                              the case of the mortgage loan secured by the mortgaged
                                                              real property identified on Annex A-1 to this prospectus
                                                              supplement as Westfarms Mall, advanced by the master
                                                              servicer or trustee under the series 2002-CP3 pooling
                                                              and servicing agreement; and

                                                      -       the amount of any prepayments and other unscheduled
                                                              collections of previously unadvanced principal with
                                                              respect to the underlying mortgage loans that are
                                                              received during the related collection period;

                                                      provided that, if any insurance proceeds, condemnation proceeds or liquidation proceeds are received with respect to any pooled mortgage loan, or any pooled mortgage loan is otherwise liquidated
                                                      (including at a discount), in any event during the collection period for the subject payment date, then any payment or other collection of principal with respect to that mortgage loan that would otherwise be payable to the holders of any class or

                                                      classes of the series 2002-KEY2 principal balance certificates in reduction of the principal balances of those certificates on that payment date will be subject to reduction -- to not less than zero
                                                      -- by any special servicing fees, liquidation fees and/or interest on advances paid with respect to that mortgage loan pursuant to the series 2002-KEY2 pooling and servicing agreement during the collection period for the subject payment date.

                                                      See "Description of the Offered Certificates -- Payments --
                                                      Payments of Principal", " -- Payments -- Priority of Payments" and
                                                      " -- Allocation of Collections on the Pooled Mortgage Loans to
                                                      Interest, Principal and Other Amounts Due Thereunder" in this prospectus supplement.

D.  PAYMENTS OF PREPAYMENT PREMIUMS
      AND YIELD MAINTENANCE CHARGES................   If any prepayment premium or yield maintenance charge is collected on any of the pooled mortgage loans, then the trustee will remit that amount in the proportions described under "Description of the
                                                      Offered Certificates -- Payments -- Payments of Prepayment
                                                      Premiums and Yield Maintenance Charges" in this prospectus supplement, to --

                                                      -       the holders of the class X-1 certificates,

                                                      -       the holders of the class or classes of offered certificates, if any, that are then entitled to receive payments of
                                                              principal, and/or

                                                      -       the holders of the class H, J and/or K certificates, if they are then entitled to receive payments of principal.

REDUCTIONS OF CERTIFICATE PRINCIPAL
BALANCES IN CONNECTION WITH LOSSES ON
THE UNDERLYING MORTGAGE LOANS AND
DEFAULT-RELATED AND OTHER
UNANTICIPATED EXPENSES.............................   Because of losses on the underlying mortgage loans and/or
                                                      default-related and other unanticipated expenses of the trust, the total principal balance of the mortgage pool, net of advances of principal, may fall below the total principal balance of the series 2002-KEY2 certificates. If and to the extent that those losses and expenses cause a deficit to exist following the payments made on the series 2002-KEY2 certificates on any payment date, then the respective total principal balances of the
                                                      following classes of series 2002-KEY2 certificates will be sequentially reduced in the following order, until that deficit is eliminated:

                                                                      REDUCTION ORDER               CLASS
                                                                      ---------------               -----
                                                                 1st.....................             U
                                                                 2nd.....................             T
                                                                 3rd.....................             S
                                                                 4th.....................             Q
                                                                 5th.....................             P
                                                                 6th.....................             N
                                                                 7th.....................             M
                                                                 8th.....................             L
                                                                 9th.....................             K
                                                                 10th....................             J
                                                                 11th....................             H
                                                                 12th....................             G
                                                                 13th....................             F
                                                                 14th....................             E
                                                                 15th....................             D
                                                                 16th....................             C
                                                                 17th....................             B
                                                                 18th....................      A-1, A-2 and A-3


                                                      Any reduction to the total principal balances of the class A-1,
                                                      A-2 and A-3 certificates will be made on a pro rata basis in accordance with the relative sizes of the principal balances of those series 2002-KEY2 certificates then outstanding.

                                                      See "Description of the Offered Certificates -- Reductions to
                                                      Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

ADVANCES OF DELINQUENT
MONTHLY DEBT SERVICE PAYMENTS......................   Except as described in the following paragraphs, the master servicer will be required to make advances with respect to any delinquent monthly payments, other than balloon payments, of principal and/or interest due on the pooled mortgage loans. In addition, subject to a determination of recoverability, the trustee must make any of those advances that the master servicer fails to make. As described under "Description of the Offered
                                                      Certificates -- Advances of Delinquent Monthly Debt Service
                                                      Payments" in this prospectus supplement, any party that makes an advance will be entitled to be reimbursed for the advance, together with interest at the prime rate described in that section of this prospectus supplement.

                                                      Notwithstanding the foregoing, neither the master servicer nor the trustee will be required to make any advance that it determines will not be recoverable from proceeds of the related mortgage loan. The trustee will be entitled to rely on any determination of recoverability made by the master servicer.

                                                      In addition, if any of the adverse events or circumstances that we refer to under "Servicing Under the Series 2002-KEY2 Pooling

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
                                                      and Servicing Agreement -- Required Appraisals" in this prospectus supplement, occur or exist with respect to any pooled mortgage loan serviced under the series 2002-KEY2 pooling and servicing agreement or the mortgaged real property for that loan, then the special servicer will be obligated to obtain a new appraisal or, in cases involving pooled mortgage loans with principal balances that are, in any such case, $2 million or less, may conduct a valuation of that property. If, based on that appraisal or other valuation, it is determined, in consultation with the series
                                                      2002-KEY2 controlling class representative, that --

                                                      -       the principal balance of, and other delinquent amounts due under, the subject mortgage loan, exceed

                                                      -       an amount equal to --

                                                              1.       90% of the new estimated value of that real property,
                                                                       minus

                                                              2.       the amount of any obligations secured by liens on the
                                                                       property, which liens are prior to the lien of the
                                                                       subject mortgage loan, plus

                                                              3.       certain escrows and reserves and any letters of
                                                                       credit constituting additional security for the
                                                                       subject mortgage loan,

                                                      then the amount otherwise required to be advanced with respect to interest on the subject mortgage loan will be reduced, thereby reducing the amounts available for payment on the series 2002-KEY2 certificates. The reduction will be in the same proportion that the excess bears to the principal balance of the mortgage loan, net of related advances of principal.

                                                      Furthermore, with respect to the pooled mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as the Westfarms Mall, advances of
                                                      delinquent debt service payments will be made by the master servicer and, if it fails to do so, by the trustee, under the series 2002-CP3 pooling and servicing agreement (the governing document for the securitization of the non-pooled pari passu mortgage loan secured by that property). Such advances will be made, on generally the same terms and conditions described above, in accordance with the terms of the series 2002-CP3 pooling and servicing agreement. The master servicer and the trustee for the series 2002-KEY2 transaction will be required, however, to make any advance with respect to that pooled mortgage loan that the master servicer and trustee under the series 2002-CP3 pooling and servicing agreement are required but fail to make. The amount of those advances may be reduced based on an appraisal performed by the special servicer under,

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
                                                      and in accordance with, the series 2002-CP3 pooling and servicing agreement, which reduction will be calculated with respect to the
                                                      Westfarms Mall mortgage loan in a manner similar to the
                                                      calculation described in the preceding paragraph.

                                                      See "Description of the Offered Certificates -- Advances of
                                                      Delinquent Monthly Debt Service Payments" and "Servicing Under the
                                                      Series 2002-KEY2 Pooling and Servicing Agreement -- Required
                                                      Appraisals" in this prospectus supplement. See also "Description of the Certificates -- Advances" in the accompanying prospectus.

REPORTS TO CERTIFICATEHOLDERS......................   On each payment date, various statements and reports prepared by the trustee, the master servicer and/or the special servicer regarding the offered certificates and the pooled mortgage loans will be made available to you via the trustee's internet website and will contain the information described under "Description of the Offered Certificates -- Reports to Certificateholders;
                                                      Available Information" in this prospectus supplement.

                                                      Upon reasonable prior notice, you may also review at the offices of the trustee and/or the master servicer during normal business hours a variety of information and documents that pertain to the pooled mortgage loans and the mortgaged real properties for those loans. We expect that the available information and documents will include loan documents, borrower operating statements, rent rolls and property inspection reports, all to the extent received by the trustee and/or the master servicer, as applicable.

                                                      See "Description of the Offered Certificates -- Reports to
                                                      Certificateholders; Available Information" in this prospectus supplement.

OPTIONAL TERMINATION...............................   Specified parties to the transaction may terminate the trust through a purchase of all the mortgage loans and any REO
                                                      properties in the trust fund when the total principal balance of the mortgage pool, net of advances of principal, is less than approximately 1.0% of the initial mortgage pool balance. The trust could also be terminated in connection with an exchange of all the then outstanding series 2002-KEY2 certificates for all the mortgage loans and any REO properties in the trust fund, but the holders of the offered certificates would have to voluntarily participate in the exchange. See "Description of the Offered
                                                      Certificates -- Termination" in this prospectus supplement.

                     THE UNDERLYING MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES
                     ---------------------------------------------------------------
GENERAL............................................   In this section, " -- The Underlying Mortgage Loans and the
                                                      Mortgaged Real Properties", we provide summary information with respect to the mortgage loans that we intend to include in the trust fund. For more detailed information regarding those mortgage loans, you should review the following sections in this prospectus supplement:

                                                      -       "Risk Factors -- Risks Related to the Underlying Mortgage Loans";

                                                      -       "Description of the Mortgage Pool";

                                                      -       Annex A-1 -- Characteristics of the Underlying Mortgage Loans
                                                              and the Mortgaged Real Properties;

                                                      -       Annex A-2 -- Summary Characteristics of the Underlying
                                                              Mortgage Loans and the Mortgaged Real Properties;

                                                      -       Annex A-3 -- Westfarms Mall Mortgage Loan Amortization
                                                              Schedule; and

                                                      -       Annex A-4 -- Characteristics of the Multifamily Mortgaged Real
                                                              Properties.

                                                      When reviewing the information that we have included in this prospectus supplement with respect to the mortgage loans that are to back the offered certificates, please note that --

                                                      -       All numerical information provided with respect to the
                                                              mortgage loans is provided on an approximate basis.

                                                      -       All weighted average information provided with respect
                                                              to the mortgage loans reflects a weighting based on
                                                              their respective cut-off date principal balances. We
                                                              will transfer the cut-off date principal balance for
                                                              each of the mortgage loans to the trust. We show the
                                                              cut-off date principal balance for each of the mortgage
                                                              loans on Annex A-1 to this prospectus supplement.

                                                      -       When information on the mortgaged real properties is
                                                              expressed as a percentage of the initial mortgage pool
                                                              balance, the percentages are based upon the cut-off date
                                                              principal balances of the related mortgage loans.

                                                      -       If any of the mortgage loans is secured by multiple
                                                              mortgaged real properties, a portion of that mortgage
                                                              loan has been allocated to each of those properties for
                                                              purposes of providing various statistical information in
                                                              this prospectus supplement.

                                                      -       Whenever mortgage loan level information, such as
                                                              loan-to-value ratios or debt service coverage ratios, is
                                                              presented in the context of the mortgaged real
                                                              properties,

                                                              the loan level statistic attributed to a mortgaged real
                                                              property is the same as the statistic for the related
                                                              mortgage loan.

                                                      -       Whenever we refer to a particular mortgage loan or
                                                              mortgaged real property by name, we mean the mortgage
                                                              loan or mortgaged real property, as the case may be,
                                                              identified by that name on Annex A-1 to this prospectus
                                                              supplement.

                                                      -       Statistical information regarding the mortgage loans may
                                                              change prior to the date of initial issuance of the
                                                              offered certificates due to changes in the composition
                                                              of the mortgage pool prior to that date.

SOURCE OF THE UNDERLYING
MORTGAGE LOANS.....................................   We are not the originator of the mortgage loans that we intend to include in the trust fund. We will acquire those mortgage loans from three separate sellers. Each of those mortgage loans was originated by --

                                                      -       the related mortgage loan seller from whom we acquired
                                                              the mortgage loan,

                                                      -       an affiliate of the related mortgage loan seller
                                                              (although the originator may not have been an affiliate
                                                              at the time of origination), or

                                                      -       a correspondent in the related mortgage loan seller's conduit lending program.

PAYMENT AND OTHER TERMS............................   Each of the mortgage loans that we intend to include in the trust fund is the obligation of a borrower to repay a specified sum with interest.

                                                      Repayment of each of the mortgage loans is secured by a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. Except for certain permitted encumbrances, which we describe in the glossary to this prospectus supplement, that mortgage lien will be a first priority lien.

                                                      All of the mortgage loans are or should be considered nonrecourse.
                                                      None of the mortgage loans is insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

                                                      Each of the mortgage loans currently accrues interest at the annual rate specified with respect to that loan on Annex A-1 to this prospectus supplement. Except as otherwise described

                                                      below with respect to each mortgage loan that has an anticipated repayment date, the mortgage interest rate for each mortgage loan is, in the absence of default, fixed for the entire term of the loan.

                                                      Subject, in some cases, to a next business day convention --

                                                      -       62 of the mortgage loans, representing 76.85% of the
                                                              initial mortgage pool balance, provide for scheduled
                                                              payments of principal and/or interest to be due on the
                                                              first day of each month, and

                                                      -       four of the mortgage loans, representing 23.15% of the
                                                              initial mortgage pool balance, provide for scheduled
                                                              payments of principal and/or interest to be due on the
                                                              eleventh day of each month.

                                                      Sixty of the mortgage loans, representing 73.01% of the initial mortgage pool balance, provide for:

                                                      -       an amortization schedule that is significantly longer than its remaining term to stated maturity; and

                                                      -       a substantial payment of principal on its maturity date.

                                                      Two of the 60 mortgage loans referred to in the preceding
                                                      sentence, representing 2.76% of the initial mortgage pool balance, provide for payments of interest only for the first eleven and six payments, respectively.

                                                      Five of the mortgage loans, representing 26.67% of the initial mortgage pool balance, provide material incentives to the related borrower to pay the mortgage loan in full by a specified date prior to maturity. We consider that date to be the anticipated repayment date for each of those mortgage loans. There can be no assurance, however, that these incentives will result in any of those mortgage loans being paid in full on or before its
                                                      anticipated repayment date. The incentives, which in each case will become effective as of the related anticipated repayment date, include:

                                                      -       the calculation of interest in excess of the initial
                                                              mortgage interest rate, which additional interest will
                                                              be deferred, may be compounded and will be payable only
                                                              after the outstanding principal balance of the mortgage
                                                              loan is paid in full; and

                                                      -       the application of all or a portion of excess cash flow
                                                              from the mortgaged real property to pay the principal
                                                              amount of the mortgage loan, which payment of

                                                              principal will be in addition to the principal portion of
                                                              the normal monthly debt service payment.

                                                      One mortgage loan, representing 0.32% of the initial mortgage pool balance, has a payment schedule that provides for the payment of this mortgage loan in full or substantially in full by its maturity date. This mortgage loan does not provide for any of the repayment incentives associated with a mortgage loan that has an anticipated repayment date.

DELINQUENCY STATUS.................................   None of the mortgage loans that we intend to include in the trust fund was more than 30 days delinquent with respect to any monthly debt service payment as of the cut-off date.

PREPAYMENT RESTRICTIONS............................   As described more fully in Annex A-1 to this prospectus
                                                      supplement, as of the cut-off date, all of the mortgage loans, with the exception of two mortgage loans described below, provide for a prepayment lockout period or a prepayment lockout/defeasance period during which voluntary prepayments are prohibited,
                                                      followed, in some cases, by a prepayment consideration period during which a voluntary prepayment must be accompanied by prepayment consideration, followed by an open prepayment period during which voluntary prepayments are permitted without payment of any prepayment consideration. In the case of one mortgage loan that we intend to include in the trust fund, representing 16.41%
                                                      of the initial mortgage pool balance and secured by the mortgaged real property identified on Annex A-1 to this prospectus
                                                      supplement as Exchange Place, the prepayment lockout period has expired and the related loan documents currently provide for a prepayment consideration period, followed by an open prepayment period. The borrower under the Exchange Place pooled mortgage loan also has the right, but not the obligation, to defease that mortgage loan on any due date from and after the second
                                                      anniversary of the initial issuance of the series 2002-KEY2 certificates. Another mortgage loan that we intend to include in the trust fund, representing 0.45% of the initial mortgage pool balance and secured by the mortgaged real property identified on
                                                      Annex A-1 to this prospectus supplement as Otay Mesa Self Storage, does not and did not provide for a prepayment lockout period or prepayment lockout/defeasance period, but provides for a
                                                      prepayment consideration period followed by an open prepayment period.

                                                      Notwithstanding the foregoing prepayment restrictions, prepayments may occur in connection with loan defaults, casualties and condemnations in respect of the mortgaged real properties and, in certain cases, out of cash holdbacks where certain conditions relating to the holdback have not been satisfied. Prepayment premiums and/or yield maintenance charges may not be collectable in connection with prepayments

                                                      of this type. For example, see "Description of the Mortgage Pool
                                                      -- Additional Loan and Property Information -- Holdbacks" in this prospectus supplement.

DEFEASANCE.........................................   Sixty-four of the mortgage loans to be included in the trust fund, representing 98.83% of the initial mortgage pool balance, permit the related borrower to defease the mortgage loan and obtain a release of the mortgaged real property from the related mortgage lien by delivering U.S. Treasury obligations or other government securities as substitute collateral. In the case of all but four of those 64 mortgage loans, the defeasance may not occur prior to the second anniversary of the date of initial issuance of the series 2002-KEY2 certificates. The exceptions referred to in the preceding sentence relate to four mortgage loans, representing
                                                      2.00% of the initial mortgage pool balance, that may be defeased at any time on or after October 1, 2001, April 1, 2003, June 1,
                                                      2003 and October 1, 2003, respectively. Each of the four mortgage loans referred to in the prior sentence has been included in its own real estate mortgage investment conduit -- or REMIC -- for federal income tax purposes. Because two of those mortgage loans allow for defeasance earlier than the second anniversary of the startup day of the related loan REMIC, the related mortgage loan seller has a repurchase obligation with respect to each of those two mortgage loans in connection with the defeasance thereof prior to that second anniversary.

                                    ADDITIONAL STATISTICAL INFORMATION
                                    ----------------------------------
A.  GENERAL CHARACTERISTICS........................   The mortgage pool will have the following general characteristics as of the cut-off date:

                                                      Initial mortgage pool balance..............               $932,759,715
                                                      Number of mortgage loans...................                         66
                                                      Number of mortgaged real properties........                         71

                                                      Largest cut-off date principal balance.....               $153,096,151
                                                      Smallest cut-off date principal balance....               $  1,994,848
                                                      Average cut-off date principal balance.....               $ 14,132,723

                                                      Highest mortgage interest rate.............                     8.3100%
                                                      Lowest mortgage interest rate..............                     5.8817%
                                                      Weighted average mortgage interest rate....                     6.9754%

                                                      Longest original loan term to maturity or
                                                         anticipated repayment date..............                 240 months
                                                      Shortest original loan term to maturity or
                                                         anticipated repayment date..............                  60 months
                                                      Weighted average original loan term to
                                                         maturity or anticipated repayment date..                 115 months

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
                                                      Longest remaining loan term to maturity or
                                                         anticipated repayment date..............                 192 months
                                                      Shortest remaining loan term to maturity or
                                                         anticipated repayment date..............                  43 months
                                                      Weighted average remaining loan term to
                                                         maturity or anticipated repayment date..                 101 months

                                                      Highest underwritten net cash flow debt
                                                         service coverage ratio..................                       2.37x
                                                      Lowest underwritten net cash flow debt
                                                         service coverage ratio..................                       1.05x
                                                      Weighted average underwritten net cash flow
                                                         debt service coverage ratio.............                       1.55x

                                                      Highest cut-off date principal
                                                         balance-to-appraised value ratio........                      83.41%
                                                      Lowest cut-off date principal
                                                         balance-to-appraised value ratio........                      18.39%
                                                      Weighted average cut-off date principal
                                                         balance-to-appraised value ratio........                      64.86%


                                                      When reviewing the foregoing table, please note the following:

                                                      -       There are two pooled mortgage loans, representing 5.60%
                                                              of the initial mortgage pool balance, for which there is
                                                              a cash holdback or a letter of credit, payment guarantee
                                                              or other credit enhancement instrument, the sole purpose
                                                              of which is to serve as additional collateral or
                                                              otherwise cover losses to a limited extent. However, in
                                                              neither case is the related cash holdback or credit
                                                              enhancement instrument intended to be a liquidity source
                                                              to supplement cash flows on the related mortgaged real
                                                              property and, in general, may not be drawn upon by the
                                                              borrower or the lender and used to pay debt service. In
                                                              addition, the subject cash holdback or credit
                                                              enhancement instrument may be subject to release as
                                                              additional collateral/credit enhancement at such time as
                                                              the related mortgaged real property satisfies certain
                                                              performance-related criteria. Notwithstanding any such
                                                              possible release, with respect to each of these two
                                                              pooled mortgage loans, as and to the extent described
                                                              under "Description of the Mortgage Pool -- Additional
                                                              Loan and Property Information -- Holdbacks" in this
                                                              prospectus supplement, the underwritten net cash flow
                                                              and/or the appraised value of the related mortgaged real
                                                              property, and accordingly, the underwritten net cash
                                                              flow debt service coverage ratio and/or the cut-off date
                                                              loan-to-value ratio and maturity date/ARD loan-to-value
                                                              ratio for that mortgage loan, have been calculated
                                                              and/or presented on a "stabilized" basis that makes
                                                              various assumptions regarding the financial performance
                                                              of the related mortgaged real property that are
                                                              consistent with the respective performance-related
                                                              criteria required to

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
                                                              obtain the release of the above-referenced cash holdback
                                                              or credit enhancement instrument. In any event, for both
                                                              of these two pooled mortgage loans, the underwritten net
                                                              cash flow debt service coverage ratio that is presented
                                                              in this prospectus supplement is higher than the
                                                              underwritten net cash flow debt service coverage ratio
                                                              that would be presented if calculated using an
                                                              "in-place" underwritten net cash flow instead of the
                                                              above-referenced stabilized values. For one of these two
                                                              pooled mortgage loans, the cut-off date loan-to-value
                                                              ratio and maturity date/ARD loan-to-value ratio that are
                                                              presented in this prospectus supplement are lower than
                                                              the cut-off date loan-to-value ratio and the maturity
                                                              date/ARD loan-to-value ratio, respectively, that would
                                                              be presented if calculated using an "as is" appraised
                                                              value instead of the above-referenced stabilized value.
                                                              IF THE ABOVE-REFERENCED STABILIZED VALUES ARE NOT USED
                                                              FOR THESE TWO POOLED MORTGAGE LOANS: THE UNDERWRITTEN
                                                              NET CASH FLOW DEBT SERVICE COVERAGE RATIOS FOR THE
                                                              MORTGAGE POOL RANGE FROM 1.05X TO 2.37X, WITH A WEIGHTED
                                                              AVERAGE OF 1.54X; THE CUT-OFF DATE LOAN-TO-VALUE RATIOS
                                                              OF THE MORTGAGE POOL RANGE FROM 18.39% TO 83.41%, WITH A
                                                              WEIGHTED AVERAGE OF 65.07%; AND THE MATURITY DATE/ARD
                                                              LOAN-TO-VALUE RATIOS OF THE MORTGAGE POOL RANGE FROM
                                                              2.69% TO 78.20%, WITH A WEIGHTED AVERAGE OF 56.05%.
                                                              WEIGHTED AVERAGE UNDERWRITTEN NET CASH FLOW DEBT SERVICE
                                                              COVERAGE, CUT-OFF DATE LOAN-TO-VALUE AND MATURITY
                                                              DATE/ARD LOAN-TO-VALUE INFORMATION FOR THE MORTGAGE POOL
                                                              (OR PORTIONS THEREOF THAT CONTAIN EITHER OF THOSE TWO
                                                              POOLED MORTGAGE LOANS) SET FORTH IN THIS PROSPECTUS
                                                              SUPPLEMENT REFLECT THE RESPECTIVE STABILIZED
                                                              UNDERWRITTEN NET CASH FLOWS AND/OR APPRAISED VALUES OF
                                                              THE RELATED MORTGAGED REAL PROPERTIES REFERENCED ABOVE.
                                                              THERE ARE A LIMITED NUMBER OF OTHER MORTGAGE LOANS THAT
                                                              WE INTEND TO INCLUDE IN THE TRUST FUND FOR WHICH THERE
                                                              ARE CASH HOLDBACKS AND/OR PAYMENT GUARANTEES, LETTERS OF
                                                              CREDIT OR OTHER CREDIT ENHANCEMENT INSTRUMENTS, BUT
                                                              THOSE ITEMS HAVE NOT BEEN TAKEN INTO ACCOUNT FOR
                                                              PURPOSES OF CALCULATING DEBT SERVICE COVERAGE RATIOS
                                                              AND/OR LOAN-TO-VALUE RATIOS IN THIS PROSPECTUS
                                                              SUPPLEMENT.

                                                      -       The pooled mortgage loan secured by the mortgaged real
                                                              property identified on Annex A-1 to this prospectus
                                                              supplement as Westfarms Mall is one of three mortgage
                                                              loans secured by a single mortgage instrument on that
                                                              mortgaged property. With respect to two of those
                                                              mortgage loans which are not included in the trust fund,
                                                              one is pari passu in right of payment with that pooled

                                                              mortgage loan and the other is subordinate in right of
                                                              payment to that pooled mortgage loan. All information
                                                              referred to in the foregoing table and/or presented in
                                                              this prospectus supplement regarding underwritten net
                                                              cash flow debt service coverage ratios, cut-off date
                                                              loan-to-value ratios and maturity date/ARD loan-to-value
                                                              ratios for that pooled mortgage loan, are calculated (i)
                                                              with regard to both the pooled mortgage loan and the
                                                              non-pooled pari passu mortgage loan secured by the
                                                              mortgaged real property identified on Annex A-1 to this
                                                              prospectus supplement as Westfarms Mall and (ii) without
                                                              regard to the non-pooled subordinate mortgage loan
                                                              secured by that mortgaged real property. Each of the two
                                                              non-pooled mortgage loans secured by that mortgaged real
                                                              property are cross defaulted with the corresponding
                                                              pooled mortgage loan.

B.  STATE CONCENTRATION............................   The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged real properties located in the indicated states or regions:

                                                                                                             % OF INITIAL
                                                                                           NUMBER OF           MORTGAGE
                                                               STATE/REGION               PROPERTIES         POOL BALANCE
                                                               ------------               ----------         ------------
                                                      Massachusetts................            2                 17.74%
                                                      Connecticut..................            2                 11.07%
                                                      Southern California..........           13                  9.39%
                                                      Northern California..........            1                  1.04%
                                                      Florida......................            6                  7.21%
                                                      Texas........................           10                  6.31%
                                                      South Carolina...............            1                  6.03%
                                                      Maryland.....................            3                  5.30%
                                                      Kentucky.....................            2                  5.26%

                                                      The remaining mortgaged real properties are located throughout 16 other states. No more than 4.79% of the initial mortgage pool balance is secured by mortgaged real properties located in any of those other states. Northern California includes areas with zip codes of 94025 and above, and Southern California includes areas with zip codes of 93906 and below.

C.  PROPERTY TYPES.................................   The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged real properties operated for each indicated purpose:

                                                                                                             % OF INITIAL
                                                                                                NUMBER OF       MORTGAGE
                                                                  PROPERTY TYPES                PROPERTIES    POOL BALANCE
                                                                  --------------                ----------    ------------
                                                      Anchored Retail......................          22           41.60%
                                                           Anchored Retail, Investment Grade          4           23.15%
                                                           Anchored Retail.................          12           14.41%
                                                           Shadow Anchored Retail..........           3            1.54%
                                                           Anchored Retail, Regional Mall..           1            1.33%
                                                           Single Tenant Retail, Anchor....           2            1.18%
                                                      Multifamily..........................          29           27.14%
                                                           Multifamily.....................          28           26.65%
                                                           Multifamily, Low Income Housing.           1            0.49%
                                                      Office...............................           5           19.20%
                                                           Office, Investment Grade........           1           16.41%
                                                           Office..........................           3            2.27%
                                                           Office, Medical Office..........           1            0.51%
                                                      Mobile Home Park.....................           4            4.76%
                                                      Self Storage.........................           6            3.44%
                                                      Mixed Use............................           1            2.62%
                                                      Unanchored Retail....................           3            0.92%
                                                      Industrial...........................           1            0.32%

                                                      With respect to each of the four pooled mortgage loans that are secured by the respective mortgaged real properties identified in the foregoing table as "Anchored Retail, Investment Grade", and with respect to the pooled mortgage loan that is secured by the mortgaged real property identified in the foregoing table as
                                                      "Office, Investment Grade", it has been confirmed to us by at least one rating agency that the subject mortgage loan has, in the context of its inclusion in the mortgage pool, credit
                                                      characteristics consistent with investment grade-rated
                                                      obligations.

                                                      With respect to each of the three mortgaged real properties identified in the foregoing table as "Shadow Anchored Retail", none of the relevant anchor tenants is on any portion of the particular property that is subject to the lien of the related mortgage instrument.

D.  ENCUMBERED INTERESTS...........................   The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged real properties for which the encumbered interest is as indicated:

                                                                                           NUMBER OF        % OF INITIAL
                                                                                           MORTGAGED          MORTGAGE
                                                              PROPERTY TYPES              PROPERTIES        POOL BALANCE
                                                              --------------              ----------        ------------
                                                     Fee...........................           68               77.01%
                                                     Leasehold.....................            2               16.96%
                                                     Fee in part and Leasehold in
                                                        part.......................            1                6.03%

                                    LEGAL AND INVESTMENT CONSIDERATIONS
                                    -----------------------------------

FEDERAL INCOME TAX CONSEQUENCES....................   The trustee will make elections to treat designated portions of the assets of the trust as seven separate real estate mortgage investment conduits or REMICs under Sections 860A through 860G of the Internal Revenue Code of 1986, as amended. Four of those
                                                      REMICs primarily consist, in each case, of a single pooled mortgage loan. The other three of those REMICs are as follows:

                                                      -       REMIC I, the lowest tier REMIC, will hold, among other
                                                              things, the pooled mortgage loans or, in four cases,
                                                              regular interests in the related single loan REMICs
                                                              referred to above, and various other related assets. It
                                                              will not hold, however, the collections of additional
                                                              interest accrued, and deferred as to payment, with
                                                              respect to any pooled mortgage loan with an anticipated
                                                              repayment date.

                                                      -       REMIC II will hold the regular interests in REMIC I.

                                                      -       REMIC III will hold the regular interests in REMIC II.

                                                      Any assets not included in a REMIC will constitute a grantor trust for federal income tax purposes.

                                                      The offered certificates will be treated as regular interests in
                                                      REMIC III. This means that they will be treated as newly issued debt instruments for federal income tax purposes. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer.

                                                      The class and class certificates will, and the other offered certificates will not, be issued with more than a de minimis amount of original issue discount.

                                                      When determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes, the prepayment assumption used will be that, subsequent to the date of any determination:

                                                      -       each mortgage loan with an anticipated repayment date will be paid in full on that date;

                                                      -       no mortgage loan in the trust fund will otherwise be prepaid prior to maturity;

                                                      -       there will be no extension of maturity for any mortgage loan in the trust fund; and

                                                      -       no mortgage loan is purchased out of, or otherwise removed from, the trust for any reason.

                                                      If you own an offered certificate issued with original issue discount, you will have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

                                                      For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see "Federal Income Tax
                                                      Consequences" in each of this prospectus supplement and the accompanying prospectus.

ERISA..............................................   We anticipate that, subject to satisfaction of the conditions referred to under "ERISA Considerations" in this prospectus supplement, retirement plans and other employee benefit plans and arrangements subject to --

                                                      -       the Employee Retirement Income Security Act of 1974, as
                                                              amended, and

                                                      -       Section 4975 of the Internal Revenue Code of 1986, as amended,

                                                      initially will be able to invest in the offered certificates without giving rise to a prohibited transaction. This is based upon an individual prohibited transaction exemption granted to a predecessor of Salomon Smith Barney Inc. by the U.S. Department of
                                                      Labor.

                                                      If you are a fiduciary or any other person investing the assets of any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA or Section 4975 of the Internal
                                                      Revenue Code of 1986, as amended, you should review carefully with your legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or Section 4975 of the Internal Revenue Code of 1986,
                                                      as amended. See "ERISA Considerations" in this prospectus
                                                      supplement and in the accompanying prospectus.

LEGAL INVESTMENT...................................   The offered certificates will not be mortgage related securities within the meaning of the Secondary Mortgage Market Enhancement
                                                      Act of 1984.

                                                      You should consult your own legal advisors to determine whether and to what extent the offered certificates will be legal
                                                      investments for you. See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.

INVESTMENT CONSIDERATIONS..........................   The yield to maturity of any offered certificate will depend upon, among other things --

                                                      -       the price paid for the offered certificate, and

                                                      -       the rate, timing and amount of payments on the offered
                                                              certificate.

                                                      The rate and timing of payments and other collections of principal on or with respect to the underlying mortgage loans could affect the yield to maturity on an offered certificate. In the case of offered certificates purchased at a discount, a slower than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield. In the case of offered certificates purchased at a premium, a faster than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield.

                                                      The yield on the offered certificates with variable pass-through rates could also be adversely affected if the underlying mortgage loans with higher mortgage interest rates pay principal faster than the underlying mortgage loans with lower mortgage interest rates.

                                                      See "Yield and Maturity Considerations" in this prospectus supplement and in the accompanying prospectus.

                                  RISK FACTORS


         The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risks associated with that class.

         The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.

         You should consider the following factors, as well as those set forth under "Risk Factors" in the accompanying prospectus, in deciding whether to purchase any offered certificates. The "Risk Factors" section in the accompanying prospectus includes a number of general risks associated with making an investment in the offered certificates.

RISKS RELATED TO THE OFFERED CERTIFICATES

         The Class B, C, D, E, F and G Certificates Are Subordinate to, and Are Therefore Riskier than, the Class A-1, A-2 and A-3 Certificates. If you purchase class B, C, D, E, F or G certificates, then your offered certificates will provide credit support to other classes of offered certificates, as well as to the class X-1 and X-2 certificates. As a result, you will receive payments after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other classes of offered certificates.

         When making an investment decision, you should consider, among other things --

         - the payment priorities of the respective classes of the series 2002-KEY2 certificates,

         - the order in which the principal balances of the respective classes of the series 2002-KEY2 certificates with balances will be reduced in connection with losses and default-related shortfalls, and

         - the characteristics and quality of the mortgage loans in the trust fund.

         See "Description of the Mortgage Pool" and "Description of the Offered Certificates -- Payments" and " -- Reductions to Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement. See also "Risk Factors -- The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable", " -- Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses" and " -- Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those Certificates" in the accompanying prospectus.

         The Offered Certificates Have Uncertain Yields to Maturity. The yield on your offered certificates will depend on --

         -        the price you paid for your offered certificates, and

         - the rate, timing and amount of payments on your offered certificates.

         The rate, timing and amount of payments on your offered certificates will, in turn, depend on:

         - the pass-through rate for, and the other payment terms of, your offered certificates;

         - the rate and timing of payments, including prepayments, and other collections of principal on the underlying mortgage loans;

         - the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans;

         - the rate, timing and severity of any unanticipated or default-related trust expenses that reduce amounts available for payment on the offered certificates;

         - the rate, timing, severity and allocation of any other shortfalls that reduce amounts available for payment on your offered certificates;

         - the collection of prepayment premiums and yield maintenance charges with respect to the underlying mortgage loans and the extent to which those amounts are paid to you; and

         - servicing decisions with respect to the underlying mortgage loans.

These factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates.

         See "Description of the Mortgage Pool", "Servicing Under the Series 2002-KEY2 Pooling and Servicing Agreement", "Description of the Offered Certificates -- Payments" and " -- Reductions to Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" and "Yield and Maturity Considerations" in this prospectus supplement. See also "Risk Factors -- The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable" and "Yield and Maturity Considerations" in the accompanying prospectus.

         The Investment Performance of Your Offered Certificates May Vary Materially and Adversely from Your Expectations Because the Rate of Prepayments and Other Unscheduled Collections of Principal on the Underlying Mortgage Loans Is Faster or Slower than You Anticipated. If you purchase your offered certificates at a premium, and if payments and other collections of principal on the mortgage loans in the trust fund occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the mortgage loans in the trust fund occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates.

         The yield on the offered certificates with variable pass-through rates could also be adversely affected if the underlying mortgage loans with higher mortgage interest rates pay principal faster than the underlying mortgage loans with lower mortgage interest rates.

         Potential Conflicts of Interest. The master servicer, the special servicer or any of their respective affiliates may --

         -        acquire series 2002-KEY2 certificates, and

         - engage in other financial transactions, including as a lender, with the underlying borrowers and their respective affiliates.

         An affiliate of the special servicer is expected to buy certain non-offered classes of series 2002-KEY2 certificates, including the controlling class.

         The mortgage loan sellers or any of their respective affiliates may engage in other financial transactions with the underlying borrowers, principals of the underlying borrowers and/or their respective affiliates.

         The respective underwriters are affiliated with various other participants in the series 2002-KEY2 transaction. Salomon Smith Barney Inc. is affiliated with us and with Salomon Brothers Realty Corp., one of the mortgage loan sellers. Credit Suisse First Boston Corporation is affiliated with Column Financial, Inc., another one of the mortgage loan sellers. McDonald Investments Inc., another one of the underwriters, is affiliated with (a) KeyCorp Real Estate Capital Markets, Inc., d/b/a Key Commercial Mortgage, the initial master servicer, and (b) KeyBank National Association, the third mortgage loan seller.

         In addition, the pooled mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Westfarms Mall, which mortgage loan represents 8.46% of the initial mortgage pool balance, is one of three mortgage loans secured by a single mortgage instrument on that mortgaged real property and those three mortgage loans will be serviced in accordance with the pooling and servicing agreement for the Credit Suisse First Boston Mortgage Securities Corp. series 2002-CP3 commercial mortgage securitization. Consequently, that pooled mortgage loan will be subject to servicing and special servicing arrangements that may differ from those applicable to the other pooled mortgage loans. The legal and/or beneficial owners of the two mortgage loans secured by the Westfarms Mall mortgaged property that are not included in the trust fund may have interests that conflict with those of the series 2002-KEY2 certificateholders. Furthermore, if the parties responsible for the servicing and administering of the pooled mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Westfarms Mall own interests in the other non-pooled mortgage loans secured by that property, then their ownership interests could conflict with their servicing duties.

         One of the Mortgage Loans That We Intend to Include in the Trust Fund Is Being Serviced and Administered Pursuant to the Servicing Arrangements for the Securitization of a Non-Pooled Mortgage Loan That Is Secured by the Same Mortgage Instrument That Secures the Pooled Mortgage Loan; Therefore, the Series 2002-KEY2 Certificateholders Will Have Limited Ability to Control the Servicing of That Pooled Mortgage Loan. The pooled mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Westfarms Mall is one of three mortgage loans secured by a single mortgage instrument on that mortgaged real property. The other two mortgage loans secured by that mortgaged real property will not be included in the trust fund. One of the Westfarms Mall mortgage loans that will not be included in the trust fund has been separately securitized and directly backs the Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-CP3. The other Westfarms Mall mortgage loan that will not be included in the trust fund has not been securitized and is subordinate to the securitized Westfarms Mall mortgage loans that are included in the series 2002-KEY2 and series 2002-CP3 trust funds, respectively. Two related intercreditor agreements govern the relationship between the holders of the three Westfarms Mall mortgage loans and generally provide that all three of those mortgage loans will be serviced and administered pursuant to the series 2002-CP3 pooling and servicing agreement (the governing document for the Credit Suisse First Boston Mortgage Securities Corp. series 2002-CP3 commercial mortgage securitization). Neither the series

2002-KEY2 certificateholders nor the trustee on their behalf will have any right to seek damages from any party to the series 2002-CP3 pooling and servicing agreement for any failure to perform any obligations thereunder or with respect to the related loan documents, including servicing obligations, except as related to the trust's rights to receive payments of principal and interest on the pooled mortgage loan secured by the Westfarms Mall mortgaged real property, and certain rights to payments of servicing fees and to reimbursement for advances. Furthermore, the master servicer, special servicer and trustee under the series 2002-KEY2 pooling and servicing agreement may not independently exercise remedies following a default with respect to that pooled mortgage loan and the servicing parties under the series 2002-CP3 pooling and servicing agreement have sole authority to exercise any and all rights and take all actions available to the series 2002-KEY2 certificateholders or the trustee on their behalf to protect the trust's interests with respect to that pooled mortgage loan.

         Furthermore, the holder of the non-pooled subordinate mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Westfarms Mall has certain rights with respect to the servicing of the three Westfarms Mall mortgage loans, and that noteholder may have interests that conflict with your interests. Those rights include: (i) the right to advise the special servicer under the series 2002-CP3 pooling and servicing agreement with respect to certain special servicing functions in respect of the Westfarms Mall mortgage loans (such as foreclosure and modifications); (ii) certain consent rights such that, as long as there is no continuing monetary event of default and none of the Westfarms Mall mortgage loans are being specially serviced, then the prior written consent of the holder of the non-pooled subordinate mortgage loan secured by the Westfarms Mall mortgaged real property will be required with respect to certain modifications, amendments, waivers and other actions that would affect certain monetary terms of any of those mortgage loans; (iii) the right to purchase from the trust, under certain default scenarios, the pooled Westfarms Mall mortgage loan at a purchase price generally equal to the unpaid principal balance of the loan plus accrued interest thereon and all other amounts due under that pooled mortgage loan; and (iv) the right to cure certain defaults by the borrower under the Westfarms Mall mortgage loans within a specified number of days following receipt of notice of such default.

         See "Description of the Mortgage Pool -- Significant Underlying Mortgage Loans -- The Westfarms Mall Mortgage Loan" in this prospectus supplement.

RISKS RELATED TO THE UNDERLYING MORTGAGE LOANS

         Repayment of the Underlying Mortgage Loans Depends on the Operation of the Mortgaged Real Properties. The underlying mortgage loans are secured by mortgage liens on fee and/or leasehold interests in the following types of real property:

         -        retail;

         -        multifamily;

         -        office;

         -        mobile home park;

         -        self storage;

         -        mixed use; and

         -        industrial.

         The risks associated with lending on these types of real properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, repayment of each of the underlying mortgage loans is dependent on --

         - the successful operation and value of the related mortgaged real property, and

         - the related borrower's ability to sell or refinance the mortgaged real property.

         See "Risk Factors -- Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance" and "Description of the Trust Assets -- Mortgage Loans -- A Discussion of Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates" in the accompanying prospectus.

         The Underlying Mortgage Loans Have a Variety of Characteristics that May Expose Investors to Greater Risk of Default and Loss. When making an investment decision, you should consider, among other things, the following characteristics of the underlying mortgage loans and/or the mortgaged real properties for those loans. Any or all of these characteristics can affect, perhaps materially and adversely, the investment performance of your offered certificates. Several of the items below include a cross-reference to where the associated risks are further discussed in this prospectus supplement or in the accompanying prospectus. In addition, several of those items include a cross reference to where further information about the particular characteristic may be found in this prospectus supplement.

         - The Mortgaged Real Property Will Be the Principal Asset Available to Satisfy the Amounts Owing Under an Underlying Mortgage Loan in the Event of Default. All of the mortgage loans that we intend to include in the trust fund are or should be considered nonrecourse loans. If the related borrower defaults on any of the underlying mortgage loans, only the mortgaged real property (and any reserves, letters of credit or other additional collateral for the mortgage loan), and none of the other assets of the borrower, is or should be expected to be available to satisfy the debt. Even if the related loan documents permit recourse to the borrower or a guarantor, the trust may not be able to ultimately collect the amount due under a defaulted mortgage loan. None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer. See "Risk Factors -- Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance -- Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Nonrecourse" in the accompanying prospectus.

         - In Some Cases, a Mortgaged Real Property Is Dependent on a Single Tenant or on One or a Few Significant Tenants. In the case of three mortgaged real properties, securing 1.50% of the initial mortgage pool balance, the related borrower has leased the particular property to a single tenant that occupies all or substantially all of that property. In the case of 19 mortgaged real properties, securing 33.29% of the initial mortgage pool balance and including the three properties referred to in the prior sentence, the related borrower has leased the property to at least one tenant that occupies 25% or more of the particular mortgaged real property. Accordingly, the full and timely payment of each of the related mortgage loans is highly dependent on the continued operation of a major tenant, which, in some cases, is the sole tenant, at the mortgaged real property. See "Risk Factors -- Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance -- The Successful Operation of a Multifamily or Commercial Property Depends on Tenants", " --

                  Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance -- Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral" and
                  "-- Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance -- Tenant Bankruptcy Adversely Affects Property Performance" in the accompanying prospectus.

         - 10% or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Each of the Following Property Types -- Retail, Multifamily and Office. Twenty-five mortgaged real properties, securing 42.52% of the initial mortgage pool balance, are used for retail purposes. Of these, 22 mortgaged real properties, securing 41.60% of the initial mortgage pool balance, are considered to be anchored retail properties, which signifies that there is at least one anchor tenant located at the property. An anchor tenant is a retail tenant or retail occupant whose space is or would be substantially larger in size than that of other tenants at a retail mall or shopping center and whose operation is or would be vital in attracting customers to a retail mall or shopping center. Five of the anchored retail properties referred to in the second preceding sentence, securing 24.47% of the initial mortgage pool balance, are regional malls. Additionally, for some of these regional malls, some or all of the anchor tenants are on portions of the subject property that are not subject to the lien of the related mortgage instrument. Three of the anchored retail properties, securing 1.54% of the initial mortgage pool balance, are shadow anchored, which means that none of the anchor tenants is on any portion of the subject property that is subject to the lien of the related mortgage instrument. Another two anchored retail properties, securing 1.18% of the initial mortgage pool balance, are occupied by a single tenant. The remaining three retail properties, securing 0.92% of the initial mortgage pool balance, are unanchored retail properties. In addition, one of the mortgaged real properties, securing 2.62% of the initial mortgage pool balance, is used for mixed use purposes that include a significant retail component. The presence or absence of an anchor tenant in a retail property can be important, because anchor tenants play a key role in generating customer traffic and making the retail property desirable for other tenants. Some tenants, in particular anchor tenants, may have the right to cease operations or may not be prohibited from ceasing operations at the property while continuing to pay rent during their lease terms. Also, some tenants may have clauses in their leases that permit them to cease operations at the property or pay reduced rent if certain other stores, in particular anchor tenants, cease operations at the property.

                  Five mortgaged real properties, securing 19.20% of the initial mortgage pool balance, are used entirely or primarily for office purposes. Some of these office properties are heavily dependent on a single tenant that leases the entire property or on a few major tenants. Furthermore, one mortgaged real property, securing 2.62% of the initial mortgage pool balance, is used for mixed use purposes that include a significant office component.

                  Twenty-nine mortgaged real properties, securing 27.14% of the initial mortgage balance, are multifamily rental properties. Some of the multifamily rental properties that secure the pooled mortgage loans are subject to rent control laws and/or land use restrictive covenants or contractual covenants that limit the rental rates that may be charged at the subject properties.

                  The inclusion in the trust fund of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage pool materially more dependent on the factors that affect the operations at and value of that property type. See "Description of the Trust Assets -- Mortgage Loans -- A

                  Discussion of Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates" in the accompanying prospectus.

         - More than 10% of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real Property Located in each of Massachusetts, Connecticut and California; and More than 5% of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real Property Located in Florida, Texas, South Carolina, Maryland and Kentucky. Mortgage loans representing 5% or more of the initial mortgage pool balance are secured by mortgaged real properties located in each of the following states or regions:

                                                                            % OF INITIAL
                                                         NUMBER OF            MORTGAGE
                            STATE/REGION                PROPERTIES          POOL BALANCE
                            ------------                ----------          ------------
                  Massachusetts..................            2                 17.74%
                  Connecticut....................            2                 11.07%
                  Southern California(1).........           13                  9.39%
                  Northern California(2).........            1                  1.04%
                  Florida........................            6                  7.21%
                  Texas..........................           10                  6.31%
                  South Carolina.................            1                  6.03%
                  Maryland.......................            3                  5.30%
                  Kentucky.......................            2                  5.26%

                  ---------------------

                  (1) Southern California includes properties that are located in zip codes of 93906 or lower.

                  (2) Northern California includes properties that are located in zip codes of 94025 or higher.


                  The inclusion of a significant concentration of mortgage loans that are secured by mortgage liens on real properties located in a particular state or region makes the overall performance of the mortgage pool materially more dependent on economic and other conditions or events in that state or region. See "Risk Factors -- Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" in the accompanying prospectus.

         - The Mortgage Pool Will Include Material Concentrations of Balloon Loans and Mortgage Loans with an Anticipated Repayment Date. Sixty mortgage loans, representing 73.01% of the initial mortgage pool balance, are balloon loans. In addition, five mortgage loans, representing 26.67% of the initial mortgage pool balance, provide material incentives for the related borrowers to repay the loan by their respective anticipated repayment dates prior to maturity. One of the balloon loans, representing 1.72% of the initial mortgage pool balance, provides for payments of interest only for the first eleven payments of the loan. Another one of the balloon loans, representing 1.04% of the initial mortgage pool balance, provides for payments of interest only for the first six payments of the loan. Fifty mortgage loans, representing 66.75% of the initial mortgage pool balance, have either a maturity date or an anticipated repayment date during the 12-month period from October 1, 2011 to September 30, 2012. The ability of a borrower to make the required balloon payment on a balloon loan at maturity, and the ability of a borrower to repay a mortgage loan on or before any related anticipated repayment date, in each case depends upon its ability either to refinance the loan or to sell the mortgaged real property. Although a mortgage loan may provide the related borrower with incentives to repay the loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that loan. See "Description of the Mortgage Pool -- Terms and Conditions of the Underlying Mortgage Loans" in this prospectus supplement and "Risk Factors -- The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable -- There Is an Increased Risk of Default Associated with Balloon Payments" in the accompanying prospectus.

         - The Mortgage Pool Will Include Some Disproportionately Large Mortgage Loans. The inclusion in the mortgage pool of one or more loans that have outstanding principal balances that are each substantially larger than the other mortgage loans in that pool can result in losses that are more severe, relative to the size of the mortgage pool, than would be the case if the total balance of the mortgage pool were distributed more evenly. The ten largest mortgage loans, or groups of cross-collateralized mortgage loans, to be included in the trust fund represent 54.29% of the initial mortgage pool balance. See "Description of the Mortgage Pool -- General", "-- Cross-Collateralized Mortgage Loans and Multi-Property Mortgage Loans" in this prospectus supplement and "Risk Factors -- Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" in the accompanying prospectus.

         - The Mortgage Pool Will Include Leasehold Mortgage Loans. Two mortgage loans, representing 16.96% of the initial mortgage pool balance, are each secured by a mortgage lien on the related borrower's leasehold interest in the corresponding mortgaged real property, but not on the fee interest in that property. In addition, one mortgage loan, representing 6.03% of the initial mortgage pool balance, is secured by a mortgage lien on the related borrower's leasehold interest in a portion of the mortgaged real property and the fee interest in the other portion of that property. Because of possible termination of the related ground lease, lending secured by a leasehold interest in a real property is riskier than lending secured by an actual ownership interest in that property. See "Description of the Mortgage Pool -- Additional Loan and Property Information -- Ground Leases" in this prospectus supplement. See also "Risk Factors -- Ground Leases Create Risks for Lenders that Are Not Present When Lending on an Actual Ownership Interest in a Real Property" and "Legal Aspects of Mortgage Loans -- Foreclosure -- Leasehold Considerations" in the accompanying prospectus.

         - Some of the Mortgaged Real Properties Are Legal Nonconforming Uses or Legal Nonconforming Structures. Several of the mortgage loans that we intend to include in the trust fund are secured by a mortgage lien on a real property that is a legal nonconforming use or structure or that is subject to a de minimis zoning violation. This may impair the ability of the borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty. See "Description of the Mortgage Pool -- Underwriting Matters -- Zoning and Building Code Compliance" in this prospectus supplement and "Risk Factors -- Changes in Zoning may Adversely Affect the Use or Value of a Real Property" in the accompanying prospectus.

         - Some of the Underlying Borrowers Have Incurred or Are Permitted to Incur Additional Debt Secured by the Related Mortgaged Real Property. The mortgaged real property identified on Annex A-1 to this prospectus supplement as Westfarms Mall, securing 8.46% of the initial mortgage pool balance, is also encumbered by both a mortgage loan that is pari passu with the corresponding pooled mortgage loan and by a subordinate mortgage loan, neither of which is an asset of the trust and each of which is cross-defaulted with the corresponding pooled mortgage loan. See "Description of the Mortgage Pool -- Significant Underlying Mortgage Loans -- The Westfarms Mall Mortgage Loan" in this prospectus supplement.

                  In the case of the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Wilton Executive Campus, representing 2.62% of the initial mortgage pool balance, the related borrower currently has secured debt outstanding to an affiliate in the amount of $10,240,069.02, which debt was subordinated to the lien of the related mortgage instrument by a subordination and standstill agreement. The related borrower also currently has unsecured debt outstanding, in the amount of $738,896.00 (which is also subject to a subordination and standstill agreement), in addition to trade receivables, equipment financing and other debts incurred in the ordinary course of business.

                  In the case of the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as The Seville Apartments, representing 1.04% of the initial mortgage pool balance, the related mortgage loan documents permit the related borrower to encumber that mortgaged real property with a subordinate lien securing a subordinate loan upon lender's approval, which shall not be unreasonably withheld, and upon satisfaction of specified criteria, including specified debt service and loan-to-value ratios, execution of an intercreditor and subordination agreement, rating agency confirmation and other standard conditions.

                  The existence of secured subordinate debt will increase the risk of loss on the corresponding pooled mortgage loan and will subject the trust to additional risks, including:

                  - the risk that the necessary maintenance of the related mortgaged real property could be deferred to allow the borrower to pay the required debt service on these subordinate obligations and that the value of the mortgaged property may fall as a result;

                  - the risk that a default on the subordinate loan could result in a default on the pooled mortgage loan; and

                  - the risk that it may be more difficult for the borrower to refinance the pooled mortgage loan or to sell the related mortgaged real property for purposes of making any balloon payment on the entire balance of both the senior obligations and the subordinate obligations upon the maturity of the mortgage loan.

                  Except as disclosed under this " -- Some of the Underlying Borrowers Have Incurred or Are Permitted to Incur Additional Debt Secured by the Related Mortgaged Real Property" subsection and "Description of the Mortgage Pool -- Additional Loan and Property Information -- Additional and Other Financing" in this prospectus supplement, we have not been able to confirm whether the respective borrowers under the mortgage loans that we intend to include in the trust fund have any other debt outstanding that is secured by the respective mortgaged real properties; however, no other outstanding secured subordinate debt was indicated on the title insurance policies that were obtained in connection with the origination of the mortgage loans.

                  See "Description of the Mortgage Pool -- Additional Loan and Property Information -- Additional and Other Financing" in this prospectus supplement and "Risk Factors -- Subordinate Debt Increases the Likelihood That a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus.


          - Some of the Underlying Borrowers Have Incurred or Are Permitted to Incur Additional Debt That Is Not Secured by the Related Mortgaged Real Property. In the case of the pooled mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Westfarms Mall, representing 8.46% of the initial mortgage pool balance, the related mortgage loan documents permit the related borrower to incur (a) future additional unsecured debt in an amount not to exceed $6,000,000, incurred in the ordinary course of business relating to the ownership and operation of the related mortgaged real property and routine administration of the related borrower and (b) future additional secured debt not to exceed $2,500,000, incurred in the ordinary course of business in order to obtain equipment, personal property, and fixtures, which may only be secured by liens on equipment, personal property and fixtures.

                  In the case of the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Shenandoah Square, representing 1.39% of the initial mortgage pool balance, the related mortgage permits an affiliate of the related borrower to make unsecured subordinated loans to the related borrower, provided that such loan(s) are made for the sole purpose of funding, and are used by the borrower solely for, working capital and/or the relocation or expansion of certain identified space, provided that the lender consents to such relocation or expansion and provided that certain additional conditions are satisfied, including:

                  (1) no payments under the subordinate loan(s) may be due and payable prior to payment in full of the subject pooled mortgage loan;

                  (2) the aggregate outstanding balance of the subordinated loan(s) (plus accrued interest) and the related pooled mortgage loan, which has a cut-off date principal balance of $12,934,050, does not exceed $13,812,500;

                  (3) the related borrower delivers a subordination and standstill agreement acceptable to the lender; and

                  (4) the related borrower pays all fees incurred by the lender in connection with the proposed transaction.

                  In the case of the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Coral Creek Shops, representing 1.10% of the initial mortgage pool balance, the related mortgage loan documents permit the related borrower to incur future unsecured subordinate debt in addition to trade receivables, equipment financing and other debt incurred in the ordinary course of business, upon lender's approval, which shall not be unreasonably withheld, and upon satisfaction of certain criteria, including a specified loan-to-value ratio, rating agency confirmation, execution of a subordination agreement and other standard conditions.

                  In the case of the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Hammonton Square, representing 0.75% of the initial mortgage pool balance, the related borrower (1) currently has outstanding unsecured debt to affiliates, in the amount of approximately $3,000, in addition to trade receivables, equipment financing and other debts incurred in the ordinary course of business and (2) is permitted under the related mortgage loan documents to incur future additional unsecured subordinate debt to affiliates upon lender's approval and execution of a subordination agreement.

                  In addition to the mortgage loans referenced in the four preceding paragraphs, five mortgage loans that we intend to include in the trust fund, representing 3.82% of the initial mortgage pool balance, do not, in any such case, prohibit the related borrower from incurring additional unsecured debt because the related borrowers are not, by virtue of their related mortgage loan documents or related organizational documents, special purpose entities. Furthermore, in the case of those pooled mortgage loans that require or allow letters of credit to be posted by the related borrower as additional security for the mortgage loan, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

                  Even unsecured debt and other unsecured obligations can result in a diversion of cash flow to pay those debts and obligations, thereby increasing the likelihood of deferred maintenance at the subject mortgaged real property, a default on the subject mortgage loan and/or a borrower bankruptcy.

                  Except as disclosed under this " -- Some of the Underlying Borrowers Have Incurred or Are Permitted to Incur Additional Debt That Is Not Secured by the Related Mortgaged Real Property" subsection and "Description of the Mortgage Pool -- Additional Loan and Property Information -- Additional and Other Financing" in this prospectus supplement, we have not been able to confirm whether the respective borrowers under the mortgage loans that we intend to include in the trust fund have any other debt outstanding that is not secured by the related mortgaged real property.

                  See "Description of the Mortgage Pool -- Additional Loan and Property Information -- Additional and Other Financing" in this prospectus supplement and "Risk Factors -- Subordinate Debt Increases the Likelihood That a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus.

         - In the Case of Some of the Mortgage Loans That We Intend to Include in the Trust Fund, One or More of the Principals of the Related Borrower Have Incurred or Are Permitted to Incur Mezzanine Debt. In the case of two mortgage loans that we intend to include in the trust fund, representing 1.21% of the initial mortgage pool balance, one or more principals of the related borrower have incurred or, in accordance with the terms of the related loan documents, are permitted to incur mezzanine debt. Mezzanine debt is debt that is secured by the principal's ownership interest in the borrower. This type of financing effectively reduces the indirect equity interest of any principal in the corresponding mortgaged real property.

                  Except as disclosed under this " -- In the Case of Some of the Mortgage Loans That We Intend to Include in the Trust Fund, One or More of the Principals of the Related Borrower Have Incurred or Are Permitted to Incur Mezzanine Debt" subsection and "Description of the Mortgage Pool -- Additional Loan and Property Information -- Additional and Other Financing" in this prospectus supplement, we have not been able to confirm whether the principals of the respective borrowers under the mortgage loans that we intend to include in the trust fund have any other mezzanine financing outstanding.

                  See "Description of the Mortgage Pool -- Additional Loan and Property Information -- Additional and Other Financing" in this prospectus supplement and "Risk Factors -- Subordinate Debt Increases the Likelihood That a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus.

         - Some of the Mortgaged Real Properties May Not Comply with the Americans with Disabilities Act of 1990. Some of the mortgaged real properties securing mortgage loans that we intend to include in the trust fund may not comply with the Americans with Disabilities Act of 1990. Compliance can be expensive. See "Risk Factors -- Compliance with the Americans with Disabilities Act of 1990 May be Expensive" in the accompanying prospectus.

         - Multiple Mortgaged Real Properties Are Owned by the Same Borrower or Affiliated Borrowers. Six separate groups of mortgage loans that we intend to include in the trust fund, consisting of a total of 18 mortgage loans, and representing a total of 30.81% of the initial mortgage pool balance, have borrowers that, in the case of each of those groups, are the same or under common control. The largest of these groups is identified on Annex A-1 to this prospectus supplement as Related Mortgage Loan Group R1, which consists of three mortgage loans, representing 14.69% of the initial mortgage pool balance. The next largest of these groups is identified on Annex A-1 to this prospectus supplement as Related Mortgage Loan Group R2, which consists of three mortgage loans, representing 5.30% of the initial mortgage pool balance. See "Description of the Mortgage Pool -- Mortgage Loans With Affiliated Borrowers" in this prospectus supplement.

         - Multiple Mortgaged Real Properties are Occupied, in Whole or in Part, by the Same Tenant or Affiliated Tenants. Three mortgage loans that we intend to include in the trust fund, representing 3.80% of the initial mortgage pool balance, are secured by mortgaged real properties as to which Food 4 Less, an affiliate of The Kroger Co., is one of the largest tenants based on space occupied. In addition, there may be tenants that lease space at more than one mortgaged real property securing mortgage loans that we intend to include in the trust fund. Furthermore, there may be tenants that are related to or affiliated with a borrower. See Annex A-1 to this prospectus supplement for a list of the two largest major tenants and, to the extent the tenant represents at least 10% of the net rentable area, the third largest major tenant, at each of the mortgaged real properties used for retail, office or industrial purposes.

                  The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged real properties could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans in the trust fund. See "Risk Factors -- Repayment of a Commercial or Multifamily Mortgage Loan Depends upon the Performance and Value of the Underlying Real Property, which May Decline Over Time and the Related Borrower's Ability to Refinance the Property, of which there Is No Assurance -- Tenant Bankruptcy Adversely Affects Property Performance", " -- Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" and " -- Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus.

         - Some Borrowers Under the Underlying Mortgage Loans Will Not Be Special Purpose Entities. The business activities of the borrowers under pooled mortgage loans with cut-off date principal balances below $5,000,000 are in many cases not limited to owning their respective mortgaged real properties. Further, with respect to two mortgage loans that we intend to include in the trust fund, one having a cut-off date principal balance of $14,711,708 and representing 1.58% of the initial mortgage pool balance, and the second having a cut-off date principal balance of $12,449,923 and representing 1.33% of the initial mortgage pool balance, the business activities of the related borrowers are not limited to owning their respective mortgaged real properties.

         Changes in Mortgage Pool Composition Can Change the Nature of Your Investment. If you purchase any of the class B, C, D, E, F or G certificates, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons who own class A-1, A-2 or A-3 certificates. See "Risk Factors -- Changes in Pool Composition Will Change the Nature of Your Investment" in the accompanying prospectus.

         Lending on Income-Producing Real Properties Entails Environmental Risks. The trust could become liable for a material adverse environmental condition at one or more of the mortgaged real properties securing the mortgage loans in the trust fund. Any potential environmental liability could reduce or delay payments on the offered certificates.

         A third-party consultant has conducted a Phase I environmental study at each of the mortgaged real properties securing the respective pooled mortgage loans. The resulting environmental reports were prepared:

         - in the case of 53 mortgaged real properties, securing 68.29% of the initial mortgage pool balance, during the 12-month period ending on September 1, 2002,

         - in the case of 11 mortgaged real properties, securing 10.51% of the initial mortgage pool balance, during the 12-month period ending on September 1, 2001, and

         - in the case of seven mortgaged real properties, securing 21.20% of the initial mortgage pool balance, on or before September 1, 2000.

         For three of the mortgaged real properties, securing 18.11% of the initial mortgage pool balance (including two mortgaged real properties, securing 17.14% of the initial mortgage pool balance, for which Phase I environmental reports were prepared before September 1, 2000), an environmental transaction screen or database search was performed during the 12-month period preceding the cut-off date and subsequent to the original Phase I environmental report.

         There can be no assurance that the above-referenced environmental testing identified all adverse environmental conditions and risks at the mortgaged real properties securing the pooled mortgage loans or that adverse environmental conditions and risks have not developed at any of those properties since that testing.

         See "Risk Factors -- Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing" and "Legal Aspects of Mortgage Loans -- Environmental Considerations" in the accompanying prospectus.

         Lending on Income-Producing Properties Entails Risks Related to Property Condition. All of the mortgaged real properties were inspected by professional engineers or architects. Fifty-six of the mortgaged real properties, securing 86.40% of the initial mortgage pool balance, were inspected during the 12-month period preceding the cut-off date, and ten of the mortgaged real properties, securing 9.54% of the initial mortgage pool balance, were inspected during the 12- to 24-month period preceding the cut-off date. Five of the mortgaged real properties, securing 4.06% of the initial mortgage pool balance, were inspected prior to the 24-month period preceding the cut-off date. The scope of those inspections included an assessment of --

         - the exterior walls, roofing, interior construction, mechanical and electrical systems, and

         - general condition of the site, buildings and other improvements located at each mortgaged real property.

         There can be no assurance that the above-referenced inspections identified all risks related to property condition at the mortgaged real properties securing the pooled mortgage loans or that adverse property conditions, including deferred maintenance and waste, have not developed at any of the properties since that inspection.

         Availability of Casualty Insurance Covering Damage from Terrorist Acts May Be Limited and May Result in Additional Costs to Borrowers. With respect to each of the mortgaged real properties securing a mortgage loan that we intend to include in the trust fund, the related borrower is required under the related mortgage loan documents to maintain comprehensive all-risk casualty insurance (which may be provided under a blanket insurance policy). However, the related mortgage loan documents may not specifically require coverage for acts of terrorism. In light of the recent terrorist attacks in New York City, Washington, D.C. and Pennsylvania --

         - many reinsurance companies (which assume some of the risk of the policies sold by primary insurers) have eliminated, or indicated that they intend to eliminate, coverage for acts of terrorism from their reinsurance policies,

         - many primary insurance companies have eliminated terrorism insurance coverage in their standard policies,

         - coverage for terrorist acts may be available only at rates significantly higher than other types of insurance, and

         - borrowers may not be able to obtain renewal policy coverage for terrorist acts at any price.

         In the case of some of the mortgaged real properties securing mortgage loans that we intend to include in the trust fund, including, for example, the mortgaged real property identified on Annex A-1 to this prospectus supplement as Exchange Place, the insurance covering any of such mortgaged real properties for acts of terrorism may be provided through a blanket policy that also covers properties unrelated to the trust fund. Acts of terrorism at those other properties could exhaust coverage under the blanket policy. No representation is made as to the adequacy of any such insurance coverage provided under a blanket policy, in light of the fact that multiple properties are covered by that policy.

         Subject to the terms of the related mortgage loan documents, the master servicer must use reasonable efforts consistent with the servicing standard described in this prospectus supplement to cause each underlying borrower (other than the borrower under the pooled mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Westfarms
Mall) to maintain (or, if that borrower does not so maintain, the master servicer must itself maintain and, subject to reimbursement with interest as described in this prospectus supplement, advance the insurance premiums on) either all-risk casualty insurance that does not contain any exclusion for, or specific insurance covering losses from, terrorist or similar acts and having coverage and terms in that regard no less favorable than those in place as of September 1, 2002 with respect to the mortgage loan and, if the mortgage loan documents contain express requirements, complies with such requirements for terrorism insurance. However, the master servicer will not be required to call a default with respect to an underlying mortgage loan if the related borrower fails to maintain such insurance, and will not itself be required to maintain such insurance, provided that --

         - certain conditions have been satisfied, which conditions relate to the size of the mortgage loan and the availability and cost of such insurance, and

         - the master servicer has obtained the consent of the special servicer.

         If the related mortgage loan documents do not expressly require insurance against acts of terrorism, but permit the mortgagee to require such other insurance as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost. The master servicer's efforts to require such insurance may be further impeded if the originating lender did not require the subject borrower to maintain such insurance, regardless of the terms of the related loan documents.

         In the event that any mortgaged real property securing a pooled mortgage loan sustains damage as a result of an uninsured terrorist or similar act, such damaged mortgaged real property may not generate adequate cash flow to pay, and/or provide adequate collateral to satisfy, all amounts owing under such mortgage loan, which could result in a default on that mortgage loan and, potentially, losses on some classes of the series 2002-KEY2 certificates.

         We are aware of at least 23 mortgaged real properties, securing 18.60% of the initial mortgage pool balance, as to which the hazard insurance policies expressly exclude coverage for acts of terrorism and other similar acts. However, the hazard insurance policies on several other mortgaged real properties are subject to renewal during September 2002 and the new policies for those properties may also include such an exclusion.

         If a borrower is required, under the circumstances described above, to maintain such insurance for terrorist or similar acts, the borrower may incur higher costs for insurance premiums in obtaining such coverage which would have an adverse effect on the net cash flow of the related mortgaged real property.

         Limitations on Enforceability of Cross-Collateralization Reduce Its Benefits. The mortgage pool will include six mortgage loans, secured by a total of 11 mortgaged real properties and representing 9.43% of the initial mortgage pool balance, that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more mortgaged real properties. These mortgage loans are identified under "Description of the Mortgage Pool -- Cross-Collateralized Mortgage Loans and Multi-Property Mortgage Loans; Release of the Related Mortgaged Property" in this prospectus supplement. The purpose of securing any particular mortgage loan or group of cross-collateralized mortgage loans with multiple mortgaged real properties is to reduce the risk of default or ultimate loss as a result of an inability of any particular property to generate sufficient net operating income to pay debt service. However, four of these mortgage loans, representing 4.31% of the initial mortgage pool balance, permit --

         - the release of one or more of the mortgaged real properties from the related mortgage lien, and/or

         - a full or partial termination of the applicable cross-collateralization,

in each case, upon the satisfaction of the conditions described under "Description of the Mortgage Pool -- Cross-Collateralized Mortgage Loans and Multi-Property Mortgage Loans" and " -- Terms and Conditions of the Mortgage Loans" in this prospectus supplement.

         Uninsured Loss; Sufficiency of Insurance. The borrowers under the mortgage loans that we intend to include in the trust fund are, with limited exception, required to maintain the insurance coverage described under "Description of the Mortgage Pool -- Underwriting Matters -- Hazard, Liability and Other Insurance" in this prospectus supplement. Some types of losses, however, may be either uninsurable or not economically insurable, such as losses due to riots or acts of war or terrorism or earthquakes. Furthermore, there is a possibility of casualty losses on a mortgaged real property for which insurance proceeds may not be adequate. Consequently, there can be no assurance that each casualty loss incurred with respect to a mortgaged real property securing one of the pooled mortgage loans will be fully covered by insurance.

         Seventeen mortgaged real properties, securing 12.36% of the initial mortgage pool balance, are located in seismic zones 3 and 4, which are areas that are considered to have a high earthquake risk. However, earthquake insurance is not necessarily required to be maintained by a borrower, even in the case of mortgaged real properties located in areas that are considered to have a high earthquake risk. Earthquake insurance is generally required only if the probable maximum loss for the subject property is greater than 20% of the replacement cost of the improvements on the property and no retrofitting will be done to improve that percentage.

         In addition, the southern and eastern coasts of the continental United States have historically been at greater risk than other areas of experiencing losses due to windstorms, such as tropical storms or hurricanes. For purposes of this prospectus supplement, we consider all areas within 20 miles of the coast from the southern tip of Texas to the northern border of North Carolina to have such a high windstorm risk. Seven mortgaged real properties, securing 8.79% of the initial mortgage pool balance, are located in high windstorm risk areas.

         Limited Information Causes Uncertainty. Ten of the mortgage loans that we intend to include in the trust fund, representing 8.71% of the initial mortgage pool balance, were originated for the purpose of providing acquisition financing. Eight of the mortgage loans that we intend to include in the trust fund, representing 7.15% of the initial mortgage pool balance (and including two mortgage loans, representing 0.95% of the initial mortgage pool balance, that were originated for the purpose of providing acquisition financing), are secured by mortgaged real properties that were constructed or completed after January 1, 2001. Accordingly, there may be limited or no recent historical operating information available with respect to the mortgaged real properties for these mortgage loans. As a result, you may find it difficult to analyze the historical performance of these properties. Please refer to Annex A-1 to this prospectus supplement for historical operating information for the most recent three years of operation, when available.

         Prior Bankruptcies May Reflect Future Performance. We are aware that, in the case of 12 mortgage loans that we intend to include in the trust fund which are controlled by five different principals or principal groups and which represent 12.87% of the initial mortgage pool balance, the related borrower or a principal in the related borrower has been a party to a prior bankruptcy proceeding. None of the aforementioned bankruptcy proceedings occurred within the three years prior to the cut-off date. There can be no assurance that principals or affiliates of other borrowers have not been a party to bankruptcy proceedings.

         Litigation May Adversely Affect Property Performance. There may be pending or threatened legal proceedings against the borrowers and/or guarantors under the pooled mortgage loans, the managers of the related mortgaged real properties and their respective affiliates, arising out of the ordinary business of those borrowers, managers and affiliates. We cannot assure you that litigation will not have a material adverse effect on your investment.

         Tax Considerations Related to Foreclosure. If the trust were to acquire an underlying real property through foreclosure or similar action, the special servicer may be required to retain an independent contractor to operate and manage the property. Any net income from that operation and management, other than qualifying "rents from real property" within the meaning of section 856(d) of the Internal Revenue Code of 1986, as amended, or any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, will subject the trust to federal, and possibly state or local, tax as described under "Federal Income Tax Consequences -- REMICs -- Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus. Those taxes, and the cost of retaining an independent contractor, would reduce net proceeds available for distributions with respect to the series 2002-KEY2 certificates.

         The Underwritten Net Cash Flow, Appraised Values, Debt Service Coverage Ratios and/or Loan-to-Value Ratios for Certain of the Mortgaged Real Properties Have Been Adjusted Upwards in Consideration of a Cash Holdback or a Letter of Credit, Payment Guarantee or Other Credit Enhancement Instrument. The collateral for two pooled mortgage loans secured by the mortgaged real properties identified in the following table include, in each such case, a cash holdback or a letter of credit, payment guarantee or other credit enhancement instrument, the sole purpose of which is to serve as additional collateral or otherwise cover losses to a limited extent. However, in neither case is the related cash holdback or credit enhancement instrument intended to be a liquidity source to supplement cash flows on the related mortgaged real property and, in general, may not be drawn upon by the borrower or the lender and used to pay debt service. In addition, the subject cash holdback or credit enhancement instrument may be subject to release as additional collateral/credit enhancement at such time as the related mortgaged real property satisfies certain performance-related criteria. Notwithstanding any such possible release, with respect to each of these two pooled mortgage loans, as and to the extent described under "Description of the Mortgage Pool -- Additional Loan and Property Information -- Holdbacks" in this prospectus supplement, the underwritten net cash flow and/or the appraised value of the related mortgaged real property, and accordingly, the underwritten net cash flow debt service coverage ratio and/or the cut-off date loan-to-value ratio and maturity date/ARD loan-to-value ratio for that mortgage loan, have been calculated and/or presented on a "stabilized" basis that makes various assumptions regarding the financial performance of the related mortgaged real property that are consistent with the respective performance-related criteria required to obtain the release of the above-referenced cash holdback or credit enhancement instrument. In any event, for both of these two mortgage loans, the underwritten net cash flow debt service coverage ratio that is presented in this prospectus supplement is higher than the underwritten net cash flow debt service coverage ratio that would be presented if calculated using an "in-place" underwritten net cash flow instead of the above-referenced stabilized values. For one of these two mortgage loans, the cut-off date loan-to-value ratio and maturity date/ARD loan-to-value ratio that are presented in this prospectus supplement are lower than the cut-off date loan-to-value ratio and the maturity date/ARD loan-to-value ratio, respectively, that would be presented if calculated using an "as is" appraised value instead of the above-referenced stabilized values. WEIGHTED AVERAGE UNDERWRITTEN NET CASH FLOW DEBT SERVICE COVERAGE, CUT-OFF DATE LOAN-TO-VALUE AND MATURITY DATE/ARD LOAN-TO-VALUE INFORMATION FOR THE MORTGAGE POOL (OR PORTIONS THEREOF THAT CONTAIN EITHER OF THOSE TWO POOLED MORTGAGE LOANS) SET FORTH IN THIS PROSPECTUS SUPPLEMENT REFLECT THE ASSUMED, HIGHER STABILIZED UNDERWRITTEN NET CASH FLOWS AND/OR APPRAISED VALUES OF THE RELATED MORTGAGED REAL PROPERTIES REFERENCED ABOVE. THERE ARE A LIMITED NUMBER OF OTHER MORTGAGE LOANS THAT WE INTEND TO INCLUDE IN THE TRUST FUND FOR WHICH THERE ARE CASH HOLDBACKS AND/OR PAYMENT GUARANTEES, LETTERS OF CREDIT OR OTHER CREDIT ENHANCEMENT INSTRUMENTS, BUT THOSE ITEMS HAVE NOT BEEN TAKEN INTO ACCOUNT FOR PURPOSES OF CALCULATING DEBT SERVICE COVERAGE RATIOS AND/OR LOAN-TO-VALUE RATIOS IN THIS PROSPECTUS SUPPLEMENT.


                                                                       AMOUNT OF
                                                                    LETTER OF CREDIT        PRESENTED           UNADJUSTED
                                CUT-OFF DATE      % OF INITIAL         OR CREDIT           UNDERWRITTEN        UNDERWRITTEN
                                 PRINCIPAL          MORTGAGE          ENHANCEMENT          DEBT SERVICE        DEBT SERVICE
        LOAN NAME(1)              BALANCE         POOL BALANCE         INSTRUMENT         COVERAGE RATIO      COVERAGE RATIO
        ------------              -------         ------------         ----------         --------------      --------------
   Columbia Portfolio.....      $ 32,975,721          3.54%           $ 6,000,000              1.33x               1.26x
   The Aventine Apartments      $ 19,248,639          2.06%           $ 3,800,000              1.25x               1.10x


                                                   PRESENTED                                PRESENTED           UNADJUSTED
                                CUT-OFF DATE      CUT-OFF DATE     UNADJUSTED CUT-OFF   MATURITY DATE/ARD   MATURITY DATE/ARD
                                 PRINCIPAL       LOAN-TO-VALUE     DATE LOAN-TO-VALUE     LOAN-TO-VALUE       LOAN-TO-VALUE
        LOAN NAME(1)              BALANCE            RATIO               RATIO                RATIO               RATIO
        ------------              -------            -----               -----                -----               -----
   Columbia Portfolio.....      $ 32,975,721         77.09%              83.06%               72.58%              78.20%
   The Aventine Apartments      $ 19,248,639         69.49%              69.49%               62.86%              62.86%


------------------

(1) Based on property names used in Annex A-1 to this prospectus supplement.


THE AFTERMATH OF THE TERRORIST ATTACKS ON SEPTEMBER 11, 2001 MAY ADVERSELY AFFECT THE VALUE OF THE OFFERED CERTIFICATES AND PAYMENTS ON THE MORTGAGED REAL PROPERTIES

         On September 11, 2001, terrorist attacks destroyed the World Trade Center office complex in New York City and caused material damage to the Pentagon Building in Washington, D.C. It is impossible to predict the extent to which further terrorist activities may occur in the United States. Furthermore, it is uncertain what effects any past or future terrorist activities and/or any consequent actions on the part of the United States Government and others, including military action, will have on U.S. and world financial markets; local, regional and national economies; real estate markets across the U.S.; and/or particular business segments, including those that are important to the performance of the real properties that secure the mortgage loans. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in the value of real estate-related investments. In addition, reduced consumer confidence could result in a material decline in personal spending. The underwritten net cash flows and underwritten net operating incomes presented in this prospectus supplement (and the components thereof) do not account for any existing or potential effects of the terrorist attacks.

         As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the mortgage loans, the liquidity and market value of the offered certificates may be impaired.


              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT


         From time to time we use capitalized terms in this prospectus supplement. Each of those capitalized terms will have the meaning assigned to it in the "Glossary" attached to this prospectus supplement.


                           FORWARD-LOOKING STATEMENTS


         This prospectus supplement and the accompanying prospectus includes the words "expects", "intends", "anticipates", "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties that could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                        DESCRIPTION OF THE MORTGAGE POOL


GENERAL

         We intend to include the 66 mortgage loans identified on Annex A-1 to this prospectus supplement in the trust fund. The mortgage pool consisting of those loans will have an initial mortgage pool balance of $932,759,715. However, the actual initial mortgage pool balance may be as much as 5.0% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "-- Changes in Mortgage Pool Characteristics" below.

         Subject to the discussion in the next paragraph, the cut-off date principal balance of any pooled mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all scheduled payments of principal due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust fund is shown on Annex A-1 to this prospectus supplement.

         Each of the mortgage loans that we intend to include in the trust fund is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by a promissory note and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances.

         You should consider each of the pooled mortgage loans to be a nonrecourse obligation of the related borrower. In the event of a payment default by the related borrower, recourse will be, or you should expect recourse to be, limited to the corresponding mortgaged real property or properties (and any reserves, letters of credit or other additional collateral for the mortgage loan) for satisfaction of that borrower's obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the pooled mortgage loans will be insured or guaranteed by any governmental agency or instrumentality.

         We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the trust fund. When reviewing this information, please note that --

         - All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

         - All weighted average information provided with respect to the mortgage loans reflects a weighting by their respective cut-off date principal balances.

         - If any of the mortgage loans is secured by multiple mortgaged real properties, a portion of that mortgage loan has been allocated to each of those properties for purposes of providing various statistical information in this prospectus supplement.

         - When information with respect to the mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the allocated cut-off date principal balances of the related mortgage loans.

         - Whenever loan level information, such as loan-to-value ratios and debt service coverage ratios, is presented in the context of mortgaged real properties, the loan level statistic attributed to a mortgaged real property is the same as the statistic for the related mortgage loan.

         - Whenever we refer to a mortgage loan or mortgaged real property by name, we mean the mortgage loan or mortgaged real property, as the case may be, identified by that name on Annex A-1 to this prospectus supplement.

         - Statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

         In addition, unless otherwise noted, for purposes of the tables in this "Description of Mortgage Pool" section, we have assumed that each ARD Loan matures on its anticipated repayment date. See " -- Terms and Conditions of the Underlying Mortgage Loans -- ARD Loans" below.

         The table below shows the number of, and the approximate percentage of the initial mortgage pool balance secured by, mortgaged real properties operated for each indicated purpose:

                                 PROPERTY TYPES


                                                                                                WEIGHTED AVERAGES
                                                                                   ------------------------------------------
                          NUMBER OF       TOTAL                        MAXIMUM                                        CUT-OFF
                          MORTGAGED   CUT-OFF DATE   % OF INITIAL   CUT-OFF DATE    MORTGAGE     STATED      U/W       DATE
                             REAL       PRINCIPAL      MORTGAGE       PRINCIPAL     INTEREST   REMAINING     NCF        LTV
     PROPERTY TYPES       PROPERTIES     BALANCE     POOL BALANCE      BALANCE        RATE     TERM (MO.)    DSCR      RATIO
     --------------       ----------     -------     ------------      -------        ----     ----------    ----      -----
Anchored Retail.......        22      $ 388,025,697      41.60%    $ 78,872,149       6.771%     115         1.63x     67.86%
   Anchored Retail,
     Investment Grade.         4        215,904,524      23.15       78,872,149       6.278      118         1.91      62.15
   Anchored Retail....        12        134,426,533      14.41       19,984,902       7.406      109         1.28      76.38
   Shadow Anchored Retail      3         14,340,820       1.54        5,913,960       7.408      115         1.40      67.12
   Anchored Retail,
     Regional Mall....         1         12,384,773       1.33       12,384,773       7.170      112         1.34      66.94
   Single Tenant Retail,
     Anchor...........         2         10,969,048       1.18        8,054,457       7.408      114         1.22      77.84

Multifamily...........        29        253,129,810      27.14       19,803,900       7.144      107         1.26      77.67
   Multifamily........        28        248,556,837      26.65       19,803,900       7.144      107         1.26      77.64
   Multifamily, Low
     Income Housing...         1          4,572,973       0.49        4,572,973       7.170      112         1.30      79.53

Office................         5        179,046,279      19.20      153,096,151       7.001       72         1.87      35.86
   Office, Investment
     Grade............         1        153,096,151      16.41      153,096,151       6.910       67         1.92      34.79
   Office.............         3         21,186,750       2.27       12,449,923       7.576      100         1.62      34.13
   Office, Medical Office      1          4,763,378       0.51        4,763,378       7.350      109         1.20      77.64

Mobile Home Park......         4         44,412,156       4.76       30,065,532       6.779       65         1.33      76.72
Self Storage..........         6         32,128,901       3.44        7,270,979       7.336      102         1.67      63.09
Mixed Use.............         1         24,430,112       2.62       24,430,112       7.960      106         1.29      72.93
Unanchored Retail.....         3          8,562,137       0.92        4,390,830       7.523       94         1.33      76.15
Industrial............         1          3,024,623       0.32        3,024,623       7.150      192         1.05      72.01
                              --      -------------      -----                        -----      ---         ----      -----
Totals/Wtd. Avg.......        71      $ 932,759,715      100.0%                       6.975%     101         1.55x     64.86%
                              ==      =============      =====                        =====      ===         ====      =====

         Twenty-five mortgaged real properties, securing 42.52% of the initial mortgage pool balance, are used for retail purposes and consist of anchored retail properties, including anchored retail regional malls, shadow anchored retail, anchored single tenant retail and unanchored retail properties. In addition, one of the mortgaged real properties, securing 2.62% of the initial mortgage pool balance, is used for mixed use purposes that include a significant retail component.

         With respect to each of the four pooled mortgage loans that are secured by the respective mortgaged real properties identified in the foregoing table as "Anchored Retail, Investment Grade", and with respect to the pooled mortgage loan that is secured by the mortgaged real property identified in the foregoing table as "Office, Investment Grade", it has been confirmed to us by at least one rating agency that the subject mortgage loan has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with investment grade-rated obligations.

         With respect to each of the three mortgaged real properties identified in the foregoing table as "Shadow Anchored Retail", none of the relevant anchor tenants is on any portion of the particular property that is subject to the lien of the related mortgage instrument.

         The table below shows the number of, and the approximate percentage of the initial mortgage pool balance secured by, first mortgage liens on each of the specified interests in the corresponding mortgaged real properties:

                               ENCUMBERED INTEREST


                                                                                            WEIGHTED AVERAGES
                                                                               -----------------------------------------------
                                                                  MAXIMUM
                       NUMBER OF     AGGREGATE                    CUT-OFF
                       MORTGAGED   CUT-OFF DATE   % OF INITIAL     DATE        MORTGAGE     STATED                CUT-OFF DATE
                          REAL       PRINCIPAL      MORTGAGE     PRINCIPAL     INTEREST   REMAINING    U/W NCF      LOAN TO
 ENCUMBERED INTEREST   PROPERTIES     BALANCE     POOL BALANCE    BALANCE        RATE     TERM (MO.)     DSCR     VALUE RATIO
 -------------------   ----------     -------     ------------    -------        ----     ----------     ----     -----------
Fee................        68      $ 718,347,044      77.01%    $ 78,872,149     7.024%      107         1.46x        70.62%
Leasehold..........         2        158,163,713      16.96      153,096,151     6.921        68         1.91         36.14
Fee in part and
   Leasehold in part        1         56,248,958       6.03       56,248,958     6.500       118         1.66         72.02
                           --      -------------     ------                      -----       ---         ----         -----
Totals/Wtd.  Avg...        71      $ 932,759,715     100.00%                     6.975%      101         1.55x        64.86%
                           ==      =============     ======                      =====       ===         ====         =====

         The table below shows the number of, and the approximate percentage of the initial mortgage pool balance secured by, mortgaged real properties located in the indicated states:

                              STATE CONCENTRATIONS

                                                                                             WEIGHTED AVERAGES
                                                                               -----------------------------------------------
                      NUMBER OF      AGGREGATE                    CUMULATIVE
                      MORTGAGED     CUT-OFF DATE   % OF INITIAL  % OF INITIAL  MORTGAGE     STATED               CUT-OFF DATE
                         REAL        PRINCIPAL       MORTGAGE      MORTGAGE    INTEREST   REMAINING    U/W NCF      LOAN TO
       STATE          PROPERTIES      BALANCE      POOL BALANCE  POOL BALANCE    RATE     TERM (MO.)     DSCR     VALUE RATIO
       -----          ----------      -------      ------------  ------------    ----     ----------     ----     -----------
Massachusetts.....        2       $ 165,427,240       17.74%        17.74%       6.947%      70          1.88x       37.91%
Connecticut.......        2         103,302,261       11.07         28.81        6.373      115          2.11        53.97
Southern California       13         87,623,035        9.39         38.20        7.450       95          1.42        70.35
Northern California       1           9,700,000        1.04         39.24        7.250      115          1.21        74.56
Florida...........        6          67,265,902        7.21         46.46        7.254      114          1.25        77.01
Texas.............        10         58,832,527        6.31         52.76        7.307       99          1.36        73.65
South Carolina....        1          56,248,958        6.03         58.79        6.500      118          1.66        72.02
Maryland..........        3          49,404,649        5.30         64.09        7.201      115          1.27        80.01
Kentucky..........        2          49,066,015        5.26         69.35        6.566      118          1.62        69.12
Ohio..............        5          44,669,120        4.79         74.14        6.585       66          1.30        78.26
Colorado..........        2          36,192,953        3.88         78.02        7.126       93          1.23        74.20
                          --      -------------       -----                      -----      ---          ----        -----
Totals/Wtd.  Avg..        47      $ 727,732,663       78.02%                     6.931%      97          1.60x       62.97%
                          ==      =============       =====                      =====      ===          ====        =====
Other.............        24      $ 205,027,052       21.98%                     7.132%     116          1.36x       71.57%

         The remaining mortgaged real properties securing mortgage loans that we intend to include in the trust fund are located throughout 14 other states. No more than 3.81% of the initial mortgage pool balance is secured by mortgaged real properties located in any of those other states. Fourteen mortgaged real properties, securing

10.43% of the initial mortgage pool balance, are located in California. Thirteen of those California properties, securing 9.39% of the initial mortgage pool balance, are located in that portion of the state with a zip code of 93906 or lower; and one of those California properties, securing 1.04% of the initial mortgage pool balance, is located in that portion of the state with a zip code of 94025 or higher. These areas are referred to as Southern California and Northern California, respectively, in this prospectus supplement.

CROSS-COLLATERALIZED MORTGAGE LOANS AND MULTIPLE PROPERTY MORTGAGE LOANS

         The mortgage pool will include six mortgage loans, secured by a total of 11 mortgaged real properties and representing 9.43% of the initial mortgage pool balance, that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more mortgaged real properties.

         The following table identifies the various individual multiple property mortgage loans and cross-collateralized mortgage loan groups that we will include in the trust fund.

      CROSS-COLLATERALIZED MORTGAGE LOAN GROUPS AND MULTIPLE PROPERTY LOANS


                                                                                              TOTAL           % OF INITIAL
       CROSS-COLLATERALIZED MORTGAGE LOAN GROUP,                                           CUT-OFF DATE         MORTGAGE
        MULTIPLE PROPERTY LOAN OR PROPERTY NAME                  RELATIONSHIP           PRINCIPAL BALANCE     POOL BALANCE
        ---------------------------------------                  ------------           -----------------     ------------
1.   The Northland Portfolio...........................       Crossed Loan Group         $     40,241,559         4.31%
     a.  The Commons and Greentree Apartments..........     Multiple Property Loan
                                                            within the Crossed Loan
                                                                     Group               $     21,093,884         2.26%
           The Greentree Apartments
           The Commons Apartments
     b.  Del Oro Apartments                                                              $      8,716,152         0.93%
     c.  Country Club Villas Apartments                                                  $      7,482,359         0.80%
     d.  Royal Crest Apartments                                                          $      2,949,164         0.32%

2.   Columbia Portfolio................................     Multiple Property Loan       $     32,975,721         3.54%
           Columbia Park Mobile Home Park
           Columbia Shopping Center
           Brook Park Mobile Home Park

3.   Shurgard Portfolio................................     Multiple Property Loan       $     14,711,708         1.58%
           Shurgard of Westpark Self Storage
           Shurgard of Cabot Road Self Storage
           Shurgard of Costa Mesa Self Storage

         With respect to the Northland Portfolio Mortgage Loans, which represent 4.31% of the initial mortgage pool balance, from and after the earlier to occur of (a) 48 months following the loan closing date, which occurred on January 17, 2002, and (b) 24 months after the initial issuance of the offered certificates, and prior to the date that is 60 days in advance of the maturity date:

         - each of the borrowers under The Commons and Greentree Apartments Mortgage Loan and the Del Oro Apartments Mortgage Loan may obtain a release of its property from the lien of the related mortgage instrument only by simultaneously defeasing all of the other notes; and

         - each of the borrowers under the Country Club Villas Apartments Mortgage Loan and the Royal Crest Apartments Mortgage Loan is entitled to obtain a release of its property from the lien of the related mortgage instrument through defeasance of the related note if --

                  (1) at such time as the related note is defeased in full, the other notes are partially defeased in an aggregate amount equal to 125% of the original principal balance of the note being defeased in full, less the amount of the principal balance of such note as of the defeasance date,

                  (2) immediately prior to the release of the related mortgage, the aggregate debt service coverage ratio for the other loans, as determined by lender in connection with its customary underwriting procedures, is at least 1.25x,

                  (3)      no event of default then exists,

                  (4) the lender is reimbursed for all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys' fees and rating agency fees and costs, and

                  (5) each of the other borrowers complies with the terms and conditions set forth in its related note in connection with a partial defeasance of its note, including, without limitation, the delivery of rating agency confirmation, the purchase of United States government securities as partial defeasance collateral and the formation of a special purpose bankruptcy remote entity to be the obligor under the partially defeased note.

MORTGAGE LOANS WITH AFFILIATED BORROWERS

         Six separate groups of mortgage loans that we intend to include in the trust fund, consisting of a total of 18 mortgage loans, and representing a total of 30.81% of the initial mortgage pool balance, have borrowers that, in the case of the mortgage loans contained within a particular group, are related such that they have at least one controlling sponsor or principal in common.

MORTGAGE LOANS WHICH PERMIT PARTIAL RELEASE OF THE RELATED MORTGAGED REAL
PROPERTY

         In the case of the Exchange Place Mortgage Loan, which represents 16.41% of the initial mortgage pool balance, the related mortgage instrument permits the related borrower, without lender consent, to (a) make immaterial transfers of portions of the Exchange Place Property to public or quasi-public authorities for dedication or public use, or to third parties for the purpose of erecting and operating additional structures whose use is integrated with the use of the Exchange Place Property and (b) grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business for access, water and sewer lines, telephone and telegraph lines, electric lines or other utilities or for other similar purposes, provided that no such transfer, conveyance or encumbrance materially impairs the utility and operation of the Exchange Place Property or materially adversely affects the value of the Exchange Place Property taken as a whole. The related borrower has the right to use any net proceeds received in connection with any such transfer for any restoration performed in connection with, or required as a result of, such conveyance. In addition, so long as no event of default exists and that the proceeds are not condemnation proceeds or the equivalent, the related borrower retains any net proceeds in excess of the cost of such restoration.

         In the case of the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Shenandoah Square and representing 1.39% of the initial mortgage pool balance, the related mortgage instrument permits the release of approximately one-half acre from the lien of the mortgage instrument provided, among others, the following conditions precedent are satisfied: (1) no event of default shall have occurred and be continuing; (2) by completion of the contemplated release, the mortgaged property and the released parcel shall be separate and distinct legally subdivided parcels; (3) usual and appropriate reciprocal easement and common use agreements as may be usual and necessary under the circumstances, including but not limited to access, utilities and parking, have been approved by the lender and entered into by all necessary parties;

(4) the related borrower deposited a $300,000 partial release deposit with the lender as additional security for repayment of such pooled mortgage loan; (5) a survey of the remaining property; (6) satisfactory evidence that the remaining property complies with applicable zoning requirements; (7) receipt by the lender of (a) a legal opinion to the effect that the partial release will not cause the subject pooled mortgage loan to fail to be a "qualified mortgage" under the Internal Revenue Code, impair the status of any REMIC created under the series 2002-KEY2 pooling and servicing agreement as a REMIC for federal income tax purposes or result in the imposition of any tax upon any REMIC created under the series 2002-KEY2 pooling and servicing agreement or any of its assets or transactions and (b) written confirmation from any applicable rating agencies that the proposed release will not result in a downgrade, withdrawal or qualification of the respective ratings in effect immediately prior to such release for any of the series 2002-KEY2 certificates.

         In the case of the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Plaza de Hacienda and representing 1.39% of the initial mortgage pool balance, the related mortgage instrument permits the release of approximately 2.23 acres from the lien of the mortgage instrument, provided, among others, the following conditions precedent are satisfied: (1) no event of default has occurred and is continuing; (2) the release parcel is a separate and distinct legally subdivided parcel; (3) the release parcel is, concurrently with the partial release, conveyed to a person or entity other than the related borrower; and (4) receipt by the lender of a title endorsement insuring that the deed of trust remains a first lien on the remaining property, not impacted by the release.

         With respect to one mortgage loan, representing 0.75% of the initial mortgage pool balance and secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Hammonton Square, the related mortgage loan documents permit the partial release of that portion of the related mortgaged real property that is improved with a Wendy's restaurant if Wendy's exercises its purchase option and certain legal and underwriting requirements are satisfied, including either of the following at the option of the related borrower: (1) the establishment of an escrow account into which all proceeds from the sale shall be deposited to be held as additional security for the mortgage loan; or (2) following a specified date, the partial defeasance of the mortgage loan. The purchase price for the release of the parcel described in the preceding sentence is set forth in the Wendy's restaurant lease for that mortgaged real property and is equal to $381,100 for the current lease year with a 3% increase each year thereafter.

         The mortgage pool will additionally include three mortgage loans, representing 1.87% of the initial mortgage pool balance, that permit a partial release of an unimproved portion of the related mortgaged real property upon the satisfaction of certain legal and underwriting requirements.

TERMS AND CONDITIONS OF THE UNDERLYING MORTGAGE LOANS

         Due Dates. Subject, in some cases, to a next business day convention --

         - 62 of the mortgage loans, representing 76.85% of the initial mortgage pool balance, provide for scheduled payments of principal and/or interest to be due on the first day of each month, and

         - four of the mortgage loans, representing 23.15% of the initial mortgage pool balance, provide for scheduled payments of principal and/or interest to be due on the eleventh day of each month.

         Mortgage Rates; Calculations of Interest. In general, each of the mortgage loans that we intend to include in the trust fund bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described under " -- ARD Loans" below, each ARD Loan will accrue interest after its anticipated repayment date at a rate that is in excess of its mortgage interest rate prior to that date.

         The current mortgage interest rate for each of the mortgage loans that we intend to include in the trust fund is shown on Annex A-1 to this prospectus supplement. As of the cut-off date, those mortgage interest rates ranged from 5.8817% per annum to 8.3100% per annum, and the weighted average of those mortgage interest rates was 6.9754% per annum.

         Except if an ARD Loan remains outstanding past its anticipated repayment date, none of the mortgage loans that we intend to include in the trust fund provides for negative amortization or for the deferral of interest.

         Each of the pooled mortgage loans will accrue interest on the basis of one of the following conventions:

         - the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days; or

         -        a 360-day year consisting of twelve 30-day months.

         The table below shows the number of, and percentage of initial mortgage pool balance represented by, pooled mortgage loans that will accrue interest based on each of the foregoing conventions.

                                  ACCRUAL TYPE


                                                                                            WEIGHTED AVERAGES
                                                                              ----------------------------------------------
                                                                  MAXIMUM
                                                                  CUT-OFF
                      NUMBER OF   TOTAL CUT-OFF   % OF INITIAL     DATE       MORTGAGE     STATED                   CUT-OFF
                       MORTGAGE   DATE PRINCIPAL    MORTGAGE     PRINCIPAL    INTEREST   REMAINING     U/W NCF     DATE LTV
    ACCRUAL TYPE        LOANS        BALANCE      POOL BALANCE    BALANCE       RATE     TERM (MO.)     DSCR         RATIO
    ------------        -----        -------      ------------    -------       ----     ----------     ----         -----
Actual/360 Basis..        62      $ 788,971,255       84.58%    $153,096,151    7.058%        99         1.54x       63.77%
30/360 Basis......         4        143,788,460       15.42     $56,248,958     6.523        116         1.62        70.85
                           --     -------------      ------                     -----        ---         ----        -----
Totals/Wtd. Avg...         66     $ 932,759,715      100.00%                    6.975%       101         1.55x       64.86%
                           ==     =============      ======                     =====        ===         ====        =====

         Balloon Loans. Sixty of the mortgage loans that we intend to include in the trust fund, representing 73.01% of the initial mortgage pool balance, are characterized by --

         - an amortization schedule that is significantly longer than the actual term of the mortgage loan, and

         - a substantial payment, or balloon payment, being due with respect to the mortgage loan on its stated maturity date.

         Two of the 60 mortgage loans referred to in the preceding paragraph, representing 2.76% of the initial mortgage pool balance, provide for payments of interest only for the first eleven and six payments, respectively.

         ARD Loans. Five mortgage loans that we intend to include in the trust fund, representing 26.67% of the initial mortgage pool balance, are each characterized by the following features:

         - A maturity date that is generally 25 to 30 years following origination.

         - The designation of an anticipated repayment date that is ten years following origination. The anticipated repayment date for each ARD Loan is listed on Annex A-1 to this prospectus supplement.

         - The ability of the related borrower to prepay the mortgage loan, without restriction, including without any obligation to pay a prepayment premium or a yield maintenance charge, at any time on or after a date that is generally three to five months prior to the related anticipated repayment date.

         - Until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate.

         - From and after its anticipated repayment date, the accrual of interest at a revised annual rate that is equal to --

                  1. in the case of two ARD Loans, representing 24.87% of the initial mortgage pool balance, two percentage points over its initial interest rate, and

                  2. in the case of three ARD Loans, representing 1.80% of the initial mortgage pool balance, the greater of (x) two percentage points over the value of a particular U.S. Treasury security for the week ending prior to the related anticipated repayment date or (y) two percentage points over its initial interest rate.

         - The deferral of any additional interest accrued with respect to the mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. This Post-ARD Additional Interest may, in some cases, to the extent permitted by applicable law, compound at the new revised mortgage interest rate. Any Post-ARD Additional Interest accrued with respect to the mortgage loan following its anticipated repayment date will not be payable until the entire principal balance of the mortgage loan has been paid in full.

         - From and after its anticipated repayment date, the accelerated amortization of the mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property that remains after payment of the applicable monthly debt service payments and permitted operating expenses and capital expenditures and the funding of any required reserves. These accelerated amortization payments and the Post-ARD Additional Interest are considered separate from the monthly debt service payments due with respect to the mortgage loan.

         In the case of each of the ARD Loans that we intend to include in the trust fund, the related borrower has either entered into a cash management agreement or has agreed to enter into a cash management agreement on or prior to the anticipated repayment date if it has not previously done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the anticipated repayment date into a designated account controlled by the lender under the related ARD Loan.

         Fully Amortizing Loans. One of the mortgage loans that we intend to include in the trust fund, representing 0.32% of the initial mortgage pool balance, is characterized by --

         - constant monthly debt service payments throughout the substantial term of the mortgage loan, and

         - an amortization schedule that is approximately equal to the actual term of the mortgage loan.

         However, the fully amortizing loan does not have either --

         -        an anticipated repayment date, or

         -        the associated repayment incentives.

         Amortization of Principal. The tables below show the indicated information for the specified sub-groups of pooled mortgage loans. For purposes of the following tables, we have assumed that the ARD Loan matures on its anticipated repayment date.

                               MORTGAGE LOAN TYPE

                                                                                             WEIGHTED AVERAGES
                                                                              -------------------------------------------------
                                        TOTAL                      MAXIMUM
                                       CUT-OFF                     CUT-OFF
                        NUMBER OF        DATE      % OF INITIAL     DATE      MORTGAGE     STATED                CUT-OFF DATE
                         MORTGAGE     PRINCIPAL      MORTGAGE     PRINCIPAL   INTEREST   REMAINING    U/W NCF    LOAN-TO-VALUE
      LOAN TYPE           LOANS        BALANCE     POOL BALANCE    BALANCE      RATE     TERM (MO.)     DSCR         RATIO
      ---------           -----        -------     ------------    -------      ----     ----------     ----         -----
Balloon............        58        $655,307,968      70.25%    $56,248,958     7.106%     106         1.38x        73.34%
ARD................         5         248,727,124      26.67     $153,096,151    6.596       87         2.03         41.06
Partial IO/Balloon.         2          25,700,000       2.76     $16,000,000     7.306      115         1.27         77.95
Fully Amortizing...         1           3,024,623       0.32     $ 3,024,623     7.150      192         1.05         72.01
                           --        ------------     ------                     -----      ---         ----         -----
  Totals/Wtd. Avg.         66        $932,759,715     100.00%                    6.975%     101         1.55x        64.86%
                           ==        ============     ======                     =====      ===         ====         =====


        LOAN TERM, AMORTIZATION TERM AND SEASONING BY MORTGAGE LOAN TYPE

                                                                   WEIGHTED AVERAGES
                                                                ------------------------
                                                                ORIGINAL     CALCULATED               REMAINING    CALCULATED
                        NUMBER        TOTAL          % OF        TERM TO      ORIGINAL                 TERM TO      REMAINING
                          OF      CUT-OFF DATE     INITIAL      MATURITY/   AMORTIZATION              MATURITY/   AMORTIZATION
                       MORTGAGE     PRINCIPAL      MORTGAGE        ARD          TERM      SEASONING      ARD          TERM
      LOAN TYPE          LOANS       BALANCE     POOL BALANCE   (MONTHS)      (MONTHS)     (MONTHS)    (MONTHS)     (MONTHS)
      ---------          -----       -------     ------------   --------      --------     --------    --------     --------
Balloon............        58     $ 655,307,968      70.25%
   Minimum.........                                                60           300            1           43         292
   Maximum                                                        120           360           50          118         359
   Wtd. Avg........                                               113           340            7          106         333
ARD................         5       248,727,124      26.67
   Minimum.........                                               120           300            2           67         247
   Maximum.........                                               120           360           53          118         358
   Wtd. Avg........                                               120           322           33           87         288
Partial IO/Balloon.         2        25,700,000       2.76
   Minimum.........                                               120           360            5          115         360
   Maximum.........                                               120           360            5          115         360
   Wtd. Avg........                                               120           360            5          115         360
Fully Amortizing...         1         3,024,623       0.32
   Minimum.........                                               240           240           48          192         192
   Maximum.........                                               240           240           48          192         192
   Wtd. Avg........                                               240           240           48          192         192
                           --     -------------     ------        ---           ---           --          ---         ---
   Totals/Wtd. Avg.        66     $ 932,759,715     100.00%       115           335           14          101         321
                           ==     =============     ======        ===           ===           ==          ===         ===


         Voluntary Prepayment Provisions. Sixty-four of the mortgage loans that we intend to include in the trust fund, representing 83.14% of the initial mortgage pool balance, provided as of the cut-off date for --

         - a prepayment lock-out period or a prepayment lock-out/defeasance period during which voluntary prepayments are prohibited, followed by

         -        either --

                  1. in one of those cases, representing 0.72% of the initial mortgage pool balance, a prepayment consideration period during which any voluntary principal prepayment must be accompanied by prepayment consideration, followed by an open prepayment period during which voluntary principal prepayments may be made without any prepayment consideration, and

                  2. in 63 of those cases, representing 82.41% of the initial mortgage pool balance, just by an open prepayment period.

         In the case of the Exchange Place Mortgage Loan, which represents 16.41% of the initial mortgage pool balance, the prepayment lockout period has expired and the related loan documents currently provide for a prepayment consideration period, followed by an open prepayment period. The related borrower also has the right, but not the obligation, to defease the Exchange Place Mortgage Loan on any due date from and after the second anniversary of the initial issuance of the series 2002-KEY2 certificates. Another mortgage loan that we intend to include in the trust fund, representing 0.45% of the initial mortgage pool balance and secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Otay Mesa Self Storage, does not and did not provide for a prepayment lockout period or prepayment lockout/defeasance period, but provides for a prepayment consideration period followed by an open prepayment period.

         The prepayment terms of each of the mortgage loans that we intend to include in the trust fund are more particularly described in Annex A-1 to this prospectus supplement.

         Generally, the prepayment restrictions relating to each of the pooled mortgage loans do not apply to prepayments arising out of a casualty or condemnation of the corresponding mortgaged real property. Prepayments of this type are generally not required to be accompanied by any prepayment consideration. In addition, several of the mortgage loans that we intend to include in the trust fund also permit the related borrower to prepay the entire principal balance of the mortgage loan remaining, without prepayment consideration, after application of insurance proceeds or a condemnation award to a partial prepayment of the mortgage loan, provided that such prepayment of the entire principal balance is made within a specified time period following the date of such application. In the case of certain mortgage loans, if the entire principal balance is not prepaid, the monthly principal and interest payment is reduced to reflect the smaller principal balance.

         The aggregate characteristics of the prepayment provisions of the pooled mortgage loans will vary over time as --

         - lock-out periods expire and mortgage loans enter periods during which prepayment consideration may be required in connection with principal prepayments and, thereafter, enter open prepayment periods, and

         - mortgage loans are prepaid, repurchased, replaced or liquidated following a default or as a result of a delinquency.

         As described under " -- Defeasance Loans" below, 64 of the pooled mortgage loans, representing 98.83% of the initial mortgage pool balance, will permit the related borrower to obtain a full or partial release of the corresponding mortgaged real property or properties from the related mortgage lien by delivering U.S. government securities as substitute collateral.

         Notwithstanding the foregoing prepayment restrictions, prepayments may occur in connection with loan defaults, casualties and condemnations in respect of the mortgaged real properties and, in certain cases, out of cash holdbacks where certain conditions relating to the holdback have not been satisfied. Prepayment premiums and/or yield maintenance charges may not be collectable in connection with prepayments of this type. For example, see " -- Additional Loan and Property Information -- Holdbacks" below.

         Prepayment Lock-out Periods. Sixty-four of the mortgage loans that we intend to include in the trust fund, representing 83.14% of the initial mortgage pool balance, provide for prepayment lock-out periods as of the cut-off date. For those mortgage loans --

         - the maximum remaining prepayment lock-out period as of that date (including any part of the relevant period during which a defeasance could occur) is 189 months,

         - the minimum remaining prepayment lock-out period as of that date (including any part of the relevant period during which a defeasance could occur) is 40 months, and

         - the weighted average remaining prepayment lock-out period as of that date (including any part of the relevant period during which a defeasance could occur) is 104 months.

         Prepayment Consideration. Three of the mortgage loans that we intend to include in the trust fund, representing 17.59% of the initial mortgage pool balance, provide for the payment of prepayment consideration in connection with a voluntary prepayment during part of the loan term, commencing either immediately following the origination date or at the expiration of an initial prepayment lock-out period. That prepayment consideration is calculated:

         - on the basis of a yield maintenance formula that is, in some cases, subject to a minimum amount equal to a specified percentage of the principal amount prepaid; or

         - as a percentage, which may decline over time, of the amount prepaid; or

         -        as a combination of these two methods.

         Prepayment premiums and yield maintenance charges received on the pooled mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the series 2002-KEY2 certificateholders, in the amounts and in accordance with the priorities, described under "Description of the Offered Certificates -- Payments -- Payments of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement. Limitations may exist under applicable state law on the enforceability of the provisions of the pooled mortgage loans that require payment of prepayment premiums or yield maintenance charges. Neither we nor any of the underwriters makes any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of those mortgage loans. See "Certain Legal Aspects of Mortgage Loans -- Default Interest and Limitations on Prepayments" in the accompanying prospectus.

         Proceeds received in connection with the liquidation of any defaulted mortgage loan in the trust fund may be insufficient to pay any prepayment premium or yield maintenance charge due in connection with such involuntary prepayment. See "Description of the Offered Certificates -- Allocation of Collections on the Pooled Mortgage Loans to Interest, Principal and Other Amounts Due Thereunder" in this prospectus supplement.

         Due-on-Sale and Due-on-Encumbrance Provisions. All of the mortgage loans that we intend to include in the trust fund contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed below, these clauses either --

         - permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property, or

         - prohibit the borrower from doing so without the consent of the holder of the mortgage.

         See "Legal Aspects of Mortgage Loans -- Due-on-Sale and
Due-on-Encumbrance Provisions" in the accompanying prospectus.

         All of the mortgage loans that we intend to include in the trust fund permit one or more of the following types of transfers:

         - transfers of the corresponding mortgaged real property or of ownership interests in the related borrower if specified conditions are satisfied, which conditions normally include the reasonable acceptability of the transferee to the lender;

         - a transfer of the corresponding mortgaged real property or of ownership interests in the related borrower to a person that is affiliated with or otherwise related to the borrower;

         - transfers of the corresponding mortgaged real property or of ownership interests in the related borrower to specified entities or types of entities;

         - transfers of ownership interests in the related borrower for estate-planning purposes;

         - transfers of non-controlling ownership interests in the related borrower;

         - involuntary transfers caused by the death of any owner, general partner or manager of the related borrower;

         - changes of ownership among existing partners or members of the related borrower;

         - issuance by a related borrower of new partnership or membership interests; or

         -        other transfers similar to the foregoing.

         Defeasance Loans. Sixty-four of the mortgage loans that we intend to include in the trust fund, representing 98.83% of the initial mortgage pool balance, permit the borrower to deliver U.S. Treasury obligations or other government securities as substitute collateral.

         Each of these mortgage loans permits the related borrower, during specified periods and subject to specified conditions, to pledge to the holder of the mortgage loan the requisite amount of U.S. Treasury obligations or other government securities and obtain a full or partial release of the mortgaged real property or properties. In general, the U.S. Treasury obligations or other government securities that are to be delivered in connection with the defeasance of any mortgage loan must provide for a series of payments that --

         - will be made on or prior, but as closely as possible, to all successive due dates through and including the maturity date, and

         - will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment, including any applicable balloon payment, scheduled to be due on that date, with any excess to be returned to the related borrower.

         For purposes of determining the defeasance collateral for an ARD Loan, however, that mortgage loan will be treated as if a balloon payment is due on its anticipated repayment date.

         In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust a first priority security interest in the collateral.

         With four exceptions, no borrower will be permitted to defease the related mortgage loan prior to the second anniversary of the date of initial issuance of the offered certificates. The exceptions referred to in the preceding sentence relate to four mortgage loans, representing 2.00% of the initial mortgage pool balance, that may be defeased at any time on or after October 1, 2001, April 1, 2003, June 1, 2003 and October 1, 2003, respectively. Each of the four mortgage loans referred to in the prior sentence has been included in its own real estate mortgage investment conduit -- or REMIC -- for federal income tax purposes. Because two of those mortgage loans allow for defeasance earlier than the second anniversary of the startup day of the related loan REMIC, the related mortgage loan seller has a repurchase obligation with respect to each of those two mortgage loans in connection with the defeasance thereof prior to that second anniversary.

ADDITIONAL LOAN AND PROPERTY INFORMATION

         Escrows and Reserves. Sixty-two mortgage loans, representing 97.75% of the initial mortgage pool balance and secured by 67 mortgaged real properties, provide for monthly escrows for real estate taxes for those mortgaged real properties. Fifty-five mortgage loans, representing 90.24% of the initial mortgage pool balance and secured by 58 mortgaged real properties, currently provide for monthly escrows for property insurance for those mortgaged real properties. For those mortgaged real properties where real estate taxes or property insurance are not currently escrowed, it is because the originator did not deem it necessary for various reasons, including because a tenant of the property is responsible for paying all or a portion of the real estate taxes or insurance directly or that the property is covered under a blanket insurance policy.

         Fifty-eight mortgage loans, representing 85.68% of the initial mortgage pool balance and secured by 63 mortgaged real properties, have an initial escrow deposit or an ongoing monthly deposit for replacement reserves. The amount of funds deposited into the replacement reserves escrow account at loan origination and the annualized monthly escrow deposit, if any, are shown on Annex A-1 to this prospectus supplement. In some cases, the initial deposit amount may have been funded with a letter of credit in lieu of a cash deposit.

         The monthly escrow deposit for replacement reserves used to determine the annualized figure is the monthly escrow amount that was collected in June 2002 or, in the case of any loans with a first payment date subsequent to June 2002, the monthly escrow amount that was expected to be collected on the respective first payment date for each such loan. There is no assurance that this amount will continue to be escrowed in the future. In some instances, the borrower may be released from its obligation to fund a monthly replacement reserves escrow upon specified conditions being met, such as a maximum escrow balance being attained, a certain date being reached, or a certain tenant signing or extending its lease. Likewise, there may be cases where, although there is currently no monthly escrow amount, one may be required to be funded in the future, upon certain trigger events.

         Thirty-two mortgaged real properties, securing $603,088,848 of the aggregate cut-off date principal balance of the pooled mortgage loans, or 64.66% of the initial mortgage pool balance, are properties for which tenant improvements and leasing commissions are applicable. The pooled mortgage loans secured by twenty-five of those 32 mortgaged real properties, which pooled mortgage loans represent 61.17% of that $603,088,848, provide for an initial escrow deposit or an ongoing monthly escrow deposit for tenant improvements and leasing commissions. The pooled mortgage loans secured by an additional six of those 32 mortgaged real properties, which pooled mortgage loans represent 37.86% of that $603,088,848, provide for a monthly escrow deposit for tenant improvement and leasing commissions upon the occurrence of certain specified events, including an event of default or the debt service coverage ratio falling below a specified level. Annex A-1 to this prospectus supplement sets forth the amount of funds deposited into the tenant improvements and leasing commissions reserve account at loan origination and the annualized monthly escrow deposit, if any, that was collected in June 2002 or, in the case of any loans with a first payment date subsequent to June 2002, the monthly escrow amount that was expected to be collected on the respective first payment date for each such loan. In some of these cases, the initial deposit amount may have been funded with a letter of credit or surety bond in lieu of a cash deposit.

There is no assurance that this amount will continue to be escrowed in the future. In some instances, the borrower may be released from its obligation to fund a monthly tenant improvement and leasing commission reserve upon certain conditions being met, such as a maximum escrow balance being attained, a certain date being reached, or a certain tenant signing or extending its lease. Likewise, there may be cases where although there is currently no monthly escrow amount, one may be required to be funded in the future, upon certain trigger events.

         Holdbacks. Two of the mortgage loans, representing 5.60% of the initial mortgage pool balance, provide for material holdbacks under which either a portion of the original loan amount disbursed by the originating lender was placed into an escrow account at closing or a letter of credit was assigned to the benefit of the lender at closing or, in the case of the Aventine Apartments Mortgage Loan, subsequent to closing.

         In the case of the Columbia Portfolio Mortgage Loan and the Aventine Apartments Mortgage Loan, securing 3.54% and 2.06%, respectively, of the initial mortgage pool balance, the escrowed funds or letter of credit are to be released upon the satisfaction of certain performance-related criteria, including the ability to generate a specified net cash flow, or equivalently, a specified net cash flow debt service coverage ratio. The terms and conditions of the holdbacks for these two mortgage loans are discussed in further detail below.

         Columbia Portfolio Mortgage Loan. At origination, $6,000,000 was held in reserve, to be disbursed to the borrower upon satisfaction of certain conditions during the 18-month period following the loan closing including the achievement of a net cash flow of $3,297,161, based upon an annualized three-month period. If the specified conditions are not satisfied during this 18-month period, the lender is to apply (i) the outstanding amount of the holdback towards the outstanding loan amount and (ii) a corresponding yield maintenance payment which is to be made by the related borrower from other sources. The Underwritten Net Cash Flow, and consequently, the Underwritten NCF Debt Service Coverage Ratio of 1.33x for the Columbia Portfolio Mortgage Loan, have been calculated and/or presented on a "stabilized" basis, which incorporates assumptions regarding the related mortgaged real property's financial performance that are consistent with the performance-related criteria required to obtain the release of the above-referenced cash holdbacks. If calculated using an "in place" Underwritten Net Cash Flow, the Underwritten NCF Debt Service Coverage Ratio would be 1.26x for the Columbia Portfolio Mortgage Loan. Likewise, the Cut-off Date LTV Ratio and Maturity Date/ARD LTV Ratio of 77.09% and 72.58%, respectively, for the Columbia Portfolio Mortgage Loan have been calculated and/or presented using the aggregate "stabilized" appraised value of $42,775,000, which incorporates assumptions regarding the related mortgaged real properties' financial performance that are consistent with the performance-related criteria required to obtain the release of the above-referenced cash holdbacks. If these ratios had been calculated using the aggregate "as is" appraised value of $39,700,000, the Cut-off Date LTV Ratio and Maturity Date/ARD LTV Ratio would be 83.06% and 78.20%, respectively, for the Columbia Portfolio Mortgage Loan.

         The Aventine Apartments Mortgage Loan. In conjunction with the transfer of the Aventine Apartments Mortgage Loan to the trust, the related mortgage loan seller will provide, or cause another party to provide, a payment guarantee, a letter of credit or other credit enhancement instrument in the amount of $3,800,000 to the trustee. The trustee will be authorized to draw upon such instrument and apply the proceeds of such draw upon such instrument and apply the proceeds of such draw to cover any incurred Realized Losses and Additional Trust Fund Expenses attributable to such loan suffered by the series 2002-KEY2 certificateholders. The trustee's ability to make such draws on such instrument will terminate and the provider of such instrument will have no further obligations upon the Aventine Apartments Mortgage Loan achieving a debt service coverage ratio of 1.20x for four consecutive quarters, and 1.25x for at least three of those same four quarters, based on actual net cash flow generated from the related mortgaged real property on a trailing 12-month basis, normalized to reflect all required reserves, or at such time as the scheduled payments of principal and interest on the loan have been satisfied in full or the obligations under such instrument have been satisfied in full. For so long as the above-referenced payment guarantee, letter of credit or other credit enhancement instrument is outstanding, the related mortgage loan seller will be entitled to receive various reports, statements and other information regarding the Aventine Apartments Mortgage Loan and, in the event the Aventine Apartments Mortgage Loan becomes specially serviced, to purchase the Aventine Apartments Mortgage Loan at a price generally equal to its outstanding principal balance, together with accrued and unpaid interest and certain expenses. The Underwritten NCF Debt Service Coverage Ratio of 1.25x for the Aventine Apartments Mortgage Loan has been calculated and/or presented on a "stabilized" basis, which incorporates assumptions regarding the related mortgaged real property's financial performance that are consistent with the performance-related criteria required to obtain the release of the above-referenced letter of credit. If calculated using the "in place" Underwritten Net Cash Flow, the Underwritten NCF Debt Service Coverage Ratio would be 1.10x for the Aventine Apartments Mortgage Loan. The Cut-off Date LTV Ratio and Maturity Date/ARD LTV Ratio of 69.40% and 62.86%, respectively, for the Aventine Apartments Mortgage Loan have been calculated and/or presented using an appraised value of $27,700,000, which is the "as is" appraised value as of July 13, 2000.

         In the case of four other pooled mortgage loans, representing 8.18% of the initial mortgage pool balance, there exist holdbacks, which, although not taken into account for purposes of calculating debt service coverage and/or loan-to-value ratios, are required to be applied to prepay the related mortgage loan in the event that a performance-related condition is not satisfied by a specified date. The maximum possible prepayment associated with these holdbacks would be $2,168,000.

         Delinquencies. None of the mortgage loans that we intend to include in the trust fund were, as of the cut-off date, more than 30 days delinquent with respect to any monthly debt service payment.

         Tenant Matters. Described and listed below are special considerations regarding tenants at the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund --

         - Nineteen of the mortgaged real properties, securing 33.29% of the initial mortgage pool balance, are, in each case, a commercial property that is leased to one or more tenants that each occupy at least 25% or more of the net rentable area of the particular property. A number of companies are tenants at more than one of the mortgaged real properties.

         - There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a major tenant at any of those properties, it is significant to the success of the properties.

         - One mortgaged real property, securing 1.50% of the initial mortgage pool balance, is a multifamily rental property that has a material concentration of military personnel.

         - With respect to certain of the mortgage loans, the related borrower has given to certain tenants, or the project developer has retained, an option to purchase, a right of first refusal or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated. This may impede the mortgagee's ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property.

         Ground Leases. Two of the mortgage loans that we intend to include in the trust fund, representing 16.96% of the initial mortgage pool balance, are secured by a mortgage lien on the borrower's leasehold interest in the corresponding mortgaged real property, but not on the fee interest in that property. In addition, one mortgage loan, representing 6.03% of the initial mortgage pool balance, is secured by a mortgage lien on the related borrower's leasehold interest in a portion of the mortgaged real property and on the fee interest in the other portion of that property. For all three of those mortgage loans, the term of the related ground lease, after giving effect to all extension options, expires more than 20 years after the stated maturity or anticipated repayment date of the related mortgage loan. The ground lessor has agreed to give the holder of that mortgage loan notice of, and the right to cure, any default or breach by the ground lessee.

         Additional and Other Financing. The Westfarms Mall Property is encumbered by a mortgage instrument that secures not only a $78,872,149 mortgage loan that we intend to include in the trust fund but also (a) a $78,872,149 mortgage loan that is pari passu with the corresponding pooled mortgage loan and
(b) a $51,915,845 subordinate mortgage loan, neither of which other mortgage loans is an asset of the trust and each of which other mortgage loans is cross-defaulted with the corresponding pooled mortgage loan. In addition, the loan documents for the Westfarms Mall Loan Group permit the Westfarms Mall Borrower to incur (a) future additional unsecured debt in an amount not to exceed $6,000,000, in the ordinary course of business relating to the ownership and operation of the Westfarms Mall Property and routine administration of the Westfarms Mall Borrower, and (b) future additional secured debt not to exceed $2,500,000, in the ordinary course of business in order to obtain equipment, personal property, and fixtures, which may only be secured by liens on equipment, personal property and fixtures. See "Description of the Mortgage Pool -- Significant Underlying Mortgage Loans -- The Westfarms Mall Mortgage Loan" in this prospectus supplement.

         In the case of the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Wilton Executive Campus and representing 2.62% of the initial mortgage pool balance, the related borrower currently has secured debt outstanding to Sparrow Mortgage Company LLC, an affiliate of the related borrower through common ownership, in the amount of $10,240,069.02, which debt was subordinated to the lien of the related mortgage instrument by a subordination and standstill agreement executed by the holder of the subordinated debt. The maturity date of the subordinated debt is one year beyond the maturity date of the subject pooled mortgage loan. The related borrower also currently has unsecured debt outstanding, in the amount of $738,896.00, in addition to trade receivables, equipment financing and other debts incurred in the ordinary course of business. The holders of the unsecured debt, Albert J. Kleban and Stephen J. Saft, principals of the related borrower, executed a subordination and standstill agreement for the benefit of the holder of the subject pooled mortgage loan.

         In the case of one mortgage loan, representing 1.04% of the initial mortgage pool balance and secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as The Seville Apartments, the related mortgage loan documents permit the related borrower to encumber that mortgaged real property with a subordinate lien securing a subordinate loan upon lender's approval, which shall not be unreasonably withheld, and satisfaction of specified criteria, including specified debt service and loan-to-value ratios, execution of an intercreditor and subordination agreement, rating agency confirmation and other standard conditions.

         In the case of the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Shenandoah Square and representing 1.39% of the initial mortgage pool balance, the related mortgage permits unsecured subordinated loans to the related borrower made by Ramco-Gershenson Properties, L.P., an affiliate of the borrower, provided such loan(s) are made for the sole purpose of funding, and are used by the borrower solely for, working capital and/or the expansion or relocation of the Walgreens Space and/or the expansion of the Publix Space provided the lender consents to such relocation or expansion and provided that the following conditions are satisfied:

         (1) no payments under the subordinate loan(s) are due and payable prior to payment in full of the subject pooled mortgage loan;

         (2) the aggregate outstanding balance of the subordinated loan(s) (plus accrued interest) and the related pooled mortgage loan, which has a cut-off date principal balance of $12,934,050, does not exceed $13,812,500;

         (3) Ramco-Gersheson delivers a subordination and standstill agreement in lender's form attached to the loan documents pursuant to which, among other things, subordinates the unsecured loan in priority and payment to the lien of the related lender; and

         (4) the related borrower pays all fees incurred by the lender in connection with the proposed transaction.

         In the case of the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Coral Creek Shops, representing 1.10% of the initial mortgage pool balance, the related mortgage loan documents permit the related borrower to incur future unsecured subordinate debt in addition to trade receivables, equipment financing and other debt incurred in the ordinary course of business, upon lender's approval, which shall not be unreasonably withheld, and upon satisfaction of certain criteria, including a specified loan-to-value ratio, rating agency confirmation, execution of a subordination agreement and other standard conditions.

         In the case of one mortgage loan, representing 0.75% of the initial mortgage pool balance and secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Hammonton Square, the related borrower:

         - currently has outstanding unsecured debt to affiliates, in addition to trade receivables, equipment financing and other debts incurred in the ordinary course of business; and

         -        is permitted under the related mortgage loan documents to --

                  (1) incur future additional unsecured subordinate debt to affiliates upon lender's approval and execution of a subordination agreement, and

                  (2) obtain mezzanine financing upon lender's approval and satisfaction of specified criteria, including specified debt service coverage and loan-to-value ratios, execution of an intercreditor and subordination agreement, rating agency confirmation and the establishment of a lockbox account.

         Five of the mortgage loans that we intend to include in the trust fund, representing 3.82% of the initial mortgage pool balance, do not, in any such case, prohibit the related borrower from incurring additional unsecured debt because the related borrowers are not, by virtue of their related mortgage loan documents or related organizational documents, special purpose entities.

         In the case of those mortgage loans which require or allow letters of credit to be posted by the related borrower as additional security for the mortgage loan, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

         In the case of two mortgage loans that we intend to include in the trust fund, representing 1.21% of the initial mortgage pool balance, one or more of the principals of the related borrower have incurred or are permitted to incur mezzanine debt. Mezzanine debt is debt that is secured by the principal's ownership interest in the borrower. This type of financing effectively reduces the indirect equity interest of any principal in the corresponding mortgaged real property.

         One of the mortgage loans referenced in the preceding paragraph is the Hammonton Square pooled mortgage loan, which we discuss above. In the case of the other mortgage loan referenced in the preceding paragraph, representing 0.46% of the initial mortgage pool balance and secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Northbrook Atrium, on or after the first anniversary of the first installment of principal and interest, the related borrower's principals are permitted to pledge their partnership interests in the related borrower provided that (1) the pledge occurs in connection with a permitted sale of that mortgaged real property, (2) the pledge is in favor of the related borrower (that is, the "seller" to said principals), and (3) the following conditions are satisfied:

         (a) the lender and the related borrower enter into a standstill, subordination and mutual recognition agreement wholly acceptable to the lender;

         (b) the lender approves all of the material terms of the seller financing;

         (c) the holder of the seller financing (and any successor or assign thereof) is wholly owned and controlled by Andrew J. Segal;

         (d) the lender approves all of the terms and provisions of the loan documents evidencing and securing the seller financing;

         (e) the aggregate principal amount of the seller financing and the subject pooled mortgage loan does not exceed 85% of the appraised value of the related mortgaged real property as of the date of the transfer and assumption; and

         (f) the adjusted debt service coverage ratio, as defined in the related mortgage (aggregating the principal balance of the seller financing and the related pooled mortgage loan) is at least 1.20x.

         Except as disclosed under this " -- Additional and Other Financing" subsection and "Risk Factors -- Risks Related to the Underlying Mortgage Loans -- Some of the Underlying Borrowers Have Incurred or Are Permitted to Incur Additional Debt Secured by the Related Mortgaged Real Property", " -- Risks Related to the Underlying Mortgage Loans -- Some of the Underlying Borrowers Have Incurred or Are Permitted to Incur Additional Debt That is Not Secured by the Related Mortgaged Real Property" and " -- In the Case of Some of the Mortgage Loans That We Intend to Include in the Trust Fund, One or More of the Principals of the Related Borrower Have Incurred or Are Permitted to Incur Mezzanine Debt" in this prospectus supplement, we have not been able to confirm whether the respective borrowers under the mortgage loans that we intend to include in the trust fund have any other debt outstanding or whether the principals of those borrowers have any mezzanine debt outstanding.

UNDERWRITING MATTERS

         General. In connection with the origination of each of the mortgage loans that we intend to include in the trust fund, the related originator of the mortgage loan evaluated the corresponding mortgaged real property or properties in a manner generally consistent with the standards described below.

         Environmental Reports. For all of the mortgaged real properties, a third-party environmental consultant conducted a Phase I environmental study meeting ASTM standards for each of those mortgaged real properties. The resulting Environmental Reports were prepared --

         - in the case of 53 mortgaged real properties, securing 68.29% of the initial mortgage pool balance, during the 12-month period ending on September 1, 2002,

         - in the case of 11 mortgaged real properties, securing 10.51% of the initial mortgage pool balance, during the 12-month period ending on September 1, 2001 and

         - in the case of seven mortgaged real properties, securing 21.20% of the initial mortgage pool balance, on or before September 1, 2000.

         For three of the mortgaged real properties, securing 18.11% of the initial mortgage pool balance (including two mortgaged real properties securing 17.14% of the initial mortgage pool balance, for which Phase I environmental reports were prepared before September 1, 2000), an environmental transaction screen or database search was performed during the 12-month period preceding the cut-off date and subsequent to the original Phase I environmental report.

         The environmental investigation at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, tests for radon, lead-based paint, and lead in drinking water were generally performed only at multifamily rental properties and only when the environmental consultant or originator of the related mortgage loan believed this testing was warranted under the circumstances.

         The above-described environmental investigations identified various adverse or potentially adverse environmental conditions at some of the mortgaged real properties. In many cases, the identified condition related to the suspected or confirmed presence of asbestos-containing materials, lead-based paint or radon. Where these substances were suspected or present, and depending upon the condition of the substances, the environmental consultant generally recommended, and the lender required, the implementation of the recommendations prior to closing, or the escrowing of funds sufficient to affect such recommendations, including --

         - that the substances not be disturbed and that additional testing be performed prior to any renovation or demolition activities, or

         - the establishment of an operation and maintenance plan to address the issue, or

         - an abatement or removal program and, where appropriate, a notification program.

         In other cases, where the environmental consultant recommended specific remediation of a material adverse environmental condition, the related originator of the mortgage loan in substantially all cases required the related borrower:

         1.       to carry out the specific remedial measures prior to closing;

         2. to carry out the specific remedial measures post-closing and deposit with the lender a cash reserve in an amount equal to at least 100% of the estimated cost to complete the remedial measures; or

         3. to obtain from a party with financial resources reasonably estimated to be adequate to cure the subject violation in all material respects a guaranty or indemnity to cover the costs of any necessary remedial measures.

         However, some borrowers under the mortgage loans have not yet satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. In these cases, there exists an escrow sufficient to cover the estimated cost of such recommendations. However, there can be no assurance that these obligations or the recommended operations and maintenance plans have been or will continue to be implemented, or that the cost of implementing them will not exceed the estimated cost. If any adverse environmental conditions are not properly addressed or monitored over time by the related borrower, it could result in a significant loss or environmental liability for the trust.

         In some cases, residual contamination does or will remain at a mortgaged real property after remedial action is performed. While the presence of this residual contamination may be acceptable today, there can be no assurance that future legal requirements, prospective purchasers or future owners will not require additional investigation or cleanup.

         In some cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at a mortgaged real property because:

         - the responsible party or parties with respect to that condition had already been identified, or

         - the responsible party or parties currently monitor actual or potential adverse environmental conditions at that property, or

         - the levels of hazardous substances at that property were found to be below or very close to applicable thresholds for reporting, abatement or remediation, or

         - the property had been accepted into a state-funded remediation program.

However, there can be no assurance that the responsible party or parties, in each case, are financially able or will actually correct the problem. In some of these cases, the responsible party or parties have installed monitoring wells on the mortgaged real property and/or need access to the mortgaged real property for monitoring or to perform remedial action.

         In some cases, the Environmental Report for a mortgaged real property identified potential environmental problems at nearby properties, including but not limited to spills of hazardous materials and leaking underground storage tanks. In those cases, the environmental reports indicated that --

         -        the subject mortgaged real property had not been affected,

         - the potential for the problem to affect the subject mortgaged real property was unlikely,

         - the party or parties responsible for remediating the potential environmental problems had been identified, or

         - there was no evidence to suggest that there has been an adverse environmental impact to the subject mortgaged real property.

         In those cases where the party or parties responsible for remediation had been identified, there can be no assurance that such party or parties, in each case, are financially able or will actually correct the problem.

         The information contained in this prospectus supplement regarding environmental conditions at the mortgaged real properties is based on the environmental site assessments referred to in this " -- Environmental Reports" subsection and has not been independently verified by --

         -        us,

         -        any of the mortgage loan sellers,

         -        any of the underwriters,

         -        the master servicer,

         -        the special servicer,

         -        the trustee, or

         -        the affiliates of any of these parties.

         There can be no assurance that the environmental assessments or studies, as applicable, identified all adverse environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties or will not result in a claim for damages by a party injured by the condition.

         The series 2002-KEY2 pooling and servicing agreement requires that the special servicer obtain an environmental site assessment of a mortgaged real property prior to acquiring title to the property or assuming its operation. This requirement precludes enforcement of the security for the related mortgage loan until a satisfactory environmental site assessment is obtained or until any required remedial action is taken. In addition, there can be no assurance that the requirements of the series 2002-KEY2 pooling and servicing agreement will effectively insulate the trust from potential liability for a materially adverse environmental condition at any mortgaged real property.

         Property Condition Assessments. All of the mortgaged real properties were inspected by professional engineers or architects. Fifty-six of those mortgaged real properties, securing 86.40% of the initial mortgage pool balance, were inspected during the 12-month period preceding the cut-off date. Ten of those mortgaged real properties, securing 9.54% of the initial mortgage pool balance, were inspected during the 12- to 24-month period preceding the cut-off date. Five mortgaged real properties, securing 4.06% of the initial mortgage pool balance were inspected prior to the 24-month period preceding the cut-off date. These inspections included an assessment of the mortgaged real properties' exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located at each of the mortgaged real properties.

         The inspections identified various deferred maintenance items and necessary capital improvements at some of the mortgaged real properties. The resulting inspection reports generally included an estimate of cost for any recommended repairs or replacements at a mortgaged real property. When repairs or replacements were recommended, the related borrower was generally required to
--

         -        carry out necessary repairs or replacements, or

         - establish reserves, generally in the amount of 125% of the estimated cost of the repairs or replacements necessary to cure the deferred maintenance items identified in the inspection report that, at the time of origination, remained outstanding, with that estimated cost being based upon the estimates given in the inspection report, or, in certain cases, upon an actual contractor's estimate.

         There can be no assurance that another inspector would not have discovered additional maintenance problems or risks, or arrived at different, and perhaps significantly different, judgments regarding the problems and risks disclosed by the respective inspection reports and the cost of corrective action.

         Appraisals and Market Studies. An independent appraiser that is state-certified and/or a member of the Appraisal Institute prepared an appraisal of each of the mortgaged real properties securing the mortgage loans that we intend to include in the trust fund, in order to establish the approximate value of the property. Those appraisals are the basis for the appraised values for the respective mortgaged real properties set forth on Annex A-1 to this prospectus supplement. For 52 mortgaged properties, securing 66.06% of the initial mortgage pool balance, the appraised value is as of a date within twelve months of the cut-off date. For 12 mortgaged real properties, securing 26.48% of the initial mortgage pool balance, the appraised value is as of a date during the 12-to 24-month period preceding the cut-off date. For five mortgaged real properties, securing 4.06% of the initial mortgage pool balance, the appraised value is as of a date prior to the 24-month period preceding the cut-off date.

         In some cases, an appraisal contained an "as is" value, with an "as of" date consistent with the date that the appraisal was prepared, and a "stabilized" value, with a specified future "as of" date. For mortgaged real properties where the specified conditions for the stabilized value were met, the stabilized value "as of" date was used in the above analysis, with two exceptions, where stabilized values were used when specified conditions have not been met. The exceptions referred to in the preceding sentence relate to two mortgaged properties, securing 3.40% of the initial mortgage pool balance and identified on Annex A-1 to this prospectus supplement as Columbia Park Mobile Home Park and Brook Park Mobile Home Park, respectively. The "as is" values for these mortgaged real properties as of May 20, 2002 were $36,000,000 and $2,100,000, respectively.

         Each of the appraisals referred to above represents the analysis and opinions of the appraiser at or before the origination of the related mortgage loan. The appraisals are not guarantees of, and may not be indicative of, the present or future value of the subject mortgaged real property. There can be no assurance that another appraiser would not have arrived at a different valuation of any particular mortgaged real property, even if the appraiser used the same general approach to, and the same method of, appraising that property. Neither we nor any of the underwriters has confirmed the values of the respective mortgaged properties in the appraisals referred to above.

         In general, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. However, this amount could be significantly higher than the amount obtained from the sale of a property under a distress or liquidation sale.

         Except for one mortgaged real property, securing 0.31% of the initial mortgage pool balance, the appraisal upon which the appraised value for each mortgaged real property is based contains, or is accompanied by a separate letter that contains, a statement by the respective appraiser, to the effect that the appraisal guidelines set forth in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing that appraisal. However, neither we nor any of the underwriters, the related mortgage loan seller or the related originator has independently verified the accuracy of this statement.

         Zoning and Building Code Compliance. Each mortgage loan seller has, with respect to its pooled mortgage loans, examined whether the use and operation of the related mortgaged real properties were in material compliance with all zoning and land-use ordinance, rules, regulations and orders applicable to those real properties at the time of origination. The mortgage loan sellers may have considered --

         -        legal opinions or zoning consultant's reports,

         - certifications from, and/or discussions with, government officials,

         -        information contained in appraisals, surveys and site plan,

         -        title insurance endorsements,

         - representations by the related borrower contained in the related mortgage loan documents, or

         - property condition assessments undertaken by independent licensed engineers,

in determining whether the mortgaged real properties were in compliance.

         In some cases, the use, operation or structure of a mortgaged real property constitutes a permitted nonconforming use or structure. Generally, the improvements on that mortgaged real property may not be rebuilt to their current state in the event that those improvements are materially damaged or destroyed. Generally, where a mortgaged real property constitutes a permitted nonconforming use or structure and the improvements on the particular property may not be rebuilt to their current specifications in the event of a major casualty, the related mortgage loan seller conducted an analysis as to:

         -        whether the extent of the nonconformity is material;

         - whether sufficient insurance proceeds would be available to restore the mortgaged real property in accordance with then-applicable requirements, and whether the mortgaged real property, if permitted to be repaired or restored in conformity with current law, would be adequate security for the related mortgage loan;

         - the extent of the risk that the mortgaged real property would suffer a material casualty of a magnitude that applicable ordinances would require conformity with current requirements, is remote; and/or

         - whether the insurance proceeds, together with the value of the remaining property, would be sufficient to pay the loan.

         There is no assurance, however, that any such analysis was correct, or that the above determinations were made in each and every case.

         Hazard, Liability and Other Insurance. Although exceptions exist, the loan documents for each of the mortgage loans we intend to include in the trust fund generally require the related borrower to maintain with respect to the corresponding mortgaged real property the following insurance coverage:

         - except in the case of the mobile home park, hazard insurance in an amount, subject to a customary deductible, that is at least equal to the lesser of --

                  1. the outstanding principal balance of the mortgage loan, and

                  2. replacement cost or the full insurable replacement cost of the improvements located on the insured property;

         - if any portion of the improvements at the property are in an area identified in the federal register by the Flood Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines in an amount that is equal to the least of --

                  1. the outstanding principal balance of the related mortgage loan,

                  2.       the full insurable value of the insured property, and

                  3. the maximum amount of insurance available under the National Flood Insurance Act of 1968;

         - comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in an amount at least equal to $1,000,000 per occurrence;

         - business interruption or rent loss insurance either in an amount not less than 100% of the projected rental income or revenue from the insured property for at least 12 months or, alternatively, in an amount as may be required by the lender; and

         - if the mortgaged real property is in an area identified as having a high risk of loss due to windstorms, as described under "Risk Factors -- Risks Related to the Underlying Mortgage Loans -- Uninsured Loss; Sufficiency of Insurance", windstorm insurance.

         In general, the mortgaged real properties for the mortgage loans that we intend to include in the trust fund are not insured against earthquake risks. Seventeen mortgaged real properties, securing 12.36% of the initial mortgage pool balance, are located in seismic zones 3 and 4, which are areas that are considered to have a high earthquake risk. In most of these cases, a third-party consultant conducted seismic studies to assess the probable maximum loss for the property. In general, those studies were performed in accordance with generally accepted industry standard assumptions and methodologies. In the case of one of these mortgaged real properties, securing 0.38% of the initial mortgage pool balance, the resulting reports indicated a probable maximum loss in excess of 20% of the estimated replacement cost of the improvements. In this case, the related originator required the borrower to obtain earthquake insurance. In the case of three of these mortgaged real properties, securing 1.58% of the initial mortgage pool balance, seismic studies were not performed to assess the probable maximum loss. However, in all three cases, earthquake insurance was obtained.

         In the case of some of the mortgaged real properties securing mortgage loans that we intend to include in the trust fund, including, for example, the Exchange Place Property, the insurance covering any of such mortgaged real properties for acts of terrorism may be provided through a blanket policy that also covers properties unrelated to the trust fund. Acts of terrorism at those other properties could exhaust coverage under the blanket policy. No representation is made as to the adequacy of any such insurance coverage provided under a blanket policy, in light of the fact that multiple properties are covered by that policy.

         We are aware of at least 23 mortgaged real properties, securing 18.60% of the initial mortgage pool balance, as to which the hazard insurance policies expressly exclude coverage for acts of terrorism and other similar acts. However, the hazard insurance policies on several other mortgaged real properties are subject to renewal during September 2002 and the new policies for those properties may also include such an exclusion.

SIGNIFICANT UNDERLYING MORTGAGE LOANS

         Set forth below are summary discussions of the five largest mortgage loans, or groups of cross-collateralized mortgage loans, and certain related mortgage loans, that we intend to include in the trust fund.

         The tenant and lease information included in the summary discussions below, in this " -- Significant Underlying Mortgage Loans" section, is as of the "Occupancy as of Date" shown on Annex A-1 to this prospectus supplement.

         The Exchange Place Mortgage Loan.

         General. The Exchange Place Mortgage Loan has a cut-off date principal balance of $153,096,151, which represents 16.41% of the initial mortgage pool balance. The Exchange Place Mortgage Loan is secured by a first priority leasehold mortgage on a 40-story class A office building with a total of approximately 1,121,606 square feet of net rentable area located in the financial district of Boston, Massachusetts. The Exchange Place Mortgage Loan is also secured by a collateral assignment of the fee mortgage on the Exchange Place Property, which mortgage is held by the Exchange Place Borrower, and has been pledged to the lender under the Exchange Place Mortgage Loan.

         S&P and Moody's have confirmed to us that the Exchange Place Mortgage Loan, or securities backed thereby, have, in the context of its inclusion in the trust fund, credit characteristics consistent with that of obligations rated AA+ and Aa1 by S&P and Moody's, respectively.

         The Borrower and Sponsors. The Exchange Place Borrower is WFP 53 State Street Co. Limited Partnership. It is --

         - a single purpose entity, formed as a limited partnership under the laws of the Commonwealth of Massachusetts, and

         - owned 99.5% by WFP State Street Holding Co. L.P., the general partner, and 0.5% by WFP 53 State Street Holding Co. G.P. Corp., the limited partner.

         The Exchange Place Borrower is the lessee under the ground lease of the Exchange Place Property. The Exchange Place Borrower is ultimately controlled by Brookfield Properties Corporation and Deutsche Grundbesitz Management GmbH ("DGMG"), a subsidiary of Deutsche Bank AG. Brookfield owns, develops and manages premier North American office properties. Brookfield also operates real estate service businesses and develops residential master-planned communities. The Brookfield portfolio includes 50 commercial properties and development sites totaling 44 million square feet, and it has 120 million square feet of space under management. Brookfield's commercial real estate portfolio consists primarily of office properties located in major metropolitan markets in North America. Approximately 93% of its portfolio is located in New York (36%), Toronto (24%), Calgary (14%), Denver (7%), and Minneapolis (7%).Brookfield's portfolio contains several landmark office properties including One Liberty Plaza, World Financial Center, and 245 Park Avenue in New York City and Exchange Place and 75 State Street in Boston. Brookfield operates all of its properties through on-site management teams employed by its property management affiliates. DGMG is a real estate investment management affiliate of Deutsche Bank that manages an international real estate portfolio valued at more than $5 billion dollars. Deutsche Bank is a global, integrated investment services firm with a long-term senior unsecured debt rating of Aa3 by Moody's and a long-term credit rating of AA- by S&P.

         Interest Rate; Application of Interest and Principal Payments; Prepayments; Defeasance. The Exchange Place Mortgage Loan is an ARD Loan with an anticipated repayment date of March 31, 2008 and a stated maturity date of March 31, 2023. Interest accrues on the Exchange Place Mortgage Loan on the basis of the actual number of days elapsed each month in a year assumed to consist of 360 days. Until its anticipated repayment date, the Exchange Place Mortgage Loan accrues interest at a rate of 6.91% per annum. On the first day of each month through and including the related anticipated repayment date, the Exchange Place Borrower is required to make a constant monthly principal (calculated based on a 25-year amortization schedule) and interest payment of $1,156,730.00 on the Exchange Place Mortgage Loan. From and after its anticipated repayment date, the Exchange Place Mortgage Loan will accrue interest at a revised interest rate of 8.91% per annum; however, the difference between the interest accruing at the original interest rate and the revised interest rate is added to the debt and payable from property cash flow as provided below.

         The Exchange Place Borrower may prepay the Exchange Place Mortgage Loan in whole, but not in part, on or prior to October 1, 2007 upon payment of a yield maintenance prepayment consideration, and after October 1, 2007 without payment of any prepayment consideration.

         The Exchange Place Borrower has the right, but not the obligation, to defease the Exchange Place Mortgage Loan, in whole only, on any due date from and after the second anniversary of the initial issuance of the series 2002-KEY2 certificates and thereby obtain the release of the mortgage lien on the Exchange Place Property. Such a defeasance will be effected by the Exchange Place Borrower's pledging substitute collateral that consists of U.S. government securities producing payments which replicate the payment obligations of the Exchange Place Borrower under the Exchange Place Mortgage Loan on or prior to, but as close as possible to, each due date following the defeasance and are sufficient to pay-off the Exchange Place Mortgage Loan in its entirety on the maturity date in March 2023.

         The Exchange Place Property. The Exchange Place Property is a 40-story class A office building with a total of approximately 1,121,606 rentable square feet and is located at the intersection of State and Congress Streets in the heart of the financial district of Boston, Massachusetts. The aforementioned square footage of the Exchange Place Property consists of office space and approximately 11,000 square feet of retail space and 97 parking spaces.

         The office, retail and parking complex was completed in 1985 and incorporates the historic granite and marble Stock Exchange building. The Appraised Value, determined as of September 1, 2001, is $440,000,000, which results in a Cut-off Date LTV Ratio of 34.79%. The Underwritten Net Cash Flow for the Exchange Place Property is $26,716,607, resulting in Underwritten NCF Debt Service Coverage Ratio of 1.92x.

         The tables below provide the indicated information regarding tenants and leases at the Exchange Place Property.

               SIGNIFICANT TENANTS AT THE EXCHANGE PLACE PROPERTY

                                                                                                                 IN-PLACE
                                                                                               IN-PLACE         ANNUALIZED
                                               LEASE                        % OF TOTAL        ANNUALIZED         BASE RENT
               TENANT NAME                   EXPIRATION      TENANT SF       TENANT SF         BASE RENT          PER SF
               -----------                   ----------      ---------       ---------         ---------          ------
Goodwin Proctor & Hoar.................       4/30/06         359,397        32.04%         $  13,613,358         $37.88
Fidelity Properties....................       6/30/06         169,943        15.15%         $   3,993,661         $23.50
Citizens Bank (rated A)................      8/31/10(1)       128,571        11.46%         $   6,293,550         $48.95

-----------------

(1)      114,021 SF expires on 7/31/10.


            LEASE EXPIRATION SCHEDULE FOR THE EXCHANGE PLACE PROPERTY

                                                                                               CUMULATIVE %
              YEAR OF                       EXPIRING                 % OF TOTAL                  OF TOTAL
            EXPIRATION                     SQUARE FEET               SQUARE FEET                SQUARE FEET
            ----------                     -----------               -----------                -----------
               2002                                  0                   0.00%                     0.00%
               2003                             25,852                   2.30                      2.30
               2004                             36,511                   3.26                      5.56
               2005                            228,438                  20.37                     25.93
               2006                            579,962                  51.71                     77.64
               2007                                  0                   0.00                     77.64
               2008                            113,476                  10.12                     87.75
               2009                                  0                   0.00                     87.75
               2010                            128,571                  11.46                     99.22
               2011                                  0                   0.00                     99.22
          2012 and beyond                        4,767                   0.43                     99.64
              Vacant                                 0                   0.00                      0.00

             TOTAL(1)                        1,117,577                  99.64%                    99.64%

----------------------

(1) Difference in total square footage is due to building office and storage space of 4,029 square feet.


         Property Management. The Exchange Place Property is managed by Brookfield Financial Properties, L.P., an affiliate of Brookfield Properties Corporation.

         Reserves and Escrows. The Exchange Place Borrower is required to make monthly escrow payments for the payment of insurance, real estate taxes, capital expenditures and tenant rollover reserves with respect to the Exchange Place Property. The Exchange Place Mortgage Loan requires a replacement reserve escrow in the amount of $168,000 per year to be funded on a monthly basis through the life of the Exchange Place Mortgage Loan. The Exchange Place Mortgage Loan also requires: (a) a reserve to tenant improvements and leasing commissions in the annual amount of $1,832,000 to be funded on a monthly basis; and (b) a tax and insurance reserve with monthly deposits equal to 1/12th of the annual charges for such items is also required. The current balance in the tenant improvements and leasing commissions reserve as of June 2002 was $3,527,402.

         Lockbox. The Exchange Place Borrower has established a hard lockbox account into which all rents, income and revenues received by or on behalf of the Exchange Place Borrower in respect of the Exchange Place Property are deposited. All funds on deposit in the lockbox account are to be swept into a cash management account controlled by the mortgagee. On each due date, amounts on deposit in the cash management account are to be applied in respect of the Exchange Place Mortgage Loan and the Exchange Place Property in the following order of priority:

                  first, to the payment of any ground rent remaining unpaid after offsetting applicable amounts payable by the ground lessor under the fee mortgage;

                  second, to the funding of the monthly debt service subaccount, in an amount sufficient to pay the monthly debt service payment of the Exchange Place Mortgage Loan on the next scheduled payment date;

                  third, to the monthly debt service subaccount, in payment of all amounts then due and owing to the lender under the terms of the cash management agreement or any of the other loan documents;

                  fourth, to the funding of the tax and insurance escrow subaccount, in an amount sufficient to fund the required monthly reserve deposit;

                  fifth, to the funding of the replacement reserve subaccount, in an amount sufficient to fund the required monthly required reserve;

                  sixth, to the funding of the tenant improvement and leasing commission reserve subaccount, in the amount sufficient to fund the required monthly reserve deposit;

and so long as no event of default has occurred and is continuing, the disbursement of the balance, if any, remaining in the deposit account after distribution to the subaccounts, to the Exchange Place Borrower periodically as funds become available. The Exchange Place Borrower has the right to substitute a letter of credit for amounts otherwise required to be deposited in the tax and insurance escrow subaccount, replacement reserve subaccount or tenant improvement and leasing commissions subaccount, whereupon the deposits to those subaccounts are no longer required. After the anticipated prepayment date, the monthly debt service subaccounts are funded after the tenant improvement and leasing commission reserve subaccount and any remaining balance is paid to the mortgagee, first in payment of any outstanding and unpaid principal and then in payment of any outstanding and unpaid accrued interest.

         Fee Mortgage. In addition to the leasehold mortgage covering the lessee's interest in the ground lease of the Exchange Place Property, the Exchange Place Mortgage Loan is also secured by a collateral assignment of a fee mortgage on the Exchange Place Property granted by the lessor under the ground lease of the Exchange Place Property as security for a $8,825,000 loan (the "Fee Mortgage Debt") made to the ground lessor in 1979 at the time of execution of the ground lease. The balance of the Fee Mortgage Debt was $8,530,955.30 as of July 23, 2002. Payments on the Fee Mortgage Debt, which are currently $73,820.18 per month, have been taken into account in determining Underwritten Net Cash Flow on the Exchange Place Property, resulting in an Underwritten NCF Debt Service Coverage Ratio of 1.92x for the Exchange Place Property. If those payments on the Fee Mortgage Debt had not been included in the determination of Underwritten Net Cash Flow on the Exchange Place Property, the resulting Underwritten NCF Debt Service Coverage Ratio would have been 1.86x. The Fee Mortgage Debt matures August 1, 2029, but may be prepaid prior to maturity, in which case the proceeds of the prepayment are to be held as a reserve and disbursed on a monthly basis for the payment of ground rent under the ground lease of the Exchange Place Property, resulting in a reduction in the balance of the reserve over time.

         The Exchange Place Borrower is not in possession of the original promissory note evidencing the Fee Mortgage Debt. The Exchange Place Borrower has represented that it is the holder of the Fee Mortgage Debt, has affirmed the collateral assignment of the Fee Mortgage Debt as additional security for the Exchange Place Mortgage Loan, and has executed an affidavit respecting the loss of the original promissory note and indemnified the holder of the Exchange Place Mortgage Loan with respect to the claims of any other holder of the Fee Mortgage Debt. Nevertheless, the sole method by which the collateral assignment of the Fee Mortgage Debt has been perfected is the recent filing of a financing statement, which recent perfection may result in the collateral assignment constituting an avoidable preference in the event of a bankruptcy of the Exchange Place Borrower, and the collateral assignment of the Fee Mortgage could further be subject to the rights of an actual holder of the related promissory note and to any prior perfected security interest in the Fee Mortgage Debt.

         In the case of an event of default under the Exchange Place Mortgage Loan, the trust cannot take ownership and possession of the pledged Fee Mortgage Debt and related pledged fee mortgage and would therefore be required to sell it to a third party at a public sale. As a result, and also because of the lack of an original promissory note evidencing the Fee Mortgage Debt, the trust may not in any such sale be able to realize upon the full value of the Fee Mortgage Debt and related pledged fee mortgage.

         Potential Alterations; Construction of Subway Station Upgrade. In conjunction with an upgrade of the "blue line" Massachusetts Bay Transportation Authority ("MBTA") subway system, the MBTA is in discussions with the Exchange Place Borrower regarding the construction of a new handicapped accessible subway entrance at State and Congress Streets which will require the transfer of, and creation of permanent and/or temporary easements over, a small portion of the of retail and garage areas of the Exchange Place Property understood to be relatively immaterial to the value of the remainder of the Exchange Place Property. The Exchange Place Borrower is expected to be permitted to utilize any net proceeds of such transfers and grants of easements towards restoration of the remaining Exchange Place Property, and to retain any proceeds remaining after such restoration without an associated reduction in the balance of the Exchange Place Mortgage Loan. It is possible, however, that discussions regarding the proposed transfer and creation of easements will not result in a consensual agreement. If a final agreement is not entered into, the MBTA could exercise its eminent domain powers to take whatever temporary or permanent property rights are necessary to effectuate the MBTA's determination of the appropriate location of the new subway entrance, which location and the manner of constructing the subway entrance may be less advantageous to the value, use and operation of the Exchange Place Property than would result from a consensual transfer.

         The CBL Portfolio.

         General. The CBL Portfolio consists of three related mortgage loans with a total cut-off date principal balance of $137,032,374, representing 14.69% of the initial mortgage pool balance. None of the loans in the CBL Portfolio are cross-defaulted and cross-collateralized with any other loans in the CBL Portfolio. The borrower under each of the loans in the CBL Portfolio is a single purpose, single member limited liability company that is ultimately owned by CBL & Associates Properties, Inc., which was established in 1993 and is a publicly owned real estate investment trust that primarily engages in the development and management of regional malls and community and neighborhood centers. CBL Properties & Associates, Inc.'s portfolio is approximately 56.7 million square feet, making it the third largest shopping center real estate investment trust in the United States. Each of the properties securing loans in the CBL Portfolio is managed by CBL & Associates Management, Inc., an affiliate of the borrowers under the loans in the CBL Portfolio.

         Set forth below is a brief summary of the mortgage loans in the CBL Portfolio.

         The Westgate Mall Mortgage Loan. The Westgate Mall Mortgage Loan has a cut-off date principal balance of $56,248,958, representing 6.03% of the initial mortgage pool balance. The Westgate Mall Mortgage Loan is secured by a shopping mall located in Spartanburg, South Carolina. The borrower under the Westgate Mall Mortgage Loan is Westgate Mall II, L.L.C.

         S&P and Moody's have confirmed to us that the Westgate Mall Mortgage Loan, or securities backed thereby, have, in the context of its inclusion in the trust fund, credit characteristics consistent with that of obligations rated BBB+ and Baa3 by S&P and Moody's, respectively.

         The Westgate Mall Mortgage Loan is a balloon loan which matures on July 11, 2012. The Westgate Mall Mortgage Loan accrues interest through its maturity date at a mortgage interest rate of 6.50% per annum. Interest accrues on the Westgate Mall Mortgage Loan on the basis of a year assumed to consist of 360 days composed of twelve months of 30 days each. The Westgate Mall Mortgage Loan may not be voluntarily prepaid, in whole or in part, until six months prior to its maturity date. After the third anniversary of the closing date of the Westgate Mall Mortgage Loan, the borrower may obtain a release of the mortgaged real property from the lien of the underlying mortgage through a defeasance of the Westgate Mall Mortgage Loan.

         The Westgate Mall Property is a retail shopping mall, commonly known as Westgate Mall, located in Spartanburg, South Carolina. The building is occupied by in-line tenants occupying in the aggregate approximately 338,897 square feet and anchor tenants occupying in the aggregate approximately 93,959 square feet, and also includes approximately 650,518 square feet of non-owned anchor space. The following anchors own their stores and thus those stores are not part of the collateral for the Westgate Mall Mortgage Loan: Belk, Dillard's, Proffitt's and Sears. The Appraised Value, determined as of April 30, 2002, of the mortgaged real property is $78,100,000, resulting in a Cut-off Date LTV Ratio of 72.02%. The Underwritten Net Cash Flow for the mortgaged real property is $7,576,824, resulting in an Underwritten NCF Debt Service Coverage Ratio of 1.66x.

                SIGNIFICANT TENANTS AT THE WESTGATE MALL PROPERTY


                                                                                                                 IN-PLACE
                                                                                                 IN-PLACE       ANNUALIZED
                                                LEASE                          % OF TOTAL       ANNUALIZED       BASE RENT
               TENANT NAME                    EXPIRATION       TENANT SF        TENANT SF       BASE RENT         PER SF
               -----------                    ----------       ---------        ---------       ---------         ------
Sears(1)                                       10/31/46          193,441(1)        NAP             NAP              NAP
Belk(1)                                        10/1/04           156,648(1)        NAP             NAP              NAP
Sak's Inc. (d.b.a. Proffitt's)(1)              10/31/25          150,429(1)        NAP             NAP              NAP
Dillard's(1)                                   10/31/25          150,000(1)        NAP             NAP              NAP
JCPenney                                       10/31/11           93,959          21.71%         257,448           2.74

---------------

(1) Non-owned anchor; square footage is not included in the total square footage of the Westgate Mall Property.

            LEASE EXPIRATION SCHEDULE FOR THE WESTGATE MALL PROPERTY


                                                                                                    CUMULATIVE %
           YEAR OF                              EXPIRING                 % OF TOTAL                   OF TOTAL
         EXPIRATION                           SQUARE FEET                SQUARE FEET                SQUARE FEET
         ----------                           -----------                -----------                -----------
           2002                                   2,067                      0.48%                     0.48%
           2003                                  21,190                      4.90                      5.37
           2004                                  12,577                      2.91                      8.28
           2005                                  12,245                      2.83                     11.11
           2006                                  37,988                      8.78                     19.88
           2007                                  62,450                     14.43                     34.31
           2008                                  14,874                      3.44                     37.75
           2009                                  33,553                      7.75                     45.50
           2010                                  10,411                      2.41                     47.90
           2011                                 138,595                     32.02                     79.92
           2012 and beyond                       66,461                     15.35                     95.28
           Month-to-month                         2,905                      0.67                     95.95
           Vacant                                17,540                      4.05                    100.00

           TOTAL                                432,856                    100.00%                   100.00%

         The borrower under the Westgate Mall Mortgage Loan is required to make ongoing reserve deposits into a tax and insurance reserve to make payments of taxes and insurance, into a replacement reserve (in the amount of $6,202.50 per month unless the balance in such reserve equals or exceeds $148,854) to pay for future replacements and repairs and, if the debt service coverage ratio for the prior calendar year was less than 1.30x or an event of default has occurred and is continuing, into a rollover reserve (in the amount of $24,500 per month) to pay for costs of tenant improvements and leasing commissions.

         The borrower under the Westgate Mall Mortgage Loan must cause all income from the Westgate Mall Property to be deposited into a rent account under the control of the borrower. Unless and until an event of default or other trigger event occurs under the cash management agreement under the Westgate Mall Mortgage Loan, the borrower will have access to those funds.

         Portions of the Westgate Mall Property are subject to a certain Mall Site Ground Lease, dated September 24, 1973 (as amended and assigned, the "Mall Site Ground Lease"), a certain Ground Lease on 1.5 Acre Parcel, dated July 31, 1974 (as amended and assigned, the "1.5 Acre Ground Lease" and, together with the Mall Site Ground Lease, the "Mall Leases") and a certain Pylon Site Ground Lease, dated June 7, 1983 (as amended and assigned, the "Sign Site Lease"). The current term of each of the Mall Leases extends through October 31, 2024, with one ten-year extension option remaining under each such lease. The term of the Sign Site Lease extends through June 7, 2033, with no extension options. The rent payable annually by the borrower under (a) the Mall Site Ground Lease is $104,670, (b) under the 1.5 Acre Ground Lease is $39,648 and (c) under the Sign Site Lease is $25. Under the Mall Leases, the borrower under the Westgate Mall Loan also pays additional rent in an amount equal to 20% of the sum of (x) the aggregate sums of gross percentage rent paid to the borrower by its non-major department store sublessees in excess of base rent and less any rent credits or deductions allowed under such subleases plus, (y) with respect to major department store sublessees whose lease provides for a minimum annual rent of less than $2.00 per square foot of floor area of the premises demised to such sublessee, that part of the total rent received for each lease year (excluding amounts paid because of an increase in real estate taxes on the demised premises) which exceeds $2.00 for each square foot of floor area demised by the borrower to such sublessee. During any extension term of the Mall Leases, the basic rent under such Lease will be an amount equal to the eight percent of the then fair market value of the property leased thereunder.

         The borrower under the Westgate Mall Mortgage Loan has deposited a letter of credit in the amount of $1,600,000 with the lender as additional collateral for the Westgate Mall Mortgage Loan. The letter of credit will be returned to the borrower upon receipt by the lender of estoppel certificates indicating that Lender has entered into leases with respect to an identified portion of the Westgate Mall Property that provide for aggregate minimum annual rental at least equal to $260,505. If the borrower enters into leases providing for minimum aggregate rentals of less than $260,505, then the letter of credit can be reduced proportionately, and if the minimum aggregate rentals under such leases are at least equal to $221,429, then the borrower can obtain the release of the letter of credit by causing its parent to provide a master lease or a cash flow guarantee providing for monthly payments into the rent account of an amount equal to the monthly shortfall in the required aggregate minimum annual rentals. The lender may draw on such letter of credit and apply the proceeds of such draw to the reduction of the outstanding principal balance of the Westgate Mall Mortgage Loan to the extent of any portion of such letter of credit not released to the borrower on or before the first anniversary of the closing date of the Westgate Mall Mortgage Loan, and the borrower shall pay to the lender a yield maintenance premium equal to the lesser of (a) the discounted present value of scheduled payments of principal and interest with respect to the amount so applied and (b) five percent of the amount so applied.

         The Jefferson Mall Mortgage Loan. The Jefferson Mall Mortgage Loan has a cut-off date principal balance of $45,278,606, representing 4.85% of the initial mortgage pool balance. The Jefferson Mall Mortgage Loan is secured by a shopping mall located in Louisville, Kentucky. The borrower under the Jefferson Mall Mortgage Loan is Jefferson Mall Company II, L.L.C.

         S&P and Moody's have confirmed to us that the Jefferson Mall Mortgage Loan, or securities backed thereby, have, in the context of its inclusion in the trust fund, credit characteristics consistent with that of obligations rated A-and Baa3 by S&P and Moody's, respectively.

         The Jefferson Mall Mortgage Loan is a balloon loan which matures on July 11, 2012. The Jefferson Mall Mortgage Loan accrues interest through its maturity date at a mortgage interest rate of 6.51% per annum. Interest accrues on the Jefferson Mall Mortgage Loan on the basis of a year assumed to consist of 360 days composed of twelve months of 30 days each. The Jefferson Mall Mortgage Loan may not be voluntarily prepaid, in whole or in part, until six months prior to its maturity date. After the third anniversary of the closing date of the Jefferson Mall Mortgage Loan, the borrower may obtain a release of the mortgaged real property from the lien of the underlying mortgage through a defeasance of the Jefferson Mall Mortgage Loan.

         The Jefferson Mall Property is a retail shopping mall, commonly known as Jefferson Mall, located at 4801 Outer Loop, Louisville, Kentucky. The building is occupied by in-line tenants occupying in the aggregate approximately 269,317 square feet and non-owned anchor tenants occupying in the aggregate approximately 559,860 square feet. The following anchors own their stores and thus those stores are not part of the collateral for the Jefferson Mall Mortgage
Loan: Dillard's, JCPenney, Lazarus and Sears. The Jefferson Mall Property is also shadow anchored by Toys R' Us, which is located on an outparcel. The Appraised Value, determined as of April 30, 2002, of the Jefferson Mall Property is $66,100,000, resulting in a Cut-off Date LTV Ratio of 68.50%. The Underwritten Net Cash Flow for the Jefferson Mall Property is $6,060,555, resulting in an Underwritten NCF Debt Service Coverage Ratio of 1.65x.

               SIGNIFICANT TENANTS AT THE JEFFERSON MALL PROPERTY

                                                                                                                   IN-PLACE
                                                                                                  IN-PLACE        ANNUALIZED
                                                LEASE                            % OF TOTAL       ANNUALIZED       BASE RENT
               TENANT NAME                    EXPIRATION         TENANT SF        TENANT SF       BASE RENT         PER SF
               -----------                    ----------         ---------        ---------       ---------         ------
Sears(1)                                       8/31/08           164,178(1)           NAP            NAP              NAP
Lazarus(1)                                     10/6/49           152,143(1)           NAP            NAP              NAP
JCPenney(1)                                     8/2/33           150,015(1)           NAP            NAP              NAP
Dillard's(1)                                   8/31/33            93,524(1)           NAP            NAP              NAP
Toys R' Us(2)                                  11/5/05               PAD(2)           NAP            NAP              NAP

---------------

(1) Non-owned anchor; square footage is not included in the total square footage of the Jefferson Mall Property.

(2)      Non-owned outparcel shadow anchor.


            LEASE EXPIRATION SCHEDULE FOR THE JEFFERSON MALL PROPERTY

                                                                                                   CUMULATIVE %
           YEAR OF                             EXPIRING                 % OF TOTAL                  OF TOTAL
         EXPIRATION                           SQUARE FEET                SQUARE FEET               SQUARE FEET
         ----------                           -----------                -----------               -----------
           2002                                   4,007                      1.49%                     1.49%
           2003                                  18,194                      6.76                      8.24
           2004                                  34,405                     12.78                     21.02
           2005                                  32,450                     12.05                     33.07
           2006                                  16,362                      6.08                     39.14
           2007                                  25,128                      9.33                     48.47
           2008                                  26,895                      9.99                     58.46
           2009                                   8,992                      3.34                     61.80
           2010                                  22,242                      8.26                     70.06
           2011                                  13,777                      5.12                     75.17
           2012 and beyond                       24,264                      9.01                     84.18
           Vacant                                42,603                     15.82                    100.00

           TOTAL                                269,317                    100.00%                   100.00%

         The borrower under the Jefferson Mall Mortgage Loan has deposited with the lender a letter of credit in the amount of $1,012,500 to pay the costs of required capital improvements and repairs. The borrower is also required to make ongoing reserve deposits into a tax and insurance reserve (in the amount of $21,167 per month) to make payments of taxes and insurance, into a replacement reserve (in the amount of $5,357 per month unless the balance in such reserve equals or exceeds $128,574) to pay for future replacements and repairs and, if the debt service coverage ratio for the prior calendar year was less than 1.30x or an event of default has occurred and is continuing, into a rollover reserve (in the amount of $21,167 per month) to pay for costs of tenant improvements and leasing commissions.

         The borrower under the Jefferson Mall Mortgage Loan must cause all income from the Jefferson Mall Property to be deposited into a rent account under the control of the borrower. Unless and until an event of default or other trigger event occurs under the cash management agreement under the Jefferson Mall Mortgage Loan, the borrower will have access to those funds.

         The Regency Mall Mortgage Loan. The Regency Mall Mortgage Loan has a cut-off date principal balance of $35,504,810, representing 3.81% of the initial mortgage pool balance. The Regency Mall Mortgage Loan is secured by a shopping mall located in Racine, Wisconsin. The borrower under the Regency Mall Mortgage Loan is Racine Joint Venture II, L.L.C.

         S&P and Moody's have confirmed to us that the Regency Mall Mortgage Loan, or securities backed thereby, have, in the context of its inclusion in the trust fund, credit characteristics consistent with that of obligations rated BBB- and Ba1 by S&P and Moody's, respectively.

         The Regency Mall Mortgage Loan is a balloon loan which matures on July 11, 2012. The Regency Mall Mortgage Loan accrues interest through its maturity date at a mortgage interest rate of 6.51% per annum. Interest accrues on the Regency Mall Mortgage Loan on the basis of a year assumed to consist of 360 days composed of twelve months of 30 days each. The Regency Mall Mortgage Loan may not be voluntarily prepaid, in whole or in part, until six months prior to its maturity date. After the third anniversary of the closing date of the Regency Mall Mortgage Loan, the borrower may obtain a release of the mortgaged real property from the lien of the underlying mortgage through a defeasance of the Regency Mall Mortgage Loan.

         The Regency Mall Property is a retail shopping mall commonly known as Regency Mall, located in Racine, Wisconsin. The building is occupied by in-line tenants occupying in the aggregate approximately 268,675 square feet and anchor tenants occupying in the aggregate approximately 451,849 square feet. The following anchors own their stores and thus those stores are not part of the collateral for the Regency Mall Mortgage Loan: Boston Store, JCPenney, Sears and Younker's. The Regency Mall Property is shadow anchored by Dayton Hudson (Target), which is located on an outparcel. The Appraised Value, determined as of April 30, 2002, of the Regency Mall Property is $51,000,000, resulting in a Cut-off Date LTV Ratio of 69.62%. The Underwritten Net Cash Flow for the Regency Mall Property is $4,643,906, resulting in an Underwritten NCF Debt Service Coverage Ratio of 1.61x.

                SIGNIFICANT TENANTS AT THE REGENCY MALL PROPERTY


                                                                                                                   IN-PLACE
                                                                                                   IN-PLACE       ANNUALIZED
                                                LEASE                            % OF TOTAL       ANNUALIZED       BASE RENT
               TENANT NAME                    EXPIRATION         TENANT SF        TENANT SF       BASE RENT         PER SF
               -----------                    ----------         ---------        ---------       ---------         ------
JCPenney(1)                                    12/31/37          149,196(1)           NAP             NAP             NAP
Younker's(1)                                   7/31/06           107,665(1)           NAP             NAP             NAP
Boston Store(1)                                12/31/37          105,869(1)           NAP             NAP             NAP
Sears(1)                                       3/31/37            89,119(1)           NAP             NAP             NAP
Dayton Hudson (Target)(2)                      1/31/30              PAD(2)            NAP             NAP             NAP

---------------

(1) Non-owned anchor; square footage is not included in the total square footage of the Regency Mall Property.

(2)      Non-owned outparcel shadow anchor.

             LEASE EXPIRATION SCHEDULE FOR THE REGENCY MALL PROPERTY

                                                                                                 CUMULATIVE %
            YEAR OF                            EXPIRING                 % OF TOTAL                  OF TOTAL
           EXPIRATION                        SQUARE FEET                SQUARE FEET               SQUARE FEET
           ----------                        -----------                -----------               -----------
           2002                                  10,300                      3.83%                     3.83%
           2003                                  32,653                     12.15                     15.99
           2004                                  30,299                     11.28                     27.26
           2005                                  16,003                      5.96                     33.22
           2006                                  22,067                      8.21                     41.43
           2007                                  18,951                      7.05                     48.49
           2008                                   1,432                      0.53                     49.02
           2009                                  20,282                      7.55                     56.57
           2010                                  16,326                      6.08                     62.65
           2011                                   8,224                      3.06                     65.71
           2012 and beyond                       21,533                      8.01                     73.72
           Vacant                                70,605                     26.28                    100.00

           TOTAL                                268,675                    100.00%                   100.00%

         The borrower under the Regency Mall Mortgage Loan has deposited with the lender a letter of credit in the amount of $320,000 to pay the costs of required capital improvements and repairs. The borrower is also required to make ongoing reserve deposits into a tax and insurance reserve to make payments of taxes and insurance, into a replacement reserve (in the amount of $4,526.83 per month unless the balance in such reserve equals or exceeds $108,644) to pay for future replacements and repairs and, if the debt service coverage ratio for the prior calendar year was less than 1.25x or an event of default has occurred and is continuing, into a rollover reserve (in the amount of $20,250 per month) to pay for costs of tenant improvements and leasing commissions.

         The borrower under the Regency Mall Mortgage Loan must cause all income from the Regency Mall Property to be deposited into a rent account under the control of the borrower. Unless and until an event of default or other trigger event occurs under the cash management agreement under the Regency Mall Mortgage Loan, the borrower will have access to those funds.

         The Westfarms Mall Mortgage Loan.

         General. The Westfarms Mall Mortgage Loan, originated on July 1, 2002 and evidenced by a note in the original amount of $79,000,000, has a cut-off date principal balance of $78,872,149, which represents 8.46% of the initial mortgage pool balance. The Westfarms Mall Mortgage Loan is evidenced by one of three promissory notes issued by the Westfarms Mall Borrower, all of which are secured by a single mortgage instrument on the Westfarms Mall Property. The Westfarms Mall Mortgage Loan is the only mortgage loan evidenced by those three notes that is included in the trust fund. The other two notes evidence mortgage loans, herein referred to as the "Related Westfarms Mall Mortgage Loans", that are not included in the trust fund and that consist of: (1) the Westfarms Mall Non-Pooled Pari Passu Mortgage Loan, which is secured on a pari passu basis with the Westfarms Mall Mortgage Loan, has an unpaid principal balance of $78,872,149 and has been separately securitized and directly backs the Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-CP3, and (2) the Westfarms Mall Subordinate Mortgage Loan, which is secured by the Westfarms Mall Property on a subordinated basis, has an unpaid principal balance of $51,915,845 and is currently held by Teachers Insurance and Annuity Association of America.. The Westfarms Mall Mortgage Loan and the two Related Westfarms Mall Mortgage Loans constitute the Westfarms Mall Loan Group and have an aggregate principal balance as of the cut-off date of $209,660,143.

         S&P and Moody's have confirmed to us that the Westfarms Mall Mortgage Loan, or securities backed thereby, have, in the context of its inclusion in the trust fund, credit characteristics consistent with that of obligations rated AAA and A1 by S&P and Moody's, respectively.

         The Intercreditor Relationship. The relationship between the holders of the Westfarms Mall Mortgage Loan and the Related Westfarms Mall Mortgage Loans is governed by the two Westfarms Intercreditor Agreements: (a) the Westfarms A/A Intercreditor Agreement between the holders of the Westfarms Mall Non-Pooled Pari Passu Mortgage Loan; and (b) the Westfarms Mall Mortgage Loan and the Westfarms A/B Intercreditor Agreement between the holders of the Westfarms Mall Non-Pooled Pari Passu Mortgage Loan and the Westfarms Mall Subordinate Mortgage Loan. The Westfarms Intercreditor Agreements designate the holder of the Westfarms Mall Non-Pooled Pari Passu Mortgage Loan as the lead lender and provide that as long as the Westfarms Mall Non-Pooled Pari Passu Mortgage Loan is included in a securitized trust fund, the holder of the Westfarms Mall Non-Pooled Pari Passu Mortgage Loan and the master servicer and the special servicer under the pooling and servicing agreement related to that securitized trust fund will be responsible for the servicing and administration of the Westfarms Mall Loan Group. The Westfarms Mall Non-Pooled Pari Passu Mortgage Loan is currently held by the trustee for the benefit of the holders of the Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-CP3 and the master servicer and special servicer of that securitized trust fund are required under the related pooling and servicing agreement and the Westfarms Intercreditor Agreements to service and administer the Westfarms Mall Loan Group. The provisions of this prospectus supplement describing certain provisions of the Westfarms Intercreditor Agreements do not purport to be complete and are subject, and qualified in their entirety by reference to, the actual provisions of the Westfarms Intercreditor Agreements.

         The Borrower. The Westfarms Mall Borrower is West Farms Mall, LLC. The Westfarms Mall Borrower is a single-purpose limited liability company organized under the laws of the State of Delaware. West Farms Associates is the sole member of the Westfarms Mall Borrower. The sponsor, The Taubman Realty Group Limited Partnership, is the operating partnership of Taubman Centers, Inc. which was founded in 1950 and has developed and presently owns and/or manages over 22 million square feet of commercial retail properties comprised of 20 regional/super-regional shopping malls in ten states. An additional 13 million square feet of commercial retail properties throughout the United States are managed on a fee basis.

         The Westfarms Mall Property. The Westfarms Mall Property is a regional shopping mall known as the Westfarms Mall located in Farmington, Connecticut. The building is occupied by in-line tenants comprising in the aggregate 520,156 square feet and anchor tenants comprising in the aggregate 769,275 square feet. National anchors include Filene's, JCPenney, Nordstrom and Lord & Taylor. The collateral for the Westfarms Mortgage Loan consists of the Filene's Men's and Furniture store, which occupies 79,992 square feet, and 520,156 square feet of in-line tenant space. National in-line tenants include Pottery Barn, Talbots, Ann Taylor, Williams-Sonoma, Johnston & Murphy, Verizon Wireless, Foot Locker, The GAP, Abercrombie & Fitch and Restoration Hardware. JCPenney, Nordstrom and Lord & Taylor own their improvements but lease their pads from the Westfarms Mall Borrower and thus those pads, but not the improvements, are part of the collateral for the Westfarms Mall Mortgage Loan; Filene's owns its store and its pad, and thus neither are part of the collateral for the Westfarms Mall Mortgage Loan.

               SIGNIFICANT TENANTS AT THE WESTFARMS MALL PROPERTY

                                                                                                                 IN-PLACE
                                                                                                 IN-PLACE       ANNUALIZED
                                                LEASE                          % OF TOTAL       ANNUALIZED       BASE RENT
               TENANT NAME                    EXPIRATION       TENANT SF        TENANT SF       BASE RENT         PER SF
               -----------                    ----------       ---------        ---------       ---------         ------
Filene's(1)                                    12/31/93        208,790(1)          NAP             NAP              NAP
JCPenney(2)                                    9/30/12         190,378(2)          NAP             NAP              NAP
Nordstrom(2)                                   7/31/27         175,415(2)          NAP             NAP              NAP
Lord & Taylor(2)                               1/31/14         114,700(2)          NAP             NAP              NAP

---------------

(1) Non-owned anchor; square footage is not included in the total square footage of the Westfarms Mall Property.

(2) Anchors under ground lease; square footage of the improvements is not included in the total square footage of the Westfarms Mall Property.


            LEASE EXPIRATION SCHEDULE FOR THE WESTFARMS MALL PROPERTY

                                                                                                   CUMULATIVE %
          YEAR OF                              EXPIRING                 % OF TOTAL                  OF TOTAL
         EXPIRATION                           SQUARE FEET                SQUARE FEET               SQUARE FEET
         ----------                           -----------                -----------               -----------
           2002                                  14,347                      2.39%                     2.39%
           2003                                  37,872                      6.31                      8.70
           2004                                  22,158                      3.69                     12.39
           2005                                  34,872                      5.81                     18.20
           2006                                  13,424                      2.24                     20.44
           2007                                  77,867                     12.97                     33.42
           2008                                  81,946                     13.65                     47.07
           2009                                  73,351                     12.22                     59.29
           2010                                  42,434                      7.07                     66.36
           2011                                  59,679                      9.94                     76.31
           2012 and beyond                      115,222                     19.20                     95.51
           Vacant                                26,976                      4.49                    100.00

           TOTAL                                600,148                    100.00%                   100.00%

         Property Management. The Westfarms Mall Property is managed by The Taubman Company, LLC, an affiliate of the Westfarms Mall Borrower. Management fees in excess of $1,000,000.00 per annum are subordinated to the payment of Westfarms Mall Loan Group. The management of the Westfarms Mall Property will be performed by either The Taubman Company, LLC or a substitute manager which is a reputable and experienced management organization possessing experience in managing properties similar in size, scope, and value as the Westfarms Mall Property provided that the Westfarms Mall Borrower shall have obtained prior written confirmation from the applicable rating agencies that such substitute management does not cause a downgrade, withdrawal or qualification of the then current ratings of any certificates backed by the Westfarms Mall Loan Group. The lead lender has the right to terminate the management agreement and replace the property manager of the Westfarms Mall Property in the event that (a) a default occurs under the Westfarms Mall Loan Group loan documents and the lender has accelerated the Westfarms Mall Loan Group or (b) the Westfarms Mall Loan Group is not paid in full by July 12, 2012.

         Cash Management/Lockbox. The Westfarms Mall Borrower must cause the tenants to deposit all rents directly into a bank account controlled by the lead lender. Unless and until an event of default or other trigger event occurs under the cash management agreement under the Westfarms Mall Loan Group, the lead lender will transfer these funds to the Westfarms Mall Borrower's operating account for the Westfarms Mall Borrower's use.

         Future Subordinate Debt. As of the cut-off date, the Westfarms Mall Borrower has no existing debt other than the Westfarms Mall Loan Group. The related mortgage loan documents permit the Westfarms Mall Borrower to incur (a) future additional unsecured debt in an amount not to exceed $6,000,000, in the ordinary course of business relating to the ownership and operation of the Westfarms Mall Property and routine administration of the Westfarms Mall Borrower, and (b) future additional secured debt not to exceed $2,500,000, in the ordinary course of business in order to obtain equipment, personal property, and fixtures, which may only be secured by liens on equipment, personal property and fixtures.

         Allocation of Payments Among the Westfarms Mall Non-Pooled Pari Passu Mortgage Loan, the Westfarms Mall Mortgage Loan and the Westfarms Mall Subordinate Mortgage Loan. To the extent described below, the right of the holders of the Westfarms Mall Subordinate Mortgage Loan to receive payments with respect to the Westfarms Mall Loan Group are subordinated to the rights of the holders of the Westfarms Mall Non-Pooled Pari Passu Mortgage Loan and the Westfarms Mall Mortgage Loan. Prior to a monetary default or acceleration of the Westfarms Mall Loan Group or any other event that causes the servicing of the Westfarms Mall Loan Group to be transferred from the applicable master servicer to the applicable special servicer, amounts received during the related collection period on the Westfarms Mall Loan Group will be applied first to payment of any related primary servicing fees, trustee fees, master servicing fees, special servicing fees and the reimbursement of any advances made with respect thereto and payment of any interest on such advances, and the remainder will be allocated:

         - first, pro rata, in respect of interest accrued and unpaid on the Westfarms Mall Non-Pooled Pari Passu Mortgage Loan, the Westfarms Mall Mortgage Loan and the Westfarms Mall Subordinate Mortgage Loan;

         - second, pro rata, in reduction of the unpaid principal balance of each of the Westfarms Mall Non-Pooled Pari Passu Mortgage Loan, the Westfarms Mall Mortgage Loan and the Westfarms Mall Subordinate Mortgage Loan, up to an amount equal to a pro rata portion (based on the unpaid principal balances of the Westfarms Mall Non-Pooled Pari Passu Mortgage Loan, the Westfarms Mall Mortgage Loan and the Westfarms Mall Subordinate Mortgage Loan) of (x) any principal payments or prepayments received on the Westfarms Mall Loan Group; and (y) all principal due (including the balloon payment, if then due);

         - third, to reimburse the holder of the Westfarms Mall Subordinate Mortgage Loan for any unreimbursed costs and expenses, including unreimbursed cure payments; and

         - fourth, any excess, pro rata to each of the Westfarms Mall Non-Pooled Pari Passu Mortgage Loan, the Westfarms Mall Mortgage Loan and the Westfarms Mall Subordinate Mortgage Loan.

         An amortization schedule for the Westfarms Mall Mortgage Loan is attached to this prospectus supplement as Annex A-3. It was prepared assuming that the Westfarms Mall Mortgage Loan, which is an ARD Loan, is paid in full on its anticipated repayment date and that there are otherwise no defaults or prepayments with respect to the Westfarms Mall Mortgage Loan.

         Following a monetary default on, or acceleration of, the Westfarms Mall Loan Group or any other event that causes the servicing of the Westfarms Mall Loan Group to be transferred from the applicable master servicer to the applicable special servicer, amounts received during the related collection period on the Westfarms Mall

Loan Group will be applied first to payment of any related primary servicing fees, master servicing fees, trustee fees, special servicing fees and the reimbursement of any advances made with respect thereto and payment of any interest on such Advances, and the remainder will be allocated:

         - first, pro rata in respect of interest accrued and unpaid on the Westfarms Mall Non-Pooled Pari Passu Mortgage Loan and the Westfarms Mall Mortgage Loan;

         - second, pro rata, in reduction of the unpaid principal balance of each of the Westfarms Mall Non-Pooled Pari Passu Mortgage Loan and the Westfarms Mall Mortgage Loan until the balance of each is reduced to zero;

         - third, in respect of accrued and unpaid interest on the Westfarms Mall Subordinate Mortgage Loan;

         - fourth, in reduction of the unpaid principal balance of the Westfarms Mall Subordinate Mortgage Loan until the balance thereof is reduced to zero;

         - fifth, pro rata, to the Westfarms Mall Non-Pooled Pari Passu Mortgage Loan and the Westfarms Mall Mortgage Loan, any prepayment premium, to the extent actually paid, which is allocable to such loans;

         - sixth, pro rata, to the Westfarms Mall Non-Pooled Pari Passu Mortgage Loan and the Westfarms Mall Mortgage Loan any default interest to the extent actually paid;

         - seventh, to the Westfarms Mall Subordinate Mortgage Loan, any prepayment premium, to the extent actually paid, that is allocable to such loan;

         - eighth, to the Westfarms Mall Subordinate Mortgage Loan any default interest to the extent actually paid;

         - ninth, to reimburse the holder of the Westfarms Mall Subordinate Mortgage Loan for any unreimbursed costs and expenses; and

         - tenth, any excess, pro rata, to the holders of each of the Westfarms Mall Non-Pooled Pari Passu Mortgage Loan, the Westfarms Mall Mortgage Loan and the Westfarms Mall Subordinate Mortgage Loan based upon the original Westfarms Mall Loan Group note balances, respectively.

         Servicing of the Westfarms Loan Group. Pursuant to the Westfarms Intercreditor Agreements, the holder of the Westfarms Mall Non-Pooled Pari Passu Mortgage Loan is responsible for the servicing and administration of the Westfarms Mall Mortgage Loan and the two Related Westfarms Mall Mortgage Loans and may fulfill its obligations in that regard through third-party servicers. In accordance with the Westfarms Intercreditor Agreements, the Westfarms Mall Loan Group is currently serviced by a master servicer and a special servicer under the series 2002-CP3 pooling and servicing agreement, for the benefit and on behalf of the holders of each of the Westfarms Mall Non-Pooled Pari Passu Mortgage Loan, the Westfarms Mall Mortgage Loan and the Westfarms Mall Subordinate Mortgage Loan, as a collective whole. As long as the Westfarms Mall Non-Pooled Pari Passu Mortgage Loan backs the series 2002-CP3 certificates, the Westfarms Mall Loan Group will be serviced almost exclusively under the series 2002-CP3 pooling and servicing agreement by the servicers under that agreement. The servicers of the Westfarms Mall Non-Pooled Pari Passu Mortgage Loan may use their discretion, in most cases without the need to notify or obtain the consent of the trustee, master servicer or special servicer under the series 2002-KEY2 pooling and servicing agreement, with respect to exercising or refraining from exercising any rights, or taking or refraining from taking any actions, which may be vested in it or which it may be entitled to take or assert under or with respect to any of the related mortgage loan documents, including the right to modify, amend or waive any term of the related mortgage loan documents. The servicers of the Westfarms Mall Loan Group are required to give the same degree of care to the administration of the Westfarms Mall Loan Group as is consistent with any pooling and servicing agreement, or similar agreement, entered into by those servicers with respect to the administration of those loans.

         Midland Loan Services, Inc., a Delaware corporation, is the master servicer under the series 2002-CP3 pooling and servicing agreement. Midland's offices are located at 10851 Mastin, Suite 300, Overland Park, Kansas 66210. Clarion Partners, LLC, a New York limited liability company, is the special servicer under the pooling and servicing agreement for that securitization. Clarion's principal offices are located at Clarion Partners, LLC, 335 Madison Avenue, New York, New York 10017.

         The Westfarms Intercreditor Agreements require that if the Westfarms Mall Non-Pooled Pari Passu Mortgage Loan is ever removed from among the assets backing the series 2002-CP3 certificates and if the Westfarms Mall Mortgage Loan is then a pooled mortgage loan, then the servicing and administration of the Westfarms Mall Loan Group will be governed by the series 2002-KEY2 pooling and servicing agreement, which (only for that purpose) will incorporate by reference or otherwise various servicing provisions of the series 2002-CP3 pooling and servicing agreement. In such event, some provisions of the series 2002-KEY2 pooling and servicing agreement that are described as not applying to the Westfarms Mall Mortgage Loan, may then apply to it.

         While the Westfarms Mall Loan Group is being serviced by the servicers that are party to the series 2002-CP3 pooling and servicing agreement, the master servicer, special servicer and trustee under the series 2002-KEY2 pooling and servicing agreement may not take any action with respect to the Westfarms Mall Borrower or the Westfarms Mall Property without the consent of the servicers under the series 2002-CP3 pooling and servicing agreement. The services provided by the master servicer under the series 2002-KEY2 pooling and servicing agreement will be limited to providing back-up P&I advances with respect to the Westfarms Mall Mortgage Loan to the extent the master servicer and the trustee under the series 2002-CP3 pooling and servicing agreement do not fulfill their obligations to make those advances and to provide the trustee under the series 2002-KEY2 pooling and servicing agreement reports and financial information received from the servicers under the series 2002-CP3 pooling and servicing agreement with respect to the Westfarms Mall Property and the Westfarms Mall Borrower. Any advances made by the master servicer under the series 2002-KEY2 pooling and servicing agreement, and any interest earned thereon, will only be recoverable from the amounts payable on the Westfarms Mall Mortgage Loan and, if not recoverable from those amounts, will be recoverable out of general collections on the mortgage loans and any REO Properties backing the series 2002-KEY2 certificates.

         The master servicer under the series 2002-CP3 pooling and servicing agreement is obligated to remit all amounts received on the Westfarms Mall Loan Group to the holders of the Westfarms Mall Mortgage Loan, the Westfarms Mall Non-Pooled Pari Passu Mortgage Loan, and the Westfarms Mall Subordinate Mortgage Loan, respectively, according to the terms of the Intercreditor Agreements as described above. All remittances will be net of related servicing fees, advances, interest on advances, trust expenses and costs, amounts required for reserves or escrows under the loan documents, and proceeds, awards or settlements to be applied to the restoration or repair of the Westfarms Mall Property or released to the Westfarms Mall Borrower in accordance with the terms of the mortgage loan documents.

         The master servicer and special servicer under the series 2002-CP3 pooling and servicing agreement are also obligated to deliver to the holder of the Westfarms Mall Mortgage Loan copies of all financial statements, reports, documents, certificates, instruments, notices and correspondence sent or received by them with respect to the Westfarms Mall Loan Group or the Westfarms Mall Property. That master servicer and special servicer are also required to provide the holder of the Westfarms Mall Mortgage Loan with written notice of any defaults by the Westfarms Mall Borrower or any other material matters relating to the Westfarms Mall Loan Group.

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         The servicers of the Westfarms Mall Loan Group are authorized to take legal action to enforce or protect the series 2002-KEY2 certificateholders' interests with respect to the Westfarms Mall Mortgage Loan and the Westfarms Mall Property. The master servicer under the series 2002-CP3 pooling and servicing agreement will make servicing advances for the Westfarms Mall Property and will make P&I advances for the Westfarms Mall Mortgage Loan and Westfarms Mall Non-Pooled Pari Passu Mortgage Loan pursuant to the series 2002-CP3 pooling and servicing agreement. P&I advances will not be made on the Westfarms Mall Subordinate Mortgage Loan. The master servicer under the series 2002-CP3 pooling and servicing agreement will reimburse itself for any advances it makes, and any interest accrued on those advances, from collections on the Westfarms Mall Loan Group prior to making any further remittances with respect to the Westfarms Mall Loan Group. Interest on those advances will be payable from penalty charges collected on the Westfarms Mall Loan Group.

         The trustee under the series 2002-CP3 pooling and servicing agreement will be required to make any advance that the master servicer under such pooling and servicing agreement fails to make and will be entitled to reimbursement in the same manner as such master servicer would otherwise be entitled if it had made the advance. If both the master servicer and the trustee under the series 2002-CP3 pooling and servicing agreement fail to make a P&I advance with respect to the Westfarms Mall Mortgage Loan, the master servicer or trustee under the series 2002-KEY2 pooling and servicing agreement will be obligated to make the advance unless it determines that the advance would be nonrecoverable.

         If any portion of the advances made by any of the parties obligated to make advances as described in the preceding paragraph with respect to the Westfarms Mall Loan Group become nonrecoverable out of collections on the Westfarms Loan Group, the servicer or trustee that made the advance will be entitled to recover from the series 2002-CP3 trust and the series 2002-KEY2 trust, respectively, the pro rata portion of the advance and any interest on the advance allocable to the Westfarms Mall Non-Pooled Pari Passu Mortgage Loan and the Westfarms Mall Mortgage Loan, respectively, and following an applicable event of default or servicing transfer event, from the holder of the Westfarms Mall Subordinate Mortgage Loan.

         Comparison of Servicing Under the Series 2002-KEY2 Pooling and Servicing Agreement and the Series 2002-CP3 Pooling and Servicing Agreement. A summary description of the servicing of the pooled mortgage loans (other than, in most circumstances, the Westfarms Mall Mortgage Loan) under the series 2002-KEY2 pooling and servicing agreement is presented under "Servicing Under the Series 2002-KEY2 Pooling and Servicing Agreement" in this prospectus supplement. The servicing arrangements under the series 2002-CP3 pooling and servicing agreement are similar but not identical to those under the series 2002-KEY2 pooling and servicing agreement. Some material differences are as follows:

         - The parties servicing the Westfarms Mall Loan Group under the series 2002-CP3 pooling and servicing agreement and the representative of the interests of the series 2002-CP3 certificateholders monitoring those servicers will be different from the servicers and the controlling class representative under the series 2002-KEY2 pooling and servicing agreement --

                  1. Midland Loan Services, Inc., a Delaware corporation, is the master servicer under the series 2002-CP3 pooling and servicing agreement. Midland's offices are located at 10851 Mastin, Suite 300, Overland Park, Kansas 66210.

                  2. Clarion Partners, LLC, a New York limited liability company, is the special servicer under the series 2002-CP3 pooling and servicing agreement. Clarion's principal offices are located at Clarion Partners, LLC, 335 Madison Avenue, New York, New York 10017.

                  3. Clarion Partners, LLC is also the directing certificateholder under the series 2002-CP3 pooling and servicing agreement. In that capacity, Clarion will have broad authority to grant or deny loan assumptions, modifications, waivers, enforcement, liquidation, and other matters with respect to the Westfarms Mall Loan Group and the Westfarms Mall Property.

         -        The timing of reports and payments will be different --

                  1. The determination date under the series 2002-CP3 pooling and servicing agreements is the 11th calendar day of each month, or if such 11th day is not a business day, the business day immediately following such 11th day and, subject to any differences between the subject pooling and servicing agreements in the application of "business days", is the same as the determination date under the series 2002-KEY2 pooling and servicing agreement.

                  2. The remittance date under the series 2002-CP3 pooling and servicing agreement with respect to the Westfarms Mall Mortgage Loan is the business day prior to the distribution date for the series 2002-CP3 certificates under that agreement, which is the later of the 15th calendar day of each month or the fourth business day following the determination date in that month. The remittance date for amounts to be transferred from the master servicer to the trustee under the series 2002-KEY2 pooling and servicing agreement is also the business day prior to the payment date under that agreement, however, the payment date under the series 2002-KEY2 pooling and servicing agreement is the 18th calendar day of each month, or if such 18th day is not a business day, the business day immediately following such 18th day.

                  3. As a result, the series 2002-KEY2 master servicer will receive payments (or debt service advances, as applicable) on the Westfarms Mall Mortgage Loan generally (assuming no delays result from the occurrence of one or more days that are not business days) on approximately the 14th day of each month, which will be subsequent to the series 2002-KEY2 determination date for that month, even though the related borrower may have made a timely debt service payment. Nonetheless, any payment timely made by the Westfarms Mall Borrower and timely remitted to the series 2002-KEY2 master servicer by the series 2002-CP3 master servicer should be available for remittance to the series 2002-KEY2 trust on or before the date on which the master servicer under the series 2002-KEY2 pooling and servicing agreement is obligated to remit those amounts to the trustee under the series 2002-KEY2 pooling and servicing agreement.

         - The power and authority of the servicers will be different in certain circumstances --

                  1. The special servicer under the series 2002-CP3 pooling and servicing agreement is not required to obtain the approval of the directing certificateholder under the series 2002-CP3 pooling and servicing agreement in order to perform, or consent to, certain actions for which the series 2002-KEY2 controlling class representative's approval would have otherwise been required if performed, or consented to, under the series 2002-KEY2 pooling and servicing agreement, such as (x) the acceptance of substitute or additional collateral with respect to a performing mortgage loan, (y) certain leasing activities with respect to a mortgaged property, or
                           (z) certain waivers of default interest and late payment charges.

                  2. The special servicer under the series 2002-CP3 pooling and serving agreement is not required to obtain any confirmation from the rating agencies that a release, substitution or addition of collateral would not affect the then-current ratings assigned to any class of series 2002-CP3 certificates, which confirmation would otherwise be required under the series 2002-KEY2 pooling and servicing agreement.

                  3. If a borrower under a mortgage loan in the series 2002-CP3 pool has been established as a "bankruptcy-remote entity," the special servicer under the series 2002-CP3 pooling and servicing agreement may not consent to the amendment of that borrower's organizational documents or any action that would violate any of that borrower's covenants relating to its status as a separate or bankruptcy-remote entity, unless each rating agency confirms that such amendment or action would not result in a downgrade or withdrawal of any rating on a class of series 2002-CP3 certificates rated by such rating agency.

                  4. The special servicer under the series 2002-CP3 pooling and servicing agreement is entitled to a special servicing fee calculated at 0.35% per annum and the special servicing fee under the series 2002-KEY2 pooling and servicing agreement is calculated at 0.25% per annum.

         - The standards for terrorism insurance will be different. If the borrower under the Westfarms Mall Mortgage Loan fails to maintain insurance for property damage resulting from terrorist or similar acts, then the series 2002-CP3 master servicer will maintain such insurance to the extent permitted by the related loan documents unless it determines, with the consent of the series 2002-CP3 special servicer, that (i) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the Westfarms Mall Property and located in or around the same region or (ii) such insurance is not available at any rate. Due to the principal balance of the Westfarms Mall Mortgage Loan, under the series 2002-KEY2 pooling and servicing agreement the special servicer's consent to waive the terrorism insurance requirement would only be given if such waiver was "clearly and convincingly" in accordance with the servicing standard. The series 2002-CP3 pooling and servicing agreement, under which the terrorism insurance requirements for the Westfarms Mall Property will be determined, does not impose this heightened standard on the special servicer under the series 2002-CP3 pooling and servicing agreement to waive terrorism insurance for larger loans.

         Certain Rights of the Trust with Respect to the Servicing of the Westfarms Mall Loan Group. If the Westfarms Mall Loan Group becomes specially serviced, the special servicer under the series 2002-CP3 pooling and servicing agreement is required to deliver a copy of the asset status report that it prepares in accordance with that pooling and servicing agreement to the holder of the Westfarms Mall Mortgage Loan or its designee, within the time contemplated by the series 2002-CP3 pooling and servicing agreement. The series 2002-KEY2 special servicer and the series 2002-KEY2 controlling class representative will together have the right to consult with the series 2002-CP3 special servicer and the series 2002-CP3 directing certificateholder for a period from the date of receipt of the asset status report through (but excluding) the tenth business day following the date of receipt (the "Initial Review Period"). The series 2002-CP3 special servicer will implement the asset status report if the series 2002-KEY2 special servicer (in consultation with the series 2002-KEY2 controlling class representative) does not disapprove the asset status report within the Initial Review Period, unless the series 2002-CP3 special servicer has been directed to do otherwise by the series 2002-CP3 directing certificateholder or has elected another course of action pursuant to consultation with the holder of the Westfarms Mall Subordinate Mortgage Loan (in which event the series 2002-CP3 special servicer will advise the series 2002-KEY2 special servicer of such alternate course of action). If the series 2002-KEY2 special servicer (in consultation with the series 2002-KEY2 controlling class representative) disagrees with any aspect of the asset status report and, after consulting with the series 2002-CP3 special servicer during the Initial Review Period, is unable to reach agreement on the proper course of action and notifies the series 2002-CP3 special servicer of its disagreement in writing, then the series 2002-KEY2 special servicer (in consultation with the series 2002-KEY2 controlling class representative) will be entitled to an additional period of five business days (the "Additional Review Period") to continue its discussions with the series 2002-CP3 special servicer and the series 2002-CP3 directing certificateholder. If the series 2002-KEY2 special servicer (in consultation with the series 2002-KEY2 controlling class representative) and the series 2002-CP3 directing certificateholder agree on a revised course of action within the Initial Review Period or the Additional Review Period, then the series 2002-CP3 special servicer will revise the asset status report to reflect the agreed upon revised course of action and will implement that course of action. If the series 2002-KEY2 special servicer (in consultation with the series 2002-KEY2 controlling class representative) and the series 2002-CP3 directing certificateholder are unable to agree on the appropriate course of action by the end of the Additional Review Period, then the series 2002-CP3 special servicer will decide, in accordance with the servicing standard set forth in the series 2002-CP3 pooling and servicing agreement, what course of action to follow.

         If an event of default has occurred with respect to the special servicer under the series 2002-CP3 pooling and servicing agreement, which event of default does not relate to any mortgage loan other than the Westfarms Mall Non-Pooled Pari Passu Mortgage Loan and the Westfarms Mall Mortgage Loan, then the trustee under the series 2002-KEY2 pooling and servicing agreement will be entitled to direct the trustee under the series 2002-CP3 pooling and servicing agreement to (a) terminate the defaulting special servicer solely with respect to the Westfarms Mall Loan Group and (b) appoint a successor special servicer that meets the requirements of the series 2002-CP3 pooling and servicing agreement. In such event, the trustee under the series 2002-KEY2 pooling and servicing agreement will exercise its rights set forth in the preceding sentence at the direction of the series 2002-KEY2 certificateholders entitled to at least 25% of the series 2002-KEY2 voting rights or the series 2002-KEY2 controlling class representative. The trustee's replacement of the series 2002-CP3 special servicer with respect to the Westfarms Mall Loan Group, as contemplated above, will in any event be subject to the trustee's obtaining any required ratings confirmations with respect to the series 2002-KEY2 certificates.

         Limited Rights with Respect to Series 2002-CP3 Master Servicer. Because they are not a party to the series 2002-CP3 pooling and servicing agreement, neither the series 2002-KEY2 certificateholders nor the series 2002-KEY2 trustee on their behalf will have any right to seek damages from any party to the series 2002-CP3 pooling and servicing agreement for any failure to perform any obligations thereunder or with respect to the related loan documents, including servicing obligations, except as related to the trust's rights to receive payments of principal and interest on the Westfarms Mall Mortgage Loan, and certain rights to payments of servicing fees and to reimbursement for advances.

         Certain Rights of the Holder of the Westfarms Mall Subordinate Mortgage Loan with Respect to the Servicing of the Westfarms Mall Loan Group. So long as
(1) no monetary event of default has occurred and is continuing (or if a monetary event of default has occurred and is continuing but the holder of the Westfarms Mall Subordinate Mortgage Loan is exercising its cure rights, then prior to the expiration of the related cure period) and (2) the Westfarms Mall Loan Group is not then being specially serviced under the series 2002-CP3 pooling and servicing agreement, then the prior written consent of holder of the Westfarms Mall Subordinate Mortgage Loan will be required with respect to any modification, amendment, consolidation, spreader, restatement or waiver which would (a) change the aggregate principal amount evidenced by any of the promissory notes for the Westfarms Mall Loan Group, (b) change the interest rate payable under any of the promissory notes for the Westfarms Mall Loan Group, (c) modify the maturity date of the Westfarms Mall Loan Group, (d) provide for the payment of any additional interest, additional fees, kicker or similar equity feature in respect of the Westfarms Mall Loan Group or (e) change the amount of any payments required under any of the promissory notes for the Westfarms Mall Loan Group or modify any related amortization schedule (except that waiving any amounts funded by either the master servicer under the series 2002-KEY2 pooling and servicing agreement or the holder of the Westfarms Mall Subordinate Mortgage Loan as a result of (x) the making of any advances, or (y) interest accruals or accretions and any compounding thereof (including default interest) are not deemed to contravene this provision).

         If the Westfarms Mall Loan Group becomes specially serviced, the special servicer under the series 2002-CP3 pooling and servicing agreement is required to deliver a copy of the asset status report that it prepares in accordance with the series 2002-CP3 pooling and servicing agreement to the holder of Westfarms Mall Subordinate Mortgage Loan, no later than 30 days after the related servicing transfer event.

         The master servicer or special servicer, as applicable, under the series 2002-CP3 pooling and servicing agreement must consult with the holder of the Westfarms Mall Subordinate Mortgage Loan regarding its views (but may disregard any advice or direction provided, unless the proposed action is described in the second preceding paragraph), and must provide the holder of the Westfarms Mall Subordinate Mortgage Loan with any related proposals and back-up materials, at least ten business days prior to any of the following actions being taken:

         - any foreclosure upon or comparable conversion of the ownership of the Westfarms Mall Property or any acquisition of the Westfarms Mall Property by deed-in-lieu of foreclosure;

         - any modification of, or waiver with respect to, the Westfarms Mall Loan Group that would result in the extension of the maturity date or extended maturity date thereof, a discounted payoff of the Westfarms Mall Loan Group, a reduction in the interest rate borne thereby or the monthly debt service payment or a deferral or a forgiveness of interest on or principal of the Westfarms Mall Loan Group or a modification or waiver of any other monetary term of the Westfarms Mall Loan Group relating to the timing or amount of any payment of principal or interest (other than default interest) or any other material sums due and payable under the related loan documents or a modification or waiver of any provision of the Westfarms Mall Loan Group which restricts the Westfarms Mall Borrower or its equity owners from incurring additional indebtedness;

         - any proposed sale of the Westfarms Mall Loan Group if it is defaulted or the Westfarms Mall Property has been acquired on behalf of the holders of the Westfarms Mall Loan Group (other than upon termination of the trust);

         - any determination to bring the Westfarms Mall Property or the related REO Property into compliance with applicable environmental laws;

         - any release of collateral for the Westfarms Mall Loan Group (other than in accordance with the terms of, or upon satisfaction of, the Westfarms Mall Loan Group);

         - any acceptance of substitute or additional collateral for the Westfarms Mall Loan Group that is not otherwise expressly provided for under its terms;

         -        any waiver of a "due-on-sale" or "due-on-encumbrance" clause;
                  and

         - any acceptance of an assumption agreement releasing the Westfarms Mall Borrower from liability under the Westfarms Mall Loan Group.

         The holder of the Westfarms Mall Subordinate Mortgage Loan has agreed pursuant to the Westfarms A/B Intercreditor Agreement that it will provide the servicers under the series 2002-CP3 pooling and servicing agreement with its response to any proposed actions within ten business days after its receipt of any proposal and any back-up materials and will be deemed not to have responded if no response is received within ten business days.

         Right to Purchase Certain Loans in the Westfarms Mall Loan Group. The holder of the Westfarms Mall Subordinate Mortgage Loan will have the right, following the occurrence of a default on the Westfarms Mall

Loan Group that is not cured by the holder of the Westfarms Mall Subordinate Mortgage Loan (as described under " -- Cure Rights of the Holder of the Westfarms Mall Subordinate Mortgage Loan" below), within 45 days after the expiration of any cure period granted to the holder of the Westfarms Mall Subordinate Mortgage Loan, to purchase each of the Westfarms Mall Mortgage Loan and the Westfarms Mall Non-Pooled Pari Passu Mortgage Loan in whole but not in part at a price generally equal to the principal balance of the subject loan, accrued interest thereon, interest on advances, all related unreimbursed servicing advances thereon, all expenses incurred by the master servicer, special servicer or other party under the series 2002-CP3 pooling and servicing agreement with respect to the repurchase and any accrued special servicing fees (but which does not include any yield maintenance that may be due thereon). Subject to the right of the holder of the Westfarms Mall Subordinate Mortgage Loan described in the preceding sentence, the holder of the Westfarms Mall Mortgage Loan or its designee will also have the right, within 45 days following the termination of such cure period, to purchase the Westfarms Mall Non-Pooled Pari Passu Mortgage Loan in whole but not in part at a purchase price calculated in generally the same manner. In accordance with the series 2002-KEY2 pooling and servicing agreement, but subject to the Westfarms Intercreditor Agreements, such purchase right will be exercisable by the holders of a majority interest in the series 2002-KEY2 controlling class.

         Cure Rights of the Holder of the Westfarms Mall Subordinate Mortgage Loan. The servicers under the series 2002-CP3 pooling and servicing agreement will be required to deliver to the holder of the Westfarms Mall Subordinate Mortgage Loan notice of any failure by the Westfarms Mall Borrower to make a scheduled payment, and the holder of the Westfarms Mall Subordinate Mortgage Loan will have the option to cure the failure within four (4) business days of receipt of notice. The servicers under the series 2002-CP3 pooling and servicing agreement will also be required to deliver to the holder of the Westfarms Mall Subordinate Mortgage Loan notice of any other monetary default by the Westfarms Mall Borrower (other than failure to make a scheduled monthly payment) and that note holder will have the option to cure the default within 10 business days of receipt of the notice. The servicers under the series 2002-CP3 pooling and servicing agreement will also be required to deliver to the holder of the Westfarms Mall Subordinate Mortgage Loan notice of any other default by the Westfarms Mall Borrower which can be cured by the payment of money, and that note holder will have the option to cure the default within 30 business days of receipt of that notice. The holder of the Westfarms Mall Subordinate Mortgage Loan will not have the right to cure more than four consecutive scheduled payment defaults within any twelve-month period.

         Exercise of Fair Value Option Under the Series 2002-CP3 Pooling and Servicing Agreement. Pursuant to the series 2002-CP3 pooling and servicing agreement, certain designated parties will be entitled to purchase the Westfarms Mall Non-Pooled Pari Passu Mortgage Loan at a price equal to the fair value of that mortgage loan as determined under that pooling and servicing agreement. If the Westfarms Mall Non-Pooled Pari Passu Mortgage Loan is sold and the Westfarms Mall Mortgage Loan is still part of the series 2002-KEY2 trust fund, then the servicing of the Westfarms Mall Loan Group will be governed by the series 2002-KEY2 pooling and servicing agreement, which (only for that purpose) will incorporate by reference or otherwise various servicing provisions of the series 2002-CP3 pooling and servicing agreement.

         The Northland Portfolio.

         General. The Northland Portfolio Mortgage Loans consist of four related multifamily mortgage loans with a total cut-off date principal balance of $40,241,559, representing 4.31% of the initial mortgage pool balance. Each of the Northland Portfolio Mortgage Loans is cross-defaulted and cross-collateralized with each other. Each of the Northland Portfolio Mortgage Loans accrues interest through its maturity date at an interest rate of 7.39% per annum. Interest accrues on each of the Northland Portfolio Mortgage Loans on the basis of the actual number of days elapsed each month in a year assumed to consist of 360 days. The maturity date for each of the Northland Portfolio Mortgage Loans is February 1, 2012.

         Set forth below is a brief summary of each of the Northland Portfolio Mortgage Loans.

         The Commons and Greentree Apartments Mortgage Loan. The Commons and Greentree Apartments Mortgage Loan has a cut-off date principal balance of $21,093,884, representing 2.26% of the initial mortgage pool balance. The Commons and Greentree Apartments Mortgage Loan is secured by (a) a 296-unit multifamily rental property located in Oakland Park, Florida, that was constructed in 1974, was renovated in 1989 and is referred to as The Greentree Apartments; and (b) a 200 unit multifamily rental property located in Tampa, Florida, that was constructed in 1972, was renovated in 1996 and is referred to as The Commons Apartments. In the summer of 2002, The Commons Apartments experienced fire damage for which the repair costs have been estimated to be $1,000,000, which are covered by fire insurance. The borrower under the Commons and Greentree Apartments Mortgage Loan is Southern Tier Southeast Portfolio Limited Partnership.

         The Commons and Greentree Portfolio Apartments Mortgage Loan requires the following replacement reserve escrows throughout the term of the loan: (a) The Greentree Apartments - $74,000 ($251 per unit) per annum funded monthly; and
(b) The Commons Apartments - $50,000 ($251 per unit) per annum funded monthly. The related borrower established with the lender the following completion and repair reserves at the loan closing for certain property repairs and maintenance: (a) The Greentree Apartments - $264,328; and (b) The Commons Apartments - $195,048. The Commons and Greentree Portfolio Apartments Mortgage Loan also requires a tax and insurance reserve for each of The Greentree Apartments and The Commons Apartments, with monthly deposits equal to 1/12th of the annual charges for such items, throughout the term of the loan.

         Del Oro Apartments Mortgage Loan. The Del Oro Apartments Mortgage Loan has a cut-off date principal balance of $8,716,152, representing 0.93% of the initial mortgage pool balance. The Del Oro Apartments Mortgage Loan is secured by a 174-unit multifamily rental property located in Plantation, Florida. The property was constructed in 1972 and was renovated in 1993. The borrower under the Del Oro Apartments Mortgage Loan is Southeast Del Oro Limited Partnership.

         The Del Oro Apartments Mortgage Loan requires a replacement reserve escrow in the amount of $43,750 ($251 per unit) per annum funded monthly throughout the term of the loan. The related borrower established with the lender a completion and repair reserve in the amount of $98,305 at the loan closing for certain property repairs and maintenance. The Del Oro Apartments Mortgage Loan also requires a tax and insurance reserve, with monthly deposits equal to 1/12th of the annual charges for such items, throughout the term of the loan.

         Country Club Villas Apartments Mortgage Loan. The Country Club Villas Apartments Mortgage Loan has a cut-off date principal balance of $7,482,359, representing 0.80% of the initial mortgage pool balance. The Country Club Villas Apartments Mortgage Loan is secured by a 258-unit multifamily rental property located in Abilene, Texas. The property was constructed in 1982. The borrower under the Country Club Villas Apartments Mortgage Loan is Southern Tier Country Club Limited Partnership.

         The Country Club Villas Apartments Mortgage Loan requires a replacement reserve escrow in the amount of $65,000 ($252 per unit) per annum funded monthly throughout the term of the loan. The related borrower established with the lender a completion and repair reserve in the amount of $35,813 at the loan closing for certain property repairs and maintenance. The Country Club Villas Apartments Mortgage Loan also requires a tax and insurance reserve, with monthly deposits equal to 1/12th of the annual charges for such items, throughout the term of the loan.

         Royal Crest Apartments Mortgage Loan. The Royal Crest Apartments Mortgage Loan has a cut-off date principal balance of $2,949,164, representing 0.32% of the initial mortgage pool balance. The Royal Crest Apartments Mortgage Loan is secured by a 128-unit multifamily rental property located in Tyler, Texas. The property was constructed in 1975. The borrower under the Royal Crest Apartments Mortgage Loan is Southern Tier Royal Crest Limited Partnership.

         The Royal Crest Apartments Mortgage Loan requires a replacement reserve escrow in the amount of $32,500 ($254 per unit) per annum funded monthly throughout the term of the loan. The related borrower established with the lender a completion and repair reserve in the amount of $22,250 at the loan closing for certain property repairs and maintenance. The Royal Crest Apartments Mortgage Loan also requires a tax and insurance reserve, with monthly deposits equal to 1/12th of the annual charges for such items, throughout the term of the loan.

         Prepayment and Defeasance. None of the Northland Portfolio Mortgage Loans may be voluntarily prepaid, in whole or in part, prior to the 60th day before the maturity date. From and after the earlier to occur of (a) 48 months following the loan closing date, which occurred on January 17, 2002, and (b) 24 months after the initial issuance of the offered certificates, and prior to the date that is 60 days in advance of the maturity date:

         (1) each of the borrowers under the Country Club Villas Apartments Mortgage Loan and the Royal Crest Apartments Mortgage Loan may obtain a release of its property from the lien of the mortgage instrument by defeasing its loan in full, together with an excess defeasance payment equal to 125% of the original principal balance of its note, minus the amount of the principal balance of its note as of the defeasance date, which excess defeasance amount will be proportionally allocated among the other Northland Portfolio Mortgage Loans, and subject to the satisfaction of certain other conditions in the mortgage loan documents, including satisfaction of debt service coverage ratios; and

         (2) each of the borrowers under the Commons and Greentree Portfolio Apartments Mortgage Loan and the Del Oro Apartments Mortgage Loan may obtain a release of its property from the lien of the mortgage instrument only by simultaneously defeasing all of the other Northland Portfolio Mortgage Loans, which defeasance is subject to rating agency confirmation.

         Property Management. Each of the mortgaged real properties securing the Northland Portfolio Mortgage Loans is managed by Northland Investment Corporation, an affiliate of each of the borrowers under the Northland Portfolio Mortgage Loans, under a separate property management agreement for each property. The holder of the Northland Portfolio Mortgage Loans is entitled to terminate the related management agreement upon the occurrence of an uncured event of default under the loan documents. The property manager is prohibited from receiving any management fees during any period of time in which any amounts due and owing under the Northland Portfolio Mortgage Loans are not paid when due.

         Property Transfers. Each of the Northland Portfolio Mortgage Loans requires lender consent in connection with a transfer of the related property and an assumption of the related Northland Portfolio Mortgage Loan by the transferee. Each of the Northland Portfolio Mortgage Loans provides that the lender's consent to a transfer and assumption shall not be unreasonably withheld in the event that:

         - the property securing each of the other Northland Portfolio Mortgage Loans is simultaneously sold to such transferee,

         - the transferee assumes in writing the obligations under the respective Northland Portfolio Mortgage Loan documents,

         - the transferee and its property manager are reputable, of good character, creditworthy and have sufficient financial worth considering the obligations assumed and undertaken,

         - the transferee executes and delivers all documents and legal opinions reasonably required by lender,

         - the rating agencies confirm in writing that the transfer will not result in a re-qualification, reduction or withdrawal of any rating initially assigned or to be assigned to the securities backed by any of the Northland Portfolio Mortgage Loans in a secondary market transaction,

         - the lender has received certain required payments, fees and reimbursements in connection with the review and approval of the transfer and assumption, and

         - no event of default under any of the Northland Portfolio Mortgage Loans has occurred and is continuing.

         The Columbia Portfolio Mortgage Loan.

         General. The Columbia Portfolio Mortgage Loan has a cut-off date principal balance of $32,975,721, which represents 3.54% of the initial mortgage pool balance. The Columbia Portfolio Mortgage Loan is secured by a first priority mortgage lien on the Columbia Portfolio Properties, which includes three properties located in Cuyahoga County, Ohio -- an unanchored retail center known as Columbia Shopping Center and two mobile home parks known as Columbia Park Mobile Home Park and Brook Park Mobile Home Park, respectively. The borrower under the Columbia Portfolio Mortgage Loan is Columbia MHC East, LLC, a New York limited liability company and Columbia West Investors, LC, a Virginia limited liability company, registered and doing business in Ohio as Columbia West Investors, LLC, as Tenants in Common. Each borrowing entity is a special purpose entity with organizational documents that include limitations on the respective entity's purpose, ability to incur other indebtedness, standard separateness covenants, prohibitions against dissolution, and provisions that no bankruptcy action may be commenced without the consent of all members of the respective entity, including the independent director or independent manager, respectively.

         The Columbia Portfolio Properties. The Columbia Portfolio Properties consist of two mobile home parks and an unanchored retail center, all located in the greater Cleveland MSA. On a "stabilized" basis, the aggregate Appraised Value of the Columbia Portfolio Properties is $42,775,000, resulting in a Cut-off Date LTV Ratio of 77.09%. On an "as is" basis, the aggregate Appraised Value of the Columbia Portfolio Properties is $39,700,000, which would result in a Cut-off Date LTV Ratio of 83.06%. On a "stabilized" basis, the Underwritten Net Cash Flow for the Columbia Portfolio Properties is $3,297,161, resulting in an Underwritten NCF Debt Service Coverage Ratio of 1.33x. Based on an "in place" Underwritten Net Cash Flow, the Underwritten NCF Debt Service Coverage Ratio would be 1.26x. See " -- Additional Loan and Property Information -- Holdbacks" above for a discussion regarding the "stabilized" basis and "as is" and "in place" basis calculations.

         Set forth below is a brief summary of each of the Columbia Portfolio Properties.

         Columbia Park Mobile Home Park. Columbia Park Mobile Home Park is a 1,098-unit mobile home park, the first phase of which was built in 1950. It is the largest of the three Columbia Portfolio Properties and is geared towards senior citizens. The Appraised Value of the mortgaged real property (a) is $39,000,000 based on a "stabilized" value as of September 1, 2004 and (b) is $36,000,000 based on an "as is" value as of May 20, 2002.

         Brook Park Mobile Home Park. Brook Park Mobile Home Park is a 112-unit mobile home park built in 1949. The Appraised Value of the mortgaged real property (a) is $2,175,000 based on a "stabilized" value as of June 1, 2003 and
(b) is $2,100,000 based on an "as is" value as of May 20, 2002.

         Columbia Shopping Center. Columbia Shopping Center, built in 1975, is a 28,634 square foot unanchored retail shopping center, which is in close proximity to the Columbia Park Mobile Home Park. The Appraised Value of the mortgaged real property is $1,600,000 as of May 20, 2002.

         Payment Terms. The Columbia Portfolio Mortgage Loan has a maturity date of August 1, 2007. The Columbia Portfolio Mortgage Loan accrues interest at an interest rate of 6.44% per annum. Interest is calculated based on the daily rate which is produced assuming a 360-day year multiplied by the actual number of days elapsed.

         Prepayment; Defeasance. Except as provided in the next succeeding paragraph, the Columbia Portfolio Mortgage Loan may not be voluntarily prepaid in whole or part prior to the 90th day before the maturity date. Following the date that is two years and 15 days after the date of the issuance of the offered certificates, the borrower may obtain a release of the related mortgaged real property from the lien of the underlying mortgage through a defeasance of the Columbia Portfolio Mortgage Loan.

         Under an Escrow and Security Agreement, the borrower established a reserve in the amount of $6,000,000.00. If the disbursement requirements set forth in such agreement are not satisfied within the 18-month period following the loan closing, the reserve funds shall be applied against the outstanding principal balance of the Columbia Portfolio Mortgage Loan. Upon such application, the appropriate yield maintenance amount (calculated in accordance with the terms of the Columbia Portfolio Mortgage Loan promissory note) must be paid by the borrower from funds other than the reserve amount, and the remainder of the outstanding principal balance of the Columbia Portfolio Mortgage Loan will be re-amortized over the remainder of the original 30-year amortization period.

         Property Management. The Columbia Portfolio Properties is managed by Columbia Brook Park Management, LLC, an affiliate of the borrower. The holder of the Columbia Portfolio Mortgage Loan is entitled to terminate the related management agreement upon the occurrence of an event of default under the Columbia Portfolio Mortgage Loan.

         Reserves.  The Columbia Portfolio Mortgage Loan requires:

         (a) the borrower to make monthly payments into a tax escrow fund to accumulate funds necessary to pay all taxes prior to their respective due dates;

         (b) the borrower to make monthly payments into an insurance escrow fund to accumulate funds necessary to pay all insurance policy premiums prior to their respective due dates;

         (c) a replacement reserve escrow to be funded on a monthly basis in the amount of $5,579.83 through the term of the Columbia Portfolio Mortgage Loan;

         (d) a reserve for tenant improvement and leasing commissions at the Columbia Shopping Center (one of the Columbia Portfolio Properties) to be funded on a monthly basis in the amount of $1,972.33 through the term of the Columbia Portfolio Mortgage Loan;

         (e) a reserve for immediate repairs at the three properties in the aggregate amount of $44,000.00;

         (f) a reserve in the amount of $50,000.00 for removal and disposal of perched water and contaminated soil at the property;

         (g) a reserve in the amount of $6,000,000.00, described under the second paragraph of " -- Prepayment; Defeasance" above, to be disbursed to the borrower upon satisfaction of certain conditions during the 18-month period following the loan closing, including without limitation the achievement of a specified net operating income and dismissal, final settlement or final order with respect to certain pending litigation described below; provided that, if the specified conditions are not satisfied during that 18-month period, then the lender is to apply the outstanding amount of the reserves towards the outstanding loan amount and the borrower must make a corresponding yield maintenance payment from other sources (see " -- Additional Loan and Property Information -- Holdbacks" above for the full discussion of such reserves.)

         (h) upon commencement of any further legal action regarding rental rates at one of the Columbia Portfolio Properties, the related borrower has agreed to implement a cash flow sweep with funds so swept to be used by the holder of the related mortgage to fund monthly debt service and escrows and reserves, with any remaining balance to be remitted to the related borrower.

         Pending Litigation. An appeal of a lawsuit filed against the borrower under the Columbia Portfolio Mortgage Loan and the property manager is pending with the State Appellate Court for the Eighth District of Ohio. The lawsuit was filed by tenants of one of the Columbia Portfolio Properties challenging a rental increase implemented after the borrower under the Columbia Portfolio Mortgage Loan acquired title to the Columbia Portfolio Properties in July 2001. Judgment in favor of such borrower and property manager was entered by the Magistrate on February 8, 2002, which judgment was upheld by the Municipal Court by order entered March 1, 2002, and the residents' appeal of this judgment is now pending.

         As described in "Reserves" above, at the closing of the Columbia Portfolio Mortgage Loan, a holdback escrow of $6,000,000 was required. If the disbursement requirements set forth in the Escrow and Security Agreement are not satisfied within the 18-month period following the closing of the Columbia Portfolio Mortgage Loan, including achievement of a specified net operating income and the dismissal, final settlement or final order with respect to such lawsuit, such reserve funds shall be applied against the outstanding principal balance of the Columbia Portfolio Mortgage Loan and the appropriate yield maintenance amount must be paid by the related borrower from sources other than the reserve amount. Additionally, the related borrower has agreed to implement a cash flow sweep in favor of the holder of the Columbia Portfolio Mortgage in the event any further legal action is commenced with respect to any of Columbia Portfolio Properties.

THE MORTGAGE LOAN SELLERS

         General. We did not originate any of the mortgage loans that we intend to include in the trust fund. We will acquire those mortgage loans from the following entities:

         - Salomon Brothers Realty Corp. -- 44 mortgage loans, representing 60.39% of the initial mortgage pool balance;

         - KeyBank National Association -- 20 mortgage loans, representing 25.12% of the initial mortgage pool balance; and

         - Column Financial, Inc. -- two mortgage loans, representing 14.49% of the initial mortgage pool balance.

         Each of the mortgage loans that we intend to include in the trust fund was originated by --

         - the related mortgage loan seller from whom we acquired the mortgage loan,

         - an affiliate of the related mortgage loan seller (although the originator may not have been an affiliate at the time of origination), or

         - a correspondent in the related mortgage loan seller's conduit lending program.

         The information set forth in this prospectus supplement concerning each of the mortgage loan sellers has been provided by the respective mortgage loan sellers, and neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

         Salomon Brothers Realty Corp. SBRC is a New York corporation primarily engaged in the business of purchasing and originating commercial mortgage loans. Its principal offices are located in New York, New York. SBRC is --

         -        a direct, wholly owned subsidiary of Salomon Brothers Holding
                  Inc., and

         -        an affiliate of both us and Salomon Smith Barney Inc.

         KeyBank National Association. KeyBank is a national banking association. KeyBank provides financial services, including commercial and multifamily real estate financing, throughout the United States. As of June 30, 2002, KeyBank had total assets of approximately $72.6 billion, total liabilities (including minority interest in consolidated subsidiaries) of approximately $67.6 billion and approximately $5 billion in stockholder's equity. The principal executive offices of KeyBank are located at Key Tower, 127 Public Square, Cleveland, Ohio 44114. Its telephone number is (216) 689-6300. KeyBank is the parent of KeyCorp Real Estate Capital Markets, Inc., the master servicer. KeyBank is a wholly owned subsidiary of KeyCorp. KeyCorp is the parent of McDonald Investments Inc., one of the underwriters.

         Column Financial, Inc.. Column is a corporation organized under the laws of Delaware. Its principal offices are in Atlanta, Georgia. Column underwrites and closes multifamily rental and commercial mortgage loans through its own origination offices and various correspondents in local markets across the country. Loan underwriting and quality control procedures are undertaken principally in regional offices located in Atlanta, Georgia; Bethesda, Maryland; Boston, Massachusetts; Chicago, Illinois; Cleveland, Ohio; Dallas, Texas; Denver, Colorado; Houston, Texas; Los Angeles, California; New York, New York; Newport Beach, California; Norwalk, Connecticut; Philadelphia, Pennsylvania; San Francisco, California; Seattle, Washington and Tampa, Florida. Column is a wholly owned subsidiary of Credit Suisse Group, an affiliate of Credit Suisse First Boston Corporation, one of the underwriters.

ASSIGNMENT OF THE UNDERLYING MORTGAGE LOANS

         On or before the date of initial issuance of the offered certificates, each of the mortgage loan sellers will transfer its pooled mortgage loans to us, and we will transfer all of the pooled mortgage loans to the trust. In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee.

         In connection with the transfers referred to in the prior paragraph, Column will be required to deliver to the trustee the original promissory note evidencing, and a copy of the related intercreditor agreements with respect to, the Westfarms Mall Mortgage Loan, and each mortgage loan seller will be required to deliver to the trustee the following documents, among others, with respect to each of that mortgage loan seller's pooled mortgage loans (other than the Westfarms Mall Mortgage Loan):

         -        either --

                  1. the original promissory note, endorsed without recourse to the order of the trustee, or

                  2. if the original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

         - the original or a copy of the related mortgage instrument, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has been submitted to, but has not been returned from, the applicable recording office, with evidence of recording or certified as to recording by the applicable recording office;

         - the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that document, in each case, unless the particular document has been submitted to, but has not been returned from, the applicable recording office, with evidence of recording or certified as to recording by the applicable recording office;

         - a completed assignment of the related mortgage instrument in favor of the trustee, in recordable form except for missing recording information;

         - a completed assignment of any separate related assignment of leases and rents in favor of the trustee, in recordable form except for missing recording information,

         -        originals or copies of any related loan agreements;

         - an original or copy of the lender's title insurance policy or, if a title insurance policy has not yet been issued, a pro forma title policy or a commitment for title insurance marked as binding and countersigned by, or accompanied by an escrow letter or closing instructions that are acknowledged by, the title insurer or its authorized agent at the closing of the mortgage loan; and

         - in those cases where applicable, the original or a copy of the related ground lease.

         The trustee is required to hold all of the documents delivered to it with respect to the pooled mortgage loans in trust for the benefit of the series 2002-KEY2 certificateholders. Within a specified period of time following that delivery, the trustee, directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that they have been received, appear regular on their face and purport to relate to the subject pooled mortgage loan. None of the trustee, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the pooled mortgage loans to determine whether the document is genuine, valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose. Neither the trustee nor any custodian will have any responsibility for determining whether any document is valid and binding, whether the text of any assignment or endorsement is in proper or recordable form, whether any document has been recorded in accordance with the requirements of any applicable jurisdiction, or whether a blanket assignment is permitted in any applicable jurisdiction.

         The above loan documents, among others, with respect to the Westfarms Mall Mortgage Loan (with the exception of the original mortgage note evidencing the Westfarms Mall Mortgage Loan, which will be delivered to the trustee under the series 2002-KEY2 pooling and servicing agreement) have been delivered to the trustee under the series 2002-CP3 pooling and servicing agreement.

         If --

         - any of the above-described documents required to be delivered by any mortgage loan seller to the trustee is not delivered or is otherwise defective, and

         - that omission or defect materially and adversely affects the value of the subject pooled mortgage loan or the interests of the series 2002-KEY2 certificateholders, or any of them, in, or with respect to the subject pooled mortgage loan, including a material and adverse effect on any payments on or the value of any series 2002-KEY2 certificates, then the omission or defect will constitute a material document defect as to which the series 2002-KEY2 certificateholders, or the trustee on their behalf, will have the rights against the related mortgage loan seller described under " -- Cures and Repurchases" below.

         The failure of a mortgage loan seller to deliver select documents with respect to one of its pooled mortgage loans may be deemed to materially and adversely affect the interests of the series 2002-KEY2 certificateholders in the subject mortgage loan without any further analysis. However, except as described in the prior sentence, until the first anniversary of the date of initial issuance of the series 2002-KEY2 certificates, no document defect or omission contemplated by the prior paragraph will be considered to materially and adversely affect the value of the subject pooled mortgage loan or the interests of the series 2002-KEY2 certificateholders, or any of them, in the subject pooled mortgage loan unless the document with respect to which the document omission or defect exists is required in connection with an imminent enforcement of the mortgagee's rights or remedies under the mortgage loan, defending any claim asserted by any borrower or third party with respect to the mortgage loan, establishing the validity or priority of any lien on any collateral securing the mortgage loan or for any immediate servicing obligation.

         Within a specified period following the later of --

         - the date on which the offered certificates are initially issued, and

         - the date on which all recording information necessary to complete the subject document is received by the trustee,

the trustee or other specified party, which may be the related mortgage loan seller, must submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in favor of the trustee described above. Because most of the mortgage loans that we intend to include in the trust fund are newly originated, many of those assignments cannot be completed and recorded until the related mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

REPRESENTATIONS AND WARRANTIES

         As of the date of initial issuance of the offered certificates, each mortgage loan seller will make, with respect to each mortgage loan that it is selling to us for inclusion in the trust fund, representations and warranties generally to the effect listed below, together with any other representations and warranties as may be required by the rating agencies.

         The representations and warranties to be made by each mortgage loan seller with respect to each of its pooled mortgage loans will include, among others:

         - The information relating to the mortgage loan set forth in the loan schedule attached to the related mortgage loan purchase agreement, will be true and correct in all material respects as of the related due date in September 2002. That information will include various items of information regarding each of the underlying mortgage loans, including --

                  1. the street address, including city, state and zip code, of the related mortgaged real property,

                  2. the original principal balance and cut-off date principal balance of the mortgage loan,

                  3. the amount of the monthly debt service payment due on the related due date in September 2002,

                  4. the mortgage interest rate as of the related due date in September 2002, and

                  5. the original and remaining term to stated maturity (or, in the case of an ARD Loan, to the anticipated repayment date) and the maturity date for the mortgage loan.

         - Immediately prior to its transfer and assignment of the mortgage loan, it had good title to, and was the sole owner of, the mortgage loan.

         - The related mortgage instrument is a valid and, subject to the exceptions and limitations on enforceability set forth in the next bullet, enforceable first priority lien upon the corresponding mortgaged real property, free and clear of all liens and encumbrances other than Permitted Encumbrances.

         - The promissory note, the mortgage instrument and each other agreement executed by or on behalf of the related borrower in connection with the mortgage loan is the legal, valid and binding obligation of the related borrower, subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation. In addition, each of the foregoing agreements is enforceable against the related borrower in accordance with its terms, except as enforcement may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent transfer and conveyance or other similar laws affecting the enforcement of creditors' rights generally, and
                  (b) by general principles of equity, regardless of whether such enforcement is considered a proceeding in equity or at law, and except that certain provisions in those agreements may be further limited or rendered unenforceable by applicable law, but, subject to the limitations set forth in the foregoing clauses (a) and (b), such limitations or unenforceability will not render those agreements invalid as a whole or substantially interfere with the mortgagee's realization of the principal benefits and/or security provided thereby.

         - It has not received notice and has no actual knowledge, as of the related due date in September 2002, of any proceeding pending for the condemnation of all or any material portion of the mortgaged real property for the mortgage loan.

         - There exists an American Land Title Association or equivalent form of the lender's title insurance policy (or, if the title policy has yet to be issued, a pro forma policy or a marked up title insurance commitment binding on the title insurer) on which the required premium has been paid, insuring the first priority lien of the related mortgage instrument, in the original principal amount of the mortgage loan after all advances of principal, subject only to Permitted Encumbrances.

         - The proceeds of the mortgage loan have been fully disbursed, except in those cases where the full amount of the mortgage loan has been made, but a portion of the proceeds is being held in escrow or reserve accounts pending satisfaction of specific leasing criteria, repairs or other matters with respect to the related mortgaged real property, and there is no requirement for future advances under the mortgage loan.

         - If the related mortgage instrument is a deed of trust, a trustee, duly qualified under applicable law, has either been properly designated and currently so serves or may be substituted in accordance with the deed of trust and applicable law.

         - Except as identified in the engineering report obtained in connection with the origination of the mortgage loan, to its knowledge, after inquiry of its servicer, which servicer may be an affiliate of the mortgage loan seller, the related mortgaged real property is in good repair and free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan, except in any such case where an escrow of funds or insurance coverage exists sufficient to effect the necessary repairs and maintenance.

         - No borrower under a pooled mortgage loan is a debtor in any state or federal bankruptcy, insolvency or similar proceeding, and no mortgaged real property securing a pooled mortgage loan is the subject of any such proceeding in which any affiliate of the related borrower is a debtor.

         - Each pooled mortgage loan bears interest at a rate that remains fixed throughout the remaining term of such mortgage loan, except in the case of an ARD Loan after its anticipated repayment date and except for the imposition of a default rate.

         - The subject mortgage loan seller or an affiliate thereof inspected, or caused the inspection of, the related mortgaged real property within 12 months preceding the date of initial issuance of the offered certificates.

         - Each pooled mortgage loan is a whole loan and not a participation interest in a mortgage loan.

         If       --

         - there exists a breach of any of the above-described representations and warranties made by any mortgage loan seller, and

         - that breach materially and adversely affects the value of the subject mortgage loan or the interests of the series 2002-KEY2 certificateholders, or any of them, in or with respect to the subject mortgage loan, including a material and adverse effect on any payments on or the value of any series 2002-KEY2 certificates, then that breach will be a material breach as to which the series 2002-KEY2 certificateholders, or the trustee on their behalf, will have the rights against the related mortgage loan seller described under " -- Cures and Repurchases" below.

CURES AND REPURCHASES

         If there exists a material breach of any of the representations and warranties made by any mortgage loan seller with respect to any of the mortgage loans that it is selling to us for inclusion in the trust fund, as discussed under " -- Representations and Warranties" above, or a material document defect with respect to any of those mortgage loans, as discussed under " -- Assignment of the Underlying Mortgage Loans" above, then that mortgage loan seller will generally be required either:

         - to remedy the material breach or the material document defect in all material respects; or

         - to repurchase the affected mortgage loan, whether or not foreclosed, at a price generally equal to the sum of --

                  1. the Stated Principal Balance of that mortgage loan at the time of purchase, plus

                  2. all unpaid and unadvanced interest, other than Post-ARD Additional Interest and Default Interest, due with respect to that mortgage loan up to, but not including the due date in the collection period of purchase, plus

                  3. all unreimbursed advances relating to that mortgage loan, together with any unpaid interest on those advances owing to the party or parties that made them, plus

                  4. any advances relating to that mortgage loan that were previously reimbursed out of collections on or with respect to other pooled mortgage loans, plus

                  5. certain costs and expenses incurred by the trustee, the master servicer or the special servicer in connection with the repurchase.

         The time period within which a mortgage loan seller must complete that remedy or repurchase will generally be limited to 90 days following the earlier of its discovery or receipt of notice of the subject material breach or material document defect, as the case may be. However, if the responsible mortgage loan seller is diligently attempting to correct the problem, then the responsible mortgage loan seller may be entitled to an additional 90 days to complete that remedy or repurchase.

         If at any time Column, the mortgage loan seller for the Westfarms Mall Loan Group, is required to repurchase the Westfarms Mall Non-Pooled Pari Passu Mortgage Loan in accordance with the terms of the series 2002-CP3 pooling and servicing agreement for a breach of representation and warranty or defective loan documentation, then Column will also be required to repurchase the Westfarms Mall Mortgage Loan at the purchase price specified above.

         The obligations of each mortgage loan seller described above in this " -- Cure and Repurchase" section will, in the absence of a default under those obligations, constitute the sole remedy available to the series 2002-KEY2 certificateholders or the trustee on their behalf in connection with a material breach of any of the representations or warranties by the related mortgage loan seller, or a material document defect, with respect to any mortgage loan in the trust fund. No other person will be obligated to repurchase any affected mortgage loan in connection with a material breach of any of the representations and warranties made by the related mortgage loan seller or in connection with a material document defect, if the related mortgage loan seller defaults on its obligation to do so.

         If a material breach or a material document defect exists with respect to any pooled mortgage loan that is cross-collateralized with one or more other mortgage loans in the trust fund, then the related mortgage loan seller will be permitted to repurchase only the affected mortgage loan, provided that (a) the cross-collateralization can, as evidenced by an opinion of counsel, be terminated without any adverse tax consequences for the trust, (b) the mortgage loans from the subject cross-collateralized group that remain part of the trust have a loan-to-value ratio of no more than 75% and a debt service coverage ratio of no less than 1.25x, and (c) the related mortgage loan seller obtains written confirmation from each applicable rating agency that the termination of the cross-collateralization will not result in a qualification, downgrade or withdrawal of any rating then assigned to a class of the series 2002-KEY2 certificates. Otherwise, the entire cross-collateralized group will be treated as a single mortgage loan for purposes of --

         - determining the materiality of the subject breach or document defect, and

         -        the exercise of the relevant remedies.

         In addition, two mortgage loans that we intend to include in the trust fund, secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as 35 Engel and Northwest Plaza, representing

0.32% and 0.31%, respectively, of the initial mortgage pool balance, respectively, have each been included in an individual loan REMIC. With respect to each of those mortgage loans, in the event the related borrower notifies the master servicer that it intends to defease the subject mortgage loan on or before the second anniversary of the startup date of the related individual loan REMIC, SBRC will be required to repurchase that mortgage loan at a purchase price generally equal to that set forth in the second bullet of the first paragraph of this " -- Cures and Repurchases" section prior to the occurrence of that defeasance.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

         The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the mortgage loans on or before the cut-off date. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the trust fund prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage rates and maturities, as well as the other characteristics of the pooled mortgage loans described in this prospectus supplement, may vary, and the actual initial mortgage pool balance may be as much as 5% larger or smaller than the initial mortgage pool balance specified in this prospectus supplement.

         A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. That current report on Form 8-K will be filed, together with the series 2002-KEY2 pooling and servicing agreement, with the SEC within 15 days after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool, that removal or addition will be noted in that current report on Form 8-K.


      SERVICING UNDER THE SERIES 2002-KEY2 POOLING AND SERVICING AGREEMENT


GENERAL

         The series 2002-KEY2 pooling and servicing agreement will govern the servicing of the mortgage loans in the trust fund (other than the Westfarms Mall Mortgage Loan). The following summaries describe some of the provisions of the series 2002-KEY2 pooling and servicing agreement relating to the servicing and administration of the pooled mortgage loans (other than the Westfarms Mall Mortgage Loan) and any related REO Properties. You should also refer to the accompanying prospectus, in particular the section captioned "Description of the Governing Documents", for additional important information regarding provisions of the series 2002-KEY2 pooling and servicing agreement that relate to the rights and obligations of the master servicer and the special servicer.

         The master servicer and the special servicer must each service and administer the pooled mortgage loans and any related REO Properties for which it is responsible, directly or through sub-servicers, in accordance with --

         -        any and all applicable laws,

         - the express terms of the series 2002-KEY2 pooling and servicing agreement,

         -        the express terms of the related loan documents, and

         -        to the extent consistent with the foregoing, the Servicing
                  Standard.

         In general, the master servicer will be responsible for the servicing and administration of --

         - all mortgage loans in the trust fund (other than the Westfarms Mall Mortgage Loan) as to which no Servicing Transfer Event has occurred, and

         - all worked-out mortgage loans in the trust fund (other than the Westfarms Mall Mortgage Loan) as to which no new Servicing Transfer Event has occurred;

provided that the master servicer will be responsible for performing such limited duties with respect to the Westfarms Mall Mortgage Loan as are specifically set forth in the series 2002-KEY2 pooling and servicing agreement.

         The special servicer will generally be responsible for the servicing and administration of each mortgage loan in the trust fund (other than the Westfarms Mall Mortgage Loan) as to which a Servicing Transfer Event has occurred and which has not yet been worked-out with respect to that Servicing Transfer Event. The special servicer will also be responsible for the administration of each REO Property in the trust fund.

         Despite the foregoing, the series 2002-KEY2 pooling and servicing agreement will require the master servicer to continue to collect information and, subject to the master servicer's timely receipt of information from the special servicer and the servicers of the Westfarms Mall Loan Group, prepare all reports to the trustee required to be collected or prepared with respect to any specially serviced assets (including, if applicable, the Westfarms Mall Mortgage
Loan). The master servicer may also render other incidental services with respect to any specially serviced assets (other than, if applicable, the Westfarms Mall Mortgage Loan). In addition, the special servicer will have various approval rights regarding the release of earn-out funds, certain modifications, management company changes, franchise changes and waivers of "due-on-sale" and "due-on-encumbrance" clauses with respect to non-specially serviced mortgage loans in the trust fund (other than the Westfarms Mall Mortgage Loan). Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the series 2002-KEY2 pooling and servicing agreement, unless the same party acts in both capacities.

         The master servicer will transfer servicing of a pooled mortgage loan (other than, if applicable, the Westfarms Mall Mortgage Loan) to the related special servicer, if it has not already done so, upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. Such special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist.

         The Westfarms Mall Mortgage Loan will, for the most part, not be serviced under the series 2002-KEY2 pooling and servicing agreement. Under the terms of the Westfarms Intercreditor Agreements, for so long as the Westfarms Mall Non-Pooled Pari Passu Mortgage Loan is part of the Credit Suisse First Boston Mortgage Securities Corp. series 2002-CP3 commercial mortgage securitization, the Westfarms Mall Loan Group will be serviced and administered by the master servicer and special servicer for such other securitization, in accordance with the series 2002-CP3 pooling and servicing agreement. See "Description of the Mortgage Pool -- Significant Underlying Mortgage Loans -- The Westfarms Mall Mortgage Loan" in this prospectus supplement. The discussion below regarding servicing generally relates solely to the servicing of the pooled mortgage loans (other than the Westfarms Mall Mortgage Loan) under the series 2002-KEY2 pooling and servicing agreement.

THE INITIAL MASTER SERVICER AND THE INITIAL SPECIAL SERVICER

         The Initial Master Servicer. KRECM, an Ohio corporation, will be the initial master servicer with respect to the mortgage pool (other than the Westfarms Mall Mortgage Loan). KRECM is also the primary servicer under the series 2002-CP3 pooling and servicing agreement which governs the servicing of the Westfarms Mall Mortgage Loan. KRECM is a wholly-owned subsidiary of KeyBank National Association, which is a wholly-owned subsidiary of KeyCorp. KRECM's primary servicing location is 911 Main Street, Suite 1500, Kansas City, Missouri 64105.

         As of June 30, 2002, KRECM was responsible for servicing approximately 4,365 commercial and multifamily loans with a total principal balance of approximately $16.9 billion, the collateral for which is located throughout the United States, the District of Columbia and the Virgin Islands. Approximately 2,255 of the loans, with a total principal balance of approximately $12.3 billion, pertain to commercial and multifamily mortgage-backed securities. The portfolio includes multifamily, office, retail, hospitality and other types of income producing properties. KRECM also services newly originated loans and loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and private investors.

         Midland Loan Services, Inc., a Delaware corporation, is the master servicer under the series 2002-CP3 pooling and servicing agreement which governs the servicing of the Westfarms Mall Mortgage Loan.

         The information set forth in this prospectus supplement concerning KRECM has been provided by KRECM. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

         The Initial Special Servicer. ARCap Special Servicing, Inc., a Delaware corporation, will act as initial special servicer with respect to the mortgage pool and any related REO Properties (other than the Westfarms Mall Mortgage Loan and any related REO Property). ARCap is a wholly owned subsidiary of ARCap REIT, Inc., headquartered in Irving, Texas. As of June 30, 2002, ARCap was the named special servicer on 19 CMBS transactions encompassing 3,473 loans with a legal balance of $19.1 billion. The portfolios include office, retail, multifamily, hospitality, industrial and other types of income producing properties in the United States and Canada.

         Clarion Partners, LLC, a New York limited liability corporation, is the special servicer under the series 2002-CP3 pooling and servicing agreement which governs the servicing of the Westfarms Mall Mortgage Loan.

         The information set forth in this prospectus supplement concerning ARCap has been provided by ARCap. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The Master Servicing Fee. The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the master servicing fee.

         The master servicing fee:

         - will be earned monthly with respect to each and every mortgage loan in the trust fund, including --

                  1.       each specially serviced mortgage loan, if any,

                  2. each mortgage loan, if any, as to which the corresponding mortgaged real property has become an REO Property,

                  3. each mortgage loan, if any, that has been defeased, and

                  4.       the Westfarms Mall Mortgage Loan; and

         -        in the case of each such mortgage loan, will --

                  1. accrue at a master servicing fee rate, which is equal to the related Administrative Fee Rate minus 0.25 basis points,

                  2. be computed on the basis of the same principal amount and for the same number of days respecting which any interest payment due or deemed due, as the case may be, on that mortgage loan is computed under the terms of the related loan documents and applicable law,

                  3. accrue on the same interest accrual basis, which is either actual/360 or 30/360, as that mortgage loan, and

                  4. be payable monthly from amounts received in respect of interest on that mortgage loan.

         As of the date of initial issuance of the offered certificates, the weighted average master servicing fee rate for the mortgage pool will be 0.0672% per annum.

         For purposes of this prospectus supplement, master servicing fees include primary servicing fees.

         If KRECM resigns or is terminated as master servicer and the successor to KRECM agrees to perform the services of master servicer for an amount less than the master servicing fee described above, then such successor master servicer will pay to KRECM or its designee, and the series 2002-KEY2 certificateholders will not receive any portion of, the applicable excess master servicing fee, which shall not include any related primary servicing fee.

         Prepayment Interest Shortfalls. The series 2002-KEY2 pooling and servicing agreement will provide that, if any Prepayment Interest Shortfalls are incurred by reason of principal prepayments being made by borrowers with respect to the mortgage pool during any collection period (other than principal prepayments made out of insurance proceeds, condemnation proceeds or liquidation proceeds), the master servicer must make a non-reimbursable payment with respect to the related payment date in an amount equal to the lesser of:

         - the total amount of those Prepayment Interest Shortfalls that were incurred by reason of principal prepayments being made by borrowers with respect to the pooled mortgage loans (other than principal prepayments made out of insurance proceeds, condemnation proceeds or liquidation proceeds); and

         -        the sum of --

                  1. the total amount of Prepayment Interest Excesses that were collected during the subject collection period with respect to the pooled mortgage loans,

                  2. any interest or other investment income earned on any of the subject principal prepayments while on deposit in the master servicer's collection account, and

                  3. with respect to each and every mortgage loan for which the master servicer receives master servicing fees during that collection period, the portion of those fees calculated at an annual rate of 0.02% per annum.

Notwithstanding the foregoing, if a Prepayment Interest Shortfall occurs as a result of the master servicer's allowing the related borrower to deviate from the terms of the related loan documents regarding principal prepayments, other than (a) subsequent to a material default under the related mortgage loan documents, (b) pursuant to applicable law or a court order, or (c) at the request or with the consent of the series 2002-KEY2 controlling class representative, then, for purposes of determining the payment that the master servicer is required to make in accordance with the prior sentence to cover that Prepayment Interest Shortfall, the "0.02%" referenced in the second bullet of the prior sentence will instead be "0.05%" (except in the case of 21 of the underlying mortgage loans, representing 23.34% of the initial mortgage pool balance, for which it will be "0.02%").

         The series 2002-KEY2 pooling and servicing agreement will further provide that, if any Prepayment Interest Shortfalls are incurred by reason of involuntary prepayments being made with insurance and/or condemnation proceeds with respect to the mortgage pool during any collection period, the master servicer must make a non-reimbursable payment with respect to the related payment date in an amount equal to the lesser of:

         - the total amount of those Prepayment Interest Shortfalls that were incurred by reason of involuntary prepayments being made with insurance and/or condemnation proceeds with respect to the pooled mortgage loans; and

         - any interest or other investment income earned on any of the subject principal prepayments while on deposit in the master servicer's collection account.

         No other master servicing compensation will be available to cover Prepayment Interest Shortfalls.

         Any payments made by the master servicer with respect to any payment date to cover Prepayment Interest Shortfalls will be included in the Standard Available P&I Funds for that payment date, as described under "Description of the Offered Certificates -- Payments" in this prospectus supplement. If the amount of Prepayment Interest Shortfalls incurred with respect to the mortgage pool during any collection period exceeds the total of any and all payments made by the master servicer with respect to the related payment date to cover those Prepayment Interest Shortfalls, then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective interest-bearing classes of the series 2002-KEY2 certificates, in reduction of the interest payable on those certificates, as and to the extent described under "Description of the Offered Certificates -- Payments -- Payments of Interest" in this prospectus supplement.

         The master servicer will not cover any interest shortfalls similar to Prepayment Interest Shortfalls that occur by reason of involuntary prepayments made with liquidation proceeds.

         The series 2002-KEY2 pooling and servicing agreement will require the master servicer to cover Prepayment Interest Shortfalls with respect to the Westfarms Mall Mortgage Loan under the terms and conditions set forth above in this " -- Prepayment Interest Shortfalls" section.

         Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities will be --

         -        the special servicing fee,

         -        the workout fee, and

         -        the liquidation fee.

         The Special Servicing Fee.  The special servicing fee:

         - will be earned with respect to any pooled mortgage loan (other than the Westfarms Mall Mortgage Loan) --

                  1.       that is a specially serviced mortgage loan, or

                  2. as to which the corresponding mortgaged real property has become an REO Property;

         - in the case of each mortgage loan described in the foregoing bullet, will --

                  1. accrue at a special servicing fee rate of 0.25% per annum,

                  2. be computed on the basis of the same principal amount and for the same number of days respecting which any interest payment due or deemed due, as the case may be, on that mortgage loan is computed under the terms of the related loan documents and applicable law, and

                  3. accrue on the same interest accrual basis, which is either actual/360 or 30/360, as that mortgage loan; and

         - will be payable monthly from general collections on all the mortgage loans and any REO Properties in the trust fund, that are on deposit in the master servicer's collection account from time to time.

         The Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each specially serviced mortgage loan in the trust fund (other than the Westfarms Mall Mortgage Loan) that is worked-out by it. The workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each payment of interest, other than Default Interest and Post-ARD Additional Interest, and principal received on the subject mortgage loan for so long as it remains a worked-out mortgage loan. The workout fee with respect to any worked-out mortgage loan will cease to be payable if a new Servicing Transfer Event occurs with respect to that loan or if the related mortgaged real property becomes an REO Property. However, a new workout fee would become payable if the subject mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event.

         If the special servicer is terminated (other than for cause) or resigns, it will retain the right to receive any and all workout fees payable with respect to mortgage loans (other than the Westfarms Mall Mortgage Loan) that were worked-out -- or, in some cases, about to be worked out -- by it during the period that it acted as special servicer and as to which no new Servicing Transfer Event had occurred as of the time of its termination or resignation. The successor special servicer will not be entitled to any portion of those workout fees.

         Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee may reduce amounts payable to the holders of the offered certificates.

         The Liquidation Fee. The special servicer will be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan in the trust fund (other than the Westfarms Mall Mortgage Loan) for which it obtains a full, partial or discounted payoff. The special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property in the trust fund (other than the Westfarms Mall Mortgage
Loan) as to which it receives any liquidation proceeds, insurance proceeds or condemnation proceeds, except as described in the next paragraph. As to each such specially serviced mortgage loan and REO Property, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest, late payment charges, Post-ARD Additional Interest, a prepayment premium or a yield maintenance charge.

         Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, proceeds received in connection with:

         - the repurchase of any mortgage loan in the trust fund by or on behalf of a mortgage loan seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation, within a specified period--not to exceed 180 days--of the discovery by or notice to such related mortgage loan seller of the subject breach, defect or deficiency, as described under "Description of the Mortgage Pool -- Cures and Repurchases" in this prospectus supplement;

         - the repurchase of any pooled mortgage loan that is included in an individual loan REMIC by SBRC in connection with the related borrower's exercise of its right to defease that mortgage loan prior to the second anniversary of the startup day of that loan REMIC, as described under "Description of the Mortgage Pool -- Cures and Repurchases" in this prospectus supplement;

         - the repurchase of the Aventine Apartments Mortgage Loan by SBRC, at its option, after that mortgage loan has become specially serviced, as described under "Description of the Mortgage Pool -- Additional Loan and Property Information -- Holdbacks" in this prospectus supplement;

         - the purchase of the Westfarms Mall Mortgage Loan in accordance with the terms of the Westfarms Intercreditor Agreements as described under "Description of the Mortgage Pool -- Significant Underlying Mortgage Loans -- The Westfarms Mall Mortgage Loan -- Right to Purchase Certain Loans in the Westfarms Mall Loan Group" in this prospectus supplement;

         - the purchase of any defaulted mortgage loan in the trust fund by the special servicer, by any holder or holders of certificates of the series 2002-KEY2 controlling class or by any assignee of the foregoing, as described under " -- Fair Value Purchase Option" below; or

         - the purchase of all of the mortgage loans and REO Properties in the trust fund by the master servicer, the special servicer or any holder or holders of certificates of the series 2002-KEY2 controlling class in connection with the termination of the trust, or the exchange of 100% of the series 2002-KEY2 certificates for those mortgage loans and REO Properties, all as described under "Description of the Offered Certificates -- Termination" in this prospectus supplement.

         Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee may reduce amounts payable to the holders of the offered certificates.

         Additional Servicing Compensation. As additional master servicing compensation, the master servicer will be entitled to receive any Prepayment Interest Excesses collected with respect to those mortgage loans for which it acts as master servicer (other than the Westfarms Mall Mortgage Loan).

         In addition, the following items collected on any particular mortgage loan in the trust fund (other than the Westfarms Mall Mortgage Loan) will be allocated between the master servicer and the special servicer as additional compensation in accordance with the series 2002-KEY2 pooling and servicing agreement:

         - any late payment charges and Default Interest actually collected on any particular mortgage loan in the mortgage pool, which late payment charges and Default Interest are not otherwise applied --

                  1. to pay the master servicer, the special servicer or the trustee, as applicable, any unpaid interest on advances made by that party with respect to that mortgage loan or the related mortgaged real property,

                  2. to reimburse the trust for any interest on advances that were made with respect to that mortgage loan or the related mortgaged real property, which interest was paid to the master servicer, the special servicer or the trustee, as applicable, from a source of funds other than late payment charges and Default Interest collected on that mortgage loan,

                  3. to pay, or to reimburse the trust for, any expenses incurred by the special servicer in connection with inspecting the related mortgaged real property following a Servicing Transfer Event with respect to that mortgage loan or after that property has become an REO Property, or

                  4. to pay, or to reimburse the trust for, any other expenses (other than special servicing fees, workout fees and liquidation fees) incurred with respect to that mortgage loan or the related mortgaged real property that are or, if paid from a source other than Default Interest and/or late payment charges collected on that mortgage loan, would be an Additional Trust Fund Expense; and

         - any modification fees, assumption fees, assumption application fees, earnout fees, consent/waiver fees and other comparable transaction fees and charges.

         The master servicer will be authorized to invest or direct the investment of funds held in its collection account, or in any escrow and/or reserve account maintained by it, in Permitted Investments. See " -- Collection Account" below. The master servicer --

         - will generally be entitled to retain any interest or other income earned on those funds, and

         - will be required to cover any losses of principal of those investments from its own funds, to the extent those losses are incurred with respect to investments made for that master servicer's benefit.

The master servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts, unless that depository institution or trust company was the master servicer or an affiliate of the master servicer.

         The special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See " -- REO Properties" below. The special servicer --

         - will be entitled to retain any interest or other income earned on those funds, and

         - will be required to cover any losses of principal of those investments from its own funds.

The special servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding its REO account, unless that depository institution or trust company was the special servicer or an affiliate of the special servicer.

         Payment of Expenses; Servicing Advances. Each of the master servicer and the special servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the series 2002-KEY2 pooling and servicing agreement. The master servicer and the special servicer will not be entitled to reimbursement for these expenses except as expressly provided in the series 2002-KEY2 pooling and servicing agreement.

         Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred by the master servicer or the special servicer in connection with the servicing of a pooled mortgage loan after a default, delinquency or other unanticipated event has occurred or is imminent, or in connection with the administration of any REO Property in the trust fund, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property. In addition, the special servicer may periodically require the master servicer to reimburse the special servicer for any servicing advances made by it with respect to any particular mortgage loan or REO Property in the trust fund. Upon so reimbursing the special servicer for any servicing advance, the master servicer will be deemed to have made the advance on the date the special servicer made the advance.

         Servicing advances with respect to the Westfarms Mall Mortgage Loan will generally be made by the master servicer under the series 2002-CP3 pooling and servicing agreement.

         The special servicer may request the master servicer to make servicing advances with respect to a specially serviced mortgage loan or REO Property (other than the Westfarms Mall Mortgage Loan or any related REO Property), in lieu of the special servicer's making that advance itself. The special servicer must make the request in writing, in a timely manner that does not adversely affect the interests of any of the series 2002-KEY2 certificateholders. The master servicer must make the requested servicing advance within a specified period following the master servicer's receipt of the request, accompanied by an adequate description of the subject advance and back-up information. If the request is timely and properly made, the special servicer will be relieved of any obligations with respect to a servicing advance that it requests the master servicer to make, regardless of whether or not the master servicer actually makes that advance.

         If the master servicer or the special servicer is required under the series 2002-KEY2 pooling and servicing agreement to make a servicing advance, but it does not do so within ten days after the servicing advance is required to be made, then the trustee will be required:

         - if it has actual knowledge of the failure, to give the defaulting party notice of its failure; and

         - if the failure continues for three more business days after such notice, to make the servicing advance.

         Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicer, the special servicer or the trustee will be obligated to make servicing advances that, in its judgment, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If the master servicer, the special servicer or the trustee makes any servicing advance that it subsequently determines, in its judgment, is not recoverable from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that advance, together with interest on that advance, out of general collections on the pooled mortgage loans and any related REO Properties that are on deposit in the master servicer's collection account from time to time. The trustee may conclusively rely on the determination of the master servicer or the special servicer regarding the nonrecoverability of a servicing advance.

         The series 2002-KEY2 pooling and servicing agreement will permit the master servicer to pay, and will permit the special servicer to direct the master servicer to pay, some servicing expenses out of general collections on the pooled mortgage loans and any REO Properties on deposit in the master servicer's collection account, including, to the extent not advanced, for the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties. In addition, the series 2002-KEY2 pooling and servicing agreement will require the master servicer, at the direction of the special servicer if a specially serviced asset is involved, to pay directly out of the master servicer's collection account any servicing expense that, if advanced by the master servicer or the special servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the master servicer, or the special servicer if a specially serviced asset is involved, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2002-KEY2 certificateholders, as a collective whole.

         The master servicer, the special servicer and the trustee will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will be payable --

         - first, out of any late payment charges and Default Interest collected on the particular pooled mortgage loan as to which that servicing advance was made, and

         - then, after the advance has been reimbursed, but only if and to the extent that the late payment charges and Default Interest referred to in clause first above that has been collected through the date of that reimbursement has been insufficient to cover the advance interest, out of any amounts then on deposit in the master servicer's collection account.

If any payment of interest on advances is paid out of general collections on the mortgage pool as contemplated by the second bullet of the prior sentence, then any late payment charges and Default Interest subsequently collected on the pooled mortgage loan as to which those advances were made will be applied to reimburse the trust for that payment prior to being applied as additional compensation to the master servicer or the special servicer.

DESIGNATED SUB-SERVICERS

         Some of the mortgage loans that we intend to include in the trust fund, are currently being serviced by third-party servicers that are entitled to and will become sub-servicers of these loans on behalf of the master servicer. Neither the trustee nor any other successor master servicer may terminate the sub-servicing agreement for any of those sub-servicers without cause.

THE SERIES 2002-KEY2 CONTROLLING CLASS REPRESENTATIVE

         Series 2002-KEY2 Controlling Class. As of any date of determination, the controlling class of series 2002-KEY2 certificateholders will be the holders of the most subordinate class of series 2002-KEY2 certificates then outstanding, other than the class X-1, X-2, Y and R certificates, that has a total principal balance that is not less than 25% of that class's original total principal balance. However, if no class of series 2002-KEY2 certificates, exclusive of the class X-1, X-2, Y and R certificates, has a total principal balance that satisfies this requirement, then the controlling class of series 2002-KEY2 certificateholders will be the holders of the most subordinate class of series 2002-KEY2 certificates then outstanding, other than the class X-1, X-2, Y and R certificates, that has a total principal balance greater than zero. For purposes of determining the series 2002-KEY2 controlling class, the class A-1, A-2 and A-3 certificates will represent a single class.

         Election of the Series 2002-KEY2 Controlling Class Representative. The series 2002-KEY2 certificateholders entitled to a majority of the voting rights allocated to the series 2002-KEY2 controlling class, will be entitled to --

         - select a representative having the rights and powers described under " -- The Series 2002-KEY2 Controlling Class Representative -- Rights and Powers of the Series 2002-KEY2 Controlling Class Representative" below, or

         - replace an existing series 2002-KEY2 controlling class representative.

         The trustee will be required to notify promptly all the certificateholders of the series 2002-KEY2 controlling class that they may select a series 2002-KEY2 controlling class representative upon:

         - the receipt by the trustee of written requests for the selection of a successor series 2002-KEY2 controlling class representative from series 2002-KEY2 certificateholders entitled to a majority of the voting rights allocated to the series 2002-KEY2 controlling class;

         - the resignation or removal of the person acting as series 2002-KEY2 controlling class representative; or

         - a determination by the trustee that the series 2002-KEY2 controlling class has changed.

The notice will explain the process for selecting a series 2002-KEY2 controlling class representative. The appointment of any person (other than ARCap CMBS Fund REIT, Inc.) as a series 2002-KEY2 controlling class representative will not be effective until:

         - the trustee has received confirmation, in any form acceptable to the trustee, that the appointment of that person as series 2002-KEY2 controlling class representative is acceptable to series 2002-KEY2 certificateholders entitled to a majority of the voting rights allocated to the series 2002-KEY2 controlling class; and

         -        that person provides the trustee with --

                  1. written confirmation of its acceptance of its appointment,

                  2. written confirmation that it will keep confidential any information that it receives as series 2002-KEY2 controlling class representative,

                  3. an address and telecopy number for the delivery of notices and other correspondence, and

                  4. a list of officers or employees of the person with whom the parties to the series 2002-KEY2 pooling and servicing agreement may deal, including their names, titles, work addresses and telecopy numbers.

         Resignation and Removal of the Series 2002-KEY2 Controlling Class Representative. The series 2002-KEY2 controlling class representative may at any time resign by giving written notice to the trustee and each series 2002-KEY2 certificateholder of the series 2002-KEY2 controlling class. The series 2002-KEY2 certificateholders entitled to a majority of the voting rights allocated to the series 2002-KEY2 controlling class, will be entitled to remove any existing series 2002-KEY2 controlling class representative by giving written notice to the trustee and to the existing series 2002-KEY2 controlling class representative.

         Rights and Powers of the Series 2002-KEY2 Controlling Class Representative. The special servicer will be required to prepare a report, referred to as an "Asset Status Report", for each pooled mortgage loan (other than the Westfarms Mall Mortgage Loan) that becomes a specially serviced mortgage loan, not later than 45 days after the servicing of the mortgage loan is transferred to the special servicer. Each Asset Status Report will be delivered to the series 2002-KEY2 controlling class representative by the special servicer. If the series 2002-KEY2 controlling class representative does not disapprove an Asset Status Report within ten business days, the special servicer will be required to implement the recommended action as outlined in the Asset Status Report. The series 2002-KEY2 controlling class representative may object to any Asset Status Report within ten business days of receipt; provided that the special servicer will be required to implement the recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standard that the objection is not in the best interest of all the series 2002-KEY2 certificateholders. If the series 2002-KEY2 controlling class representative disapproves the Asset Status Report and the special servicer has not made the affirmative determination described above, the special servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The special servicer will be required to continue to revise the Asset Status Report until the series 2002-KEY2 controlling class representative fails to disapprove the revised Asset Status Report as described above or until the special servicer makes a determination that the objection is not in the best interests of the series 2002-KEY2 certificateholders; provided that, in the event that the series 2002-KEY2 controlling class representative and the special servicer have not agreed upon an Asset Status Report with respect to a specially serviced mortgage loan within 90 days of the series 2002-KEY2 controlling class representative's receipt of the initial Asset Status Report with respect to such specially serviced mortgage loan, the special servicer will implement the actions described in the most recent Asset Status Report submitted to the series 2002-KEY2 controlling class representative by the special servicer, which Asset Status Report will be deemed approved.

         In addition, except as otherwise indicated below in this " -- Rights and Powers of the Series 2002-KEY2 Controlling Class Representative" subsection, the special servicer will not be permitted to take, or consent to the master servicer's taking, any of the following actions not otherwise specifically covered by an approved Asset Status Report, if the series 2002-KEY2 controlling class representative has objected in writing within ten business days of having been notified in writing of the particular action and having been provided with all reasonably requested information with respect to the particular action:

         1. any foreclosure upon or comparable conversion, which may include acquisitions of an REO Property, of the ownership of any mortgaged real properties securing those specially serviced mortgage loans in the trust fund as come into and continue in default;

         2. any modification, amendment or waiver of a monetary term (including any change in the timing of payments, but excluding, except to the extent contemplated by clause 11. below, the waiver of Default Interest and late payment charges) or any material non-monetary term (excluding any waiver of a due-on-sale or due-on-encumbrance clause, which is covered by clause 9. below) of:

         -        any specially serviced mortgage loan in the trust fund, or

         - any non-specially serviced mortgage loan in the trust fund with a principal balance of $2.5 million or more, any non-specially serviced mortgage loan as to which the proposed modification is an extension of the maturity or any non-specially serviced mortgage loan as to which the proposed waiver is of Post-ARD Additional Interest in connection with what would otherwise be a payment in full;

         3. any acceptance of a discounted payoff with respect to a specially serviced mortgage loan in the trust fund;

         4. any determination to bring an REO Property held by the trust into compliance with applicable environmental laws or to otherwise address hazardous materials located at the REO Property;

         5. any release of real property collateral for any specially serviced mortgage loan in the trust fund or for any non-specially serviced mortgage loan in the trust fund with a principal balance of $2.5 million or more, in either case, other than where the release is not conditioned on obtaining the consent of the lender or upon satisfaction of that mortgage loan;

         6. any acceptance of substitute or additional real property collateral for any mortgage loan in the trust fund (other than in circumstances involving a non-specially serviced mortgage loan with a principal balance of less than $2.5 million or where the acceptance of the substitute or additional collateral is not conditioned on obtaining the consent of the lender);

         7. any releases of earn-out reserve funds or related letters of credit with respect to a mortgaged real property securing a mortgage loan in the trust fund (other than in circumstances involving a non-specially serviced mortgage loan with a principal balance of less than $2.5 million or where the release is not conditioned on obtaining the consent of the lender);

         8. any termination or replacement, or consent to the termination or replacement, of a property manager with respect to any mortgaged real property (other than in circumstances involving a non-specially serviced mortgage loan with a principal balance of less than $2.5 million or where the action is not conditioned on obtaining the consent of the lender);

         9. any waiver of a due-on-sale or due-on-encumbrance clause in any specially serviced mortgage loan in the trust fund or in any non-specially serviced mortgage loan in the trust fund with a principal balance of $2.5 million or more;

         10. any determination as to whether an Acceptable Insurance Default exists with respect to mortgage loans having a principal balance of $2.5 million or more; and

         11. any waiver of Default Interest and late payment charges where there is no additional master servicing compensation or additional special servicing compensation, as applicable, to offset the outstanding interest on advances, property inspection costs or other Additional Trust Expenses with respect to the related mortgage loan that would otherwise be offset by such Default Interest and late payment charges (except that the first such waiver with respect to any mortgage loan will not require the consent of the series 2002-KEY2 controlling class representative);

provided that, if the special servicer determines that immediate action is necessary to protect the interests of the series 2002-KEY2 certificateholders, as a collective whole, the special servicer may take any such action without waiting for the series 2002-KEY2 controlling class representative's response; and provided, further, that the foregoing rights of the series 2002-KEY2 controlling class representative do not relate to the Westfarms Mall Mortgage Loan or any related REO Property.

         Furthermore, except as otherwise indicated below in this " -- Rights and Powers of the Series 2002-KEY2 Controlling Class Representative" subsection, the series 2002-KEY2 controlling class representative may direct the special servicer to take, or to refrain from taking, such actions as the series 2002-KEY2 controlling class representative may deem advisable or as to which provision is otherwise made in the series 2002-KEY2 pooling and servicing agreement.

         Notwithstanding the foregoing, no advice, direction, consent or objection given or made by the series 2002-KEY2 controlling class representative may:

         - require or cause the special servicer or the master servicer to violate applicable law, the terms of any pooled mortgage loan or the Related Westfarms Mall Mortgage Loans or any other provision of the series 2002-KEY2 pooling and servicing agreement described in this prospectus supplement or the accompanying prospectus, including the special servicer's and master servicer's respective obligations to act in accordance with the Servicing Standard;

         -        result in an adverse tax consequence for the trust;

         - expose the trust, us, the underwriters, the master servicer, the special servicer, the trustee or any of our or their respective affiliates, members, managers, directors, officers, employees or agents, to any material claim, suit or liability; or

         - materially expand the scope of the special servicer's or the master servicer's responsibilities under the series 2002-KEY2 pooling and servicing agreement.

         The special servicer is to disregard any advice, direction or objection on the part of the series 2002-KEY2 controlling class representative that would have any of the effects described in the immediately preceding four bullets.

         When reviewing the rest of this "Servicing Under the Series 2002-KEY2 Pooling and Servicing Agreement" section, it is important that you consider the effects that the rights and powers of the series 2002-KEY2 controlling class representative discussed above could have on the actions of the special servicer.

         Liability to Borrowers. In general, any and all expenses of the series 2002-KEY2 controlling class representative are to be borne by the holders of the series 2002-KEY2 controlling class, in proportion to their respective percentage interests in that class, and not by the trust. However, if a claim is made against the series 2002-KEY2 controlling class representative by a borrower with respect to the series 2002-KEY2 pooling and servicing agreement or any particular pooled mortgage loan, the series 2002-KEY2 controlling class representative is to immediately notify the trustee the master servicer and the special servicer. Subject to the discussion under "Description of the Governing Documents -- Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus, the special servicer on behalf of, and at the expense of, the trust, will assume the defense of the claim against the series 2002-KEY2 controlling class representative, but only if --

         - the special servicer, the master servicer, the trustee or the trust are also named parties to the same action, and

         -        in the judgment of the special servicer,

                  1. the series 2002-KEY2 controlling class representative acted in good faith, without negligence or willful misfeasance, with regard to the particular matter at issue, and

                  2. there is no potential for the special servicer, the master servicer, the trustee or the trust to be an adverse party in the action as regards the series 2002-KEY2 controlling class representative.

         Liability to the Trust and Certificateholders. The series 2002-KEY2 controlling class representative may have special relationships and interests that conflict with those of the holders of one or more classes of the offered certificates. In addition, the series 2002-KEY2 controlling class representative does not have any duties or liability to the holders of any class of series 2002-KEY2 certificates other than the series 2002-KEY2 controlling class. It may act solely in the interests of the certificateholders of the series 2002-KEY2 controlling class and will have no liability to any other series 2002-KEY2 certificateholders for having done so. No series 2002-KEY2 certificateholder may take any action against the series 2002-KEY2 controlling class representative for its having acted solely in the interests of the certificateholders of the series 2002-KEY2 controlling class.

REPLACEMENT OF THE SPECIAL SERVICER

         Series 2002-KEY2 certificateholders entitled to a majority of the voting rights allocated to the series 2002-KEY2 controlling class may terminate an existing special servicer and appoint a successor. However, any such termination of an existing special servicer and any appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of --

         1. written confirmation from each of S&P and Moody's that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned by the rating agency to the series 2002-KEY2 certificates, and

         2. the written agreement of the proposed special servicer to be bound by the terms and conditions of the series 2002-KEY2 pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the series 2002-KEY2 pooling and servicing agreement against the proposed special servicer.

         Subject to the foregoing, any series 2002-KEY2 certificateholder or any affiliate of a series 2002-KEY2 certificateholder may be appointed as special servicer.

         If the series 2002-KEY2 certificateholders entitled to a majority of the voting rights allocated to the series 2002-KEY2 controlling class terminate an existing special servicer without cause, then the reasonable out-of-pocket costs and expenses of any related transfer of special servicing duties are to be paid by the successor special servicer or the party or parties that removed the terminated special servicer. Furthermore, the terminated special servicer will be entitled to: - payment out of the master servicer's collection account for all accrued and unpaid special servicing fees;

         - payment of all workout fees from collections of principal and interest on worked-out mortgage loans for so long as any such mortgage loan remains a worked-out mortgage loan; and

         - reimbursement by the successor special servicer for any outstanding servicing advances made by the terminated special servicer, together with interest.

Upon reimbursement, any advance will be treated as if it were made by the successor special servicer on the date the terminated special servicer made such advance.

BENEFICIAL OWNERS OF THE CONTROLLING CLASS OF SERIES 2002-KEY2 CERTIFICATES

         If the controlling class of series 2002-KEY2 certificates is held in book-entry form, then any beneficial owner of those certificates whose identity and beneficial ownership interest has been proven to the satisfaction of the trustee, will be entitled --

         - to receive all notices described under " -- The Series 2002-KEY2 Controlling Class Representative" and
                  " -- Replacement of the Special Servicer" above, and

         - to exercise directly all rights described under " -- The Series 2002-KEY2 Controlling Class Representative" and
                  " -- Replacement of the Special Servicer" above,

that it otherwise would if it were the registered holder of certificates of the series 2002-KEY2 controlling class.

ENFORCEMENT OF DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

         Subject to the discussion under " -- The Series 2002-KEY2 Controlling Class Representative" above, the master servicer or the special servicer, as applicable, will be required to determine, in a manner consistent with the Servicing Standard, whether to exercise or waive any right the lender under any pooled mortgage loan (other than the Westfarms Mall Mortgage Loan) may have under either a due-on-sale or due-on-encumbrance clause to accelerate payment of that mortgage loan. However, neither the master servicer nor the special servicer may waive its rights or grant its consent under any due-on-encumbrance clause, and if the subject pooled mortgage loan and any related pooled mortgage loans have a total cut-off date principal balance in excess of a specified amount, then, subject to the related loan documents, neither the master servicer nor the special servicer may waive its rights or grant its consent under any due-on-sale clause, unless in each such case it has received written confirmation from each of S&P and Moody's that this action would not result in the qualification, downgrade or withdrawal of any of the then-current ratings then assigned by the rating agency to the series 2002-KEY2 certificates. Furthermore, the master servicer may not effect any such waiver without the consent of the special servicer.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

         The special servicer, with respect to the specially serviced mortgage loans in the trust fund, and the master servicer, with respect to the other pooled mortgage loans, each may, consistent with the Servicing Standard, agree to:

         -        modify, waive or amend any term of any mortgage loan;

         -        extend the maturity of any mortgage loan;

         - defer or forgive the payment of interest on and principal of any mortgage loan;

         - defer or forgive the payment of prepayment premiums, yield maintenance charges and late payment charges on any mortgage loan;

         - permit the release, addition or substitution of collateral securing any mortgage loan; or

         - permit the release, addition or substitution of the borrower or any guarantor of any mortgage loan;

except that neither the master servicer nor the special servicer will be permitted to agree to any of the foregoing actions with respect to the Westfarms Mall Mortgage Loan.

         The ability of the special servicer or the master servicer to agree to any of the modifications, waivers or amendments, or to take any of the other actions, referred to in the preceding paragraph, however, is subject to the discussion under " -- The Series 2002-KEY2 Controlling Class Representative" and " -- Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions" above and, further, to each of the following limitations, conditions and restrictions:

         - With limited exception generally involving Acceptable Insurance Defaults, the waiver of Default Interest, late payment charges or minor covenant defaults, releases of non-material parcels of a mortgaged property and grants of easements and rights of way that do not materially affect the use or value of the mortgaged property, in any event with respect to non-specially serviced mortgage loans, the master servicer may not agree to modify, waive or amend any term of, or take any of the other above-referenced actions with respect to, any mortgage loan in the trust fund, that would affect the amount or timing of any related payment of principal, interest or other amount payable under that mortgage loan or materially impair the security for that mortgage loan, unless the master servicer has obtained the consent of the special servicer.

         - With limited exception generally involving Acceptable Insurance Defaults, the waiver of Default Interest, late payment charges and, as described below in this " -- Modifications, Waivers, Amendments and Consents" section, Post-ARD Additional Interest, the special servicer may not agree to, or consent to the master servicer's agreeing to, modify, waive or amend any term of, or take, or consent to the master servicer's taking, any of the other above-referenced actions with respect to, any mortgage loan in the trust fund, if doing so would --

                  1. affect the amount or timing of any related payment of principal, interest or other amount payable under the mortgage loan (including a related balloon payment), or

                  2. in the special servicer's judgment, materially impair the security for the mortgage loan,

                  unless a material default on the mortgage loan has occurred or, in the special servicer's judgment, a default with respect to payment on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to the series 2002-KEY2 certificateholders, as a collective whole, on a present value basis, than would liquidation.

- The special servicer may not extend, or consent to the master servicer's extending, the date on which any balloon payment is scheduled to be due on any mortgage loan in the trust fund to a date beyond the earliest of --

                  1. the fifth anniversary of the mortgage loan's original stated maturity date,

                  2. two years prior to the rated final payment date for the series 2002-KEY2 certificates,

                  3. if the mortgage loan is secured by a lien solely or primarily on the related borrower's leasehold interest in the corresponding mortgaged real property, 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, 10 years, prior to the end of the then current term of the related ground lease, plus any unilateral options to extend, and

                  4. if the mortgage loan is secured by a mortgaged real property that is covered by an environmental insurance policy, two years prior to the expiration of the term of that policy, unless the special servicer has obtained a Phase I and/or Phase II environmental assessment that supports that there are no circumstances or conditions present with respect to that property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations.

         - Neither the special servicer nor the master servicer may make or permit any modification, waiver or amendment of any term of, or take any of the other above-referenced actions with respect to, any mortgage loan in the trust fund that would --

                  1. cause any REMIC created under the series 2002-KEY2 pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code,

                  2. result in the imposition of any tax under the Internal Revenue Code on prohibited transactions or contributions after the startup date of any REMIC created under the series 2002-KEY2 pooling and servicing agreement, or

                  3. adversely affect the status of any portion of the trust that is intended to be a grantor trust under the Internal Revenue Code.

         - Neither the special servicer nor the master servicer may permit, and the special servicer may not consent to the master servicer's permitting, any borrower to add or substitute any real estate collateral for any mortgage loan in the trust fund, unless the special servicer has first --

                  1. determined, based upon an environmental assessment prepared by an independent person who regularly conducts environmental assessments, at the expense of the borrower, that --

                           (a) the additional or substitute real estate collateral is in compliance with applicable environmental laws and regulations, and

                           (b) there are no circumstances or conditions present with respect to the new real estate collateral relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws or regulations, and

                  2. received written confirmation from each of S&P and Moody's that the addition or substitution of the subject real estate collateral will not result in a qualification, downgrade or withdrawal of any rating then assigned by the rating agency to a class of series 2002-KEY2 certificates.

         - The special servicer may not release or consent to the master servicer's releasing, including in connection with a substitution contemplated by the prior bullet, any material real property collateral securing a pooled mortgage loan, except (A) in limited cases involving environmental contamination, (B) upon satisfaction of the mortgage loan, including through a discounted payoff, (C) in connection with a permitted defeasance, or (D) where S&P and Moody's have been notified in writing and (1) either (a) the release of the real property collateral to be so released will not, in the judgment of the special servicer, materially and adversely affect the net operating income being generated by or the principal use of the related mortgaged real property, or (b) there is a corresponding principal paydown of the mortgage loan in an amount at least equal to the

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                  appraised value of the real property collateral to be released
                  (or a delivery of substitute real property collateral with an appraised value at least equal to that of the real property collateral to be released), (2) the remaining mortgaged real property (together with any substitute real property collateral) is, in the special servicer's judgment, adequate security for the mortgage loan, (3) if the real property collateral that is being released has an appraised value in excess of $1,500,000, such release would not, in and of itself, result in a qualification, downgrade or withdrawal of any of the ratings assigned by S&P and/or Moody's to any class of series 2002-KEY2 certificates.

         The foregoing limitations, conditions and restrictions will not apply to any of the acts referenced in this " -- Modifications, Waivers, Amendments and Consents" section that occurs automatically by its terms, or that results from the exercise of a unilateral option by the related borrower within the meaning of Treasury regulation section 1.1001-3(c)(2)(iii), in any event, under the terms of the subject mortgage loan in effect on the date of initial issuance of the offered certificates. Also, neither the master servicer nor the special servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its judgment, opposition would not ultimately prevent the confirmation of the plan or one substantially similar, despite the discussion above, or obtain rating agency approval for releases in order to grant easements or rights of way that do not materially affect the use or value of the related property or the borrower's ability to make payments.

         Notwithstanding the foregoing, the master servicer may, with the consent of the special servicer, waive any or all of the Post-ARD Additional Interest accrued on any ARD Loan (other than the Westfarms Mall Mortgage Loan) after its anticipated repayment date, if the mortgage loan is not being specially serviced and the related borrower is ready and willing to pay all other amounts due under the mortgage loan in full, including the entire principal balance. However, the master servicer's determination to waive the trust's right to receive that Post-ARD Additional Interest must be in accordance with the Servicing Standard. The series 2002-KEY2 pooling and servicing agreement will also limit the special servicer's ability to institute an enforcement action solely for the collection of Post-ARD Additional Interest.

         If either the master servicer or the special servicer waives any Default Interest or late payment charges with respect to any pooled mortgage loan, then any outstanding interest on advances, property inspection costs and other Additional Trust Fund Expenses with respect to that mortgage loan that would otherwise have been paid out of such Default Interest or late payment charges will instead be paid out of the additional servicing compensation payable to the master servicer or the special servicer, as the case may be. Furthermore, the master servicer and the special servicer each may be limited by the series 2002-KEY2 pooling and servicing agreement in its ability to waive any Default Interest or late payment charges with respect to any pooled mortgage loan if no additional servicing compensation is available to offset the outstanding interest on advances, property inspection costs and other Additional Trust Fund Expenses with respect to that mortgage loan that would otherwise be offset by such Default Interest or late payment charges.

         All material modifications, waivers and amendments entered into with respect to the pooled mortgage loans are to be in writing. The master servicer and the special servicer each must deliver to the trustee or a custodian appointed by the trustee for deposit in the related mortgage file, an original counterpart of the agreement relating to each modification, waiver or amendment agreed to by it, promptly following its execution.

REQUIRED APPRAISALS

         Promptly following the occurrence of any Appraisal Trigger Event with respect to any of the pooled mortgage loans, other than the Westfarms Mall Mortgage Loan, the special servicer must obtain, and deliver to the trustee and the master servicer a copy of, an appraisal of the related mortgaged real property from an independent appraiser meeting the qualifications imposed in the series 2002-KEY2 pooling and servicing agreement, unless an appraisal had previously been obtained within the prior 12 months and there has been no

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subsequent material change in the circumstances surrounding that property that, in the special servicer's judgment, materially affects the property's value.

         Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan is $2,000,000 or less, the special servicer may, at its option, cause a narrative limited appraisal with a summary report or an internal valuation of the mortgaged real property to be performed.

         As a result of any appraisal or other valuation, the special servicer, in consultation with the series 2002-KEY2 controlling class representative, will determine whether an Appraisal Reduction Amount exists with respect to the subject mortgage loan. An Appraisal Reduction Amount is relevant only to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected mortgage loan. See "Description of the Offered Certificates -- Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

         Any Appraisal Reduction Amount with respect to the Related Westfarms Mall Mortgage Loans will be determined, and allocated to the Westfarms Mall Mortgage Loan, by the special servicer under the series 2002-CP3 pooling and servicing agreement.

         If an Appraisal Trigger Event occurs with respect to any specially serviced mortgage loan in the trust fund, other than the Westfarms Mall Mortgage Loan, then the special servicer will have an ongoing obligation to obtain or perform, as the case may be, on or about each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, that special servicer is to redetermine, in consultation with the series 2002-KEY2 controlling class representative, and report to the trustee and the master servicer, the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease if and when:

         - the subject mortgage loan has been worked-out as contemplated under " -- General" above with respect to any existing Servicing Transfer Events; and

         - no other Appraisal Trigger Event has occurred with respect to the subject mortgage loan during the preceding three months.

         The cost of each required appraisal, and any update of that appraisal, will be advanced by the master servicer, at the direction of the special servicer, and will be reimbursable to the master servicer as a servicing advance.

         Notwithstanding the foregoing, the series 2002-KEY2 controlling class representative will have the right at any time within six months of the date of any appraisal to require that the special servicer obtain a new appraisal with respect to the subject mortgage loan (other than the Westfarms Mall Mortgage
Loan), at the expense of the series 2002-KEY2 controlling class certificateholders. Upon receipt of the new appraisal, the special servicer will redetermine any Appraisal Reduction Amount.

COLLECTION ACCOUNT

         General. The master servicer will be required to establish and maintain a collection account for purposes of holding payments and other collections that it receives with respect to the pooled mortgage loans. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

         The funds held in the master servicer's collection account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the master servicer's collection account will be paid

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to the master servicer as additional compensation, subject to the limitations set forth in the series 2002-KEY2 pooling and servicing agreement.

         Deposits. Under the series 2002-KEY2 pooling and servicing agreement, the master servicer must deposit or cause to be deposited in its collection account within one business day following receipt, in the case of payments and other collections on the pooled mortgage loans, or as otherwise required under the series 2002-KEY2 pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the mortgage pool (including the Westfarms Mall Mortgage Loan) subsequent to the date of initial issuance of the offered certificates, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the related mortgage loan seller:

         - all payments on account of principal on the pooled mortgage loans, including principal prepayments;

         - all payments on account of interest on the pooled mortgage loans, including Default Interest and Post-ARD Additional Interest;

         - all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the pooled mortgage loans;

         - all proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to a pooled mortgage loan or the related mortgaged real property, and all proceeds received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property securing a pooled mortgage loan, in each case to the extent not otherwise required to be applied to the restoration of the real property or released to the related borrower;

         - all amounts received and retained in connection with the liquidation of defaulted mortgage loans in the trust fund by foreclosure or similar proceeding or as otherwise contemplated under " -- Fair Value Purchase Option" below;

         - any amounts paid by a mortgage loan seller in connection with the repurchase of a pooled mortgage loan as described under "Description of the Mortgage Pool -- Cures and Repurchases" and " -- Additional Loan and Property Information -- Holdbacks" in this prospectus supplement;

         - any amounts paid to purchase or otherwise acquire all the mortgage loans and any REO Properties in the trust fund in connection with the termination of the trust as contemplated under "Description of the Offered Certificates -- Termination" in this prospectus supplement;

         - any amounts paid to purchase the Westfarms Mall Mortgage Loan in accordance with the terms of the Westfarms Intercreditor Agreements as described under "Description of the Mortgage Pool -- Significant Underlying Mortgage Loans -- The Westfarms Mall Mortgage Loan -- Right to Purchase Certain Loans in the Westfarms Mall Loan Group" in this prospectus supplement;

         - any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the collection account;

         - all payments required to be paid by the master servicer or the special servicer with respect to any deductible clause in any blanket or master forced place insurance policy as described under " -- Maintenance of Insurance" below;

         - any amount required to be transferred to the master servicer's collection account from the special servicer's REO account;

         - any amounts required to be transferred to the master servicer's collection account from any debt service reserve accounts with respect to the pooled mortgage loans; and

         - insofar as they do not constitute escrow payments, any amounts paid by a borrower under a pooled mortgage loan specifically to cover items for which a servicing advance has been made.

         Upon receipt of any of the amounts described in the first five bullets of the prior paragraph with respect to any specially serviced mortgage loan in the trust fund, the special servicer is required to promptly remit these amounts to the master servicer for deposit in the master servicer's collection account. Any of the amounts described in the first four bullets of the prior paragraph with respect to the Westfarms Mall Mortgage Loan will be received from the servicing parties under the series 2002-CP3 pooling and servicing agreement.

         Withdrawals. The master servicer may make withdrawals from its collection account for any of the following purposes, which are not listed in any order of priority:

         1. to remit to the trustee for deposit in the trustee's payment account, as described under "Description of the Offered Certificates -- Payment Account" in this prospectus supplement, on the business day preceding each payment date, all payments and other collections on the mortgage loans and any REO Properties in the trust fund that are then on deposit in the collection account, exclusive of any portion of those payments and other collections that represents one or more of the following --

                  (a) monthly debt service payments due on a due date subsequent to the end of the related collection period,

                  (b) payments and other collections received after the end of the related collection period, and

                  (c) amounts that are payable or reimbursable from the collection account to any person other than the series 2002-KEY2 certificateholders in accordance with any of clauses 2. through 19. below;

         2. to reimburse itself, the special servicer or the trustee, as applicable, for any unreimbursed advances made by that party under the series 2002-KEY2 pooling and servicing agreement, which reimbursement is to be made out of collections on or proceeds from the mortgage loan or REO Property in the trust fund as to which the advance was made;

         3. to pay itself earned and unpaid master servicing fees with respect to each mortgage loan in the trust fund, which payment is to be made out of collections or proceeds on that mortgage loan that are allocable as interest;

         4. to pay the special servicer, out of general collections on the mortgage loans and any REO Properties in the trust fund, earned and unpaid special servicing fees with respect to each mortgage loan in the trust fund (other than the Westfarms Mall Mortgage Loan) that is either --

                  (a)      a specially serviced mortgage loan, or

                  (b) a mortgage loan as to which the related mortgaged real property has become an REO Property;

         5. to pay the special servicer or, if applicable, its predecessor earned and unpaid workout fees and liquidation fees to which it is entitled, which payment is to be made from the sources described under " -- Servicing and Other Compensation and Payment of Expenses" above;

         6. to reimburse itself, the special servicer or the trustee, as applicable, out of general collections on or proceeds from the mortgage loans and any REO Properties in the trust fund, for any unreimbursed advance made by that party under the series 2002-KEY2 pooling and servicing agreement that has been determined not to be ultimately recoverable under clause 2. above;

         7. to pay itself, the special servicer or the trustee, as applicable, unpaid interest accrued on any advance made by that party under the series 2002-KEY2 pooling and servicing agreement, with that payment to be made out of Default Interest and late payment charges received with respect to the particular pooled mortgage loan as to which, or that relates to the mortgaged real property as to which, that advance was made;

         8. to pay (a) the cost of inspections by the special servicer of any mortgaged real property that secures a specially serviced mortgage loan or of any REO Property and (b) Additional Trust Fund Expenses (other than interest on advances, which is covered by clause 7. above, and other than special servicing fees, workout fees and liquidation fees) incurred with respect to any pooled mortgage loan or the related mortgaged real property, with those payments to be made out of Default Interest and late payment charges, to the extent such amounts have not been otherwise applied according to clause 7. above, received with respect to the particular pooled mortgage loan as to which, or that relates to the mortgaged real property as to which, that cost or expense was incurred;

         9. in connection with the reimbursement of advances as described in clause 2. or 6. above, to pay itself, the special servicer or the trustee, as the case may be, out of general collections on or proceeds from the mortgage loans and any REO Properties in the trust fund, any interest accrued and payable on that advance and not otherwise paid or payable, as the case may be, under clause 7. above;

         10. to pay itself or the special servicer, as applicable, any items of additional servicing compensation on deposit in the collection account as discussed under " -- Servicing and Other Compensation and Payment of Expenses -- Additional Servicing Compensation" above;

         11. to pay any unpaid liquidation expenses incurred with respect to any liquidated mortgage loan or REO Property in the trust fund (other than the Westfarms Mall Mortgage Loan or any related REO Property), which payment is to be made first out of collections on or proceeds from that mortgage loan or REO Property, as the case may be, and then out of general collections on or proceeds from all the mortgage loans and any REO Properties in the trust fund;

         12. subject to the determinations described under " -- Servicing and Other Compensation and Payment of Expenses" above, to pay, out of general collections on the mortgage loans and any REO Properties in the trust fund, any servicing expenses that would, if advanced, be nonrecoverable under clause 2. above;

         13. to pay, out of general collections on the mortgage loans and any REO Properties in the trust fund, for costs and expenses incurred by the trust in connection with the remediation of adverse environmental conditions at any mortgaged real property that secures a defaulted mortgage loan in the trust fund (other than, if applicable, the Westfarms Mall Mortgage
                  Loan) and for costs and expenses incurred by the special servicer in connection with its inspecting any mortgaged real property that secures a defaulted mortgage loan in the trust fund (other than, if applicable, the Westfarms Mall Mortgage
                  Loan);

         14. to pay itself, the special servicer, the trustee, us or any of their or our respective directors, officers, managers, members, employees and agents, as the case may be, out of general collections on or proceeds from the mortgage loans and any REO Properties in the trust fund, any of the fees, expenses, reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the Governing Documents -- Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" and "Description of the Governing Documents -- Matters Regarding the Trustee" in the accompanying prospectus;

         15. to pay, out of general collections on or proceeds from the mortgage loans and any REO Properties in the trust fund, for the costs of various opinions of counsel, the cost of recording the series 2002-KEY2 pooling and servicing agreement and expenses properly incurred by the trustee in connection with providing advice to the special servicer;

         16. to pay any other items provided in the series 2002-KEY2 pooling and servicing agreement as being payable from the collection account;

         17. to pay to the person entitled thereto any amounts received on any mortgage loan or REO Property that has been purchased or otherwise removed from the trust; 18. to pay any amounts due and payable under the terms of the Westfarms Intercreditor Agreements, which amounts are specified as being payable by the holder of the Westfarms Mall Mortgage Loan;

         19. to withdraw amounts deposited in the collection account in error; and

         20. to clear and terminate the collection account upon the termination of the series 2002-KEY2 pooling and servicing agreement.

MAINTENANCE OF INSURANCE

         The series 2002-KEY2 pooling and servicing agreement will require the master servicer to use reasonable efforts, consistent with the Servicing Standard, to cause the borrower under each of the pooled mortgage loans (other than the Westfarms Mall Mortgage Loan) to maintain for the related mortgaged real property or properties all insurance coverage as is required under the related mortgage loan documents, except to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default. If the borrower under any such mortgage loan fails to maintain the required insurance, then the master servicer must cause that insurance coverage to be maintained for the related mortgaged property or properties, to the extent --

         -        the trustee has an insurable interest,

         - the insurance coverage is available at commercially reasonable rates, and

         - any related servicing advance is deemed by that master servicer to be recoverable from collections on the related mortgage loan;

provided that the master servicer will generally be obligated, subject to the first and third bullets above, to maintain insurance against property damage resulting from terrorist or similar acts unless the borrower's failure to do so was an Acceptable Insurance Default.

         Where insurance coverage at the mortgaged real property for any mortgage loan in the trust fund is left to the lender's discretion, the master servicer will be required to exercise that discretion in a manner consistent with the Servicing Standard, with a view towards requiring insurance coverage with respect to the related mortgaged real property no less favorable than that in place with respect to the related mortgaged real property on the date of initial issuance of the offered certificates and otherwise comparable to that required under other similar mortgage loans in the trust fund with express provisions governing such matters. However, if the related loan documents do not expressly require a particular type of insurance but permit the mortgagee to require such other insurance as is reasonable, the related borrower may challenge whether maintaining that type of insurance is reasonable in light of all the circumstances, including the cost. The master servicer's efforts to require such insurance may be further impeded if the originating lender did not require the subject borrower to maintain such insurance, regardless of the terms of the related loan documents.

         If any mortgaged real property (other than the Westfarms Mall Property) is acquired by the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the related pooled mortgage loan, the special servicer will be required to maintain for that property generally the same insurance coverage as was previously required under the mortgage instrument that had covered the property (except to the extent that either the failure to maintain such insurance coverage would have been an Acceptable Insurance Default or, in cases not involving insurance for terrorist or similar acts, the insurance is not available at commercially reasonable rates).

         Each of the master servicer and the special servicer may satisfy its obligations regarding maintenance of the hazard insurance policies referred to in this prospectus supplement by maintaining a blanket insurance policy or master force placed policy insuring against hazard losses on all of the mortgage loans and/or REO Properties for which it is responsible. If any blanket insurance policy or master force placed policy maintained by the master servicer or the special servicer contains a deductible clause, however, the master servicer or the special servicer, as the case may be, will be required, in the event of a casualty that would have been covered by an individual policy, to pay out of its own funds all sums that --

         - are not paid because of the deductible clause in the blanket insurance policy or master force placed policy, and

         - exceed the deductible limitation that pertains to the related mortgage loan or, in the absence of any such deductible limitation, an assumed deductible limitation for an individual policy which is consistent with the Servicing Standard.

FAIR VALUE PURCHASE OPTION

         If any specially serviced mortgage loan, other than the Westfarms Mall Mortgage Loan, has become at least 60 days' (or, in the case of a balloon payment, 120 days') delinquent as to any monthly debt service payment, then the special servicer must give prompt written notice to the trustee, the master servicer and the series 2002-KEY2 controlling class representative. In addition, the special servicer will be required to determine -- in accordance with the Servicing Standard and based upon, among other things, a recent independent appraisal or other valuation obtained or conducted by the special servicer and taking account of any change in circumstances subsequent to, and that would materially affect the value of, the related mortgaged property reflected in, that appraisal or other valuation -- and report to the trustee the fair value of that specially serviced mortgage loan. The special servicer's fair value determination should be made as soon as reasonably practicable but in no event later than 30 days after it receives the requisite appraisal or any other third party reports that it deems necessary to make the determination. Within five business days after the special servicer notifies the trustee of the special servicer's fair value determination with respect to the subject specially serviced mortgage loan, the trustee will then be required to notify all of the certificateholders of the series 2002-KEY2 controlling class of that determination. Upon being informed of that fair value determination, any single holder or group of holders of series 2002-KEY2 certificates representing a majority interest in the series 2002-KEY2 controlling class may, at

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its or their option, purchase the subject specially serviced mortgage loan from the trust, at a cash price equal to the special servicer's fair value determination; provided that:

         - the purchase option will last only until the earliest of (a) the date on which the subject specially serviced mortgage loan is worked out or otherwise ceases to be at least 90 days' delinquent, (b) the date on which the subject specially serviced mortgage loan is liquidated or the related mortgaged real property becomes an REO Property and (c) the second anniversary of the date on which the subject specially serviced mortgage loan first became 90 days' delinquent;

         - the holder or any group of holders of series 2002-KEY2 certificates representing a majority interest in the series 2002-KEY2 controlling class may assign the purchase option to a third party;

         - if the purchase option is not exercised by the majority holder(s) of the series 2002-KEY2 controlling class or any assignee thereof within 60 days following that class of certificateholders' having received the initial notice of the special servicer's fair value determination, then the series 2002-KEY2 controlling class certificateholders will assign the purchase option, for a 30-day period only, to the special servicer;

         - during, and for the remainder of, the 30-day period referred to in the prior bullet, the special servicer may assign the purchase option to a third party;

         - if the purchase option is not exercised by the special servicer or its assignee within the 30-day period referred to in the prior two bullets, then the purchase option will revert to the majority holder(s) of the series 2002-KEY2 controlling class, who will again have the right to assign the purchase option to a third party; and

         - if the majority holder(s) of the series 2002-KEY2 controlling class or any assignee thereof desires to exercise the purchase option more than three months after the special servicer's most recent fair value determination with respect to the subject specially serviced mortgage loan, then the special servicer will be required, based on the most recent appraisal or other valuation obtained or conducted by the special servicer and taking account of any change in circumstances subsequent to, and that would materially affect the value of the related mortgaged property reflected in, that appraisal or other valuation, to redetermine, in accordance with the Servicing Standard (and the master servicer or trustee, as applicable, shall, if necessary in accordance with the following paragraph, reconfirm the special servicer's determination of), the fair value of the subject specially serviced mortgage loan and the new fair value determination will be the purchase option price.

         Notwithstanding the foregoing, in the event that the special servicer or any affiliate of the special servicer exercises the purchase option described above with respect to any specially serviced mortgage loan in the trust fund, including as part of the majority holder(s) of the series 2002-KEY2 controlling class or as the assignee of another option holder, then the master servicer (or, if the master servicer is also the special servicer or an affiliate of the special servicer, the trustee) will be required to confirm that the special servicer's determination as to the fair value of such mortgage loan is no less than the amount that the master servicer considers to be the fair value of such specially serviced mortgage loan (such confirmation to be made within 10 days after receipt of such fair value determination, together with the related appraisal and other information contemplated in the next sentence). In such event, the special servicer shall promptly deliver to the master servicer or the trustee, as applicable in accordance with the foregoing sentence, the most recent related appraisal then in the special servicer's possession, together with such other third-party reports and other information then in the special servicer's possession that is relevant to the confirmation of the special servicer's determination of fair value, including information regarding any change in circumstances regarding the related mortgaged real property known to the special servicer that has occurred subsequent to, and that would materially affect the value of the related mortgaged real property reflected in, the most recent related appraisal. Notwithstanding the foregoing, and if the special servicer has not already done so, the master servicer or the trustee, as the case may be, may (at its option) designate a qualified independent expert in real estate or commercial mortgage loan matters with at least five years' experience in valuing or investing in loans similar to the subject specially serviced mortgage loan, selected with reasonable care by the master servicer or the trustee, as the case may be, to confirm that the special servicer's fair value determination is consistent with or greater than what the independent expert considers to be the fair value of such mortgage loan. In that event, the master servicer or trustee, as applicable, will be entitled to rely upon such independent expert's determination. The reasonable costs of all third party opinions of value and any appraisals and inspection reports incurred by the master servicer or trustee, as the case may be, as contemplated by this paragraph shall be advanced by the master servicer or trustee, as the case may be, and will constitute, and be reimbursable as a servicing advance. In addition, the master servicer or the trustee, as the case may be, will be entitled to receive out of the trust fund a $2,500 fee for the initial confirmation of the special servicer's fair value determination with respect to any particular specially serviced mortgage loan (but no fee for any subsequent confirmation of the special servicer's fair value determination with respect to that mortgage loan) that is made by the master servicer or the trustee, as the case may be.

         There can be no assurance that the special servicer's fair value determination for any specially serviced mortgage loan will equal the amount that could have actually been realized in an open bid or will equal or be greater than the amount that could have been realized through foreclosure or a workout of the subject specially serviced mortgage loan. The foregoing purchase option is not intended to delay or impair the special servicer's work out/foreclosure activities with respect to the subject specially serviced mortgage loan.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

         If a default on a pooled mortgage loan, other than the Westfarms Mall Mortgage Loan, has occurred or, in the special servicer's judgment, a payment default is imminent, then, subject to the discussion under " -- The Series 2002-KEY2 Controlling Class Representative" above, the special servicer may, on behalf of the trust, take any of the following actions:

         -        work out the mortgage loan;

         -        institute foreclosure proceedings;

         - exercise any power of sale contained in the related mortgage instrument;

         -        obtain a deed in lieu of foreclosure; and/or

         - otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise.

         The special servicer may not, however, acquire title to any mortgaged real property, have a receiver of rents appointed with respect to any mortgaged real property or take any other action with respect to any mortgaged real property that would cause the trustee, for the benefit of the certificateholders, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of the particular real property within the meaning of various federal environmental laws, unless --

         - the special servicer has, within the prior 12 months, received an environmental assessment report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust, and

         - subject to the discussion under " -- The Series 2002-KEY2 Controlling Class Representative" above, either:

                  1.       the report indicates that --

                           (a)      the particular real property is in
                                    compliance with applicable environmental laws and regulations, and

                           (b) there are no circumstances or conditions present at the particular real property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

                  2. the special servicer, based on the information set forth in the report, determines that taking the actions necessary to bring the particular real property into compliance with applicable environmental laws and regulations and/or taking any of the other actions contemplated by clause 1. above, is reasonably likely to produce a greater recovery for the series 2002-KEY2 certificateholders, as a collective whole, on a present value basis, than not taking those actions.

         If neither of the conditions in clauses 1. and 2. of the second bullet of the prior paragraph are satisfied, then the special servicer may, subject to the discussion under " -- The Series 2002-KEY2 Controlling Class Representative" above, take those actions as are in accordance with the Servicing Standard, other than proceeding against the contaminated mortgaged real property. In addition, when the special servicer determines it to be appropriate, it may, subject to the discussion under " -- The Series 2002-KEY2 Controlling Class Representative" above, on behalf of the trust, release all or a portion of the related mortgaged real property from the lien of the related mortgage instrument.

         If liquidation proceeds collected with respect to a defaulted mortgage loan in the trust fund are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the special servicer and/or the master servicer in connection with the defaulted mortgage loan, then the trust will realize a loss in the amount of the shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the liquidation proceeds, insurance proceeds and condemnation proceeds recovered on any defaulted mortgage loan, prior to the payment of those proceeds to the series 2002-KEY2 certificateholders, for --

         - any and all amounts that represent unpaid servicing compensation with respect to the mortgage loan,

         - unreimbursed servicing expenses incurred with respect to the mortgage loan, and

         - any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

         In addition, amounts otherwise payable on the series 2002-KEY2 certificates may be further reduced by interest payable to the master servicer, the special servicer and/or the trustee on the servicing expenses and advances.

         As long as servicing of the Westfarms Mall Loan Group is governed by the series 2002-CP3 pooling and servicing agreement, neither the master servicer nor the special servicer will be able to take any enforcement action with respect to the Westfarms Mall Mortgage Loan or the Westfarms Mall Property.

REO PROPERTIES

         If title to any mortgaged real property is acquired by the special servicer on behalf of the trust, the special servicer will be required to sell that property not later than the end of the third taxable year -- or, in the case of a "qualified healthcare property" within the meaning of Section 856(c)(6) of the Internal Revenue Code, the close of the second taxable year -- following the year of acquisition, unless --

         -        the IRS grants an extension of time to sell the property, or

         - the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third taxable year -- or, in the case of a "qualified healthcare property" within the meaning of Section 856(c)(6) of the Internal Revenue Code, the close of the second taxable year -- following the year in which the acquisition occurred will not result in the imposition of a tax on the trust assets or cause any REMIC created under the series 2002-KEY2 pooling servicing agreement to qualify as such under the Internal Revenue Code.

         Subject to the foregoing, the special servicer will generally be required to solicit cash offers for any REO Property held by the trust in a manner that will be reasonably likely to realize a fair price for the property as soon as reasonably practical in light of the use and location of the property. Neither the trustee nor any of its affiliates may bid for or purchase from the trust any REO Property. In connection with the sale of any REO Property on behalf of the trust, the special servicer may charge prospective bidders, and retain, fees that approximate the special servicer's actual costs in the preparation and delivery of information pertaining to the sales or evaluating bids without obligation to deposit the amounts into the master servicer's collection account.

         Regardless of whether the special servicer applies for or is granted an extension of time to sell any REO Property, the special servicer must act in accordance with the Servicing Standard to liquidate the property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the subject REO Property within the period specified in the extension or opinion.

         The special servicer may retain an independent contractor to operate and manage any REO Property held by the trust. The special servicer will comply with the servicing standard in monitoring the independent contractor.

         In general, the special servicer or an independent contractor employed by the special servicer at the expense of the trust will be obligated to operate and manage any REO Property held by the trust in a manner that:

         1. maintains its status as foreclosure property under the REMIC provisions of the Internal Revenue Code, and

         2. to the extent consistent with the foregoing, is in accordance with the Servicing Standard.

         The special servicer must review the operation of each REO Property held by the trust and consult with the trustee to determine the trust's federal income tax reporting position with respect to the income it is anticipated that the trust would derive from the property. The special servicer could determine that it would not be consistent with the Servicing Standard to manage and operate the property in a manner that would avoid the imposition of --

         - a tax on net income from foreclosure property, within the meaning of Section 857(b)(4)(B) of the Internal Revenue Code, or

         - a tax on prohibited transactions under Section 860F of the Internal Revenue Code.

         This determination is most likely to occur in the case of an REO Property that is a residential or health care facility. To the extent that income the trust receives from an REO Property is subject to --

         - a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%, or

         - a tax on prohibited transactions, that income would be subject to federal tax at a 100% rate.

         The determination as to whether income from an REO Property held by the trust would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO Property that is directly operated by the special servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate. Any tax imposed on the trust's income from an REO Property would reduce the amount available for payment to the series 2002-KEY2 certificateholders. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer's collection account.

         The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the trust separate and apart from its own funds and general assets. If an REO Property is acquired by the trust, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from that property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, within one business day after receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to each REO Property held by the trust. The funds held in this REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the series 2002-KEY2 pooling and servicing agreement.

         The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the master servicer for deposit, into the master servicer's collection account the total of all amounts received with respect to each REO Property held by the trust during that collection period, net of --

         - any withdrawals made out of those amounts as described in the preceding sentence, and

         - any portion of those amounts that may be retained as reserves as described in the next sentence.

The special servicer may, subject to the limitations described in the series 2002-KEY2 pooling and servicing agreement, retain in its REO account the portion of the proceeds and collections on any REO Property held by the trust as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of that property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

         The special servicer will be required to keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

         The special servicer, at the expense of the trust, will be required to inspect or cause an inspection of the corresponding mortgaged real property, with the exception of the Westfarms Mall Property, as soon as practicable after any pooled mortgage loan becomes a specially serviced mortgage loan. Beginning in 2003, the master servicer, at its own expense, or, in the case of specially serviced mortgage loans and REO Properties in the trust fund, the special servicer, at the expense of the trust, will be required to inspect or cause an inspection of each mortgaged real property, with the exception of the Westfarms Mall Property, at least once per calendar year. The master servicer and the special servicer will each be required to prepare or cause the preparation of a written report of each inspection performed by it that generally describes the condition of the particular real property and that specifies --

         - any sale, transfer or abandonment of the property of which the master servicer or the special servicer, as applicable, is aware,

         - any change in the property's condition, occupancy or value that the master servicer or the special servicer, as applicable, in accordance with the Servicing Standard, considers to be material, or

         - any waste committed on the property that the master servicer or the special servicer, as applicable, in accordance with the Servicing Standard, considers to be material.

         The master servicer and the special servicer will each be required to deliver to the series 2002-KEY2 controlling class representative and, upon request, the trustee an electronic copy of the inspection reports prepared or caused to be prepared by it, in each case within 30 days following request or, if request is not required, within 30 days following the later of completion of the related inspection if the inspection is performed by that master servicer or special servicer, as the case may be, or receipt of the related inspection report if the inspection is prepared by a third party.

         Commencing with respect to the calendar quarter ended September 30, 2002, the special servicer, in the case of each specially serviced mortgage loan in the trust fund, and the master servicer, in the case of each other mortgage loan in the trust fund, in each case except for the Westfarms Mall Mortgage Loan, will each be required to use reasonable efforts to collect from the related borrower, review and, upon request, deliver to the trustee copies of, the following items, to the extent that those items are required to be delivered under the related loan documents:

         - the quarterly and annual operating statements, budgets and rent rolls of the corresponding mortgaged real property; and

         -        the quarterly and annual financial statements of the borrower.

However, there can be no assurance that any of those items required to be delivered by a borrower will in fact be delivered, nor is the master servicer or the special servicer likely to have any practical means of compelling delivery. The special servicer will also be required to cause the preparation of, and deliver to the master servicer and, upon request, the trustee copies of, quarterly and annual operating statements and rent rolls for each REO Property in the trust fund.

         The special servicer will be required to forward to the master servicer, in hard copy and/or electronic format, as applicable, copies of any items of information described in the two bullets of the immediately preceding paragraph that it collects or obtains from the related borrower, within 30 days of its receipt of such information. The master servicer will be required to forward to the series 2002-KEY2 controlling class representative, in electronic format, imaged copies of any items of information described in the two bullets of the immediately preceding paragraph that it collects from the related borrower or receives from the special servicer or otherwise.

         Within 30 days of its receipt from the special servicer, in the case of each specially serviced mortgage loan in the trust fund, and within 60 days of its receipt from the related borrowers or otherwise, in the case of each other mortgage loan in the trust fund, of any annual or quarterly operating statements or rent rolls as contemplated above, the master servicer will be required, based upon those operating statements or rent rolls, to prepare or, if previously prepared, to update a written report setting forth an analysis of the operations of the subject property based on the methodology employed during the original underwriting as, and to the extent, provided to the master servicer and the special servicer by the respective mortgage loan sellers.

         The master servicer will maintain an operating statement analysis report with respect to each mortgaged real property and REO Property relating to a mortgage loan in the trust fund. The master servicer will, promptly following initial preparation and each update of any of those reports, forward to the trustee, the series 2002-KEY2 controlling class representative and the special servicer an electronic copy of the subject report.

EVIDENCE AS TO COMPLIANCE

         On or before May 1 of each year, beginning in 2003, each of the master servicer and the special servicer must:

         - at its expense, cause a firm of independent public accountants, that is a member of the American Institute of Certified Public Accountants to furnish a statement to the trustee, among others, to the effect that --

                  1. the firm has examined the servicing operations of the master servicer or the special servicer, as the case may be, for the previous year, and

                  2. on the basis of that examination, conducted substantially in compliance with USAP, the firm confirms that the master servicer or the special servicer, as the case may be, has complied during the previous year with the minimum servicing standards, to the extent applicable to multifamily and commercial mortgage loans, identified in USAP, in all material respects, except for the significant exceptions or errors in records that, in the opinion of the firm, USAP requires it to report; and

         - deliver to the trustee, among others, a statement signed by an officer of the master servicer or the special servicer, as the case may be, to the effect that, to the knowledge of that officer, the master servicer or the special servicer, as the case may be, has fulfilled its obligations under the series 2002-KEY2 pooling and servicing agreement in all material respects throughout the preceding calendar year or portion of that year during which the series 2002-KEY2 certificates were outstanding.

         In rendering its report, the accounting firm referred to in the first bullet of the prior sentence may, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, rely upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards, within one year of the report, with respect to those sub-servicers.

EVENTS OF DEFAULT

         Each of the following events, circumstances and conditions will be considered events of default under the series 2002-KEY2 pooling and servicing agreement:

         - the master servicer or the special servicer fails to deposit, or to remit to the appropriate party for deposit, into the master servicer's collection account or the special servicer's REO account, as applicable, any amount required to be so deposited, and that failure continues unremedied for three business days following the date on which the deposit or remittance was required to be made;

         - the master servicer fails to remit to the trustee for deposit in the payment account maintained by the trustee any amount required to be so remitted, and that failure continues unremedied until 11:00 a.m., New York City time, on the applicable payment date;

         - the master servicer or the special servicer fails to timely make, or the special servicer fails to timely request the master servicer to make, any servicing advance required to be made by it under the series 2002-KEY2 pooling and servicing agreement, and that failure continues unremedied for three business days following the date on which notice has been given to the master servicer or the special servicer, as the case may be, by the trustee;

         - the master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the series 2002-KEY2 pooling and servicing agreement, and that failure continues unremedied for 30 days -- or, if the master servicer or special servicer, as the case may be, is diligently attempting to remedy the failure, for 60 days -- after written notice of it has been given to the master servicer or the special servicer, as the case may be, by any other party to the series 2002-KEY2 pooling and servicing agreement, by series 2002-KEY2 certificateholders entitled to not less than 25% of the series 2002-KEY2 voting rights, or by the series 2002-KEY2 controlling class representative;

         - it is determined that there is a breach by the master servicer or the special servicer of any of its representations or warranties contained in the series 2002-KEY2 pooling and servicing agreement that materially and adversely affects the interests of any class of series 2002-KEY2 certificateholders, and that breach continues unremedied for 30 days -- or, if the master servicer or special servicer, as the case may be, is diligently attempting to remedy the breach, for 60 days -- after written notice of it has been given to the master servicer or the special servicer, as the case may be, by any other party to the series 2002-KEY2 pooling and servicing agreement, by the series 2002-KEY2 certificateholders entitled to not less than 25% of the series 2002-KEY2 voting rights, or by the series 2002-KEY2 controlling class representative;

         - a decree or order of a court, agency or supervisory authority having jurisdiction in an involuntary case under any present or future bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings is entered against the master servicer or the special servicer and the decree or order remains in force for a period of 60 days;

         - the master servicer or special servicer consents to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, similar proceedings of or relating to it or of or relating to all or substantially all of its property;

         - the master servicer or special servicer admits in writing its inability to pay its debts or takes other actions indicating its insolvency or inability to pay its obligations;

         - Moody's has (a) qualified, downgraded or withdrawn its rating or ratings of one or more classes of series 2002-KEY2 certificates or (b) placed one or more classes of series 2002-KEY2 certificates on "watch status" in contemplation of possible rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of such placement), and, in the case of either clause (a) or (b), has cited servicing concerns with the master servicer or the special servicer, as the case may be, as the sole factor in such rating action; or

         - the master servicer is removed from S&P's approved master servicer list, or the special servicer is removed from S&P's approved special servicer list, and that master servicer or special servicer, as the case may be, is not reinstated to that list within 90 days after its removal therefrom.

         When a single entity acts as master servicer and special servicer, an event of default, other than one described in the last two bullets of the prior paragraph, in one capacity will be an event of default in the other capacity.

RIGHTS UPON EVENT OF DEFAULT

         If an event of default described above under " -- Events of Default" occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of the series 2002-KEY2 controlling class representative or series 2002-KEY2 certificateholders entitled to not less than 25% of the series 2002-KEY2 voting rights, the trustee will be required, to terminate all of the rights and obligations of the defaulting party under the series 2002-KEY2 pooling and servicing agreement and in and to the trust assets other than any rights the defaulting party may have as a series 2002-KEY2 certificateholder. Upon any termination, the trustee must either:

         - succeed to all of the responsibilities, duties and liabilities of the master servicer or special servicer, as the case may be, under the series 2002-KEY2 pooling and servicing agreement; or

         - appoint an established mortgage loan servicing institution reasonably acceptable to the series 2002-KEY2 controlling class representative to act as successor master servicer or special servicer, as the case may be.

         The holders of series 2002-KEY2 certificates entitled to a majority of the voting rights for the series or the series 2002-KEY2 controlling class representative may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, rather than have the trustee act as that successor.

         In general, the series 2002-KEY2 certificateholders entitled to at least 66 2/3% of the series 2002-KEY2 voting rights allocated to each class of series 2002-KEY2 certificates affected by any event of default may waive the event of default. However, the events of default described in the first two and last two bullets under " -- Events of Default" above may only be waived by all of the holders of the series 2002-KEY2 certificates. Furthermore, if the trustee is required to spend any monies in connection with any event of default, then that event of default may not be waived unless and until the trustee has been reimbursed, with interest, by the defaulting party. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the series 2002-KEY2 pooling and servicing agreement.

         No series 2002-KEY2 certificateholder will have the right under the series 2002-KEY2 pooling and servicing agreement to institute any proceeding with respect thereto unless:

         - that holder previously has given to the trustee written notice of default;

         - except in the case of a default by the trustee, series 2002-KEY2 certificateholders entitled to not less than 25% of the series 2002-KEY2 voting rights have made written request upon the trustee to institute that proceeding in its own name as trustee under the series 2002-KEY2 pooling and servicing agreement and have offered to the trustee such reasonable indemnity as it may require; and

         - the trustee for 60 days has neglected or refused to institute any such proceeding.

The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the series 2002-KEY2 pooling and servicing agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the series 2002-KEY2 certificateholders, unless in the trustee's opinion, those series 2002-KEY2 certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred by the trustee as a result.


                     DESCRIPTION OF THE OFFERED CERTIFICATES


GENERAL

         The series 2002-KEY2 certificates will be issued, on or about September 24, 2002, under the series 2002-KEY2 pooling and servicing agreement. They will represent the entire beneficial ownership interest of the trust. The assets of the trust will include, among other things:

         -        the pooled mortgage loans;

         - any and all payments under and proceeds of the pooled mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

         - the loan documents for the pooled mortgage loans required to be delivered to the trustee by the respective mortgage loan sellers;

         - our rights under each of the mortgage loan purchase agreements between us and the respective mortgage loan sellers;

         - any REO Properties acquired by the trust with respect to defaulted mortgage loans;

         - the trust's interest in any REO Property acquired with respect to the Westfarms Mall Mortgage Loan; and

         - those funds or assets as from time to time are deposited in the master servicer's collection account, the special servicer's REO account, the payment account maintained by the trustee as described under " -- Payment Account" below or the interest reserve account maintained by the trustee as described under " -- Interest Reserve Account" below.

         The series 2002-KEY2 certificates will include the following classes:

         - the A-1, A-2, A-3, B, C, D, E, F and G classes, which are the classes of series 2002-KEY2 certificates that are offered by this prospectus supplement, and

         - the H, J, K, L, M, N, P, Q, S, T, U, X-1, X-2, R and Y classes, which are the classes of series 2002-KEY2 certificates that --

                  1.       will be retained or privately placed by us, and

                  2.       are not offered by this prospectus supplement.

         The class A-1, A-2, A-3, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S, T and U certificates are the series 2002-KEY2 certificates that will have principal balances and are sometimes referred to in this prospectus supplement as the series 2002-KEY2 principal balance certificates. The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust. Accordingly, on each payment date, the principal balance of each of these certificates will be permanently reduced by any payments of principal actually made with respect to the certificate on that payment date. See " -- Payments" below. On any particular payment date, the principal balance of each of these certificates may also be permanently reduced, without any corresponding payment, in connection with losses on the underlying mortgage loans and default-related and otherwise unanticipated expenses of the trust. See " -- Reductions to Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

         The class X-1, X-2, R and Y certificates will not have principal balances, and the holders of the class X-1, X-2, R and Y certificates will not be entitled to receive payments of principal. However, each class X-1 and X-2 certificate will have a notional amount for purposes of calculating the accrual of interest with respect to that certificate. The total notional amount of all the class X-1 certificates will equal the total principal balance of all the class A-1, A-2, A-3, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S, T and U certificates outstanding from time to time. The total notional amount of the class X-2 certificates will equal the sum of (a) the lesser of $170,616,000 and the total principal balance of the class A-3 certificates outstanding from time to time, plus (b) the total principal balance of the class B, C, D, E, F and G certificates outstanding from time to time.

         In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance or notional amount of any of your offered certificates from time to time, you may multiply the original principal balance of that certificate as of the date of initial issuance of the offered certificates, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the trustee's payment date statement.

REGISTRATION AND DENOMINATIONS

         General. The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance and in any whole dollar denomination in excess of $10,000.

         Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying prospectus under "Description of the Certificates -- Book-Entry Registration". For so long as any class of offered certificates is held in book-entry form --

         - all references in this prospectus supplement to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

         - all references in this prospectus supplement to payments, notices, reports, statements and other information made or sent to holders of those certificates will refer to payments, notices, reports and statements made or sent to DTC or Cede & Co., as the registered holder of those certificates, for payment or transmittal, as applicable, to the beneficial owners of those certificates through its participating organizations in accordance with DTC's procedures.

         The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

         DTC. You will initially hold your certificates directly through DTC, if you are a participating organization of the DTC book-entry system, or indirectly through organizations that are participants in that system. For a discussion of DTC, see "Description of the Certificates -- Book-Entry Registration -- DTC, Euroclear and Clearstream" in the accompanying prospectus.

         Transfers between participants in DTC will occur in accordance with DTC's rules. See "Description of the Certificates -- Book-Entry Registration -- Holding and Transferring Book-Entry Certificates" in the accompanying prospectus.

PAYMENT ACCOUNT

         General. The trustee must establish and maintain an account in which it will hold funds pending their payment on the series 2002-KEY2 certificates and from which it will make those payments. That payment account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Any funds in the trustee's payment account may, at the trustee's risk, be invested in Permitted Investments, and any interest or other income earned on those funds will be paid to the trustee as additional compensation, subject to the limitations set forth in the series 2002-KEY2 pooling and servicing agreement.

         Deposits. On the business day prior to each payment date, the master servicer will be required to remit to the trustee for deposit in the payment account the following funds:

         - All payments and other collections on the mortgage loans and any REO Properties in the trust fund that are then on deposit in the master servicer's collection account, exclusive of any portion of those payments and other collections that represents one or more of the following:

                  1. monthly debt service payments due on a due date subsequent to the end of the related collection period;

                  2. payments and other collections received after the end of the related collection period;

                  3. amounts that are payable or reimbursable from the master servicer's collection account to any person other than the series 2002-KEY2 certificateholders, including --

                           (a) amounts payable to the master servicer or the special servicer as compensation,

                           (b)      amounts payable in reimbursement of
                                    outstanding advances, together with interest on those advances, and

                           (c) amounts payable with respect to other expenses of the trust; and

                  4. amounts deposited in the master servicer's collection account in error.

         - Any advances of delinquent monthly debt service payments to be made by the master servicer with respect to the pooled mortgage loans for that payment date.

         - Any payments to be made by the master servicer to cover Prepayment Interest Shortfalls incurred with respect to the pooled mortgage loans during the related collection period.

         See " -- Advances of Delinquent Monthly Debt Service Payments" below and "Servicing Under the Series 2002-KEY2 Pooling and Servicing Agreement -- Collection Account" and " -- Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

         With respect to each payment date that occurs during March, commencing in March 2003, the trustee will be required to transfer from the interest reserve account, which we describe under " -- Interest Reserve Account" below, to the payment account the interest reserve amounts that are then being held in that interest reserve account with respect to those pooled mortgage loans that accrue interest on an actual/360 basis.

         Withdrawals. The trustee may from time to time make withdrawals from its payment account for any of the following purposes:

         - to pay itself the monthly trustee fee, which is described under " -- The Trustee" below;

         - to pay itself or any of its respective directors, officers, members, managers, employees and agents any reimbursements or indemnities to which they are entitled as described under "Description of the Governing Documents -- Matters Regarding the Trustee" in the accompanying prospectus;

         - to pay for any opinions of counsel required to be obtained in connection with any amendments to the series 2002-KEY2 pooling and servicing agreement;

         - to pay any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust as described under "Federal Income Tax Consequences -- REMICs -- Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus and "Servicing Under the Series 2002-KEY2 Pooling and Servicing Agreement -- REO Properties" in this prospectus supplement;

         - with respect to each payment date during February of any year or during January of any year that is not a leap year, commencing in 2003, to transfer to the interest reserve account described under " -- Interest Reserve Account" below the interest reserve amounts required to be so transferred in that month with respect to those pooled mortgage loans that accrue interest on an actual/360 basis; and

         - to pay to the person entitled thereto any amounts deposited in the payment account in error.

         On each payment date, all amounts on deposit in the payment account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will represent the Total Available Funds for that date. On each payment date, the trustee will apply the Total Available Funds to make payments on the Series 2002-KEY2 certificates.

         For any payment date, the Total Available Funds will consist of three separate components:

         - the portion of those funds that represent prepayment consideration collected on the pooled mortgage loans as a result of voluntary or involuntary prepayments that occurred during the related collection period, which will be paid to the holders of the class A-1, A-2, A-3, B, C, D, E, F, G, H, J, K and/or X-1 certificates as described under " -- Payments -- Payments of Prepayment Premiums and Yield Maintenance Charges" below;

         - the portion of those funds that represent Post-ARD Additional Interest collected on the ARD Loans in the trust fund during the related collection period, which will be paid to the holders of the class Y certificates as described under " -- Payments -- Payments of Post-ARD Additional Interest" below; and

         - the remaining portion of those funds, which we refer to as the Standard Available P&I Funds, and which will be paid to the holders of all the series 2002-KEY2 certificates, other than the class Y certificates, as and to the extent described under " -- Payments -- Priority of Payments" below.

INTEREST RESERVE ACCOUNT

         The trustee must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to those underlying mortgage loans that accrue interest on an actual/360 basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Any funds in the trustee's interest reserve account may, at the trustee's risk, be invested in Permitted Investments, and any interest or other income earned on those funds will be paid to the trustee as additional compensation, subject to the limitations set forth in the series 2002-KEY2 pooling and servicing agreement.

         During January, except in a leap year, and February of each calendar year, beginning in 2003, the trustee will, on or before the payment date in that month, withdraw from the payment account and deposit in the interest reserve account the interest reserve amounts with respect to those underlying mortgage loans that accrue interest on an actual/360 basis and for which the monthly debt service payment due in that month was either received or advanced. In general, that interest reserve amount for each of those mortgage loans will equal one day's interest accrued at the related mortgage interest rate, less the related Administrative Fee Rate, on the Stated Principal Balance of that loan as of the end of the related collection period. In the case of an ARD Loan, however, the interest reserve amount will not include Post-ARD Additional Interest.

         During March of each calendar year, beginning in 2003, the trustee will, on or before the payment date in that month, withdraw from the interest reserve account and deposit in the payment account any and all interest reserve amounts then on deposit in the interest reserve account with respect to those underlying mortgage loans that accrue interest on an actual/360 basis. All interest reserve amounts that are so transferred from the interest reserve account to the payment account will be included in the Standard Available P&I Funds for the payment date during the month of transfer.

PAYMENTS

         General. On each payment date, the trustee will, subject to the available funds and the exception described in the next sentence, remit all payments required to be made on the series 2002-KEY2 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur. The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final payment.

         In order for a series 2002-KEY2 certificateholder to receive payments by wire transfer on and after any particular payment date, that certificateholder must provide the trustee with written wiring instructions no later than the last day of the calendar month preceding the month in which that payment date occurs. Otherwise, that certificateholder will receive its payments by check mailed to it.

         Payments made to a class of series 2002-KEY2 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

         Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued, if ever, to the actual beneficial owners. See " -- Registration and Denominations" above.

         Payments of Interest. All of the classes of the series 2002-KEY2 certificates will bear interest, except for the Y and R classes.

         With respect to each interest-bearing class of the series 2002-KEY2 certificates, that interest will accrue during each interest accrual period based upon --

         - the pass-through rate for that class and the related payment date,

         - the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related payment date, and

         - the assumption that each year consists of twelve 30-day months.

         On each payment date, subject to the Standard Available P&I Funds for that date and the priorities of payment described under " -- Payments -- Priority of Payments" below, the holders of each interest-bearing class of the series 2002-KEY2 certificates will be entitled to receive --

         - the total amount of interest accrued during the related interest accrual period with respect to that class of series 2002-KEY2 certificates, reduced by

         - the portion of any Net Aggregate Prepayment Interest Shortfall for that payment date that is allocable to that class of series 2002-KEY2 certificates.

         If the holders of any interest-bearing class of the series 2002-KEY2 certificates do not receive all of the interest to which they are entitled on any payment date, then they will continue to be entitled to receive the unpaid portion of that interest on future payment dates, subject to the Standard Available P&I Funds for those future payment dates and the priorities of payment described under " -- Payments -- Priority of Payments" below. However, no interest will accrue on any of that unpaid interest.

         The portion of any Net Aggregate Prepayment Interest Shortfall for any payment date that is allocable to any particular interest-bearing class of the series 2002-KEY2 certificates will equal the product of --

         - the amount of that Net Aggregate Prepayment Interest Shortfall, multiplied by

         -        a fraction --

                  1. the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to that interest-bearing class of certificates, and

                  2. the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the interest-bearing classes of the series 2002-KEY2 certificates.

         Calculation of Pass-Through Rates. The initial pass-through rate for each interest-bearing class of the series 2002-KEY2 certificates is shown in the table on page S-5 to this prospectus supplement.

         The pass-through rates applicable to the class , , , , , , , , and certificates for each subsequent interest accrual period will, in the case of each of those classes, remain fixed at the pass-through rate applicable to the particular class of series 2002-KEY2 certificates for the initial interest accrual period.

         The pass-through rates applicable to the class and certificates for each subsequent interest accrual period will, in the case of each of those classes, equal the Weighted Average Pool Pass-Through Rate for the related payment date.

         The pass-through rates applicable to the class , , , , , , , , and certificates for each subsequent interest accrual period will, in the case of each of those classes, equal the lesser of --

         - the pass-through rate applicable to the particular class of series 2002-KEY2 certificates for the initial interest accrual period, and

         - the Weighted Average Pool Pass-Through Rate for the related payment date.

         The pass-through rate applicable to the class X-1 certificates for each subsequent interest accrual period will equal the excess, if any, of --

         - the Weighted Average Pool Pass-Through Rate for the related payment date; over

         - the weighted average of the pass-through rates on the class A-1, A-2, A-3, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S, T
                  and U certificates for the subject interest accrual period, weighted on the basis of the respective total principal balances of those classes of certificates immediately prior to the related payment date, except that, up to and including the August 2009 interest accrual period, solely for this purpose--

                  (1) the respective pass-through rates for the B, C, D, E, F and G classes will, in each case, be deemed to equal the sum of (a) the actual pass-through rate for the subject class of series 2002-KEY2 principal balance certificates and subject interest accrual period, plus (b) the class X-2 strip rate at which interest in respect of the X-2 class accrues on the total principal balance of the subject class of series 2002-KEY2 principal balance certificates during the subject interest accrual period, and

                  (2) the pass-through rate for the A-3 class will be deemed to equal the sum of (a) the actual pass-through rate for the A-3 class for the subject payment interest accrual period, plus (b) the product of (i) the class X-2 strip rate at which interest in respect of the X-2 class accrues on all or any portion of the total principal balance of the A-3 class during the subject interest accrual period, multiplied by (ii) a fraction, the numerator of which is the lesser of $170,616,000 and the total principal balance of the A-3 class immediately prior to the related payment date, and the denominator of which is the total principal balance of the A-3 class immediately prior to the related payment date.

         The pass-through rate applicable to the class X-2 certificates for each subsequent interest accrual period, through and including the August 2009 interest accrual period, will equal a weighted average of the class X-2 strip rates in effect during the subject interest accrual period, weighted on the basis of the respective portions of the class X-2 notional amount on which interest accrues at those class X-2 strip rates. Beginning with the September 2002 interest accrual period and continuing through and including the August 2009 interest accrual period, there will be a class X-2 strip rate in effect for each such interest accrual period with respect to each of the following respective portions of the total notional amount of the class X-2 certificates:

         - in the case of that portion consisting of some or all of the total principal balance of the class A-3 certificates, up to $170,616,000, the class X-2 strip rate will be a rate per annum (not less than 0%) equal to the difference of --

                  (1) the lesser of (a) the reference rate specified on Annex D to this prospectus supplement for the subject interest accrual period, and (b) the Weighted Average Pool Pass-Through Rate for the related payment date, less

                  (2) the pass-through rate for the class A-3 certificates for the subject interest accrual period;

         - in the case of that portion consisting of the total principal balance of the class B certificates, the class X-2 strip rate will equal a rate per annum (not less than 0%) equal to the difference of --

                  (1) the lesser of (a) the reference rate specified on Annex D to this prospectus supplement for the subject interest accrual period, and (b) and the Weighted Average Pool Pass-Through Rate for the related payment date, less

                  (2) the pass-through rate for the class B certificates for the subject interest accrual period;

         - in the case of that portion consisting of the total principal balance of the class C certificates, the class X-2 strip rate will equal a rate per annum (not less than 0%) equal to the difference of --

                  (1) the lesser of (a) the reference rate specified on Annex D to this prospectus supplement for the subject interest accrual period, and (b) the Weighted Average Pool Pass-Through Rate for the related payment date, less

                  (2) the pass-through rate for the class C certificates for the subject interest accrual period;

         - in the case of that portion consisting of the total principal balance of the class D certificates, the class X-2 strip rate will equal a rate per annum (not less than 0%) equal to the difference of --

                  (1) the lesser of (a) the reference rate specified on Annex D to this prospectus supplement for the subject interest accrual period, and (b) the Weighted Average Pool Pass-Through Rate for the related payment date, less

                  (2) the pass-through rate for the class D certificates for the subject interest accrual;

         - in the case of that portion consisting of the total principal balance of the class E certificates, the class X-2 strip rate will equal a rate per annum (not less than 0%) equal to the difference of --

                  (1) the lesser of (a) the reference rate specified on Annex D to this prospectus supplement for the subject interest accrual period, and (b) the Weighted Average Pool Pass-Through Rate for the related payment date, less

                  (2) the pass-through rate for the class E certificates for the subject interest accrual;

         - in the case of that portion consisting of the total principal balance of the class F certificates, the class X-2 strip rate will equal a rate per annum (not less than 0%) equal to the difference of --

                  (1) the lesser of (a) the reference rate specified on Annex D to this prospectus supplement for the subject interest accrual period, and (b) the Weighted Average Pool Pass-Through Rate for the related payment date, less

                  (2) the pass-through rate for the class F certificates for the subject interest accrual; and

         - in the case of that portion consisting of the total principal balance of the class G certificates, the class X-2 strip rate will equal a rate per annum (not less than 0%) equal to the difference of --

                  (1) the lesser of (a) the reference rate specified on Annex D to this prospectus supplement for the subject interest accrual period, and (b) the Weighted Average Pool Pass-Through Rate for the related payment date, less

                  (2) the pass-through rate for the class G certificates for the subject interest accrual.

Following the August 2009 interest accrual period, the pass-through rate for the class X-2 certificates will be 0% per annum, and those certificates will no longer accrue interest after the end of that interest accrual period.

         The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any mortgage loan in the trust fund, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

         Neither the class Y nor the class R certificates will be interest-bearing and, therefore, will not have pass-through rates.

         Payments of Principal. Subject to the Standard Available P&I Funds and the priority of payments described under " -- Payments -- Priority of Payments" below, the total amount of principal payable with respect to each class of the series 2002-KEY2 certificates, other than the class X-1, X-2, Y and R certificates, on each payment date will equal that class's allocable share of the Total Principal Payment Amount for that payment date. As and to the extent contemplated by the definition of "Total Principal Payment Amount" in the glossary to this prospectus supplement, if any insurance proceeds, condemnation proceeds and/or liquidation proceeds are received with respect to any particular pooled mortgage loan, or if any particular pooled mortgage loan is otherwise liquidated, including at a discount, in any event during the collection period for the subject payment date, then any special servicing fees, liquidation fees and/or interest on advances paid with respect to that mortgage loan during that collection period will result in a reduction to the Total Principal Payment Amount for the subject payment date.

         In general, the portion of the Total Principal Payment Amount that will be allocated to the class A-1, A-2 and A-3 certificates on each payment date will equal:

         -        in the case of the class A-1 certificates, the lesser of --

                  1. the entire Total Principal Payment Amount for that payment date, and

                  2. the total principal balance of the class A-1 certificates immediately prior to that payment date; and

         -        in the case of the class A-2 certificates, the lesser of --

                  1. the entire Total Principal Payment Amount for that payment date, reduced by any portion of the Total Principal Payment Amount for that payment date that is allocable to the class A-1 certificates as described in the preceding bullet, and

                  2. the total principal balance of the class A-2 certificates immediately prior to that payment date; and

         -        in the case of the class A-3 certificates, the lesser of --

                  1. the entire Total Principal Payment Amount for that payment date, reduced by any portion of the Total Principal Payment Amount for that payment date that is allocable to the class A-1 and A-2 certificates as described in the preceding two bullets, and

                  2. the total principal balance of the class A-3 certificates immediately prior to that payment date.

         However, if all or any two of the A-1, A-2 and A-3 classes are outstanding as of the Senior Principal Distribution Cross-Over Date, then the Total Principal Payment Amount for each payment date thereafter will be allocable between the A-1, A-2 and A-3 classes, whichever are outstanding, on a pro rata basis in accordance with their respective total principal balances immediately prior to that payment date, in each case up to that total principal balance. In addition, if the A-1, A-2 and A-3 classes, or any two of them, are outstanding on the final payment date for the series 2002-KEY2 certificates, then the Total Principal Payment Amount will be similarly allocated between them.

         WHILE THE CLASS A-1, A-2 AND/OR A-3 CERTIFICATES ARE OUTSTANDING, NO PORTION OF THE TOTAL PRINCIPAL PAYMENT AMOUNT FOR ANY PAYMENT DATE WILL BE ALLOCATED TO ANY OTHER CLASS OF SERIES 2002-KEY2 CERTIFICATES.

         Following the retirement of the class A-1, A-2 and A-3 certificates, the Total Principal Payment Amount for each payment date will be allocated to the respective classes of series 2002-KEY2 certificates identified in the table below and in the order of priority set forth in that table, in each case up to the lesser of --

         - the total principal balance of the subject class immediately prior to that payment date, and

         - the portion of that Total Principal Payment Amount that remains unallocated to the A-1, A-2 and A-3 classes and each other class, if any, listed above the subject class in the table below.

                       ORDER OF ALLOCATION               CLASS
                       ----------------------            -----
                    1st........................            B
                    2nd........................            C
                    3rd........................            D
                    4th........................            E
                    5th........................            F
                    6th........................            G
                    7th........................            H
                    8th........................            J
                    9th........................            K
                    10th.......................            L
                    11th.......................            M
                    12th.......................            N
                    13th.......................            P
                    14th.......................            Q
                    15th.......................            S
                    16th.......................            T
                    17th.......................            U

         IN NO EVENT WILL THE HOLDERS OF ANY CLASS OF SERIES 2002-KEY2 CERTIFICATES LISTED IN THE FOREGOING TABLE BE ENTITLED TO RECEIVE ANY PAYMENTS OF PRINCIPAL UNTIL THE TOTAL PRINCIPAL BALANCE OF THE CLASS A-1, A-2 AND A-3 CERTIFICATES IS REDUCED TO ZERO. FURTHERMORE, IN NO EVENT WILL THE HOLDERS OF ANY CLASS OF SERIES 2002-KEY2 CERTIFICATES LISTED IN THE FOREGOING TABLE BE ENTITLED TO RECEIVE ANY PAYMENTS OF PRINCIPAL UNTIL THE TOTAL PRINCIPAL BALANCE OF ALL OTHER CLASSES OF SERIES 2002-KEY2 CERTIFICATES, IF ANY, LISTED ABOVE IT IN THE FOREGOING TABLE IS REDUCED TO ZERO.

         Reimbursement Amounts. As discussed under " -- Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below, the total principal balance of any class of series 2002-KEY2 certificates, other than the class X-1, X-2, Y and R certificates, may be reduced without a corresponding payment of principal. If that occurs with respect to any class of series 2002-KEY2 certificates, then, subject to the Standard Available P&I Funds and the priority of payments described under " -- Payments -- Priority of Payments" below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest.

         Priority of Payments. On each payment date, the trustee will apply the Standard Available P&I Funds for that date to make the following payments in the following order of priority, in each case to the extent of the remaining Standard Available P&I Funds:

     ORDER OF
     RECIPIENT
      PAYMENT           CLASS OR CLASSES                                TYPE AND AMOUNT OF PAYMENT
      -------           ----------------                                --------------------------
        1st              A-1, A-2, A-3,       Interest up to the total interest payable on those classes, pro rata based on
                           X-1 and X-2        the total interest payable on each such class

        2nd              A-1, A-2 and A-3     Principal up to the total principal payable on those classes, allocable as between those classes as described immediately following this table

        3rd              A-1, A-2 and A-3     Reimbursement up to the loss reimbursement amounts for those classes, pro rata based on the loss reimbursement amount for each such class

     ORDER OF
     RECIPIENT
      PAYMENT           CLASS OR CLASSES                                TYPE AND AMOUNT OF PAYMENT
      -------           ----------------                                --------------------------
        4th                     B             Interest up to the total interest payable on that class

        5th                     B             Principal up to the total principal payable on that class

        6th                     B             Reimbursement up to the loss reimbursement amount for that class

        7th                     C             Interest up to the total interest payable on that class

        8th                     C             Principal up to the total principal payable on that class

        9th                     C             Reimbursement up to the loss reimbursement amount for that class

       10th                     D             Interest up to the total interest payable on that class

       11th                     D             Principal up to the total principal payable on that class

       12th                     D             Reimbursement up to the loss reimbursement amount for that class

       13th                     E             Interest up to the total interest payable on that class

       14th                     E             Principal up to the total principal payable on that class

       15th                     E             Reimbursement up to the loss reimbursement amount for that class

       16th                     F             Interest up to the total interest payable on that class

       17th                     F             Principal up to the total principal payable on that class

       18th                     F             Reimbursement up to the loss reimbursement amount for that class

       19th                     G             Interest up to the total interest payable on that class

       20th                     G             Principal up to the total principal payable on that class

       21st                     G             Reimbursement up to the loss reimbursement amount for that class

       22nd                     H             Interest up to the total interest payable on that class

       23rd                     H             Principal up to the total principal payable on that class

       24th                     H             Reimbursement up to the loss reimbursement amount for that class

       25th                     J             Interest up to the total interest payable on that class

       26th                     J             Principal up to the total principal payable on that class

       27th                     J             Reimbursement up to the loss reimbursement amount for that class

       28th                     K             Interest up to the total interest payable on that class

       29th                     K             Principal up to the total principal payable on that class

       30th                     K             Reimbursement up to the loss reimbursement amount for that class

       31st                     L             Interest up to the total interest payable on that class

       32nd                     L             Principal up to the total principal payable on that class

       33rd                     L             Reimbursement up to the loss reimbursement amount for that class

     ORDER OF
     RECIPIENT
      PAYMENT           CLASS OR CLASSES                                TYPE AND AMOUNT OF PAYMENT
      -------           ----------------                                --------------------------
       34th                     M             Interest up to the total interest payable on that class

       35th                     M             Principal up to the total principal payable on that class

       36th                     M             Reimbursement up to the loss reimbursement amount for that class

       37th                     N             Interest up to the total interest payable on that class

       38th                     N             Principal up to the total principal payable on that class

       39th                     N             Reimbursement up to the loss reimbursement amount for that class

       40th                     P             Interest up to the total interest payable on that class

       41st                     P             Principal up to the total principal payable on that class

       42nd                     P             Reimbursement up to the loss reimbursement amount for that class

       43rd                     Q             Interest up to the total interest payable on that class

       44th                     Q             Principal up to the total principal payable on that class

       45th                     Q             Reimbursement up to the loss reimbursement amount for that class

       46th                     S             Interest up to the total interest payable on that class

       47th                     S             Principal up to the total principal payable on that class

       48th                     S             Reimbursement up to the loss reimbursement amount for that class

       49th                     T             Interest up to the total interest payable on that class

       50th                     T             Principal up to the total principal payable on that class

       51st                     T             Reimbursement up to the loss reimbursement amount for that class

       52nd                     U             Interest up to the total interest payable on that class

       53rd                     U             Principal up to the total principal payable on that class

       54th                     U             Reimbursement up to the loss reimbursement amount for that class

       55th                     R             Any remaining Standard Available P&I Funds


         In general, no payments of principal will be made with respect to the class A-3 certificates until the total principal balance of the class A-2 certificates is reduced to zero, and no payments of principal will be made with respect to the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero. However, if all or any two of those classes are outstanding as of the Senior Principal Distribution Cross-Over Date, or if all or any two of those classes are outstanding on the final payment date for the series 2002-KEY2 certificates, then payments of principal on the outstanding class A-1, A-2 and A-3 certificates will be made on a pro rata basis in accordance with the respective total principal balances of those classes then outstanding.

         References to "loss reimbursement amount" in the foregoing table mean, in the case of any class of series 2002-KEY2 certificates, other than the class X-1, X-2, Y and R certificates, for any payment date, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior payment dates as discussed under " -- Reductions to Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

         Payments of Prepayment Premiums and Yield Maintenance Charges. If any prepayment consideration is collected during any particular collection period with respect to any mortgage loan in the trust fund, regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the payment date corresponding to that collection period, the trustee will pay a portion of that prepayment consideration to the holders of each class of series 2002-KEY2 certificates, exclusive of the class X-1 and X-2 certificates, that is senior to the class L certificates, up to an amount equal to the product of --

         - the full amount of that prepayment consideration, multiplied by

         - a fraction, which in no event may be greater than 1.0 or less than 0.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of series 2002-KEY2 certificates for the corresponding interest accrual period, over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate, and further multiplied by

         - a fraction, which in no event may be greater than 1.0 or less than 0.0, the numerator of which is equal to the amount of principal, if any, payable to that class of series 2002-KEY2 certificates on that payment date, and the denominator of which is the Total Principal Payment Amount for that payment date.

         For the purpose of the foregoing, the relevant discount rate will, in general, be the Yield Maintenance Interest Rate, as defined in the "Glossary" in this prospectus supplement, for the prepaid mortgage loan. However, in the case of those mortgage loans where the value specified in the column labeled "Yield Maintenance Interest Rate Converted to Monthly Mortgage Rate" on Annex A-1 to this prospectus supplement is "No", the relevant discount rate for purposes of the foregoing will be converted to a monthly equivalent yield.

         On each payment date, immediately following the distributions described above in this " -- Payments of Prepayment Premiums and Yield Maintenance Charges" section, the trustee will thereafter remit any remaining portion of the subject prepayment consideration distributable on that payment date to the holders of the class X-1 certificates.

         After the payment date on which the total principal balance of all classes of the offered certificates has been reduced to zero, the trustee will pay any prepayment consideration collected on the pooled mortgage loans, entirely to the holders of the class X-1, class H, Class J and/or class K certificates.

         Neither we nor any of the underwriters makes any representation as to--

         - the enforceability of the provision of any promissory note evidencing one of the mortgage loans requiring the payment of a prepayment premium or yield maintenance charge, or

         - the collectability of any prepayment premium or yield maintenance charge.

         See "Description of the Mortgage Pool -- Terms and Conditions of the Underlying Mortgage Loans -- Voluntary Prepayment Provisions" in this prospectus supplement.

         Payments of Post-ARD Additional Interest. The class Y certificates will entitle holders to all amounts, if any, collected on the ARD Loan in the trust fund and applied as Post-ARD Additional Interest.

ALLOCATION OF COLLECTIONS ON THE POOLED MORTGAGE LOANS TO INTEREST, PRINCIPAL AND OTHER AMOUNTS DUE THEREUNDER

         Amounts collected with respect to or otherwise allocable to any particular mortgage loan in the trust fund, including in the form of payments from the related borrowers, insurance proceeds, condemnation proceeds, liquidation proceeds, repurchase proceeds and other amounts, will be applied to amounts due and owing under that mortgage loan (as if it were held as a whole mortgage loan by an institutional lender, without regard to its having been securitized) in accordance with the express provisions of the related loan documents and, in the absence of those express provisions or if and to the extent that those documents authorize the lender to use its discretion, generally as follows:

                  first, as a recovery of servicing advances and/or to the payment of various servicing expenses with respect to the subject pooled mortgage loan;

                  second, as a recovery of accrued and unpaid interest (other than any Default Interest and/or Post-ARD Additional Interest) with respect to the subject pooled mortgage loan to but not including the date of receipt or, in the case of a full monthly debt service payment from the related borrower, to but not including the related due date;

                  third, as a recovery of principal of the subject pooled mortgage loan then due and owing, including by reason of acceleration of the debt following a default under that mortgage loan (or, if the subject pooled mortgage loan has been liquidated for cash, as a recovery to the extent of its entire remaining unpaid principal balance);

                  fourth, unless the subject pooled mortgage loan has been liquidated, to various reserves required to be maintained with respect to that mortgage loan;

                  fifth, as a recovery of any Default Interest and/or late payment charges due and owing with respect to the subject pooled mortgage loan;

                  sixth, as a recovery of any yield maintenance charge and/or prepayment premium due and owing with respect to the subject pooled mortgage loan;

                  seventh, as a recovery of various other fees and/or charges and other amounts (other than principal or, in the case of an ARD Loan, unpaid Post-ARD Additional Interest) due and owing under the subject pooled mortgage loan;

                  eighth, as a recovery of any remaining principal of the subject pooled mortgage loan, to the extent of its entire remaining unpaid principal balance; and

                  ninth, if the subject pooled mortgage loan is an ARD Loan, as a recovery of any accrued and unpaid Post-ARD Additional Interest with respect to the subject pooled mortgage loan.

         The foregoing allocations will be relevant for purposes of determining distributions on the series 2002-KEY2 certificates and, insofar as they are to be paid out of specific collections on the pooled mortgage loans, payments and/or reimbursements to be made to the master servicer and the special servicer.

         The foregoing allocations do not take into account Additional Trust Fund Expenses which are to be paid out of the master servicer's collection account, as described under "Servicing Under the Series 2002-KEY2 Pooling and Servicing Agreement -- Collection Account" in this prospectus supplement, and/or the trustee's payment account, as described under " -- Payment Account" above. As indicated in those sections, certain Additional Trust Fund Expenses are to be paid out of specific recoveries on the related pooled mortgage loan and others are to be paid out of general collections on and proceeds of all the mortgage loans and any REO Properties in the trust fund. Notwithstanding the foregoing, because of the potential reductions to the Total Principal Payment Amount as a result of special servicing fees, liquidation fees and/or interest on advances paid with respect to any pooled mortgage loan during the collection period in which it is liquidated, including at a discount, or during any other collection period in which any insurance proceeds, condemnation proceeds and/or liquidation proceeds are received as to that mortgage loan, any such expenses not otherwise offset by Default Interest and/or late payment charges on the subject pooled mortgage loan will be effectively treated as having been paid out of principal on that mortgage loan.

TREATMENT OF REO PROPERTIES

         Notwithstanding that any mortgaged real property may be acquired as part of the trust assets (or, in the case of the Westfarms Mall Property, otherwise on behalf of the trust) through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan in the trust fund will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining --

         -        payments on the series 2002-KEY2 certificates,

         - allocations of Realized Losses and Additional Trust Fund Expenses to the series 2002-KEY2 certificates, and

         - the amount of all fees payable to the master servicer, the special servicer and the trustee under the series 2002-KEY2 pooling and servicing agreement.

In connection with the foregoing, that mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through Rate and the Total Principal Payment Amount for each payment date.

         Operating revenues and other proceeds derived from an REO Property held by the trust will be applied --

         - first, to pay, or to reimburse the master servicer, the special servicer and/or the trustee for the payment of, any costs and expenses incurred in connection with the operation and disposition of the REO Property and select other items, and

         - thereafter, as collections of principal, interest and other amounts due on the related mortgage loan.

         A similar application will be done with respect to any REO Property related to the Westfarms Mall Mortgage Loan.

         To the extent described under " -- Advances of Delinquent Monthly Debt Service Payments" below, the master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each pooled mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS TO CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES AND ADDITIONAL TRUST FUND EXPENSES

         As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the mortgage pool may decline below the total principal balance of the series 2002-KEY2 certificates. If this occurs following the payments made to the series 2002-KEY2 certificateholders on any payment date, then the respective total principal balances of the following classes of the series 2002-KEY2 certificates are to be sequentially reduced in the following order, until the total principal balance of those classes of certificates equals the total Stated Principal Balance of the mortgage pool that will be outstanding immediately following that payment date.

                        ORDER OF ALLOCATION                      CLASS
                        -------------------                      -----
              1st..................................                U
              2nd..................................                T
              3rd..................................                S
              4th..................................                Q
              5th..................................                P
              6th..................................                N
              7th..................................                M
              8th..................................                L
              9th..................................                K
              10th.................................                J
              11th.................................                H
              12th.................................                G
              13th.................................                F
              14th.................................                E
              15th.................................                D
              16th.................................                C
              17th.................................                B
              18th.................................        A-1, A-2 and A-3,
                                                        pro rata based on total
                                                           principal balance

         The above-described reductions in the total principal balances of the respective classes of series 2002-KEY2 certificates identified in the foregoing table will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in balances between the pooled mortgage loans and those classes of series 2002-KEY2 certificates.

         In no event will the principal balance of any class of series 2002-KEY2 certificates identified in the foregoing table be reduced until the total principal balance of all series 2002-KEY2 certificates listed above it in the table has been reduced to zero.

         The Realized Loss with respect to a liquidated mortgage loan, or related REO Property, is an amount generally equal to the excess, if any, of:

         - the outstanding principal balance of the mortgage loan as of the date of liquidation, together with --

                  1. all accrued and unpaid interest on the mortgage loan to but not including the due date in the collection period in which the liquidation occurred, exclusive, however, of any portion of that interest that represents Default Interest or Post-ARD Additional Interest, and

                  2. all related unreimbursed servicing advances and unpaid liquidation expenses; over

         - the total amount of liquidation proceeds, if any, recovered in connection with the liquidation.

         If any portion of the debt due under a pooled mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest and Post-ARD Additional Interest, also will be treated as a Realized Loss.

         Some examples of Additional Trust Fund Expenses are:

         - any special servicing fees, workout fees and liquidation fees paid to the special servicer;

         - any interest paid to the master servicer, the special servicer and/or the trustee with respect to unreimbursed advances, which interest payment is not covered out of late payment charges and Default Interest actually collected on the related pooled mortgage loan;

         - the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the pooled mortgage loans and the administration of the other trust assets, which cost is not covered out of late payment charges and Default Interest actually collected on the related pooled mortgage loan;

         - any unanticipated, non-mortgage loan specific expenses of the trust, including --

                  1. any reimbursements and indemnifications to the trustee described under "Description of the Governing Documents -- Matters Regarding the Trustee" in the accompanying prospectus,

                  2. any reimbursements and indemnification to the master servicer, the special servicer and us described under "Description of the Governing Documents -- Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus, and

                  3. any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under "Federal Income Tax Consequences -- REMICs -- Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus;

         - rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower, which fees are not covered out of late payment charges and Default Interest actually collected on the related pooled mortgage loan; and

         - any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan as described under "Servicing Under the Series 2002-KEY2 Pooling and Servicing Agreement -- Realization Upon Defaulted Mortgage Loans" in this prospectus supplement, which amounts are not covered out of late payment charges and Default Interest actually collected on the related pooled mortgage loan.

         Additional Trust Fund Expenses, other than special servicing fees, workout fees and liquidation fees, will in each case be paid out of or, following the payment of any Additional Trust Fund Expense from a source other than the Default Interest and/or late payment charges referred to below in this sentence, be offset by any Default Interest and late payment charges subsequently collected on the pooled mortgage loan as to which those expenses were incurred prior to the application of that Default Interest and late payment charges to pay additional servicing compensation to the master servicer or the special servicer.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

         The master servicer will be required to make, for each payment date, a total amount of advances of principal and/or interest generally equal to all monthly debt service payments -- other than balloon payments -- and assumed monthly debt service payments, in each case net of related master servicing fees, that --

         - were due or deemed due, as the case may be, with respect to the pooled mortgage loans (other than the Westfarms Mall Mortgage Loan) during the related collection period, and

         - were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

         Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust fund (other than the Westfarms Mall Mortgage Loan), then the master servicer will reduce the interest portion, but not the principal portion, of each monthly debt service advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any monthly debt service advance required to be made with respect to any such pooled mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of:

         - the amount of the interest portion of that advance of monthly debt service payments that would otherwise be required to be made for the subject payment date without regard to this sentence and the prior sentence; multiplied by

         -        a fraction --

                  1. the numerator of which is equal to the Stated Principal Balance of the mortgage loan, net of the Appraisal Reduction Amount, and

                  2. the denominator of which is equal to the Stated Principal Balance of the mortgage loan.

         With respect to any payment date, the master servicer will be required to make monthly debt service advances either out of its own funds or, subject to the conditions set forth in the series 2002-KEY2 pooling and servicing agreement, funds held in the master servicer's collection account that are not required to be paid on the series 2002-KEY2 certificates on that payment date.

         If the master servicer fails to make a required advance and the trustee is aware of that failure, the trustee will be obligated to make that advance. See " -- The Trustee" below.

         In the case of the Westfarms Mall Mortgage Loan, advances of delinquent debt service payments will be made by the master servicer under the series 2002-CP3 pooling and servicing agreement and, if it fails to do so, by the trustee under the series 2002-CP3 pooling and servicing agreement. Such advances will be made, on generally the same terms and conditions described above, in accordance with the terms of the series 2002-CP3 pooling and servicing agreement. The master servicer and then the trustee under the series 2002-KEY2 pooling and servicing agreement will be required, however, to make any advance with respect to the Westfarms Mall Mortgage Loan that the master servicer and trustee under the series 2002-CP3 pooling and servicing agreement are required but fail to make. Any Appraisal Reduction Amount with respect to the Westfarms Mall Mortgage Loan will be calculated by the special servicer under the series 2002-CP3 pooling and servicing agreement, and may reduce the monthly debt service advances on the Westfarms Mall Mortgage Loan, all in accordance with that pooling and servicing agreement.

         The master servicer and the trustee will each be entitled to recover any monthly debt service advance made by it out of its own funds with respect to any pooled mortgage loan, from collections on that mortgage loan. Neither the master servicer nor the trustee will be obligated to make any monthly debt service advance with respect to any pooled mortgage loan that, in its judgment, would not ultimately be recoverable out of collections on that mortgage loan. The trustee will be entitled to conclusively rely on any determination of non-recoverability made by the master servicer. If the master servicer or the trustee makes any monthly debt service advance with respect to any pooled mortgage loan that it subsequently determines will not be recoverable out of collections on that mortgage loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the next paragraph, out of general collections on the mortgage loans and any REO Properties in the trust fund on deposit in the master servicer's collection account from time to time. See "Description of the Certificates -- Advances" in the accompanying prospectus and "Servicing Under the Series 2002-KEY2 Pooling and Servicing Agreement -- Collection Account" in this prospectus supplement.

         The master servicer and the trustee will each be entitled to receive interest on monthly debt service advances made by it out of its own funds with respect to the pooled mortgage loans. That interest will accrue on the amount of each such monthly debt service advance for so long as that advance is outstanding -- or, if the advance was made during the grace period for the subject monthly debt service payment, for so long as that advance is outstanding from the end of that grace period -- at an annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any such monthly debt service advance will be payable --

         - first, out of any Default Interest and/or late payment charge collected on the particular pooled mortgage loan as to which that monthly debt service advance was made, and

         - then, after the advance has been reimbursed, but only if and to the extent that the Default Interest and late payment charges referred to in clause first above that have been collected through the date of that reimbursement have been insufficient to cover the advance interest, out of any amounts then on deposit in the master servicer's collection account.

If any payment of interest on advances is paid out of general collections on the mortgage pool as contemplated by the second bullet of the prior sentence, then any Default Interest and late payment charges subsequently collected on the particular pooled mortgage loan as to which the subject advances were made will be applied to reimburse the trust for that payment prior to being applied as additional compensation to the master servicer or the special servicer.

         To the extent not offset by Default Interest and late payment charges accrued and actually collected on the particular pooled mortgage loan as to which the subject advances were made, interest accrued on outstanding monthly debt service advances with respect to the pooled mortgage loans will result in a reduction in amounts payable on the series 2002-KEY2 certificates.

         A monthly debt service payment will be assumed to be due with respect to:

         - each pooled mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

         - each pooled mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence that is delinquent as to its balloon payment, will equal, for its maturity date and for each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second preceding sentence as to which the related mortgaged real property has become an REO Property, will equal, for each due date that the REO Property remains part of the trust fund (or, in the case of the Westfarms Mall Mortgage Loan, if applicable, otherwise on behalf of the trust), the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property. Assumed monthly debt service payments for the ARD Loan do not include Post-ARD Additional Interest or accelerated amortization payments.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

         Certificateholder Reports. Based solely on historical information provided on a one-time basis by the respective mortgage loan sellers and information provided in monthly reports prepared by the master servicer and the special servicer, and in any event delivered to the trustee, the trustee will be required to provide or otherwise make available as described under " -- Information Available Electronically" below, on each payment date, to each registered holder of an offered certificate and to each beneficial owner of an offered certificate held in book-entry form that is identified to the reasonable satisfaction of the trustee --

         - a payment date statement substantially in the form of Annex C to this prospectus supplement, and

         - a CMSA collateral summary file, a CMSA bond level file and, to the extent received by the trustee since the last payment date or the date of initial issuance of the series 2002-KEY2 certificates, as applicable, each other file and report comprising the CMSA Investor Reporting Package.

         The master servicer or the special servicer, as specified in the series 2002-KEY2 pooling and servicing agreement, is required to deliver to the trustee monthly a copy of, or as to certain reports, the special servicer shall provide certain data fields relating to, each of the following reports with respect to the pooled mortgage loans and the corresponding mortgaged real properties, in each case providing the most recent information available as of the end of the most recently ended collection period:

         -        a CMSA loan periodic update file;

         -        a CMSA property file;

         -        a CMSA financial file;

         -        a CMSA delinquent loan status report;

         -        a CMSA historical loan modification report;

         -        a CMSA historical liquidation report;

         -        a CMSA REO status report;

         -        a CMSA comparative financial status report; and

         -        a CMSA servicer watch list.

         In addition, in connection with the receipt by the master servicer, whether from the related borrower, through the special servicer or otherwise, of any annual, quarterly, monthly or other periodic operating statements or rent rolls with respect to any of the mortgaged real properties and REO Properties relating to the mortgage pool, the master servicer will, based on those operating statements and/or rent rolls, prepare or, if previously prepared, update an operating statement analysis report for that property. The master servicer will forward to the trustee and the series 2002-KEY2 controlling class representative all of the operating statement analysis reports prepared and/or updated by the master servicer. See "Servicing Under the Series 2002-KEY2 Pooling and Servicing Agreement -- Inspections; Collection of Operating Information" in this prospectus supplement.

         Each file or report that comprises the CMSA Investor Reporting Package will be substantially in the form of, and contain the information called for in, the downloadable form of that file or report available as of the date of the initial issuance of the series 2002-KEY2 certificates on the CMSA website, currently located at www.cmbs.org, or in such other form for the presentation of that information as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally and, insofar as that other form of presentation contemplates additional information, is reasonably acceptable to the parties to the series 2002-KEY2 pooling and servicing agreement.

         The master servicer under the series 2002-CP3 pooling and servicing agreement will deliver similar CMSA reports to the series 2002-KEY2 master servicer that pertain to the Westfarms Mall Mortgage Loan. The timing of that delivery may require the series 2002-KEY2 master servicer to supplement information with respect to the Westfarms Mall Mortgage Loan as it is received.

         During any period that reports are required to be filed with the SEC with respect to the trust in accordance with Section 15(d) of the Securities and Exchange Act of 1934, as amended, each recipient of a payment date statement or any file or report comprising the CMSA Investor Reporting Package referred to in the first paragraph of this " -- Certificateholder Reports" section shall be deemed to have agreed to keep confidential the information therein until such payment date statement is filed with the SEC.

         Book-Entry Certificates. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a registered certificateholder, provided that you deliver a written certification to the trustee confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee and the series 2002-KEY2 certificate registrar are required to recognize as certificateholders only those persons in whose names the series 2002-KEY2 certificates are registered on the books and records of the certificate registrar.

         Information Available Electronically. The trustee will make available each month, to any holder or, subject to the discussion under " -- Reports to Certificateholders; Available Information -- Book-Entry Certificates" above, beneficial owner of offered certificates, the monthly payment date statement, the CMSA bond level file, the CMSA collateral summary file and select other reports comprising the CMSA Investor Reporting Package via the trustee's internet website, which is currently located at "http://www.ctslink.com/cmbs".

         The master servicer also may make some or all of the reports constituting the CMSA Investor Reporting Package available via its internet website.

         Neither the trustee nor the master servicer will make any representations or warranties as to the accuracy or completeness of, and each may attach a reasonable and customary disclaimer to any information made available by it.

         The trustee and the master servicer each may require registration and the acceptance of a disclaimer and an agreement of confidentiality in connection with providing access to its electronic bulletin board and/or internet website. Neither the trustee nor the master servicer will be liable for the dissemination of information made in accordance with the series 2002-KEY2 pooling and servicing agreement.

         Other Information. The series 2002-KEY2 pooling and servicing agreement will obligate the trustee to make available at its offices, upon reasonable prior written request and during normal business hours, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificate, originals or copies of, among other things, the following items:

         - the series 2002-KEY2 pooling and servicing agreement, including exhibits, and any amendments to the series 2002-KEY2 pooling and servicing agreement;

         - all monthly reports of the trustee delivered, or otherwise electronically made available, to series 2002-KEY2 certificateholders since the date of initial issuance of the offered certificates;

         - all officer's certificates delivered to the trustee by the master servicer and/or the special servicer since the date of initial issuance of the certificates, as described under "Servicing Under the Series 2002-KEY2 Pooling and Servicing Agreement -- Evidence as to Compliance" in this prospectus supplement;

         - all accountant's reports delivered to the trustee with respect to the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "Servicing Under the Series 2002-KEY2 Pooling and Servicing Agreement -- Evidence as to Compliance" in this prospectus supplement; and

         - the mortgage files, including all documents, such as modifications, waivers and amendments of the pooled mortgage loans (other than the Westfarms Mall Mortgage Loan), that are to be added to the mortgage files from time to time.

Copies of any and all of the foregoing items will be available from the trustee upon request. However, the trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies, unless the party requesting such copies is any of the rating agencies.

         The series 2002-KEY2 pooling and servicing agreement will also obligate the master servicer to make available at its offices, upon reasonable written request and during normal business hours, for review by any holder or beneficial owner of an offered certificate or any person identified to the master servicer as a prospective transferee of an offered certificate or any interest in an offered certificate, originals or copies of, among other things, the following items:

         - the most recent inspection report with respect to each mortgaged real property for a pooled mortgage loan prepared by the master servicer or the special servicer as described under "Servicing Under the Series 2002-KEY2 Pooling and Servicing Agreement -- Inspections; Collection of Operating Information" in this prospectus supplement or, in the case of the Westfarms Mall Property, otherwise received by the master servicer;

         - the most recent quarterly and annual operating statement and rent roll for each mortgaged real property for a pooled mortgage loan and financial statements of the related borrower collected or otherwise received by the master servicer or the special servicer as described under "Servicing Under the Series 2002-KEY2 Pooling and Servicing Agreement -- Inspections; Collection of Operating Information" in this prospectus supplement; and

         - all of the servicing files in the master servicer's possession with respect to the pooled mortgage loans (exclusive of any items therein that may not be disclosed by reason of contract or applicable law).

Copies of any and all of the foregoing items will be available from the master servicer upon request. However, the master servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies, unless the party requesting such copies is any of the rating agencies or, under certain circumstances, the series 2002-KEY2 controlling class representative.

         In connection with providing access to or copies of the items described above, the trustee or the master servicer, as applicable, may require:

         - in the case of a holder of an offered certificate or a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in the form attached to the series 2002-KEY2 pooling and servicing agreement or otherwise reasonably acceptable to the trustee or the master servicer, as applicable, generally to the effect that the person or entity is a holder or beneficial owner of offered certificates and will keep the information confidential; and

         - in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in the form attached to the series 2002-KEY2 pooling and servicing agreement or otherwise reasonably acceptable to the trustee or the master servicer, as applicable, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.

VOTING RIGHTS

         The voting rights for the series 2002-KEY2 certificates will be allocated as follows:

         - 98.0% of the voting rights will be allocated to the class A-1, A-2, A-3, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S, T and U certificates in proportion to the respective total principal balances of those classes;

         - 2.0% of the voting rights will be allocated to the class X-1 and X-2 certificates in proportion to the respective total notional amounts of those classes; and

         - 0.0% of the voting rights will be allocated to the class R and Y certificates.

         Voting rights allocated to a class of series 2002-KEY2 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

TERMINATION

         The obligations created by the series 2002-KEY2 pooling and servicing agreement will terminate following the earliest of --

                  1. the final payment or advance on, or other liquidation of, the last mortgage loan or related REO Property remaining in the trust fund,

                  2. the purchase of all of the mortgage loans and REO Properties remaining in the trust fund by any single certificateholder or group of certificateholders of the series 2002-KEY2 controlling class, the master servicer or the special servicer, in that order of preference, and

                  3. the exchange by any single holder, or any collective group of holders, of all the series 2002-KEY2 certificates, for all the mortgage loans and each REO Property remaining in the trust fund.

         Written notice of termination of the series 2002-KEY2 pooling and servicing agreement will be given to each series 2002-KEY2 certificateholder. The final payment with respect to each series 2002-KEY2 certificate will be made only upon surrender and cancellation of that certificate at the office of the series 2002-KEY2 certificate registrar or at any other location specified in the notice of termination.

         Any purchase by the master servicer, the special servicer or any single holder or group of holders of the series 2002-KEY2 controlling class of all the mortgage loans and REO Properties remaining in the trust fund is required to be made at a price equal to:

         -        the sum of --

                  1. the total Stated Principal Balance of all the mortgage loans then included in the trust fund, other than any mortgage loans as to which the mortgaged real properties have become REO Properties, together with --

                           (a) all unpaid and unadvanced interest, other than Default Interest and Post-ARD Additional Interest, on those mortgage loans up to, but not including their respective due dates in the related collection period, and

                           (b) all unreimbursed advances for those mortgage loans, together with any interest on those advances owing to the parties that made them, and

                  2. the appraised value of all REO Properties then included in the trust fund, as determined by an appraiser mutually agreed upon by the master servicer, the special servicer and the trustee; minus

         - solely in the case of a purchase by the master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser under the series 2002-KEY2 pooling and servicing agreement.

That purchase will result in early retirement of the then outstanding series 2002-KEY2 certificates. However, the right of the master servicer, the special servicer or any single holder or group of holders of the series 2002-KEY2 controlling class to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool be less than 1.0% of the initial mortgage pool balance. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2002-KEY2 certificateholders, will constitute part of the Standard Available P&I Funds for the final payment date. Any person or entity making the purchase will be responsible for reimbursing the parties to the series 2002-KEY2 pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

         Any exchange by any single holder, or any collective group of holders, of all of the then outstanding series 2002-KEY2 certificates for all of the mortgage loans and each REO Property remaining in the trust fund may be made by giving written notice to each of the parties to the series 2002-KEY2 pooling and servicing agreement no later than 60 days prior to the anticipated date of exchange. In the event that any single holder, or any collective group of holders, of all the series 2002-KEY2 certificates elects to exchange those certificates for all of the mortgage loans and each REO Property remaining in the trust fund, that holder or those holders, as the case may be, no later than the business day immediately preceding the payment date on which the final payment on the series 2002-KEY2 certificates is to occur, must deposit in the master servicer's collection account immediately available funds in an amount equal to all amounts then due and owing to the master servicer, the special servicer, the trustee and their respective agents under the series 2002-KEY2 pooling and servicing agreement.

         Notwithstanding the foregoing, the Westfarms Mall Mortgage Loan may be acquired as described above only by certain large institutions meeting the criteria set forth in the Westfarms Intercreditor Agreements.

THE TRUSTEE

         Wells Fargo will act as initial trustee under the series 2002-KEY2 pooling and servicing agreement. Wells Fargo is a direct, wholly-owned subsidiary of Wells Fargo & Company. It is a national banking association originally chartered in 1872 and is engaged in a wide range of activities typical of a national bank. Wells Fargo maintains an office (a) for certificate transfer purposes, at Wells Fargo Center, Sixth and Marquette, Minneapolis, Minnesota 55479-0113 and (b) for all other purposes, at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Client Manager - SBMSVII 2002 - KEY2. In addition, Wells Fargo maintains a CMBS customer service help desk at (301) 815-6600.

         The trustee is at all times required to be a corporation, bank, trust company or association organized and doing business under the laws of the U.S. or any State of the U.S. or the District of Columbia. In addition, the trustee must at all times --

         -        be authorized under those laws to exercise trust powers,

         - have a combined capital and surplus of at least $50,000,000, and

         - be subject to supervision or examination by federal or state authority.

If the subject corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of that corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

         We, the master servicer, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series 2002-KEY2 certificates in its own name. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the master servicer and the trustee acting jointly will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee shall be incompetent or unqualified to perform various acts, singly upon the separate trustee or co-trustee who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

         The trustee will be entitled to a monthly fee for its services. With respect to each and every pooled mortgage loan, including each specially serviced mortgage loan, each mortgage loan as to which the related mortgaged real property has become an REO Property and each mortgage loan that has been defeased, that fee will accrue on the same interest accrual basis as the related mortgage loan at a specified rate per annum on the Stated Principal Balance of the related mortgage loan outstanding from time to time. The trustee fee is payable out of general collections on the mortgage loans and any REO Properties in the trust fund. The trustee will also be permitted to retain investment income earned on amounts on deposit in the payment account and the interest reserve account.

         See also "Description of the Governing Documents -- The Trustee", " -- Duties of the Trustee", " -- Matters Regarding the Trustee" and " -- Resignation and Removal of the Trustee" in the accompanying prospectus.


                        YIELD AND MATURITY CONSIDERATIONS


YIELD CONSIDERATIONS

         General.  The yield on any offered certificate will depend on:

         - the price at which the certificate is purchased by an investor, and

         -        the rate, timing and amount of payments on the certificate.

         The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things,

         -        the pass-through rate for the certificate,

         - the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied in reduction of the principal balance of the certificate,

         - the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance of the certificate, and

         - the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate.

         Pass-Through Rates. The pass-through rates for the class , , , , , , , , and certificates are, in each case, fixed.

         The pass-through rates applicable to the class , , , , , , , , and certificates will be variable and, in each case, will equal, be calculated based on or be limited by, as applicable, the Weighted Average Pool Pass-Through Rate from time to time. Accordingly, the yield on the class , , , , , , , , and certificates will be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of underlying mortgage loans following default.

         See "Description of the Offered Certificates -- Payments -- Calculation of Pass-Through Rates" and "Description of the Mortgage Pool" in this prospectus supplement and " -- Rate and Timing of Principal Payments" below.

         Rate and Timing of Principal Payments. The yield to maturity on offered certificates purchased at a discount or a premium will be affected by the rate and timing of principal payments made in reduction of the principal balances of those certificates. In turn, the rate and timing of principal payments that are paid in reduction of the principal balance of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of underlying mortgage loans from the trust.

         Prepayments and other early liquidations of the underlying mortgage loans, including as a result of the purchase of any mortgage loan out of the trust as described under "Description of the Mortgage Pool -- Cures and Repurchases" and "Description of the Offered Certificates -- Termination" in this prospectus supplement, will result in payments on the offered certificates of amounts that would otherwise be paid over the remaining terms of the underlying mortgage loans. This will tend to shorten the weighted average lives of the offered certificates. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on those mortgage loans and, accordingly, on the offered certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See "Servicing Under the Series 2002-KEY2 Pooling and Servicing Agreement -- Modifications, Waivers, Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan, to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property. Also, a borrower may have little incentive to repay its ARD Loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan in the trust fund will be paid in full on its anticipated repayment date.

         The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the underlying mortgage loans are in turn paid in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. Conversely, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

         Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

         Even if they are collected and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the underlying mortgage loans.

         Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect --

         -        the amount of payments on your offered certificates,

         -        the yield to maturity of your offered certificates,

         - the rate of principal payments on your offered certificates, and

         -        the weighted average life of your offered certificates.

         Delinquencies on the underlying mortgage loans, unless covered by monthly debt service advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month.

         If --

         - you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

         - the additional losses result in a reduction of the total payments on or the total principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

         The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the total principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

         Even if losses on the underlying mortgage loans do not result in a reduction of the total payments on or the total principal balance of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and yield to maturity of, your offered certificates.

         Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans in the trust fund:

         -        prevailing interest rates;

         -        the terms of the mortgage loans, including --

                  1. provisions that require the payment of prepayment premiums and yield maintenance charges,

                  2. provisions that impose prepayment lock-out periods, and

                  3.       amortization terms that result in balloon payments;

         - the demographics and relative economic vitality of the areas in which the mortgaged real properties are located;

         - the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged real properties in the areas in which those properties are located;

         -        the quality of management of the mortgaged real properties;

         -        the servicing of the mortgage loans;

         -        possible changes in tax laws; and

         -        other opportunities for investment.

         See "Risk Factors -- Risks Related to the Underlying Mortgage Loans", "Description of the Mortgage Pool" and "Servicing Under the Series 2002-KEY2 Pooling and Servicing Agreement" in this prospectus supplement and "Description of the Governing Documents" and "Yield and Maturity Considerations -- Yield and Prepayment Considerations" in the accompanying prospectus.

         The rate of prepayment on the mortgage loans in the trust fund is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, there can be no assurance that any ARD Loan in the trust fund will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

         Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties prior to the exhaustion of tax depreciation benefits.

         A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

         We make no representation or warranty regarding:

         - the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

         -        the relative importance of those factors;

         - the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

         - the overall rate of prepayment or default on the underlying mortgage loans.

         Unpaid Interest. If the portion of the Standard Available P&I Funds payable with respect to interest on any class of offered certificates on any payment date is less than the total amount of interest then payable for the class, the shortfall will be payable to the holders of those certificates on subsequent payment dates, subject to the Standard Available P&I Funds on those subsequent payment dates and the priority of payments described under "Description of the Offered Certificates -- Payments -- Priority of Payments" in this prospectus supplement. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

         Delay in Payments. Because monthly payments will not be made on the offered certificates until several days after the due dates for the underlying mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

WEIGHTED AVERAGE LIVES OF THE OFFERED CERTIFICATES

         The tables set forth on Annex B to this prospectus supplement --

         - indicate the respective weighted average lives of the various classes of the offered certificates, and

         - set forth the percentages of the respective initial total principal balances of the various classes of the offered certificates that would be outstanding after the payment dates in each of the calendar months shown.

         Those tables were prepared based on the Maturity Assumptions and the indicated prepayment scenarios.

         For purposes of this prospectus supplement, weighted average life refers to the average amount of time that will elapse from the date of issuance of a security until each dollar of principal of the security will be repaid to the investor, assuming no losses. For purposes of this "Yield and Maturity Considerations" section and Annex B, the weighted average life of any offered certificate is determined by:

                  1. multiplying the amount of each principal payment on the certificate by the number of years from the assumed settlement date, which is part of the Maturity Assumptions, to the related payment date;

                  2.       summing the results; and

                  3. dividing the result by the sum of the scheduled principal payments for the certificate.

         The weighted average life of any offered certificate will be influenced by, among other things, the rate at which the principal of the pooled mortgage loans is paid, which may be in the form of scheduled amortization, balloon payments, prepayments, liquidation proceeds, condemnation proceeds or insurance proceeds. The weighted average life of any offered certificate may also be affected to the extent that additional payments in reduction of the principal balance of that certificate occur as a result of the purchase of a pooled mortgage loan from the trust or the optional termination of the trust. The purchase of a pooled mortgage loan from the trust will have the same effect on payments to the offered certificateholders as if the pooled mortgage loan had prepaid in full, except that no prepayment fee is collectable on the pooled mortgage loans.

         The actual characteristics and performance of the pooled mortgage loans will differ from the assumptions used in calculating the tables on Annex B. Those tables are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under the assumed prepayment scenarios. Any difference between the assumptions used in calculating the tables on Annex B and the actual characteristics and performance of the pooled mortgage loans, or actual prepayment or loss experience, will affect the percentages of initial total principal balances outstanding over time and the weighted average lives of the respective classes of the offered certificates. It is highly unlikely that the pooled mortgage loans will prepay in accordance with the Maturity Assumptions at any of the specified CPRs until maturity or that all the pooled mortgage loans will so prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the pooled mortgage loans that prepay may increase or decrease the percentages of initial principal balances and weighted average lives shown in the tables. Variations may occur even if the average prepayment experience of the pooled mortgage loans were to conform to the assumptions and be equal to any of the specified CPRs. You must make your own decisions as to the appropriate prepayment, liquidation and loss assumptions to be used in deciding whether to purchase any offered certificate.

         We make no representation that --

         - the mortgage loans in the trust fund will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the CPRs shown or at any other particular prepayment rate,

         - all the mortgage loans in the trust fund will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate,

         - mortgage loans in the trust fund that are in a lockout period, a yield maintenance period or declining premium period will not prepay as a result of involuntary liquidations upon default or otherwise, or

         - mortgage loans in the trust fund will not experience defaults and losses.

USE OF PROCEEDS

         Substantially all of the proceeds from the sale of the offered certificates will be used by us to purchase the mortgage loans that we will include in the trust fund and to pay those expenses incurred in connection with the issuance of the series 2002-KEY2 certificates.


                         FEDERAL INCOME TAX CONSEQUENCES


GENERAL

         Upon the initial issuance of the offered certificates, our counsel, Sidley Austin Brown & Wood LLP, will deliver its opinion generally to the effect that, assuming compliance with the series 2002-KEY2 pooling and servicing agreement, and subject to any other assumptions set forth in the opinion, REMIC I, REMIC II and REMIC III and the four individual loan REMICs, respectively, will each qualify as a REMIC under the Internal Revenue Code.

         The assets of REMIC I will generally include --

         -        the pooled mortgage loans,

         -        any REO Properties acquired as part of the trust fund,

         - the trust's interest in any REO Property acquired with respect to the Westfarms Mall Mortgage Loan,

         -        the master servicer's collection account,

         -        the special servicer's REO account, and

         -        the trustee's payment account and interest reserve account.

However, REMIC I will exclude any collections of Post-ARD Additional Interest on any ARD Loan. In addition, each of four mortgage loans constitutes the sole asset of a separate REMIC and the regular interest in each of those loan REMICs will be an asset of REMIC I instead of that mortgage loan or any related REO Property.

For federal income tax purposes,

         - the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

         - the separate non-certificated regular interests in REMIC II will be the regular interests in REMIC II and will be the assets of REMIC III,

         -        the class A-1, A-2, A-3, X-1, X-2, B, C, D, E, F, G, H, J, K,
                  L, M, N, P, Q, S, T and U certificates will evidence the regular interests in, and will generally be treated as debt obligations of, REMIC III,

         - the class R certificates will evidence the sole class of residual interests in each of REMIC I, REMIC II, REMIC III and the four individual loan REMICs, and

         - the class Y certificates will evidence 100% of the beneficial ownership of the grantor trust consisting of any Post-ARD Additional Interest collected on any ARD Loan.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

         For federal income tax reporting purposes, the class and certificates will, and the other offered certificates will not, be issued with more than a de minimis amount of original issue discount.

         The IRS has issued regulations under Sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. You should be aware, however, that those regulations and Section 1272(a)(6) of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

         If the method for computing original issue discount described in the accompanying prospectus results in a negative amount for any period with respect to any holder of offered certificates, the amount of original issue discount allocable to that period would be zero. The holder would be permitted to offset the negative amount only against future original issue discount, if any, attributable to his or her offered certificates.

         Some classes of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of these classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax

Consequences -- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Premium" in the accompanying prospectus.

         When determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax reporting purposes, the prepayment assumption used will be that, subsequent to the date of any determination:

         - any ARD Loan in the trust fund will be paid in full on its anticipated repayment date,

         - no mortgage loan in the trust fund will otherwise be prepaid prior to maturity,

         - there will be no extension of maturity for any mortgage loan in the trust fund, and

         - no mortgage loan is purchased out of or otherwise removed from the trust for any reason.

However, no representation is made as to the actual rate at which the pooled mortgage loans will prepay, if at all. See "Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Regular Certificates" in the accompanying prospectus.

         Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on the offered certificates as and to the extent described in this prospectus supplement. It is not entirely clear under the Internal Revenue Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the trustee will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the master servicer's actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the offered certificates and that taxable income be reported based on the projected constant yield to maturity of the offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

         Except to the extent noted below, the offered certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

         Most of the mortgage loans to be included in the trust fund are not secured by real estate used for residential or other purposes prescribed in
Section 7701(a)(19)(C) of the Internal Revenue Code. Consequently, the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under Section 7701(a)(19)(C) of the Internal Revenue Code. The offered certificates will be treated as --

         - "qualified mortgages" for another REMIC under Section 860G(a)(3)(C) of the Internal Revenue Code, and

         - "permitted assets" for a "financial asset securitization investment trust" under Section 860L(c) of the Internal Revenue Code.

         To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate. Therefore:

         - a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code;

         - a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue Code; and

         - the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

         In addition, most of the mortgage loans that we intend to include in the trust fund contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of government securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the mortgage loan to remain a qualified mortgage, the Treasury regulations require that --

         - the borrower pledges substitute collateral that consist solely of certain government securities;

         -        the mortgage loan documents allow that substitution;

         - the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

         - the release is not within two years of the startup day of the REMIC.

         Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of Sections 7701(a)(19)(C), 856(c)(5)(B) and 856(c)(3)(B), respectively of the Internal Revenue Code.

         See "Description of the Mortgage Pool" in this prospectus supplement and "Federal Income Tax Consequences -- REMICs -- Characterization of Investments in REMIC Certificates" in the accompanying prospectus.

         For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax Consequences -- REMICs" in the accompanying prospectus.


                              ERISA CONSIDERATIONS


GENERAL

         If you are --

         (1)      a fiduciary of a Plan, or

         (2)      any other person investing "plan assets" of any Plan,

you should carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a "prohibited transaction" or would otherwise be impermissible under ERISA or Section 4975 of the Internal Revenue Code. See "ERISA Considerations" in the accompanying prospectus.

         If a Plan acquires an offered certificate, the assets of the trust will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply.

         See "ERISA Considerations -- Plan Asset Regulations" in the accompanying prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors", which include Plans, as well as employee benefit plans not subject to ERISA, such as governmental plans, but this exception is tested immediately after each acquisition of a series 2002-KEY2 certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the series 2002-KEY2 certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the series 2002-KEY2 certificates.

         If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Internal Revenue Code will not apply to transactions involving the trust's underlying assets. However, if the trust is a Party in Interest with respect to the Plan, the acquisition or holding of the offered certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

THE UNDERWRITER EXEMPTION

         The U.S. Department of Labor issued an individual prohibited transaction exemption to a predecessor of Salomon Smith Barney Inc, which exemption is identified as Prohibited Transaction Exemption 91-23. Subject to the satisfaction of certain conditions set forth in the Underwriter Exemption, it generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under Sections 4975(a) and (b) of the Internal Revenue Code, specified transactions relating to, among other things --

         - the servicing and operation of pools of real estate loans, such as the mortgage pool, and

         - the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an Exemption-Favored Party.

         The Underwriter Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under that exemption. The conditions are as follows:

         - first, the acquisition of the offered certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

         - second, at the time of its acquisition by the Plan, the offered certificate must be rated in one of the four highest generic rating categories by Moody's, S&P or Fitch;

         - third, the trustee cannot be an affiliate of any other member of the Restricted Group;

         -        fourth, the following must be true --

                  1. the sum of all payments made to and retained by Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the relevant class of offered certificates,

                  2. the sum of all payments made to and retained by us in connection with the assignment of the underlying mortgage loans to the trust must represent not more than the fair market value of the obligations, and

                  3. the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the series 2002-KEY2 pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith; and

         - fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

         It is a condition of their issuance that each class of the offered certificates be rated at least investment grade by S&P and Moody's. In addition, the initial trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the date of initial issuance of the offered certificates, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating the purchase of an offered certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the offered certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

         The Underwriter Exemption also requires that the trust meet the following requirements:

         - the trust assets must consist solely of assets of the type that have been included in other investment pools;

         - certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of Moody's, S&P or Fitch for at least one year prior to the Plan's acquisition of an offered certificate; and

         - certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

         We believe that these requirements have been satisfied as of the date of this prospectus supplement.

         If the general conditions of the Underwriter Exemption are satisfied, the Underwriter Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by Sections 4975(a) and (b) of the Internal Revenue Code by reason of Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, in connection with --

         - the direct or indirect sale, exchange or transfer of an offered certificate acquired by a Plan upon initial issuance from us or an Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, the master servicer, the special servicer, any party with servicing responsibilities with respect to the Westfarms Mall Mortgage Loan or any sub-servicer, provider of credit support, Exemption-Favored Party or borrower is, a Party in Interest with respect to the investing Plan,

         - the direct or indirect acquisition or disposition in the secondary market of an offered certificate by a Plan, and

         -        the continued holding of an offered certificate by a Plan.

         However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of a Plan sponsored by any member of the Restricted Group, if such acquisition or holding is by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

         Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the Underwriter Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by
Section 4975(c)(1)(E) of the Internal Revenue Code in connection with:

         - the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is --

                  1. a borrower with respect to 5.0% or less of the fair market value of the underlying mortgage loans, or

                  2.       an affiliate of that borrower;

         - the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan; and

         -        the continued holding of offered certificates by a Plan.

         Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in that exemption, are satisfied, the Underwriter Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the

Internal Revenue Code by reason of Section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the trust assets.

         Lastly, if the general conditions of the Underwriter Exemption are satisfied, the Underwriter Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Internal Revenue Code, by reason of Sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of --

         -        providing services to the Plan, or

         -        having a specified relationship to this person,

solely as a result of the Plan's ownership of offered certificates.

         Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Underwriter Exemption and the other requirements set forth in the Underwriter Exemption would be satisfied at the time of the purchase.

EXEMPT PLANS

         A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA or Section 4975 of the Internal Revenue Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

FURTHER WARNINGS

         Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the investment.

         The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that --

         - the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

         - the investment is appropriate for Plans generally or for any particular Plan.


                                LEGAL INVESTMENT


         The offered certificates will not be mortgage related securities for purposes of SMMEA. As a result, the appropriate characterization of the offered certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, is subject to significant interpretive uncertainties.

         Neither we nor any of the underwriters makes any representation as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates --

         -        are legal investments for them, or

         -        are subject to investment, capital or other restrictions.

         In addition, you should take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to --

         -        prudent investor provisions,

         -        percentage-of-assets limits, and

         - provisions which may restrict or prohibit investment in securities which are not interest bearing or income paying.

There may be other restrictions on the ability of investors, including depository institutions, either to purchase offered certificates or to purchase offered certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates are legal investments for the investors.

         See "Legal Investment" in the accompanying prospectus.


                             METHOD OF DISTRIBUTION


         Subject to the terms and conditions of an underwriting agreement dated September , 2002, between us and the underwriters, the underwriters will purchase from us, upon initial issuance, their respective allotments, as specified below, of the offered certificates (in each case expressed as a percentage of the total principal balance of the respective classes of the offered certificates). It is expected that delivery of the offered certificates will be made to the underwriters in book-entry form through the same day funds settlement system of DTC on or about September 24 2002, against payment therefor in immediately available funds. Proceeds to us from the sale of the offered certificates, before deducting expenses payable by us, will be approximately % of the initial total principal balance of the offered certificates, plus accrued interest on all the offered certificates from September 1, 2002.

                                    CLASS      CLASS     CLASS
          UNDERWRITER                A-1         A-2       A-3     CLASS B   CLASS C   CLASS D    CLASS E   CLASS F    CLASS G
          -----------                ---         ---       ---     -------   -------   -------    -------   -------    -------
Salomon Smith Barney Inc.......         %          %         %          %         %          %         %          %         %
Credit Suisse First Boston                                                                                        %         %
   Corporation.................         %          %         %          %         %          %         %
McDonald Investments Inc.......         %          %         %          %         %          %         %          %         %
Merrill Lynch, Pierce, Fenner
   & Smith Incorporated........         %          %         %          %         %          %         %          %         %
                                    ---        ---       ---        ---       ---        ---       ---        ---       ---
Total..........................     100%       100%      100%       100%      100%       100%      100%       100%      100%
                                    ===        ===       ===        ===       ===        ===       ===        ===       ===

         With respect to this offering --

         - Salomon Smith Barney Inc., one of our affiliates, will act as lead manager and sole bookrunner, and

         - Credit Suisse First Boston Corporation, McDonald Investments Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated will act as co-managers.

         Distribution of the offered certificates will be made by the underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. In the case of each underwriter, any profit on the resale of the offered certificates positioned by it may be deemed to be underwriting discounts and commissions under the Securities Act.

         The underwriters may sell the offered certificates to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. Depending on the facts and circumstances of the purchases, purchasers of the offered certificates, including dealers, may be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. Accordingly, any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale of those certificates.

         Each underwriter has advised us that it presently intends to make a market in the offered certificates, but it has no obligation to do so. Any market making may be discontinued at any time, and there can be no assurance that an active public market for the offered certificates will develop.

         We have agreed to indemnify each underwriter and each person, if any, who controls that underwriter within the meaning of Section 15 of the Securities Act against, or make contributions to the underwriters and each of those controlling persons with respect to, various liabilities, including specific liabilities under the Securities Act. Each of the mortgage loan sellers has agreed to indemnify us, our officers and directors, the underwriters, and each person, if any, who controls us or any underwriter within the meaning of Section 15 of the Securities Act, with respect to liabilities, including specific liabilities under the Securities Act, relating to the mortgage loans being sold by the particular mortgage loan seller for inclusion in the trust fund.

         The underwriters may engage in transactions that maintain or otherwise affect the price of the offered certificates, including short-covering transactions in such offered certificates, and the imposition of a penalty bid, in connection with the offering. These activities may cause the price of the offered certificates to be higher than the price that would exist in the open market absent these activities, and these activities may be discontinued at any time.

         We expect that delivery of the offered certificates will be made against payment therefor on or about September 24, 2002, which is more than three business days following the date of pricing of the offered certificates. Under Rule 15c6-1 of the SEC under the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers of the offered certificates should take this into account on re-trade.


                                  LEGAL MATTERS


         Particular legal matters relating to the offered certificates will be passed upon for us and the underwriters by Sidley Austin Brown & Wood LLP, New York, New York.

                                     RATINGS


         It is a condition to their issuance that the respective classes of offered certificates be rated as follows by S&P and Moody's:

                               CLASS                   S&P               MOODY'S
                               -----                   ---               -------
                       Class A-1..........             AAA                 Aaa
                       Class A-2..........             AAA                 Aaa
                       Class A-3..........             AAA                 Aaa
                       Class B............             AA+                 Aa1
                       Class C............             AA                  Aa2
                       Class D............             AA-                 Aa3
                       Class E............             A+                   A1
                       Class F............              A                   A2
                       Class G............             A-                   A3

         The ratings on the offered certificates address the likelihood of --

         - the timely receipt by their holders of all payments of interest to which they are entitled on each payment date, and

         - the ultimate receipt by their holders of all payments of principal to which they are entitled on or before the rated final payment date.

         The ratings on respective classes of offered certificates take into consideration --

         -        the credit quality of the mortgage pool,

         - structural and legal aspects associated with the offered certificates, and

         - the extent to which the payment stream from the mortgage pool is adequate to make payments of interest and principal required under the offered certificates.

         The ratings on the respective classes of offered certificates do not represent any assessment of --

         - the tax attributes of the offered certificates or of the trust,

         - whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

         - the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

         -        the yield to maturity that investors may experience,

         - the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

         - whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls, and

         - whether and to what extent prepayment premiums, yield maintenance charges, Default Interest or Post-ARD Additional Interest (including any Post-ARD Additional Interest added to the principal balance of the related pooled mortgage loan) will be received.

         There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned to that class by S&P or Moody's.

         The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Rating" in the accompanying prospectus.

                                    GLOSSARY


         The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus supplement, including in any of the annexes to this prospectus supplement or on the accompanying diskette.

         "ACCEPTABLE INSURANCE DEFAULT" means, with respect to any pooled mortgage loan (other than the Westfarms Mall Mortgage Loan), a default under the related mortgage loan documents arising by reason of any failure on the part of the related borrower to maintain with respect to the related mortgaged real property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or any failure on the part of the related borrower to maintain with respect to the related mortgaged real property insurance coverage with respect to terrorist or similar acts upon terms no less favorable than those in place as of September 1, 2002, as to which default the master servicer and the special servicer may forbear taking any enforcement action provided that each of the following relevant conditions are satisfied:

         - the master servicer has determined, in its reasonable judgment, based on inquiry consistent with the Servicing Standard, that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged real property and located in or around the region in which such related mortgaged real property is located, or (b) such insurance is not available at any rate;

         - if the then outstanding principal balance of such mortgage loan is in excess of $2,500,000 (or any lesser amount that the master servicer deems appropriate), the master servicer has obtained the concurrence of the special servicer with respect to the master servicer's determination referred to in the immediately preceding bullet; and

         - if the cut-off date principal balance of such mortgage loan is in excess of $20,000,000, the special servicer has determined, in its reasonable judgment, based on information and analysis provided to it by the master servicer, that forbearance in the taking of any enforcement action with respect to the subject default clearly and convincingly is in accordance with the Servicing Standard.

In making the determination described in the third bullet of the prior sentence, the special servicer will be required to consider as the primary factor the specific terrorism insurance terms of the related mortgage loan documents.

         "ADDITIONAL REVIEW PERIOD" has the meaning given to that term under "Description of the Mortgage Pool -- Significant Mortgage Loans -- The Westfarms Mall Mortgage Loan -- Certain Rights of the Trust with Respect to the Servicing of the Westfarms Mall Loan Group" in this prospectus supplement.

         "ADDITIONAL TRUST FUND EXPENSE" means an expense of the trust that --

         - arises out of a default on a mortgage loan or an otherwise unanticipated event,

         -        is not included in the calculation of a Realized Loss, and

         - is not covered by a servicing advance or a corresponding collection from either the related borrower or a party to the series 2002-KEY2 pooling and servicing agreement that has no recourse to the trust for reimbursement.

         We provide some examples of Additional Trust Fund Expenses under "Description of the Offered Certificates -- Reductions to Certificate Principal Balances in Connection with Realized Losses and Additional Trust Expenses" in this prospectus supplement.

         "ADMINISTRATIVE FEE RATE" means, for any mortgage loan in the trust fund, the sum of the master servicing fee rate, plus the per annum rate applicable to the calculation of the trustee fee. The master servicing fee rate will include any primary servicing fee rate.

         "ALLOCATED CUT-OFF DATE BALANCE" means, with respect to any mortgaged real property, the cut-off date principal balance of the related underlying mortgage loan, multiplied by the Appraised Value of the particular mortgaged real property, with the resulting product to be divided by the sum of the Appraised Values of all mortgaged real properties securing the same underlying mortgage loan.

         "ANNUAL DEBT SERVICE" means, for any underlying mortgage loan or Related Westfarms Mall Mortgage Loan, 12 times the amount of the monthly debt service due under that mortgage loan as of the cut-off date or, in the case of a mortgage loan with an initial interest-only period, as of the date amortization is scheduled to begin.

         "APPRAISAL REDUCTION AMOUNT" means, for any mortgage loan in the trust fund (other than the Westfarms Mall Mortgage Loan) as to which an Appraisal Trigger Event has occurred, an amount that:

         -        will be determined shortly following the later of --

                  A. the date on which the relevant appraisal or other valuation is obtained or performed, as described under "Servicing Under the Series 2002-KEY2 Pooling and Servicing Agreement -- Required Appraisals" in this prospectus supplement, and

                  B. the date on which the relevant Appraisal Trigger Event occurred; and

         -        will equal the excess, if any, of "x" over "y" where --

                  X.       "x" is equal to the sum of:

                           1. the Stated Principal Balance of the mortgage loan;

                           2. to the extent not previously advanced by or on behalf of the master servicer or the trustee, all unpaid interest, other than any Default Interest and Post-ARD Additional Interest, accrued on the mortgage loan through the most recent due date prior to the date of determination;

                           3. all accrued but unpaid special servicing fees with respect to the mortgage loan;

                           4. all related unreimbursed advances made by or on behalf of the master servicer, the special servicer or the trustee with respect to the mortgage loan, together with interest on those advances; and

                           5. all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents with respect to the related mortgaged real property or REO Property, and

                  Y.       "y" is equal to the sum of:

                           1.       the excess, if any, of --

                                    (a)      90% of the resulting appraised or
                                             estimated value of the related
                                             mortgaged real property or REO
                                             Property, over

                                    (b)      the amount of any obligations
                                             secured by liens on the property
                                             that are prior to the lien of the
                                             mortgage loan;

                           2. the amount of escrow payments and reserve funds held by the master servicer or the special servicer with respect to the mortgage loan; and

                           3. the amount of any letter of credit that constitutes additional security for the mortgage loan and that may be used to reduce the principal balance of the mortgage loan.

         If, however --

         -        the appraisal or other valuation referred to above in clause
                  A. of the first bullet of this definition is not obtained or performed by the earlier of the 60th day after the Appraisal Trigger Event referred to in the first bullet of this definition and the date on which the subject mortgage loan first becomes 120 days delinquent as to any monthly debt service payment (other than any balloon payment, for which the applicable delinquency period is either (x) 150 days if the borrower continues to make the assumed monthly debt service payments and a refinancing commitment reasonably acceptable to the special servicer has been delivered or (y) 120 days otherwise), and

         -        either --

                  1. no comparable appraisal or other valuation, or update of a comparable appraisal or other valuation, had been obtained or performed during the 12-month period prior to that Appraisal Trigger Event, or

                  2. there has been a material change in the circumstances surrounding the related mortgaged real property or REO Property subsequent to any earlier appraisal or other valuation, or any earlier update of an appraisal or other valuation, that, in the special servicer's judgment, would materially affect the value of the property, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of that mortgage loan. After receipt of the required appraisal or other valuation, the special servicer will determine the Appraisal Reduction Amount, if any, for the subject mortgage loan as described in the first sentence of this definition.

         Any Appraisal Reduction Amount with respect to any cross-collateralized mortgage loan in the trust fund will be calculated without regard to the subject cross-collateralization.

         Notwithstanding anything herein to the contrary, any Appraisal Reduction Amount with respect to the Westfarms Mall Mortgage Loan will be determined by the series 2002-CP3 special servicer in accordance with the series 2002-CP3 pooling and servicing agreement and its calculation may differ from that described above.

         "APPRAISAL TRIGGER EVENT" means, with respect to any mortgage loan in the trust fund (other than the Westfarms Mall Mortgage Loan), any of the following events:

         - the mortgage loan has been the subject of a Servicing Transfer Event and has been modified by the special servicer (other than as a result of the extension of the maturity date for less than six months) in a manner that --

                  1. materially affects the amount or timing of any payment of principal or interest due on it, other than, or in addition to, bringing monthly debt service payments current with respect to the mortgage loan,

                  2. except as expressly contemplated by the related loan documents, results in a release of the lien of the related mortgage instrument on any material portion of the related mortgaged real property without a corresponding principal prepayment in an amount, or the delivery of substitute real property collateral with a fair market value, that is not less than the fair market value of the property to be released, or

                  3. in the judgment of the special servicer, otherwise materially impairs the security for the mortgage loan or reduces the likelihood of timely payment of amounts due on the mortgage loan;

         - the related borrower fails to make any monthly debt service payment with respect to the mortgage loan and the failure continues for 60 days (or, in the case of a delinquent balloon payment for any pooled mortgage loan, the failure continues either for 90 days or, if the borrower has delivered a refinancing commitment reasonably acceptable to the special servicer and is continuing to make the assumed monthly debt service payment for the mortgage loan, for such longer period, not to exceed 150 days beyond the date on which that balloon payment was due, during which the refinancing would occur);

         - any other material payment due under the related loan documents remains unpaid for 60 days past the date on which that payment was first required to be made;

         - a receiver is appointed and continues in that capacity with respect to the mortgaged real property securing the mortgage loan for 60 days;

         - the related borrower becomes the subject of bankruptcy, insolvency or similar proceedings and those proceedings remain undismissed and undischarged for 60 days; or

         - the mortgaged real property securing the mortgage loan becomes an REO Property.

         An "Appraisal Trigger Event" (or the equivalent) with respect to the Westfarms Mall Mortgage Loan is defined under the series 2002-CP3 pooling and servicing agreement and the relevant events may differ from those specified above.

         "APPRAISAL VALUE" or "APPRAISED VALUE" means, for any mortgaged real property securing a pooled mortgage loan (other than the Westfarms Mall Mortgage
Loan) the independent appraiser's estimate of value of the leased fee estate or, where applicable, the leasehold estate, as stated in the appraisal with a valuation date as specified on Annex A-1.

         "ARCAP" means ARCap Special Servicing, Inc.

         "ARD LOAN" means any mortgage loan in the trust fund having the characteristics described in the first paragraph under "Description of the Mortgage Pool -- Terms and Conditions of the Underlying Mortgage Loans -- ARD Loans" in this prospectus supplement.

         "ASSET STATUS REPORT" means the report designated as such, and described under, "Servicing Under the Series 2002-KEY2 Pooling and Servicing Agreement -- The Series 2002-KEY2 Controlling Class Representative -- Rights and Powers of the Series 2002-KEY2 Controlling Class Representative" in this prospectus supplement.

         "AVENTINE APARTMENTS MORTGAGE LOAN" means the pooled mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as The Aventine Apartments.

         "BROOKFIELD" means Brookfield Properties Corporation.

         "CBL PORTFOLIO" means, collectively, the Regency Mall Mortgage Loan, the Jefferson Mall Mortgage Loan and the Westgate Mall Mortgage Loan.

         "CMSA" means the Commercial Mortgage Securities Association, or any association or organization that is a successor thereto.

         "CMSA INVESTOR REPORTING PACKAGE" means, collectively:

         -        the following six electronic files --

                  1.       CMSA loan set-up file,

                  2.       CMSA loan periodic update file,

                  3.       CMSA property file,

                  4.       CMSA bond level file,

                  5.       CMSA financial file, and

                  6.       CMSA collateral summary file; and

         -        the following eight supplemental reports --

                  1.       CMSA delinquent loan status report,

                  2.       CMSA historical loan modification report,

                  3.       CMSA historical liquidation report,

                  4.       CMSA REO status report,

                  5.       CMSA operating statement analysis report,

                  6.       CMSA comparative financial status report,

                  7.       CMSA servicer watch list, and

                  8.       CMSA NOI adjustment worksheet.

In general, the various files and reports that make up the CMSA Investor Reporting Package will, in each case, be in the respective form available as of the date of initial issuance of the offered certificates on the CMSA website, currently located at www.cmbs.org, or in such other form for the presentation of the relevant information --

         - as may from time to time be recommended by the CMSA for commercial mortgage-backed securities transactions generally, and

         - insofar as it requires the presentation of information in addition to that called for in the form of the subject file or report available as of the date of initial issuance of the offered certificates on the CMSA website, as is reasonably acceptable to the master servicer, the special servicer or the trustee, as applicable.

         "COLUMBIA PORTFOLIO PROPERTIES" means, collectively, the three mortgaged real properties identified on Annex A-1 to this prospectus supplement as the Columbia Shopping Center, Columbia Park Mobile Home Park and Brook Park Mobile Home Park, respectively.

         "COLUMBIA PORTFOLIO MORTGAGE LOAN" means the pooled mortgage loan secured by the Columbia Portfolio Properties.

         "COLUMN" means Column Financial, Inc.

         "COMMONS AND GREENTREE PORTFOLIO APARTMENTS MORTGAGE LOAN" means the pooled mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as The Commons and Greentree Apartments.

         "COUNTRY CLUB VILLAS APARTMENTS MORTGAGE LOAN" means the pooled mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Country Club Villas Apartments.

         "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

         "CUT-OFF DATE LTV RATIO" generally means, for any underlying mortgage loan, the ratio of --

         - the cut-off date principal balance of the mortgage loan (or, in the case of the Westfarms Mall Mortgage Loan, the combined cut-off date principal balance of the Westfarms Mall Mortgage Loan and the Westfarms Mall Non-Pooled Pari Passu Mortgage
                  Loan), to

         - the Appraised Value of the related mortgaged real property or properties.

         However, in the event that an underlying mortgage loan is part of a cross-collateralized group of mortgage loans, then the Cut-off Date LTV Ratio is the ratio of --

         - the total cut-off date principal balance for all of the underlying mortgage loans in the cross-collateralized group, to

         - the total Appraised Value for all of the mortgaged real properties related to the cross-collateralized group.

         "DEFAULT INTEREST" means, for any underlying mortgage loan, any interest, other than late payment charges, prepayment premiums or yield maintenance charges, that --

         - accrues on a defaulted mortgage loan solely by reason of the subject default, and

         - is in excess of all interest at the related mortgage interest rate set forth on Annex A-1 and any Post-ARD Additional Interest accrued on the mortgage loan.

         "DEL ORO APARTMENTS MORTGAGE LOAN" means the pooled mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Del Oro Apartments.

         "DETAILED PROPERTY TYPE" means, with respect to any mortgaged real property, the general purpose or use for which it is operated, along with, when applicable, certain ancillary distinctions or characteristics. In the case of a mixed use property, the percentages included in the parenthesis next to each detailed property type are meant to be the estimated percentage of that purpose or use at the mortgaged real property, as measured by its relative contribution to the mortgaged real property's Underwritten Revenues. Each tenant space at the mortgaged real property may be comprised of only one of the uses, or may be some mixture of the two.

         "DEUTSCHE BANK" means Deutsche Bank AG.

         "DGMG" means Deutsche Grundbesitz Management GmbH.

         "ENVIRONMENTAL REPORT" means a Phase I environmental assessment, a limited scope environmental assessment, a transaction screen, or an update of any of the foregoing, prepared by a third-party consultant.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA PLAN" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of ERISA.

         "ESCROWED REPLACEMENT RESERVES CURRENT ANNUAL DEPOSIT" means, with respect to any pooled mortgage loan, the monthly dollar amount actually deposited into a replacement reserves escrow account in conjunction with the June 2002 monthly debt service payment, multiplied by 12.

         "ESCROWED REPLACEMENT RESERVES INITIAL DEPOSIT" means, with respect to any pooled mortgage loan, the dollar amount deposited into an escrow account at the time of origination, to be used for future ongoing repairs and replacements for the related mortgaged real property or properties.

         "ESCROWED TI/LC RESERVES CURRENT ANNUAL DEPOSIT" means, with respect to any pooled mortgage loan, the monthly dollar amount actually deposited into a tenant improvements and leasing commissions escrow account in conjunction with the June 2002 monthly debt service payment, multiplied by 12.

         "ESCROWED TI/LC RESERVES INITIAL DEPOSIT" means, with respect to any pooled mortgage loan, the dollar amount deposited into an escrow account at the time of origination, to be used for future tenant improvements and leasing commissions for the related mortgaged real property or properties.

         "EXCHANGE PLACE MORTGAGE LOAN" means the pooled mortgage loan secured by the Exchange Place Property.

         "EXCHANGE PLACE BORROWER" means WFP 53 State Street Co. Limited Partnership.

         "EXCHANGE PLACE PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Exchange Place.

         "EXEMPTION-FAVORED PARTY" means any of the following --

         -        Salomon Smith Barney Inc.,

         - any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Salomon Smith Barney Inc., and

         - any member of the underwriting syndicate or selling group of which a person described in either of the prior two bullets is a manager or co-manager with respect to the offered certificates.

         "EXPENSES" are the operating expenses incurred for a mortgaged real property for the specified historical operating period, as reflected in the operating statements and other information furnished by the related borrower. Those expenses generally include --

         -        salaries, wages and benefits,

         -        the costs of utilities,

         -        repairs and maintenance,

         -        marketing,

         -        insurance,

         -        management,

         -        landscaping,

         -        security, if provided at the mortgaged real property,

         -        real estate taxes,

         -        general and administrative expenses,

         -        ground lease payments, and

         -        other similar costs,

but without any deductions for debt service, depreciation, amortization, capital expenditures or reserves for any of these deductions.

         In the case of certain properties used for retail, office and/or industrial purposes, Expenses may have included leasing commissions and tenant improvements.

         "FEE MORTGAGE DEBT" has the meaning given to that term under "Description of the Mortgage Pool -- Significant Mortgage Loans -- The Exchange Place Mortgage Loan -- Fee Mortgage" in this prospectus supplement.

         "FITCH" means Fitch Ratings, Inc.

         "GAAP" means generally accepted accounting principles in the United States.

         "JEFFERSON MALL MORTGAGE LOAN" means the pooled mortgage loan secured by the Jefferson Mall Property.

         "JEFFERSON MALL PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Jefferson Mall.

         "KEYBANK" means KeyBank National Association, one of the mortgage loan sellers.

         "KRECM" means KeyCorp Real Estate Capital Markets, Inc. d/b/a Key Commercial Mortgage.

         "INITIAL REVIEW PERIOD" has the meaning given to that term under "Description of the Mortgage Pool -- Significant Mortgage Loans -- The Westfarms Mall Mortgage Loan -- Certain Rights of the Trust with Respect to the Servicing of the Westfarms Mall Loan Group" in this prospectus supplement.

         "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended.

         "IRS" means the Internal Revenue Service.

         "LOAN BALANCE AT MATURITY/ARD" means, with respect to any pooled mortgage loan or Related Westfarms Mall Mortgage Loan, the principal balance remaining after giving affect to the principal component of the monthly debt service payment made on the maturity date of the mortgage loan or, in the case of an ARD Loan, the anticipated repayment date, assuming no prior prepayments or defaults.

         "LOC" means letter of credit.

         "LUST" means leaking underground storage tank.

         "MAJOR TENANT" means either the largest, second largest or, if at least 10%, third largest tenant in occupancy at a commercial mortgaged real property, as measured by its rentable area as a percentage of the total net rentable area.

         "MALL SITE GROUND LEASE" has the meaning given to that term under "Description of the Mortgage Pool -- Significant Mortgage Loans -- The CBL Portfolio -- The Westgate Mall Mortgage Loan" in this prospectus supplement.

         "MATURITY ASSUMPTIONS" means, collectively, the following assumptions regarding the series 2002-KEY2 certificates and the underlying mortgage loans:

         - the mortgage loans have the characteristics set forth on Annex A-1 to this prospectus supplement and the initial mortgage pool balance is approximately $932,759,715;

         - the initial total principal balance or notional amount, as the case may be, of each class of series 2002-KEY2 certificates, other than the class R and Y certificates, is as described in this prospectus supplement;

         - the pass-through rate for each interest-bearing class of series 2002-KEY2 certificates is as described in this prospectus supplement;

         - there are no delinquencies or losses with respect to the mortgage loans;

         - there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the mortgage loans;

         - there are no Appraisal Reduction Amounts with respect to the mortgage loans;

         - there are no casualties or condemnations affecting the corresponding mortgaged real properties;

         - each of the mortgage loans provides for monthly debt service payments to be due on the first or eleventh day of each month and accrues interest on the respective basis described in this prospectus supplement, which is a 30/360 basis or an actual/360 basis;

         - there are no breaches of any mortgage loan seller's representations and warranties regarding the mortgage loans that are being sold by it;

         - none of the mortgage loans included in the single loan REMICs defeases on or prior to the second anniversary of the date of initial issuance of the series 2002-KEY2 certificates;

         - monthly debt service payments on the mortgage loans are timely received on the respective payment day of each month, and amortization is assumed to occur prior to prepayment;

         - no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan's prepayment lock-out period, defeasance period or prepayment consideration period, in each case if any;

         - each ARD Loan is paid in full on its anticipated repayment date;

         - except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayment;

         - all prepayments on the mortgage loans are assumed to be accompanied by a full month's interest;

         - no person or entity entitled thereto exercises its right of optional termination described in this prospectus supplement under "Description of the Offered Certificates -- Termination";

         - no mortgage loan is required to be repurchased by any mortgage loan seller;

         - no prepayment premiums or yield maintenance charges are collected;

         -        there are no Additional Trust Fund Expenses;

         - payments on the offered certificates are made on the 18th day of each month, commencing in October 2002; and

         -        the offered certificates are settled on September 24, 2002.

         "MATURITY DATE/ARD LTV RATIO" means, for any underlying mortgage loan, the ratio of --

         - the related Loan Balance at Maturity/ARD for the particular mortgage loan (or, in the case of the Westfarms Mall Mortgage Loan, the combined Loan Balance at Maturity/ARD for the Westfarms Mall Mortgage Loan and the Westfarms Mall Non-Pooled Pari Passu Mortgage Loan), to

         - the Appraised Value of the related mortgaged real property or properties.

         However, if an underlying mortgage loan is part of a cross-collateralized group of mortgage loans, then Maturity Date/ARD LTV Ratio is the ratio of --

         - the total Loan Balance at Maturity/ARD for all of the underlying mortgage loans in the cross-collateralized group, to

         - the total Appraised Value for all of the mortgaged real properties related to the cross-collateralized group.

         "MOODY'S" means Moody's Investors Service, Inc.

         "NAP" means not applicable.

         "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means, with respect to any payment date, the excess, if any, of --

         - the Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, over

         - the total payments made by the master servicer to cover those Prepayment Interest Shortfalls.

         "NET MORTGAGE RATE" means, for any pooled mortgage loan, the mortgage interest rate, minus the Administrative Fee Rate.

         "NET OPERATING INCOME" or "NOI" means, for any mortgaged real property securing a pooled mortgage loan, the net property income derived from the property, which is equal to Revenues less Expenses, for the applicable time period, that was available for debt service, as established by information provided by the related borrower, except that in some cases the net operating income has been adjusted by removing various non-recurring expenses and revenues or by other normalizations. NOI does not reflect accrual of costs such as reserves, capital expenditures, tenant improvements and leasing commissions and does not reflect non-cash items such as depreciation or amortization. In some cases, capital expenditures, tenant improvements and leasing commissions and non-recurring items may have been treated by a borrower as an expense but were excluded from Expenses to reflect normalized NOI. We have not made any attempt to verify the accuracy of any information provided by a particular borrower or to reflect changes in net operating income that may have occurred since the date of the information provided by any borrower for the related mortgaged real property. NOI was not necessarily determined in accordance with GAAP. Moreover, NOI is not a substitute for net income determined in accordance with GAAP as a measure of the results of a mortgaged real property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity. In certain cases, NOI may reflect partial-year annualizations. With respect to the Westfarms Mall Mortgage Loan, NOI will be reported to the series 2002-KEY2 master servicer by the master servicer under the Series 2002-CP3 pooling and servicing agreement.

         "NOI DEBT SERVICE COVERAGE RATIO" or "NOI DSCR" means, for any underlying mortgage loan, the ratio of --

         - the annualized NOI for the corresponding mortgaged real property or properties for the specified operating period, to

         - the Annual Debt Service for the underlying mortgage loan (or, in the case of the Westfarms Mall Mortgage Loan, the total Annual Debt Service for the Westfarms Mall Mortgage Loan and the Westfarms Mall Non-Pooled Pari Passu Mortgage Loan).

         However, if an underlying mortgage loan is part of a cross-collateralized group of mortgage loans, then NOI DSCR is the ratio of --

         - the total NOI for the specified 12-month time period for all of the mortgaged real properties related to the cross-collateralized group, to

         - the total Annual Debt Service for all of the underlying mortgage loans in the cross-collateralized group.

         "NORTHLAND PORTFOLIO MORTGAGE LOANS" means, collectively, the Country Club Villas Apartments Mortgage Loan, the Royal Crest Apartments Mortgage Loan, the Commons and Greentree Portfolio Apartments Mortgage Loan and the Del Oro Apartments Mortgage Loan.

         "NRSF", "NRS" or "SF" generally means the square footage of the net rentable area of a mortgaged real property.

         "OCCUPANCY %" or "OCCUPANCY PERCENTAGE" means, for any mortgaged real property, the percentage of leasable square footage or total Units/Pads, as the case may be, at the particular property that was physically occupied as of the "Occupancy as of Date" specified in the Annex A-1 to this prospectus supplement specified.

         "ORIGINAL AMORTIZATION TERM" means, with respect to any underlying mortgage loan, the number of months that would be required to fully amortize the mortgage loan's original principal balance assuming:

         -        the actual mortgage loan rate; and

         -        the actual monthly debt service payment.

         "ORIGINAL TERM TO MATURITY/ARD" means, with respect to any underlying mortgage loan, the total number of scheduled monthly debt service payments specified in the related promissory note, beginning with and including the first payment date of the mortgage loan through and including the stated maturity date or, in the case of an ARD Loan, the anticipated repayment date.

         "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" as defined in Section 4975 of the Internal Revenue Code.

         "PERMITTED ENCUMBRANCES" means, with respect to any mortgaged real property securing a mortgage loan in the trust fund, any and all of the following:

         - the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable,

         - covenants, conditions and restrictions, rights of way, easements and other matters that are of public record,

         - exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or marked-up commitment,

         -        other matters to which like properties are commonly subject,

         - the rights of tenants, as tenants only, under leases, including subleases, pertaining to the related mortgaged real property,

         - if the related mortgage loan is cross-collateralized with any other mortgage loan in the trust fund, the lien of the mortgage instrument for that other mortgage loan, and

         - if the related mortgaged real property is a unit in a condominium, the related condominium declaration.

         "PERMITTED INVESTMENTS" means the U.S. government securities and other investment grade obligations specified in the series 2002-KEY2 pooling and servicing agreement.

         "PLAN" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or Keogh plan, that is subject to Section 4975 of the Internal Revenue Code.

         "PLAN ASSET REGULATIONS" means the regulations issued by the United States Department of Labor concerning whether a Plan's assets will be considered to include an undivided interest in each of the underlying assets of an entity for purposes of the general fiduciary provisions of ERISA and the prohibited transaction provisions of ERISA and the Internal Revenue Code, if the Plan acquires an "equity interest" in that entity.

         "POST-ARD ADDITIONAL INTEREST" means, with respect to any ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

         "PREPAYMENT INTEREST EXCESS" means, with respect to any full or partial prepayment of a pooled mortgage loan made by the related borrower, or any early collection of principal of a pooled mortgage loan made out of insurance proceeds or condemnation proceeds, during any collection period after the due date for that loan, the amount of any interest collected on that prepayment or other early collection of principal for the period following that due date, less the amount of master servicing fees payable from that interest collection, and exclusive of any Default Interest, Post-ARD Additional Interest, prepayment premiums, yield maintenance charges and late payment charges included in that interest collection.

         "PREPAYMENT INTEREST SHORTFALL" means, with respect to any full or partial prepayment of a pooled mortgage loan made by the related borrower, or any early collection of principal of a pooled mortgage loan made out of insurance proceeds or condemnation proceeds, during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment or other early collection of principal through that due date, less the amount of master servicing fees that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have been Default Interest, Post-ARD Additional Interest, prepayment premiums, yield maintenance charges or late payment charges.

         "PREPAYMENT PROVISIONS" for each underlying mortgage loan are as follows:

         - "LO(y)" means that the original duration of the lock-out period is y payments;

         - "DEFEASANCE(y)" means that the original duration of the defeasance period is y payments;

         - "GRTRX%UPBORYM(y)" means that, for an original period of y payments, the relevant prepayment premium will equal the greater of the applicable yield maintenance charge and x% of the principal amount prepaid;

         - "FREE(y)" means that the underlying mortgage loan is freely prepayable for a period of y payments; and

         - "YM(y)" means that, for an original period of y payments, the relevant prepayment premium will equal the applicable yield maintenance charge.

         - "YMORDEFEASANCE(y)" means, for the Exchange Place Mortgage Loan, for an original period of y payments, the relevant prepayment premium will equal the applicable yield maintenance charge; however, the borrower also has the right, but not the obligation, to defease the loan during this period in lieu of prepaying the loan and paying the applicable yield maintenance charge.

         "PRESENT VALUE" means a yield maintenance premium that is equal to the excess, if any, of --

                  (1) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through, as applicable, the maturity date or anticipated repayment date, including any balloon payment or assumed prepayment on the anticipated repayment date, as applicable, determined by discounting those payments at the Yield Maintenance Interest Rate, over

                  (2)      the amount of principal being prepaid.

         "PROPERTY TYPE" means, with respect to any mortgaged real property, the general purpose or use for which it is operated.

         "REALIZED LOSSES" means losses on or with respect to the pooled mortgage loans arising from the inability of the master servicer and/or the special servicer to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property. We discuss the calculation of Realized Losses under "Description of the Offered Certificates -- Reductions to Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

         "RECOMMENDED ANNUAL REPLACEMENT RESERVES" means, for any mortgaged real property securing a pooled mortgage loan, the expected average annual amount for future ongoing repairs and replacements, without any adjustment for inflation, over a time horizon not less than the original loan term of the respective mortgage loan, as estimated in the property condition assessment.

         "REGENCY MALL MORTGAGE LOAN" means the pooled mortgage loan secured by the Regency Mall Property.

         "REGENCY MALL PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Regency Mall.

         "RELATED MORTGAGE LOAN GROUP" means a group of underlying mortgage loans that have at least one key principal or sponsor in common and that may or may not be cross-collateralized or have the same borrower.

         "RELATED UNDERLYING MORTGAGE LOANS" means any two or more underlying mortgage loans for which the related mortgaged real properties are either owned by the same entity or owned by two or more entities controlled by the same key principals.

         "RELATED WESTFARMS MALL MORTGAGE LOANS" has the meaning given to that term under "Description of the Mortgage Pool -- Significant Underlying Mortgage Loans -- The Westfarms Mall Mortgage Loan -- General" in this prospectus supplement.

         "REMAINING AMORTIZATION TERM" or "STATED REMAINING AMORTIZATION TERM" means: (a) with respect to any underlying mortgage loan that does not provide for an interest only payment as of the cut-off date, the Original Amortization Term less the Seasoning of the loan, calculated as of the cut-off date; and (b) with respect to any underlying mortgage loan that provides for an interest only payment as of the cut-off date, the Original Amortization Term.

         "REMAINING TERM TO MATURITY/ARD" means, with respect to any underlying mortgage loan, the Original Term to Maturity/ARD less the Seasoning of the loan, calculated as of the cut-off date.

         "REMIC" means a "real estate mortgage investment conduit" as defined in
Section 860D of the Internal Revenue Code.

         "REO PROPERTY" means any mortgaged real property that is acquired by (or, in the case of the Westfarms Mall Property, if applicable, on behalf of) the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding pooled mortgage loan.

         "RESTRICTED GROUP" means, collectively, the following persons and entities --

         -        the trustee,

         -        the Exemption-Favored Parties,

         -        us,

         -        the master servicer,

         -        the special servicer,

         -        any sub-servicers,

         - any parties with servicing responsibilities in respect of the Westfarms Mall Mortgage Loan,

         -        the mortgage loan sellers,

         - each borrower, if any, with respect to pooled mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the series 2002-KEY2 certificates, and

         -        any and all affiliates of any of the aforementioned persons.

         "REVENUES" means the gross revenues received with respect to a mortgaged real property securing any pooled mortgage loan, for the specified historical operating period, as reflected in the operating statements and other information furnished by the related borrower. Those revenues generally include:

         - for the multifamily rental properties, gross rental and other revenues; and

         - for the retail, office and industrial properties, base rent, percentage rent, expense reimbursements and other revenues.

         "ROYAL CREST APARTMENTS MORTGAGE LOAN" means the pooled mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Royal Crest Apartments.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

         "SBRC" means Salomon Brothers Realty Corp., one of the mortgage loan sellers.

         "SEASONING" means, with respect to any underlying mortgage loan, the number of scheduled monthly debt service payments between and including the first payment date of the mortgage loan through and including the cut-off date.

         "SEC" means the Securities and Exchange Commission.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SENIOR PRINCIPAL DISTRIBUTION CROSS-OVER DATE" means the first payment date, if any, as of which the total principal balance of the class A-1, A-2 and A-3 certificates outstanding immediately prior to that payment date, equals or exceeds the sum of:

         - the total Stated Principal Balance of the mortgage pool that will be outstanding immediately following that payment date; plus

         -        the lesser of --

                  1. the Total Principal Payment Amount for that payment date, and

                  2. the portion of the Available P&I Funds for that payment date that will remain after all required distributions of interest on the class X-1, X-2, A-1, A-2 and A-3 certificates have been made on that payment date.

         "SERVICING STANDARD" means, with respect to each of the master servicer and the special servicer, to service and administer the pooled mortgage loans and any REO Properties for which that party is responsible under the series 2002-KEY2 pooling and servicing agreement:

         - with the same care, skill, prudence and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to comparable mortgage loans and REO properties, giving due consideration to customary and usual standards of practice utilized by prudent institutional commercial mortgage loan servicers under comparable circumstances;

         -        with a view to --

                  l. the timely collection of all scheduled payments of principal and interest under those mortgage loans,

                  2. the full collection of all prepayment premiums and yield maintenance charges that may become due under those mortgage loans,

                  3. if any such mortgage loan comes into and continues in default, the maximization of the recovery on that defaulted mortgage loan to the series 2002-KEY2 certificateholders, as a collective whole, on a present value basis, and

                  4. to the extent necessary to offset all Additional Trust Fund Expenses that may be paid or for which the trust fund may be reimbursed therefrom, the collection of all Default Interest and late payment charges that may become due under those mortgage loans; and

         - without regard to any conflicts of interest that may arise from --

                  1. any relationship that the master servicer or the special servicer, as the case may be, or any of its affiliates may have with any of the underlying borrowers, any of the mortgage loan sellers and/or the other parties to the series 2002-KEY2 pooling and servicing agreement,

                  2. the ownership of any series 2002-KEY2 certificate by the master servicer or the special servicer, as the case may be, or by any of its affiliates,

                  3. the obligation of the master servicer to make advances or otherwise to incur servicing expenses,

                  4. the special servicer's obligation to make, or direct the master servicer to make, servicing advances or otherwise to incur servicing expenses,

                  5. the right of the master servicer or the special servicer, as the case may be, or any of its affiliates to receive reimbursement of costs, or the sufficiency of any compensation payable to it, under the series 2002-KEY2 pooling and servicing agreement or with respect to any particular transaction,

                  6. the ownership, servicing or management by the master servicer or the special servicer, as the case may be, or any of its affiliates of any other real estate loans or real properties not included in or securing, as the case may be, the mortgage pool,

                  7. the ownership by the master servicer or the special servicer, as the case may be, or any of its affiliates of any other debt owed by, or secured by ownership interests in, any of the underlying borrowers or any of their respective affiliates, and

                  8. any obligation of the master servicer or the special servicer, as the case may be, or any of its affiliates, to repurchase any pooled mortgage loan under the related mortgage loan purchase agreement, or to pay an indemnity, as a result of a material document defect or a material breach;

provided that the foregoing definition of "Servicing Standard" shall apply to the master servicer or special servicer under the series 2002-KEY2 pooling and servicing agreement with respect to the Westfarms Mall Mortgage Loan or any related REO Property only to the extent of (x) the limited duties for which the master servicer or special servicer, as applicable, is expressly responsible under the series 2002-KEY2 pooling and servicing agreement and (y) any consent rights that such party may exercise with respect to the Westfarms Mall Mortgage Loan or any related REO Property.

         The servicing standard under the series 2002-CP3 pooling and servicing agreement may vary from the foregoing.

         "SERVICING TRANSFER EVENT" means, with respect to any underlying mortgage loan (other than the Westfarms Mall Mortgage Loan), any of the following events:

         1. the related borrower fails to make when due any scheduled payment of principal and interest, including a balloon payment, or any other payment required under the related mortgage loan documents, and either the failure actually continues, or the master servicer believes it will continue, unremedied (and unwaived) for 60 days beyond the date on which the subject payment was due (or, in the case of a delinquent balloon payment, either for 90 days beyond the date on which that balloon payment was due or, if the borrower has delivered prior to the maturity date a refinancing commitment reasonably acceptable to the special servicer and is continuing to make the assumed monthly debt service payment, for such longer period, not to exceed 150 days beyond the date on which that balloon payment was due, during which the refinancing would occur);

         2. the master servicer or the special servicer determines that a default in the making of a monthly debt service payment, including a balloon payment, or any other material payment required to be made under the related mortgage loan documents, is likely to occur within 30 days, and either (i) the related borrower has requested a material modification of the payment terms of the related mortgage loan, which modification the master servicer, in its reasonable judgment, determines is necessary to avoid a monetary or a material non-monetary default, or (ii) the default is likely to remain unremedied for at least the period contemplated by clause 1. of this definition;

         3. the master servicer determines that a default, other than as described in clauses 1. and 2. above, has occurred under the mortgage loan that may materially impair the value of the corresponding mortgaged real property as security for the subject mortgage loan, and the default continues unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified, for 60 days;

         4. various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

         5. the master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged real property.

         A Servicing Transfer Event will cease to exist:

         - with respect to the circumstances described in clause 1. of this definition, if and when the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer;

         -        with respect to the circumstances described in clauses 2. and
                  4. of this definition, if and when those circumstances cease to exist in the judgment of the special servicer;

         - with respect to the circumstances described in clause 3. of this definition, if and when the default is cured in the judgment of the special servicer; and

         - with respect to the circumstances described in clause 5. of this definition, if and when the proceedings are terminated.

         A "Servicing Transfer Event" with respect to the Westfarms Mall Mortgage Loan is defined under the series 2002-CP3 pooling and servicing agreement and may vary from the events described above.

         "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984.

         "STANDARD AVAILABLE P&I FUNDS" means, with respect to any payment date, all funds in the trustee's payment account that are available to make payments of interest and principal on the series 2002-KEY2 certificates on that payment date. The trustee will apply the Standard Available P&I Funds as described under "Description of the Offered Certificates -- Payments" in this prospectus supplement to pay principal and accrued interest on the series 2002-KEY2 certificates (exclusive of the class R and Y certificates) on that date.

         "STATED PRINCIPAL BALANCE" means, for each mortgage loan in the trust fund, an amount that:

         - will initially equal its unpaid principal balance as of the cut-off date, after application of all scheduled payments of principal due on or before that date, whether or not those payments have been received; and

         - will be permanently reduced on each subsequent payment date, to not less than zero, by --

                  1. that portion, if any, of the Total Principal Payment Amount for that payment date that is attributable to that mortgage loan,

                  2. the principal portion of any Realized Loss incurred with respect to that mortgage loan during the related collection period, and

                  3. if that mortgage loan was liquidated during the related collection period, any related special servicing fees, liquidation fees and/or interest on advances that were paid from a source other than related Default Interest and/or late payment charges during such collection period.

         However, the "Stated Principal Balance" of any mortgage loan in the trust fund will, in all cases, be zero as of the payment date following the end of the collection period in which it is determined that all amounts ultimately collectible with respect to that mortgage loan or any related REO Property have been received.

         "SUB-SERVICING FEE RATE" means, for any underlying mortgage loan, the per annum rate at which the monthly sub-servicing fee is payable to any sub-servicer.

         "TOTAL AVAILABLE FUNDS" means, with respect to any payment date, the total amount of funds available to make payments on the series 2002-KEY2 certificates on that date as described under "Description of the Offered Certificates -- Payment Account -- Withdrawals" in this prospectus supplement.

         "TOTAL PRINCIPAL PAYMENT AMOUNT" means, for any payment date prior to the final payment date, an amount equal to the total, without duplication, of the following:

                  1. all payments of principal, including voluntary principal prepayments, received on the pooled mortgage loans during the related collection period, exclusive of any portion of those payments that represents a late collection of principal for which an advance was previously made for a prior payment date or that represents a monthly payment of principal due on or before the cut-off date or on a due date subsequent to the end of the related collection period;

                  2. all monthly payments of principal received on the pooled mortgage loans prior to, but that are due during, the related collection period;

                  3. all other collections, including liquidation proceeds, condemnation proceeds, insurance proceeds and repurchase proceeds, that were received on or with respect to any of the pooled mortgage loans or any related REO Properties during the related collection period and that were identified and applied by the master servicer as recoveries of principal of the subject pooled mortgage loan or, in the case of an REO Property, of the related pooled mortgage loan, in each case net of any portion of the particular collection that represents a late collection of principal due on or before the cut-off date or for which an advance of principal was previously made for a prior payment date, and

                  4. all advances of principal made with respect to the pooled mortgage loans for that payment date;

provided that, if any insurance proceeds, condemnation proceeds and/or liquidation proceeds are received with respect to any pooled mortgage loan, or if any pooled mortgage loan is otherwise liquidated, including at a discount, in any event during the collection period for the subject payment date, then that portion, if any, of the aggregate amount described in clauses 1. through 4. above that is attributable to that mortgage loan will be reduced -- to not less than zero -- by any special servicing fees, liquidation fees and/or interest on advances paid with respect to that mortgage loan from a source other than related Default Interest and late payment charges during the collection period for the subject payment date.

         For the final payment date, the "Total Principal Payment Amount" will be an amount equal to the total Stated Principal Balance of the entire mortgage pool outstanding immediately following the payment date that precedes the final payment date.

         "UAV" means unavailable.

         "UNDERWRITER EXEMPTION" means Prohibited Transaction Exemption 91-23, as amended by Prohibited Transaction Exemption 2000-58.

         "UNDERWRITTEN ANNUAL REPLACEMENT RESERVES" or "U/W ANNUAL REPLACEMENT RESERVES" means the average annual ongoing repairs and replacements estimated for a mortgaged real property, generally consistent with the greater of (a) the Recommended Annual Replacement Reserves and (b) the lender's minimum underwriting standard for that property type.

         "UNDERWRITTEN ANNUAL TI/LC RESERVES" or "U/W ANNUAL TI/LC RESERVES" means the average annual tenant improvement and leasing commissions estimated for a mortgaged real property, generally consistent with the lender's minimum underwriting standard for that property type.

         "UNDERWRITTEN EXPENSES" or "U/W EXPENSES" means, with respect to any mortgaged real property securing a pooled mortgage loan, the annual operating expenses estimated for that property, generally derived from the historical annual expenses reflected in the operating statements and other information furnished by the related borrower, except that those expenses were often modified as follows:

         - operating expenses were generally adjusted by various factors such as inflation, appraisers' estimates and historical trends;

         - if there was no management fee or a management fee which varies from the market, it was assumed that a management fee is payable with respect to the mortgaged real property in an amount that is the greater of the market rate as determined by an appraiser or the lender's minimum management fee underwriting criteria for the applicable property type; and

         - those expenses were adjusted so as to eliminate any capital expenditures, loan closing costs, tenant improvements or leasing commissions and similar nonrecurring expenses.

         Underwritten Expenses generally include --

         -        salaries, wages and benefits,

         -        the costs of utilities,

         -        repairs and maintenance,

         -        marketing,

         -        insurance,

         -        management,

         -        landscaping,

         -        security, if provided at the mortgaged real property,

         -        real estate taxes,

         -        general and administrative expenses, and

         -        ground lease payments, and other costs,
but without any deductions for debt service, depreciation and amortization or capital expenditures, tenant improvements or leasing commissions.

         "UNDERWRITTEN NET CASH FLOW", "UNDERWRITTEN NCF" or "U/W NCF" means, for any mortgaged real property, the Underwritten NOI for that property reduced by the following items, if and to the extent that the items have not already been netted-out in calculating Underwritten NOI --

         -        underwritten capital expenditure reserves, and

         - underwritten tenant improvements and leasing commission reserves.

Underwritten Net Cash Flow is subject to the same limitations and qualifications as Underwritten NOI.

         "UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIO" and "U/W NCF DSCR" means, for any underlying mortgage loan, the ratio of --

         - the U/W NCF for the corresponding mortgaged real property or properties, to

         - the Annual Debt Service for the underlying mortgage loan (or, in the case of the Westfarms Mall Mortgage Loan, the combined Annual Debt Service for the Westfarms Mall Mortgage Loan and the Westfarms Mall Non-Pooled Pari Passu Mortgage Loan).

         However, if an underlying mortgage loan is part of a cross-collateralized group of mortgage loans, then U/W NCF DSCR is the ratio of --

         - the total U/W NCF for all of the mortgaged real properties related to the cross-collateralized group, to

         - the total Annual Debt Service for all of the underlying mortgage loans in the cross-collateralized group.

         Furthermore, in the event that the underlying mortgage loan is subject to a holdback, as identified in "Description of the Mortgage Pool -- Additional Loan and Property Information -- Holdbacks" in this prospectus supplement, the U/W NCF DSCR is derived as discussed in that section.

         "UNDERWRITTEN NOI" or "U/W NOI" means, for any mortgaged real property securing any pooled mortgage loan, an estimate, made at or about the time of origination of that mortgage loan or, in some cases, more recently derived from current financial information, of the total cash flow anticipated to be available for Annual Debt Service on the underlying mortgage loan, calculated as the excess of Underwritten Revenues over Underwritten Expenses before considering any reserves or capital expenditures.

         Underwritten NOI describes the cash flow available before deductions for capital expenditures such as tenant improvements, leasing commissions and structural reserves. In general, Underwritten NOI has been calculated without including underwritten reserves or any other underwritten capital expenditures among Underwritten Expenses. Had those reserves been so included, Underwritten NOI would have been lower. Even in those cases where such underwritten reserves or any other underwritten capital expenditures were so included, no cash may have been actually escrowed. No representation is made as to the future operating income of the properties, nor is the Underwritten NOI set forth in this prospectus supplement with respect to any mortgaged real property intended to represent such future net operating income.

         Actual conditions at any mortgaged real property may differ substantially from the assumed conditions used in calculating Underwritten NOI. In particular, the assumptions regarding future revenues, tenant vacancies, future expenses and various other relevant factors, may differ substantially from actual conditions and circumstances with respect to any mortgaged real property. There can be no assurance that the actual financial performance of any of the mortgaged real properties will meet the underwritten results assumed in connection with the origination or purchase of the underlying mortgage loans.

         Underwritten NOI and the Underwritten Revenues and Underwritten Expenses used to determine Underwritten NOI for each mortgaged real property are derived from information furnished by the respective borrowers. Net income for a mortgaged real property as determined under GAAP would not be the same as the Underwritten NOI for the mortgaged real property set forth in this prospectus supplement. In addition, Underwritten NOI is not a substitute for or comparable to operating income as determined in accordance with GAAP as a measure of the results of a property's operations or a substitute for cash flows from operating activities determined in accordance with GAAP as a measure of liquidity.

         "UNDERWRITTEN NOI DEBT SERVICE COVERAGE RATIO", "UNDERWRITTEN NOI DSCR" or "U/W NOI DSCR" means, for any underlying mortgage loan, the ratio of --

         - the Underwritten NOI for the related mortgaged real property or properties, to

         - the Annual Debt Service for the related underlying mortgage loan (or, in the case of the Westfarms Mall Mortgage Loan, the combined Annual Debt Service for the Westfarms Mall Mortgage Loan and the Westfarms Mall Non-Pooled Pari Passu Mortgage
                  Loan).

         However, if an underlying mortgage loan is part of a cross-collateralized group of mortgage loans, then Underwritten NOI DSCR means the ratio of --

         - the total Underwritten NOI for all of the mortgaged real properties related to the cross-collateralized group, to

         - the total Annual Debt Service for all of the underlying mortgage loans in the cross-collateralized group.

         "UNDERWRITTEN REVENUES" or "U/W REVENUES" means the annual operating revenues estimated for a mortgaged real property, and generally equals, subject to the assumptions and adjustments specified below:

         - in the case of the multifamily rental properties, the amount of gross rents expected to be received during a 12-month period, as estimated by annualizing a current rent roll provided by the borrower in connection with the origination of the underlying mortgage loan or, more recently, under its periodic operating statements reporting requirements; and

         - in the case of the commercial properties, the amount of gross rents expected to be received during a 12-month period, as estimated by annualizing a current rent roll provided by the borrower in connection with the origination of the underlying mortgage loan or, more recently, under its periodic operating statement reporting requirements, plus --

                  1. for some commercial properties, percentage rents or other revenues based on normalized actual amounts collected during previous operating periods, and/or

                  2. in the case of some commercial properties with modified gross or net leases, the amount of expense reimbursements expected to be received over a 12-month period, as estimated based upon actual lease terms currently in effect or actual amounts collected during previous operating periods.

         For multifamily rental and commercial properties, Underwritten Revenues also may include some other revenue items such as parking fees, laundry income and late fees.

         However, Underwritten Revenues were decreased to take into account --

         - the market vacancy rate, if that rate was more than the vacancy rate reflected in the most recent rent roll or operating statements, as the case may be, furnished by the related borrower,

         - lender's minimum vacancy underwriting criteria for the applicable property type, and

         - for some commercial properties, applicable market rental rates, resulting, in some cases, in base rents being marked downward to market rents.

         In addition, in the case of some commercial properties, the Underwritten Revenues were adjusted upward to account for all or a portion of the rents provided for under any rent step-ups or new leases scheduled to take effect, generally within six months of the date of the rent roll used to underwrite the subject mortgaged real property.

         "UNITS" and "PADS", respectively, mean:

         - in the case of a mortgaged real property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment, which are referred to in Annex A-1 to this prospectus supplement as "Units"; and

         - in the case of a mortgaged real property operated as a mobile home park, the number of pads, which are referred to in Annex A-1 to this prospectus supplement as "Pads".

         "USAP" means the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America.

         "WEIGHTED AVERAGE LIFE TO MATURITY" means, with respect to any pooled mortgage loan, the number of years obtained by dividing:

                  (1) the then outstanding principal amount of the mortgage loan into

                  (2)      the total of the products obtained by multiplying:

                           (a) the amount of each then remaining required principal payment, including the principal payment at the maturity date, in respect thereof,

                           by

                           (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the date on which such payment is to be made.

         "WEIGHTED AVERAGE POOL PASS-THROUGH RATE" means, for any payment date, the weighted average of the following annual rates with respect to all of the mortgage loans in the trust fund, weighted on the basis of the mortgage loans' respective Stated Principal Balances immediately prior to that payment date:

                  A. in the case of each mortgage loan in the trust fund that accrues interest on a 30/360 basis, an annual rate equal to --

                           (1) the mortgage interest rate in effect for that mortgage loan as of the cut-off date, minus

                           (2)      the related Administrative Fee Rate; and

                  B. in the case of each mortgage loan in the trust fund that accrues interest on an actual/360 basis, an annual rate generally equal to the product of 12 times a fraction, expressed as a percentage --

                           (1) the numerator of which fraction is, subject to adjustment as described below in this definition, the amount of interest that accrued or, in the case of a prepayment or other early liquidation, would otherwise have accrued, in each case, with respect to that mortgage loan on an actual/360 basis, during the related interest accrual period, based on --

                                    -        its Stated Principal Balance
                                             immediately preceding that payment
                                             date, and

                                    -        a rate per annum equal to its
                                             mortgage interest rate in effect as
                                             of the cut-off date, minus the
                                             related Administrative Fee Rate,
                                             and

                           (2) the denominator of which fraction is the Stated Principal Balance of the mortgage loan immediately prior to that payment date.

         Notwithstanding the foregoing, if the subject payment date occurs during January, except during a leap year, or February, then, in the case of any particular mortgage loan in the trust fund that accrues interest on an actual/360 basis, the amount of interest referred to in the fractional numerator described in clause B(1) above will be decreased to reflect any interest reserve amount with respect to that mortgage loan that is transferred from the payment account to the interest reserve account during that month. Furthermore, if the subject payment date occurs during March, then, in the case of any particular mortgage loan that accrues interest on an actual/360 basis, the amount of interest referred to in the fractional numerator described in clause B(1) above will be increased to reflect any interest reserve amount(s) with respect to that mortgage loan that are transferred from the interest reserve account to the payment account during that month.

         "WESTFARMS A/A INTERCREDITOR AGREEMENT" means the A Notes Intercreditor Agreement, dated as of July 29, 2002, by and between Column Financial, Inc., as holder of the A-1 Note and Column Financial, Inc. as holder of the A-2 Note.

         "WESTFARMS A/B INTERCREDITOR AGREEMENT" means the Intercreditor and Servicing Agreement, dated as of July 29, 2002, by and between Column Financial, Inc., as Lead Lender and Column Financial, Inc. as Co-Lender.

         "WESTFARMS INTERCREDITOR AGREEMENTS" means, collectively, the Westfarms A/A Intercreditor Agreement and the Westfarms A/B Intercreditor Agreement.

         "WESTFARMS MALL BORROWER" means Westfarms Mall, LLC, the borrower under the Westfarms Mall Loan Group.

         "WESTFARMS MALL LOAN GROUP" means, collectively, the Westfarms Mall Mortgage Loan, the Westfarms Mall Non-Pooled Pari Passu Mortgage Loan and the Westfarms Mall Subordinate Mortgage Loan.

         "WESTFARMS MALL MORTGAGE LOAN" means the pooled mortgage loan made to the Westfarms Mall Borrower that is secured by the Westfarms Mall Property.

         "WESTFARMS MALL NON-POOLED PARI PASSU MORTGAGE LOAN" means the non-pooled mortgage loan made to the Westfarms Mall Borrower and secured by the Westfarms Mall Property, that is pari passu in right of payment with the Westfarms Mall Mortgage Loan, has an unpaid principal balance of $78,872,149 and, together with other multifamily and commercial loans, directly backs the Credit Suisse First Boston Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2002-CP3.

         "WESTFARMS MALL PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Westfarms Mall.

         "WESTFARMS MALL SUBORDINATE MORTGAGE LOAN" means the non-pooled mortgage loan made to the Westfarms Mall Borrower and secured by the Westfarms Mall Property, that is subordinate in right of payment to the Westfarms Mall Mortgage Loan, has an unpaid principal balance of $51,915,845 and is currently held by Teachers Insurance and Annuity Association of America.

         "WESTGATE MALL MORTGAGE LOAN" means the pooled mortgage loan secured by the Westgate Mall Property.

         "WESTGATE MALL PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Westgate Mall.

         "YEAR BUILT" means, with respect to any mortgaged real property, the year during which construction of the mortgaged real property was completed. In the event of multiple years of construction, only the most recent of those years is shown.

         "YEAR RENOVATED" means, with respect to any mortgaged real property, the year during which the most recent renovation, if any, of the mortgaged real property was completed. That renovation would generally include significant capital improvements to either the interior or exterior of the mortgaged property. In the event of multiple years of renovation, only the most recent of those years is shown.

         "YIELD MAINTENANCE INTEREST RATE" means, with respect to any mortgage loan in the trust fund, the annualized yield (the "Yield Rate") on securities issued by the United States Treasury having a maturity corresponding to the mortgage loan's Yield Maintenance Discounting Horizon, as the Yield Rate is quoted using the applicable Yield Maintenance Treasury Source and Selection Date.

         The Yield Maintenance Interest Rate should be increased by x basis points if the value specified for this mortgage loan in the column labeled "Yield Maintenance Interest Rate" on Annex A-1 to this prospectus supplement is "Treasury + x", or by zero (0) basis points if the value is "Treasury Flat" or "T-Flat".

         The Yield Maintenance Interest Rate, as adjusted in the preceding paragraph, shall be converted to a monthly equivalent yield if the value for this mortgage loan specified in the column labeled "Yield Maintenance Interest Rate Converted to Monthly Mortgage Rate" on Annex A-1 to this prospectus supplement is "Yes".

         "YIELD MAINTENANCE DISCOUNTING HORIZON" means, with respect to any mortgage loan in the trust fund, the time horizon used to select the appropriate US Treasury Rate that is used when calculating a yield maintenance charge.

         If the value specified in the column labeled "Yield Maintenance Discounting Horizon" on Annex A-1 to this prospectus supplement is "Maturity", the Yield Maintenance Discounting Horizon is the scheduled maturity date or anticipated repayment date, as applicable, of the mortgage loan.

         If the value specified in the column labeled "Yield Maintenance Discounting Horizon" on Annex A-1 to this prospectus supplement is "WAL", the Yield Maintenance Discounting Horizon is the remaining Weighted Average Life to Maturity of the mortgage loan.

         "YIELD MAINTENANCE TREASURY SOURCE AND SELECTION DATE" means:

         - for the Exchange Place Mortgage Loan, the second full week ending prior to the prepayment date as quoted in the Federal Reserve Statistical Release H.15(519); and

         - for each of the pooled mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Big Creek Apartments Phases I and II and the pooled mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Otay Mesa Self Storage, the week ending prior to the prepayment date as quoted in the Federal Reserve Statistical Release H.15-Selected Interest Rates, under the heading U.S. Government Securities/Treasury Constant Maturities.

         If the yields for such securities of such maturity are not shown in such publication, then the Yield Maintenance Interest Rate shall be determined by the applicable lender by linear interpolation between the yields of securities of the next longer and shorter maturities. If said Federal Reserve Statistical Release, The Wall Street Journal, or any other information necessary for the determination of the Yield Maintenance Interest Rate in accordance with the foregoing is no longer published or otherwise available, then the Yield Maintenance Interest Rate shall be reasonably determined by the lender based on comparable data.

                                    ANNEX A-1

                        CHARACTERISTICS OF THE UNDERLYING

                MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

    Note: For purposes of presenting information regarding the original and remaining terms to maturity of the respective pooled mortgage loans in this Annex A-1, each ARD Loan is assumed to
                   mature on its anticipated repayment date.


                                     A-1-1

                   GENERAL MORTGAGED REAL PROPERTY INFORMATION


    CONTROL         LOAN        MORTGAGE
     NUMBER        NUMBER     LOAN SELLER          LOAN / PROPERTY NAME                           PROPERTY ADDRESS
     ------        ------     -----------          --------------------                           ----------------

     101        7001724           SBRC        Exchange Place                                 53 State Street

     102        10016990         Column       Westgate Mall                                  205 West Blackstock Road

     103        10016984          Key         Jefferson Mall                                 4801 Outer Loop

     104        10016989          Key         Regency Mall                                   5538 Durand Avenue

     105        10017088         Column       Westfarms Mall (a)                             500 Westfarms Mall

     106        7003343           SBRC        The Commons and Greentree Apartments

     106a       7003343a                      Greentree Apartments                           5201 North Dixie Highway
     106b       7003343b                      The Commons Apartments                         3408 Lancaster Court
     107        7003339           SBRC        Del Oro Apartments                             7001-7081 Northwest 16th Street
     108        7003346           SBRC        Country Club Villas Apartments                 4450 Ridgemont Drive
     109        7003350           SBRC        Royal Crest Apartments                         1909 Sybil Lane
     110        10016748          Key         Columbia Portfolio
     110a       10016748a                     Columbia Park Mobile Home Park                 7100 Columbia Road
     110b       10016748b                     Columbia Shopping Center                       7062-7100 Columbia Road
     110c       10016748c                     Brook Park Mobile Home Park                    11800 Brook Park Road
     111        7003003           SBRC        Wilton Executive Campus                        11-15 River Road & 21 River Road


     112        7002858           SBRC        Berlin Circle Plaza                            116 Walker Avenue
     113        7004458           SBRC        Northlake Apartments                           12622 Grey Eagle Court
     114        7003330           SBRC        The Aventine Apartments                        3257 South Parker Road
     115        7004284           SBRC        Cedar Crest Apartments                         2050 West 10th Avenue
     116        7004771           SBRC        Villas at Sunrise Mountain                     6360 East Sahara Avenue
     117        7003378           SBRC        The Shops at Town Center                       19700-19738 Germantown Road

     118        10016548          Key         Shurgard Portfolio
     118a       10016548a                     Shurgard of Westpark Self Storage              17052 Jamboree Road
     118b       10016548b                     Shurgard of Cabot Road Self Storage            27201 Cabot Road
     118c       10016548c                     Shurgard of Costa Mesa Self Storage            1604 Newport Boulevard
     119        10015249          Key         Cathedral City Marketplace                     34051-34491 Date Palm Drive
     120        7003983           SBRC        Overlook at Central Pointe                     801 Northwest 47th Avenue
     121        7002525           SBRC        Reserve at Jacksonville Commons                500 Talon Drive
     122        7004456           SBRC        Oak Mill Apartments                            20010 Frederick Road
     123        7004294           SBRC        Plaza de Hacienda                              1735-1869 Hacienda Boulevard
     124        7003587           SBRC        Shenandoah Square                              13600-13802 West State Road 84
     125        10015881          Key         460 West 34th Street                           460 West 34th Street
     126        7003287           SBRC        Heritage Mall                                  1895 14th Avenue Southeast

     127        7003996           SBRC        Seekonk Crossing                               145-201 Highland Avenue
     128        7005181           SBRC        Pines of Northwest Crossing Apartments         7200 Pinemont Drive
     129        10017019          Key         Coral Creek Shops                              6500-6588 North State Road 7
     130        7003564           SBRC        Three Fountain Apartments                      2208 Lester Northeast
     131        10016543          Key         The Seville Apartments                         4501 Alhambra Drive

     132        10013117          Key         The Commons at Sauk Trail Shopping Center      1335 East Michigan Avenue

     133        7004177           SBRC        Phoenix Hazeltree Apartments                   2928 East Osborn Road
     134        7001097           SBRC        Parker Towne Centre                            3320 Avenue K
     135        7002471           SBRC        Food 4 Less                                    12222 Carson Street

     136        7003632           SBRC        AAA Quality Storage-Long Beach                 3390 Long Beach Boulevard
     137        6602999           SBRC        Chatsworth Imperial Mobile Home Park           20652 Lassen Street
     138        10015165          Key         Hammonton Square                               71 South White Horse Pike
     139        4161505           Key         Big Creek Apartments Phases I & II             11385 Cheyenne Trail
     140        7004072           SBRC        Oak Tree Plaza Shopping Center                 1435-1449 Loop 288 South
     141        7004263           SBRC        202 Tillary Street                             202 Tillary Street
     142        10016939          Key         Safeway at Ocotillo Retail Shops               4960 & 4980 South Alma School Road
     143        6603000           SBRC        Dana Point Marina Mobile Home Park             34202 Del Obispo Road
     144        7003565           SBRC        Parkview Towers Apartments                     27200 Parkview Boulevard


    CONTROL                                    ZIP
     NUMBER       CITY              STATE     CODE       COUNTY          PROPERTY TYPE          DETAILED PROPERTY TYPE
     ------       ----              -----     ----       ------          -------------          ----------------------

     101      Boston                 MA       02109   Suffolk          Office                Office

     102      Spartanburg            SC       29301   Spartanburg      Anchored Retail       Anchored Retail, Regional Mall

     103      Louisville             KY       22003   Jefferson        Anchored Retail       Anchored Retail, Regional Mall

     104      Racine                 WI       53408   Racine           Anchored Retail       Anchored Retail, Regional Mall

     105      Farmington             CT       06032   Hartford         Anchored Retail       Anchored Retail, Regional Mall

     106

     106a     Oakland Park           FL       33334   Broward          Multifamily           Multifamily
     106b     Tampa                  FL       33614   Hillsborough     Multifamily           Multifamily
     107      Ft. Lauderdale         FL       33313   Broward          Multifamily           Multifamily
     108      Abilene                TX       79606   Taylor           Multifamily           Multifamily
     109      Tyler                  TX       75703   Smith            Multifamily           Multifamily
     110
     110a     Olmsted Township       OH       44138   Cuyahoga         Mobile Home Park      Mobile Home Park
     110b     Olmsted Township       OH       44108   Cuyahoga         Unanchored Retail     Unanchored Retail
     110c     Cleveland              OH       44130   Cuyahoga         Mobile Home Park      Mobile Home Park
     111      Wilton                 CT       06897   Fairfield        Mixed Use             Mixed Use
                                                                                             (Office(72%)/Retail(28%))

     112      West Berlin            NJ       08091   Camden           Anchored Retail       Anchored Retail
     113      Germantown             MD       20874   Montgomery       Multifamily           Multifamily
     114      Denver                 CO       80014   Denver           Multifamily           Multifamily
     115      Broomfield             CO       80020   Boulder          Multifamily           Multifamily
     116      Las Vegas              NV       89142   Clark            Multifamily           Multifamily
     117      Germantown             MD       20874   Montgomery       Anchored Retail       Anchored Retail

     118
     118a     Irvine                 CA       92614   Orange           Self Storage          Self Storage
     118b     Laguna Niguel          CA       92677   Orange           Self Storage          Self Storage
     118c     Costa Mesa             CA       92637   Orange           Self Storage          Self Storage
     119      Cathedral City         CA       92234   Riverside        Anchored Retail       Anchored Retail
     120      Miami                  FL       33126   Miami-Dade       Multifamily           Multifamily
     121      Jacksonville           NC       28546   Onslow           Multifamily           Multifamily
     122      Germantown             MD       20876   Montgomery       Multifamily           Multifamily
     123      La Puente              CA       91744   Los Angeles      Anchored Retail       Anchored Retail
     124      Davie                  FL       33325   Broward          Anchored Retail       Anchored Retail
     125      New York               NY       10001   New York         Office                Office
     126      Albany                 OR       97321   Linn             Anchored Retail       Anchored Retail, Regional Mall

     127      Seekonk                MA       02771   Bristol          Anchored Retail       Anchored Retail
     128      Houston                TX       77040   Harris           Multifamily           Multifamily
     129      Coconut Creek          FL       33073   Broward          Anchored Retail       Anchored Retail
     130      Albuquerque            NM       87112   Bernalillo       Multifamily           Multifamily
     131      Davis                  CA       95616   Yolo             Multifamily           Multifamily

     132      Saline                 MI       48176   Washtenaw        Anchored Retail       Anchored Retail

     133      Phoenix                AZ       85016   Maricopa         Multifamily           Multifamily
     134      Plano                  TX       75074   Collin           Anchored Retail       Anchored Retail
     135      Hawaiian Gardens       CA       90716   Los Angeles      Anchored Retail       Single Tenant Retail, Anchor

     136      Long Beach             CA       90807   Los Angeles      Self Storage          Self Storage
     137      Chatsworth             CA       91311   Los Angeles      Mobile Home Park      Mobile Home Park
     138      Hammonton              NJ       08037   Atlantic         Anchored Retail       Anchored Retail
     139      Parma Heights          OH       44130   Cuyahoga         Multifamily           Multifamily
     140      Denton                 TX       76205   Denton           Anchored Retail       Anchored Retail
     141      Brooklyn               NY       11201   Kings            Self Storage          Self Storage
     142      Chandler               AZ       85248   Maricopa         Anchored Retail       Shadow Anchored Retail
     143      Dana Point             CA       92629   Orange           Mobile Home Park      Mobile Home Park
     144      Warren                 MI       48092   Macomb           Multifamily           Multifamily

                              PROPERTY
    CONTROL        PROPERTY   SIZE UNIT                       YEAR      OCCUPANCY      OCCUPANCY
     NUMBER         SIZE        TYPE        YEAR BUILT      RENOVATED   PERCENTAGE     AS OF DATE
     ------         ----        ----        ----------      ---------   ----------     ----------

     101          1,121,606      SF            1985            NAP          100%        02/15/02

     102            432,856      SF            1975           1995           96%        04/01/02

     103            269,317      SF            1978           1999           84%        04/01/02

     104            268,675      SF            1981           2000           74%        04/01/02

     105            600,148      SF            1974           1997           96%        04/30/02

     106                496

     106a               296     Units          1974           1989           93%        02/27/02
     106b               200     Units          1972           1996           93%        03/18/02
     107                174     Units          1972           1993           95%        02/19/02
     108                258     Units          1982            NAP           92%        02/22/02
     109                128     Units          1975            NAP           91%        03/18/02
     110
     110a             1,098     Pads           1950            NAP           95%        07/01/02
     110b            28,634      SF            1975            NAP          100%        07/01/02
     110c               112     Pads           1949            NAP           88%        05/07/02
     111            188,130      SF        1979 & 2000     1988 & NAP        99%        03/26/02


     112            285,263      SF            1987            NAP           92%        04/01/02
     113                301     Units          1984            NAP           97%        01/23/02
     114                334     Units          1980           1997           86%        07/22/02
     115                282     Units          1984           1995           90%        01/28/02
     116                302     Units          2001            NAP           92%        05/01/02
     117            107,048      SF            2000            NAP           98%        03/25/02

     118            214,203
     118a           109,749      SF            1978           2000           86%        04/25/02
     118b            64,237      SF            2000            NAP           93%        04/25/02
     118c            40,217      SF            1999            NAP           93%        04/25/02
     119            188,718      SF            1990           1999           99%        03/26/02
     120                351     Units          1972           2001           97%        04/30/02
     121                263     Units          2001            NAP           91%        05/30/02
     122                207     Units          1984            NAP           98%        06/10/02
     123            127,132      SF            1991            NAP          100%        06/01/02
     124            119,332      SF            1990           2001           89%        06/07/02
     125            523,250      SF            1927           1980           96%        04/09/02
     126            269,526      SF            1988           1991           90%        04/26/02

     127            213,994      SF            1993            NAP           98%        01/01/02
     128                412     Units          1976            NAP           96%        04/23/02
     129            105,812      SF            1991            NAP           96%        06/01/02
     130                410     Units          1971            NAP           85%        01/24/02
     131                 84     Units          2001            NAP           98%        02/01/02

     132             96,726      SF            2000            NAP           94%        06/24/02

     133                310     Units      1958 & 1972         NAP           97%        03/01/02
     134            208,794      SF            1986            NAP           95%        05/01/02
     135             58,944      SF            2001            NAP          100%        12/01/01

     136             95,256      SF            2000            NAP           88%        05/02/02
     137                184     Pads           1967            NAP          100%        04/03/02
     138             76,366      SF            1995            NAP          100%        04/29/02
     139                160     Units          1996            NAP           88%        06/15/02
     140             69,263      SF            2001            NAP           95%        04/03/02
     141             65,583      SF            1948            NAP           89%        01/13/02
     142             40,764      SF            2001            NAP           92%        05/06/02
     143                 90     Pads           1972            NAP          100%        02/13/02
     144                156     Units          1974            NAP           94%        01/24/02

Footnotes:

(a) Represents one of two pari passu A notes with equal Cut-off date principal balances. All LTV and DSCR statistics are calculated based upon both A notes, which have a combined Cut-off date principal balance of $157,744,298.39. All DSCR statistics are calculated based upon the highest Debt Service Payment shown in Annex A-3.


                                     A-1-2

                   GENERAL MORTGAGED REAL PROPERTY INFORMATION


    CONTROL         LOAN        MORTGAGE
     NUMBER        NUMBER     LOAN SELLER          LOAN / PROPERTY NAME                           PROPERTY ADDRESS
     ------        ------     -----------          --------------------                           ----------------

       145        10016485       Key            Annex Apartments-Grigsby Apartments-Gaston     1001 & 1002 Annex Avenue
                                                Apartments
       146        7003456        SBRC           Broad Creek Crossing Shopping Center           1209-1241 North Military Highway
       147        7001600        SBRC           Country Woods Village                          7450 Country Village Drive
       148        7003332        SBRC           Lincoln Plaza Shopping Center                  2915-2995 Van Buren Boulevard
       149        7001423        SBRC           East-West Medical Center                       2081 Mesa Valley Way
       150        7004056        SBRC           Phoenix Square Apartments                      7000 Phoenix Avenue Northeast
       151        10016993       Key            Pheasant Run Apartments                        2002 East 73rd Street
       152        7003667        SBRC           Villatree Apartments                           1750 South Price Road
       153        7003586        SBRC           Hubbard's Ridge                                4351 Point Boulevard


       154        6603083        SBRC           Three Fountains III Apartments                 1617 Fountainview Drive
       155        7001555        SBRC           Normandy Business Center                       1225 West 190th Street
       156        7003050        SBRC           Addison Plaza                                  3711-3771 Belt Line Road
       157        7003969        SBRC           Northbrook Atrium Plaza Office Building        2351 West Northwest Highway
       158        10016528       Key            Otay Mesa Self Storage                         6630 Camino Maquiladora
       159        10016583       Key            Villa Primavera Apartments                     2005-2025 F Avenue
       160        10016454       Key            Waterford Place Apartments                     300 Towne Drive
       161        7004350        SBRC           Oxford Crest Apartments                        1400 Boren Avenue
       162        10016021       Key            Ashley Park Plaza                              4035 & 4075 Durango Drive
       163        6601322        SBRC           35 Engel Street                                35 Engel Street

       164        6603456        SBRC           Northwest Plaza Shopping Center                U.S. Highway 51
       165        10016173       Key            Walgreens                                      3376 Virginia Beach Boulevard


       166        10016152       Key            Amber Glen Apartments                          8530 5th Avenue West


    CONTROL                                       ZIP
     NUMBER          CITY              STATE     CODE       COUNTY          PROPERTY TYPE          DETAILED PROPERTY TYPE
     ------          ----              -----     ----       ------          -------------          ----------------------

       145          Dallas                TX     75204   Dallas            Multifamily          Multifamily

       146          Norfolk               VA     23502   Norfolk City      Anchored Retail      Anchored Retail
       147          Cleves                OH     45002   Hamilton          Multifamily          Multifamily
       148          Riverside             CA     92503   Riverside         Anchored Retail      Shadow Anchored Retail
       149          Austell               GA     30106   Cobb              Office               Office, Medical Office
       150          Albuquerque           NM     87110   Bernalillo        Multifamily          Multifamily
       151          Tulsa                 OK     74136   Tulsa             Multifamily          Multifamily
       152          Tempe                 AZ     85281   Maricopa          Multifamily          Multifamily
       153          Garland               TX     75043   Dallas            Multifamily          Multifamily, Low Income
                                                                                                Housing

       154          Houston               TX     77057   Harris            Multifamily          Multifamily
       155          Gardena               CA     90248   Los Angeles       Office               Office
       156          Addison               TX     75001   Dallas            Unanchored Retail    Unanchored Retail
       157          Dallas                TX     75220   Dallas            Office               Office
       158          San Diego             CA     92154   San Diego         Self Storage         Self Storage
       159          National City         CA     91950   San Diego         Multifamily          Multifamily
       160          Elizabethtown         KY     42701   Hardin            Multifamily          Multifamily
       161          Seattle               WA     98101   King              Multifamily          Multifamily
       162          Las Vegas             NV     89117   Clark             Anchored Retail      Shadow Anchored Retail
       163          Hicksville            NY     11801   Nassau            Industrial           Industrial, Manufacturing

       164          Senatobia             MS     38668   Tate              Unanchored Retail    Unanchored Retail
       165          Virginia Beach        VA     23452   Virginia Beach    Anchored Retail      Single Tenant Retail, Anchor
                                                         City

       166          Everett               WA     98204   Snohomish         Multifamily          Multifamily

                             PROPERTY
    CONTROL      PROPERTY    SIZE UNIT                       YEAR      OCCUPANCY      OCCUPANCY
     NUMBER       SIZE         TYPE        YEAR BUILT      RENOVATED   PERCENTAGE     AS OF DATE
     ------       ----         ----        ----------      ---------   ----------     ----------

       145            106      Units          1960           2001            92%         05/24/02

       146         66,796        SF           1997           2001            94%         12/25/01
       147            100      Units          2000            NAP            96%         01/31/02
       148         59,988        SF           1985            NAP            95%         05/28/02
       149         41,398        SF           1999            NAP           100%         02/10/02
       150            122      Units          1975            NAP            93%         01/08/02
       151            220      Units          1976            NAP            93%         06/04/02
       152            150      Units          1980            NAP            91%         01/24/02
       153            196      Units          1989            NAP            94%         04/20/02


       154            199      Units          1969           1999            96%         04/15/02
       155         76,635        SF           1984            NAP            82%         06/30/02
       156         32,114        SF           1999            NAP            89%         12/31/01
       157        140,248        SF           1984            NAP            83%         05/31/02
       158         87,540        SF           2000            NAP            83%         04/18/02
       159             96      Units          1962           2001            97%         04/30/02
       160             88      Units          1999            NAP            95%         03/01/02
       161             63      Units          1925           1968            92%         06/10/02
       162         26,712        SF           2002            NAP            86%         04/01/02
       163        120,280        SF           1966            NAP           100%         02/05/02

       164         50,900        SF           1999            NAP           100%         01/31/02
       165         12,825        SF           2002            NAP           100%         04/22/02


       166             72      Units          1985            NAP            90%         04/30/02


                                     A-1-3

 MORTGAGE LOAN BALANCES AND MORTGAGED REAL PROPERTY APPRAISED VALUE INFORMATION



                                                                                                    % OF INITIAL
                                                                                                      MORTGAGE
    CONTROL       MORTGAGE                                                         CUT-OFF DATE         POOL      ALLOCATED CUT-OFF
     NUMBER      LOAN SELLER               LOAN / PROPERTY NAME                      BALANCE           BALANCE       DATE BALANCE
     ------      -----------               --------------------                      -------           -------       ------------

        101         SBRC             Exchange Place                              153,096,151.10       16.41%      153,096,151.10

        102        Column            Westgate Mall                                56,248,958.35        6.03%       56,248,958.35


        103          Key             Jefferson Mall                               45,278,606.01        4.85%       45,278,606.01

        104          Key             Regency Mall                                 35,504,810.00        3.81%       35,504,810.00

        105        Column            Westfarms Mall (a)                           78,872,149.20 (b)    8.46%       78,872,149.20 (b)

        106         SBRC             The Commons and Greentree Apartments         21,093,883.90        2.26%

        106a                         Greentree Apartments                                                          14,049,322.67
        106b                         The Commons Apartments                                                         7,044,561.23
        107         SBRC             Del Oro Apartments                            8,716,152.04        0.93%        8,716,152.04
        108         SBRC             Country Club Villas Apartments                7,482,358.82        0.80%        7,482,358.82
        109         SBRC             Royal Crest Apartments                        2,949,163.77        0.32%        2,949,163.77
        110          Key             Columbia Portfolio                           32,975,721.32        3.54%
        110a                         Columbia Park Mobile Home Park                                                30,065,532.01
        110b                         Columbia Shopping Center                                                       1,233,457.72
        110c                         Brook Park Mobile Home Park                                                    1,676,731.59
        111         SBRC             Wilton Executive Campus                      24,430,112.23        2.62%       24,430,112.23

        112         SBRC             Berlin Circle Plaza                          19,984,901.78        2.14%       19,984,901.78
        113         SBRC             Northlake Apartments                         19,803,899.89        2.12%       19,803,899.89
        114         SBRC             The Aventine Apartments                      19,248,639.03        2.06%       19,248,639.03
        115         SBRC             Cedar Crest Apartments                       16,944,314.21        1.82%       16,944,314.21
        116         SBRC             Villas at Sunrise Mountain                   16,465,347.37        1.77%       16,465,347.37
        117         SBRC             The Shops at Town Center                     16,000,000.00        1.72%       16,000,000.00

        118          Key             Shurgard Portfolio                           14,711,707.94        1.58%
        118a                         Shurgard of Westpark Self Storage                                              7,270,978.73
        118b                         Shurgard of Cabot Road Self Storage                                            4,441,804.13
        118c                         Shurgard of Costa Mesa Self Storage                                            2,998,925.08
        119          Key             Cathedral City Marketplace                   14,404,266.65        1.54%       14,404,266.65
        120         SBRC             Overlook at Central Pointe                   14,263,571.30        1.53%       14,263,571.30
        121         SBRC             Reserve at Jacksonville Commons              13,964,829.12        1.50%       13,964,829.12
        122         SBRC             Oak Mill Apartments                          13,600,749.44        1.46%       13,600,749.44
        123         SBRC             Plaza de Hacienda                            12,959,762.99        1.39%       12,959,762.99
        124         SBRC             Shenandoah Square                            12,934,050.48        1.39%       12,934,050.48
        125          Key             460 West 34th Street                         12,449,922.77        1.33%       12,449,922.77
        126         SBRC             Heritage Mall                                12,384,772.73        1.33%       12,384,772.73

        127         SBRC             Seekonk Crossing                             12,331,089.11        1.32%       12,331,089.11
        128         SBRC             Pines of Northwest Crossing Apartments       10,983,359.99        1.18%       10,983,359.99
        129          Key             Coral Creek Shops                            10,258,244.74        1.10%       10,258,244.74
        130         SBRC             Three Fountain Apartments                    10,177,880.29        1.09%       10,177,880.29
        131          Key             The Seville Apartments                        9,700,000.00        1.04%        9,700,000.00

        132          Key             The Commons at Sauk Trail Shopping Center     9,031,498.80        0.97%        9,031,498.80

        133         SBRC             Phoenix Hazeltree Apartments                  8,976,171.77        0.96%        8,976,171.77
        134         SBRC             Parker Towne Centre                           8,382,038.68        0.90%        8,382,038.68
        135         SBRC             Food 4 Less                                   8,054,456.94        0.86%        8,054,456.94

        136         SBRC             AAA Quality Storage-Long Beach                7,259,431.52        0.78%        7,259,431.52
        137         SBRC             Chatsworth Imperial Mobile Home Park          7,243,656.88        0.78%        7,243,656.88
        138          Key             Hammonton Square                              6,986,778.25        0.75%        6,986,778.25
        139          Key             Big Creek Apartments Phases I & II            6,756,085.65        0.72%        6,756,085.65
        140         SBRC             Oak Tree Plaza Shopping Center                6,086,339.86        0.65%        6,086,339.86
        141         SBRC             202 Tillary Street                            5,970,563.95        0.64%        5,970,563.95
        142          Key             Safeway at Ocotillo Retail Shops              5,913,960.03        0.63%        5,913,960.03
        143         SBRC             Dana Point Marina Mobile Home Park            5,426,235.04        0.58%        5,426,235.04
        144         SBRC             Parkview Towers Apartments                    5,327,484.21        0.57%        5,327,484.21

                ALLOCATED    ALLOCATED                            CROSS       CROSS COLLATER-                         RELATED
              % OF INITIAL    CUT-OFF                           COLLATER-     ALIZED MORTGAGE                      MORTGAGE LOAN
                MORTGAGE       DATE                              ALIZED          LOAN GROUP         RELATED       GROUP AGGREGATE
    CONTROL       POOL        BALANCE      LOAN BALANCE AT      (MORTGAGE      AGGREGATE CUT-      (MORTGAGE       CUT-OFF DATE
     NUMBER      BALANCE     PER UNIT      MATURITY / ARD      LOAN GROUP)    OFF DATE BALANCE    LOAN GROUP)         BALANCE
     ------      -------     --------      --------------      -----------    ----------------    -----------         -------

        101     16.41%       136.50       131,647,547.04            No          153,096,151             No          153,096,151

        102      6.03%       129.95        43,716,406.58            No           56,248,958          Yes (R1)       137,032,374


        103      4.85%       168.12        35,200,512.50            No           45,278,606          Yes (R1)       137,032,374

        104      3.81%       132.15        27,602,163.73            No           35,504,810          Yes (R1)       137,032,374

        105      8.46%       131.42        67,212,359.92 (b)        No           78,872,149             No           78,872,149

        106                                18,667,734.59         Yes (X1)        40,241,559          Yes (R3)        40,241,559

        106a     1.51%       47,464
        106b     0.76%       35,223
        107      0.93%       50,093         7,713,649.12         Yes (X1)        40,241,559          Yes (R3)        40,241,559
        108      0.80%       29,001         6,621,762.41         Yes (X1)        40,241,559          Yes (R3)        40,241,559
        109      0.32%       23,040         2,609,960.79         Yes (X1)        40,241,559          Yes (R3)        40,241,559
        110                                31,046,845.46            No           32,975,721             No           32,975,721
        110a     3.22%       27,382
        110b     0.13%        43.08
        110c     0.18%       14,971
        111      2.62%       129.86        22,011,725.22            No           24,430,112             No           24,430,112

        112      2.14%        70.06        17,601,551.08            No           19,984,902             No           19,984,902
        113      2.12%       65,794        17,403,236.65            No           19,803,900          Yes (R2)        49,404,649
        114      2.06%       57,631        17,413,114.17            No           19,248,639             No           19,248,639
        115      1.82%       60,086        14,955,655.42            No           16,944,314             No           16,944,314
        116      1.77%       54,521        14,381,277.58            No           16,465,347             No           16,465,347
        117      1.72%       149.47        14,327,617.58            No           16,000,000          Yes (R2)        49,404,649

        118                                11,846,122.16            No           14,711,708             No           14,711,708
        118a     0.78%        66.25
        118b     0.48%        69.15
        118c     0.32%        74.57
        119      1.54%        76.33        12,863,549.21            No           14,404,267             No           14,404,267
        120      1.53%       40,637        12,554,348.49            No           14,263,571             No           14,263,571
        121      1.50%       53,098        12,306,867.42            No           13,964,829             No           13,964,829
        122      1.46%       65,704        11,939,949.12            No           13,600,749          Yes (R2)        49,404,649
        123      1.39%       101.94        11,499,228.26            No           12,959,763             No           12,959,763
        124      1.39%       108.39        11,429,767.75            No           12,934,050          Yes (R5)        23,192,295
        125      1.33%        23.79        10,145,066.18            No           12,449,923             No           12,449,923
        126      1.33%        45.95        10,048,252.27            No           12,384,773             No           12,384,773

        127      1.32%        57.62        10,926,185.38            No           12,331,089             No           12,331,089
        128      1.18%       26,659        10,337,626.00            No           10,983,360             No           10,983,360
        129      1.10%        96.95         8,908,319.54            No           10,258,245          Yes (R5)        23,192,295
        130      1.09%       24,824         8,934,814.56            No           10,177,880          Yes (R4)        24,864,296
        131      1.04%      115,476         8,597,656.49            No            9,700,000             No            9,700,000

        132      0.97%        93.37         8,064,529.25            No            9,031,499             No            9,031,499

        133      0.96%       28,955         7,872,504.79            No            8,976,172             No            8,976,172
        134      0.90%        40.15         7,548,598.18            No            8,382,039             No            8,382,039
        135      0.86%       136.65         7,128,218.99            No            8,054,457             No            8,054,457

        136      0.78%        76.21         6,946,445.29            No            7,259,432             No            7,259,432
        137      0.78%       39,368         6,627,196.42            No            7,243,657          Yes (R6)        12,669,892
        138      0.75%        91.49         6,165,112.71            No            6,986,778             No            6,986,778
        139      0.72%       42,226         6,075,370.26            No            6,756,086             No            6,756,086
        140      0.65%        87.87         5,416,715.63            No            6,086,340             No            6,086,340
        141      0.64%        91.04         4,909,679.35            No            5,970,564             No            5,970,564
        142      0.63%       145.08         5,224,975.54            No            5,913,960             No            5,913,960
        143      0.58%       60,292         4,932,658.13            No            5,426,235          Yes (R6)        12,669,892
        144      0.57%       34,151         4,676,816.87            No            5,327,484          Yes (R4)        24,864,296



                                                                                              MATURITY DATE
    CONTROL                                    APPRAISED         APPRAISAL    CUT-OFF DATE      / ARD LTV
     NUMBER        BORROWER'S INTEREST           VALUE              DATE         LTV RATIO        RATIO
     ------        -------------------           -----              ----         ---------        -----

        101             Leasehold             440,000,000         09/01/01        34.79%          29.92%

        102          Fee in part and           78,100,000         04/30/02        72.02%          55.97%
                    Leasehold in part

        103            Fee Simple              66,100,000         04/30/02        68.50%          53.25%

        104            Fee Simple              51,000,000         04/30/02        69.62%          54.12%

        105            Fee Simple             328,000,000         04/19/02        48.09%          40.98%

        106                                    26,500,000                         79.22%          70.10%

        106a           Fee Simple              17,650,000         12/11/01
        106b           Fee Simple               8,850,000         12/01/01
        107            Fee Simple              11,100,000         12/01/01        79.22%          70.10%
        108            Fee Simple               9,400,000         12/01/01        79.22%          70.10%
        109            Fee Simple               3,800,000         12/01/01        79.22%          70.10%
        110                                    42,775,000                         77.09%          72.58%
        110a           Fee Simple              39,000,000 (c)     09/01/04
        110b           Fee Simple               1,600,000         05/20/02
        110c           Fee Simple               2,175,000 (c)     06/01/03
        111            Fee Simple              33,500,000         03/29/01        72.93%          65.71%

        112            Fee Simple              25,600,000         05/25/01        78.07%          68.76%
        113            Fee Simple              24,840,000         10/18/01        79.73%          70.06%
        114            Fee Simple              27,700,000         07/13/00        69.49%          62.86%
        115            Fee Simple              21,300,000         12/24/01        79.55%          70.21%
        116            Fee Simple              20,643,000         06/08/02        79.76%          69.67%
        117            Fee Simple              20,000,000         11/19/01        80.00%          71.64%

        118                                    26,000,000                         56.58%          45.56%
        118a           Fee Simple              12,850,000         04/25/02
        118b           Fee Simple               7,850,000         04/25/02
        118c           Fee Simple               5,300,000         04/24/02
        119            Fee Simple              19,900,000         11/28/01        72.38%          64.64%
        120            Fee Simple              18,000,000         02/08/02        79.24%          69.75%
        121            Fee Simple              17,800,000         02/22/02        78.45%          69.14%
        122            Fee Simple              16,910,000         10/18/01        80.43%          70.61%
        123            Fee Simple              17,000,000         01/29/02        76.23%          67.64%
        124            Fee Simple              16,400,000         09/21/01        78.87%          69.69%
        125            Fee Simple              67,700,000         01/22/02        18.39%          14.99%
        126            Fee Simple              18,500,000         09/20/01        66.94%          54.31%

        127            Fee Simple              16,100,000         11/26/01        76.59%          67.86%
        128            Fee Simple              14,350,000         06/24/02        76.54%          72.04%
        129            Fee Simple              15,750,000         05/02/02        65.13%          56.56%
        130            Fee Simple              12,800,000         10/23/01        79.51%          69.80%
        131            Fee Simple              13,010,000         03/02/02        74.56%          66.09%

        132            Fee Simple              11,300,000         03/15/02        79.92%          71.37%

        133            Fee Simple              11,250,000         01/10/02        79.79%          69.98%
        134            Fee Simple              11,000,000         09/27/00        76.20%          68.62%
        135            Fee Simple              10,200,000         05/16/01        78.97%          69.88%

        136            Fee Simple              10,570,000         10/22/01        68.68%          65.72%
        137            Fee Simple               9,600,000         02/16/99        75.45%          69.03%
        138            Fee Simple               8,850,000         11/14/01        78.95%          69.66%
        139            Fee Simple               8,100,000         10/15/01        83.41%          75.00%
        140            Fee Simple               8,000,000         03/01/02        76.08%          67.71%
        141            Fee Simple               8,800,000         11/06/01        67.85%          55.79%
        142            Fee Simple               7,900,000         04/08/02        74.86%          66.14%
        143            Fee Simple               7,120,000         02/24/99        76.21%          69.28%
        144            Fee Simple               6,700,000         10/25/01        79.51%          69.80%


Footnotes:

(a) Represents one of two pari passu A notes with equal Cut-off date principal balances. All LTV and DSCR statistics are calculated based upon both A notes, which have a combined Cut-off date principal balance of $157,744,298.39. All DSCR statistics are calculated based upon the highest Debt Service Payment shown in Annex A-3.

(b)  Based on the amortization schedule shown in Annex A-3.

(c)  Represents a stabilized appraised value.


                                     A-1-4

 MORTGAGE LOAN BALANCES AND MORTGAGED REAL PROPERTY APPRAISED VALUE INFORMATION



                                                                                                    % OF INITIAL
                                                                                                      MORTGAGE
    CONTROL       MORTGAGE                                                         CUT-OFF DATE         POOL     ALLOCATED CUT-OFF
     NUMBER      LOAN SELLER               LOAN / PROPERTY NAME                      BALANCE           BALANCE     DATE BALANCE
     ------      -----------               --------------------                      -------           -------     ------------

      145           Key              Annex Apartments-Grigsby Apartments-Gaston   5,139,627.38          0.55%      5,139,627.38
                                     Apartments
      146          SBRC              Broad Creek Crossing Shopping Center         5,067,561.69          0.54%      5,067,561.69
      147          SBRC              Country Woods Village                        4,937,313.46          0.53%      4,937,313.46
      148          SBRC              Lincoln Plaza Shopping Center                4,840,871.29          0.52%      4,840,871.29
      149          SBRC              East-West Medical Center                     4,763,377.89          0.51%      4,763,377.89
      150          SBRC              Phoenix Square Apartments                    4,743,646.03          0.51%      4,743,646.03
      151           Key              Pheasant Run Apartments                      4,649,892.17          0.50%      4,649,892.17
      152          SBRC              Villatree Apartments                         4,615,285.62          0.49%      4,615,285.62
      153          SBRC              Hubbard's Ridge                              4,572,973.49          0.49%      4,572,973.49

      154          SBRC              Three Fountains III Apartments               4,557,765.70          0.49%      4,557,765.70
      155          SBRC              Normandy Business Center                     4,448,758.82          0.48%      4,448,758.82
      156          SBRC              Addison Plaza                                4,390,830.41          0.47%      4,390,830.41
      157          SBRC              Northbrook Atrium Plaza Office Building      4,288,068.57          0.46%      4,288,068.57
      158           Key              Otay Mesa Self Storage                       4,187,197.91          0.45%      4,187,197.91
      159           Key              Villa Primavera Apartments                   4,086,689.42          0.44%      4,086,689.42
      160           Key              Waterford Place Apartments                   3,787,409.37          0.41%      3,787,409.37
      161          SBRC              Oxford Crest Apartments                      3,590,468.72          0.38%      3,590,468.72
      162           Key              Ashley Park Plaza                            3,585,988.27          0.38%      3,585,988.27
      163          SBRC              35 Engel Street                              3,024,622.84          0.32%      3,024,622.84

      164          SBRC              Northwest Plaza Shopping Center              2,937,848.59          0.31%      2,937,848.59
      165           Key              Walgreens                                    2,914,591.18          0.31%      2,914,591.18

      166           Key              Amber Glen Apartments                        1,994,848.30          0.21%      1,994,848.30

                 ALLOCATED    ALLOCATED                            CROSS       CROSS COLLATER-                         RELATED
               % OF INITIAL    CUT-OFF                           COLLATER-     ALIZED MORTGAGE                      MORTGAGE LOAN
                 MORTGAGE       DATE                              ALIZED          LOAN GROUP         RELATED       GROUP AGGREGATE
    CONTROL        POOL        BALANCE      LOAN BALANCE AT      (MORTGAGE      AGGREGATE CUT-      (MORTGAGE       CUT-OFF DATE
     NUMBER       BALANCE     PER UNIT      MATURITY / ARD      LOAN GROUP)    OFF DATE BALANCE    LOAN GROUP)         BALANCE
     ------       -------     --------      --------------      -----------    ----------------    -----------         -------

      145         0.55%         48,487        4,507,704.33             No         5,139,627            No             5,139,627

      146         0.54%          75.87        4,477,377.90             No         5,067,562            No             5,067,562
      147         0.53%         49,373        4,377,712.25             No         4,937,313            No             4,937,313
      148         0.52%          80.70        4,269,501.76             No         4,840,871            No             4,840,871
      149         0.51%         115.06        4,223,897.76             No         4,763,378            No             4,763,378
      150         0.51%         38,882        4,167,559.43             No         4,743,646         Yes (R4)         24,864,296
      151         0.50%         21,136        4,045,549.44             No         4,649,892            No             4,649,892
      152         0.49%         30,769        4,056,476.96             No         4,615,286         Yes (R4)         24,864,296
      153         0.49%         23,331        4,028,408.47             No         4,572,973            No             4,572,973

      154         0.49%         22,903        4,159,912.96             No         4,557,766            No             4,557,766
      155         0.48%          58.05        4,289,158.71             No         4,448,759            No             4,448,759
      156         0.47%         136.73        3,888,928.02             No         4,390,830            No             4,390,830
      157         0.46%          30.57        3,841,145.79             No         4,288,069            No             4,288,069
      158         0.45%          47.83        3,408,108.55             No         4,187,198            No             4,187,198
      159         0.44%         42,570        3,294,662.90             No         4,086,689            No             4,086,689
      160         0.41%         43,039        3,069,551.05             No         3,787,409            No             3,787,409
      161         0.38%         56,992        3,149,002.27             No         3,590,469            No             3,590,469
      162         0.38%         134.25        2,934,069.49             No         3,585,988            No             3,585,988
      163         0.32%          25.15          112,923.04             No         3,024,623            No             3,024,623

      164         0.31%          57.72        2,703,328.35             No         2,937,849            No             2,937,849
      165         0.31%         227.26        2,375,502.03             No         2,914,591            No             2,914,591

      166         0.21%         27,706        1,754,030.17             No         1,994,848            No             1,994,848



                                                                                              MATURITY DATE
    CONTROL                                    APPRAISED         APPRAISAL    CUT-OFF DATE      / ARD LTV
     NUMBER        BORROWER'S INTEREST           VALUE              DATE         LTV RATIO        RATIO
     ------        -------------------           -----              ----         ---------        -----

      145             Fee Simple              6,450,000          05/03/02         79.68%           69.89%

      146             Leasehold               6,600,000          06/01/01         76.78%           67.84%
      147             Fee Simple              6,250,000          12/20/00         79.00%           70.04%
      148             Fee Simple              7,500,000          08/24/01         64.55%           56.93%
      149             Fee Simple              6,135,000          03/20/01         77.64%           68.85%
      150             Fee Simple              5,950,000          01/13/02         79.73%           70.04%
      151             Fee Simple              6,000,000          04/24/02         77.50%           67.43%
      152             Fee Simple              5,800,000          11/19/01         79.57%           69.94%
      153             Fee Simple              5,750,000          10/23/01         79.53%           70.06%

      154             Fee Simple              7,830,000          08/12/01         58.21%           53.13%
      155             Fee Simple              6,700,000          01/16/01         66.40%           64.02%
      156             Fee Simple              5,900,000          06/11/01         74.42%           65.91%
      157             Fee Simple              9,250,000          01/16/02         46.36%           41.53%
      158             Fee Simple              6,025,000          04/03/02         69.50%           56.57%
      159             Fee Simple              5,430,000          04/04/02         75.26%           60.68%
      160             Fee Simple              4,950,000          02/26/02         76.51%           62.01%
      161             Fee Simple              5,300,000          02/26/02         67.74%           59.42%
      162             Fee Simple              6,200,000          06/01/02         57.84%           47.32%
      163             Fee Simple              4,200,000          06/22/98         72.01%            2.69%

      164             Fee Simple              3,750,000          06/23/99         78.34%           72.09%
      165             Fee Simple              3,900,000          02/05/02         74.73%           60.91%

      166             Fee Simple              3,200,000          02/15/02         62.34%           54.81%


                                     A-1-5

                        GENERAL MORTGAGE LOAN INFORMATION





                                                                                                                  ADMIN-
    CONTROL        MORTGAGE                                                                           MORT-     ISTRATIVE
     NUMBER      LOAN SELLER               LOAN / PROPERTY NAME                ORIGINAL BALANCE     GAGE RATE    FEE RATE
     ------      -----------               --------------------                ----------------     ---------    --------

      101            SBRC           Exchange Place                                165,000,000         6.9100%     0.0625%

      102           Column          Westgate Mall                                  56,400,000         6.5000%     0.0625%

      103            Key            Jefferson Mall                                 45,400,000         6.5100%     0.0625%

      104            Key            Regency Mall                                   35,600,000         6.5100%     0.0625%

      105           Column          Westfarms Mall (a)                             79,000,000         5.8817%     0.0625%

      106            SBRC           The Commons and Greentree Apartments           21,200,000         7.3900%     0.0625%

      106a                          Greentree Apartments
      106b                          The Commons Apartments

      107            SBRC           Del Oro Apartments                              8,760,000         7.3900%     0.0625%
      108            SBRC           Country Club Villas Apartments                  7,520,000         7.3900%     0.0625%
      109            SBRC           Royal Crest Apartments                          2,964,000         7.3900%     0.0625%
      110            Key            Columbia Portfolio                             33,000,000         6.4400%     0.0625%
      110a                          Columbia Park Mobile Home Park
      110b                          Columbia Shopping Center
      110c                          Brook Park Mobile Home Park
      111            SBRC           Wilton Executive Campus                        24,634,000         7.9600%     0.0825%

      112            SBRC           Berlin Circle Plaza                            20,135,000         7.1000%     0.0625%
      113            SBRC           Northlake Apartments                           19,872,000         7.1500%     0.0725%
      114            SBRC           The Aventine Apartments                     19,390,885.44 (d)     6.9500%     0.0625%
      115            SBRC           Cedar Crest Apartments                         17,000,000         7.3250%     0.0975%
      116            SBRC           Villas at Sunrise Mountain                     16,500,000         6.9700%     0.0825%
      117            SBRC           The Shops at Town Center                       16,000,000         7.3400%     0.1025%


      118            Key            Shurgard Portfolio                             14,760,000         7.1000%     0.0625%
      118a                          Shurgard of Westpark Self Storage
      118b                          Shurgard of Cabot Road Self Storage
      118c                          Shurgard of Costa Mesa Self Storage
      119            Key            Cathedral City Marketplace                     14,475,000         7.7600%     0.0625%
      120            SBRC           Overlook at Central Pointe                     14,300,000         7.2400%     0.0625%
      121            SBRC           Reserve at Jacksonville Commons                14,000,000         7.2900%     0.0625%
      122            SBRC           Oak Mill Apartments                            13,648,000         7.1100%     0.0725%
      123            SBRC           Plaza de Hacienda                              13,000,000         7.5400%     0.1025%
      124            SBRC           Shenandoah Square                              13,000,000         7.3300%     0.0925%
      125            Key            460 West 34th Street                           12,500,000         7.4600%     0.0625%
      126            SBRC           Heritage Mall                                  12,500,000         7.1700%     0.0925%

      127            SBRC           Seekonk Crossing                               12,400,000         7.4100%     0.0725%
      128            SBRC           Pines of Northwest Crossing Apartments         11,000,000         6.3500%     0.0625%
      129            Key            Coral Creek Shops                              10,272,000         6.7800%     0.0625%
      130            SBRC           Three Fountain Apartments                      10,240,000         7.0300%     0.0625%
      131            Key            The Seville Apartments                          9,700,000         7.2500%     0.0625%


      132            Key            The Commons at Sauk Trail Shopping Center       9,040,000         7.8800%     0.0625%

      133            SBRC           Phoenix Hazeltree Apartments                    9,000,000         7.1000%     0.0625%
      134            SBRC           Parker Towne Centre                             8,500,000         7.7200%     0.1125%
      135            SBRC           Food 4 Less                                     8,100,000         7.3600%     0.0825%

      136            SBRC           AAA Quality Storage-Long Beach                  7,300,000         7.4100%     0.1025%
      137            SBRC           Chatsworth Imperial Mobile Home Park            7,440,000         7.8200%     0.0625%
      138            Key            Hammonton Square                                7,000,000         7.3700%     0.0625%
      139            Key            Big Creek Apartments Phases I & II              7,100,000         6.8800%     0.0625%
      140            SBRC           Oak Tree Plaza Shopping Center                  6,100,000         7.6900%     0.0625%
      141            SBRC           202 Tillary Street                              6,000,000         7.7400%     0.1025%
      142            Key            Safeway at Ocotillo Retail Shops                5,925,000         7.4200%     0.0625%
      143            SBRC           Dana Point Marina Mobile Home Park              5,600,000         7.3700%     0.0625%
      144            SBRC           Parkview Towers Apartments                      5,360,000         7.0300%     0.0625%


                                                                                                      ANTICI-
                                                                                                       PATED       SCHED-
                                        INTEREST                                 FIRST                 REPAY-       ULED
    CONTROL       NET MORT-    RATE      ACCRUAL                                 PAYMENT     GRACE      MENT      MATURITY
     NUMBER       GAGE RATE    TYPE      METHOD        LOAN TYPE    NOTE DATE     DATE      PERIOD      DATE        DATE
     ------       ---------    ----      ------        ---------    ---------     ----      ------      ----        ----

      101           6.8475%    Fixed    Actual/360         ARD       04/01/98    05/01/98      3       03/31/08    03/31/23

      102           6.4375%    Fixed      30/360         Balloon     06/20/02    08/11/02      0          NAP      07/11/12

      103           6.4475%    Fixed      30/360         Balloon     06/20/02    08/11/02      0          NAP      07/11/12

      104           6.4475%    Fixed      30/360         Balloon     06/20/02    08/11/02      0          NAP      07/11/12

      105           5.8192%    Fixed    Actual/360         ARD       07/01/02    08/11/02      0       07/11/12    07/11/32

      106           7.3275%    Fixed    Actual/360       Balloon     01/17/02    03/01/02      5          NAP      02/01/12

      106a
      106b

      107           7.3275%    Fixed    Actual/360       Balloon     01/17/02    03/01/02      5          NAP      02/01/12
      108           7.3275%    Fixed    Actual/360       Balloon     01/17/02    03/01/02      5          NAP      02/01/12
      109           7.3275%    Fixed    Actual/360       Balloon     01/17/02    03/01/02      5          NAP      02/01/12
      110           6.3775%    Fixed    Actual/360       Balloon     07/19/02    09/01/02      5          NAP      08/01/07
      110a
      110b
      110c
      111           7.8775%    Fixed    Actual/360       Balloon     06/06/01    08/01/01      5          NAP      07/01/11

      112           7.0375%    Fixed    Actual/360       Balloon     10/24/01    12/01/01      5          NAP      11/01/11
      113           7.0775%    Fixed    Actual/360       Balloon     03/21/02    05/01/02      5          NAP      04/01/12
      114           6.8875%    Fixed    Actual/360       Balloon     01/15/02    03/01/02     10          NAP      10/01/08
      115           7.2275%    Fixed    Actual/360       Balloon     04/01/02    05/01/02      5          NAP      04/01/12
      116           6.8875%    Fixed    Actual/360       Balloon     05/02/02    07/01/02      5          NAP      06/01/12
      117           7.2375%    Fixed    Actual/360     Partial IO    03/28/02    05/01/02      5          NAP      04/01/12
                                                        /Balloon

      118           7.0375%    Fixed    Actual/360       Balloon     05/28/02    07/01/02      5          NAP      06/01/12
      118a
      118b
      118c
      119           7.6975%    Fixed    Actual/360       Balloon     03/27/02    05/01/02      5          NAP      04/01/09
      120           7.1775%    Fixed    Actual/360       Balloon     04/11/02    06/01/02      5          NAP      05/01/12
      121           7.2275%    Fixed    Actual/360       Balloon     04/09/02    06/01/02      5          NAP      05/01/12
      122           7.0375%    Fixed    Actual/360       Balloon     03/21/02    05/01/02      5          NAP      04/01/12
      123           7.4375%    Fixed    Actual/360       Balloon     03/21/02    05/01/02      5          NAP      04/01/12
      124           7.2375%    Fixed    Actual/360       Balloon     01/31/02    03/01/02      5          NAP      02/01/12
      125           7.3975%    Fixed    Actual/360       Balloon     04/18/02    06/01/02      5          NAP      05/01/12
      126           7.0775%    Fixed    Actual/360       Balloon     12/03/01    02/01/02      5          NAP      01/01/12

      127           7.3375%    Fixed    Actual/360       Balloon     12/28/01    02/01/02      5          NAP      01/01/12
      128           6.2875%    Fixed    Actual/360       Balloon     07/01/02    08/01/02      5          NAP      07/01/07
      129           6.7175%    Fixed    Actual/360         ARD       06/04/02    08/01/02      5       07/01/12    07/01/32
      130           6.9675%    Fixed    Actual/360       Balloon     12/11/01    02/01/02      5          NAP      01/01/12
      131           7.1875%    Fixed    Actual/360     Partial IO    04/01/02    05/01/02      5          NAP      04/01/12
                                                        /Balloon

      132           7.8175%    Fixed    Actual/360       Balloon     06/26/02    08/01/02      5          NAP      07/01/12

      133           7.0375%    Fixed    Actual/360       Balloon     04/30/02    06/01/02      5          NAP      05/01/12
      134           7.6075%    Fixed    Actual/360       Balloon     11/27/00    01/01/01     10          NAP      12/01/10
      135           7.2775%    Fixed    Actual/360       Balloon     12/19/01    02/01/02      5          NAP      01/01/12

      136           7.3075%    Fixed    Actual/360       Balloon     12/13/01    02/01/02      5          NAP      01/01/07
      137           7.7575%    Fixed    Actual/360       Balloon     05/10/99    07/01/99     10          NAP      06/01/09
      138           7.3075%    Fixed    Actual/360       Balloon     05/06/02    07/01/02      5          NAP      06/01/12
      139           6.8175%    Fixed      30/360         Balloon     06/02/98    08/01/98     10          NAP      07/01/08
      140           7.6275%    Fixed    Actual/360       Balloon     04/05/02    06/01/02      5          NAP      05/01/12
      141           7.6375%    Fixed    Actual/360       Balloon     03/04/02    05/01/02      5          NAP      04/01/12
      142           7.3575%    Fixed    Actual/360       Balloon     05/10/02    07/01/02      5          NAP      06/01/12
      143           7.3075%    Fixed    Actual/360       Balloon     03/23/99    05/01/99     10          NAP      04/01/09
      144           6.9675%    Fixed    Actual/360       Balloon     12/14/01    02/01/02      5          NAP      01/01/12

                                                            STATED                                 STATED
                                 ORIGINAL                  ORIGINAL                  REMAIN-       REMAIN-
                                   TERM TO     INTEREST     AMORT-                   ING TERM    ING AMORT-
                 MONTHLY DEBT    MATURITY /      ONLY       IZATION     SEASON-    TO MATURITY     IZATION
    CONTROL         SERVICE          ARD        PERIOD       TERM         ING         / ARD         TERM          CUT-OFF DATE
     NUMBER         PAYMENT       (MONTHS)     (MONTHS)    (MONTHS)     (MONTHS)     (MONTHS)     (MONTHS)           BALANCE
     ------         -------       --------     --------    --------     --------     --------     --------           -------

      101         1,156,730.00     120           NAP          300          53            67          247         153,096,151.10

      102           380,816.84     120           NAP          300           2           118          298          56,248,958.35

      103           306,827.80     120           NAP          300           2           118          298          45,278,606.01

      104           240,596.25     120           NAP          300           2           118          298          35,504,810.00

      105           463,888.93     120           NAP          360           2           118          358          78,872,149.20 (b)

      106           146,639.92     120           NAP          360           7           113          353          21,093,883.90

      106a
      106b

      107            60,592.72     120           NAP          360           7           113          353           8,716,152.04
      108            52,015.67     120           NAP          360           7           113          353           7,482,358.82
      109            20,501.92     120           NAP          360           7           113          353           2,949,163.77
      110           207,282.01     60            NAP          360           1            59          359          32,975,721.32
      110a
      110b
      110c
      111           180,069.12     120           NAP          360          14           106          346          24,430,112.23

      112           135,313.64     120           NAP          360          10           110          350          19,984,901.78
      113           134,216.83     120           NAP          360           5           115          355          19,803,899.89
      114           133,308.89     80            NAP          320           7            73          313          19,248,639.03
      115           116,836.02     120           NAP          360           5           115          355          16,944,314.21
      116           109,442.67     120           NAP          360           3           117          357          16,465,347.37
      117           110,126.62     120            11          360           5           115          360          16,000,000.00


      118           105,264.08     120           NAP          300           3           117          297          14,711,707.94
      118a
      118b
      118c
      119           109,428.89     84            NAP          300           5            79          295          14,404,266.65
      120            97,454.23     120           NAP          360           4           116          356          14,263,571.30
      121            95,884.81     120           NAP          360           4           116          356          13,964,829.12
      122            91,810.97     120           NAP          360           5           115          355          13,600,749.44
      123            91,254.22     120           NAP          360           5           115          355          12,959,762.99
      124            89,389.41     120           NAP          360           7           113          353          12,934,050.48
      125            92,048.91     120           NAP          300           4           116          296          12,449,922.77
      126            89,707.60     120           NAP          300           8           112          292          12,384,772.73

      127            85,939.70     120           NAP          360           8           112          352          12,331,089.11
      128            68,445.93     60            NAP          360           2            58          358          10,983,359.99
      129            66,828.97     120           NAP          360           2           118          358          10,258,244.74
      130            68,333.41     120           NAP          360           8           112          352          10,177,880.29
      131            66,171.10     120            6           360           5           115          360           9,700,000.00


      132            65,577.65     120           NAP          360           2           118          358           9,031,498.80

      133            60,482.88     120           NAP          360           4           116          356           8,976,171.77
      134            60,718.92     120           NAP          360          21            99          339           8,382,038.68
      135            55,861.90     120           NAP          360           8           112          352           8,054,456.94

      136            50,593.53     60            NAP          360           8            52          352           7,259,431.52
      137            53,661.41     120           NAP          360          39            81          321           7,243,656.88
      138            48,323.41     120           NAP          360           3           117          357           6,986,778.25
      139            46,665.67     120           NAP          360          50            70          310           6,756,085.65
      140            43,448.50     120           NAP          360           4           116          356           6,086,339.86
      141            45,280.34     120           NAP          300           5           115          295           5,970,563.95
      142            41,104.37     120           NAP          360           3           117          357           5,913,960.03
      143            38,658.73     120           NAP          360          41            79          319           5,426,235.04
      144            35,768.27     120           NAP          360           8           112          352           5,327,484.21


Footnotes:

(a) Represents one of two pari passu A notes with equal Cut-off date principal balances. All LTV and DSCR statistics are calculated based upon both A notes, which have a combined Cut-off date principal balance of $157,744,298.39. All DSCR statistics are calculated based upon the highest Debt Service Payment shown in Annex A-3.

(b)  Based on the amortization schedule shown in Annex A-3.

(d) The Original Balance, Mortgage Rate, Note Date and First Payment Date were $17,000,000, 6.590%, September 8, 1998 and November 1, 1998, respectively.
     On January 15, 2002, the then outstanding loan amount of $16,406,244.30 was increased to $19,406,244.30 and the Mortgage Rate was changed to 6.950%. The Original Balance shown above represents the loan amount as of February 1, 2002, following the application of the specified February 2002 debt service payment of $108,459.74, which consisted of $2,723.97 of principal and $105,735.77 of interest, and an extraordinary principal payment of $12,634.89 that was paid during the month of January 2002.


                                     A-1-6

                        GENERAL MORTGAGE LOAN INFORMATION





                                                                                                               ADMIN-
    CONTROL       MORTGAGE                                                                          MORT-     ISTRATIVE   NET MORT-
    NUMBER      LOAN SELLER              LOAN / PROPERTY NAME                ORIGINAL BALANCE     GAGE RATE   FEE RATE    GAGE RATE
    ------      -----------              --------------------                ----------------     ---------   --------    ---------

      145           Key            Annex Apartments-Grigsby Apartments-       5,150,000             7.1300%    0.0625%    7.0675%
                                   Gaston Apartments
      146           SBRC           Broad Creek Crossing Shopping Center       5,100,000             7.2600%    0.1225%    7.1375%
      147           SBRC           Country Woods Village                      5,000,000             7.1500%    0.0625%    7.0875%
      148           SBRC           Lincoln Plaza Shopping Center              4,866,000             7.2500%    0.1225%    7.1275%
      149           SBRC           East-West Medical Center                   4,800,000             7.3500%    0.1125%    7.2375%
      150           SBRC           Phoenix Square Apartments                  4,760,000             7.1400%    0.0625%    7.0775%
      151           Key            Pheasant Run Apartments                    4,656,000             6.8500%    0.0625%    6.7875%
      152           SBRC           Villatree Apartments                       4,640,000             7.1100%    0.0625%    7.0475%
      153           SBRC           Hubbard's Ridge                            4,600,000             7.1700%    0.0625%    7.1075%

      154           SBRC           Three Fountains III Apartments             4,600,000             7.9000%    0.1225%    7.7775%
      155           SBRC           Normandy Business Center                   4,500,000             7.5500%    0.1125%    7.4375%
      156           SBRC           Addison Plaza                              4,425,000             7.3000%    0.0625%    7.2375%
      157           SBRC           Northbrook Atrium Plaza Office Building    4,300,000             7.9400%    0.0625%    7.8775%
      158           Key            Otay Mesa Self Storage                     4,200,000             7.4600%    0.0625%    7.3975%
      159           Key            Villa Primavera Apartments                 4,100,000             7.1400%    0.0625%    7.0775%
      160           Key            Waterford Place Apartments                 3,808,000             7.2400%    0.0625%    7.1775%
      161           SBRC           Oxford Crest Apartments                    3,600,000             7.1000%    0.1225%    6.9775%
      162           Key            Ashley Park Plaza                          3,600,000             7.6000%    0.0625%    7.5375%
      163           SBRC           35 Engel Street                            3,360,000             7.1500%    0.0625%    7.0875%


      164           SBRC           Northwest Plaza Shopping Center            3,000,000             8.3100%    0.1025%    8.2075%
      165           Key            Walgreens                                  2,920,000             7.5400%    0.1125%    7.4275%

      166           Key            Amber Glen Apartments                      2,000,000             7.2000%    0.0625%    7.1375%


                                                                                       ANTICI-
                                                                                        PATED      SCHED-
                          INTEREST                                 FIRST               REPAY-       ULED      MONTHLY DEBT
    CONTROL     RATE       ACCRUAL                                PAYMENT     GRACE     MENT      MATURITY       SERVICE
    NUMBER      TYPE       METHOD       LOAN TYPE    NOTE DATE      DATE     PERIOD     DATE        DATE         PAYMENT
    ------      ----       ------       ---------    ---------      ----     ------     ----        ----         -------

      145       Fixed    Actual/360      Balloon      05/31/02     07/01/02      5      NAP       06/01/12      34,713.89

      146       Fixed    Actual/360      Balloon      11/30/01     01/01/02      5      NAP       12/01/11      34,825.59
      147       Fixed    Actual/360      Balloon      03/29/01     05/01/01      5      NAP       04/01/11      33,770.34
      148       Fixed    Actual/360      Balloon      01/17/02     03/01/02      5      NAP       02/01/12      33,194.70
      149       Fixed    Actual/360      Balloon      09/10/01     11/01/01      5      NAP       10/01/11      33,070.66
      150       Fixed    Actual/360      Balloon      03/01/02     05/01/02      5      NAP       04/01/12      32,117.21
      151       Fixed    Actual/360      Balloon      06/07/02     08/01/02      5      NAP       07/01/12      30,508.87
      152       Fixed    Actual/360      Balloon      01/18/02     03/01/02      5      NAP       02/01/12      31,213.58
      153       Fixed    Actual/360      Balloon      12/28/01     02/01/02      5      NAP       01/01/12      31,130.89

      154       Fixed    Actual/360      Balloon      08/22/01     10/01/01      5      NAP       07/01/09      34,092.67
      155       Fixed    Actual/360      Balloon      03/06/01     05/01/01      5      NAP       04/01/06      31,618.87
      156       Fixed    Actual/360      Balloon      09/26/01     11/01/01      5      NAP       10/01/11      30,336.51
      157       Fixed    Actual/360      Balloon      04/01/02     05/01/02      5      NAP       04/01/12      31,372.21
      158       Fixed    Actual/360      Balloon      05/14/02     07/01/02      5      NAP       06/01/12      30,928.43
      159       Fixed    Actual/360      Balloon      05/13/02     07/01/02      5      NAP       06/01/12      29,345.14
      160       Fixed    Actual/360      Balloon      03/21/02     05/01/02      5      NAP       04/01/12      27,499.96
      161       Fixed    Actual/360      Balloon      04/30/02     06/01/02      5      NAP       05/01/12      24,193.15
      162       Fixed    Actual/360        ARD        04/18/02     06/01/02      5   05/01/12     05/01/27      26,838.29
      163       Fixed    Actual/360       Fully       08/10/98     10/01/98     10      NAP       09/01/18      26,353.43
                                        Amortizing

      164       Fixed    Actual/360      Balloon      09/15/99     11/01/99     10      NAP       10/01/09      22,664.66
      165       Fixed    Actual/360        ARD        06/07/02     08/01/02      5   07/01/12     07/01/27      21,654.57

      166       Fixed    Actual/360      Balloon      04/25/02     06/01/02      5      NAP       05/01/12      13,575.76

                                          STATED                                  STATED
                ORIGINAL                 ORIGINAL                  REMAIN-       REMAIN-
                TERM TO     INTEREST      AMORT-                   ING TERM     ING AMORT-
               MATURITY /     ONLY       IZATION      SEASON-    TO MATURITY     IZATION
    CONTROL       ARD        PERIOD        TERM         ING         / ARD          TERM         CUT-OFF DATE
    NUMBER      (MONTHS)    (MONTHS)     (MONTHS)    (MONTHS)      (MONTHS)      (MONTHS)          BALANCE
    ------      --------    --------     --------    --------      --------      --------          -------

      145        120           NAP        360            3           117           357         5,139,627.38

      146        120           NAP        360            9           111           351         5,067,561.69
      147        120           NAP        360           17           103           343         4,937,313.46
      148        120           NAP        360            7           113           353         4,840,871.29
      149        120           NAP        360           11           109           349         4,763,377.89
      150        120           NAP        360            5           115           355         4,743,646.03
      151        120           NAP        360            2           118           358         4,649,892.17
      152        120           NAP        360            7           113           353         4,615,285.62
      153        120           NAP        360            8           112           352         4,572,973.49

      154         94           NAP        334           12            82           322         4,557,765.70
      155         60           NAP        360           17            43           343         4,448,758.82
      156        120           NAP        360           11           109           349         4,390,830.41
      157        120           NAP        360            5           115           355         4,288,068.57
      158        120           NAP        300            3           117           297         4,187,197.91
      159        120           NAP        300            3           117           297         4,086,689.42
      160        120           NAP        300            5           115           295         3,787,409.37
      161        120           NAP        360            4           116           356         3,590,468.72
      162        120           NAP        300            4           116           296         3,585,988.27
      163        240           NAP        240           48           192           192         3,024,622.84


      164        120           NAP        360           35            85           325         2,937,848.59
      165        120           NAP        300            2           118           298         2,914,591.18

      166        120           NAP        360            4           116           356         1,994,848.30


                                     A-1-7

                      MORTGAGE LOAN PREPAYMENT INFORMATION





                                                                                                                          LOCKOUT
    CONTROL     MORTGAGE                                                                                                PERIOD END
     NUMBER    LOAN SELLER   LOAN / PROPERTY NAME                            PREPAYMENT PROVISIONS                         DATE
     ------    -----------   --------------------                            ---------------------                         ----

      101         SBRC       Exchange Place                                  LO(48)/YM(29)/YMorDefeasance(37)            04/30/02
                                                                             /Free(6)

      102        Column      Westgate Mall                                   LO(35)/Defeasance(78)/Free(7)               07/10/05

      103          Key       Jefferson Mall                                  LO(35)/Defeasance(78)/Free(7)               07/10/05

      104          Key       Regency Mall                                    LO(35)/Defeasance(78)/Free(7)               07/10/05

      105        Column      Westfarms Mall (a)                              LO(26)/Defeasance(90)/Free(4)               10/10/04

      106         SBRC       The Commons and Greentree Apartments            LO(31)/Defeasance(87)/Free(2)               09/30/04

      106a                   Greentree Apartments
      106b                   The Commons Apartments

      107         SBRC       Del Oro Apartments                              LO(31)/Defeasance(87)/Free(2)               09/30/04
      108         SBRC       Country Club Villas Apartments                  LO(31)/Defeasance(87)/Free(2)               09/30/04
      109         SBRC       Royal Crest Apartments                          LO(31)/Defeasance(87)/Free(2)               09/30/04
      110          Key       Columbia Portfolio                              LO(25)/Defeasance(32)/Free(3)               09/30/04
      110a                   Columbia Park Mobile Home Park
      110b                   Columbia Shopping Center
      110c                   Brook Park Mobile Home Park
      111         SBRC       Wilton Executive Campus                         LO(38)/Defeasance(80)/Free(2)               09/30/04

      112         SBRC       Berlin Circle Plaza                             LO(34)/Defeasance(84)/Free(2)               09/30/04
      113         SBRC       Northlake Apartments                            LO(29)/Defeasance(88)/Free(3)               09/30/04
      114         SBRC       The Aventine Apartments                         LO(31)/Defeasance(45)/Free(4)               09/30/04
      115         SBRC       Cedar Crest Apartments                          LO(29)/Defeasance(88)/Free(3)               09/30/04
      116         SBRC       Villas at Sunrise Mountain                      LO(27)/Defeasance(91)/Free(2)               09/30/04
      117         SBRC       The Shops at Town Center                        LO(29)/Defeasance(88)/Free(3)               09/30/04

      118          Key       Shurgard Portfolio                              LO(27)/Defeasance(90)/Free(3)               09/30/04
      118a                   Shurgard of Westpark Self Storage
      118b                   Shurgard of Cabot Road Self Storage
      118c                   Shurgard of Costa Mesa Self Storage
      119          Key       Cathedral City Marketplace                      LO(29)/Defeasance(52)/Free(3)               09/30/04
      120         SBRC       Overlook at Central Pointe                      LO(28)/Defeasance(89)/Free(3)               09/30/04
      121         SBRC       Reserve at Jacksonville Commons                 LO(28)/Defeasance(89)/Free(3)               09/30/04
      122         SBRC       Oak Mill Apartments                             LO(29)/Defeasance(88)/Free(3)               09/30/04
      123         SBRC       Plaza de Hacienda                               LO(29)/Defeasance(88)/Free(3)               09/30/04
      124         SBRC       Shenandoah Square                               LO(31)/Defeasance(87)/Free(2)               09/30/04
      125          Key       460 West 34th Street                            LO(28)/Defeasance(89)/Free(3)               09/30/04
      126         SBRC       Heritage Mall                                   LO(32)/Defeasance(86)/Free(2)               09/30/04

      127         SBRC       Seekonk Crossing                                LO(32)/Defeasance(86)/Free(2)               09/30/04
      128         SBRC       Pines of Northwest Crossing Apartments          LO(26)/Defeasance(32)/Free(2)               09/30/04
      129          Key       Coral Creek Shops                               LO(26)/Defeasance(90)/Free(4)               09/30/04
      130         SBRC       Three Fountain Apartments                       LO(32)/Defeasance(85)/Free(3)               09/30/04
      131          Key       The Seville Apartments                          LO(29)/Defeasance(88)/Free(3)               09/30/04

      132          Key       The Commons at Sauk Trail Shopping Center       LO(26)/Defeasance(91)/Free(3)               09/30/04

      133         SBRC       Phoenix Hazeltree Apartments                    LO(28)/Defeasance(89)/Free(3)               09/30/04
      134         SBRC       Parker Towne Centre                             LO(45)/Defeasance(72)/Free(3)               09/30/04
      135         SBRC       Food 4 Less                                     LO(32)/Defeasance(85)/Free(3)               09/30/04

      136         SBRC       AAA Quality Storage-Long Beach                  LO(32)/Defeasance(25)/Free(3)               09/30/04
      137         SBRC       Chatsworth Imperial Mobile Home Park            LO(47)/Defeasance(69)/Free(4)               05/31/03
      138          Key       Hammonton Square                                LO(27)/Defeasance(90)/Free(3)               09/30/04
      139          Key       Big Creek Apartments Phases I & II              LO(58)/Grtr1%UPBorYM(55)/Free(7)            05/31/03
      140         SBRC       Oak Tree Plaza Shopping Center                  LO(28)/Defeasance(89)/Free(3)               09/30/04
      141         SBRC       202 Tillary Street                              LO(29)/Defeasance(88)/Free(3)               09/30/04
      142          Key       Safeway at Ocotillo Retail Shops                LO(27)/Defeasance(90)/Free(3)               09/30/04
      143         SBRC       Dana Point Marina Mobile Home Park              LO(47)/Defeasance(70)/Free(3)               03/31/03
      144         SBRC       Parkview Towers Apartments                      LO(32)/Defeasance(85)/Free(3)               09/30/04




                 DEFEASE-       DEFEASE-     YIELD MAINTEN-  YIELD MAINTEN-      PREPAYMENT     PREPAYMENT
    CONTROL     ANCE START      ANCE END      ANCE PERIOD     ANCE PERIOD       PENALTY START   PENALTY END     YIELD MAINTENANCE
     NUMBER        DATE           DATE        START DATE       END DATE             DATE            DATE        CALCULATION METHOD
     ------        ----           ----        ----------       --------             ----            ----        ------------------

      101        10/01/04       10/31/07       05/01/02        10/31/07              NAP            NAP           Present Value


      102        07/11/05       01/10/12          NAP             NAP                NAP            NAP                NAP

      103        07/11/05       01/10/12          NAP             NAP                NAP            NAP                NAP

      104        07/11/05       01/10/12          NAP             NAP                NAP            NAP                NAP

      105        10/11/04       04/10/12          NAP             NAP                NAP            NAP                NAP

      106        10/01/04       12/31/11          NAP             NAP                NAP            NAP                NAP

      106a
      106b

      107        10/01/04       12/31/11          NAP             NAP                NAP            NAP                NAP
      108        10/01/04       12/31/11          NAP             NAP                NAP            NAP                NAP
      109        10/01/04       12/31/11          NAP             NAP                NAP            NAP                NAP
      110        10/01/04       05/30/07          NAP             NAP                NAP            NAP                NAP
      110a
      110b
      110c
      111        10/01/04       05/31/11          NAP             NAP                NAP            NAP                NAP

      112        10/01/04       09/30/11          NAP             NAP                NAP            NAP                NAP
      113        10/01/04       01/31/12          NAP             NAP                NAP            NAP                NAP
      114        10/01/04       06/30/08          NAP             NAP                NAP            NAP                NAP
      115        10/01/04       01/31/12          NAP             NAP                NAP            NAP                NAP
      116        10/01/04       04/30/12          NAP             NAP                NAP            NAP                NAP
      117        10/01/04       01/31/12          NAP             NAP                NAP            NAP                NAP

      118        10/01/04       03/31/12          NAP             NAP                NAP            NAP                NAP
      118a
      118b
      118c
      119        10/01/04       01/31/09          NAP             NAP                NAP            NAP                NAP
      120        10/01/04       02/29/12          NAP             NAP                NAP            NAP                NAP
      121        10/01/04       02/29/12          NAP             NAP                NAP            NAP                NAP
      122        10/01/04       01/31/12          NAP             NAP                NAP            NAP                NAP
      123        10/01/04       01/31/12          NAP             NAP                NAP            NAP                NAP
      124        10/01/04       12/31/11          NAP             NAP                NAP            NAP                NAP
      125        10/01/04       02/29/12          NAP             NAP                NAP            NAP                NAP
      126        10/01/04       11/30/11          NAP             NAP                NAP            NAP                NAP

      127        10/01/04       11/30/11          NAP             NAP                NAP            NAP                NAP
      128        10/01/04       05/31/07          NAP             NAP                NAP            NAP                NAP
      129        10/01/04       03/31/12          NAP             NAP                NAP            NAP                NAP
      130        10/01/04       10/31/11          NAP             NAP                NAP            NAP                NAP
      131        10/01/04       01/31/12          NAP             NAP                NAP            NAP                NAP

      132        10/01/04       04/30/12          NAP             NAP                NAP            NAP                NAP

      133        10/01/04       02/29/12          NAP             NAP                NAP            NAP                NAP
      134        10/01/04       09/30/10          NAP             NAP                NAP            NAP                NAP
      135        10/01/04       10/31/11          NAP             NAP                NAP            NAP                NAP

      136        10/01/04       10/31/06          NAP             NAP                NAP            NAP                NAP
      137        06/01/03       02/28/09          NAP             NAP                NAP            NAP                NAP
      138        10/01/04       03/31/12          NAP             NAP                NAP            NAP                NAP
      139           NAP           NAP          06/01/03        12/31/07              NAP            NAP           Present Value
      140        10/01/04       02/29/12          NAP             NAP                NAP            NAP                NAP
      141        10/01/04       01/31/12          NAP             NAP                NAP            NAP                NAP
      142        10/01/04       03/31/12          NAP             NAP                NAP            NAP                NAP
      143        04/01/03       01/31/09          NAP             NAP                NAP            NAP                NAP
      144        10/01/04       10/31/11          NAP             NAP                NAP            NAP                NAP

                                       YIELD
                                    MAINTENANCE
                                   INTEREST RATE
                                    CONVERTED TO
    CONTROL   YIELD MAINTENANCE       MONTHLY            YIELD MAINTENANCE
     NUMBER     INTEREST RATE      MORTGAGE RATE        DISCOUNTING HORIZON
     ------     -------------      -------------        -------------------

      101          T-Flat                No                  Maturity


      102            NAP                NAP                     NAP

      103            NAP                NAP                     NAP

      104            NAP                NAP                     NAP

      105            NAP                NAP                     NAP

      106            NAP                NAP                     NAP

      106a
      106b

      107            NAP                NAP                     NAP
      108            NAP                NAP                     NAP
      109            NAP                NAP                     NAP
      110            NAP                NAP                     NAP
      110a
      110b
      110c
      111            NAP                NAP                     NAP

      112            NAP                NAP                     NAP
      113            NAP                NAP                     NAP
      114            NAP                NAP                     NAP
      115            NAP                NAP                     NAP
      116            NAP                NAP                     NAP
      117            NAP                NAP                     NAP

      118            NAP                NAP                     NAP
      118a
      118b
      118c
      119            NAP                NAP                     NAP
      120            NAP                NAP                     NAP
      121            NAP                NAP                     NAP
      122            NAP                NAP                     NAP
      123            NAP                NAP                     NAP
      124            NAP                NAP                     NAP
      125            NAP                NAP                     NAP
      126            NAP                NAP                     NAP

      127            NAP                NAP                     NAP
      128            NAP                NAP                     NAP
      129            NAP                NAP                     NAP
      130            NAP                NAP                     NAP
      131            NAP                NAP                     NAP

      132            NAP                NAP                     NAP

      133            NAP                NAP                     NAP
      134            NAP                NAP                     NAP
      135            NAP                NAP                     NAP

      136            NAP                NAP                     NAP
      137            NAP                NAP                     NAP
      138            NAP                NAP                     NAP
      139          T-Flat               Yes                  Maturity
      140            NAP                NAP                     NAP
      141            NAP                NAP                     NAP
      142            NAP                NAP                     NAP
      143            NAP                NAP                     NAP
      144            NAP                NAP                     NAP


Footnotes:

(a) Represents one of two pari passu A notes with equal Cut-off date principal balances. All LTV and DSCR statistics are calculated based upon both A notes, which have a combined Cut-off date principal balance of $157,744,298.39. All DSCR statistics are calculated based upon the highest Debt Service Payment shown in Annex A-3.


                                     A-1-8

                      MORTGAGE LOAN PREPAYMENT INFORMATION





                                                                                                                         LOCKOUT
    CONTROL     MORTGAGE                                                                                               PERIOD END
     NUMBER    LOAN SELLER   LOAN / PROPERTY NAME                            PREPAYMENT PROVISIONS                        DATE
     ------    -----------   --------------------                            ---------------------                        ----

      145           Key     Annex Apartments-Grigsby Apartments-Gaston       LO(27)/Defeasance(90)/Free(3)               09/30/04
                            Apartments

      146          SBRC     Broad Creek Crossing Shopping Center             LO(33)/Defeasance(84)/Free(3)               09/30/04
      147          SBRC     Country Woods Village                            LO(41)/Defeasance(76)/Free(3)               09/30/04
      148          SBRC     Lincoln Plaza Shopping Center                    LO(31)/Defeasance(86)/Free(3)               09/30/04
      149          SBRC     East-West Medical Center                         LO(35)/Defeasance(82)/Free(3)               09/30/04
      150          SBRC     Phoenix Square Apartments                        LO(29)/Defeasance(88)/Free(3)               09/30/04
      151           Key     Pheasant Run Apartments                          LO(26)/Defeasance(91)/Free(3)               09/30/04
      152          SBRC     Villatree Apartments                             LO(31)/Defeasance(86)/Free(3)               09/30/04
      153          SBRC     Hubbard's Ridge                                  LO(32)/Defeasance(85)/Free(3)               09/30/04

      154          SBRC     Three Fountains III Apartments                   LO(36)/Defeasance(55)/Free(3)               09/30/04
      155          SBRC     Normandy Business Center                         LO(41)/Defeasance(16)/Free(3)               09/30/04
      156          SBRC     Addison Plaza                                    LO(35)/Defeasance(82)/Free(3)               09/30/04
      157          SBRC     Northbrook Atrium Plaza Office Building          LO(29)/Defeasance(88)/Free(3)               09/30/04
      158           Key     Otay Mesa Self Storage                           Grtr1%UPBorYM(115)/Free(5)                     NAP
      159           Key     Villa Primavera Apartments                       LO(27)/Defeasance(90)/Free(3)               09/30/04
      160           Key     Waterford Place Apartments                       LO(29)/Defeasance(88)/Free(3)               09/30/04
      161          SBRC     Oxford Crest Apartments                          LO(28)/Defeasance(89)/Free(3)               09/30/04
      162           Key     Ashley Park Plaza                                LO(28)/Defeasance(88)/Free(4)               09/30/04
      163          SBRC     35 Engel Street                                  LO(36)/Defeasance(201)/Free(3)              09/30/01

      164          SBRC     Northwest Plaza Shopping Center                  LO(47)/Defeasance(70)/Free(3)               09/30/03
      165           Key     Walgreens                                        LO(26)/Defeasance(90)/Free(4)               09/30/04

      166           Key     Amber Glen Apartments                            LO(28)/Defeasance(89)/Free(3)               09/30/04




                  DEFEASE-       DEFEASE-     YIELD MAINTEN-  YIELD MAINTEN-      PREPAYMENT      PREPAYMENT
    CONTROL      ANCE START      ANCE END      ANCE PERIOD     ANCE PERIOD       PENALTY START   PENALTY END     YIELD MAINTENANCE
     NUMBER         DATE           DATE        START DATE       END DATE             DATE            DATE        CALCULATION METHOD
     ------         ----           ----        ----------       --------             ----            ----        ------------------

      145        10/01/04       03/31/12          NAP             NAP                  NAP            NAP                NAP


      146        10/01/04       09/30/11          NAP             NAP                  NAP            NAP                NAP
      147        10/01/04       01/31/11          NAP             NAP                  NAP            NAP                NAP
      148        10/01/04       11/30/11          NAP             NAP                  NAP            NAP                NAP
      149        10/01/04       07/31/11          NAP             NAP                  NAP            NAP                NAP
      150        10/01/04       01/31/12          NAP             NAP                  NAP            NAP                NAP
      151        10/01/04       04/30/12          NAP             NAP                  NAP            NAP                NAP
      152        10/01/04       11/30/11          NAP             NAP                  NAP            NAP                NAP
      153        10/01/04       10/31/11          NAP             NAP                  NAP            NAP                NAP

      154        10/01/04       04/30/09          NAP             NAP                  NAP            NAP                NAP
      155        10/01/04       01/31/06          NAP             NAP                  NAP            NAP                NAP
      156        10/01/04       07/31/11          NAP             NAP                  NAP            NAP                NAP
      157        10/01/04       01/31/12          NAP             NAP                  NAP            NAP                NAP
      158           NAP           NAP          05/14/02        01/31/12                NAP            NAP           Present Value
      159        10/01/04       03/31/12          NAP             NAP                  NAP            NAP                NAP
      160        10/01/04       01/31/12          NAP             NAP                  NAP            NAP                NAP
      161        10/01/04       02/29/12          NAP             NAP                  NAP            NAP                NAP
      162        10/01/04       01/31/12          NAP             NAP                  NAP            NAP                NAP
      163        10/01/01       06/30/18          NAP             NAP                  NAP            NAP                NAP

      164        10/01/03       07/31/09          NAP             NAP                  NAP            NAP                NAP
      165        10/01/04       03/31/12          NAP             NAP                  NAP            NAP                NAP

      166        10/01/04       02/29/12          NAP             NAP                  NAP            NAP                NAP

                                         YIELD
                                      MAINTENANCE
                                     INTEREST RATE
                                      CONVERTED TO
    CONTROL     YIELD MAINTENANCE       MONTHLY            YIELD MAINTENANCE
     NUMBER       INTEREST RATE      MORTGAGE RATE        DISCOUNTING HORIZON
     ------       -------------      -------------        -------------------

      145               NAP                NAP                     NAP


      146               NAP                NAP                     NAP
      147               NAP                NAP                     NAP
      148               NAP                NAP                     NAP
      149               NAP                NAP                     NAP
      150               NAP                NAP                     NAP
      151               NAP                NAP                     NAP
      152               NAP                NAP                     NAP
      153               NAP                NAP                     NAP

      154               NAP                NAP                     NAP
      155               NAP                NAP                     NAP
      156               NAP                NAP                     NAP
      157               NAP                NAP                     NAP
      158             T-Flat               Yes                  Maturity
      159               NAP                NAP                     NAP
      160               NAP                NAP                     NAP
      161               NAP                NAP                     NAP
      162               NAP                NAP                     NAP
      163               NAP                NAP                     NAP

      164               NAP                NAP                     NAP
      165               NAP                NAP                     NAP

      166               NAP                NAP                     NAP


                                     A-1-9

                   MORTGAGED REAL PROPERTY TENANCY INFORMATION





                                                                             OCCU-
                                                                             PANCY
CONTROL       MORTGAGE                                                      PERCEN-    OCCUPANCY
 NUMBER      LOAN SELLER               LOAN / PROPERTY NAME                  TAGE     AS OF DATE       LARGEST MAJOR TENANT
 ------      -----------               --------------------                  ----     ----------       --------------------

  101           SBRC          Exchange Place                                 100%      02/15/02    Goodwin Procter & Hoar

  102          Column         Westgate Mall                                   96%      04/01/02    JC Penney

  103            Key          Jefferson Mall                                  84%      04/01/02    Finish Line

  104            Key          Regency Mall                                    74%      04/01/02    Footlocker

  105          Column         Westfarms Mall (a)                              96%      04/30/02    Filene's Mens & Furnishings

  106           SBRC          The Commons and Greentree Apartments

  106a                        Greentree Apartments                            93%      02/27/02    NAP
  106b                        The Commons Apartments                          93%      03/18/02    NAP
  107           SBRC          Del Oro Apartments                              95%      02/19/02    NAP
  108           SBRC          Country Club Villas Apartments                  92%      02/22/02    NAP
  109           SBRC          Royal Crest Apartments                          91%      03/18/02    NAP
  110            Key          Columbia Portfolio
  110a                        Columbia Park Mobile Home Park                  95%      07/01/02    NAP
  110b                        Columbia Shopping Center                       100%      07/01/02    Riverview Foods
  110c                        Brook Park Mobile Home Park                     88%      05/07/02    NAP
  111           SBRC          Wilton Executive Campus                         99%      03/26/02    Greenfield On-Line

  112           SBRC          Berlin Circle Plaza                             92%      04/01/02    The Home Depot
  113           SBRC          Northlake Apartments                            97%      01/23/02    NAP
  114           SBRC          The Aventine Apartments                         86%      07/22/02    NAP
  115           SBRC          Cedar Crest Apartments                          90%      01/28/02    NAP
  116           SBRC          Villas at Sunrise Mountain                      92%      05/01/02    NAP
  117           SBRC          The Shops at Town Center                        98%      03/25/02    Safeway, Inc.

  118            Key          Shurgard Portfolio

  118a                        Shurgard of Westpark Self Storage               86%      04/25/02    NAP
  118b                        Shurgard of Cabot Road Self Storage             93%      04/25/02    NAP
  118c                        Shurgard of Costa Mesa Self Storage             93%      04/25/02    NAP
  119            Key          Cathedral City Marketplace                      99%      03/26/02    Food 4 Less
  120           SBRC          Overlook at Central Pointe                      97%      04/30/02    NAP
  121           SBRC          Reserve at Jacksonville Commons                 91%      05/30/02    NAP
  122           SBRC          Oak Mill Apartments                             98%      06/10/02    NAP
  123           SBRC          Plaza de Hacienda                              100%      06/01/02    Food 4 Less
  124           SBRC          Shenandoah Square                               89%      06/07/02    Publix
  125            Key          460 West 34th Street                            96%      04/09/02    Young Adult Institute & Workshop
  126           SBRC          Heritage Mall                                   90%      04/26/02    Sears

  127           SBRC          Seekonk Crossing                                98%      01/01/02    Don Mar Creations
  128           SBRC          Pines of Northwest Crossing Apartments          96%      04/23/02    NAP
  129            Key          Coral Creek Shops                               96%      06/01/02    Publix
  130           SBRC          Three Fountain Apartments                       85%      01/24/02    NAP
  131            Key          The Seville Apartments                          98%      02/01/02    NAP

  132            Key          The Commons at Sauk Trail Shopping Center       94%      06/24/02    Farmer Jack

  133           SBRC          Phoenix Hazeltree Apartments                    97%      03/01/02    NAP
  134           SBRC          Parker Towne Centre                             95%      05/01/02    Minyard's Food Store
  135           SBRC          Food 4 Less                                    100%      12/01/01    Food 4 Less

  136           SBRC          AAA Quality Storage-Long Beach                  88%      05/02/02    NAP
  137           SBRC          Chatsworth Imperial Mobile Home Park           100%      04/03/02    NAP
  138            Key          Hammonton Square                               100%      04/29/02    Super Fresh Food Markets, Inc.
  139            Key          Big Creek Apartments Phases I & II              88%      06/15/02    NAP
  140           SBRC          Oak Tree Plaza Shopping Center                  95%      04/03/02    Office Max
  141           SBRC          202 Tillary Street                              89%      01/13/02    NAP
  142            Key          Safeway at Ocotillo Retail Shops                92%      05/06/02    Discount Card & Party Shop
  143           SBRC          Dana Point Marina Mobile Home Park             100%      02/13/02    NAP
  144           SBRC          Parkview Towers Apartments                      94%      01/24/02    NAP


                                         LARGEST
                                          MAJOR                                                      SECOND       SECOND
                LARGEST     LARGEST       TENANT                                                    LARGEST      LARGEST
                 MAJOR       MAJOR        LEASE                                                      MAJOR        MAJOR
CONTROL         TENANT       TENANT      MATURITY                                                    TENANT       TENANT
 NUMBER          NRSF        NRSF%         DATE               SECOND LARGEST MAJOR TENANT             NRSF        NRSF%
 ------          ----        -----         ----               ---------------------------             ----        -----

  101         359,397         32%      04/30/06      Fidelity Properties, Inc.                       169,943         15%

  102          93,959         22%      10/31/11      Bed Bath & Beyond                                36,162          8%

  103          12,222          5%      01/31/08      Fashion Shops                                     9,420          3%

  104           7,942          3%      01/31/09      Charlotte Russe                                   7,046          3%

  105          79,992         13%      05/31/25      Rainforest Cafe                                  15,510          3%

  106

  106a            NAP         NAP        NAP         NAP                                                 NAP         NAP
  106b            NAP         NAP        NAP         NAP                                                 NAP         NAP
  107             NAP         NAP        NAP         NAP                                                 NAP         NAP
  108             NAP         NAP        NAP         NAP                                                 NAP         NAP
  109             NAP         NAP        NAP         NAP                                                 NAP         NAP
  110
  110a            NAP         NAP        NAP         NAP                                                 NAP         NAP
  110b          7,756         27%      11/30/03      Kovachy Bros Auto Parts                           3,200         11%
  110c            NAP         NAP        NAP         NAP                                                 NAP         NAP
  111          33,583         18%      04/30/10      Applied Information for Marketing                27,322         15%

  112         115,820         41%      01/31/18      Shop Rite                                        65,420         23%
  113             NAP         NAP        NAP         NAP                                                 NAP         NAP
  114             NAP         NAP        NAP         NAP                                                 NAP         NAP
  115             NAP         NAP        NAP         NAP                                                 NAP         NAP
  116             NAP         NAP        NAP         NAP                                                 NAP         NAP
  117          55,192         52%      06/30/25      Kinko's                                           6,383          6%

  118

  118a            NAP         NAP        NAP         NAP                                                 NAP         NAP
  118b            NAP         NAP        NAP         NAP                                                 NAP         NAP
  118c            NAP         NAP        NAP         NAP                                                 NAP         NAP
  119          52,924         28%      10/31/10      Movies 10                                        29,397         16%
  120             NAP         NAP        NAP         NAP                                                 NAP         NAP
  121             NAP         NAP        NAP         NAP                                                 NAP         NAP
  122             NAP         NAP        NAP         NAP                                                 NAP         NAP
  123          81,736         64%      05/31/17      Kragen Auto Parts                                15,000         12%
  124          42,112         35%      07/31/09      Walgreens                                        13,500         11%
  125          71,000         14%      08/31/09      Metropolitan Transport Authority                 67,500         13%
  126          67,968         25%      07/24/09      Emporium                                         43,026         16%

  127          51,500         24%      12/31/04      Sports Authority                                 42,649         20%
  128             NAP         NAP        NAP         NAP                                                 NAP         NAP
  129          42,112         40%      06/01/11      Walgreens                                        13,500         13%
  130             NAP         NAP        NAP         NAP                                                 NAP         NAP
  131             NAP         NAP        NAP         NAP                                                 NAP         NAP

  132          53,921         56%      12/31/20      Fashion Bug, Inc.                                 8,000          8%

  133             NAP         NAP        NAP         NAP                                                 NAP         NAP
  134          70,550         34%      04/30/11      Jam Station                                      17,856          9%
  135          58,944        100%      05/31/21      NAP                                                 NAP         NAP

  136             NAP         NAP        NAP         NAP                                                 NAP         NAP
  137             NAP         NAP        NAP         NAP                                                 NAP         NAP
  138          45,366         59%      10/31/15      Fashion Bug, Inc.                                12,500         16%
  139             NAP         NAP        NAP         NAP                                                 NAP         NAP
  140          23,200         33%      12/31/13      PetsMart, Inc.                                   19,169         28%
  141             NAP         NAP        NAP         NAP                                                 NAP         NAP
  142           7,965         20%      07/01/08      Native New Yorker                                 7,000         17%
  143             NAP         NAP        NAP         NAP                                                 NAP         NAP
  144             NAP         NAP        NAP         NAP                                                 NAP         NAP

              SECOND                                                                             THIRD
              LARGEST                                                                           LARGEST
               MAJOR                                                   THIRD        THIRD        MAJOR
              TENANT                                                  LARGEST      LARGEST       TENANT
               LEASE                                                   MAJOR        MAJOR        LEASE
CONTROL      MATURITY                                                  TENANT      TENANT       MATURITY
 NUMBER        DATE               THIRD LARGEST MAJOR TENANT            NRSF        NRSF%         DATE
 ------        ----               --------------------------            ----        -----         ----

  101         06/30/06       Citizens Bank                            128,571        11%        07/31/10

  102         01/31/11       NAP                                          NAP        NAP          NAP

  103         01/31/07       NAP                                          NAP        NAP          NAP

  104         05/31/12       NAP                                          NAP        NAP          NAP

  105         01/31/10       NAP                                          NAP        NAP          NAP

  106

  106a           NAP         NAP                                          NAP        NAP          NAP
  106b           NAP         NAP                                          NAP        NAP          NAP
  107            NAP         NAP                                          NAP        NAP          NAP
  108            NAP         NAP                                          NAP        NAP          NAP
  109            NAP         NAP                                          NAP        NAP          NAP
  110
  110a           NAP         NAP                                          NAP        NAP          NAP
  110b        09/30/04       Plumcreek Tavern                           3,110        11%        02/28/04
  110c           NAP         NAP                                          NAP        NAP          NAP
  111         12/31/10       NAP                                          NAP        NAP          NAP

  112         10/31/07       NAP                                          NAP        NAP          NAP
  113            NAP         NAP                                          NAP        NAP          NAP
  114            NAP         NAP                                          NAP        NAP          NAP
  115            NAP         NAP                                          NAP        NAP          NAP
  116            NAP         NAP                                          NAP        NAP          NAP
  117         12/31/10       NAP                                          NAP        NAP          NAP

  118

  118a           NAP         NAP                                          NAP        NAP          NAP
  118b           NAP         NAP                                          NAP        NAP          NAP
  118c           NAP         NAP                                          NAP        NAP          NAP
  119         12/31/15       24 Hour Fitness                           20,000        11%        08/09/11
  120            NAP         NAP                                          NAP        NAP          NAP
  121            NAP         NAP                                          NAP        NAP          NAP
  122            NAP         NAP                                          NAP        NAP          NAP
  123         06/30/05       NAP                                          NAP        NAP          NAP
  124         04/30/29       NAP                                          NAP        NAP          NAP
  125         09/30/08       Baby Togs, Inc.                           56,000        11%        02/28/09
  126         12/31/14       Ross Dress for Less                       34,451        13%        01/31/11

  127            06/30/13    Circuit City                              34,419        16%        01/31/14
  128            NAP         NAP                                          NAP        NAP          NAP
  129         11/01/30       NAP                                          NAP        NAP          NAP
  130            NAP         NAP                                          NAP        NAP          NAP
  131            NAP         NAP                                          NAP        NAP          NAP

  132          4/03/06       NAP                                          NAP        NAP          NAP

  133            NAP         NAP                                          NAP        NAP          NAP
  134         02/28/11       NAP                                          NAP        NAP          NAP
  135            NAP         NAP                                          NAP        NAP          NAP

  136            NAP         NAP                                          NAP        NAP          NAP
  137            NAP         NAP                                          NAP        NAP          NAP
  138         01/31/06       NAP                                          NAP        NAP          NAP
  139            NAP         NAP                                          NAP        NAP          NAP
  140         05/04/16       Fashion Bug, Inc.                          8,035        12%        03/31/06
  141            NAP         NAP                                          NAP        NAP          NAP
  142         07/01/11       NAP                                          NAP        NAP          NAP
  143            NAP         NAP                                          NAP        NAP          NAP
  144            NAP         NAP                                          NAP        NAP          NAP


Footnotes:

(a) Represents one of two pari passu A notes with equal Cut-off date principal balances. All LTV and DSCR statistics are calculated based upon both A notes, which have a combined Cut-off date principal balance of $157,744,298.39. All DSCR statistics are calculated based upon the highest Debt Service Payment shown in Annex A-3.


                                     A-1-10

                   MORTGAGED REAL PROPERTY TENANCY INFORMATION





                                                                                 OCCU-
                                                                                 PANCY
    CONTROL      MORTGAGE                                                       PERCEN-     OCCUPANCY
    NUMBER      LOAN SELLER                LOAN / PROPERTY NAME                  TAGE      AS OF DATE      LARGEST MAJOR TENANT
    ------      -----------                --------------------                  ----      ----------      --------------------

      145           Key         Annex Apartments-Grigsby Apartments-Gaston        92%       05/24/02        NAP
                                Apartments

      146          SBRC         Broad Creek Crossing Shopping Center              94%       12/25/01        Food Lion
      147          SBRC         Country Woods Village                             96%       01/31/02        NAP
      148          SBRC         Lincoln Plaza Shopping Center                     95%       05/28/02        Austin Furniture Store
      149          SBRC         East-West Medical Center                         100%       02/10/02        Ortholink MOB
      150          SBRC         Phoenix Square Apartments                         93%       01/08/02        NAP
      151           Key         Pheasant Run Apartments                           93%       06/04/02        NAP
      152          SBRC         Villatree Apartments                              91%       01/24/02        NAP
      153          SBRC         Hubbard's Ridge                                   94%       04/20/02        NAP

      154          SBRC         Three Fountains III Apartments                    96%       04/15/02        NAP
      155          SBRC         Normandy Business Center                          82%       06/30/02        Aerotek
      156          SBRC         Addison Plaza                                     89%       12/31/01        Inner Space
      157          SBRC         Northbrook Atrium Plaza Office Building           83%       05/31/02        Hargrave Detailing
      158           Key         Otay Mesa Self Storage                            83%       04/18/02        NAP
      159           Key         Villa Primavera Apartments                        97%       04/30/02        NAP
      160           Key         Waterford Place Apartments                        95%       03/01/02        NAP
      161          SBRC         Oxford Crest Apartments                           92%       06/10/02        NAP
      162           Key         Ashley Park Plaza                                 86%       04/01/02        Timber's
      163          SBRC         35 Engel Street                                  100%       02/05/02        Reckson Operating
                                                                                                            Partnership, L.P.

      164          SBRC         Northwest Plaza Shopping Center                  100%       01/31/02        Kellwood
      165           Key         Walgreens                                        100%       04/22/02        Walgreens

      166           Key         Amber Glen Apartments                             90%       04/30/02        NAP

                                                                                                                        SECOND
                                         LARGEST                                                                        LARGEST
                                          MAJOR                                                 SECOND       SECOND      MAJOR
                LARGEST      LARGEST      TENANT                                               LARGEST      LARGEST      TENANT
                 MAJOR        MAJOR       LEASE                                                 MAJOR        MAJOR       LEASE
    CONTROL      TENANT       TENANT     MATURITY                                               TENANT       TENANT     MATURITY
    NUMBER        NRSF        NRSF%        DATE           SECOND LARGEST MAJOR TENANT            NRSF        NRSF%        DATE
    ------        ----        -----        ----           ---------------------------            ----        -----        ----

      145           NAP         NAP        NAP         NAP                                       NAP         NAP         NAP


      146        33,000         49%      08/12/17      Party City                             11,708         18%       01/31/08
      147           NAP         NAP        NAP         NAP                                       NAP         NAP         NAP
      148         8,900         15%      06/30/05      Denny's                                 5,040          8%       10/31/19
      149        33,648         81%      10/31/14      Meridian Mark Corp.                     7,750         19%       06/30/08
      150           NAP         NAP        NAP         NAP                                       NAP         NAP         NAP
      151           NAP         NAP        NAP         NAP                                       NAP         NAP         NAP
      152           NAP         NAP        NAP         NAP                                       NAP         NAP         NAP
      153           NAP         NAP        NAP         NAP                                       NAP         NAP         NAP

      154           NAP         NAP        NAP         NAP                                       NAP         NAP         NAP
      155         7,210          9%      06/03/04      Wireless Facilities, Inc.               4,799          6%       02/28/03
      156         5,250         16%      07/15/07      CHE Rest Grp/Atlanta Bread              4,200         13%       08/31/11
      157         9,660          7%      04/30/08      National Home Mortgage                  7,702          5%       10/31/03
      158           NAP         NAP        NAP         NAP                                       NAP         NAP         NAP
      159           NAP         NAP        NAP         NAP                                       NAP         NAP         NAP
      160           NAP         NAP        NAP         NAP                                       NAP         NAP         NAP
      161           NAP         NAP        NAP         NAP                                       NAP         NAP         NAP
      162         5,500         21%      02/28/12      Blockbuster                             5,000         19%       04/30/12
      163       120,280        100%      12/01/17      NAP                                       NAP         NAP         NAP


      164        13,500         27%      07/31/06      Hibbetts Sporting                       5,000         10%       11/20/03
      165        12,825        100%      04/18/27      NAP                                       NAP         NAP         NAP

      166           NAP         NAP        NAP         NAP                                       NAP         NAP         NAP

                                                                                  THIRD
                                                                                 LARGEST
                                                        THIRD        THIRD        MAJOR
                                                       LARGEST      LARGEST       TENANT
                                                        MAJOR        MAJOR        LEASE
    CONTROL                                             TENANT      TENANT       MATURITY
    NUMBER            THIRD LARGEST MAJOR TENANT         NRSF        NRSF%         DATE
    ------            --------------------------         ----        -----         ----

      145              NAP                                NAP        NAP             NAP


      146              NAP                                NAP        NAP             NAP
      147              NAP                                NAP        NAP             NAP
      148              NAP                                NAP        NAP             NAP
      149              NAP                                NAP        NAP             NAP
      150              NAP                                NAP        NAP             NAP
      151              NAP                                NAP        NAP             NAP
      152              NAP                                NAP        NAP             NAP
      153              NAP                                NAP        NAP             NAP

      154              NAP                                NAP        NAP             NAP
      155              NAP                                NAP        NAP             NAP
      156              NAP                                NAP        NAP             NAP
      157              NAP                                NAP        NAP             NAP
      158              NAP                                NAP        NAP             NAP
      159              NAP                                NAP        NAP             NAP
      160              NAP                                NAP        NAP             NAP
      161              NAP                                NAP        NAP             NAP
      162              NAP                                NAP        NAP             NAP
      163              NAP                                NAP        NAP             NAP


      164              NAP                                NAP        NAP             NAP
      165              NAP                                NAP        NAP             NAP

      166              NAP                                NAP        NAP             NAP


                                     A-1-11

     MORTGAGED REAL PROPERTY 1999 AND 2000 HISTORICAL FINANCIAL INFORMATION


                                                                                                  1999
                                                                                   1999         STATEMENT       1999
    CONTROL        MORTGAGE                                                      STATEMENT      NUMBER OF     STATEMENT
     NUMBER      LOAN SELLER                LOAN / PROPERTY NAME                   TYPE          MONTHS      ENDING DATE
     ------      -----------                --------------------                   ----          ------      -----------

      101            SBRC     Exchange Place                                     Full Year         12         12/31/99

      102           Column    Westgate Mall                                         UAV            UAV           UAV

      103            Key      Jefferson Mall                                     Full Year         12         12/31/99

      104            Key      Regency Mall                                       Full Year         12         12/31/99

      105           Column    Westfarms Mall (a)                                    UAV            UAV           UAV

      106            SBRC     The Commons and Greentree Apartments

      106a                    Greentree Apartments                               Full Year         12         12/31/99
      106b                    The Commons Apartments                             Full Year         12         12/31/99
      107            SBRC     Del Oro Apartments                                 Full Year         12         12/31/99
      108            SBRC     Country Club Villas Apartments                     Full Year         12         12/31/99
      109            SBRC     Royal Crest Apartments                             Full Year         12         12/31/99
      110            Key      Columbia Portfolio
      110a                    Columbia Park Mobile Home Park                        UAV            UAV           UAV
      110b                    Columbia Shopping Center                              UAV            UAV           UAV
      110c                    Brook Park Mobile Home Park                           UAV            UAV           UAV
      111            SBRC     Wilton Executive Campus                               UAV            UAV           UAV

      112            SBRC     Berlin Circle Plaza                                Full Year         12         12/31/99
      113            SBRC     Northlake Apartments                               Full Year         12         12/27/99
      114            SBRC     The Aventine Apartments                            Full Year         12         12/31/99
      115            SBRC     Cedar Crest Apartments                                UAV            UAV           UAV
      116            SBRC     Villas at Sunrise Mountain                            UAV            UAV           UAV
      117            SBRC     The Shops at Town Center                              UAV            UAV           UAV

      118            Key      Shurgard Portfolio
      118a                    Shurgard of Westpark Self Storage                     UAV            UAV           UAV
      118b                    Shurgard of Cabot Road Self Storage                   UAV            UAV           UAV
      118c                    Shurgard of Costa Mesa Self Storage                   UAV            UAV           UAV
      119            Key      Cathedral City Marketplace                         Full Year         12         12/31/99
      120            SBRC     Overlook at Central Pointe                            UAV            UAV           UAV
      121            SBRC     Reserve at Jacksonville Commons                       UAV            UAV           UAV
      122            SBRC     Oak Mill Apartments                                Full Year         12         12/27/99
      123            SBRC     Plaza de Hacienda                                  Full Year         12         12/20/99
      124            SBRC     Shenandoah Square                                  Full Year         12         12/31/99
      125            Key      460 West 34th Street                               Full Year         12         12/31/99
      126            SBRC     Heritage Mall                                      Full Year         12         12/31/99

      127            SBRC     Seekonk Crossing                                   Full Year         12         12/31/99
      128            SBRC     Pines of Northwest Crossing Apartments                UAV            UAV           UAV
      129            Key      Coral Creek Shops                                  Full Year         12         12/31/99
      130            SBRC     Three Fountain Apartments                          Full Year         12         12/31/99
      131            Key      The Seville Apartments                                UAV            UAV           UAV

      132            Key      The Commons at Sauk Trail Shopping Center             UAV            UAV           UAV

      133            SBRC     Phoenix Hazeltree Apartments                       Full Year         12         12/31/99
      134            SBRC     Parker Towne Centre                                Full Year         12         12/31/99
      135            SBRC     Food 4 Less                                           UAV            UAV           UAV

      136            SBRC     AAA Quality Storage-Long Beach                        UAV            UAV           UAV
      137            SBRC     Chatsworth Imperial Mobile Home Park                  UAV            UAV           UAV
      138            Key      Hammonton Square                                   Full Year         12         12/31/99
      139            Key      Big Creek Apartments Phases I & II                 Full Year         12         12/31/99
      140            SBRC     Oak Tree Plaza Shopping Center                        UAV            UAV           UAV
      141            SBRC     202 Tillary Street                                    UAV            UAV           UAV
      142            Key      Safeway at Ocotillo Retail Shops                      UAV            UAV           UAV
      143            SBRC     Dana Point Marina Mobile Home Park                    UAV            UAV           UAV
      144            SBRC     Parkview Towers Apartments                         Full Year         12         12/31/99

                                                                                                  2000
                                                                                2000            STATEMENT          2000
    CONTROL            1999           1999                       1999 NOI      STATEMENT        NUMBER OF       STATEMENT
     NUMBER          REVENUES       EXPENSES       1999 NOI        DSCR           TYPE           MONTHS        ENDING DATE
     ------          --------       --------       --------        ----           ----           ------        -----------

      101           40,800,312      19,132,502    21,667,810          1.56      Full Year          12          12/31/00

      102                  UAV             UAV           UAV           UAV      Full Year          12          12/31/00

      103            7,792,193       2,901,358     4,890,835          1.33      Full Year          12          12/31/00

      104            7,506,716       3,302,391     4,204,325          1.46      Full Year          12          12/31/00

      105                  UAV             UAV           UAV           UAV      Full Year          12          12/31/00

      106                                          1,772,450          1.05

      106a           2,294,918       1,139,123     1,155,795                    Full Year          12          12/31/00
      106b           1,445,272         828,617       616,655                    Full Year          12          12/31/00
      107            1,463,226         694,292       768,934          1.05      Full Year          12          12/31/00
      108            1,397,844         677,208       720,636          1.05      Full Year          12          12/31/00
      109              626,525         351,979       274,546          1.05      Full Year          12          12/31/00
      110                                                UAV           UAV
      110a                 UAV             UAV           UAV           UAV         UAV            UAV            UAV
      110b                 UAV             UAV           UAV           UAV         UAV            UAV            UAV
      110c                 UAV             UAV           UAV           UAV         UAV            UAV            UAV
      111                  UAV             UAV           UAV           UAV         UAV            UAV            UAV

      112            3,337,481       1,197,594     2,139,887          1.32      Full Year          12          12/31/00
      113            2,706,707         923,499     1,783,208          1.11      Full Year          12          12/27/00
      114            3,043,469       1,004,916     2,038,553          1.27      Full Year          12          12/31/00
      115                  UAV             UAV           UAV           UAV      Full Year          12          12/31/00
      116                  UAV             UAV           UAV           UAV         UAV            UAV            UAV
      117                  UAV             UAV           UAV           UAV         UAV            UAV            UAV

      118                                                UAV           UAV
      118a                 UAV             UAV           UAV                    Full Year          12          12/31/00
      118b                 UAV             UAV           UAV                    Annualized          8          12/31/00
      118c                 UAV             UAV           UAV                    Full Year          12          12/31/00
      119            2,451,693         633,441     1,818,252          1.38      Full Year          12          12/31/00
      120                  UAV             UAV           UAV           UAV         UAV            UAV            UAV
      121                  UAV             UAV           UAV           UAV         UAV            UAV            UAV
      122            1,919,967         652,217     1,267,750          1.15      Full Year          12          12/27/00
      123            1,516,194         336,706     1,179,488          1.08      Full Year          12          12/20/00
      124            2,020,801         574,515     1,446,286          1.35      Full Year          12          12/31/00
      125            7,439,479       5,616,893     1,822,586          1.65      Full Year          12          12/31/00
      126            3,045,257       1,596,918     1,448,339          1.35      Full Year          12          12/31/00

      127            1,539,929         516,993     1,022,936          0.99      Full Year          12          12/31/00
      128                  UAV             UAV           UAV           UAV      Annualized          6          12/31/00
      129            1,962,978         512,803     1,450,175          1.81      Full Year          12          12/31/00
      130            2,348,936       1,050,569     1,298,367          1.58      Full Year          12          12/31/00
      131                  UAV             UAV           UAV           UAV         UAV            UAV            UAV

      132                  UAV             UAV           UAV           UAV         UAV            UAV            UAV

      133            2,000,149       1,096,950       903,199          1.24      Full Year          12          12/31/00
      134              960,942         440,559       520,383          0.71      Full Year          12          12/31/00
      135                  UAV             UAV           UAV           UAV         UAV            UAV            UAV

      136                  UAV             UAV           UAV           UAV         UAV            UAV            UAV
      137                  UAV             UAV           UAV           UAV      Full Year          12          12/31/00
      138            1,272,682         354,475       918,207          1.58      Full Year          12          12/31/00
      139            1,377,168         635,360       741,808          1.32      Full Year          12          12/31/00
      140                  UAV             UAV           UAV           UAV         UAV            UAV            UAV
      141                  UAV             UAV           UAV           UAV         UAV            UAV            UAV
      142                  UAV             UAV           UAV           UAV         UAV            UAV            UAV
      143                  UAV             UAV           UAV           UAV      Full Year          12          12/31/00
      144            1,147,522         588,122       559,400          1.30      Full Year          12          12/31/00



    CONTROL            2000          2000                        2000 NOI
     NUMBER          REVENUES      EXPENSES       2000 NOI         DSCR
     ------          --------      --------       --------         ----

      101           45,989,572    25,707,667     20,281,905         1.46

      102           11,606,940     4,156,625      7,450,315         1.63

      103            8,199,876     3,033,451      5,166,425         1.40

      104            7,938,072     3,547,934      4,390,138         1.52

      105           36,666,434    12,853,358     23,813,076         2.12

      106                                         1,889,193         1.14

      106a           2,409,633     1,109,274      1,300,359
      106b           1,435,934       847,100        588,834
      107            1,532,252       694,221        838,031         1.14
      108            1,480,593       694,913        785,680         1.14
      109              690,648       361,894        328,754         1.14
      110                                               UAV          UAV
      110a                 UAV           UAV            UAV
      110b                 UAV           UAV            UAV
      110c                 UAV           UAV            UAV
      111                  UAV           UAV            UAV          UAV

      112            3,551,355     1,288,208      2,263,147         1.39
      113            2,954,255     1,017,674      1,936,581         1.20
      114            3,147,278     1,144,909      2,002,369         1.25
      115            2,713,365       867,264      1,846,101         1.32
      116                  UAV           UAV            UAV          UAV
      117                  UAV           UAV            UAV          UAV

      118                                         1,807,387         1.43
      118a           1,287,071       406,719        880,352
      118b             706,971       270,315        436,656
      118c             652,112       161,733        490,379
      119            2,581,271       674,158      1,907,113         1.45
      120                  UAV           UAV            UAV          UAV
      121                  UAV           UAV            UAV          UAV
      122            2,066,879       701,182      1,365,697         1.24
      123            1,846,813       455,334      1,391,479         1.27
      124            2,053,580       620,863      1,432,717         1.34
      125            8,262,155     4,820,222      3,441,933         3.12
      126            3,234,048     1,632,162      1,601,886         1.49

      127            2,275,901       629,869      1,646,032         1.60
      128            2,117,228     1,023,338      1,093,890         1.33
      129            2,012,293       526,226      1,486,067         1.85
      130            2,296,923     1,085,777      1,211,146         1.48
      131                  UAV           UAV            UAV          UAV

      132                  UAV           UAV            UAV          UAV

      133            2,068,222     1,062,402      1,005,820         1.39
      134            1,306,882       482,409        824,473         1.13
      135                  UAV           UAV            UAV          UAV

      136                  UAV           UAV            UAV          UAV
      137            1,178,203       419,124        759,079         1.18
      138            1,282,279       390,808        891,471         1.54
      139            1,378,260       673,154        705,106         1.26
      140                  UAV           UAV            UAV          UAV
      141                  UAV           UAV            UAV          UAV
      142                  UAV           UAV            UAV          UAV
      143              904,341       271,450        632,891         1.36
      144            1,220,901       606,322        614,579         1.43


Footnotes:

(a) Represents one of two pari passu A notes with equal Cut-off date principal balances. All LTV and DSCR statistics are calculated based upon both A notes, which have a combined Cut-off date principal balance of $157,744,298.39. All DSCR statistics are calculated based upon the highest Debt Service Payment shown in Annex A-3.


                                     A-1-12

     MORTGAGED REAL PROPERTY 1999 AND 2000 HISTORICAL FINANCIAL INFORMATION


                                                                                                  1999
                                                                                   1999         STATEMENT       1999
    CONTROL        MORTGAGE                                                      STATEMENT      NUMBER OF     STATEMENT
     NUMBER      LOAN SELLER                LOAN / PROPERTY NAME                   TYPE          MONTHS      ENDING DATE
     ------      -----------                --------------------                   ----          ------      -----------

      145           Key          Annex Apartments-Grigsby Apartments-Gaston        UAV            UAV          UAV
                                 Apartments

      146           SBRC         Broad Creek Crossing Shopping Center           Full Year         12         12/31/99
      147           SBRC         Country Woods Village                             UAV            UAV          UAV
      148           SBRC         Lincoln Plaza Shopping Center                  Full Year         12         12/31/99
      149           SBRC         East-West Medical Center                          UAV            UAV          UAV
      150           SBRC         Phoenix Square Apartments                      Full Year         12         12/31/99
      151           Key          Pheasant Run Apartments                           UAV            UAV          UAV
      152           SBRC         Villatree Apartments                           Full Year         12         12/31/99
      153           SBRC         Hubbard's Ridge                                Full Year         12         12/31/99

      154           SBRC         Three Fountains III Apartments                 Full Year         12         12/31/99
      155           SBRC         Normandy Business Center                       Full Year         12         12/31/99
      156           SBRC         Addison Plaza                                     UAV            UAV          UAV
      157           SBRC         Northbrook Atrium Plaza Office Building        Full Year         12         12/31/99
      158           Key          Otay Mesa Self Storage                            UAV            UAV          UAV
      159           Key          Villa Primavera Apartments                     Full Year         12         12/31/99
      160           Key          Waterford Place Apartments                        UAV            UAV          UAV
      161           SBRC         Oxford Crest Apartments                        Full Year         12         12/31/99
      162           Key          Ashley Park Plaza                                 UAV            UAV          UAV
      163           SBRC         35 Engel Street                                Full Year         12         12/31/99

      164           SBRC         Northwest Plaza Shopping Center                Full Year         12         12/31/99
      165           Key          Walgreens                                         UAV            UAV          UAV

      166           Key          Amber Glen Apartments                          Full Year         12         12/31/99

                                                                                                  2000
                                                                                2000            STATEMENT          2000
    CONTROL            1999           1999                       1999 NOI      STATEMENT        NUMBER OF       STATEMENT
     NUMBER          REVENUES       EXPENSES       1999 NOI        DSCR           TYPE           MONTHS        ENDING DATE
     ------          --------       --------       --------        ----           ----           ------        -----------

      145                UAV             UAV           UAV           UAV          UAV                UAV              UAV


      146            814,513         421,286       393,227          0.94       Full Year              12         12/31/00
      147                UAV             UAV           UAV           UAV          UAV                UAV              UAV
      148            551,215         207,225       343,990          0.86       Full Year              12         12/31/00
      149                UAV             UAV           UAV           UAV       Full Year              12         12/31/00
      150            917,722         421,993       495,729          1.29       Full Year              12         12/31/00
      151                UAV             UAV           UAV           UAV       Full Year              12         12/31/00
      152          1,030,442         582,190       448,252          1.20       Full Year              12         12/31/00
      153            993,952         621,925       372,027          1.00       Full Year              12         12/31/00

      154          1,078,222         561,077       517,145          1.26       Full Year              12         12/31/00
      155            798,464         382,445       416,019          1.10       Full Year              12         12/31/00
      156                UAV             UAV           UAV           UAV          UAV                UAV              UAV
      157          1,713,642         809,318       904,324          2.40       Full Year              12         12/31/00
      158                UAV             UAV           UAV           UAV          UAV                UAV              UAV
      159            534,067         192,521       341,546          0.97       Full Year              12         12/31/00
      160                UAV             UAV           UAV           UAV       Full Year              12         12/31/00
      161            532,357         126,530       405,827          1.40       Full Year              12         12/31/00
      162                UAV             UAV           UAV           UAV          UAV                UAV              UAV
      163            728,825         366,907       361,918          1.14       Full Year              12         12/31/00

      164            373,314          86,923       286,391          1.05       Full Year              12         12/31/00
      165                UAV             UAV           UAV           UAV          UAV                UAV              UAV

      166            456,078         219,438       236,640          1.45       Full Year              12         12/31/00



    CONTROL         2000          2000                        2000 NOI
     NUMBER       REVENUES      EXPENSES       2000 NOI         DSCR
     ------       --------      --------       --------         ----

      145              UAV          UAV             UAV           UAV


      146          828,498       422,880        405,618          0.97
      147              UAV           UAV            UAV           UAV
      148          656,272       235,266        421,006          1.06
      149          607,228       135,878        471,350          1.19
      150          975,065       432,636        542,429          1.41
      151        1,083,990       609,849        474,141          1.30
      152        1,105,268       588,112        517,156          1.38
      153        1,095,593       577,697        517,896          1.39

      154        1,139,482       570,622        568,860          1.39
      155          923,305       406,700        516,605          1.36
      156              UAV           UAV            UAV           UAV
      157        1,678,047       795,804        882,243          2.34
      158              UAV           UAV            UAV           UAV
      159          592,011       210,743        381,268          1.08
      160          567,890       180,021        387,869          1.18
      161          550,216       184,689        365,527          1.26
      162              UAV           UAV            UAV           UAV
      163          361,692        25,449        336,243          1.06

      164          448,834       103,130        345,704          1.27
      165              UAV           UAV            UAV           UAV

      166          484,724       225,077        259,647          1.59


                                     A-1-13

 MORTGAGED REAL PROPERTY MOST CURRENT YEAR AND UNDERWRITTEN FINANCIAL
 INFORMATION


                                                                                                MOST CURRENT
                                                                               MOST CURRENT         YEAR        MOST CURRENT
                                                                                   YEAR           STATEMENT         YEAR
  CONTROL      MORTGAGE                                                          STATEMENT        NUMBER OF       STATEMENT
   NUMBER     LOAN SELLER                 LOAN / PROPERTY NAME                     TYPE            MONTHS        ENDING DATE
   ------     -----------                 --------------------                     ----            ------        -----------

    101          SBRC         Exchange Place                                     Full Year          12            12/31/01

    102         Column        Westgate Mall                                      Full Year          12            12/31/01

    103           Key         Jefferson Mall                                    Annualized          11            12/31/01

    104           Key         Regency Mall                                      Annualized          11            12/31/01

    105         Column        Westfarms Mall (a)                                 Full Year          12            12/31/01

    106          SBRC         The Commons and Greentree Apartments

    106a                      Greentree Apartments                              Trailing 12         12            02/28/02
    106b                      The Commons Apartments                            Trailing 12         12            02/28/02
    107          SBRC         Del Oro Apartments                                Trailing 12         12            02/28/02
    108          SBRC         Country Club Villas Apartments                    Trailing 12         12            02/28/02
    109          SBRC         Royal Crest Apartments                            Trailing 12         12            02/28/02
    110           Key         Columbia Portfolio
    110a                      Columbia Park Mobile Home Park                    Trailing 12         12            06/30/02
    110b                      Columbia Shopping Center                          Trailing 12         12            06/30/02
    110c                      Brook Park Mobile Home Park                       Trailing 12         12            06/30/02
    111          SBRC         Wilton Executive Campus                            Full Year          12            12/31/01

    112          SBRC         Berlin Circle Plaza                                Full Year          12            12/31/01
    113          SBRC         Northlake Apartments                               Full Year          12            12/27/01
    114          SBRC         The Aventine Apartments                            Full Year          12            12/31/01
    115          SBRC         Cedar Crest Apartments                             Full Year          12            12/31/01
    116          SBRC         Villas at Sunrise Mountain                            UAV            UAV               UAV
    117          SBRC         The Shops at Town Center                           Full Year          12            12/31/01

    118           Key         Shurgard Portfolio
    118a                      Shurgard of Westpark Self Storage                  Full Year          12            12/31/01
    118b                      Shurgard of Cabot Road Self Storage                Full Year          12            12/31/01
    118c                      Shurgard of Costa Mesa Self Storage                Full Year          12            12/31/01
    119           Key         Cathedral City Marketplace                         Full Year          12            12/31/01
    120          SBRC         Overlook at Central Pointe                            UAV            UAV               UAV
    121          SBRC         Reserve at Jacksonville Commons                    Full Year          12            12/31/01
    122          SBRC         Oak Mill Apartments                                Full Year          12            12/27/01
    123          SBRC         Plaza de Hacienda                                  Full Year          12            12/31/01
    124          SBRC         Shenandoah Square                                 Annualized           9            09/30/01
    125           Key         460 West 34th Street                               Full Year          12            12/31/01
    126          SBRC         Heritage Mall                                      Full Year          12            12/31/01

    127          SBRC         Seekonk Crossing                                  Trailing 12         12            10/31/01
    128          SBRC         Pines of Northwest Crossing Apartments            Trailing 12         12            05/31/02
    129           Key         Coral Creek Shops                                  Full Year          12            12/31/01
    130          SBRC         Three Fountain Apartments                          Full Year          12            12/31/01
    131           Key         The Seville Apartments                                UAV            UAV               UAV

    132           Key         The Commons at Sauk Trail Shopping Center         Annualized           6            10/31/01

    133          SBRC         Phoenix Hazeltree Apartments                       Full Year          12            12/31/01
    134          SBRC         Parker Towne Centre                                Full Year          12            12/31/01
    135          SBRC         Food 4 Less                                           UAV            UAV               UAV

    136          SBRC         AAA Quality Storage-Long Beach                     Full Year          12            12/31/01
    137          SBRC         Chatsworth Imperial Mobile Home Park               Full Year          12            12/31/01
    138           Key         Hammonton Square                                   Full Year          12            12/31/01
    139           Key         Big Creek Apartments Phases I & II                 Full Year          12            12/31/01
    140          SBRC         Oak Tree Plaza Shopping Center                        UAV            UAV               UAV
    141          SBRC         202 Tillary Street                                    UAV            UAV               UAV
    142           Key         Safeway at Ocotillo Retail Shops                      UAV            UAV               UAV
    143          SBRC         Dana Point Marina Mobile Home Park                 Full Year          12            12/31/01
    144          SBRC         Parkview Towers Apartments                         Full Year          12            12/31/01


                                                                 MOST
               MOST CURRENT    MOST CURRENT                     CURRENT
  CONTROL          YEAR            YEAR        MOST CURRENT    YEAR NOI         U/W             U/W
   NUMBER        REVENUES        EXPENSES        YEAR NOI        DSCR         REVENUES        EXPENSES        U/W NOI
   ------        --------        --------        --------        ----         --------        --------        -------

    101         53,215,652      22,020,145      31,195,507       2.25        50,842,027      21,489,816     29,352,211

    102         12,624,587       4,240,468       8,384,119       1.83        12,229,771       4,322,795      7,906,976

    103          9,131,237       2,961,090       6,170,147       1.68         9,326,584       3,028,388      6,298,196

    104          7,487,708       2,948,027       4,539,681       1.57         8,073,772       3,240,630      4,833,142

    105         38,393,025      12,899,859      25,493,166       2.27        39,530,602      12,345,214     27,185,388

    106                                          2,114,676       1.22                                        2,239,436

    106a         2,559,804       1,122,923       1,436,881                    2,654,517       1,206,041      1,448,476
    106b         1,508,470         830,675         677,795                    1,695,040         904,081        790,960
    107          1,605,953         695,515         910,438       1.22         1,674,976         760,460        914,516
    108          1,504,206         719,461         784,745       1.22         1,598,416         776,457        821,959
    109            681,530         388,116         293,414       1.22           734,819         423,694        311,125
    110                                          3,494,755       1.41                                        3,380,629
    110a         3,892,137         830,831       3,061,306                    3,952,630         974,969      2,977,661
    110b           247,388          47,376         200,012                      248,177          71,720        176,457
    110c           274,081          40,644         233,437                      269,660          43,149        226,511
    111          3,967,097       1,526,379       2,440,718       1.13         4,761,245       1,615,146      3,146,099

    112          3,546,479       1,417,583       2,128,896       1.31         3,420,121       1,430,368      1,989,753
    113          3,175,792       1,073,642       2,102,150       1.31         3,151,226       1,120,937      2,030,289
    114          3,335,544       1,169,550       2,165,994       1.35         3,006,163       1,162,772      1,843,391
    115          2,787,642         861,443       1,926,199       1.37         2,723,180         945,772      1,777,408
    116                UAV             UAV             UAV        UAV         2,675,575         982,785      1,692,790
    117          2,044,435         424,135       1,620,300       1.23         2,300,041         521,587      1,778,455

    118                                          2,534,982       2.01                                        2,519,978
    118a         1,661,358         418,134       1,243,224                    1,689,610         431,599      1,258,011
    118b         1,000,842         231,964         768,878                      990,312         254,531        735,781
    118c           710,318         187,438         522,880                      720,908         194,722        526,186
    119          2,623,232         698,027       1,925,205       1.47         2,581,616         768,658      1,812,958
    120                UAV             UAV             UAV        UAV         2,890,999       1,358,674      1,532,325
    121          2,003,093         745,405       1,257,688       1.09         2,236,806         760,499      1,476,307
    122          2,252,008         740,091       1,511,917       1.37         2,273,444         777,262      1,496,182
    123          1,915,638         431,858       1,483,780       1.36         2,008,023         488,788      1,519,235
    124          2,108,878         612,973       1,495,905       1.39         2,003,168         632,426      1,370,742
    125          8,591,329       4,888,106       3,703,223       3.35         7,912,752       5,235,326      2,677,426
    126          3,449,785       1,741,643       1,708,142       1.59         3,373,459       1,668,282      1,705,177

    127          2,570,023         703,536       1,866,487       1.81         2,196,480         744,044      1,452,436
    128          2,408,975       1,096,575       1,312,400       1.60         2,424,569       1,113,174      1,311,395
    129          2,011,756         545,482       1,466,274       1.83         1,966,057         714,380      1,251,677
    130          2,459,059       1,182,138       1,276,921       1.56         2,435,310       1,227,501      1,207,809
    131                UAV             UAV             UAV        UAV         1,428,150         443,750        984,400

    132            866,304         242,902         623,402       0.79         1,418,599         384,620      1,033,979

    133          2,238,506       1,156,125       1,082,381       1.49         2,276,079       1,283,937        992,141
    134          1,535,415         498,607       1,036,808       1.42         1,570,744         512,922      1,057,822
    135                UAV             UAV             UAV        UAV         1,035,707         209,278        826,429

    136            911,525         266,115         645,410       1.06         1,237,431         358,476        878,956
    137          1,240,300         486,473         753,827       1.17         1,293,621         501,007        792,614
    138          1,323,962         307,871       1,016,091       1.75         1,224,145         413,029        811,116
    139          1,402,662         643,956         758,706       1.35         1,319,998         594,867        725,131
    140                UAV             UAV             UAV        UAV           966,128         271,801        694,327
    141                UAV             UAV             UAV        UAV         1,327,037         510,256        816,781
    142                UAV             UAV             UAV        UAV           974,969         265,422        709,547
    143            961,592         316,320         645,272       1.39         1,004,175         315,019        689,156
    144          1,266,876         635,754         631,122       1.47         1,254,356         639,170        615,186




  CONTROL     U/W NOI                          U/W NCF
   NUMBER       DSCR           U/W NCF           DSCR
   ------       ----           -------           ----

    101         2.11           26,716,607        1.92

    102         1.73            7,576,824        1.66

    103         1.71            6,060,555        1.65

    104         1.67            4,643,906        1.61

    105         2.43           26,544,982        2.37

    106         1.28            2,115,436        1.20

    106a                        1,374,476
    106b                          740,960
    107         1.28              870,766        1.20
    108         1.28              756,959        1.20
    109         1.28              278,875        1.20
    110         1.36            3,297,161        1.33
    110a                        2,923,461
    110b                          152,789
    110c                          220,911
    111         1.46            2,795,808        1.29

    112         1.23            1,918,363        1.18
    113         1.26            1,954,289        1.21
    114         1.25            1,759,391        1.25
    115         1.27            1,705,556        1.22
    116         1.29            1,616,790        1.23
    117         1.35            1,725,070        1.31

    118         2.00            2,487,848        1.97
    118a                        1,241,549
    118b                          726,146
    118c                          520,153
    119         1.38            1,645,294        1.25
    120         1.31            1,444,325        1.24
    121         1.28            1,410,307        1.23
    122         1.36            1,444,182        1.31
    123         1.39            1,477,671        1.35
    124         1.28            1,290,320        1.20
    125         2.42            1,847,602        1.67
    126         1.58            1,441,791        1.34

    127         1.41            1,305,017        1.27
    128         1.60            1,208,395        1.47
    129         1.56            1,162,202        1.45
    130         1.47            1,105,309        1.35
    131         1.24              962,728        1.21

    132         1.31              985,716        1.25

    133         1.37              914,080        1.26
    134         1.45              912,061        1.25
    135         1.23              820,534        1.22

    136         1.45              869,430        1.43
    137         1.23              783,414        1.22
    138         1.40              777,120        1.34
    139         1.29              685,131        1.22
    140         1.33              649,438        1.25
    141         1.50              803,665        1.48
    142         1.44              652,040        1.32
    143         1.49              684,116        1.47
    144         1.43              575,686        1.34


Footnotes:

(a) Represents one of two pari passu A notes with equal Cut-off date principal All LTV and DSCR statistics are calculated based upon both A notes, which have a combined Cut-off date principal balance of $157,744,298.39. All DSCR statistics balances. are calculated based upon the highest Debt Service Payment shown in Annex A-3.


                                     A-1-14

 MORTAGED REAL PROPERTY MOST CURRENT YEAR AND UNDERWRITTEN FINANCIAL INFORMATION

                                                                                                MOST CURRENT
                                                                               MOST CURRENT         YEAR        MOST CURRENT
                                                                                   YEAR           STATEMENT         YEAR
  CONTROL      MORTGAGE                                                          STATEMENT        NUMBER OF       STATEMENT
   NUMBER     LOAN SELLER                 LOAN / PROPERTY NAME                     TYPE            MONTHS        ENDING DATE
   ------     -----------                 --------------------                     ----            ------        -----------

      145           Key         Annex Apartments-Grigsby Apartments-Gaston    Full Year              12            12/31/01
                                Apartments
      146           SBRC        Broad Creek Crossing Shopping Center          Full Year              12            12/25/01
      147           SBRC        Country Woods Village                         Full Year              12            12/31/01
      148           SBRC        Lincoln Plaza Shopping Center                 Full Year              12            12/31/01
      149           SBRC        East-West Medical Center                      Full Year              12            12/31/01
      150           SBRC        Phoenix Square Apartments                     Full Year              12            12/31/01
      151           Key         Pheasant Run Apartments                       Full Year              12            12/31/01
      152           SBRC        Villatree Apartments                          Full Year              12            12/31/01
      153           SBRC        Hubbard's Ridge                               Full Year              12            12/31/01

      154           SBRC        Three Fountains III Apartments                Annualized             11            12/31/01
      155           SBRC        Normandy Business Center                      Full Year              12            12/31/01
      156           SBRC        Addison Plaza                                    UAV                UAV               UAV
      157           SBRC        Northbrook Atrium Plaza Office Building       Full Year              12            12/31/01
      158           Key         Otay Mesa Self Storage                        Full Year              12            12/31/01
      159           Key         Villa Primavera Apartments                    Full Year              12            12/31/01
      160           Key         Waterford Place Apartments                    Full Year              12            12/31/01
      161           SBRC        Oxford Crest Apartments                       Full Year              12            12/31/01
      162           Key         Ashley Park Plaza                                UAV                UAV               UAV
      163           SBRC        35 Engel Street                               Full Year              12            12/31/01

      164           SBRC        Northwest Plaza Shopping Center               Full Year              12            12/31/01
      165           Key         Walgreens                                        UAV                UAV               UAV

      166           Key         Amber Glen Apartments                         Full Year              12            12/31/01


                                                             MOST
           MOST CURRENT    MOST CURRENT                     CURRENT
  CONTROL      YEAR            YEAR        MOST CURRENT    YEAR NOI         U/W             U/W
   NUMBER    REVENUES        EXPENSES        YEAR NOI        DSCR         REVENUES        EXPENSES        U/W NOI
   ------    --------        --------        --------        ----         --------        --------        -------

      145     688,125        326,094         362,031         0.87         1,037,615        456,656        580,959

      146     972,613        472,988         499,625         1.20         1,133,994        542,344        591,651
      147     745,723        198,551         547,172         1.35           789,717        248,187        541,530
      148     908,649        245,249         663,400         1.67           920,055        273,833        646,222
      149     715,864        128,167         587,697         1.48           680,707        156,758        523,949
      150     982,481        474,793         507,688         1.32           976,649        469,426        507,223
      151   1,074,221        608,737         465,484         1.27         1,157,348        630,856        526,492
      152   1,200,251        623,709         576,542         1.54         1,178,793        628,846        549,947
      153   1,169,675        624,101         545,574         1.46         1,192,171        641,415        550,756

      154   1,398,209        638,606         759,603         1.86         1,312,780        667,458        645,322
      155   1,158,775        461,022         697,753         1.84         1,017,160        456,178        560,982
      156         UAV            UAV             UAV          UAV           795,985        250,055        545,930
      157   1,471,122        854,734         616,388         1.64         1,651,022        830,709        820,314
      158     520,571        239,938         280,633         0.76           769,759        277,536        492,223
      159     730,079        254,309         475,770         1.35           725,648        273,038        452,610
      160     582,728        177,656         405,072         1.23           641,851        199,002        442,849
      161     569,275        209,054         360,221         1.24           569,940        201,332        368,608
      162         UAV            UAV             UAV          UAV           625,523        137,609        487,914
      163     361,692         18,568         343,124         1.09           362,052         29,430        332,622

      164     428,648        103,104         325,544         1.20           473,131        106,618        366,513
      165         UAV            UAV             UAV          UAV           328,000          9,840        318,160

      166     515,012        224,256         290,756         1.78           474,640        234,144        240,496




  CONTROL         U/W NOI                          U/W NCF
   NUMBER           DSCR           U/W NCF           DSCR
   ------           ----           -------           ----

      145           1.39            554,459           1.33

      146           1.42            553,548           1.32
      147           1.34            516,530           1.27
      148           1.62            591,913           1.49
      149           1.32            477,138           1.20
      150           1.32            476,723           1.24
      151           1.44            471,492           1.29
      152           1.47            512,447           1.37
      153           1.47            487,056           1.30

      154           1.58            595,322           1.46
      155           1.48            475,059           1.25
      156           1.50            508,960           1.40
      157           2.18            687,078           1.83
      158           1.33            479,092           1.29
      159           1.29            428,610           1.22
      160           1.34            420,849           1.28
      161           1.27            351,094           1.21
      162           1.52            449,165           1.39
      163           1.05            332,622           1.05

      164           1.35            333,508           1.23
      165           1.22            316,236           1.22

      166           1.48            218,608           1.34



                                     A-1-15

           MORTGAGE LOAN / MORTGAGED REAL PROPERTY ESCROW INFORMATION




                                                                                                             RECOM-
                                                                                                             MENDED
                                                                                                             ANNUAL      U/W ANNUAL
                                                                                TAXES        INSURANCE      REPLACE-      REPLACE-
    CONTROL      MORTGAGE                                                     CURRENTLY      CURRENTLY        MENT          MENT
     NUMBER    LOAN SELLER      LOAN / PROPERTY NAME                           ESCROWED       ESCROWED      RESERVES      RESERVES
     ------    -----------      --------------------                           --------       --------      --------      --------

      101          SBRC     Exchange Place                                       Yes            Yes          100,892      168,241

      102         Column    Westgate Mall                                        Yes            Yes            3,650       64,928

      103           Key     Jefferson Mall                                       Yes            Yes           74,600       40,398

      104           Key     Regency Mall                                         Yes            Yes           42,275       40,301

      105         Column    Westfarms Mall (a)                                   Yes            Yes          173,921      120,030

      106          SBRC     The Commons and Greentree Apartments                 Yes            Yes          121,470      124,000

     106a                   Greentree Apartments                                 Yes            Yes           71,382       74,000
     106b                   The Commons Apartments                               Yes            Yes           50,088       50,000
      107          SBRC     Del Oro Apartments                                   Yes            Yes           43,640       43,750
      108          SBRC     Country Club Villas Apartments                       Yes            Yes           64,569       65,000
      109          SBRC     Royal Crest Apartments                               Yes            Yes           32,240       32,250
      110           Key     Columbia Portfolio                                   Yes            Yes           36,135       62,002
     110a                   Columbia Park Mobile Home Park                       Yes            Yes           28,260       54,200
     110b                   Columbia Shopping Center                             Yes            Yes            4,500        2,202
     110c                   Brook Park Mobile Home Park                          Yes            Yes            3,375        5,600
      111          SBRC     Wilton Executive Campus                              Yes            Yes            3,790       33,863

      112          SBRC     Berlin Circle Plaza                                  Yes            Yes           30,426       25,416
      113          SBRC     Northlake Apartments                                 Yes            Yes           63,833       76,000
      114          SBRC     The Aventine Apartments                              Yes            Yes              UAV       84,000
      115          SBRC     Cedar Crest Apartments                               Yes            No            71,635       71,852
      116          SBRC     Villas at Sunrise Mountain                           Yes            Yes           64,202       76,000
      117          SBRC     The Shops at Town Center                             Yes            Yes            2,764       16,057

      118           Key     Shurgard Portfolio                                   Yes            No            69,229       32,130
     118a                   Shurgard of Westpark Self Storage                    Yes            No             9,299       16,462
     118b                   Shurgard of Cabot Road Self Storage                  Yes            No            31,767        9,635
     118c                   Shurgard of Costa Mesa Self Storage                  Yes            No            28,163        6,033
      119           Key     Cathedral City Marketplace                           Yes            No            36,620       37,744
      120          SBRC     Overlook at Central Pointe                           Yes            Yes           52,516       88,000
      121          SBRC     Reserve at Jacksonville Commons                      Yes            Yes           42,716       66,000
      122          SBRC     Oak Mill Apartments                                  Yes            Yes           43,758       52,000
      123          SBRC     Plaza de Hacienda                                    Yes            Yes           22,724       22,721
      124          SBRC     Shenandoah Square                                    Yes            Yes           25,170       25,060
      125           Key     460 West 34th Street                                 Yes            No            12,020      130,813
      126          SBRC     Heritage Mall                                        Yes            Yes           68,021       68,020

      127          SBRC     Seekonk Crossing                                     Yes            Yes           40,179       40,659
      128          SBRC     Pines of Northwest Crossing Apartments               Yes            Yes           90,779      103,000
      129           Key     Coral Creek Shops                                    Yes            Yes           13,800       15,872
      130          SBRC     Three Fountain Apartments                            Yes            Yes           96,998      102,500
      131           Key     The Seville Apartments                               Yes            Yes           14,405       21,672

      132           Key     The Commons at Sauk Trail Shopping Center            Yes            Yes            2,850       14,523

      133          SBRC     Phoenix Hazeltree Apartments                         Yes            Yes           77,935       78,061
      134          SBRC     Parker Towne Centre                                  Yes            Yes           33,023       43,847
      135          SBRC     Food 4 Less                                          No             No             4,742        5,894

      136          SBRC     AAA Quality Storage-Long Beach                       Yes            Yes            1,176        9,526
      137          SBRC     Chatsworth Imperial Mobile Home Park                 Yes            Yes            6,405        9,200
      138           Key     Hammonton Square                                     No             No             6,800       11,455
      139           Key     Big Creek Apartments Phases I & II                   Yes            Yes            9,157       40,000
      140          SBRC     Oak Tree Plaza Shopping Center                       Yes            Yes            3,066       10,389
      141          SBRC     202 Tillary Street                                   Yes            Yes            7,042       13,117
      142           Key     Safeway at Ocotillo Retail Shops                     Yes            Yes            7,541        7,541
      143          SBRC     Dana Point Marina Mobile Home Park                   Yes            Yes            3,995        5,040
      144          SBRC     Parkview Towers Apartments                           Yes            Yes           39,225       39,500

                                                                                                ESCROWED
                                                    RECOM-                       ESCROWED       REPLACE-
                                                    MENDED                       REPLACE-         MENT
                  ESCROWED         ESCROWED         ANNUAL       U/W ANNUAL        MENT         RESERVES
                  REPLACE-       REPLACEMENT       REPLACE-       REPLACE-       RESERVES       CURRENT
                    MENT           RESERVES          MENT           MENT          INITIAL        ANNUAL     U/W ANNUAL
    CONTROL       RESERVES      CURRENT ANNUAL     RESERVES       RESERVES        DEPOSIT       DEPOSIT       TI/LC
     NUMBER   INITIAL DEPOSIT      DEPOSIT         PSF/UNIT       PSF/UNIT       PSF/UNIT      PSF/UNIT      RESERVES
     ------   ---------------      -------         --------       --------       --------      --------      --------

      101                0           168,000          0.09            0.15           0.00          0.15     2,467,363

      102                0            74,427          0.01            0.15           0.00          0.17       265,224

      103                0            64,284          0.28            0.15           0.00          0.24       197,244

      104                0            54,322          0.16            0.15           0.00          0.20       148,935

      105                0                 0          0.29            0.20           0.00          0.00       520,376

      106                0           124,000                                                                      NAP

     106a                0            74,000           241             250           0.00           250           NAP
     106b                0            50,000           250             250           0.00           250           NAP
      107                0            43,750           251             251           0.00           251           NAP
      108                0            65,000           250             252           0.00           252           NAP
      109                0            32,500           252             252           0.00           254           NAP
      110            5,580            66,958                                                                   21,465
     110a            4,878            58,532            26              49              4            53           NAP
     110b              198             2,378          0.16            0.08           0.01          0.08        21,465
     110c              504             6,048            30              50              4            54           NAP
      111                0            37,685          0.02            0.18           0.00          0.20       316,428

      112                0            25,416          0.11            0.09           0.00          0.09        45,974
      113                0            76,000           212             252           0.00           252           NAP
      114                0            84,000           UAV             251           0.00           251           NAP
      115                0            71,852           254             255           0.00           255           NAP
      116                0            76,000           213             252           0.00           252           NAP
      117                0            16,048          0.03            0.15           0.00          0.15        37,328

      118            2,679            32,145                                                                      NAP
     118a            1,372            16,470          0.08            0.15           0.01          0.15           NAP
     118b              803             9,639          0.49            0.15           0.01          0.15           NAP
     118c              503             6,036          0.70            0.15           0.01          0.15           NAP
      119                0                 0          0.19            0.20           0.00          0.00       129,920
      120                0            88,000           150             251           0.00           251           NAP
      121                0            66,000           162             251           0.00           251           NAP
      122                0            52,000           211             251           0.00           251           NAP
      123                0            18,522          0.18            0.18           0.00          0.15        18,844
      124                0            25,060          0.21            0.21           0.00          0.21        55,362
      125                0                 0          0.02            0.25           0.00          0.00       699,011
      126                0            68,020          0.25            0.25           0.00          0.25       195,366

      127                0            40,659          0.19            0.19           0.00          0.19       106,760
      128                0           103,000           220             250           0.00           250           NAP
      129            1,323            15,872          0.13            0.15           0.01          0.15        73,603
      130                0           102,500           237             250           0.00           250           NAP
      131                0                 0           171             258           0.00          0.00           NAP

      132            1,214            14,568          0.03            0.15           0.01          0.15        33,740

      133                0            78,060           251             252           0.00           252           NAP
      134                0            43,847          0.16            0.21           0.00          0.21       101,914
      135                0                 0          0.08            0.10           0.00          0.00             0

      136                0             9,535          0.01            0.10           0.00          0.10           NAP
      137                0             9,200            35              50           0.00            50           NAP
      138              955            11,460          0.09            0.15           0.01          0.15        22,541
      139            2,808            33,696            57             250             18           211           NAP
      140                0            10,389          0.04            0.15           0.00          0.15        34,500
      141                0            13,117          0.11            0.20           0.00          0.20           NAP
      142              628             7,541          0.18            0.18           0.02          0.18        49,966
      143                0             5,040            44              56           0.00            56           NAP
      144                0            39,500           251             253           0.00           253           NAP


                                                                                      ESCROWED
                                    ESCROWED                                           TI/LC
                                      TI/LC                        ESCROWED           RESERVES
                                    RESERVES      U/W ANNUAL        TI/LC             CURRENT
                ESCROWED TI/LC      CURRENT         TI/LC          RESERVES            ANNUAL
    CONTROL    RESERVES INITIAL      ANNUAL        RESERVES     INITIAL DEPOSIT       DEPOSIT
     NUMBER        DEPOSIT           DEPOSIT      PSF/UNIT          PSF/UNIT          PSF/UNIT
     ------        -------           -------      --------          --------          --------

      101          4,407,500        1,832,000         2.20             3.93              1.63

      102                  0                0         0.61             0.00              0.00

      103                  0                0         0.73             0.00              0.00

      104                  0                0         0.55             0.00              0.00

      105                  0                0         0.87             0.00              0.00

      106                NAP              NAP

     106a                NAP              NAP          NAP              NAP               NAP
     106b                NAP              NAP          NAP              NAP               NAP
      107                NAP              NAP          NAP              NAP               NAP
      108                NAP              NAP          NAP              NAP               NAP
      109                NAP              NAP          NAP              NAP               NAP
      110              1,972           23,668
     110a                NAP              NAP          NAP              NAP               NAP
     110b              1,972           23,668         0.75             0.07              0.83
     110c                NAP              NAP          NAP              NAP               NAP
      111            300,000          297,573         1.68             1.59              1.58

      112                  0           82,805         0.16             0.00              0.29
      113                NAP              NAP          NAP              NAP               NAP
      114                NAP              NAP          NAP              NAP               NAP
      115                NAP              NAP          NAP              NAP               NAP
      116                NAP              NAP          NAP              NAP               NAP
      117                  0           46,531         0.35             0.00              0.43

      118                NAP              NAP
     118a                NAP              NAP          NAP              NAP               NAP
     118b                NAP              NAP          NAP              NAP               NAP
     118c                NAP              NAP          NAP              NAP               NAP
      119              3,932           47,184         0.69             0.02              0.25
      120                NAP              NAP          NAP              NAP               NAP
      121                NAP              NAP          NAP              NAP               NAP
      122                NAP              NAP          NAP              NAP               NAP
      123                  0           24,909         0.15             0.00              0.20
      124                  0           45,000         0.46             0.00              0.38
      125                  0                0         1.34             0.00              0.00
      126                  0          199,526         0.72             0.00              0.74

      127            150,000           75,000         0.50             0.70              0.35
      128                NAP              NAP          NAP              NAP               NAP
      129              2,500           30,000         0.70             0.02              0.28
      130                NAP              NAP          NAP              NAP               NAP
      131                NAP              NAP          NAP              NAP               NAP

      132              3,200           38,400         0.35             0.03              0.40

      133                NAP              NAP          NAP              NAP               NAP
      134                  0          105,110         0.49             0.00              0.50
      135                  0           58,944         0.00             0.00              1.00

      136                NAP              NAP          NAP              NAP               NAP
      137                NAP              NAP          NAP              NAP               NAP
      138              1,725           20,700         0.30             0.02              0.27
      139                NAP              NAP          NAP              NAP               NAP
      140                  0           24,000         0.50             0.00              0.35
      141                NAP              NAP          NAP              NAP               NAP
      142              1,426           17,116         1.23             0.03              0.42
      143                NAP              NAP          NAP              NAP               NAP
      144                NAP              NAP          NAP              NAP               NAP


Footnotes:

(a) Represents one of two pari passu A notes with equal Cut-off date principal balances. All LTV and DSCR statistics are calculated based upon both A notes, which have a combined Cut-off date principal balance of $157,744,298.39. All DSCR statistics are calculated based upon the highest Debt Service Payment shown in Annex A-3.


                                     A-1-16

           MORTGAGE LOAN / MORTGAGED REAL PROPERTY ESCROW INFORMATION




                                                                                                             RECOM-
                                                                                                             MENDED
                                                                                                             ANNUAL      U/W ANNUAL
                                                                                TAXES        INSURANCE      REPLACE-      REPLACE-
    CONTROL      MORTGAGE                                                     CURRENTLY      CURRENTLY        MENT          MENT
     NUMBER    LOAN SELLER      LOAN / PROPERTY NAME                           ESCROWED       ESCROWED      RESERVES      RESERVES
     ------    -----------      --------------------                           --------       --------      --------      --------

      145           Key        Annex Apartments-Grigsby Apartments-Gaston          Yes           Yes          11,502        26,500
                               Apartments

      146          SBRC        Broad Creek Crossing Shopping Center                Yes           Yes           4,578        10,019
      147          SBRC        Country Woods Village                               Yes           Yes          15,931        25,000
      148          SBRC        Lincoln Plaza Shopping Center                       Yes           Yes          12,588        12,597
      149          SBRC        East-West Medical Center                            Yes           Yes           7,695         7,866
      150          SBRC        Phoenix Square Apartments                           Yes           Yes          28,308        30,500
      151           Key        Pheasant Run Apartments                             Yes           Yes          44,195        55,000
      152          SBRC        Villatree Apartments                                Yes           Yes          35,457        37,500
      153          SBRC        Hubbard's Ridge                                     Yes           Yes          42,340        63,700

      154          SBRC        Three Fountains III Apartments                      Yes           Yes          37,469        50,000
      155          SBRC        Normandy Business Center                            Yes           Yes          11,492        15,327
      156          SBRC        Addison Plaza                                       Yes           Yes           1,542         4,817
      157          SBRC        Northbrook Atrium Plaza Office Building             Yes           Yes          15,754        28,050
      158           Key        Otay Mesa Self Storage                              Yes            No           4,962        13,131
      159           Key        Villa Primavera Apartments                          Yes           Yes           9,290        24,000
      160           Key        Waterford Place Apartments                          Yes            No          14,468        22,000
      161          SBRC        Oxford Crest Apartments                             Yes           Yes          17,500        17,514
      162           Key        Ashley Park Plaza                                   Yes            No           1,583         4,007
      163          SBRC        35 Engel Street                                     No             No           2,310             0

      164          SBRC        Northwest Plaza Shopping Center                     Yes           Yes           4,180         7,635
      165           Key        Walgreens                                           No             No           1,900         1,924

      166           Key        Amber Glen Apartments                               Yes           Yes          21,861        21,888


                                                                                               ESCROWED
                                                   RECOM-                       ESCROWED       REPLACE-
                                                   MENDED                       REPLACE-         MENT
                 ESCROWED         ESCROWED         ANNUAL       U/W ANNUAL        MENT         RESERVES
                 REPLACE-       REPLACEMENT       REPLACE-       REPLACE-       RESERVES       CURRENT
                   MENT           RESERVES          MENT           MENT          INITIAL        ANNUAL     U/W ANNUAL
    CONTROL      RESERVES      CURRENT ANNUAL     RESERVES       RESERVES        DEPOSIT       DEPOSIT       TI/LC
     NUMBER  INITIAL DEPOSIT      DEPOSIT         PSF/UNIT       PSF/UNIT       PSF/UNIT      PSF/UNIT      RESERVES
     ------  ---------------      -------         --------       --------       --------      --------      --------

      145         2,208            26,500           109             250             21            250            NAP


      146             0            10,019          0.07            0.15           0.00           0.15         28,083
      147             0            20,000           159             250           0.00            200            NAP
      148             0            12,594          0.21            0.21           0.00           0.21         41,712
      149             0             7,866          0.19            0.19           0.00           0.19         38,944
      150             0            30,500           232             250           0.00            250            NAP
      151         4,583            55,000           201             250             21            250            NAP
      152             0            37,500           236             250           0.00            250            NAP
      153             0            63,700           216             325           0.00            325            NAP

      154        57,310            50,000           188             251            288            251            NAP
      155             0            15,327          0.15            0.20           0.00           0.20         70,596
      156             0             4,817          0.05            0.15           0.00           0.15         32,153
      157             0            28,253          0.11            0.20           0.00           0.20        105,186
      158             0                 0          0.06            0.15           0.00           0.00            NAP
      159         2,000            24,000            97             250             21            250            NAP
      160         1,833            22,000           164             250             21            250            NAP
      161             0            17,514           278             278           0.00            278            NAP
      162           334             4,006          0.06            0.15           0.01           0.15         34,742
      163             0                 0          0.02            0.00           0.00           0.00              0

      164             0             7,620          0.08            0.15           0.00           0.15         25,370
      165             0                 0          0.15            0.15           0.00           0.00              0

      166         1,824            21,888           304             304             25            304            NAP



                                                                                        ESCROWED
                                      ESCROWED                                           TI/LC
                                        TI/LC                        ESCROWED           RESERVES
                                      RESERVES      U/W ANNUAL        TI/LC             CURRENT
                  ESCROWED TI/LC      CURRENT         TI/LC          RESERVES            ANNUAL
    CONTROL      RESERVES INITIAL      ANNUAL        RESERVES     INITIAL DEPOSIT       DEPOSIT
     NUMBER          DEPOSIT           DEPOSIT      PSF/UNIT          PSF/UNIT          PSF/UNIT
     ------          -------           -------      --------          --------          --------

      145                NAP               NAP          NAP             NAP                NAP


      146                  0            26,718         0.42            0.00               0.40
      147                NAP               NAP          NAP             NAP                NAP
      148                  0            43,938         0.70            0.00               0.73
      149                  0            40,616         0.94            0.00               0.98
      150                NAP               NAP          NAP             NAP                NAP
      151                NAP               NAP          NAP             NAP                NAP
      152                NAP               NAP          NAP             NAP                NAP
      153                NAP               NAP          NAP             NAP                NAP

      154                NAP               NAP          NAP             NAP                NAP
      155                  0            70,596         0.92            0.00               0.92
      156             89,250            32,472         1.00            2.78               1.01
      157                  0           103,466         0.75            0.00               0.74
      158                NAP               NAP          NAP             NAP                NAP
      159                NAP               NAP          NAP             NAP                NAP
      160                NAP               NAP          NAP             NAP                NAP
      161                NAP               NAP          NAP             NAP                NAP
      162              1,780            21,364         1.30            0.07               0.80
      163            240,000                 0         0.00            2.00               0.00

      164                  0                 0         0.50            0.00               0.00
      165                  0                 0         0.00            0.00               0.00

      166                NAP               NAP          NAP             NAP                NAP




                                     A-1-17

                                    ANNEX A-2

                    SUMMARY CHARACTERISTICS OF THE UNDERLYING
                MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES


     Note: For purposes of presenting information regarding the original and remaining terms to maturity of the respective pooled mortgage loans in the following exhibits, each ARD Loan is assumed to mature on its anticipated repayment date.

                                     A-2-1

                              CUT-OFF DATE BALANCES

                                                                                                 WEIGHTED AVERAGES
                                                                                     -----------------------------------------------
                                                            % OF
                                                            INITIAL     CUMULATIVE %
                               NUMBER OF      AGGREGATE     MORTGAGE    OF INITIAL               STATED                CUT-OFF DATE
   RANGE OF                    MORTGAGE      CUT-OFF DATE   POOL          POOL        MORTGAGE  REMAINING    U/W NCF   LOAN-TO-VALUE
 CUT-OFF DATE BALANCES          LOANS          BALANCE      BALANCE     BALANCE        RATE      TERM(MO.)     DSCR      RATIO
------------------------------------------------------------------------------------------------------------------------------------
 $        1 to $   1,999,999      1         $ 1,994,848      0.21%       0.21%         7.200%     116         1.34x     62.34%
  2,000,000 to     3,999,999      7          22,790,093      2.44        2.66          7.458      122         1.23      71.95
  4,000,000 to     5,999,999     19          91,928,103      9.86       12.51          7.330      106         1.36      72.99
  6,000,000 to     7,999,999      6          41,814,651      4.48       17.00          7.426      91          1.28      76.91
  8,000,000 to     9,999,999      6          52,860,318      5.67       22.66          7.447      112         1.23      78.06
 10,000,000 to    11,999,999      3          31,419,485      3.37       26.03          6.711      95          1.42      73.78
 12,000,000 to    13,999,999      7          90,625,177      9.72       35.75          7.328      114         1.34      68.41
 14,000,000 to    15,999,999      3          43,379,546      4.65       40.40          7.365      104         1.49      69.28
 16,000,000 to    17,999,999      3          49,409,662      5.30       45.69          7.212      116         1.25      79.77
 18,000,000 to    19,999,999      3          59,037,441      6.33       52.02          7.068      100         1.21      75.83
 20,000,000 to    24,999,999      2          45,523,996      4.88       56.90          7.696      109         1.25      75.84
 25,000,000 to    49,999,999      3         113,759,137     12.20       69.10          6.490      101         1.54      71.34
 50,000,000 to    99,999,999      2         135,121,108     14.49       83.59          6.139      118         2.07      58.05
$100,000,00 to $ 174,999,999      1         153,096,151     16.41      100.00          6.910      67          1.92      34.79
------------------------------------------------------------------------------------------------------------------------------------
   Totals/Wtd. Avg.              66       $ 932,759,715    100.00%                     6.975%     101         1.55x     64.86%
====================================================================================================================================

                               MORTGAGE LOAN TYPE

                                                                                               WEIGHTED AVERAGES
                                                                                   -----------------------------------------------

                                                        % OF
                                                       INITIAL
                        NUMBER OF      AGGREGATE       MORTGAGE       MAXIMUM                     STATED                CUT-OFF DATE
                        MORTGAGE      CUT-OFF DATE      POOL       CUT-OFF-DATE    MORTGAGE      REMAINING   U/W NCF   LOAN-TO-VALUE
  LOAN TYPE              LOANS          BALANCE        BALANCE        BALANCE       RATE          TERM(MO.)   DSCR         RATIO
------------------------------------------------------------------------------------------------------------------------------------
Balloon                   58         $ 655,307,968     70.25%      $ 56,248,958     7.106%          106       1.38x       73.34%
ARD                        5           248,727,124      26.67       153,096,151     6.596           87        2.03        41.06
Partial IO/Balloon         2            25,700,000       2.76        16,000,000     7.306          115        1.27        77.95
Fully Amortizing           1             3,024,623       0.32         3,024,623     7.150          192        1.05        72.01
------------------------------------------------------------------------------------------------------------------------------------
  Totals/Wtd. Avg.        66         $ 932,759,715      100.00%                     6.975%          101       1.55x       64.86%
====================================================================================================================================

                                  ACCRUAL TYPE

                                                                                               WEIGHTED AVERAGES
                                                                                   -----------------------------------------------
                                                        % OF
                                                       INITIAL
                        NUMBER OF      AGGREGATE       MORTGAGE       MAXIMUM                   STATED                 CUT-OFF DATE
                        MORTGAGE      CUT-OFF DATE      POOL       CUT-OFF-DATE    MORTGAGE    REMAINING   U/W NCF    LOAN-TO-VALUE
  ACCRUAL TYPE           LOANS          BALANCE        BALANCE        BALANCE       RATE        TERM(MO.)   DSCR          RATIO
------------------------------------------------------------------------------------------------------------------------------------
Actual/360 Basis         62          $ 788,971,255     84.58%      $ 153,096,151    7.058%        99        1.54x       63.77%
30/360 Basis              4            143,788,460     15.42          56,248,958    6.523        116        1.62        70.85
------------------------------------------------------------------------------------------------------------------------------------
   Totals/Wtd. Avg.      66          $ 932,759,715    100.00%                       6.975%       101        1.55x       64.86%
====================================================================================================================================

                                      A-2-2

                                 MORTGAGE RATES

                                                                                          WEIGHTED AVERAGES
                                                                               ------------------------------------------------
                                                      % OF      CUMULATIVE
                                      AGGREGATE      INITIAL      % OF
                        NUMBER OF      CUT-OFF       MORTGAGE     INITIAL                 STATED                  CUT-OFF DATE
  RANGE OF               MORTGAGE        DATE          POOL        POOL       MORTGAGE   REMAINING      U/W NCF   LOAN-TO-VALUE
MORTGAGE RATES            LOANS         BALANCE       BALANCE     BALANCE       RATE     TERM(MO.)       DSCR        RATIO
-------------------------------------------------------------------------------------------------------------------------------
5.00% to  5.99%             1        $  78,872,149      8.46%      8.46%        5.882%     118          2.37x       48.09%
6.00% to  6.49%             2           43,959,081      4.71       13.17        6.418       59          1.36        76.95
6.50% to  6.74%             3          137,032,374     14.69       27.86        6.506      118          1.64        70.24
6.75% to  6.99%             6          210,474,360     22.56       50.42        6.910       75          1.75        45.47
7.00% to  7.24%             19         159,724,024     17.12       67.55        7.131      115          1.33        75.54
7.25% to  7.49%             21         191,456,465     20.53       88.07        7.358      111          1.29        73.43
7.50% to  7.74%             7           44,348,044      4.75       92.83        7.627      105          1.32        72.50
7.75% to  7.99%             6           63,955,369      6.86       99.69        7.882       98          1.32        71.25
8.00% to  9.99%             1            2,937,849      0.31      100.00        8.310       85          1.23        78.34
-------------------------------------------------------------------------------------------------------------------------------
   Totals/Wtd. Avg.        66        $ 932,759,715    100.00%                   6.975%     101          1.55x       64.86%
===============================================================================================================================


                       ORIGINAL TERM TO SCHEDULED MATURITY

                                                                                       WEIGHTED AVERAGES
                                                                            ---------------------------------------------
RANGE OF                                             % OF     CUMULATIVE
ORIGINAL TERMS                        AGGREGATE     INITIAL     % OF
TO SCHEDULED           NUMBER OF      CUT-OFF       MORTGAGE   INITIAL                  STATED              CUT-OFF DATE
MATURITY               MORTGAGE         DATE        POOL        POOL        MORTGAGE   REMAINING  U/W NCF   LOAN-TO-VALUE
(MONTHS)                LOANS         BALANCE      BALANCE     BALANCE        RATE     TERM(MO.)   DSCR        RATIO
--------------------------------------------------------------------------------------------------------------------------
   <    72                4       $  55,667,272     5.97%       5.97%        6.637%      57        1.36x       75.03%
72 to   83                1          19,248,639     2.06        8.03         6.950       73        1.25        69.49
84 to   119               2          18,962,032     2.03       10.06         7.794       80        1.30        68.98
   120                   58         835,857,149    89.61       99.68         6.979       105       1.58        63.96
   >    120               1           3,024,623     0.32      100.00         7.150       192       1.05        72.01
--------------------------------------------------------------------------------------------------------------------------
   Totals/Wtd. Avg.      66       $ 932,759,715   100.00%                    6.975%      101       1.55x       64.86%
==========================================================================================================================



                             MORTGAGE LOAN SEASONING

                                                                                            WEIGHTED AVERAGES
                                                                                -------------------------------------------------
                                                        % OF       CUMULATIVE
                                        AGGREGATE      INITIAL       % OF
                        NUMBER OF        CUT-OFF       MORTGAGE     INITIAL                 STATED                  CUT-OFF DATE
                         MORTGAGE         DATE          POOL         POOL       MORTGAGE   REMAINING    U/W NCF     LOAN-TO-VALUE
SEASONING (MONTHS)        LOANS          BALANCE       BALANCE      BALANCE       RATE     TERM(MO.)     DSCR          RATIO
---------------------------------------------------------------------------------------------------------------------------------
0  to   5                  36        $ 531,323,961     56.96%       56.96%        6.814%     111        1.57x         68.61%
6  to   11                 19          176,195,165     18.89        75.85         7.234      105        1.26          75.91
12 to   23                  5           46,755,989      5.01        80.86         7.787       96        1.30          72.10
24 to   47                  3           15,607,741      1.67        82.54         7.756       81        1.31          76.26
   >=   48                  3          162,876,860     17.46       100.00%        6.913       69        1.88          37.50
---------------------------------------------------------------------------------------------------------------------------------
   Totals/Wtd. Avg.        66        $ 932,759,715    100.00%                     6.975%     101        1.55x         64.86%
=================================================================================================================================

                                     A-2-3

                      REMAINING TERM TO SCHEDULED MATURITY

                                                                                               WEIGHTED AVERAGES
                                                                                   -----------------------------------------------
                                                       % OF
  RANGE OF                                            INITIAL       CUMULATIVE
REMAINING TERMS         NUMBER OF      AGGREGATE      MORTGAGE        % OF                      STATED              CUT-OFF DATE
  TO SCHEDULED          MORTGAGE     CUT-OFF DATE      POOL        INITIAL POOL   MORTGAGE    REMAINING   U/W NCF   LOAN-TO-VALUE
MATURITY (MONTHS)        LOANS        BALANCE         BALANCE        BALANCE       RATE       TERM (MO.)   DSCR       RATIO
----------------------------------------------------------------------------------------------------------------------------------
  0 to 59                 4         $ 55,667,272       5.97%         5.97%        6.637%         57       1.36x       75.03%
 60 to 71                 2          159,852,237       17.14         23.11        6.909          67       1.90        36.85
 72 to 83                 5           50,880,563        5.45         28.56        7.433          77       1.29        70.86
 84 to 107                4           40,687,313        4.36         32.92        7.838         103       1.28        74.73
108 to 113               17          149,687,094       16.05         48.97        7.262         112       1.26        77.09
114 to 119               33          472,960,613       50.71         99.68        6.822         117       1.60        67.72
    >= 120                1            3,024,623        0.32        100.00        7.150         192       1.05        72.01
----------------------------------------------------------------------------------------------------------------------------------
   Totals/Wtd. Avg.      66         $932,759,715      100.00%                     6.975%        101       1.55x       64.86%
==================================================================================================================================

                               PREPAYMENT PREMIUM

                                                                                                   WEIGHTED AVERAGES
                                                                                    -----------------------------------------------
                                                          % OF
                                                         INITIAL
                             NUMBER OF    AGGREGATE      MORTGAGE       MAXIMUM                   STATED                CUT-OFF DATE
                             MORTGAGE    CUT-OFF DATE     POOL       CUT-OFF-DATE   MORTGAGE    REMAINING    U/W NCF   LOAN-TO-VALUE
PREPAYMENT PREMIUM             LOANS        BALANCE      BALANCE        BALANCE       RATE      TERM (MO.)    DSCR       RATIO
------------------------------------------------------------------------------------------------------------------------------------
Lockout/Defeasance               63      $768,720,281    82.41%      $78,872,149     6.987%        108         1.48x     70.66%
Lockout/YM/YM or Defeasance       1       153,096,151    16.41       153,096,151     6.910          67         1.92      34.79
Lockout/YM                        1         6,756,086     0.72         6,756,086     6.880          70         1.22      83.41
YM                                1         4,187,198     0.45         4,187,198     7.460         117         1.29      69.50
------------------------------------------------------------------------------------------------------------------------------------
   Totals/Wtd. Avg.              66      $932,759,715   100.00%                      6.975%        101         1.55x     64.86%
====================================================================================================================================

                                     A-2-4

                       PREPAYMENT PREMIUM BY MORTGAGE RATE


                                                                     WEIGHTED AVERAGES          % OF INITIAL POOL BALANCE
                                                                   -----------------------------------------------------------------
                                                        % OF                                             LOCKOUT
                                                       INITIAL                                             THEN     LOCKOUT
                       NUMBER OF        AGGREGATE      MORTGAGE                STATED        LOCKOUT    YLD. MAINT.  THEN
                        MORTGAGE      CUT-OFF DATE       POOL      MORTGAGE   REMAINING      THEN       THEN YM OR    YLD.     YLD.
MORTGAGE RATE            LOANS           BALANCE       BALANCE      RATE      TERM (MO.)   DEFEASANCE   DEFEASANCE   MAINT.   MAINT.
------------------------------------------------------------------------------------------------------------------------------------
5.00% to  5.99%            1           $ 78,872,149      8.46%      5.882%      118          8.456%       0.00%      0.00%    0.00%
6.00% to  6.49%            2             43,959,081      4.71       6.418       59           4.71         0.00       0.00     0.00
6.50% to  6.74%            3            137,032,374     14.69       6.506       118          14.69        0.00       0.00     0.00
6.75% to  6.99%            6            210,474,360     22.56       6.910       75           5.43         16.41      0.72     0.00
7.00% to  7.24%           19            159,724,024     17.12       7.131       115          17.12        0.00       0.00     0.00
7.25% to  7.49%           21            191,456,465     20.53       7.358       111          20.08        0.00       0.00     0.45
7.50% to  7.74%            7             44,348,044      4.75       7.627       105          4.75         0.00       0.00     0.00
7.75% to  7.99%            6             63,955,369      6.86       7.882       98           6.86         0.00       0.00     0.00
8.00% to  9.99%            1              2,937,849      0.31       8.310       85           0.31         0.00       0.00     0.00
------------------------------------------------------------------------------------------------------------------------------------
   Totals/Wtd. Avg.       66           $932,759,715    100.00%      6.975%     101         82.414%       16.41%      0.72%    0.45%
====================================================================================================================================


     INITIAL MORTGAGE POOL PREPAYMENT RESTRICTION COMPOSITION OVER TIME (1)

                                                                   MONTHS FOLLOWING CUT-OFF DATE
                            ------------------------------------------------------------------------------------------------------
                               0        12         24      36        48       60       72       84      96        108        120
Remaining Pool Balance (2)  100.00%    98.71%    97.33%   95.84%   93.78%   86.90%   70.60%   64.39%   62.78%    57.75%     0.17%
Prepayment Restriction
   Locked(3)                 83.14     82.55     82.71    82.88    82.98    82.19    96.78    98.94    99.39     97.84      100.00
   Yield Maintenance (4)     16.86     17.45     17.29    17.12    17.02    17.81     0.57     0.61     0.61      0.65       0.00
   Open                       0.00      0.00      0.00     0.00     0.00     0.00     2.65     0.45     0.00      1.51       0.00
------------------------------------------------------------------------------------------------------------------------------------
      Total                 100.00%   100.00%   100.00%  100.00%  100.00%  100.00%  100.00%  100.00%  100.00%   100.00%    100.00%
====================================================================================================================================


(1) All numbers, unless otherwise noted, are as a percentage of the aggregate pool balance at the specified point in time.

(2) Remaining aggregate mortgage loan pool balance as a percentage of the Initial Pool Balance at the specified point in time.

(3) Locked includes loans in defeasance.

(4) Yield maintenance includes loans allowing the option of either yield maintenance or defeasance.

                                     A-2-5

                                 PROPERTY TYPES

                                                                                                      WEIGHTED AVERAGES
                                                                                        -------------------------------------------
                                                                 % OF
                                                  AGGREGATE     INITIAL     MAXIMUM
                                    NUMBER OF     CUT-OFF       MORTGAGE    CUT-OFF                STATED              CUT-OFF DATE
                                    MORTGAGED       DATE         POOL        DATE       MORTGAGE  REMAINING   U/W NCF  LOAN-TO-VALUE
PROPERTY TYPES                     PROPERTIES      BALANCE      BALANCE     BALANCE      RATE     TERM (MO.)    DSCR       RATIO
------------------------------------------------------------------------------------------------------------------------------------
Anchored Retail                       22       $ 388,025,69     41.60%   $ 78,872,149    6.771%      115        1.63x    67.86%
   Anchored Retail, Investment         4         215,904,52     23.15      78,872,149    6.278       118        1.91     62.15
     Grade
   Anchored Retail                    12         134,426,53     14.41      19,984,902    7.406       109        1.28     76.38
   Shadow Anchored Retail              3         14,340,820      1.54       5,913,960    7.408       115        1.40     67.12
   Anchored Retail, Regional Mall      1         12,384,773      1.33      12,384,773    7.170       112        1.34     66.94
   Single Tenant Retail, Anchor        2         10,969,048      1.18       8,054,457    7.408       114        1.22     77.84

Multifamily                           29         253,129,81     27.14      19,803,900    7.144       107        1.26     77.67
   Multifamily                        28         248,556,83     26.65      19,803,900    7.144       107        1.26     77.64
   Multifamily, Low Income Housing     1          4,572,973      0.49       4,572,973    7.170       112        1.30     79.53

Office                                 5         179,046,27     19.20      153,096,151   7.001       72         1.87     35.86
   Office, Investment Grade            1         153,096,15     16.41      153,096,151   6.910       67         1.92     34.79
   Office                              3         21,186,750      2.27       12,449,923   7.576       100        1.62     34.13
   Office, Medical Office              1          4,763,378      0.51        4,763,378   7.350       109        1.20     77.64

Mobile Home Park                       4         44,412,156      4.76       30,065,532   6.779       65         1.33     76.72
Self Storage                           6         32,128,901      3.44        7,270,979   7.336       102        1.67     63.09
Mixed Use                              1         24,430,112      2.62       24,430,112   7.960       106        1.29     72.93
Unanchored Retail                      3          8,562,137      0.92        4,390,830   7.523       94         1.33     76.15
Industrial                             1          3,024,623      0.32        3,024,623   7.150       192        1.05     72.01
------------------------------------------------------------------------------------------------------------------------------------
   Totals/Wtd. Avg.                   71       $ 932,759,71    100.00%                   6.975%      101        1.55x    64.86%
====================================================================================================================================


                               ENCUMBERED INTEREST

                                                                                                 WEIGHTED AVERAGES
                                                                                -------------------------------------------------
                                                         % OF
                                         AGGREGATE      INITIAL     MAXIMUM
                          NUMBER OF       CUT-OFF      MORTGAGE     CUT-OFF                 STATED                 CUT-OFF DATE
                          MORTGAGED        DATE          POOL        DATE       MORTGAGE   REMAINING     U/W NCF   LOAN-TO-VALUE
ENCUMBERED INTEREST       PROPERTIES      BALANCE      BALANCE      BALANCE      RATE      TERM (MO.)     DSCR        RATIO
---------------------------------------------------------------------------------------------------------------------------------
Fee                          68        $ 718,347,044    77.01%    $ 78,872,149   7.024%       107         1.46x       70.62%
Leasehold                     2          158,163,713    16.96      153,096,151   6.921         68         1.91        36.14
Fee in part and               1           56,248,958     6.03       56,248,958   6.500        118         1.66        72.02
Leasehold in part
---------------------------------------------------------------------------------------------------------------------------------
   Totals/Wtd. Avg.          71        $ 932,759,715   100.00%                   6.975%       101         1.55x       64.86%
=================================================================================================================================

                                     A-2-6

             UNDERWRITTEN NET CASH FLOW DEBT SERVICE COVERAGE RATIO

                                                                                                 WEIGHTED AVERAGES
                                                                                -------------------------------------------------
                                                        % OF
                                         AGGREGATE     INITIAL     CUMULATIVE
RANGE OF                NUMBER OF         CUT-OFF      MORTGAGE   % OF INITIAL               STATED                 CUT-OFF DATE
U/W NCF                 MORTGAGED          DATE         POOL        POOL         MORTGAGE   REMAINING    U/W NCF   LOAN-TO-VALUE
DSCR (x)                  LOANS           BALANCE      BALANCE     BALANCE         RATE     TERM (MO.)     DSCR        RATIO
----------------------------------------------------------------------------------------------------------------------------------
1.00 to  1.09               1         $  3,024,623      0.32%       0.32%         7.150%     192          1.05x      72.01%
1.10 to  1.19               5           60,226,460      6.46        6.78          7.294      112          1.19       78.83
1.20 to  1.24              17          155,253,174     16.64       23.43          7.277      111          1.22       78.36
1.25 to  1.29              12          118,814,388     12.74       36.16          7.494      98           1.27       74.15
1.30 to  1.34              13          133,102,120     14.27       50.43          7.047      101          1.33       76.99
1.35 to  1.39               3           12,592,104      1.35       51.78          7.316      112          1.39       71.59
1.40 to  1.44               2           17,517,676      1.88       53.66          7.041      91           1.44       66.60
1.45 to  1.49               5           31,778,796      3.41       57.07          7.145      84           1.47       70.39
1.50 to  1.69               4          149,482,297     16.03       73.09          6.585      118          1.64       65.92
1.70 to  1.89               1            4,288,069      0.46       73.55          7.940      115          1.83       46.36
1.90 to  1.99               2          167,807,859     17.99       91.54          6.927      71           1.93       36.70
2.00 to  2.49               1           78,872,149      8.46      100.00          5.882      118          2.37       48.09
----------------------------------------------------------------------------------------------------------------------------------
   Totals/Wtd. Avg.        66         $932,759,715    100.00%                     6.975%     101          1.55x      64.86%
==================================================================================================================================

                                     A-2-7

                                          CUT-OFF DATE LOAN-TO-VALUE RATIO

                                                                                               WEIGHTED AVERAGES
                                                                              -------------------------------------------------
                                                     % OF
                                      AGGREGATE     INITIAL      CUMULATIVE
     RANGE OF          NUMBER OF       CUT-OFF      MORTGAGE   % OF INITIAL               STATED                 CUT-OFF DATE
   CUT-OFF DATE        MORTGAGED        DATE          POOL         POOL       MORTGAGE   REMAINING    U/W NCF   LOAN-TO-VALUE
LOAN-TO-VALUE RATIO      LOANS         BALANCE      BALANCE      BALANCE        RATE     TERM (MO.)    DSCR        RATIO
-------------------------------------------------------------------------------------------------------------------------------
 0.00% to  29.99%          1         $ 12,449,923      1.33%       1.33%        7.460%      116         1.67x      18.39%
30.00% to  39.99%          1          153,096,151     16.41        17.75        6.910        67         1.92       34.79
40.00% to  49.99%          2           83,160,218      8.92        26.66        5.988       118         2.34       48.00
50.00% to  59.99%          3           22,855,462      2.45        29.11        7.338       110         1.78       57.10
60.00% to  64.99%          2            6,835,720      0.73        29.85        7.235       114         1.44       63.90
65.00% to  69.99%         10          148,131,493     15.88        45.73        6.807       106         1.50       68.46
70.00% to  74.99%          8          121,027,342     12.98        58.70        7.120       112         1.45       72.74
75.00% to  79.99%         36          348,846,572     37.40        96.10        7.194       105         1.26       78.33
80.00% to  84.99%          3           36,356,835      3.90       100.00        7.168       107         1.29       80.79
-------------------------------------------------------------------------------------------------------------------------------
   Totals/Wtd. Avg.       66         $932,759,715    100.00%                    6.975%      101         1.55x      64.86%
===============================================================================================================================


                         SCHEDULED MATURITY DATE/ARD LOAN-TO-VALUE RATIO

                                                                                               WEIGHTED AVERAGES
                                                                              -------------------------------------------------
                                                        % OF
     RANGE OF                           AGGREGATE       INITIAL    CUMULATIVE
SCHEDULED MATURITY     NUMBER OF         CUT-OFF        MORTGAGE  % OF INITIAL               STATED                CUT-OFF DATE
   DATE/ARD            MORTGAGED          DATE           POOL        POOL       MORTGAGE   REMAINING    U/W NCF   LOAN-TO-VALUE
LOAN-TO-VALUE RATIO      LOANS           BALANCE        BALANCE     BALANCE        RATE    TERM (MO.)     DSCR        RATIO
-------------------------------------------------------------------------------------------------------------------------------
 0.00% to  19.99%         2            $ 15,474,546      1.66%       1.66%        7.399%     131          1.55x      28.87%
20.00% to  39.99%         1             153,096,151      16.41      18.07         6.910       67          1.92       34.79
40.00% to  44.99%         2              83,160,218       8.92      26.99         5.988      118          2.34       48.00
45.00% to  49.99%         2              18,297,696       1.96      28.95         7.198      117          1.86       56.83
50.00% to  54.99%         5              99,720,803      10.69      39.64         6.669      116          1.58       68.11
55.00% to  59.99%         6              85,096,305       9.12      48.76         6.736      117          1.57       70.17
60.00% to  64.99%         6              48,890,354       5.24      54.00         7.317       82          1.25       71.40
65.00% to  69.99%        26             245,494,673      26.32      80.32         7.352      109          1.27       77.07
70.00% to  74.99%        15             176,772,884      18.95      99.28         7.110      100          1.27       78.94
75.00% to  79.99%         1               6,756,086       0.72     100.00         6.880       70          1.22       83.41
-------------------------------------------------------------------------------------------------------------------------------
   Totals/Wtd. Avg.      66            $932,759,715     100.00%                   6.975%     101          1.55x      64.86%
===============================================================================================================================

                                     A-2-8

                                                     STATES

                                                                                           WEIGHTED AVERAGES
                                                                          -------------------------------------------------
                                                        % OF
                                       AGGREGATE       INITIAL    CUMULATIVE
                       NUMBER OF       CUT-OFF        MORTGAGE  % OF INITIAL               STATED                CUT-OFF DATE
                       MORTGAGED        DATE            POOL        POOL       MORTGAGE   REMAINING    U/W NCF   LOAN-TO-VALUE
  STATES               PROPERTIES       BALANCE        BALANCE     BALANCE        RATE    TERM (MO.)     DSCR        RATIO
-------------------------------------------------------------------------------------------------------------------------------
Massachusetts             2        $ 165,427,240      17.74%       17.74        6.947%      70           1.88x      37.91%
Connecticut               2          103,302,261      11.07        28.81        6.373       115          2.11       53.97
Southern California      13           87,623,035       9.39        38.20        7.450       95           1.42       70.35
Northern California       1            9,700,000       1.04        39.24        7.250       115          1.21       74.56
Florida                   6           67,265,902       7.21        46.46        7.254       114          1.25       77.01
Texas                    10           58,832,527       6.31        52.76        7.307       99           1.36       73.65
South Carolina            1           56,248,958       6.03        58.79        6.500       118          1.66       72.02
Maryland                  3           49,404,649       5.30        64.09        7.201       115          1.27       80.01
Kentucky                  2           49,066,015       5.26        69.35        6.566       118          1.62       69.12
Ohio                      5           44,669,120       4.79        74.14        6.585       66           1.30       78.26
Colorado                  2           36,192,953       3.88        78.02        7.126       93           1.23       74.20
Wisconsin                 1           35,504,810       3.81        81.83        6.510       118          1.61       69.62
New Jersey                2           26,971,680       2.89        84.72        7.170       112          1.22       78.29
New York                  3           21,445,110       2.30        87.02        7.494       126          1.53       39.72
Nevada                    2           20,051,336       2.15        89.17        7.083       117          1.26       75.84
Arizona                   3           19,505,417       2.09        91.26        7.199       116          1.30       78.24
New Mexico                2           14,921,526       1.60        92.86        7.065       113          1.31       79.58
Michigan                  2           14,358,983       1.54        94.40        7.565       116          1.29       79.77
North Carolina            1           13,964,829       1.50        95.89        7.290       116          1.23       78.45
Oregon                    1           12,384,773       1.33        97.22        7.170       112          1.34       66.94
Virginia                  2            7,982,153       0.86        98.08        7.362       114          1.29       76.03
Washington                2            5,585,317       0.60        98.68        7.136       116          1.26       65.81
Georgia                   1            4,763,378       0.51        99.19        7.350       109          1.20       77.64
Oklahoma                  1            4,649,892       0.50        99.69        6.850       118          1.29       77.50
Mississippi               1            2,937,849       0.31       100.00        8.310       85           1.23       78.34
-------------------------------------------------------------------------------------------------------------------------------
   Totals/Wtd. Avg.      71        $ 932,759,715     100.00%                    6.975%      101          1.55x      64.86%
===============================================================================================================================

                                     A-2-9

                                                   ANNEX A-3

WESTFARMS MALL MORTGAGE LOAN AMORTIZATION SCHEDULE

                                     A-3-1

               WESTFARMS MALL MORTGAGE LOAN AMORTIZATION SCHEDULE

Original Balance                                                           $79,000,000
Original Amortization Term                                                 360 months
Original Term To Maturity                                                  120 months

                                                              MONTHLY
                                                            DEBT SERVICE
PERIOD    PAYMENT DATE               MORTGAGE RATE            PAYMENT            PRINCIPAL         INTEREST        ENDING BALANCE
          July 11, 2002                                                                                           $79,000,000.000
1         August 11, 2002           5.88169999183340%       $463,876.915       $ 63,757.935       $400,118.980     78,936,242.065
2         September 11, 2002        5.88170000671631         463,888.930         64,092.870        399,796.060     78,872,149.195
3         October 11, 2002          5.88169997565387         464,380.370         77,795.105        386,585.265     78,794,354.090
4         November 11, 2002         5.88169998936155         463,915.665         64,838.240        399,077.425     78,729,515.850
5         December 11, 2002         5.88169998253584         464,406.380         78,520.220        385,886.160     78,650,995.630
6         January 11, 2003          5.88170001193263         463,942.675         65,591.330        398,351.345     78,585,404.300
7         February 11, 2003         5.88169996444772         463,955.030         65,935.895        398,019.135     78,519,468.405
8         March 11, 2003            5.88169996138570         465,399.120        106,199.600        359,199.520     78,413,268.805
9         April 11, 2003            5.88169998476170         463,987.465         66,840.160        397,147.305     78,346,428.645
10        May 11, 2003              5.88169998262465         464,476.225         80,467.735        384,008.490     78,265,960.910
11        June 11, 2003             5.88169997905621         464,015.215         67,613.995        396,401.220     78,198,346.915
12        July 11, 2003             5.88169998657318         464,503.225         81,220.545        383,282.680     78,117,126.370
13        August 11, 2003           5.88170000525130         464,043.260         68,395.855        395,647.405     78,048,730.515
14        September 11, 2003        5.88170002216467         464,056.145         68,755.150        395,300.995     77,979,975.365
15        October 11, 2003          5.88169998583841         464,543.045         82,330.695        382,212.350     77,897,644.670
16        November 11, 2003         5.88170000980538         464,084.615         69,548.840        394,535.775     77,828,095.830
17        December 11, 2003         5.88169998402491         464,570.735         83,102.810        381,467.925     77,744,993.020
18        January 11, 2004          5.88170000463975         464,113.375         70,350.750        393,762.625     77,674,642.270
19        February 11, 2004         5.88169996402561         464,126.625         70,720.315        393,406.310     77,603,921.955
20        March 11, 2004            5.88170000661228         465,083.275         97,393.090        367,690.185     77,506,528.865
21        April 11, 2004            5.88169996854234         464,158.300         71,603.450        392,554.850     77,434,925.415
22        May 11, 2004              5.88170001532377         464,642.425         85,101.590        379,540.835     77,349,823.825
23        June 11, 2004             5.88170003230544         464,187.830         72,426.655        391,761.175     77,277,397.170
24        July 11, 2004             5.88169996202267         464,671.145         85,902.425        378,768.720     77,191,494.745
25        August 11, 2004           5.88170002762645         464,217.660         73,258.390        390,959.270     77,118,236.355
26        September 11, 2004        5.88170001094034         464,231.460         73,643.230        390,588.230     77,044,593.125
27        October 11, 2004          5.88170003396329         464,713.600         87,085.945        377,627.655     76,957,507.180
28        November 11, 2004         5.88170002121037         464,261.745         74,487.575        389,774.170     76,883,019.605
29        December 11, 2004         5.88170002067129         464,743.060         87,907.345        376,835.715     76,795,112.260
30        January 11, 2005          5.88169998102664         464,292.340         75,340.670        388,951.670     76,719,771.590
31        February 11, 2005         5.88169998427962         464,306.535         75,736.450        388,570.085     76,644,035.140
32        March 11, 2005            5.88169998065162         465,718.280        115,098.220        350,620.060     76,528,936.920
33        April 11, 2005            5.88169996764737         464,342.490         76,738.945        387,603.545     76,452,197.975
34        May 11, 2005              5.88169996298919         464,821.610         90,097.535        374,724.075     76,362,100.440
35        June 11, 2005             5.88170001229440         464,373.925         77,615.370        386,758.555     76,284,485.070
36        July 11, 2005             5.88169997592933         464,852.185         90,950.140        373,902.045     76,193,534.930
37        August 11, 2005           5.88170001425436         464,405.685         78,500.880        385,904.805     76,115,034.050
38        September 11, 2005        5.88170003012061         464,420.475         78,913.260        385,507.215     76,036,120.790
39        October 11, 2005          5.88170000459594         464,897.475         92,212.765        372,684.710     75,943,908.025
40        November 11, 2005         5.88170000902622         464,452.720         79,812.225        384,640.495     75,864,095.800
41        December 11, 2005         5.88170002284533         464,928.845         93,087.300        371,841.545     75,771,008.500
42        January 11, 2006          5.88170002489336         464,485.295         80,720.500        383,764.795     75,690,288.000
43        February 11, 2006         5.88169999368496         464,500.500         81,144.540        383,355.960     75,609,143.460
44        March 11, 2006            5.88170003094718         465,894.400        120,008.610        345,885.790     75,489,134.850
45        April 11, 2006            5.88169999236609         464,538.400         82,201.240        382,337.160     75,406,933.610
46        May 11, 2006              5.88169998124924         465,012.195         95,411.395        369,600.800     75,311,522.215
47        June 11, 2006             5.88170002288519         464,571.865         83,134.275        381,437.590     75,228,387.940
48        July 11, 2006             5.88170000868425         465,044.750         96,319.075        368,725.675     75,132,068.865
49        August 11, 2006           5.88170002029056         464,605.680         84,076.985        380,528.695     75,047,991.880
50        September 11, 2006        5.88169998750972         464,621.520         84,518.660        380,102.860     74,963,473.220
51        October 11, 2006          5.88169996747651         465,093.055         97,665.840        367,427.215     74,865,807.380

                                     A-3-2

               WESTFARMS MALL MORTGAGE LOAN AMORTIZATION SCHEDULE

Original Balance                                                          $79,000,000
Original Amortization Term                                                 360 months
Original Term To Maturity                                                  120 months

                                                              MONTHLY
                                                            DEBT SERVICE
PERIOD    PAYMENT DATE               MORTGAGE RATE            PAYMENT            PRINCIPAL         INTEREST       ENDING BALANCE

52        November 11, 2006         5.88170002702671        464,655.845        85,475.710         379,180.135     74,780,331.670
53        December 11, 2006         5.88170001626846        465,126.450        98,596.885         366,529.565     74,681,734.785
54        January 11, 2007          5.88170003281324        464,690.530        86,442.685         378,247.845     74,595,292.100
55        February 11, 2007         5.88170002772740        464,706.815        86,896.785         377,810.030     74,508,395.315
56        March 11, 2007            5.88170000753578        466,081.720       125,231.475         340,850.245     74,383,163.840
57        April 11, 2007            5.88169997506825        464,746.780        88,011.140         376,735.640     74,295,152.700
58        May 11, 2007              5.88170000490490        465,214.910       101,063.410         364,151.500     74,194,089.290
59        June 11, 2007             5.88169996335384        464,782.400        89,004.385         375,778.015     74,105,084.905
60        July 11, 2007             5.88170002853059        465,249.570       102,029.670         363,219.900     74,003,055.235
61        August 11, 2007           5.88170002212346        464,818.400        90,007.930         374,810.470     73,913,047.305
62        September 11, 2007        5.88169997366200        464,835.355        90,480.760         374,354.595     73,822,566.545
63        October 11, 2007          5.88170003186388        465,301.080       103,465.920         361,835.160     73,719,100.625
64        November 11, 2007         5.88169998314091        464,871.895        91,499.600         373,372.295     73,627,601.025
65        December 11, 2007         5.88169998711431        465,336.625       104,457.075         360,879.550     73,523,143.950
66        January 11, 2008          5.88169999609859        464,908.815        92,529.000         372,379.815     73,430,614.950
67        February 11, 2008         5.88170000593325        464,926.250        93,015.075         371,911.175     73,337,599.875
68        March 11, 2008            5.88169997444091        465,835.235       118,359.040         347,476.195     73,219,240.835
69        April 11, 2008            5.88170003815505        464,966.080        94,125.470         370,840.610     73,125,115.365
70        May 11, 2008              5.88170001309645        465,428.250       107,011.590         358,416.660     73,018,103.775
71        June 11, 2008             5.88170001317573        465,003.970        95,182.080         369,821.890     72,922,921.695
72        July 11, 2008             5.88170002011053        465,465.115       108,039.490         357,425.625     72,814,882.205
73        August 11, 2008           5.88170002985051        465,042.260        96,249.645         368,792.615     72,718,632.560
74        September 11, 2008        5.88170002884618        465,060.400        96,755.270         368,305.130     72,621,877.290
75        October 11, 2008          5.88170000472870        465,520.005       109,569.925         355,950.080     72,512,307.365
76        November 11, 2008         5.88170003332456        465,099.275        97,839.140         367,260.135     72,414,468.225
77        December 11, 2008         5.88169997570952        465,557.820       110,624.340         354,933.480     72,303,843.885
78        January 11, 2009          5.88170003750725        465,138.550        98,934.240         366,204.310     72,204,909.645
79        February 11, 2009         5.88169998712048        465,157.185        99,453.960         365,703.225     72,105,455.685
80        March 11, 2009            5.88170002790110        466,490.650       136,633.025         329,857.625     71,968,822.660
81        April 11, 2009            5.88170003073957        465,201.670       100,694.175         364,507.495     71,868,128.485
82        May 11, 2009              5.88170003742654        465,657.440       113,401.795         352,255.645     71,754,726.690
83        June 11, 2009             5.88169999318927        465,242.005       101,818.865         363,423.140     71,652,907.825
84        July 11, 2009             5.88169997272543        465,696.680       114,495.925         351,200.755     71,538,411.900
85        August 11, 2009           5.88170000205658        465,282.760       102,955.210         362,327.550     71,435,456.690
86        September 11, 2009        5.88170003882559        465,302.160       103,496.055         361,806.105     71,331,960.635
87        October 11, 2009          5.88169998784725        465,755.200       116,127.540         349,627.660     71,215,833.095
88        November 11, 2009         5.88170002221293        465,343.545       104,649.790         360,693.755     71,111,183.305
89        December 11, 2009         5.88170001624191        465,795.455       117,249.915         348,545.540     70,993,933.390
90        January 11, 2010          5.88169997336490        465,385.345       105,815.470         359,569.875     70,888,117.920
91        February 11, 2010         5.88170003719083        465,405.285       106,371.340         359,033.945     70,781,746.580
92        March 11, 2010            5.88169999592893        466,715.915       142,913.805         323,802.110     70,638,832.775
93        April 11, 2010            5.88170001611366        465,452.255       107,680.890         357,771.365     70,531,151.885
94        May 11, 2010              5.88170002776072        465,901.215       120,198.650         345,702.565     70,410,953.235
95        June 11, 2010             5.88169999408483        465,495.190       108,877.990         356,617.200     70,302,075.245
96        July 11, 2010             5.88170002889650        465,942.985       121,363.220         344,579.765     70,180,712.025
97        August 11, 2010           5.88169999474136        465,538.570       110,087.495         355,451.075     70,070,624.530
98        September 11, 2010        5.88170000863593        465,559.310       110,665.805         354,893.505     69,959,958.725
99        October 11, 2010          5.88170003955359        466,005.365       123,102.455         342,902.910     69,836,856.270
100       November 11, 2010         5.88169998927407        465,603.355       111,893.840         353,709.515     69,724,962.430
101       December 11, 2010         5.88170003550334        466,048.215       124,297.120         341,751.095     69,600,665.310
102       January 11, 2011          5.88169997786051        465,647.855       113,134.600         352,513.255     69,487,530.710
103       February 11, 2011         5.88170004146151        465,669.175       113,728.920         351,940.255     69,373,801.790

                                     A-3-3

               WESTFARMS MALL MORTGAGE LOAN AMORTIZATION SCHEDULE

Original Balance                  $79,000,000
Original Amortization Term        360 months
Original Term To Maturity         120 months

                                                              MONTHLY
                                                            DEBT SERVICE
PERIOD    PAYMENT DATE               MORTGAGE RATE            PAYMENT            PRINCIPAL         INTEREST        ENDING BALANCE

104       March 11, 2011            5.88170004135423        466,955.520        149,594.270        317,361.250      69,224,207.520
105       April 11, 2011            5.88170001748321        465,718.785        115,112.210        350,606.575      69,109,095.310
106       May 11, 2011              5.88169997272679        466,160.500        127,428.030        338,732.470      68,981,667.280
107       June 11, 2011             5.88169996929336        465,764.480        116,386.325        349,378.155      68,865,280.955
108       July 11, 2011             5.88169998558020        466,204.955        128,667.520        337,537.435      68,736,613.435
109       August 11, 2011           5.88170002043339        465,810.655        117,673.645        348,137.010      68,618,939.790
110       September 11, 2011        5.88169998916497        465,832.825        118,291.810        347,541.015      68,500,647.980
111       October 11, 2011          5.88170004052566        466,271.445        130,521.225        335,750.220      68,370,126.755
112       November 11, 2011         5.88170003275276        465,879.705        119,598.875        346,280.830      68,250,527.880
113       December 11, 2011         5.88170000246451        466,317.050        131,792.775        334,524.275      68,118,735.105
114       January 11, 2012          5.88169999418500        465,927.070        120,919.490        345,007.580      67,997,815.615
115       February 11, 2012         5.88170004023606        465,949.850        121,554.700        344,395.150      67,876,260.915
116       March 11, 2012            5.88169999446818        466,797.825        145,197.650        321,600.175      67,731,063.265
117       April 11, 2012            5.88169998143594        466,000.105        122,956.005        343,044.100      67,608,107.260
118       May 11, 2012              5.88170002261353        466,434.185        135,058.680        331,375.505      67,473,048.580
119       June 11, 2012             5.88170001681792        466,048.725        124,311.415        341,737.310      67,348,737.165
120       July 11, 2012             5.88170003885180%      $466,481.475    $67,348,737.165       $330,104.225     $         0.000

                                     A-3-4

                                    ANNEX A-4

          CHARACTERISTICS OF THE MULTIFAMILY MORTGAGED REAL PROPERTIES








                                     A-4-1

                                       MULTIFAMILY MORTGAGED REAL PROPERTY CHARACTERISTICS
                                                                                                            STUDIO
CONTROL   LOAN         MORTGAGE                                                   PROPERTY      STUDIO      AVERAGE       STUDIO
NUMBER    NUMBER     LOAN SELLER         LOAN / PROPERTY NAME                       TYPE        UNITS        RENT        MAX. RENT
------------------------------------------------------------------------------------------------------------------------------------
103       7003343      SBRC          The Commons and Greentree Apartments
103a      7003343a     SBRC          Greentree Apartments                         Multifamily   NAP          NAP           NAP


103b      7003343b     SBRC          The Commons Apartments                       Multifamily   NAP          NAP           NAP


104       7003339      SBRC          Del Oro Apartments                           Multifamily   NAP          NAP           NAP


105       7003346      SBRC          Country Club Villas Apartments               Multifamily   NAP          NAP           NAP


106       7003350      SBRC          Royal Crest Apartments                       Multifamily   NAP          NAP           NAP


108       7004458      SBRC          Northlake Apartments                         Multifamily   NAP          NAP           NAP
109       7003330      SBRC          The Aventine Apartments                      Multifamily     8          586           610

110       7004284      SBRC          Cedar Crest Apartments                       Multifamily   NAP          NAP           NAP

111       7004771      SBRC          Villas at Sunrise Mountain                   Multifamily   NAP          NAP           NAP
113       7003983      SBRC          Overlook at Central Pointe                   Multifamily   NAP          NAP           NAP
114       7002525      SBRC          Reserve at Jacksonville Commons              Multifamily   NAP          NAP           NAP


115       7004456      SBRC          Oak Mill Apartments                          Multifamily   NAP          NAP           NAP


120       7005181      SBRC          Pines of Northwest Crossing Apartments       Multifamily   NAP          NAP           NAP

121       7003564      SBRC          Three Fountain Apartments                    Multifamily    36          429           440

122       7004177      SBRC          Phoenix Hazeltree Apartments                 Multifamily    22          456           520
130       7003565      SBRC          Parkview Towers Apartments                   Multifamily   NAP          NAP           NAP
132       7001600      SBRC          Country Woods Village                        Multifamily   NAP          NAP           NAP

135       7004056      SBRC          Phoenix Square Apartments                    Multifamily   NAP          NAP           NAP

136       7003667      SBRC          Villatree Apartments                         Multifamily    17          594           640
137       7003586      SBRC          Hubbard's Ridge                              Multifamily   NAP          NAP           NAP
138       6603083      SBRC          Three Fountains III Apartments               Multifamily   NAP          NAP           NAP


142       7004350      SBRC          Oxford Crest Apartments                      Multifamily    13          602           725
145       4161505      Key           Big Creek Apartments Phases I & II           Multifamily   NAP          NAP           NAP



151       10016152     Key           Amber Glen Apartments                        Multifamily   NAP          NAP           NAP

153       10016454     Key           Waterford Place Apartments                   Multifamily   NAP          NAP           NAP


154       10016485     Key           Annex Apartments-Grigsby Apartments-Gaston   Multifamily     1          600           600
                                     Apartments
156       10016543     Key           The Seville Apartments                       Multifamily   NAP          NAP           NAP
161       10016583     Key           Villa Primavera Apartments                   Multifamily   NAP          NAP           NAP
171       10016993     Key           Pheasant Run Apartments                      Multifamily    16          366           420


                                                  MULTIFAMILY MORTGAGED REAL PROPERTY CHARACTERISTICS
                          ONE                                       TWO                                     THREE
             ONE        BEDROOM         ONE           TWO         BEDROOM         TWO          THREE       BEDROOM        THREE
CONTROL    BEDROOM      AVERAGE        BEDROOM       BEDROOM      AVERAGE       BEDROOM       BEDROOM      AVERAGE       BEDROOM
NUMBER      UNITS        RENT         MAX. RENT      UNITS         RENT        MAX. RENT       UNITS        RENT        MAX. RENT
---------------------------------------------------------------------------------------------------------------------------------
103
103a         148          682            750          148          818           910           NAP          NAP           NAP


103b         NAP          NAP            NAP          120          678           775            56          803           890


104           51          712            775          119          824           940             4        1,107         1,115


105          163          468          1,175           95          598         1,235           NAP          NAP           NAP


106           62          433            550           54          534           675            12          703           760


108          107          805            899          194          945         1,075           NAP          NAP           NAP
109          104          738            895          222          907         1,070           NAP          NAP           NAP

110          106          780            860          176          896         1,015           NAP          NAP           NAP

111           79          672            835          175          777           900            48          928         1,065
113          279          647            681           72          719           779           NAP          NAP           NAP
114          132          606            620           65          722           730            66          803           830


115           68          846            906          139          978         1,100           NAP          NAP           NAP


120          268          446            535          144          608           750           NAP          NAP           NAP

121          284          501            580           90          714           960           NAP          NAP           NAP

122          109          561            600          179          685           749           NAP          NAP           NAP
130           80          632            680           76          725           825           NAP          NAP           NAP
132          NAP          NAP            NAP           60          603           695           40           788           825

135           67          600            650           55          683           790           NAP          NAP           NAP

136           55          641            690           78          763           815           NAP          NAP           NAP
137          164          488            525           32          672           725           NAP          NAP           NAP
138          172          580            665           27          686           800           NAP          NAP           NAP


142           38          752            970           12        1,071         1,135           NAP          NAP           NAP
145          NAP          NAP            NAP          130          745           960           30           935         1,065

151           36          556            595           36          654           675           NAP          NAP           NAP

153          NAP          NAP            NAP           88          611           655           NAP          NAP           NAP


154           77          755            785           28          906         1,100           NAP          NAP           NAP

156          NAP          NAP            NAP           36        1,253         1,295            40        1,583         1,595
161           96          646            675          NAP          NAP           NAP           NAP          NAP           NAP
171          132          421            615           72          555           655           NAP          NAP           NAP


                    MULTIFAMILY MORTGAGED REAL PROPERTY CHARACTERISTICS

                            FOUR
               FOUR        BEDROOM         FOUR         TENANT
CONTROL       BEDROOM      AVERAGE        BEDROOM        PAID       NUMBER OF
NUMBER         UNITS        RENT         MAX. RENT     UTILITIES    ELEVATORS
103
103a            NAP          NAP          NAP           Electric/      0
                                                        Water/
                                                        Sewer
103b             24          909        1,005           Electric/      0
                                                        Water/
                                                        Sewer
104             NAP          NAP          NAP           Electric/      4
                                                        Water/
                                                        Sewer
105             NAP          NAP          NAP           Electric/      0
                                                        Water/
                                                        Sewer
106             NAP          NAP          NAP           Electric/      0
                                                        Water/
                                                        Sewer
108             NAP          NAP          NAP           Electric       0
109             NAP          NAP          NAP           Electric/      8
                                                        Gas
110             NAP          NAP          NAP           Electric/      0
                                                        Gas
111             NAP          NAP          NAP           Electric       0
113             NAP          NAP          NAP           Electric       4
114             NAP          NAP          NAP           Electric/      0
                                                        Water/
                                                        Sewer
115             NAP          NAP          NAP           Electric/      0
                                                        Water/
                                                        Sewer
120             NAP          NAP          NAP           Electric/      0
                                                        Water
121             NAP          NAP          NAP           Electric/      8
                                                        Gas
122             NAP          NAP          NAP           None           0
130             NAP          NAP          NAP           Electric       2
132             NAP          NAP          NAP           Electric/      0
                                                        Gas
135             NAP          NAP          NAP           Electric/      4
                                                        Gas
136             NAP          NAP          NAP           None           0
137             NAP          NAP          NAP           Electric       0
138             NAP          NAP          NAP           Electric/      0
                                                        Water/
                                                        Sewer
142             NAP          NAP          NAP           Electric       1
145             NAP          NAP          NAP           Electric/      0
                                                        Gas/ Water/
                                                        Sewer

151             NAP          NAP          NAP           Electric/      0
                                                        Water
153             NAP          NAP          NAP           Electric/      0
                                                        Water/
                                                        Sewer
154             NAP          NAP          NAP           None           0

156               8        1,910        1,940           Electric       0
161             NAP          NAP          NAP           Electric       0
171             NAP          NAP          NAP           Electric/      0
                                                        Gas





                                     A-4-2

                                     ANNEX B

              DECREMENT TABLES FOR CLASS A-1, CLASS A-2, CLASS A-3,
      CLASS B, CLASS C, CLASS D, CLASS E, CLASS F AND CLASS G CERTIFICATES

                                     ANNEX C

                         FORM OF PAYMENT DATE STATEMENT

[WELLS FARGO LOGO]                     For Additional Information please contact
Wells Fargo Bank Minnesota, N.A.                CTSLink Customer Service
Corporate Trust Services                            (301) 815-6600
9062 Old Annapolis Road                 Reports Available on the World Wide Web
Columbia, MD 21045-1951                         @ www.ctslink.com/cmbs

                                            PAYMENT DATE:       10/18/2002
                                            RECORD DATE:        09/30/2002


                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2002-KEY 2



                          DISTRIBUTION DATE STATEMENT

                               TABLE OF CONTENTS

STATEMENT SECTIONS                                          PAGE(S)
Certificate Distribution Detail                                 2
Certificate Factor Detail                                       3
Reconciliation Detail                                           4
Other Required Information                                      5
Ratings Detail                                                  6
Current Mortgage Loan and Property Stratification Tables      7-9
Mortgage Loan Detail                                           10
Principal Prepayment Detail                                    11
Historical Detail                                              12
Delinquency Loan Detail                                        13
Specially Serviced Loan Detail                               14-15
Modified Loan Detail                                           16
Liquidated Loan Detail                                         17

               DEPOSITOR
Salomon Brothers Mortgage Securities VII, Inc.
388 Greenwich Street
New York, NY 10013

Contact:      General Information Number
Phone Number: (212) 816-6000


             MASTER SERVICER
KeyCorp Real Estate Capital Markets, Inc.
d/b/a Key Commercial Mortgage
911 Main Street, Suite 1500
Kansas City, MO 64105

Contact:      Marty O'Connor
Phone Number: (816) 221-8800

            SPECIAL SERVICER
ARCap Special Servicing, Inc.
5605 N. MacArthur Blvd.
Irving, TX 75038

Contact:      Chris Crouch
Phone Number: (972) 580-1688  Ext 30

This report has been compiled from information provided to Wells Fargo Bank MN, N.A. by various third parties, which may include the Master Servicer, Special Servicer, and others. Wells Fargo Bank MN, N.A. has not independently confirmed the accuracy of information received from these third parties and assumes no duty to do so. Wells Fargo Bank MN, N.A. expressly disclaims any responsibility for the accuracy or completeness of information furnished by third parties.

Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 1 of 17

[WELLS FARGO LOGO]                     For Additional Information please contact
Wells Fargo Bank Minnesota, N.A.                CTSLink Customer Service
Corporate Trust Services                            (301) 815-6600
9062 Old Annapolis Road                 Reports Available on the World Wide Web
Columbia, MD 21045-1951                         @ www.ctslink.com/cmbs

                                            PAYMENT DATE:       10/18/2002
                                            RECORD DATE:        09/30/2002


                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2002-KEY 2





------------------------------------------------------------------------------------------------------------------------------------

                                              CERTIFICATE DISTRIBUTION DETAIL

------------------------------------------------------------------------------------------------------------------------------------
  Class/    CUSIP    Pass-  Original   Beginning   Principal     Interest    Prepayment   Realized Loss/   Total   Ending  Current
 Component         Through   Balance    Balance     Distri-      Distri-      Premium   Additional Trust   Distri- Balance Subordin-
                     Rate                            bution       bution                  Fund Expenses     bution           ation
                                                                                                                           Level (1)
------------------------------------------------------------------------------------------------------------------------------------
   A-1            0.000000%     0.00        0.00        0.00          0.00         0.00              0.00      0.00   0.00      0.00
   A-2            0.000000%     0.00        0.00        0.00          0.00         0.00              0.00      0.00   0.00      0.00
   A-3            0.000000%     0.00        0.00        0.00          0.00         0.00              0.00      0.00   0.00      0.00
    B             0.000000%     0.00        0.00        0.00          0.00         0.00              0.00      0.00   0.00      0.00
    C             0.000000%     0.00        0.00        0.00          0.00         0.00              0.00      0.00   0.00      0.00
    D             0.000000%     0.00        0.00        0.00          0.00         0.00              0.00      0.00   0.00      0.00
    E             0.000000%     0.00        0.00        0.00          0.00         0.00              0.00      0.00   0.00      0.00
    F             0.000000%     0.00        0.00        0.00          0.00         0.00              0.00      0.00   0.00      0.00
    G             0.000000%     0.00        0.00        0.00          0.00         0.00              0.00      0.00   0.00      0.00
    H             0.000000%     0.00        0.00        0.00          0.00         0.00              0.00      0.00   0.00      0.00
    J             0.000000%     0.00        0.00        0.00          0.00         0.00              0.00      0.00   0.00      0.00
    K             0.000000%     0.00        0.00        0.00          0.00         0.00              0.00      0.00   0.00      0.00
    L             0.000000%     0.00        0.00        0.00          0.00         0.00              0.00      0.00   0.00      0.00
    M             0.000000%     0.00        0.00        0.00          0.00         0.00              0.00      0.00   0.00      0.00
    N             0.000000%     0.00        0.00        0.00          0.00         0.00              0.00      0.00   0.00      0.00
    P             0.000000%     0.00        0.00        0.00          0.00         0.00              0.00      0.00   0.00      0.00
    Q             0.000000%     0.00        0.00        0.00          0.00         0.00              0.00      0.00   0.00      0.00
    R             0.000000%     0.00        0.00        0.00          0.00         0.00              0.00      0.00   0.00      0.00
    Y             0.000000%     0.00        0.00        0.00          0.00         0.00              0.00      0.00   0.00      0.00
------------------------------------------------------------------------------------------------------------------------------------
  Totals                                    0.00        0.00          0.00         0.00              0.00      0.00   0.00      0.00
------------------------------------------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------
  Class     CUSIP    Pass-  Original   Beginning     Interest      Prepayment       Total          Ending
                   Through  Notional    Notional    Distribution     Premium     Distribution     Notional
                     Rate    Amount      Amount                                                    Amount
----------------------------------------------------------------------------------------------------------
   X-1            0.000000%     0.00        0.00            0.00         0.00            0.00         0.00
   X-2            0.000000%     0.00        0.00            0.00         0.00            0.00         0.00
----------------------------------------------------------------------------------------------------------

(1) Calculated by taking (A) the sum of the ending certificate balance of all classes less (B) the sum of (i) the ending balance of the designated class and
(ii) the ending certificate balance of all classes which are not subordinate to the designated class and deviding the result by (A).

Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 2 of 17

[WELLS FARGO LOGO]                     For Additional Information please contact
Wells Fargo Bank Minnesota, N.A.                CTSLink Customer Service
Corporate Trust Services                            (301) 815-6600
9062 Old Annapolis Road                 Reports Available on the World Wide Web
Columbia, MD 21045-1951                         @ www.ctslink.com/cmbs

                                            PAYMENT DATE:       10/18/2002
                                            RECORD DATE:        09/30/2002


                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2002-KEY 2





------------------------------------------------------------------------------------------------------------------------------------

                                              CERTIFICATE FACTOR DETAIL

------------------------------------------------------------------------------------------------------------------------------------
  Class/      CUSIP       Beginning       Principal          Interest         Prepayment      Realized Loss/        Ending
 Component                 Balance       Distribution       Distribution       Premium      Additional Trust        Balance
                                                                                              Fund Expenses
------------------------------------------------------------------------------------------------------------------------------------
   A-1                     0.00000000      0.00000000        0.00000000       0.00000000         0.00000000        0.00000000
   A-2                     0.00000000      0.00000000        0.00000000       0.00000000         0.00000000        0.00000000
   A-3                     0.00000000      0.00000000        0.00000000       0.00000000         0.00000000        0.00000000
    B                      0.00000000      0.00000000        0.00000000       0.00000000         0.00000000        0.00000000
    C                      0.00000000      0.00000000        0.00000000       0.00000000         0.00000000        0.00000000
    D                      0.00000000      0.00000000        0.00000000       0.00000000         0.00000000        0.00000000
    E                      0.00000000      0.00000000        0.00000000       0.00000000         0.00000000        0.00000000
    F                      0.00000000      0.00000000        0.00000000       0.00000000         0.00000000        0.00000000
    G                      0.00000000      0.00000000        0.00000000       0.00000000         0.00000000        0.00000000
    H                      0.00000000      0.00000000        0.00000000       0.00000000         0.00000000        0.00000000
    J                      0.00000000      0.00000000        0.00000000       0.00000000         0.00000000        0.00000000
    K                      0.00000000      0.00000000        0.00000000       0.00000000         0.00000000        0.00000000
    L                      0.00000000      0.00000000        0.00000000       0.00000000         0.00000000        0.00000000
    M                      0.00000000      0.00000000        0.00000000       0.00000000         0.00000000        0.00000000
    N                      0.00000000      0.00000000        0.00000000       0.00000000         0.00000000        0.00000000
    P                      0.00000000      0.00000000        0.00000000       0.00000000         0.00000000        0.00000000
    Q                      0.00000000      0.00000000        0.00000000       0.00000000         0.00000000        0.00000000
    R                      0.00000000      0.00000000        0.00000000       0.00000000         0.00000000        0.00000000
    Y                      0.00000000      0.00000000        0.00000000       0.00000000         0.00000000        0.00000000
------------------------------------------------------------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------
  Class       CUSIP        Beginning          Interest          Prepayment           Ending
                           Notional         Distribution          Premium           Notional
                            Amount                                                   Amount
----------------------------------------------------------------------------------------------------------
   X-1                     0.00000000          0.00000000         0.00000000        0.00000000
   X-2                     0.00000000          0.00000000         0.00000000        0.00000000
----------------------------------------------------------------------------------------------------------


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 3 of 17

[WELLS FARGO LOGO]                     For Additional Information please contact
Wells Fargo Bank Minnesota, N.A.                CTSLink Customer Service
Corporate Trust Services                            (301) 815-6600
9062 Old Annapolis Road                 Reports Available on the World Wide Web
Columbia, MD 21045-1951                         @ www.ctslink.com/cmbs

                                            PAYMENT DATE:       10/18/2002
                                            RECORD DATE:        09/30/2002


                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2002-KEY 2


                             RECONCILIATION DETAIL

      ADVANCE SUMMARY                                           MASTER SERVICING FEE SUMMARY
P & I Advances Outstanding                 0.00           Current Period Accrued Master Servicing Fee                     0.00
Servicing Advances Outstanding             0.00           Less Master Servicing Fees on Delinquent Payments               0.00
Reimbursements for Interest on P&I         0.00           Less Reductions to Master Servicing Fees                        0.00
Advances paid from general collections                    Plus Master Servicing Fees on Delinquent Payments Received      0.00
Reimbursements for Interest on Servicing   0.00           Plus Adjustments for Prior Master Servicing Calculation         0.00
Advances paid from general collections                    Total Master Servicing Fees Collected                           0.00

CERTIFICATE INTEREST RECONCILIATION

------------------------------------------------------------------------------------------------------------------------------------
  Class     Accrued       Net Aggregate      Distributable      Distributable       Additional     Interest       Remaining Unpaid
           Certificate      Prepayment         Certificate   Certificate Interest   Trust Fund    Distribution     Distributable
            Interest    Interest Shortfall       Interest        Adjustment          Expenses                  Certificate Interest
------------------------------------------------------------------------------------------------------------------------------------
   A-1            0.00              0.00             0.00                    0.00         0.00            0.00                  0.00
   A-2            0.00              0.00             0.00                    0.00         0.00            0.00                  0.00
   A-3            0.00              0.00             0.00                    0.00         0.00            0.00                  0.00
   X-1            0.00              0.00             0.00                    0.00         0.00            0.00                  0.00
   X-2            0.00              0.00             0.00                    0.00         0.00            0.00                  0.00
    B             0.00              0.00             0.00                    0.00         0.00            0.00                  0.00
    C             0.00              0.00             0.00                    0.00         0.00            0.00                  0.00
    D             0.00              0.00             0.00                    0.00         0.00            0.00                  0.00
    E             0.00              0.00             0.00                    0.00         0.00            0.00                  0.00
    F             0.00              0.00             0.00                    0.00         0.00            0.00                  0.00
    G             0.00              0.00             0.00                    0.00         0.00            0.00                  0.00
    H             0.00              0.00             0.00                    0.00         0.00            0.00                  0.00
    J             0.00              0.00             0.00                    0.00         0.00            0.00                  0.00
    K             0.00              0.00             0.00                    0.00         0.00            0.00                  0.00
    L             0.00              0.00             0.00                    0.00         0.00            0.00                  0.00
    M             0.00              0.00             0.00                    0.00         0.00            0.00                  0.00
    N             0.00              0.00             0.00                    0.00         0.00            0.00                  0.00
    P             0.00              0.00             0.00                    0.00         0.00            0.00                  0.00
    Q             0.00              0.00             0.00                    0.00         0.00            0.00                  0.00
    R             0.00              0.00             0.00                    0.00         0.00            0.00                  0.00
    Y             0.00              0.00             0.00                    0.00         0.00            0.00                  0.00
------------------------------------------------------------------------------------------------------------------------------------
  Totals          0.00              0.00             0.00                    0.00         0.00            0.00                  0.00
------------------------------------------------------------------------------------------------------------------------------------

Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 4 of 17

[WELLS FARGO LOGO]                     For Additional Information please contact
Wells Fargo Bank Minnesota, N.A.                CTSLink Customer Service
Corporate Trust Services                            (301) 815-6600
9062 Old Annapolis Road                 Reports Available on the World Wide Web
Columbia, MD 21045-1951                         @ www.ctslink.com/cmbs

                                            PAYMENT DATE:       10/18/2002
                                            RECORD DATE:        09/30/2002


                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2002-KEY 2


                           OTHER REQUIRED INFORMATION

Available Distribution Amount                  0.00

Aggregate Number of Outstanding Loans             0
Aggregate Unpaid Principal Balance of Loans    0.00
Aggregate Stated Principal Balance of Loans    0.00

Aggregate Amount of Servicing Fee              0.00
Aggregate Amount of Special Servicing Fee      0.00
Aggregate Primary Servicing Fee                0.00

Aggregate Amount of Trustee Fee                0.00

Aggregate Trust Fund Expenses                  0.00


Appraisal Reduction Amount

             Appraisal    Cumulative   Most Recent
  Loan       Reduction       ASER       App. Red.
 Number       Effected      Amount        Date
---------    ---------    ----------   -----------






---------    ---------    ----------   -----------
  Total
---------    ---------    ----------   -----------

Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 5 of 17

[WELLS FARGO LOGO]                     For Additional Information please contact
Wells Fargo Bank Minnesota, N.A.               CTSLink Customer Service
Corporate Trust Services                            (301) 815-6600
9062 Old Annapolis Road                 Reports Available on the World Wide Web
Columbia, MD 21045-1951                         @ www.ctslink.com/cmbs

                                            PAYMENT DATE:       10/18/2002
                                            RECORD DATE:        09/30/2002


                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2002-KEY 2


                                 RATINGS DETAIL

                           Original Ratings             Current Ratings (1)
                     ----------------------------  ----------------------------
  Class     CUSIP     Fitch     Moody's    S&P      Fitch     Moody's    S&P
--------  --------   --------  --------  --------  --------  --------  --------
  A-1
  A-2
  A-3
  X-1
  X-2
  B
  C
  D
  E
  F
  G
  H
  J
  K
  L
  M
  N
  P
  Q
  R
  Y

 NR - Designates that the class was not rated by the above agency at the time of original issuance.
  X - Designates that the above rating agency did not rate any classes in this transaction at the time of original issuance.
N/A - Data not available this period.

1) For any class not rated at the time of original issuance by any particular rating agency, no request has been made subsequent to issuance to obtain rating information, if any, from such rating agency. The current ratings were obtained directly from the applicable rating agency within 30 days of the payment date listed above. The ratings may have changed since they were obtained. Because the ratings may have changed, you may want to obtain current ratings directly from the rating agencies.

Fitch, Inc.
One State Street Plaza
New York, New York 10004
(212) 908-0500

Moody's Investors Service
99 Church Street
New York, New York 10007
(212) 553-0300

Standard & Poor's Rating Services
55 Water Street
New York, New York 10041
(212) 438-2430

Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 6 of 17

[WELLS FARGO LOGO]                     For Additional Information please contact
Wells Fargo Bank Minnesota, N.A.                CTSLink Customer Service
Corporate Trust Services                            (301) 815-6600
9062 Old Annapolis Road                 Reports Available on the World Wide Web
Columbia, MD 21045-1951                         @ www.ctslink.com/cmbs

                                            PAYMENT DATE:       10/18/2002
                                            RECORD DATE:        09/30/2002


                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2002-KEY 2


            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES

                               SCHEDULED BALANCE

                                             % of
    Scheduled        # of      Scheduled     Agg.    WAM   WAC     Weighted
     Balance         loans      Balance      Bal.    (2)          Avg DSCR (1)
----------------  ----------  ------------  ------  -----  ---   -------------






----------------  ----------  ------------  ------  -----  -------------
  Totals
----------------  ----------  ------------  ------  -----  -------------

                                   STATE (3)

                                            % of
                     # of      Scheduled     Agg.    WAM           Weighted
      State         Props.      Balance      Bal.    (2)    WAC   Avg DSCR (1)
----------------  ----------  ------------  ------  -----  -----  -------------







----------------  ----------  ------------  ------  -----  -----  -------------
  Totals
----------------  ----------  ------------  ------  -----  -----  -------------

See footnotes on last page of this section.

Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 7 of 17

[WELLS FARGO LOGO]                     For Additional Information please contact
Wells Fargo Bank Minnesota, N.A.                CTSLink Customer Service
Corporate Trust Services                            (301) 815-6600
9062 Old Annapolis Road                 Reports Available on the World Wide Web
Columbia, MD 21045-1951                         @ www.ctslink.com/cmbs

                                            PAYMENT DATE:       10/18/2002
                                            RECORD DATE:        09/30/2002


                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2002-KEY 2


            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES


                          DEBT SERVICE COVERAGE RATIO

                                            % of
   Debt Service      # of      Scheduled     Agg.    WAM           Weighted
 Coverage Ratio     loans       Balance      Bal.    (2)    WAC   Avg DSCR (1)
----------------  ----------  ------------  ------  -----  -----  -------------







----------------  ----------  ------------  ------  -----  -----  -------------
  Totals
----------------  ----------  ------------  ------  -----  -----  -------------


                               PROPERTY TYPE (3)

                                            % of
                     # of      Scheduled     Agg.    WAM           Weighted
 Property Type      Props.      Balance      Bal.    (2)    WAC   Avg DSCR (1)
----------------  ----------  ------------  ------  -----  -----  -------------







----------------  ----------  ------------  ------  -----  -----  -------------
  Totals
----------------  ----------  ------------  ------  -----  -----  -------------

                                   NOTE RATE

                                            % of
       Note          # of      Scheduled     Agg.    WAM           Weighted
       Rate         loans       Balance      Bal.    (2)    WAC   Avg DSCR (1)
----------------  ----------  ------------  ------  -----  -----  -------------







----------------  ----------  ------------  ------  -----  -----  -------------
  Totals
----------------  ----------  ------------  ------  -----  -----  -------------


                                   SEASONING

                                            % of
                     # of      Scheduled     Agg.    WAM           Weighted
   Seasoning        loans       Balance      Bal.    (2)    WAC   Avg DSCR (1)
----------------  ----------  ------------  ------  -----  -----  -------------







----------------  ----------  ------------  ------  -----  -----  -------------
  Totals
----------------  ----------  ------------  ------  -----  -----  -------------


See footnotes on last page of this section.

Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 8 of 17

[WELLS FARGO LOGO]                     For Additional Information please contact
Wells Fargo Bank Minnesota, N.A.                CTSLink Customer Service
Corporate Trust Services                            (301) 815-6600
9062 Old Annapolis Road                 Reports Available on the World Wide Web
Columbia, MD 21045-1951                         @ www.ctslink.com/cmbs

                                            PAYMENT DATE:       10/18/2002
                                            RECORD DATE:        09/30/2002


                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2002-KEY 2


            CURRENT MORTGAGE LOAN AND PROPERTY STRATIFICATION TABLES


               ANTICIPATED REMAINING TERM (ARD AND BALLOON LOANS)

                                                % of
Anticipated Remaining   # of      Scheduled     Agg.    WAM           Weighted
      Term(2)           loans       Balance      Bal.   (2)    WAC   Avg DSCR (1)
---------------------  --------  ------------  ------  -----  -----  -------------







---------------------  --------  ------------  ------  -----  -----  -------------
  Totals
---------------------  --------  ------------  ------  -----  -----  -------------


                 REMAINING STATED TERM (FULLY AMORTIZING LOANS)

                                            % of
Remaining Stated     # of      Scheduled     Agg.    WAM           Weighted
     Term           loans       Balance      Bal.    (2)    WAC   Avg DSCR (1)
----------------  ----------  ------------  ------  -----  -----  -------------







----------------  ----------  ------------  ------  -----  -----  -------------
  Totals
----------------  ----------  ------------  ------  -----  -----  -------------

              REMAINING AMORTIZATION TERM (ARD AND BALLOON LOANS)

                                                  % of
Remaining Amortization    # of       Scheduled     Agg.    WAM           Weighted
       Term               loans       Balance      Bal.    (2)    WAC   Avg DSCR (1)
----------------------  ----------  ------------  ------  -----  -----  -------------







----------------  ----------  ------------  ------  -----  -----  -------------
  Totals
----------------  ----------  ------------  ------  -----  -----  -------------


                             AGE OF MOST RECENT NOI

                                            % of
  Age of Most        # of      Scheduled     Agg.    WAM           Weighted
  Recent NOI        loans       Balance      Bal.    (2)    WAC   Avg DSCR (1)
----------------  ----------  ------------  ------  -----  -----  -------------







----------------  ----------  ------------  ------  -----  -----  -------------
  Totals
----------------  ----------  ------------  ------  -----  -----  -------------

(1) Debt Service Coverage Ratios are updated periodically as new NOI figures become available from borrowers on an asset level. In all cases the most recent DSCR provided by the Servicer is used. To the extent that no DSCR is provided by the Servicer, information from the offering document is used. The Trustee makes no representations as to the accuracy of the data provided by the borrower for this calculation.

(2) Anticipated Remaining Term and WAM are each calculated based upon the term from the current month to the earlier of the Anticipated Repayment Date, if applicable, and the maturity date.

(3) Data in this table was calculated by allocating pro-rata the current loan information to the properties based upon the Cut-off Date balance of each property as disclosed in the offering document.


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                    Page 9 of 17

[WELLS FARGO LOGO]                     For Additional Information please contact
Wells Fargo Bank Minnesota, N.A.                CTSLink Customer Service
Corporate Trust Services                            (301) 815-6600
9062 Old Annapolis Road                 Reports Available on the World Wide Web
Columbia, MD 21045-1951                         @ www.ctslink.com/cmbs

                                            PAYMENT DATE:       10/18/2002
                                            RECORD DATE:        09/30/2002


                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2002-KEY 2



------------------------------------------------------------------------------------------------------------------------------------

                                              MORTGAGE LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------------
 Loan    ODCR     Property       City      State   Interest   Principal   Gross    Anticipated    Maturity     Neg.    Beginning
Number            Type (1)                          Payment    Payment    Coupon    Repayment       Date      Amort    Scheduled
                                                                                      Date                    (Y/N)     Balance
------------------------------------------------------------------------------------------------------------------------------------















------------------------------------------------------------------------------------------------------------------------------------
 Totals
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------

               MORTGAGE LOAN DETAIL
--------------------------------------------------------------------------------------
  Ending          Paid           Appraisal      Appraisal       Res.      Mod.
 Scheduled        Thru           Reduction      Reduction      Strat.     Code
  Balance         Date             Date           Date          (2)        (3)
--------------------------------------------------------------------------------------











--------------------------------------------------------------------------------------
 Totals
--------------------------------------------------------------------------------------

                     (1) Property Type Code
                     ----------------------

        MF - Multi-Family                    OF - Office
        RT - Retail                          MU - Mixed Use
        HC - Health Care                     LO - Lodging
        IN - Industrial                      SS - Self Storage
        WH - Warehouse                       OT - Other
        MH - Mobile Home Park

                     (2) Resolution Strategy Code
                     ----------------------------

  1 - Modification          6 - DPO                     10 - Deed in Lieu Of
  2 - Foreclosure           7 - REO                          Foreclosure
  3 - Bankruptcy            8 - Resolved                11 - Full Payoff
  4 - Extension             9 - Pending Return          12 - Reps and Warranties
  5 - Note Sale                 to Master Servicer      13 - Other or TBD

                       (3) Modification Code
                       ---------------------

                  1 - Maturity Date Extension
                  2 - Authorization Change
                  3 - Principal Write-Off
                  4 - Combination


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 10 of 17

[WELLS FARGO LOGO]                     For Additional Information please contact
Wells Fargo Bank Minnesota, N.A.                CTSLink Customer Service
Corporate Trust Services                            (301) 815-6600
9062 Old Annapolis Road                 Reports Available on the World Wide Web
Columbia, MD 21045-1951                         @ www.ctslink.com/cmbs

                                            PAYMENT DATE:       10/18/2002
                                            RECORD DATE:        09/30/2002


                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2002-KEY 2



------------------------------------------------------------------------------------------------------------------------------------

                                              PRINCIPAL PREPAYMENT DETAIL

------------------------------------------------------------------------------------------------------------------------------------
      Loan Number    Offering Document        Principal Prepayment Amount                     Prepayment Penalties
                       Cross-Reference    ------------------------------------------------------------------------------------
                                           Payoff Amount     Curtailment Amount   Prepayment Premium  Yield Maintenance Charge

------------------------------------------------------------------------------------------------------------------------------------















------------------------------------------------------------------------------------------------------------------------------------
 Totals
------------------------------------------------------------------------------------------------------------------------------------



Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 11 of 17

[WELLS FARGO LOGO]                     For Additional Information please contact
Wells Fargo Bank Minnesota, N.A.                CTSLink Customer Service
Corporate Trust Services                            (301) 815-6600
9062 Old Annapolis Road                 Reports Available on the World Wide Web
Columbia, MD 21045-1951                         @ www.ctslink.com/cmbs

                                            PAYMENT DATE:       10/18/2002
                                            RECORD DATE:        09/30/2002


                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2002-KEY 2


                               HISTORICAL DETAIL

Distribution    30-59 Days      60-89 Days    90 Days or More    Foreclosure      REO           Modification
   Date       #      Balance  #      Balance  #      Balance   #      Balance  #      Balance  #      Balance
------------  --------------  --------------  ---------------  --------------  --------------  --------------













          Prepayments              Rate and Maturities
------------------------------  -------------------------
 Curtailments       Payoff      Next Weighted Avg.
#      Balance  #      Balance  Coupon      Remit    WAM
--------------  --------------  ------    --------  -----












Note: Foreclosure and REO Totals are excluded from the delinquencies aging categories.

Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 12 of 17

[WELLS FARGO LOGO]                     For Additional Information please contact
Wells Fargo Bank Minnesota, N.A.                CTSLink Customer Service
Corporate Trust Services                            (301) 815-6600
9062 Old Annapolis Road                 Reports Available on the World Wide Web
Columbia, MD 21045-1951                         @ www.ctslink.com/cmbs

                                            PAYMENT DATE:       10/18/2002
                                            RECORD DATE:        09/30/2002


                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2002-KEY 2


                            DELINQUENCY LOAN DETAIL

                 Offering      # of                  Current   Outstanding  Status of  Resolution
                 Document     Months   Paid Through    P&I        P&I       Mortgage    Strategy     Servicing    Foreclosure
Loan Number  Cross-Reference  Delinq.      Date      Advances   Advances    Loan (1)    Code (2)   Transfer Date      Date
-----------  ---------------  -------  ------------  --------  -----------  ---------  ----------  -------------  -----------









-----------  ---------------  -------  ------------  --------  -----------  ---------  ----------  -------------  -----------
Totals
-----------  ---------------  -------  ------------  --------  -----------  ---------  ----------  -------------  -----------


              Actual  Outstanding
               Loan    Servicing   Bankruptcy   REO
Loan Number  Balance   Advances       Date     Date
-----------  -------  -----------  ----------  ----









-----------  -------  -----------  ----------  ----
Totals
-----------  -------  -----------  ----------  ----


                  (1) Status of Mortgage Loan

A - Payments Not Received            2 - Two Months Delinquent
    But Still in Grace Period        3 - Three or More Months Delinquent
B - Late Payment But Less            4 - Assumed Scheduled Payment
    Than 1 Month Delinquent              (Performing Matured Loan)
0 - Current                          7 - Foreclosure
1 - One Month Delinquent             9 - REO


(2) Resolution Strategy Code

1 - Modification  6 - DPO                 10 - Deed In Lieu Of
2 - Foreclosure   7 - REO                      Foreclosure
3 - Bankruptcy    8 - Resolved            11 - Full Payoff
4 - Extension     9 - Pending Return      12 - Reps and Warranties
5 - Note Sale         to Master Servicer  13 - Other or TBD


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 13 of 17

[WELLS FARGO LOGO]                     For Additional Information please contact
Wells Fargo Bank Minnesota, N.A.                CTSLink Customer Service
Corporate Trust Services                            (301) 815-6600
9062 Old Annapolis Road                 Reports Available on the World Wide Web
Columbia, MD 21045-1951                         @ www.ctslink.com/cmbs

                                            PAYMENT DATE:       10/18/2002
                                            RECORD DATE:        09/30/2002


                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2002-KEY 2





------------------------------------------------------------------------------------------------------------------------------------

                                              SPECIALLY SERVICED LOAN DETAIL -- PART 1

------------------------------------------------------------------------------------------------------------------------------------
 Distribution    Loan    Offering       Servicing    Resolution    Scheduled    Property    State    Interest    Actual      Net
    Date        Number   Document       Transfer      Strategy      Balance     Type (2)               Rate      Balance  Operating
                       Cross-Reference    Date        Code (1)                                                              Income
------------------------------------------------------------------------------------------------------------------------------------






















------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------

      SPECIALLY SERVICED LOAN DETAIL -- PART 1
--------------------------------------------------------
   NOI     DSCR     Note     Maturity     Remaining
  Date              Date       Date      Amortization
                                             Term
--------------------------------------------------------















--------------------------------------------------------

                  (1) Resolution Strategy Code

 1 - Modification        6 - DPO                   10 - Deed in Lieu Of
 2 - Foreclosure         7 - REO                        Foreclosure
 3 - Bankruptcy          8 - Resolved              11 - Full Payoff
 4 - Extension           9 - Pending Return        12 - Reps and Warranties
 5 - Note Sale               to Master Servicer    13 - Other or TBD



                        (2) Property Type Code

             MF - Multi-Family               OF - Office
             RT - Retail                     MU - Mixed use
             HC - Health Care                LO - Lodging
             IN - Industrial                 SS - Self Storage
             WH - Warehouse                  OT - Other
             MH - Mobile Home Park


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 14 of 17

[WELLS FARGO LOGO]                     For Additional Information please contact
Wells Fargo Bank Minnesota, N.A.                CTSLink Customer Service
Corporate Trust Services                            (301) 815-6600
9062 Old Annapolis Road                 Reports Available on the World Wide Web
Columbia, MD 21045-1951                         @ www.ctslink.com/cmbs

                                            PAYMENT DATE:       10/18/2002
                                            RECORD DATE:        09/30/2002


                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2002-KEY 2





------------------------------------------------------------------------------------------------------------------------------------

                                              SPECIALLY SERVICED LOAN DETAIL -- PART 2

------------------------------------------------------------------------------------------------------------------------------------
 Distribution    Loan    Offering     Resolution    Site      Phase 1 Date  Appraisal  Appraisal   Other REO
    Date        Number   Document     Strategy    Inspection                   Date      Value    Property Revenue      Comment
                          Cross-      Code (1)
                         Reference
------------------------------------------------------------------------------------------------------------------------------------






















------------------------------------------------------------------------------------------------------------------------------------


                  (1) Resolution Strategy Code

 1 - Modification        6 - DPO                   10 - Deed in Lieu Of
 2 - Foreclosure         7 - REO                        Foreclosure
 3 - Bankruptcy          8 - Resolved              11 - Full Payoff
 4 - Extension           9 - Pending Return        12 - Reps and Warranties
 5 - Note Sale               to Master Servicer    13 - Other or TBD


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 15 of 17

[WELLS FARGO LOGO]                     For Additional Information please contact
Wells Fargo Bank Minnesota, N.A.                CTSLink Customer Service
Corporate Trust Services                            (301) 815-6600
9062 Old Annapolis Road                 Reports Available on the World Wide Web
Columbia, MD 21045-1951                         @ www.ctslink.com/cmbs

                                            PAYMENT DATE:       10/18/2002
                                            RECORD DATE:        09/30/2002


                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2002-KEY 2





------------------------------------------------------------------------------------------------------------------------------------

                                              MODIFIED LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------------
   Loan          Offering         Pre-Modification
  Number         Document             Balance        Modification Date                          Modification Description
               Cross-Reference
------------------------------------------------------------------------------------------------------------------------------------



















------------------------------------------------------------------------------------------------------------------------------------
  Totals
------------------------------------------------------------------------------------------------------------------------------------


Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 16 of 17

[WELLS FARGO LOGO]                     For Additional Information please contact
Wells Fargo Bank Minnesota, N.A.                CTSLink Customer Service
Corporate Trust Services                            (301) 815-6600
9062 Old Annapolis Road                 Reports Available on the World Wide Web
Columbia, MD 21045-1951                         @ www.ctslink.com/cmbs

                                            PAYMENT DATE:       10/18/2002
                                            RECORD DATE:        09/30/2002


                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2002-KEY 2





------------------------------------------------------------------------------------------------------------------------------------

                                              LIQUIDATED LOAN DETAIL

------------------------------------------------------------------------------------------------------------------------------------
 Loan    Final Recovery      Offering        Appraisal     Appraisal     Actual     Gross     Gross Proceeds     Aggregate
Number    Determination      Document           Date         Value       Balance   Proceeds     as a % of       Liquidation
              Date        Cross-Reference                                                      Actual Balance    Expenses*
------------------------------------------------------------------------------------------------------------------------------------




















------------------------------------------------------------------------------------------------------------------------------------
 Current Total
------------------------------------------------------------------------------------------------------------------------------------
 Cumulative Total
------------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------

               LIQUIDATED LOAN DETAIL
--------------------------------------------------------
  Net          Net Proceeds      Realized    Repurchased
Liquidation     as a % of          Loss       by Seller
 Proceeds      Actual Balance                   (Y/N)
--------------------------------------------------------















--------------------------------------------------------
 Current Total
--------------------------------------------------------
 Cumulative Total
--------------------------------------------------------

 *Aggregate liquidation expenses also include outstanding P & I advances and unpaid fees (servicing, trustee, etc).

Copyright 1997, Wells Fargo Bank Minnesota, N.A.                   Page 17 of 17

                                     ANNEX D

                        CLASS X-2 REFERENCE RATE SCHEDULE

PROSPECTUS

                 SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.,
                                  THE DEPOSITOR

             MORTGAGE PASS-THROUGH CERTIFICATES, ISSUABLE IN SERIES

         Our name is Salomon Brothers Mortgage Securities VII, Inc. We intend to offer from time to time mortgage pass-through certificates. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See "Method of Distribution."


                    THE OFFERED CERTIFICATES:

The offered certificates will be issuable in series. Each series of offered certificates will --

-        have its own series designation,

-        consist of one or more classes with various payment characteristics,

- evidence beneficial ownership interests in a trust established by us, and

-        be payable solely out of the related trust assets.

         No governmental agency or instrumentality will insure or guarantee payment on the offered certificates. Neither we nor any of our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient.

                          THE TRUST ASSETS:

The assets of each of our trusts will include --

- mortgage loans secured by first and junior liens on, or security interests in, various interests in commercial and multifamily real properties,

- mortgage-backed securities that directly or indirectly evidence interests in, or are directly or indirectly secured by, those types of mortgage loans, or

- some combination of those types of mortgage loans and mortgage-backed securities.

         Trust assets may also include letters of credit, surety bonds, insurance policies, guarantees, credit derivatives, reserve funds, guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements, currency exchange agreements, or other similar instruments and agreements.

         In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to public for each class of offered certificates or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters' compensation. You may not purchase the offered certificates of any series unless you have also received the prospectus supplement for that series.

         YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 14 IN THIS PROSPECTUS, AS WELL AS THOSE SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT, PRIOR TO INVESTING.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                The date of this prospectus is September 3, 2002.

                                TABLE OF CONTENTS

Important Notice About the Information Presented in this Prospectus.................      2
Available Information; Incorporation By Reference...................................      2
Summary of Prospectus...............................................................      4
Risk Factors........................................................................     14
Capitalized Terms Used in This Prospectus...........................................     34
Description of the Trust Assets.....................................................     34
Yield and Maturity Considerations...................................................     62
Description of the Certificates.....................................................     68
Description of the Governing Documents..............................................     78
Description of Credit Support.......................................................     87
Legal Aspects of Mortgage Loans.....................................................     90
Federal Income Tax Consequences.....................................................    102
State and Other Tax Consequences....................................................    148
ERISA Considerations................................................................    148
Legal Investment....................................................................    152
Use of Proceeds.....................................................................    154
Method of Distribution..............................................................    155
Legal Matters.......................................................................    156
Financial Information...............................................................    156
Rating..............................................................................    156
Glossary............................................................................    158



       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

         When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

                AVAILABLE INFORMATION; INCORPORATION BY REFERENCE

         We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus forms a part of the registration statement. This prospectus and the related prospectus supplement do not contain all of the information with respect to an offering that is contained in the registration statement. For further information regarding the documents referred to in this prospectus and the related prospectus supplement, you should refer to the registration statement and its exhibits. You can inspect the registration statement and its exhibits, and make copies of these documents at prescribed rates, at the public reference facilities maintained by the SEC at its public reference section, 450 Fifth Street, NW, Washington, D.C. 20549, and at its regional offices located at: in the case of the midwest regional office, 175 W. Jackson Boulevard, Suite 900, Chicago, Illinois 60604; and, in the case of the northeast regional office, 233 Broadway, New York, New York 10279. Copies of these materials can also be obtained electronically through the SEC's internet web site (http://www.sec.gov).

         In connection with each series of offered certificates, we will file or arrange to have filed with the SEC with respect to the related trust any periodic reports that are required under the Securities Exchange Act of 1934, as amended. All documents and reports that are so filed for the related trust prior to the termination of an offering of certificates are incorporated by reference into, and should be considered a part of, this prospectus. Upon request, we will provide without charge to each person receiving this prospectus in connection with an offering, a copy of any or all documents or reports that are so incorporated by reference. All requests should be directed to us in writing at 388 Greenwich Street, New York, New York 10013, attention: Secretary, or by telephone at 212-816-6000.

                              SUMMARY OF PROSPECTUS


         This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF A PARTICULAR OFFERING OF CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT IN FULL.

WHO WE ARE.......................   Salomon Brothers Mortgage Securities VII,
                                    Inc. is a Delaware corporation. Our
                                    principal offices are located at 388
                                    Greenwich Street, New York, New York 10013.
                                    Our main telephone number is 212-816-6000.
                                    We are an indirect, wholly-owned subsidiary
                                    of Salomon Smith Barney Holdings Inc. and an
                                    affiliate of Salomon Smith Barney Inc. See
                                    "Salomon Brothers Mortgage Securities VII,
                                    Inc."

THE SECURITIES BEING OFFERED.....   The securities that will be offered by this
                                    prospectus and the related prospectus
                                    supplements consist of mortgage pass-through
                                    certificates. These certificates will be
                                    issued in series, and each series will, in
                                    turn, consist of one or more classes. Each
                                    class of offered certificates must, at the
                                    time of issuance, be assigned an investment
                                    grade rating by at least one nationally
                                    recognized statistical rating organization.
                                    Typically, the four highest rating
                                    categories, within which there may be
                                    sub-categories or gradations to indicate
                                    relative standing, signify investment grade.
                                    See "Rating."

                                    Each series of offered certificates will evidence beneficial ownership interests in a trust established by us and containing the assets described in this prospectus and the related prospectus supplement.

THE OFFERED CERTIFICATES MAY BE
ISSUED WITH OTHER CERTIFICATES....  We may not publicly offer all the mortgage pass-through certificates evidencing
                                    interests in one of our trusts. We may elect
                                    to retain some of those certificates, to
                                    place some privately with institutional
                                    investors or to deliver some to the
                                    applicable seller as partial consideration
                                    for the related mortgage assets. In
                                    addition, some of those certificates may not
                                    satisfy the rating requirement for offered
                                    certificates described under " -- The
                                    Securities Being Offered" above.

THE GOVERNING DOCUMENTS..........   In general, a pooling and servicing
                                    agreement or other similar agreement or
                                    collection of agreements will govern, among
                                    other things --

                                    -           the issuance of each series of
                                                offered certificates,

                                    -           the creation of and transfer of
                                                assets to the related trust, and

                                    -           the servicing and administration
                                                of those assets.

                                    The parties to the governing document(s) for a series of offered certificates will always include us and a trustee. We will be responsible for establishing the trust relating to each series of offered certificates. In addition, we will transfer or arrange for the transfer of the initial trust assets to that trust. In general, the trustee for a series of offered certificates will be responsible for, among other things, making payments and preparing and disseminating various reports to the holders of those offered certificates.

                                    If the trust assets for a series of offered certificates include mortgage loans, the parties to the governing document(s) will also include --

                                    -           a master servicer that will
                                                generally be responsible for
                                                performing customary servicing
                                                duties with respect to those
                                                mortgage loans that are not
                                                defaulted, nonperforming or
                                                otherwise problematic in any
                                                material respect, and

                                    -           a special servicer that will
                                                generally be responsible for
                                                servicing and administering
                                                those mortgage loans that are
                                                defaulted, nonperforming or
                                                otherwise problematic in any
                                                material respect and real estate
                                                assets acquired as part of the
                                                related trust with respect to
                                                defaulted mortgage loans.

                                    The same person or entity, or affiliated entities, may act as both master servicer and special servicer for any trust.

                                    If the trust assets for a series of offered certificates include mortgage-backed securities, the parties to the governing document(s) may also include a manager that will be responsible for performing various administrative duties with respect to those mortgage-backed securities. If the related trustee assumes those duties, however, there will be no manager.

                                    In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer or manager for each series of offered certificates and will describe their respective duties in further detail. See "Description of the Governing
                                    Documents."

CHARACTERISTICS OF
THE MORTGAGE ASSETS..............   The trust assets with respect to any series
                                    of offered certificates will, in general,
                                    include mortgage loans. Each of those
                                    mortgage loans will constitute the
                                    obligation of one or more persons to repay a
                                    debt. The performance of that obligation
                                    will be secured by a first or junior lien
                                    on, or security interest in, the ownership,
                                    leasehold or other interest(s) of the
                                    related borrower or another person in or
                                    with respect to one or more commercial or

                                    multifamily real properties. In particular, those properties may include:

                                    -           rental or cooperatively-owned
                                                buildings with multiple dwelling
                                                units;

                                    -           retail properties related to the
                                                sale of consumer goods and other
                                                products, or related to
                                                providing entertainment,
                                                recreational or personal
                                                services, to the general public;

                                    -           office buildings;

                                    -           hospitality properties;

                                    -           casino properties;

                                    -           health care-related facilities;

                                    -           industrial facilities;

                                    -           warehouse facilities,
                                                mini-warehouse facilities and
                                                self-storage facilities;

                                    -           restaurants, taverns and other
                                                establishments involved in the
                                                food and beverage industry;

                                    -           manufactured housing
                                                communities, mobile home parks
                                                and recreational vehicle parks;

                                    -           recreational and resort
                                                properties;

                                    -           arenas and stadiums;

                                    -           churches and other religious
                                                facilities;

                                    -           parking lots and garages;

                                    -           mixed use properties;

                                    -           other income-producing
                                                properties; and

                                    -           unimproved land.

                                    The mortgage loans underlying a series of offered certificates may have a variety of payment terms. For example, any of those mortgage loans --

                                    -           may provide for the accrual of
                                                interest at a mortgage interest
                                                rate that is fixed over its
                                                term, that resets on one

                                                or more specified dates or that
                                                otherwise adjusts from time to
                                                time;

                                    -           may provide for the accrual of
                                                interest at a mortgage interest
                                                rate that may be converted at
                                                the borrower's election from an
                                                adjustable to a fixed interest
                                                rate or from a fixed to an
                                                adjustable interest rate;

                                    -           may provide for no accrual of
                                                interest;

                                    -           may provide for level payments
                                                to stated maturity, for payments
                                                that reset in amount on one or
                                                more specified dates or for
                                                payments that otherwise adjust
                                                from time to time to accommodate
                                                changes in the mortgage interest
                                                rate or to reflect the
                                                occurrence of specified events;

                                    -           may be fully amortizing or,
                                                alternatively, may be partially
                                                amortizing or nonamortizing,
                                                with a substantial payment of
                                                principal due on its stated
                                                maturity date;

                                    -           may permit the negative
                                                amortization or deferral of
                                                accrued interest;

                                    -           may prohibit some or all
                                                voluntary prepayments or require
                                                payment of a premium, fee or
                                                charge in connection with those
                                                prepayments;

                                    -           may permit defeasance and the
                                                release of real property
                                                collateral in connection with
                                                that defeasance;

                                    -           may provide for payments of
                                                principal, interest or both, on
                                                due dates that occur monthly,
                                                bi-monthly, quarterly,
                                                semi-annually, annually or at
                                                some other interval; and/or

                                    -           may have two or more component
                                                parts, each having
                                                characteristics that are
                                                otherwise described in this
                                                prospectus as being attributable
                                                to separate and distinct
                                                mortgage loans.

                                    Most, if not all, of the mortgage loans
                                    underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

                                    We do not originate mortgage loans. However, some or all of the mortgage loans included in one of our trusts may be originated by our affiliates.

                                    Neither we nor any of our affiliates will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. Unless we expressly state otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates.
                                    See "Description of the Trust Assets --
                                    Mortgage Loans."

                                    The trust assets with respect to any series of offered certificates may also include mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations and other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans of the type described above. We will not include a mortgage-backed security among the trust assets with respect to any series of offered certificates unless --

                                    -           the security has been registered
                                                under the Securities Act of
                                                1933, as amended, or

                                    -           we would be free to publicly
                                                resell the security without
                                                registration.

                                    See "Description of the Trust Assets --
                                    Mortgage-Backed Securities."

                                    We will describe the specific
                                    characteristics of the mortgage assets
                                    underlying a series of offered certificates in the related prospectus supplement.

                                    In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For
                                    90 days following the date of initial
                                    issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

SUBSTITUTION, ACQUISITION AND
REMOVAL OF MORTGAGE ASSETS.......   If so specified in the related prospectus
                                    supplement, we or another specified person
                                    or entity may be permitted, at our or its
                                    option, but subject to the conditions
                                    specified in that prospectus supplement, to
                                    acquire from the related trust particular
                                    mortgage assets underlying a series of
                                    certificates in exchange for:

                                    -           cash that would be applied to
                                                pay down the principal balances
                                                of certificates of that series;
                                                and/or

                                    -           other mortgage loans or
                                                mortgage-backed securities that --

                                                1.          conform to the
                                                            description of
                                                            mortgage assets in
                                                            this prospectus, and

                                                2.          satisfy the criteria
                                                            set forth in the
                                                            related prospectus
                                                            supplement.

                                    In addition, if so specified in the related prospectus supplement, the related trustee may be authorized or required, to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage loans or mortgage-backed securities that --

                                                1.          conform to the
                                                            description of
                                                            mortgage assets in
                                                            this prospectus, and

                                                2.          satisfy the criteria
                                                            set forth in the
                                                            related prospectus
                                                            supplement.

                                    No replacement of mortgage assets or
                                    acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

CHARACTERISTICS OF THE OFFERED
CERTIFICATES.....................   An offered certificate may entitle the
                                    holder to receive:

                                    -           a stated principal amount;

                                    -           interest on a principal balance
                                                or notional amount, at a fixed,
                                                variable or adjustable
                                                pass-through rate;

                                    -           specified, fixed or variable
                                                portions of the interest,
                                                principal or other amounts
                                                received on the related mortgage
                                                assets;

                                    -           payments of principal, with
                                                disproportionate, nominal or no
                                                payments of interest;

                                    -           payments of interest, with
                                                disproportionate, nominal or no
                                                payments of principal;

                                    -           payments of interest or
                                                principal that commence only as
                                                of a specified date or only
                                                after the occurrence of
                                                specified events, such as the
                                                payment in full of the interest
                                                and principal outstanding on one
                                                or more other classes of
                                                certificates of the same series;

                                    -           payments of principal to be
                                                made, from time to time or for
                                                designated periods, at a rate
                                                that is --

                                                1.          faster and, in some
                                                            cases, substantially
                                                            faster, or

                                                2.          slower and, in some
                                                            cases, substantially
                                                            slower,

                                    than the rate at which payments or other collections of principal are received on the related mortgage assets;

                                    -           payments of principal to be
                                                made, subject to available
                                                funds, based on a specified
                                                principal payment schedule or
                                                other methodology; or

                                    -           payments of all or part of the
                                                prepayment or repayment
                                                premiums, fees and charges,
                                                equity participations payments
                                                or other similar items received
                                                on the related mortgage assets.

                                    Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses.

                                    A class of offered certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

                                    We will describe the specific
                                    characteristics of each class of offered certificates in the related prospectus supplement. See "Description of the
                                    Certificates."

CREDIT SUPPORT AND
REINVESTMENT; INTEREST
RATE AND CURRENCY
RELATED PROTECTION
FOR THE OFFERED
CERTIFICATES.....................   Some classes of offered certificates may be
                                    protected in full or in part against
                                    defaults and losses, or select types of
                                    defaults and losses, on the related mortgage
                                    assets through the subordination of one or
                                    more other classes of certificates of the
                                    same series or by other types of credit
                                    support. The other types of credit support
                                    may include a letter of credit, a surety
                                    bond, an insurance policy, a guarantee, a
                                    credit derivative or a reserve
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                                       10

                                    fund. We will describe the credit support, if any, for each class of offered certificates in the related prospectus supplement.

                                    The trust assets with respect to any series of offered certificates may also include any of the following agreements:

                                    -           guaranteed investment contracts
                                                in accordance with which moneys
                                                held in the funds and accounts
                                                established with respect to
                                                those offered certificates will
                                                be invested at a specified rate;

                                    -           interest rate exchange
                                                agreements, interest rate cap or
                                                floor agreements, or other
                                                agreements and arrangements
                                                designed to reduce the effects
                                                of interest rate fluctuations on
                                                the related mortgage assets or
                                                on one or more classes of those
                                                offered certificates; or

                                    -           currency exchange agreements or
                                                other agreements and
                                                arrangements designed to reduce
                                                the effects of currency exchange
                                                rate fluctuations with respect
                                                to the related mortgage assets
                                                and one or more classes of those
                                                offered certificates.

                                    We will describe the types of reinvestment, interest rate and currency related protection, if any, for each class of offered certificates in the related prospectus supplement.

                                    See "Risk Factors," "Description of the
                                    Trust Assets" and "Description of Credit
                                    Support."

ADVANCES WITH RESPECT TO
THE MORTGAGE ASSETS..............   If the trust assets for a series of offered
                                    certificates include mortgage loans, then,
                                    as and to the extent described in the
                                    related prospectus supplement, the related
                                    master servicer, the related special
                                    servicer, the related trustee, any related
                                    provider of credit support and/or any other
                                    specified person may be obligated to make,
                                    or may have the option of making, advances
                                    with respect to those mortgage loans to
                                    cover --

                                    -           delinquent scheduled payments of
                                                principal and/or interest, other
                                                than balloon payments,

                                    -           property protection expenses,

                                    -           other servicing expenses, or

                                    -           any other items specified in the
                                                related prospectus supplement.

                                    Any party making advances will be entitled
                                    to reimbursement from subsequent recoveries
                                    on the related mortgage loan and as
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                                       11

                                    otherwise described in this prospectus or the related prospectus supplement. That party may also be entitled to receive interest on its advances for a specified period. See "Description of the Certificates
                                    -- Advances."

                                    If the trust assets for a series of offered certificates include mortgage-backed securities, we will describe in the related prospectus supplement any comparable advancing obligations with respect to those mortgage- backed securities or the underlying mortgage loans.

OPTIONAL TERMINATION.............   We will describe in the related prospectus
                                    supplement any circumstances in which a
                                    specified party is permitted or obligated to
                                    purchase or sell any of the mortgage assets
                                    underlying a series of offered certificates.
                                    In particular, a master servicer, special
                                    servicer or other designated party may be
                                    permitted or obligated to purchase or sell --

                                    -           all the mortgage assets in any
                                                particular trust, thereby
                                                resulting in a termination of
                                                the trust, or

                                    -           that portion of the mortgage
                                                assets in any particular trust
                                                as is necessary or sufficient to
                                                retire one or more classes of
                                                offered certificates of the
                                                related series.

                                    See "Description of the Certificates --
                                    Termination."

FEDERAL INCOME TAX CONSEQUENCES..   Any class of offered certificates will
                                    constitute or evidence ownership of:

                                    -           regular interests or residual
                                                interests in a real estate
                                                mortgage investment conduit
                                                within the meaning of Sections
                                                860D(a) of the Internal Revenue
                                                Code of 1986; or

                                    -           regular interests in a financial
                                                asset securitization investment
                                                trust within the meaning of
                                                Section 860L(a) of the Internal
                                                Revenue Code of 1986; or

                                    -           interests in a grantor trust
                                                under Subpart E of Part I of
                                                Subchapter J of the Internal
                                                Revenue Code of 1986.

                                    See "Federal Income Tax Consequences."

ERISA CONSIDERATIONS.............   If you are a fiduciary or any other person
                                    investing assets of an employee benefit plan
                                    or other retirement plan or arrangement, you
                                    should review with your legal advisor
                                    whether the purchase or holding of offered
                                    certificates could give rise to a
                                    transaction that is prohibited under the
                                    Employee Retirement Income Security Act of
                                    1974, as amended, or the Internal Revenue
                                    Code of 1986. See "ERISA Considerations."
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                                       12

LEGAL INVESTMENT.................   If your investment authority is subject to
                                    legal restrictions, you should consult your
                                    legal advisor to determine whether and to
                                    what extent the offered certificates
                                    constitute a legal investment for you. We
                                    will specify in the related prospectus
                                    supplement which classes of the offered
                                    certificates will constitute
                                    mortgage-related securities for purposes of
                                    the Secondary Mortgage Market Enhancement
                                    Act of 1984, as amended. See "Legal
                                    Investment."

                                  RISK FACTORS


         You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase offered certificates.

LACK OF LIQUIDITY WILL IMPAIR YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES AND MAY HAVE AN ADVERSE EFFECT ON THE MARKET VALUE OF YOUR OFFERED CERTIFICATES

         The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

         We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

         We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

         Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

         If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR OFFERED CERTIFICATES MAY BE ADVERSELY AFFECTED BY FACTORS UNRELATED TO THE PERFORMANCE OF YOUR OFFERED CERTIFICATES AND THE UNDERLYING MORTGAGE ASSETS, SUCH AS FLUCTUATIONS IN INTEREST RATES AND THE SUPPLY AND DEMAND OF CMBS GENERALLY

         The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

         The market value of your offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

         The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including --

         - the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

         - legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

         - investors' perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties, and

         - investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

         If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

PAYMENTS ON THE OFFERED CERTIFICATES WILL BE MADE SOLELY FROM THE LIMITED ASSETS OF THE RELATED TRUST, AND THOSE ASSETS MAY BE INSUFFICIENT TO MAKE ALL REQUIRED PAYMENTS ON THOSE CERTIFICATES

         The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. No governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

ANY CREDIT SUPPORT FOR YOUR OFFERED CERTIFICATES MAY BE INSUFFICIENT TO PROTECT YOU AGAINST ALL POTENTIAL LOSSES

         The Amount of Credit Support Will Be Limited. The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See "Description of the Certificates -- Allocation of Losses and Shortfalls" and "Description of Credit Support." If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

         Credit Support May Not Cover All Types of Losses. The credit support, if any, for your offered certificates may not cover all of your potential losses. For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the underlying mortgage loans. You may be required to bear any losses which are not covered by the credit support.

         Disproportionate Benefits May Be Given to Some Classes and Series to the Detriment of Others. If a form of credit support covers multiple classes or series and losses exceed the amount of that credit support, it is possible that the holders of offered certificates of another series or class will be disproportionately benefited by that credit support to your detriment.

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES WILL DEPEND UPON PAYMENTS, DEFAULTS AND LOSSES ON THE UNDERLYING MORTGAGE LOANS; AND THOSE PAYMENTS, DEFAULTS AND LOSSES MAY BE HIGHLY UNPREDICTABLE

         The Terms of the Underlying Mortgage Loans Will Affect Payments on Your Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

         In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include --

         - an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

         - a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

         The Terms of the Underlying Mortgage Loans Do Not Provide Absolute Certainty as Regards to the Rate, Timing and Amount of Payments on Your Offered Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

         The investment performance of your offered certificates may vary materially and adversely from your expectations due to --

         - the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

         - the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

         The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

         Prepayments on the Underlying Mortgage Loans Will Affect the Average Life of Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

         The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may --

         - vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

         - be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

         We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

         Prepayments on the Underlying Mortgage Loans Will Affect the Yield on Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable. If you purchase your offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the underlying mortgage loans. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large, as compared to the amount of principal payable on your offered certificates, you may fail to recover your original investment under some prepayment scenarios. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

         Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those Losses, Are Highly Unpredictable. The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

         Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

         If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

         See " -- Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance" below.

         There Is an Increased Risk of Default Associated with Balloon Payments. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

         - the fair market value and condition of the underlying real property;

         -        the level of interest rates;

         -        the borrower's equity in the underlying real property;

         -        the borrower's financial condition;

         -        the operating history of the underlying real property;

         -        changes in zoning and tax laws;

         -        changes in competition in the relevant area;

         -        changes in rental rates in the relevant area;

         -        changes in governmental regulation and fiscal policy;

         -        prevailing general and regional economic conditions;

         -        the state of the fixed income and mortgage markets; and

         - the availability of credit for multifamily rental or commercial properties.

         See " -- Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance" below.

         Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

         The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

REPAYMENT OF A COMMERCIAL OR MULTIFAMILY MORTGAGE LOAN DEPENDS UPON THE PERFORMANCE AND VALUE OF THE UNDERLYING REAL PROPERTY, WHICH MAY DECLINE OVER TIME, AND THE RELATED BORROWER'S ABILITY TO REFINANCE THE PROPERTY, OF WHICH THERE IS NO ASSURANCE

         Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Nonrecourse. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

         - the sufficiency of the net operating income of the applicable real property;

         - the market value of the applicable real property at or prior to maturity; and

         - the ability of the related borrower to refinance or sell the applicable real property.

         In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

         Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

         The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because multifamily rental and commercial real estate lending involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related real estate project.

         Many Risk Factors Are Common to Most or All Multifamily and Commercial Properties. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

         -        the age, design and construction quality of the property;

         - perceptions regarding the safety, convenience and attractiveness of the property;

         - the characteristics of the neighborhood where the property is located;

         -        the proximity and attractiveness of competing properties;

         -        the existence and construction of competing properties;

         -        the adequacy of the property's management and maintenance;

         - national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

         - local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

         -        demographic factors;

         -        customer tastes and preferences;

         -        retroactive changes in building codes; and

         - changes in governmental rules, regulations and fiscal policies, including environmental legislation.

         Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

         - an increase in interest rates, real estate taxes and other operating expenses;

         - an increase in the capital expenditures needed to maintain the property or make improvements;

         - a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

         -        an increase in vacancy rates;

         -        a decline in rental rates as leases are renewed or replaced;
                  and

         - natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

         The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

         -        the length of tenant leases;

         -        the creditworthiness of tenants;

         -        the rental rates at which leases are renewed or replaced;

         - the percentage of total property expenses in relation to revenue;

         - the ratio of fixed operating expenses to those that vary with revenues; and

         - the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

         The Successful Operation of a Multifamily or Commercial Property Depends on Tenants. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

         - to pay for maintenance and other operating expenses associated with the property;

         - to fund repairs, replacements and capital improvements at the property; and

         - to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

         Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include:

         - an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

         -        an increase in tenant payment defaults;

         - a decline in rental rates as leases are entered into, renewed or extended at lower rates;

         - an increase in the capital expenditures needed to maintain the property or to make improvements; and

         - a decline in the financial condition of a major or sole tenant.

         Various factors that will affect the operation and value of a commercial property include:

         -        the business operated by the tenants;

         -        the creditworthiness of the tenants; and

         -        the number of tenants.

         Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

         An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

         Tenant Bankruptcy Adversely Affects Property Performance. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

         - the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises; plus

         - an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

         The Success of an Income-Producing Property Depends on Reletting Vacant Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

         If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

         Property Value May Be Adversely Affected even when Current Operating Income Is Not. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

         -        changes in interest rates;

         -        the availability of refinancing sources;

         - changes in governmental regulations, licensing or fiscal policy;

         -        changes in zoning or tax laws; and

         -        potential environmental or other legal liabilities.

         Property Management May Affect Property Operations and Value. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for --

         -        responding to changes in the local market;

         - planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

         -        operating the property and providing building services;

         -        managing operating expenses; and

         - ensuring that maintenance and capital improvements are carried out in a timely fashion.

         Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

         By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

         -        maintain or improve occupancy rates, business and cash flow,

         -        reduce operating and repair costs, and

         -        preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

         Maintaining a Property in Good Condition Is Expensive. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

         Competition Will Adversely Affect the Profitability and Value of an Income-Producing Property. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

         -        rental rates;

         -        location;

         -        type of business or services and amenities offered; and

         -        nature and condition of the particular property.

         The profitability and value of an income-producing property may be adversely affected by a comparable property that:

         -        offers lower rents;

         -        has lower operating costs;

         -        offers a more favorable location; or

         -        offers better facilities.

         Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

         Various Types of Income-Producing Properties May Present Special Risks. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks.
For example --

         - Health care-related facilities and casinos are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties.

         - Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant relationships.

         - Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements.

         - Depending on their location, recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties.

         - Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

         - Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions.

         - Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline.

         - Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

         Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See "Description of the Trust Assets -- Mortgage Loans -- A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates."

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

         A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on --

         -        the operation of all of the related real properties, and

         - the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

         Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

         If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

         - any adverse economic developments that occur in the locale, state or region where the properties are located;

         - changes in the real estate market where the properties are located;

         - changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

         - acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

         The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

         If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

         In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS THAN FIXED RATE MORTGAGE LOANS

         Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

SUBORDINATE DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

         Some or all of the mortgage loans included in one of our trusts may permit the related borrower to encumber the related real property with additional secured debt.

         Even if a mortgage loan prohibits further encumbrance of the related real property, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults. Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

         The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See "Legal Aspects of Mortgage Loans -- Subordinate Financing."

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

         Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

         In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

         A bankruptcy court also may:

         - grant a debtor a reasonable time to cure a payment default on a mortgage loan;

         -        reduce monthly payments due under a mortgage loan;

         -        change the rate of interest due on a mortgage loan; or

         -        otherwise alter a mortgage loan's repayment schedule.

Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

         Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

         As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON THE OFFERED CERTIFICATES

         One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

         - any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of Section 856(d) of the Internal Revenue Code of 1986; and

         - any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

ENVIRONMENTAL LIABILITIES WILL ADVERSELY AFFECT THE VALUE AND OPERATION OF THE CONTAMINATED PROPERTY AND MAY DETER A LENDER FROM FORECLOSING

         There can be no assurance --

         - as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

         - that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

         - that the results of the environmental testing were accurately evaluated in all cases;

         - that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

         - that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

         Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

         In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by --

         - tenants at the property, such as gasoline stations or dry cleaners, or

         - conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

         Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

         The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an "owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if --

         - agents or employees of the lender are deemed to have participated in the management of the borrower, or

         - the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

         Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

         Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers --

         - any condition on the property that causes exposure to lead-based paint, and

         - the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

         Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY BE CHALLENGED AS BEING UNENFORCEABLE

         Cross-Collateralization Arrangements. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that:

         -        the bankrupt party --

                  1.       was insolvent at the time of granting the lien,

                  2.       was rendered insolvent by the granting of the lien,

                  3.       was left with inadequate capital, or

                  4.       was not able to pay its debts as they matured; and

         - the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

         Prepayment Premiums, Fees and Charges. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

         Due-on-Sale and Debt Acceleration Clauses. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of --

         -        the related real property, or

         -        a majority ownership interest in the related borrower.

         We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

         The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

         -        the default is deemed to be immaterial;

         -        the exercise of those remedies would be inequitable or unjust;
                  or

         - the circumstances would render the acceleration unconscionable.

         Assignments of Leases. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "Legal Aspects of Mortgage Loans -- Bankruptcy Laws."

         Defeasance. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a Borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

LACK OF INSURANCE COVERAGE EXPOSES A TRUST TO RISK FOR PARTICULAR SPECIAL HAZARD LOSSES

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things --

         -        war,

         -        revolution,

         -        governmental actions,

         -        floods and other water-related causes,

         - earth movement, including earthquakes, landslides and mudflows,

         -        wet or dry rot,

         -        vermin, and

         -        domestic animals.

         Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

GROUND LEASES CREATE RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN LENDING ON AN ACTUAL OWNERSHIP INTEREST IN A REAL PROPERTY

         In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground base does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

         In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant's lender may not be able to succeed to the tenant's position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

         Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

         Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

LITIGATION MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN

         The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

         - breach of contract involving a tenant, a supplier or other party;

         -        negligence resulting in a personal injury; or

         -        responsibility for an environmental problem.

         Litigation will divert the owner's attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

RESIDUAL INTERESTS IN A REAL ESTATE MORTGAGE INVESTMENT CONDUIT HAVE ADVERSE TAX CONSEQUENCES

         Inclusion of Taxable Income in Excess of Cash Received. If you own a certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

         You have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences -- REMICs."

         Some Taxable Income of a Residual Interest Can Not Be Offset Under the Internal Revenue Code of 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion:

         -        generally will not be reduced by losses from other activities;

         - for a tax-exempt holder, will be treated as unrelated business taxable income; and

         - for a foreign holder, will not qualify for any exemption from withholding tax.

         Individuals and Certain Entities Should Not Invest in REMIC Residual Certificates. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for --

         -        individuals,

         -        estates,

         -        trusts beneficially owned by any individual or estate, and

         - pass-through entities having any individual, estate or trust as a shareholder, member or partner.

         In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person under the Internal Revenue Code of 1986, or to a U.S. person, if classified as a partnership under the Internal Revenue Code of 1986, unless all of its beneficial owners are U.S. persons, or to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a U.S. Person.

         See "Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Residual Certificates."

PROBLEMS WITH BOOK-ENTRY REGISTRATION

         Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result --

         - you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

         - you may have only limited access to information regarding your offered certificates;

         - you may suffer delays in the receipt of payments on your offered certificates; and

         - your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

         See "Description of the Certificates -- Book-Entry Registration and Definitive Certificates."

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

         The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

         In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.

         In servicing the mortgage loans in any of our trusts, the related master servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

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
         Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

                    CAPITALIZED TERMS USED IN THIS PROSPECTUS

         From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary" attached to this prospectus.

                         DESCRIPTION OF THE TRUST ASSETS

GENERAL

         We will be responsible for establishing the trust underlying each series of offered certificates. The assets of the trust will primarily consist of:

         -        various types of multifamily and/or commercial mortgage loans;

         - mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

         - a combination of mortgage loans and mortgage-backed securities of the types described above.

         We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates.

         Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

         Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure any of those mortgage assets.

MORTGAGE LOANS

         General. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

         - rental or cooperatively-owned buildings with multiple dwelling units;

         - retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

         - retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

         -        office properties;

         - hospitality properties, such as hotels, motels and other lodging facilities;

         -        casino properties;

         - health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

         -        industrial properties;

         - warehouse facilities, mini-warehouse facilities and self-storage facilities;

         - restaurants, taverns and other establishments involved in the food and beverage industry;

         - manufactured housing communities, mobile home parks and recreational vehicle parks;

         - recreational and resort properties, such as recreational vehicle parks, golf courses, marinas, ski resorts and amusement parks;

         -        arenas and stadiums;

         -        churches and other religious facilities;

         -        parking lots and garages;

         -        mixed use properties;

         -        other income-producing properties; and

         -        unimproved land.

         The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include --

         - a fee interest or estate, which consists of ownership of the property for an indefinite period,

         - an estate for years, which consists of ownership of the property for a specified period of years,

         - a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

         - shares in a cooperative corporation which owns the property, or

         -        any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

         Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

         If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied --

         - first, to the payment of court costs and fees in connection with the foreclosure,

         -        second, to the payment of real estate taxes, and

         - third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

         If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement --

         -        the period of the delinquency,

         -        any forbearance arrangement then in effect,

         -        the condition of the related real property, and

         - the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

         A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under " -- Mortgage Loans -- Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage

Loans," the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

         Multifamily Rental Properties. Factors affecting the value and operation of a multifamily rental property include:

         - the physical attributes of the property, such as its age, appearance, amenities and construction quality;

         -        the types of services offered at the property;

         -        the location of the property;

         - the characteristics of the surrounding neighborhood, which may change over time;

         - the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

         - the ability of management to provide adequate maintenance and insurance;

         -        the property's reputation;

         - the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

         - the existence or construction of competing or alternative residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

         -        the ability of management to respond to competition;

         - the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

         - adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

         - state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

         - the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

         - the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and

         - the extent to which increases in operating costs may be passed through to tenants.

         Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

         Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may:

         -        require written leases;

         -        require good cause for eviction;

         -        require disclosure of fees;

         -        prohibit unreasonable rules;

         -        prohibit retaliatory evictions;

         -        prohibit restrictions on a resident's choice of unit vendors;

         -        limit the bases on which a landlord may increase rent; or

         - prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

         Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

         Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to --

         -        fixed percentages,

         -        percentages of increases in the consumer price index,

         -        increases set or approved by a governmental agency, or

         -        increases determined through mediation or binding arbitration.

         In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

         Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline.

         Some mortgage loans underlying the offered certificates will be secured by --

         - the related borrower's interest in multiple units in a residential condominium project, and

         - the related voting rights in the owners' association for the project.

Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

         Cooperatively-Owned Apartment Buildings. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

         A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's --

         -        mortgage loan payments,

         -        real property taxes,

         -        maintenance expenses, and

         -        other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

         A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of --

         -        maintenance payments from the tenant/shareholders, and

         - any rental income from units or commercial space that the cooperative corporation might control.

         A cooperative corporation may have to impose special assessments on the tenant/ shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property.

         In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

         Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/ shareholders.

         Retail Properties. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include:

         -        shopping centers,

         -        factory outlet centers,

         -        malls,

         -        automotive sales and service centers,

         -        consumer oriented businesses,

         -        department stores,

         -        grocery stores,

         -        convenience stores,

         -        specialty shops,

         -        gas stations,

         -        movie theaters,

         -        fitness centers,

         -        bowling alleys,

         -        salons, and

         -        dry cleaners.

         Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required:

         -        to lower rents;

         - to grant a potential tenant a free rent or reduced rent period;

         -        to improve the condition of the property generally; or

         - to make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

         A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

         -        competition from other retail properties;

         - perceptions regarding the safety, convenience and attractiveness of the property;

         -        perceptions regarding the safety of the surrounding area;

         -        demographics of the surrounding area;

         - the strength and stability of the local, regional and national economies;

         -        traffic patterns and access to major thoroughfares;

         -        the visibility of the property;

         -        availability of parking;

         - the particular mixture of the goods and services offered at the property;

         -        customer tastes, preferences and spending patterns; and

         -        the drawing power of other tenants.

         The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

         Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

         The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

         Various factors will adversely affect the economic performance of an anchored retail property, including:

         -        an anchor tenant's failure to renew its lease;

         -        termination of an anchor tenant's lease;

         - the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

         - the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

         -        a loss of an anchor tenant's ability to attract shoppers.

         Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

         -        factory outlet centers;

         -        discount shopping centers and clubs;

         -        catalogue retailers;

         -        television shopping networks and programs;

         -        internet web sites; and

         -        telemarketing.

         Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

         Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

      Office Properties. Factors affecting the value and operation of an office property include:

      - the number and quality of the tenants, particularly significant tenants, at the property;

      - the physical attributes of the building in relation to competing buildings;

      - the location of the property with respect to the central business district or population centers;

      - demographic trends within the metropolitan area to move away from or towards the central business district;

      - social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

      - tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

      - local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

      -     the quality and philosophy of building management;

      -     access to mass transportation; and

      -     changes in zoning laws.

      Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

      Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

      -     rental rates;

      - the building's age, condition and design, including floor sizes and layout;

      -     access to public transportation and availability of parking; and

      - amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

      The cost of refitting office space for a new tenant is often higher than for other property types.

      The success of an office property also depends on the local economy. Factors influencing a company's decision to locate in a given area include:

      -     the cost and quality of labor;

      -     tax incentives; and

      -     quality of life matters, such as schools and cultural amenities.

      The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

      Hospitality Properties. Hospitality properties may involve different types of hotels and motels, including:

      -     full service hotels;

      -     resort hotels with many amenities;

      -     limited service hotels;

      - hotels and motels associated with national or regional franchise chains;

      - hotels that are not affiliated with any franchise chain but may have their own brand identity; and

      -     other lodging facilities.

      Factors affecting the economic performance of a hospitality property include:

      - the location of the property and its proximity to major population centers or attractions;

      -     the seasonal nature of business at the property;

      -     the level of room rates relative to those charged by competitors;

      -     quality and perception of the franchise affiliation;

      - economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

      -     the existence or construction of competing hospitality properties;

      -     nature and quality of the services and facilities;

      -     financial strength and capabilities of the owner and operator;

      - the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

      - increases in operating costs, which may not be offset by increased room rates;

      - the property's dependence on business and commercial travelers and tourism; and

      - changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors.

      Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

      Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

      The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

      -     the continued existence and financial strength of the franchisor;

      -     the public perception of the franchise service mark; and

      -     the duration of the franchise licensing agreement.

      The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

      Casino Properties. Factors affecting the economic performance of a casino property include:

      - location, including proximity to or easy access from major population centers;

      -     appearance;

      - economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

      -     the existence or construction of competing casinos;

      -     dependence on tourism; and

      -     local or state governmental regulation.

      Competition among major casinos may involve attracting patrons by --

      - providing alternate forms of entertainment, such as performers and sporting events, and

      -     offering low-priced or free food and lodging.

      Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

      Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

      To avoid criminal influence, the ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

      Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

      The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

      Health Care-Related Properties.  Health-care related properties include:

      -     hospitals;

      -     skilled nursing facilities;

      -     nursing homes;

      -     congregate care facilities; and

      -     in some cases, assisted living centers and housing for seniors.

      Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

      -     statutory and regulatory changes;

      -     retroactive rate adjustments;

      -     administrative rulings;

      -     policy interpretations;

      -     delays by fiscal intermediaries; and

      -     government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

      Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

      -     federal and state licensing requirements;

      -     facility inspections;

      -     rate setting;

      -     reimbursement policies; and

      - laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

      Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

      Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

      Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

      The value and operation of an industrial property depends on:

      - location of the property, the desirability of which in a particular instance may depend on --

            1.    availability of labor services,

            2.    proximity to supply sources and customers, and

            3. accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

      - building design of the property, the desirability of which in a particular instance may depend on --

            1.    ceiling heights,

            2.    column spacing,

            3.    number and depth of loading bays,

            4.    divisibility,

            5.    floor loading capacities,

            6.    truck turning radius,

            7.    overall functionality, and

            8. adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

      - the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

      Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value.

      Warehouse, Mini-Warehouse and Self-Storage Facilities. Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

      Successful operation of a warehouse, mini-warehouse or self-store property depends on --

      -     building design,

      -     location and visibility,

      -     tenant privacy,

      -     efficient access to the property,

      - proximity to potential users, including apartment complexes or commercial users,

      -     services provided at the property, such as security,

      -     age and appearance of the improvements, and

      -     quality of management.

      Restaurants and Taverns. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

      - competition from facilities having businesses similar to a particular restaurant or tavern;

      - perceptions by prospective customers of safety, convenience, services and attractiveness;

      -     the cost, quality and availability of food and beverage products;

      - negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

      -     changes in demographics, consumer habits and traffic patterns;

      -     the ability to provide or contract for capable management; and

      - retroactive changes to building codes, similar ordinances and other legal requirements.

      Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

      The food and beverage service industry is highly competitive. The principal means of competition are --

      -     segment,

      -     product,

      -     price,

      -     value,

      -     quality,

      -     service,

      -     convenience,

      -     location, and

      -     the nature and condition of the restaurant facility.

      A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have --

      -     lower operating costs,

      -     more favorable locations,

      -     more effective marketing,

      -     more efficient operations, or

      -     better facilities.

      The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

      Factors affecting the success of a regionally- or nationally-known chain restaurant include:

      - actions and omissions of any franchisor, including management practices that --

            1.    adversely affect the nature of the business, or

            2. require renovation, refurbishment, expansion or other expenditures;

      - the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

      - the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

      Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

      Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

      Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

      Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

      -     the number of comparable competing properties in the local market;

      -     the age, appearance and reputation of the property;

      -     the quality of management; and

      -     the types of facilities and services it provides.

      Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including --

      -     multifamily rental properties,

      -     cooperatively-owned apartment buildings,

      -     condominium complexes, and

      -     single-family residential developments.

      Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

      Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

      Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

      In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to--

      -     fixed percentages,

      -     percentages of increases in the consumer price index,

      -     increases set or approved by a governmental agency, or

      -     increases determined through mediation or binding arbitration.

      In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

      Recreational and Resort Properties. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include:

      -     the location and appearance of the property;

      -     the appeal of the recreational activities offered;

      - the existence or construction of competing properties, whether are not they offer the same activities;

      - the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

      -     geographic location and dependence on tourism;

      - changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

      - seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

      -     sensitivity to weather and climate changes; and

      -     local, regional and national economic conditions.

      A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

      Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

      Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

      Arenas and Stadiums. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

      -     sporting events;

      -     musical events;

      -     theatrical events;

      -     animal shows; and/or

      -     circuses.

      The ability to attract patrons is dependent on, among others, the following factors:

      -     the appeal of the particular event;

      -     the cost of admission;

      - perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

      - perceptions by prospective patrons of the safety of the surrounding area; and

      - the alternative forms of entertainment available in the particular locale.

      In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

      Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

      Churches and Other Religious Facilities. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

      Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

      -     the number of rentable parking spaces and rates charged;

      - the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

      -     the amount of alternative parking spaces in the area;

      -     the availability of mass transit; and

      - the perceptions of the safety, convenience and services of the lot or garage.

      Unimproved Land. The value of unimproved land is largely a function of its potential use. This may depend on --

      -     its location,

      -     its size,

      -     the surrounding neighborhood, and

      -     local zoning laws.

      Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon --

      -     the successful operation of the property, and

      - its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

      The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of --

      - the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service, to

      - the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

      The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to make --

      -     the loan payments on the related mortgage loan,

      -     cover operating expenses, and

      -     fund capital improvements at any given time.

      Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as --

      -     some health care-related facilities,

      -     hotels and motels,

      -     recreational vehicle parks, and

      -     mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as --

      -     warehouses,

      -     retail stores,

      -     office buildings, and

      -     industrial facilities.

      Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

      Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

      -     increases in energy costs and labor costs;

      -     increases in interest rates and real estate tax rates; and

      -     changes in governmental rules, regulations and fiscal policies.

      Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

      Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of --

      - the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property, to

      - the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

      A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances --

      - the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

      - the lender has greater protection against loss on liquidation following a borrower default.

      Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

      - the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

      - the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

      - the income capitalization method, which takes into account the property's projected net cash flow; or

      -     a selection from the values derived from the foregoing methods.

      Each of these appraisal methods presents analytical difficulties. For example,

      - it is often difficult to find truly comparable properties that have recently been sold;

      - the replacement cost of a property may have little to do with its current market value; and

      - income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

      If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

      The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

      We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

      See "Risk Factors -- Repayment of a Commercial or Multifamily Mortgage Loan Depends Upon the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance."

      Payment Provisions of the Mortgage Loans. Each of the mortgage loans included in one of our trusts will have the following features:

      - an original term to maturity of not more than approximately 40 years; and

      - scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

      A mortgage loan included in one of our trusts may also include terms that:

      - provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

      - provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

      -     provide for no accrual of interest;

      - provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

      - be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

      -     permit the negative amortization or deferral of accrued interest;

      - permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

- prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

      Mortgage Loan Information in Prospectus Supplements. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

      - the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

      - the type or types of property that provide security for repayment of the mortgage loans;

      - the earliest and latest origination date and maturity date of the mortgage loans;

      - the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

      - loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

      - the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

      - if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

      - information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

      - debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

      - the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

      If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

      -     more general information in the related prospectus supplement, and

      - specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K within 15 days following the issuance of those certificates.

      If any mortgage loan, or group of related mortgage loans, included in one of our trusts represents a material concentration of credit risk, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties.

MORTGAGE-BACKED SECURITIES

      The mortgage-backed securities underlying a series of offered certificates may include:

      - mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

      - certificates issued and/or insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

      In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

      Each mortgage-backed security included in one of our trusts --

      - will have been registered under the Securities Act of 1933, as amended, or

      -     will be exempt from the registration requirements of that Act, or

      - will have been held for at least the holding period specified in Rule 144(k) under that Act, or

      - may otherwise be resold by us publicly without registration under that Act.

      We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

      - the initial and outstanding principal amount(s) and type of the securities;

      - the original and remaining term(s) to stated maturity of the securities;

      - the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

      -     the payment characteristics of the securities;

      - the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

      -     a description of the related credit support, if any;

      -     the type of mortgage loans underlying the securities;

      - the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

      - the terms and conditions for substituting mortgage loans backing the securities; and

      - the characteristics of any agreements or instruments providing interest rate protection to the securities.

      With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Securities Exchange Act of 1934, as amended, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.


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
SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

      If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for:

      - cash that would be applied to pay down the principal balances of the certificates of that series; and/or

      -     other mortgage loans or mortgage-backed securities that --

            1. conform to the description of mortgage assets in this prospectus, and

            2. satisfy the criteria set forth in the related prospectus supplement.

In addition, if so specified in the related prospectus supplement, the trustee may be authorized or required to apply collections on the related mortgage assets to acquire new mortgage loans or mortgage-backed securities that --

      - conform to the description of mortgage assets in this prospectus, and

      -     satisfy the criteria set forth in the related prospectus supplement.

      No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

UNDELIVERED MORTGAGE ASSETS

      In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

ACCOUNTS

      The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

CREDIT SUPPORT

      General. The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include:

      - the subordination or one or more other classes of certificates of the same series;

      -     a letter of credit;

      -     a surety bond;

      -     an insurance policy;

      -     a guarantee;

      -     a credit derivative; and/or

      -     a reserve fund.

      In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

      The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include:

      -     interest rate exchange agreements;

      -     interest rate cap agreements;

      -     interest rate floor agreements;

      -     currency exchange agreements; or

      - other agreements or arrangements designed to reduce the effects of interest rate or currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of offered certificates.

      In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

      The yield on your offered certificates will depend on --

      -     the price you paid for your offered certificates,

      -     the pass-through rate on your offered certificates,

      -     the amount and timing of payments on your offered certificates.

      The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

PASS-THROUGH RATE

      A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

      There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

      The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following:

      - the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

      -     the dates on which any balloon payments are due; and

the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

      Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

      The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon --

      - whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium, and

      - when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

      If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

      If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

      If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either --

      - be based on the principal balances of some or all of the mortgage assets in the related trust, or

      - equal the total principal balance of one or more of the other classes of certificates of the same series.

      Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which --

      - payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, or

      - payments are made in reduction of the total principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

      The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including:

      -     the availability of mortgage credit;

      - the relative economic vitality of the area in which the related real properties are located;

      -     the quality of management of the related real properties;

      -     the servicing of the mortgage loans;

      -     possible changes in tax laws; and

      -     other opportunities for investment.

      In general, those factors that increase --

      - the attractiveness of selling or refinancing a commercial or multifamily property, or

      - the likelihood of default under a commercial or multifamily mortgage loan, would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

      The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as --

      -     prepayment lock-out periods, and

      - requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

      If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

      The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

      -     to convert to a fixed rate loan and thereby lock in that rate; or

      - to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

      Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to --

      -     realize its equity in the property,

      -     meet cash flow needs, or

      -     make other investments.

      Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

      We make no representation as to --

      - the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

      -     the relative importance of those factors,

      - the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

      -     the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

      The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

      The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of --

      -     scheduled amortization, or

      -     prepayments, including --

            1.    voluntary prepayments by borrowers, and

            2. involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

      Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

      Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

      In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth --

      - the projected weighted average life of each class of those offered certificates with principal balances, and

      - the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

      Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either --

      -     to refinance the loan, or

      -     to sell the related real property.

      If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by --

      -     the bankruptcy of the borrower, or

      - adverse economic conditions in the market where the related real property is located.

      In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

      Negative Amortization. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:

      - limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

      - provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

      - provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

      Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

      The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

      The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

      During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

      Foreclosures and Payment Plans. The weighted average life of and yield on your offered certificates will be affected by --

      - the number of foreclosures with respect to the underlying mortgage loans; and

      - the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

      Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

      Losses and Shortfalls on the Mortgage Assets. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

      The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following:

      - a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

      - the establishment of a priority of payments among classes of certificates.

      If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

      Additional Certificate Amortization. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources:

      - amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

      - interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

      - prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

      -     any other amounts described in the related prospectus supplement.

      The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

SALOMON BROTHERS MORTGAGE SECURITIES VII, INC.

      We were incorporated in Delaware on January 27, 1987. We were organized, among other things, for the purpose of serving as a private secondary mortgage market conduit.

      We are an indirect, wholly-owned subsidiary of Salomon Smith Barney Holdings Inc. and an affiliate of Salomon Smith Barney Inc. Our principal executive offices are located at 388 Greenwich Street, New York, New York 10013. Our telephone number is 212-816-6000.

      We do not have, and do not expect in the future to have, any significant assets.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

      Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

      A series of certificates consists of all those certificates that --

      -     have the same series designation,

      -     were issued under the same governing documents, and

      -     represent beneficial ownership interests in the same trust.

      A class of certificates consists of all those certificates of a particular series that --

      -     have the same class designation, and

      -     have the same payment terms.

      The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive:

      - a stated principal amount, which will be represented by its principal balance;

      - interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

      - specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

      - payments of principal, with disproportionate, nominal or no payments of interest;

      - payments of interest, with disproportionate, nominal or no payments of principal;

      - payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

      - payments of principal to be made, from time to time or for designated periods, at a rate that is --

            1.    faster and, in some cases, substantially faster, or

            2.    slower and, in some cases, substantially slower,

            than the rate at which payments or other collections of principal are received on the related mortgage assets;

      - payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

      - payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

      Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

      A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, variable or adjustable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, variable or adjustable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, variable or adjustable rate and on another portion of its total principal balance or notional amount at a different fixed, variable or adjustable rate.

      Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.

PAYMENTS ON THE CERTIFICATES

      General. Payments on a series of offered certificates may occur monthly, bimonthly, quarterly, semi-annually, annually or at any other specified interval. In the prospectus supplement for each series of offered certificates, we will identify:

      -     the periodic payment date for that series; and

      - the record date as of which certificateholders entitled to payments on any particular payment date will be established.

      All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either --

      - by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date, or a specified number of days prior to that date, and has satisfied any other conditions specified in the related prospectus supplement, or

      - by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

      In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

      Payments of Interest. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.

      The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a variable or adjustable pass-through rate, the method for determining that pass-through rate.

      Interest may accrue with respect to any offered certificate on the basis of --

      -     a 360-day year consisting of 12 30-day months,

      - the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

      - the actual number of days elapsed during each relevant period in a normal calendar year, or

      -     any other method identified in the related prospectus supplement.

      We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

      Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

      If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

      - based on the principal balances of some or all of the related mortgage assets; or

      - equal to the total principal balances of one or more other classes of certificates of the same series.

      Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

      We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

      Payments of Principal. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

      The total outstanding principal balance of any class of offered certificates will be reduced by --

      - payments of principal actually made to the holders of that class, and

      - if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

      A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

      We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

      Unless we so state in the related prospectus supplement, the initial total principal balance of all classes of a series will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement.


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
      The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances received or made with respect to the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources:

      - amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

      - interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

      - prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

      -     any other amounts described in the related prospectus supplement.

      We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date.

ALLOCATION OF LOSSES AND SHORTFALLS

      If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows:

      - by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

      -     by establishing a priority of payments among those classes.

      See "Description of Credit Support."

ADVANCES

      If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover --

      - delinquent payments of principal and/or interest, other than balloon payments,

      -     property protection expenses,

      -     other servicing expenses, or

      -     any other items specified in the related prospectus supplement.

      If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.


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
      Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of --

      - subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and

      - any other specific sources identified in the related prospectus supplement.

      If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances --

      - periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or

      - at any other times and from any other sources as we may describe in the related prospectus supplement.

      If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

REPORTS TO CERTIFICATEHOLDERS

      On or about each payment date, the related master servicer, manager or trustee or another specified party will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding --

      - the payments made on that payment date with respect to the applicable class of offered certificates, and

      -     the recent performance of the mortgage assets.

      Within a reasonable period of time after the end of each calendar year, upon request, the related master servicer, manager or trustee or another specified party will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for --

      -     that calendar year, or

      - the applicable portion of that calendar year during which the person was a certificateholder.

      The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee or another specified party, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code.

      If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee or another specified party, as the case may be, to include in any payment date statement


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
information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

VOTING RIGHTS

      Voting rights will be allocated among the respective classes of offered and nonoffered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except --

      - with respect to those amendments to the governing documents described under "Description of the Governing Documents -- Amendment," or

      - as otherwise specified in this prospectus or in the related prospectus supplement.

      As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION

      The trust for each series of offered certificates will terminate and cease to exist following:

      - the final payment or other liquidation of the last mortgage asset in that trust; and

      - the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

      Written notice of termination of a trust will be given to each affected certificate holder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

      If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that purchase may occur.

      If we so specify in the related prospectus supplement, one or more certificateholders will be entitled to exchange all of the certificates of a particular series for all of the mortgage assets underlying that series, thereby effecting early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that exchange may occur.

      In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.


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
BOOK-ENTRY REGISTRATION

      General. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking, societe anonyme, for so long as they are participants in DTC.

      DTC, Euroclear and Clearstream.  DTC is:

      -     a limited-purpose trust company organized under the New York Banking
            Law;

      -     a "banking corporation" within the meaning of the New York Banking
            Law;

      -     a member of the Federal Reserve System;

      - a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

      - a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

      DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

      It is our understanding that Clearstream holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 31 currencies, including United States dollars. Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 39 countries through established depository and custodial relationships. Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream has approximately 2,500 customers located in over 94 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

      It is our understanding that Euroclear holds securities for its member organizations and facilitates the clearance and settlement of transactions between its member organizations through simultaneous electronic book-


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
entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 150,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 32 markets. Transactions may be settled in Euroclear in any of over 40 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this " -- Book-Entry Registration" section. Euroclear is operated by Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear Clearance System Public Limited Company. The Euroclear Operator is regulated, and examined, by the Belgian Banking and Finance Commission and the National Bank of Belgium. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not ECS. ECS establishes policy for the Euroclear system on behalf of the more than 120 member organizations of Euroclear. Those member organizations include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

      Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

      The information in this prospectus concerning DTC, Euroclear and Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

      Holding and Transferring Book-Entry Certificates. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

      Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

      Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other


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
things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

      Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

      Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

      Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be --

      - governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and

      - the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

      Under a book-entry system, beneficial owners may receive payments after the related payment date.

      The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as "certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a "certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

      Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.


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
      Issuance of Definitive Certificates. Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

      - we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

      - we elect, at our option, to terminate the book-entry system through DTC with respect to those offered certificates.

      Upon the occurrence of either of the two events described in the prior paragraph, the related trustee or another designated party will be required to notify all DTC participants, through DTC, of the availability through DTC of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

                     DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

      The Governing Document for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, a master servicer and a special servicer. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for a series of offered certificates.

      If we so specify in the related prospectus supplement, a party from whom we acquire mortgage assets or one of its affiliates may perform the functions of master servicer, special servicer or manager for the trust to which we transfer those assets. If we so specify in the related prospectus supplement, the same person or entity may act as both master servicer and special servicer for one of our trusts.

      Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

      A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your


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
offered certificates, without charge, upon written request addressed to our principal executive offices specified under "Salomon Brothers Mortgage Securities VII, Inc."

ASSIGNMENT OF MORTGAGE ASSETS

      At the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets and any other assets to be included in the related trust. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

      Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

     -      in the case of a mortgage loan --

            1.    the address of the related real property,

            2. the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,

            3.    the remaining term to maturity,

            4. in the case of a balloon loan, the remaining amortization term, and

            5.    the outstanding principal balance; and

     - in the case of a mortgage-backed security, the outstanding principal balance and the pass-through rate or coupon rate.

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

      Unless we state otherwise in the prospectus supplement for any series of offered certificates, we will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:

     - the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the Governing Document for that series;

     - the warranting party's title to each mortgage asset and the authority of the warranting party to sell that mortgage asset; and

     -      in the case of a mortgage loan --

            1.    the enforceability of the related mortgage note and mortgage,

            2. the existence of title insurance insuring the lien priority of the related mortgage, and


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
            3.    the payment status of the mortgage loan.

      We will identify the warranting party, and give a more complete sampling of the representations and warranties made thereby, in the related prospectus supplement. We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a breach of any of those representations and warranties. In most cases, the warranting party will be a prior holder of the particular mortgage assets.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

      The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

      In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificate holders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

      As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

      The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

      - maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

      -     ensuring that the related properties are properly insured;

      -     attempting to collect delinquent payments;

      -     supervising foreclosures;

      -     negotiating modifications;

      - responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

      - protecting the interests of certificateholders with respect to senior lienholders;

      - conducting inspections of the related real properties on a periodic or other basis;

      - collecting and evaluating financial statements for the related real properties;


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
      - managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

      - maintaining servicing records relating to mortgage loans in the trust.

      We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

      - mortgage loans that are delinquent with respect to a specified number of scheduled payments;

      -     mortgage loans as to which there is a material non-monetary default;

      -     mortgage loans as to which the related borrower has --

            1. entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

            2. become the subject of a decree or order for such a proceeding which has remained in force undischarged or unstayed for a specified number of days; and

      - real properties acquired as part of the trust with respect to defaulted mortgage loans.

      The related Governing Document may also provide that if a default on a mortgage loan in the related trust has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

      A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time period within which a special servicer can --

      -     make the initial determination of appropriate action,

      -     evaluate the success of corrective action,

      -     develop additional initiatives,

      -     institute foreclosure proceedings and actually foreclose, or


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
      - accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time. See "Legal Aspects of Mortgage Loans -- Bankruptcy Laws."

      A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as --

      -     performing property inspections and collecting, and

      -     evaluating financial statements.

      A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as --

      -     continuing to receive payments on the mortgage loan,

      -     making calculations with respect to the mortgage loan, and

      - making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

      The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

      Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SUB-SERVICERS

      A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers or sub-servicers. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

      Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related Governing Document.


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COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

      Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then --

      - that mortgage-backed security will be registered in the name of the related trustee or its designee;

      - the related trustee will receive payments on that mortgage-backed security; and

      - subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

      Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon --

      - the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

      - a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

      In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

      With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related Governing Document.

      In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other persons or entities will be protected, however, against any liability that would otherwise be imposed by reason of --

      - willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Governing Document for any series of offered certificates, or

      -     reckless disregard of those obligations and duties.

      Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any legal action or claim that relates to that Governing Document or series of

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offered certificates or to the related trust. The indemnification will not extend, however, to any loss, liability or expense:

      - specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

      - incurred in connection with any legal action against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

      - incurred in connection with any legal action against the relevant party resulting from any willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under that Governing Document.

      Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:

      - the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and - either --

            1. that party is specifically required to bear the expense of the action, or

            2. the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

However, we and each of those other parties may undertake any legal action that we or any of them may deem necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Government Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

      With limited exception, any person or entity --

      - into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

      - resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party, or

      - succeeding to all or substantially all of our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

      The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.


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EVENTS OF DEFAULT

      We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity.

AMENDMENT

      The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons:

      1.    to cure any ambiguity;

      2. to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document;

      3. to add any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the already existing provisions of that document;

      4. to comply with any requirements imposed by the Internal Revenue Code, or any final, temporary or, in some cases, proposed regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws, or to avoid a prohibited transaction or reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC, FASIT or grantor trust created under the Governing Document;

      5. to the extent applicable, to modify, add to or eliminate the transfer restrictions relating to the certificates which are residual interests in a REMIC; or

      6. to otherwise modify or delete existing provisions of the Governing Document.

However, no such amendment of the Governing Document for any series of offered certificates, except an amendment covered by clause 4. or 5. above, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series, and no such amendment of the Governing Document for any series of offered certificates may significantly change the activities of the related trust.

      In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 51%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are affected by the amendment. However, the Governing Document for a series of offered certificates may not be so amended to:

      - reduce in any manner the amount of, or delay the timing of, payments received or advanced on the related mortgage assets which are required to be distributed on any offered or non-offered certificate of that series, without the consent of the holder of that certificate; or

      - adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner, without the consent of the holders of all certificates of that class; or


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
      - significantly change the activities of the related trust without the consent of holders of offered and/or non-offered certificates of that series representing, in total, not less than 51% of all the voting rights for that series, without taking into account certificates of that series held by us or any of our affiliates and/or agents; or

      - modify the provisions of the Governing Document relating to amendments of that document, without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

LIST OF CERTIFICATEHOLDERS

      Upon written request of any certificateholder of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing Document, the related trustee or other certificate registrar of that series will afford the requesting certificateholder access during normal business hours to the most recent list of certificateholders of that series. However, the trustee or other certificate registrar may first require a copy of the communication that the requesting certificateholder proposes to send.

THE TRUSTEE

      The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with the us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.

DUTIES OF THE TRUSTEE

      The trustee for each series of offered certificates will not --

      - make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document, or

      - be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

      If no event of default has occurred and is continuing under the related Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

MATTERS REGARDING THE TRUSTEE

      As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid out of the related trust assets.

      The trustee for each series of offered certificates, and any of its directors, officers, employees and agents, will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee or any of those other persons in connection with that trustee's acceptance or administration of its trusts


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
under the related Governing Document. However, the indemnification of a trustee will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related Governing Document.

      No trustee for any series of offered certificates will be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or permitted under the related Governing Document.

      No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

      The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

      The trustee for any series of offered certificates may resign at any time. We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if that trustee ceases to be eligible to continue as such under the related Governing Document or if that trustee becomes insolvent. Unless we indicate otherwise in the related prospectus supplement, the trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or any other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

      Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following:

      - the subordination of one or more other classes of certificates of the same series;

      - the use of a letter of credit, a surety bond, an insurance policy, a guarantee or a credit derivative;

      -     the establishment of one or more reserve funds; or

      -     any combination of the foregoing.

      If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.


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
      If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

      If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

-       the nature and amount of coverage under that credit support;

-       any conditions to payment not otherwise described in this prospectus;

- any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

-       the material provisions relating to that credit support.

      Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

      If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates. If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

      If the mortgage assets in any trust established us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

      The mortgage loans included in any trust established by us may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.

LETTERS OF CREDIT

      If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more


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letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

CERTIFICATE INSURANCE AND SURETY BONDS

      If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

CREDIT DERIVATIVES

      If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by credit derivatives, such as credit default swaps and total return swaps. A credit derivative is a financial instrument designed to offset losses and shortfalls derived from the credit risk of an underlying or reference asset or the credit risk of an underlying or reference credit. We will describe in the related prospectus supplement when and how payments are made under the particular instrument and the specific credit risk that is being covered.

RESERVE FUNDS

      If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

      Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

      If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of


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
the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

                         LEGAL ASPECTS OF MORTGAGE LOANS

      Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

      The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Assets -- Mortgage Loans."

      If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

      Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on --

      -     the terms of the mortgage,

      - the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

      -     the knowledge of the parties to the mortgage, and

      - in general, the order of recordation of the mortgage in the appropriate public recording office.

      However, the lien of a recorded mortgage will generally be subordinate to later arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.


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TYPES OF MORTGAGE INSTRUMENTS

      There are two parties to a mortgage --

      - a mortgagor, who is the owner of the encumbered interest in the real property, and

      -     a mortgagee, who is the lender.

In general, the mortgagor is also the borrower.

      In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are --

      -     the trustor, who is the equivalent of a mortgagor,

      -     the trustee to whom the real property is conveyed, and

      - the beneficiary for whose benefit the conveyance is made, who is the lender.

      Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

      A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

      Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

      The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by:

      -     the express provisions of the related instrument,

      -     the law of the state in which the real property is located,

      -     various federal laws, and

      - in some deed of trust transactions, the directions of the beneficiary.

LEASES AND RENTS

      A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.


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      In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

      In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower --

      -     without a hearing or the lender's consent, or

      - unless the lender's interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See " -- Bankruptcy Laws" below.

PERSONALTY

      Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

      General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

      Foreclosure Procedures Vary From State to State. The two primary methods of foreclosing a mortgage are --

      -     judicial foreclosure, involving court proceedings, and

      - nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

      Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.


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      A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

      Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon --

      - all parties having a subordinate interest of record in the real property, and

      - all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

      Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

      Equitable and Other Limitations on Enforceability of Particular Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

      - alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

      - require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

      - require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

      - limit the right of the lender to foreclose in the case of a nonmonetary default, such as --

            1.    a failure to adequately maintain the mortgaged property, or

            2. an impermissible further encumbrance of the mortgaged property.

      Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have --

-       upheld the reasonableness of the notice provisions, or

- found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

      In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

      Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale


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typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following --

      - a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

      - notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

      In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must --

      -     record a notice of default and notice of sale, and

      - send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

      In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

      Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of --

      - the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and

      - the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

      As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

      The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers


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the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

      Rights of Redemption.  The purposes of a foreclosure action are --

      -     to enable the lender to realize upon its security, and

      - to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

      The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

      The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

      Anti-Deficiency Legislation. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Finally, other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale.

      Leasehold Considerations. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:


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      -     requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them;

      - permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale; and

      - contains other protective provisions typically required by prudent lenders to be included in a ground lease.

      Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

      Cooperative Shares. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

      Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

      Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

      Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things --

      - reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;


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      -     reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

      -     extend or shorten the term to maturity of the loan;

      - permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

      - permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

      Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

      A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for --

      -     past due rent,

      -     accelerated rent,

      -     damages, or

      - a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

      In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court --

      - assume the lease and either retain it or assign it to a third party, or

      -     reject the lease.

      If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor's damages for lease rejection to --


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      -     the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus

      - unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

      General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

      Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

      CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

      The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if --

      - it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices, or

      - assumes day-to-day management of operational functions of a mortgaged property.

      The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.


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      Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

      Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may --

      - impose liability for releases of or exposure to asbestos-containing materials, and

      - provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

      Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

      In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

      Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

      Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

      Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

      If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

      In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.


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DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

         Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

         Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

         In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

         - first, to the payment of court costs and fees in connection with the foreclosure;

         -        second, to real estate taxes;

         - third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

         - last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

SUBORDINATE FINANCING

         Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

         - the borrower may have difficulty servicing and repaying multiple loans;

         - if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

         - acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

         - if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

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         -        the bankruptcy of a junior lender may operate to stay
                  foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

         Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

         Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

         Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no

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information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

         Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

         Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

         A lender may avoid forfeiture of its interest in the property if it establishes that --

         - its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or

         - the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                         FEDERAL INCOME TAX CONSEQUENCES


GENERAL

         This is a general discussion of the material federal income tax consequences of owning the offered certificates. This discussion is directed to certificateholders that hold the offered certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code. It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Internal Revenue Code, including --

         -        banks,

         -        insurance companies, and

         -        foreign investors.

         Further, this discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

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
         Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is --

         - given with respect to events that have occurred at the time the advice is rendered, and

         - is directly relevant to the determination of an entry on a tax return.

         Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also state and local taxes. See "State and Other Tax Consequences."

         The following discussion addresses securities of three general types:

         - REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under Sections 860A through 860G of the Internal Revenue Code;

         - FASIT certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a financial asset securitization investment trust, or FASIT, election within the meaning of
                  Section 860L(a) of the Internal Revenue Code; and

         - grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC or FASIT election will be made.

         We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party will act as tax administrator for the related trust. If the related tax administrator is required to make a REMIC or FASIT election, we also will identify in the related prospectus supplement all regular interests, residual interests and/or ownership interests, as applicable, in the resulting REMIC or FASIT.

         The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust or a potion thereof holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "Description of the Trust Assets -- Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection."

         The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Internal Revenue Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Internal Revenue Code and in the Treasury regulations issued under those sections. The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

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REMICS

         General. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to any other assumptions set forth in the opinion:

         - the related trust, or the relevant designated portion of the trust, will qualify as a REMIC; and

         -        those offered certificates will represent --

                  1.       regular interests in the REMIC, or

                  2.       residual interests in the REMIC.

         Any and all offered certificates representing interests in a REMIC will be either --

         - REMIC regular certificates, representing regular interests in the REMIC, or

         - REMIC residual certificates, representing residual interests in the REMIC.

         If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Internal Revenue Code.

         Characterization of Investments in REMIC Certificates. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as --

         - "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code in the hands of a real estate investment trust, and

         - "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

         However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under Section 7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

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
         In addition, unless we state otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be:

         - "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code in the hands of another REMIC; and

         -        "permitted assets" under Section 860L(c)(1)(G) for a FASIT.

         Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

         The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

         The assets of the REMIC will include, in addition to mortgage loans --

         - collections on mortgage loans held pending payment on the related offered certificates, and

         - any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

         It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Internal Revenue Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Internal Revenue Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts.

         To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Accordingly:

         - a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code;

         - a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue Code; and

         - the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

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
         Tiered REMIC Structures. For some series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as one REMIC solely for purposes of determining:

         - whether the related REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code;

         - whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Internal Revenue Code; and

         - whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue Code.

         Taxation of Owners of REMIC Regular Certificates.

         General. Except as otherwise stated in this discussion, the Internal Revenue Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

         Original Issue Discount. Some REMIC regular certificates may be issued with original issue discount within the meaning of Section 1273(a) of the Internal Revenue Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with the constant yield method described below, prior to the receipt of the cash attributable to that income. The IRS has issued regulations under Section 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of the offered certificates.

         The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Conference Committee Report indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

         The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

         The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

         Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at --

         -        a single fixed rate,

         -        a "qualified floating rate,"

         -        an "objective rate,"

         - a combination of a single fixed rate and one or more "qualified floating rates,"

         - a combination of a single fixed rate and one "qualified inverse floating rate," or

         - a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

         In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

         Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

         In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

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
         Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

         - the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

         -        a fraction --

                  1. the numerator of which is the amount of the payment, and

                  2. the denominator of which is the stated redemption price at maturity of the certificate.

         Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

         - the total amount of the de minimis original issue discount, and

         -        a fraction --

                  1. the numerator of which is the amount of the principal payment, and

                  2. the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

         The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See " -- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Market Discount" below for a description of that election under the applicable Treasury regulations.

         If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this " -- Original Issue Discount" subsection.

         As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the immediately following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

         -        the sum of --

                  1. the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

                  2. the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over

         - the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

         The adjusted issue price of a REMIC regular certificate is:

         -        the issue price of the certificate, increased by

         - the aggregate amount of original issue discount previously accrued on the certificate, reduced by

         - the amount of all prior payments of amounts included in its stated redemption price.

         The present value of the remaining payments referred to in item 1. of the second preceding sentence will be calculated:

         - assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

         - using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

         - taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

         The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

         A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the aggregate original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

         - the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

         - the daily portions of original issue discount for all days during the accrual period prior to that date of determination.

         If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset the negative amount against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, any such loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "Risk Factors -- The Investment Performance of Your Offered Certificate Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans."

         The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

         Market Discount. You will be considered to have purchased a REMIC regular certificate at a market discount if --

         - in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

         - in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

         If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Internal Revenue Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

         The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire. See " -- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Premium" below.

         Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

         However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Internal Revenue Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See " -- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

         Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option:

         -        on the basis of a constant yield method;

         - in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period; or

         - in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

         The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

         To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

         Further, Section 1277 of the Internal Revenue Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

         Premium. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Internal Revenue Code to amortize the premium under the constant yield method over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

         The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See " -- Taxation of Owners of REMIC Regular Certificates -- Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code.

         Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on --

         -        the purchase price paid for your offered certificate, and

         - the payments remaining to be made on your offered certificate at the time of its acquisition by you.

         If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

         Realized Losses. Under Section 166 of the Internal Revenue Code, if you are either a corporate holder of a REMIC regular certificate and or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that --

         - you will not be entitled to deduct a loss under Section 166 of the Internal Revenue Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

         -        the loss will be characterized as a short-term capital loss.

         You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

         Taxation of Owners of REMIC Residual Certificates.

         General. Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under " -- REMICs -- Prohibited Transactions Tax and Other Taxes" below. Rather, a holder of REMIC residual certificates must generally take in income the taxable income or net loss of the related REMIC. Accordingly, the Internal Revenue Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

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         Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in " -- REMICs -- Taxation of Owners of REMIC Residual Certificates -- Taxable Income of the REMIC." Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC's termination. Income derived from the REMIC residual certificates will be "portfolio income" for the purposes of the limitations under Section 469 of the Internal Revenue Code on the deductibility of "passive losses."

         A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

         Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you. Although it is possible that these payments would be includible in income immediately upon receipt, the IRS might assert that you should include these payments in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, we recommend that you consult your tax advisor concerning the treatment of these payments for income tax purposes.

         Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have --

         - other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

         -        unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

         -        excess inclusions,

         -        residual interests without significant value, and

         -        noneconomic residual interests.

         The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return.

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This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "Risk Factors -- `Residual Interests' in a `Real Estate Mortgage Investment Conduit' Have Adverse Tax Consequences."

         Taxable Income of the REMIC. The taxable income of a REMIC will equal:

         - the income from the mortgage loans and other assets of the REMIC; plus

         - any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items --

                  1. the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting regular interests in the REMIC, whether offered or not,

                  2. amortization of any premium on the mortgage loans held by the REMIC,

                  3. bad debt losses with respect to the mortgage loans held by the REMIC, and

                  4. except as described below in this " -- Taxable Income of the REMIC" subsection, servicing, administrative and other expenses.

         For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under " -- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount." The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

         Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See " -- REMICs -- Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

         A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Internal Revenue Code to amortize

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
any premium on the mortgage loans that it holds. Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

         A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under " -- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount." However, the de minimis rule described in that section will not apply in determining deductions.

         If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under " -- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount."

         As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See " -- REMICs -- Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of Section 67 of the Internal Revenue Code. See " -- REMICs -- Taxation of Owners of REMIC Residual Certificates -- Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

         Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to:

         -        the amount paid for that REMIC residual certificate;

         - increased by, amounts included in the income of the holder of that REMIC residual certificate; and

         - decreased, but not below zero, by distributions made, and by net losses allocated, to the holder of that REMIC residual certificate.

         A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

         Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

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
         A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the payments to that holder, and increases in the initial basis either occur after these payments or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these payments. This gain will be treated as gain from the sale of its REMIC residual certificate.

         The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis --

         -        through distributions,

         -        through the deduction of any net losses of the REMIC, or

         -        upon the sale of its REMIC residual certificate.

See " -- REMICs -- Sales of REMIC Certificates" below.

         For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see " -- REMICs -- Taxation of Owners of REMIC Residual Certificates -- General" above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

         Excess Inclusions. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of --

         - the daily portions of REMIC taxable income allocable to that certificate, over

         - the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

         The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to --

         -        the issue price of the certificate, increased by

         - the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

         - any payments made with respect to the certificate before the beginning of that quarter.

         The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term Federal rate is an average of

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
current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

         Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

         For holders of REMIC residual certificates, excess inclusions --

         - will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

         - will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

         - will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors.

See, however, " -- REMICs -- Foreign Investors in REMIC Certificates" below.

         Furthermore, for purposes of the alternative minimum tax --

         - excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

         - alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

         This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

         In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the aggregate excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The aggregate excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2) of the Internal Revenue Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to --

         -        regulated investment companies,

         -        common trusts, and

         -        certain cooperatives.

The Treasury regulations, however, currently do not address this subject.

         Noneconomic REMIC Residual Certificates. Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is

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
noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document:

         - the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions; and

         - the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

         The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

         Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to certain restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit:

         - from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

         - from the prospective transferee, providing representations as to its financial condition, and

         - from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

         On July 18, 2002, the Treasury issued final regulations providing a safe harbor for transfers of REMIC residual certificates. In order to qualify for the safe harbor, two additional requirements must be satisfied: (i) the transferee must represent that it will not cause income from the noneconomic REMIC residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a "foreign branch") of the transferee or another U.S. taxpayer and (ii) the transfer must satisfy either the "asset test" or the "formula test" provided under the REMIC regulations.

         In order for a transfer to qualify for the "asset test":

         - the transferee must be a domestic "C" corporation (generally, a corporation other than a corporation exempt from taxation or a regulated investment company, real estate investment trust or REMIC) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years, exclusive, in each case of any obligations of certain related persons);

         - the transferee must agree in writing that any subsequent transfer of the residual interest would meet the requirements for the asset test under the REMIC Regulations and the transferor does not know or have reason to know that the transferee will not honor these restrictions on subsequent transfers; and

         - a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with ownership of the residual interest will not be paid by the transferee.

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In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test.

         Under the "formula test," a transfer qualifies for the safe harbor if the present value of the anticipated tax liabilities associated with holding the residual interest were less than or equal to the sum of --

         - the present value of any consideration given to the transferee to acquire the interest,

         - the present value of the expected future distributions on the interest, and

         - the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

         Present values would be computed using a discount rate equal to an applicable Federal short-term rate prescribed under Section 1274(d) of the Internal Revenue Code. If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

         The safe harbor provisions generally apply to transfers of noneconomic residual interests occurring on or after February 4, 2000. The requirement of a representation that a transfer of a noneconomic residual interest is not made to a foreign branch of a domestic corporation and the requirement of using the short-term applicable federal rate for purposes of the formula test, apply to transfers occurring on or after August 19, 2002.

         The Governing Document requires that all transferees of residual certificates furnish an affidavit as to the applicability of one of the safe harbors under the REMIC Regulations, unless the transferor waives the requirement that the transferee do so.

         Prospective investors should consult their own tax advisors as to the applicability and effect of these alternative safe harbor tests.

         Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor with respect to that purported transfer.

         We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered noneconomic upon various assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

         See " -- REMICs -- Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons and to United States partnerships, the beneficial owners of which are foreign persons.

         Mark-to-Market Rules. Regulations under Section 475 of the Internal Revenue Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC

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residual certificate is not treated as a security for purposes of Section 475 of the Internal Revenue Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules. We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

         Transfers of REMIC Residual Certificates to Investors That Are Foreign Persons. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons, to United States partnerships, the beneficial owners of which are foreign persons under the Internal Revenue Code, or to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a U.S. Person, will be prohibited under the related Governing Documents.

         Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

         If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is --

         -        an individual,

         -        an estate or trust, or

         - a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

then --

         - an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder, and

         - the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Internal Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in aggregate, 2% of a taxpayer's adjusted gross income.

         In addition, Section 68 of the Internal Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of --

         - 3% of the excess of the individual's adjusted gross income over the specified amount, or

         - 80% of the amount of itemized deductions otherwise allowable for the taxable year.

         Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is --

         -        an individual,

         -        an estate or trust, or

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
         - a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

         The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or Section 68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

         Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for --

         -        an individual,

         -        an estate or trust, or

         - a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts.

         We recommend that prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

         Sales of REMIC Certificates. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal --

         - the cost of the certificate to that certificateholder, increased by

         - income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

         - payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificates and previously deducted by the certificateholder.

         The adjusted basis of a REMIC residual certificate will be determined as described above under " -- REMICs -- Taxation of Owners of REMIC Residual Certificates -- Basis Rules, Net Losses and Distributions." Except as described below in this " -- Sales of REMIC Certificates" subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the Internal Revenue Code, which is generally property held for investment.

         In addition to the recognition of gain or loss on actual sales, the Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that --

         -        entitle the holder to a specified principal amount,

         -        pay interest at a fixed or variable rate, and

         - are not convertible into the stock of the issuer or a related party,

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cannot be the subject of a constructive sale for this purpose. Because most
REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

         Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of --

         - the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

         - the amount of ordinary income actually includible in the seller's income prior to that sale.

         In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under " -- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Market Discount" and " -- Premium."

         REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

         A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

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         Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the "wash sale" rules of Section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate --

         -        reacquires that same REMIC residual certificate,

         -        acquires any other residual interest in a REMIC, or

         - acquires any similar interest in a taxable mortgage pool, as defined in Section 7701(i) of the Internal Revenue Code.

         In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

         Prohibited Transactions Tax and Other Taxes. The Internal Revenue Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction includes:

         -        the disposition of a non-defaulted mortgage loan;

         - the receipt of income from a source other than a mortgage loan or other permitted investments;

         -        the receipt of compensation for services; or

         - the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

         It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

         In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

         REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs. The related Governing Documents may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance will the special servicer allow the acquired mortgaged property to cease to be a "permitted investment" under Section 860G(a)(5) of the Internal Revenue Code.

         Unless we otherwise disclose in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

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         Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, certain contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that --

         -        the person has sufficient assets to do so, and

         - the tax arises out of bad faith, willful misfeasance or gross negligence on the part of that person in performing its obligations under the related Governing Document.

         Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

         Tax and Restrictions on Transfers of REMIC Residual Certificates to Particular Organizations. If a REMIC residual certificate is transferred to a Disqualified Organization, a tax will be imposed in an amount equal to the product of --

         - the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

         - the highest marginal federal income tax rate applicable to corporations.

         The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

         The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

         -        events that have occurred up to the time of the transfer;

         -        the prepayment assumption; and

         - any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

         The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

         - the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization; and

         - as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

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         In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

         - the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization, and

         - the highest marginal federal income tax rate imposed on corporations.

         A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

         - the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder; or

         - a statement under penalties of perjury that the record holder is not a Disqualified Organization.

         For taxable years beginning on or after January 1, 1998, if an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified Organizations for purposes of the tax imposed on Pass-Through Entities described in the second preceding paragraph. This tax on electing large partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

         In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a Pass-Through Entity.

         Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

         - the residual interests in the entity are not held by Disqualified Organizations; and

         - the information necessary for the application of the tax described in this prospectus will be made available.

         We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and certain other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

         Termination. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

         Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related

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tax administrator will file REMIC federal income tax returns on behalf of the
REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

         As, or as agent for, the tax matters person, the related tax administrator, subject to certain notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's --

         -        income,

         -        deductions,

         -        gains,

         -        losses, and

         -        classification as a REMIC.

         Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

         No REMIC will be registered as a tax shelter under Section 6111 of the Internal Revenue Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

         Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are --

         -        corporations,

         -        trusts,

         -        securities dealers, and

         -        various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of --

         - 30 days after the end of the quarter for which the information was requested, or

         -        two weeks after the receipt of the request.

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         Reporting with respect to REMIC residual certificates, including --

         -        income,

         -        excess inclusions,

         -        investment expenses, and

         - relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

         As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See " -- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Market Discount."

         Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

         Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to a backup withholding tax under Section 3406 of the Internal Revenue Code if recipients of these payments --

         - fail to furnish to the payor certain information, including their taxpayer identification numbers, or

         -        otherwise fail to establish an exemption from this tax.

         Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

         Foreign Investors in REMIC Certificates. Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is --

         -        a foreign person, and

         - not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate. To avoid withholding or tax, that holder must comply with certain identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by the Treasury regulations.

         For these purposes, a foreign person is anyone other than a U.S. Person as defined in Section 7701(a)(30) of the Internal Revenue Code.

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
         It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

         It is possible, under regulations promulgated under Section 881 of the Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either --

         -        owns 10% or more of one or more underlying mortgagors, or

         - if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

         Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

         Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are --

         -        foreign persons, or

         - U.S. Persons, if classified as a partnership under the Internal Revenue Code, unless all of their beneficial owners are U.S. Persons.

FASITS

         General. An election may be made to treat the trust for a series of offered certificates or specified assets of that trust, as a financial asset securitization investment trust, or FASIT, within the meaning of Section 860L(a) of the Internal Revenue Code. The election would be noted in the applicable prospectus supplement. If a FASIT election is made, the offered certificates will be designated as classes of regular interests in that FASIT, and there will be one class of ownership interest in the FASIT. With respect to each series of offered certificates as to which the related tax administrator makes a FASIT election, and assuming, among other things --

         -        the making of an appropriate election, and

         -        compliance with the related Governing Document,

our counsel will deliver its opinion generally to the effect that --

         -        the relevant assets will qualify as a FASIT,

         - those offered certificates will be FASIT regular certificates, representing FASIT regular interests in the FASIT, and

         - one class of certificates of the same series will be the FASIT ownership certificates, representing the sole class of ownership interest in the FASIT.

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
         Only FASIT regular certificates are offered by this prospectus. If so specified in the applicable prospectus supplement, a portion of the trust for a series of certificates as to no FASIT election is made may be treated as a grantor trust for federal income tax purposes. See " -- Grantor Trusts."

         On February 4, 2000, the Treasury Department issued proposed regulations relating to FASITs. References to the "FASIT proposed regulations" in this discussion refer to those proposed regulations. The proposed regulations have not been adopted as final and, in general, are not proposed to be effective as of the date of this prospectus. They nevertheless are indicative of the rules the Treasury Department currently views as appropriate with regard to the FASIT provisions.

         Characterization of Investments in FASIT Regular Certificates. FASIT regular certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code and interest on the FASIT regular certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code in the same proportion, for both purposes, that the assets and income of the FASIT would be so treated. FASIT regular certificates held by a domestic building and loan association will be treated as "regular interest[s] in a FASIT" under Section 7701(a)(19)(C)(xi) of the Internal Revenue Code, but only in the proportion that the FASIT holds "loans secured by an interest in real property which is . . . residential real property" within the meaning of
Section 7701(a)(19)(C)(v) of the Internal Revenue Code. For this purpose, mortgage loans secured by multifamily residential housing should qualify. It is also likely that mortgage loans secured by health care related facilities would qualify as "loans secured by an interest in . . . health institutions or facilities, including structures designed or used primarily for residential purposes for . . . persons under care" within the meaning of Section 7701(a)(19)(C)(vii) of the Internal Revenue Code. If at all times 95% or more of the assets of the FASIT or the income on those assets qualify for the foregoing treatments, the FASIT regular certificates will qualify for the corresponding status in their entirety. Mortgage loans which have been defeased with Treasury obligations and the income from those loans will not qualify for the foregoing treatments. Accordingly, the FASIT regular certificates may not be a suitable investment for you if you require a specific amount or percentage of assets or income meeting the foregoing treatments. For purposes of Section 856(c)(4)(A) of the Internal Revenue Code, payments of principal and interest on a mortgage loan that are reinvested pending distribution to holders of FASIT regular certificates should qualify for that treatment. FASIT regular certificates held by a regulated investment company will not constitute "government securities" within the meaning of Section 851(b)(4)(A)(i) of the Internal Revenue Code. FASIT regular certificates held by various financial institutions will constitute an "evidence of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code.

         Qualification as a FASIT.

         General. In order to qualify as a FASIT, the trust for a series of offered certificates or specified assets of that trust must comply with the requirements set forth in the Internal Revenue Code on an ongoing basis. The FASIT must fulfill an asset test, which requires that substantially all of the assets of the FASIT, as of, and at all times following, the close of the third calendar month beginning after the FASIT's startup day, which for purposes of this discussion is the date of the initial issuance of the FASIT regular certificates, be permitted assets for a FASIT.

         Permitted assets for a FASIT include --

         -        cash or cash equivalents,

         - specified types of debt instruments, other than debt instruments issued by the owner of the FASIT or a related party, and contracts to acquire those debt instruments,

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
         -        hedges and contracts to acquire hedges,

         -        foreclosure property, and

         -        regular interests in another FASIT or in a REMIC.

         As discussed below in this " -- Qualification as a FASIT" subsection, specified restrictions apply to each type of permitted asset.

         Under the FASIT proposed regulations, the "substantially all" requirement would be met if at all times the aggregate adjusted basis of the permitted assets is more than 99 percent of the aggregate adjusted basis of all the assets held by the FASIT, including assets deemed to be held by the FASIT under Section 860I(b)(2) of the Internal Revenue Code because they support a regular interest in the FASIT.

         The FASIT provisions also require the FASIT ownership interest to be held only by some fully taxable domestic corporations and do not recognize transfers of "high-yield regular interests," as described in "Permitted Interests" below, to taxpayers other than fully taxable domestic corporations or other FASITs. The related Governing Document will provide that no legal or beneficial interest in the ownership interest or in any class or classes of certificates that we determine to be high-yield regular interests may be transferred or registered unless all applicable conditions designed to prevent violation of this requirement, are met.

         Permitted Assets. The proposed regulations enumerate the types of debt that qualify as permitted assets for a FASIT. The FASIT provisions provide that permitted debt instruments must bear interest, if any, at a fixed or qualified variable rate. Under the FASIT proposed regulations, the definition of debt permitted to be held by a FASIT, would include --

         -        REMIC regular interests,

         -        regular interests of other FASITs,

         -        inflation indexed debt instruments,

         -        credit card receivables, and

         -        some stripped bonds and coupons.

         However, under the FASIT proposed regulations, equity linked debt instruments and defaulted debt instruments would not be permitted assets for a FASIT. In addition, a FASIT may not hold --

         -        debt of the owner of the FASIT ownership interest,

         - debt guaranteed by the owner of the FASIT ownership interest in circumstances such that the owner is in substance the primary obligor on the debt instrument, or

         - debt issued by third parties that is linked to the performance or payments of debt instruments issued by the owner or a related person, are not permitted assets.

         Finally, debt that is traded on an established securities market and subject to a foreign withholding tax is not a permitted asset for a FASIT.

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
         Permitted hedges include interest rate or foreign currency notional principal contracts, letters of credit, insurance, guarantees of payment default and similar instruments. These hedges must be reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on interests issued by the FASIT. The FASIT proposed regulations do not include a list of specified permitted hedges or guarantees, but rather focus on the intended function of a hedge and permit the contract to offset the following risk factors:

         -        fluctuations in market interest rates;

         -        fluctuations in currency exchange rates;

         - the credit quality of, or default on, the FASIT's assets or debt instruments underlying the FASIT's assets; and

         - the receipt of payments on the FASIT's assets earlier or later than originally anticipated.

         The FASIT proposed regulations prohibit a hedge or guarantee from referencing assets other than permitted assets, indices, economic indicators or financial averages that are not both widely disseminated and designed to correlate closely with the changes in one or more of the risk factors described above. However, under the FASIT proposed regulations, FASIT owners will be able to hold hedges or guarantees inside a FASIT that do not relate to the already issued regular interests, or to assets the FASIT already holds, if the FASIT expects to issue regular interests, or expects to hold assets, that are related to the hedge or guarantee in question. The proposed regulations also place restrictions on hedges and guarantees entered into with the holder of the FASIT ownership interest or a related party.

         Property acquired in connection with the default or imminent default of a debt instrument held by a FASIT may qualify both as foreclosure property and as a type of permitted asset under the FASIT provisions. It will in general continue to qualify as foreclosure property during a grace period that runs until the end of the third taxable year beginning after the taxable year in which the FASIT acquires the foreclosure property. Under the FASIT proposed regulations, if the foreclosure property also would qualify as another type of permitted asset, it may be held beyond the close of that grace period. However, at the close of the grace period, gain, if any, on the property must be recognized as if the property had been contributed by the owner of the FASIT on that date. In addition, the FASIT proposed regulations provide that, after the close of the grace period, disposition of the foreclosure property is potentially subject to a 100% prohibited transactions tax, without the benefit of an exception to this tax applicable to sales of foreclosure property.

         Permitted Interests. In addition to the foregoing, interests in a FASIT also must meet specified requirements. All of the interests in a FASIT must be either of the following:

         -        a single class of ownership interest, or

         -        one or more classes of regular interests.

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
         An ownership interest is an interest in a FASIT other than a regular interest that is issued on the startup day, is designated an ownership interest and is held by a single, fully-taxable, domestic corporation. A regular interest is an interest in a FASIT that is issued on or after the startup day with fixed terms, is designated as a regular interest, and --

         1. unconditionally entitles the holder to receive a specified principal amount or other similar amount,

         2. provides that interest payments or other similar amounts, if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate,

         3.       has a stated maturity of not longer than 30 years,

         4. has an issue price not greater than 125% of its stated principal amount, and

         5. has a yield to maturity not greater than 5 percentage points higher than the applicable Federal rate, as defined in Section 1274(d) of the Internal Revenue Code, for Treasury obligations of a similar maturity.

         A regular interest that is described in the preceding sentence except that it fails to meet one or more of requirements 1, 4 or 5, is a "high-yield regular interest." Further, to be a high-yield regular interest, an interest that fails requirement 2 must consist of a specified portion of the interest payments on the permitted assets, determined by reference to the rules related to permitted rates for REMIC regular interests that have no, or a disproportionately small, amount of principal. An interest in a FASIT may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the ownership interest in the FASIT, and are contingent on --

         -        the absence of defaults or delinquencies on permitted assets,

         -        lower than reasonably expected returns on permitted assets,

         -        unanticipated expenses incurred by the FASIT, or

         -        prepayment interest shortfalls.

         Cessation of FASIT. If an entity fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for status as a FASIT during any taxable year, the Internal Revenue Code provides that the entity or applicable portion of that entity, will not be treated as a FASIT thereafter. In this event, any entity that holds mortgage loans and is the obligor with respect to debt obligations with two or more maturities will be classified, presumably, as a taxable mortgage pool under general federal income tax principles, and the FASIT regular certificates may be treated as equity interests in the entity. Under the FASIT proposed regulations, the underlying arrangement generally cannot reelect FASIT status and any election a FASIT owner made, other than the FASIT election, and any method of accounting adopted with respect to the FASIT assets, binds the underlying arrangement as if the underlying arrangement itself had made those elections or adopted that method. In the case of an inadvertent cessation of a FASIT, under the FASIT proposed regulations, the Commissioner of the IRS may grant relief from the adverse consequences of that cessation, subject to those adjustments as the Commissioner may require the FASIT and all holders of interests in the FASIT to accept with respect to the period in which the FASIT failed to qualify as such.

         Under the proposed FASIT regulation, apart from failure to qualify as a FASIT, a FASIT may not revoke its election or cease to be a FASIT without the consent of the Commissioner of the IRS.


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         Regular interest holders, in the case of cessation of a FASIT, are treated as exchanging their FASIT regular interests for new interests in the underlying arrangement. The FASIT proposed regulations would classify the new interests under general principles of Federal income tax law, for example, as interests in debt instruments, as interest in a partnership or interests in an entity subject to corporate taxation, depending on what the classification of those interests would have been in the absence of a FASIT election. On the deemed receipt of that new interest, under the FASIT proposed regulations, you would be required to mark the new interests to market and to recognize gain, but would not be permitted to recognize loss, as though the old interest had been sold for an amount equal to the fair market value of the new interest. Your basis in the new interest deemed received in the underlying arrangement would equal your basis in the FASIT regular interest exchanged for it, increased by any gain you recognized on the deemed exchange.

         Taxation of FASIT Regular Certificates. The FASIT regular certificates generally will be treated for federal income tax purposes as newly-originated debt instruments. In general, subject to the discussion below concerning high-yield regular interests --

         - interest, original issue discount and market discount on a FASIT regular certificate will be treated as ordinary income to the holder of that certificate, and

         - principal payments, other than principal payments that do not exceed accrued market discount, on a FASIT regular certificate will be treated as a return of capital to the extent of the holder's basis allocable thereto.

         You must use the accrual method of accounting with respect to FASIT regular certificate, regardless of the method of accounting you otherwise use.

         Except as set forth in the applicable prospectus supplement and in the immediately following discussion concerning high-yield regular interests, the discussions above under the headings " -- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount," " -- Market Discount," " -- Premium," and " -- Realized Losses" will apply to the FASIT regular certificates. The discussion under the headings " -- REMICs -- Sale of REMIC Regular Certificates" will also apply to the FASIT regular certificates, except that the treatment of a portion of the gain on a REMIC regular interest as ordinary income to the extent the yield on those certificates did not exceed 110% of the applicable Federal rate will not apply.

         High Yield Regular Interests; Anti-Avoidance Excise Taxes on Tiered Arrangements. The taxable income, and the alternative minimum taxable income, of any holder of a high-yield regular interest may not be less than the taxable income from all high-yield regular interests and FASIT ownership interests that it holds, together with any excess inclusions with respect to REMIC residual interests that it owns.

         High yield regular interests may only be held by fully taxable, domestic C corporations or another FASIT. Any attempted transfer of a high-yield regular interest to any other type of taxpayer will be disregarded, and the transferor will be required to include in its gross income the amount of income attributable to the high-yield interest notwithstanding its attempted transfer. The related Governing Document will contain provisions and procedures designed to assure that, in general, only domestic C corporations or other FASITs may acquire high-yield regular interests. There is an exception allowing non-corporate taxpayers that hold high-yield regular interest exclusively for sale to customers in the ordinary course of business to do so, subject to an excise tax imposed at the corporate income tax rate if the holder ceases to be a dealer or begins to hold the high-yield regular interest for investment. Unless otherwise specified in the prospectus supplement, the related Governing Document will also allow those holders to hold high-yield regular interests.


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         To prevent the avoidance of these rules through tiered arrangements, an excise tax is imposed on any Pass-Through Entity, which, under the FASIT proposed regulations, includes a REMIC, that:

         - holds any FASIT regular interest, whether or not that FASIT regular interest is a high-yield regular interest; and

         -        issues a debt or equity interest that is --

                  1.       supported by that FASIT regular interest, and

                  2. has a yield, higher than the yield on that FASIT regular interest, that would cause that debt or equity interest to be a high yield regular interest if it had been issued by a FASIT.

         Under the statute, the amount of that tax, which is imposed on the Pass-Through Entity, is the highest corporate income tax rate applied to the income of the holder of the debt or equity interest properly attributable to the FASIT regular interest that supports it. The proposed FASIT regulations provide that the tax is an excise tax that must be paid on or before the due date of the Pass-Through Entity's tax return for the taxable year in which it issues that debt or equity interest. This appears to contemplate a one-time payment on all future income from the FASIT regular interest that is projected to be properly attributable to the debt or equity interest it supports. It is not clear how this amount is to be determined.

         Prohibited Transactions and Other Taxes. Income or gain from prohibited transactions by a FASIT are taxable to the holder of the ownership interest in that FASIT at a 100% rate. Prohibited transactions generally include, under the FASIT statutory provisions and proposed FASIT regulations:

         -        the receipt of income from other than permitted assets;

         -        the receipt of compensation for services;

         - the receipt of any income derived from a loan originated by the FASIT; or

         - the disposition of a permitted asset, including disposition in connection with a cessation of FASIT status, other than for --

                  1. foreclosure, default, or imminent default of a qualified mortgage,

                  2.       bankruptcy or insolvency of the FASIT,

                  3. substitution for another permitted debt instrument or distribution of the debt instrument to the holder of the ownership interest to reduce overcollateralization, but only if a principal purpose of acquiring the debt instrument which is disposed of was not the recognition of gain, or the reduction of a loss, on the withdrawn asset as a result of an increase in the market value of the asset after its acquisition by the FASIT, or

                  4.       the retirement of a class of FASIT regular interests.


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
         The proposed regulations presume that some transactions will be loan originations, but also provide safe harbors for loans originated by the FASIT. The proposed safe harbors apply in the following circumstances:

         - if the FASIT acquires the loan from an established securities market as described in Treasury regulation Sections 1.1273-2(f)(2) through (4);

         - if the FASIT acquires the loan more than one year after the loan was issued;

         - if the FASIT acquires the loan from a person that regularly originates similar loans in the ordinary course of business;

         - if the FASIT receives any new loan from the same obligor in exchange for the obligor's original loan in the context of a work out; and

         - when the FASIT makes a loan under a contract or agreement in the nature of a line of credit the FASIT is permitted to hold.

         The FASIT provisions generally exclude from prohibited transactions the substitution of a debt instruments for another debt instrument which is a permitted asset and the distribution of a debt instrument contributed by the holder of the ownership interest to that holder in order to reduce over-collateralization of the FASIT. In addition, the FASIT proposed regulations also exclude transactions involving the disposition of hedges from the category of prohibited transactions. However, the proposed regulations deem a distribution of debt to be carried out principally to recognize gain, and to be a prohibited transaction, if the owner or related person sells the substituted or distributed debt instrument at a gain within 180 days of the substitution or distribution. It is unclear the extent to which tax on those transactions could be collected from the FASIT directly under the applicable statutes rather than from the holder of the ownership interest. However, under the related Governing Document, any prohibited transactions tax that is not payable by a party thereto as a result of its own actions will be paid by the FASIT. It is not anticipated that the FASIT will engage in any prohibited transactions.

         Taxation of Foreign Investors. The federal income tax treatment of non-U.S. Persons who own FASIT regular certificates that are not high-yield regular interests is the same as that described above under " -- REMICs -- Foreign Investors in REMIC Regular Certificates." However, if you are a non-U.S. Person and you hold a regular interest, either directly or indirectly, in a FASIT, you should note that under the FASIT proposed regulations, interest paid or accrued on a debt instrument held by the FASIT is treated as being received by you directly from a conduit debtor for purposes of Subtitle A of the Internal Revenue Code and the regulations thereunder if:

         - you are a 10% shareholder of an obligor on a debt instrument held by the FASIT;

         - you are a controlled foreign corporation to which an obligor on a debt instrument held by the FASIT is a related person; or

         - you are related to such an obligor that is a corporation or partnership, in general, having common ownership to a greater than 50% extent.

         If you believe you may be in one of these categories, you should consult with your tax advisors, in particular concerning the possible imposition of United States withholding taxes at a 30% rate on interest paid with respect to a FASIT regular interest under these circumstances.

         High-yield FASIT regular certificates may not be sold to or beneficially owned by non-U.S. Persons. Any purported transfer to a non-U.S. Person will be null and void and, upon the related trustee's discovery of any


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purported transfer in violation of this requirement, the last preceding owner of those FASIT regular certificates will be restored to ownership as completely as possible. The last preceding owner will, in any event, be taxable on all income with respect to those FASIT regular certificates for federal income tax purposes. The related Governing Document will provide that, as a condition to transfer of a high-yield FASIT regular certificate, the proposed transferee must furnish an affidavit as to its status as a U.S. Person and otherwise as a permitted transferee.

         Backup Withholding. Payments made on the FASIT regular certificates, and proceeds from the sale of the FASIT regular certificates to or through some brokers, may be subject to a backup withholding tax under Section 3406 of the Internal Revenue Code in the same manner as described under " -- REMICs -- Backup Withholding with Respect to REMIC Certificates" above.

         Reporting Requirements. Reports of accrued interest, OID, if any, and information necessary to compute the accrual of any market discount on the FASIT regular certificates will be made annually to the IRS and to investors in the same manner as described above under " -- REMICs -- Reporting and Other Administrative Matters" above.

GRANTOR TRUSTS

         Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue Code and not as a partnership or an association taxable as a corporation.

         A grantor trust certificate may be classified as either of the following types of certificate:

         - a "grantor trust fractional interest certificate," which represents an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest, if any, on those loans at a pass-through rate;

         - a "grantor trust strip interest certificate," which represents ownership of all or a portion of the difference between --

                  1. interest paid on the mortgage loans constituting the related grantor trust, minus

                  2.       the sum of:

         -        normal administration fees, and

         - interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust.

         A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.


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
         Characterization of Investments in Grantor Trust Certificates.

         Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

         - "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

         - "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
                  Section 860G(a)(3) of the Internal Revenue Code;

         - "permitted assets" within the meaning of Section 860L(a)(1)(C) of the Internal Revenue Code; and

         - "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

         In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

         Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust --

         - consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code,

         - consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code, and

         - the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(A) of the Internal Revenue Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

         The grantor trust strip certificates will be --

         - "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
                  Section 860G(a)(3)(A) of the Internal Revenue Code, and

         - in general, "permitted assets" within the meaning of Section 860L(a)(1)(C) of the Internal Revenue Code.


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
         Taxation of Owners of Grantor Trust Fractional Interest Certificates.

         General. Holders of a particular series of grantor trust fractional interest certificates generally --


         - will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

         - will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

         Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

         Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

         Section 68 of the Internal Revenue Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount by the lesser of --

         - 3% of the excess of the individual's adjusted gross income over that amount, and

         - 80% of the amount of itemized deductions otherwise allowable for the taxable year.

         The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Internal Revenue Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

         Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

         The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Internal Revenue Code. Grantor trust fractional interest certificates may be subject to those rules if --

         - a class of grantor trust strip certificates is issued as part of the same series, or

         - we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

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
         Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to --

         -        a master servicer,

         -        a special servicer,

         -        any sub-servicer, or

         -        their respective affiliates.

         With respect to certain categories of debt instruments, Section 1272(a)(6) of the Internal Revenue Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumptions.

         Legislation enacted in 1997 extended the section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of Section 1272(a)(6) of the Internal Revenue Code to pools of debt instruments is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

         We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

         If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the Internal Revenue Code. This is subject, however, to the discussion below regarding --

         - the treatment of certain stripped bonds as market discount bonds, and

         -        de minimis market discount.

         See " -- Grantor Trust Funds -- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- Market Discount" below.

         The holder of a grantor trust fractional interest certificate will report income from its grantor trust fractional interest certificate for each month to the extent it constitutes "qualified stated interest" in accordance with its normal method of accounting. See "REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" above for a definition of "qualified stated interest."

         The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated interest, if any, and the certificate's share of reasonable servicing fees and other expenses.

         See " -- Grantor Trust Funds -- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest." In general, the amount of that income that accrues in any month would equal the product of --

         - the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in " -- Grantor Trust Funds -- Sales of Grantor Trust Certificates," and

         - the yield of that grantor trust fractional interest certificate to the holder.

         The yield would be computed as the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses and is based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects. See " -- Grantor Trusts -- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- General."

         In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

         In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on --

         - a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement, and

         - a constant yield computed using a representative initial offering price for each class of certificates.

         However, neither we nor any other person will make any representation that --

         - the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

         - the prepayment assumption will not be challenged by the IRS on audit.

         Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         Under Treasury regulation section 1.1286-1, some stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon --

         - there is no original issue discount or only a de minimis amount of original issue discount, or

         - the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

         If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

         -        0.25% of the stated redemption price, and

         -        the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in " -- Grantor Trust Funds -- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Do Not Apply" and " -- Market Discount" below.

         If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

         The original issue discount, if any, on mortgage loans will equal the difference between --

         -        the stated redemption price of the mortgage loans, and

         -        their issue price.

         For a definition of "stated redemption price," see " -- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

         The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See " -- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" above.

         In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

         If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See " -- Grantor Trusts -- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- General."

         A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on those mortgage loans.

         The adjusted issue price of a mortgage loan on any given day equals the sum of:

         - the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

         - the daily portions of original issue discount for all days during the accrual period prior to that day.

         The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal --

         -        the issue price of the mortgage loan, increased by

         - the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

         - the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

         In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on --

         - a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement, and

         - a constant yield computed using a representative initial offering price for each class of certificates.

         However, neither we nor any other person will make any representation that --

         - the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

         - the prepayment assumption will not be challenged by the IRS on audit.

         Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Internal Revenue Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if --

         - in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

         - in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

         If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described in the next paragraph, through that month that has not previously been included in income. The inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. This market discount will be accrued generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in a various respects, however. See " -- Grantor Trusts -- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- General."

         We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

         To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

         Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under " -- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Original Issue Discount" above.

         Further, under the rules described under " -- REMICs -- Taxation of Owners of REMIC Regular Certificates -- Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet


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
includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

         Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Internal Revenue Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should --

         - be allocated among the payments of stated redemption price on the mortgage loan, and

         - be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

         It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Internal Revenue Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates, based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See " -- Grantor Trust Funds -- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- General" above.

         Taxation of Owners of Grantor Trust Strip Certificates. The stripped coupon rules of Section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates. Except as described above under " -- Grantor Trust Funds -- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Internal Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

         The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.

         Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on --

         - the price paid for that grantor trust strip certificate by you, and

         - the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

         - an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.


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
         Such yield will accrue generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See " -- Grantor Trust Funds -- Taxation of Owners of Grantor Trust Fractional Interest Certificates -- General" above.

         If the method for computing original issue discount under Section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "Risk Factors -- The Investment Performance of Your Offered Certificates Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans."

         The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on --

         - the prepayment assumption we will disclose in the related prospectus supplement, and

         - a constant yield computed using a representative initial offering price for each class of certificates.

         However, neither we nor any other person will make any representation that --

         - the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate, or

         - the prepayment assumption will not be challenged by the IRS on audit.

         We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

         Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this " -- Sales of Grantor Trust Certificates" subsection. The amount recognized equals the difference between --

         - the amount realized on the sale or exchange of a grantor trust certificate, and

         -        its adjusted basis.

         The adjusted basis of a grantor trust certificate generally will equal --


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
         -        its cost, increased by

         - any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

         - any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.

         As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains, than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

         Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in certain circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Internal Revenue Code will be treated as ordinary income.

         Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of
Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         The Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that --

         -        entitle the holder to a specified principal amount,

         -        pay interest at a fixed or variable rate, and

         - are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust


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
certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

         - the amount of servicing compensation received by a master servicer or special servicer, and

         - all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

         The reporting party will furnish comparable information to the IRS as and when required by law to do so.

         Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

         On June 20, 2002, the Service published proposed regulations, which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" similar to that for regular interests in REMICs. A widely-held fixed investment trust is defined as any entity that is a U.S. Person and is classified as a "trust" under Treasury regulation section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to --

         -        a custodian of a person's account,

         -        a nominee, and

         -        a broker holding an interest for a customer in street name.

         These regulations are proposed to be effective for calendar years beginning on or after the date that the final regulations are published in the Federal Register.

         Backup Withholding. In general, the rules described under " -- REMICs -- Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

         Foreign Investors. In general, the discussion with respect to REMIC regular certificates under " -- REMICs -- Foreign Investors in REMIC Certificates" above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

         To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Internal Revenue Code from United States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.


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
                        STATE AND OTHER TAX CONSEQUENCES


         In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.


                              ERISA CONSIDERATIONS


GENERAL

         ERISA and the Internal Revenue Code impose various requirements on --

         -        Plans, and

         -        persons that are fiduciaries with respect to Plans,

in connection with the investment of the assets of a Plan. For purposes of this discussion, Plans may include individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including as applicable, insurance company general accounts, in which other Plans are invested.

         Governmental plans and, if they have not made an election under Section 410(d) of the Internal Revenue Code, church plans are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the considerations described below in this "ERISA Considerations" section, subject to the provisions of other applicable federal and state law. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, however, is subject to the prohibited transaction rules in Section 503 of that Code.

         ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of a Plan, including --

         -        investment prudence and diversification, and

         -        compliance with the investing Plan's governing the documents.

A fiduciary of an investing Plan is any person who --

         - has discretionary authority or control over the management or disposition of the assets of that Plan, or

         - provides investment advice with respect to the assets of that Plan for a fee.


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
         Section 406 of ERISA and Section 4975 of the Internal Revenue Code also prohibit a broad range of transactions involving the assets of a Plan and a Party in Interest with respect to that Plan, unless a statutory or administrative exemption exists. The types of transactions between Plans and Parties in Interest that are prohibited include:

         -        sales, exchanges or leases of property;

         -        loans or other extensions of credit;

         -        the furnishing of goods and services; and

         - the use of the assets of a Plan by or for the benefit of a Party in Interest.

         Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

         A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be treated as assets of that Plan. Section 2510.3-101 of the Plan Asset Regulations provides that when a Plan acquires an equity interest (such as an offered certificate) in an entity, the assets of that Plan or arrangement include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One such exception is that the equity participation in the entity by benefit plan investors, which include both Plans and some employee benefit plans not subject to ERISA, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons:

         1. those with discretionary authority or control over the assets of the entity;

         2. those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity; and

         3. those who are affiliates of the persons described in the preceding clauses 1. and 2.

         In the case of one of our trusts, investments by us, by the related trustee, the underwriting, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

         If none of the exceptions contained in the Plan Asset Regulation applies, the mortgages and other assets included in the related trust will be treated as assets of each Plan investing. In that case, any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be --

         - deemed to be a fiduciary with respect to the investing Plan, and

         -        subject to the fiduciary responsibility provisions of ERISA.


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
         In addition, if the mortgages and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or the Internal Revenue Code. For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust, could be a prohibited loan between that Plan and the Party in Interest.

         The Plan Asset Regulation provides that when a Plan purchases a "guaranteed governmental mortgage pool certificate," the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulation includes in the definition of a "guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae or Farmer Mac. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulation.

         The related prospectus supplement will discuss whether any of the exceptions set forth in the Plan Asset Regulation are expected to be applicable with respect to the offered certificates.

         In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

         If you are the fiduciary or any other person investing assets of a Plan, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

UNDERWRITER EXEMPTION

         The Department of Labor has granted to certain underwriters individual administrative exemptions from application of certain of the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code. It is expected that Salomon Smith Barney Inc. will be the sole, lead or co-lead underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued the Underwriter Exemption to a predecessor in interest to Salomon Smith Barney Inc. Subject to the satisfaction of the conditions specified in the Underwriter Exemption, this exemption generally exempts from the application of the prohibited transaction provisions of ERISA and the Internal Revenue Code, various transactions relating to, among other things --

         - the servicing and operation of some mortgage assets pools, such as the types of mortgage asset pools that will be included in our trusts, and

         - the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Salomon Smith Barney Inc. or any person affiliated with Salomon Smith Barney Inc., such as particular classes of the offered certificates.

         Whether the conditions of the Underwriter Exemption will be satisfied as to the offered certificates of any particular class will depend on the facts and circumstances at the time the Plan acquires certificates of that class. The related prospectus supplement will state whether the Underwriter Exemption, as amended, is or may be available with respect to any offered certificates.

OTHER POSSIBLE EXEMPTIONS

         If for any reason the Underwriter Exemption is not available, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of a Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

         - Prohibited Transaction Class Exemption 75-1, which exempts particular transactions involving Plans and broker-dealers, reporting dealers and banks;

         - Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

         - Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in Interest;

         - Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of a Plan by a "qualified professional asset manager;"

         - Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in Interest; and

         - Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of a Plan by an "in-house asset manager."

         We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a Plan in any class of offered certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment. The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions, with respect to those certificates.

INSURANCE COMPANY GENERAL ACCOUNTS

         Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code do not apply to transactions involving an insurance company general account where the assets of the general account are not assets of a Plan.

         A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

         Any assets of an insurance company general account that support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under
Section 401(c) of ERISA, may be treated as Plan assets. In addition, because
Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company and are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of Section 401(c) of ERISA.

INELIGIBLE PURCHASERS

         Even if an exemption is otherwise available, certificates in a particular offering generally may not be purchased with the assets of a Plan that is sponsored by or maintained by the underwriters, the depositor, the trustee, the related trust, the master servicer, the special servicer or any of their respective affiliates. Offered certificates may not be purchased with the assets of a Plan if the depositor, the trustee, the related trust fund, the master servicer, the special servicer, the fiscal agent, the mortgage loan seller, or any of their respective affiliates or any employees thereof: (i) has investment discretion with respect to the investment of such Plan assets; or
(ii) has authority or responsibility to give or regularly gives investment advice with respect to such Plan assets for a fee, pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan assets and that such advice will be based on the particular investment needs of the Plan. A party that is described in clause
(i) or (ii) of the preceding sentence is a fiduciary with respect to a Plan, and any such purchase might result in a "prohibited transaction" under ERISA and the Internal Revenue Code.

CONSULTATION WITH COUNSEL

         If you are a fiduciary for or any other person investing assets of a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should:

         -        consider your general fiduciary obligations under ERISA, and

         -        consult with your legal counsel as to --

                  1. the potential applicability of ERISA and the Internal Revenue Code to investment, and

                  2. the availability of any prohibited transaction exemption in connection with that investment.

TAX EXEMPT INVESTORS

         A Plan that is exempt from federal income taxation under Section 501 of the Internal Revenue Code will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Internal Revenue Code. All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt Plan will be considered unrelated business taxable income and will be subject to federal income tax.

         See "Federal Income Tax Consequences -- REMICs -- Taxation of Owners of REMIC Residual Certificates -- Excess Inclusions" in this prospectus.


                                LEGAL INVESTMENT


         If and to the extent specified in the related prospectus supplement, the offered certificates of any series may constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Mortgage related securities are legal investments for entities --

         - that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico, and

         -        whose authorized investments are subject to state regulations,


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
to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

         Prior to December 31, 1996, classes of offered certificates would be mortgage related securities for purposes of SMMEA only if they:

         - were rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and

         - evidenced interests in a trust consisting of loans directly secured by a first lien on a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, which loans had been originated by the types of originators specified in SMMEA.

         Further, under SMMEA as originally enacted, if a state enacted legislation on or before October 3, 1991 that specifically limited the legal investment authority of any entities referred to in the preceding paragraph with respect to mortgage related securities under that definition, offered certificates would constitute legal investments for entities subject to the legislation only to the extent provided in that legislation. A number of states enacted laws limiting the authority of certain entities, particularly insurance companies, to invest in "mortgage related securities."

         Effective December 31, 1996, the definition of "mortgage related security" was modified to include among the types of loans to which the securities may relate, loans secured by first liens on "one or more parcels of real estate upon which is located one or more commercial structures." In addition, the related legislative history states that this expanded definition includes multifamily loans secured by more than one parcel of real estate upon which is located more than one structure. Through September 23, 2001, any state was permitted to enact legislation limiting the extent to which mortgage related securities under this expanded definition would constitute legal investments under that state's laws. However, any limiting legislation cannot affect the validity of a contract to purchase, hold or invest in, or require the sale or disposition of, mortgage related securities, if the contract or purchase predated that legislation.

         SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

         - federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage related securities without limitation as to the percentage of their assets represented by those securities; and

         - federal credit unions may invest in mortgage related securities and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C. 24 (Seventh), subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

         The OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information, "Type IV securities," which are defined in 12 C.F.R. Section 1.2(1) to include some commercial mortgage-related securities and residential mortgage-related securities. As defined in that rule, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, a mortgage related security within the meaning of SMMEA, provided that, in the case of a commercial mortgage-related security, it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," we make no representation as to whether any class of offered certificates will qualify as commercial mortgage-related securities, and thus as Type IV securities, for investment by national banks.

         The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in mortgage related securities under limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the investment pilot program described in 12 C.F.R.
Section 703.140.

         The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

         All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

         There may be other restrictions, by way of statute, rule, regulation, order, guideline, policy statement, agreement or otherwise, on your ability either to purchase one or more classes of offered certificates of any series or to purchase offered certificates representing more than a specified percentage of your assets. Except as to the status of some classes as "mortgage related securities," we make no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your legal advisor in determining whether and to what extent --

         - the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions, and

         -        if applicable, SMMEA has been overridden in your State.

                                 USE OF PROCEEDS


         Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                             METHOD OF DISTRIBUTION


         The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

         We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

         1. by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

         2. by placements by us with institutional investors through dealers; and

         3.       by direct placements by us with institutional investors.

         In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

         If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

         Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

         It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that --

         - the obligations of the underwriters will be subject to various conditions precedent,

         - the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

         - in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made with respect to any liabilities.

         The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

         We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.


                                  LEGAL MATTERS


         Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by --

         -        Sidley Austin Brown & Wood llp; or

         -        Thacher, Proffitt & Wood.


                              FINANCIAL INFORMATION


         A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.


                                     RATING


         It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

         Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of:

         -        whether the price paid for those certificates is fair;

         - whether those certificates are a suitable investment for any particular investor;

         - the tax attributes of those certificates or of the related trust;

         - the yield to maturity or, if they have principal balances, the average life of those certificates;

         - the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

         - the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

         - whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

         - the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

         - if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                    GLOSSARY


         The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

         "ADA" means the Americans with Disabilities Act of 1990, as amended.

         "CERCLA" means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "Committee Report" means the Conference Committee Report accompanying the Tax Reform Act of 1986.

         "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

         "Disqualified Organization" means:

         -        the United States,

         -        any State or political subdivision of the United States,

         -        any foreign government,

         -        any international organization,

         - any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Internal Revenue Code or Freddie Mac,

         -        any organization, other than a cooperative described in
                  Section 521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Internal Revenue Code, or

         - any organization described in Section 1381(a)(2)(C) of the Internal Revenue Code.

         "ECS" means Euroclear Clearance System Public Limited Company.

         "Electing Large Partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code, except for some service partnerships and commodity pools.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Plan" means any employee benefit plan, or other retirement plan that is subject to the fiduciary responsibility provisions of ERISA.

         "Euroclear Operator" means Euroclear Bank S.A./N.V., as operator of the Euroclear System, or any successor to Euroclear Bank S.A./N.V. in that capacity.

         "Euroclear Terms and Conditions" means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System, Belgian law.

         "Fannie Mae" means the Federal National Mortgage Association.

         "Farmer Mac" means the Federal Agricultural Mortgage Corporation.

         "FASIT" means a financial asset securitization trust, within the meaning of, and formed in accordance with, the Small Business Job Protection Act of 1996 and Sections 860I through 860L of the Internal Revenue Code.

         "FDIC" means the Federal Deposit Insurance Corporation.

         "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

         "Freddie Mac" means the Federal Home Loan Mortgage Association.

         "Ginnie Mae" means the Government National Mortgage Association.

         "Governing Document" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

         "IRS" means the Internal Revenue Service.

         "Lender Liability Act" means the Asset Conservation Lender Liability and Deposit Insurance Act of 1996, as amended.

         "Net Income From Foreclosure Property" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

         "NCUA" means the National Credit Union Administration.

         "OCC" means the Office of the Comptroller of the Currency.

         "OTS" means the Office of Thrift Supervision.

         "Party in Interest" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" as defined in Section 4975 of the Internal Revenue Code.

         "Pass-Through Entity" means any:

         -        regulated investment company,

         -        real estate investment trust,

         -        trust,

         -        partnership, or

         - other entities described in Section 860E(e)(6) of the Internal Revenue Code.

         "Plan" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or Keogh plan that is subject to Section 4975 of the Internal Revenue Code.

         "Plan Asset Regulation" means the regulation issued by the United States Department of Labor concerning whether a Plan's assets will be considered to include an undivided interest in each of the underlying assets of an entity, such as the trust, for purposes of the general fiduciary provisions of ERISA and the prohibited transaction provisions of ERISA and the Internal Revenue Code, if the Plan acquires an "equity interest," such as an offered certificate, in an entity.

         "REIT" means a real estate investment trust within the meaning of
Section 856(a) of the Internal Revenue Code.

         "Relief Act" means the Soldiers' and Sailors' Relief Act of 1940, as amended.

         "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 8606 of the Internal Revenue Code.

         "SEC" means the Securities and Exchange Commission.

         "SPA" means standard prepayment assumption.

         "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

         "Underwriter Exemption" means Prohibited Transaction Exemption 91-23, as amended by Prohibited Transaction Exemption 2000-58.

         "U.S. Person" means:

         -        a citizen or resident of the United States;

         - a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

         - an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

         -        a trust as to which --

                  1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

                  2. one or more U.S. Persons have the authority to control all substantial decisions of the trust.

         In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

     The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "SBMS VII 2002-KEY2 Annex A.xls". The spreadsheet file "SBMS VII 2002-KEY2 Annex A.xls" is a Microsoft Excel(1) spreadsheet. The file provides, in electronic format, some of the statistical information that appears under the caption "Description of the Mortgage Pool" in, and on Annex A to, this prospectus supplement. Capitalized terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and accompanying prospectus in its entirety prior to accessing the spreadsheet file.
---------------
(1) Microsoft Excel is a registered trademark of Microsoft Corporation.

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
                PROSPECTUS SUPPLEMENT
Important Notice About the Information
  Contained in this Prospectus Supplement, the
  Accompanying Prospectus and the Related
  Registration Statement.......................    S-4
Summary of Prospectus Supplement...............    S-5
Risk Factors...................................   S-37
Capitalized Terms Used in this Prospectus
  Supplement...................................   S-54
Forward-Looking Statements.....................   S-54
Description of the Mortgage Pool...............   S-55
Servicing Under the Series 2002-KEY2 Pooling
  and Servicing Agreement......................  S-112
Description of the Offered Certificates........  S-146
Yield and Maturity Considerations..............  S-172
Federal Income Tax Consequences................  S-177
ERISA Considerations...........................  S-181
Legal Investment...............................  S-184
Method of Distribution.........................  S-185
Legal Matters..................................  S-186
Ratings........................................  S-187
Glossary.......................................  S-189
ANNEX A-1 -- Certain Characteristics of the
  Underlying Mortgage Loans and the Mortgaged
  Real Properties..............................  A-1-1
ANNEX A-2 -- Summary Characteristics of the
  Underlying Mortgage Loans and the Mortgaged
  Real Properties..............................  A-2-1
ANNEX A-3 -- Westfarms Mail Mortgage Loan
  Amortization Schedule........................  A-3-1
ANNEX A-4 -- Characteristics of the Multifamily
  Mortgaged Real Properties....................  A-4-1
ANNEX B -- Decrement Tables....................    B-1
ANNEX C -- Form of Payment Date Statement......    C-1
ANNEX D -- Class X-2 Reference Rate Schedule...    D-1
                      PROSPECTUS
Important Notice About the Information
  Presented in this Prospectus.................      2
Available Information; Incorporation by
  Reference....................................      2
Summary of Prospectus..........................      4
Risk Factors...................................     14
Capitalized Term Used in this Prospectus.......     34
Description of the Trust Assets................     34
Yield and Maturity Considerations..............     62
Description of the Certificates................     68
Description of the Governing Documents.........     78
Description of Credit Support..................     87
Legal Aspects of Mortgage Loans................     90
Federal Income Tax Consequences................    102
State and Other Tax Consequences...............    148
ERISA Considerations...........................    148
Legal Investment...............................    152
Use of Proceeds................................    154
Method of Distribution.........................    155
Legal Matters..................................    156
Financial Information..........................    156
Rating.........................................    156
Glossary.......................................    158

UNTIL DECEMBER   , 2002 ALL DEALERS THAT EFFECT TRANSACTIONS IN THE OFFERED
CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
          ------------------------------------------------------------
          ------------------------------------------------------------
          ------------------------------------------------------------
          ------------------------------------------------------------

                                  $846,479,000
                                 (APPROXIMATE)

                          SALOMON BROTHERS COMMERCIAL
                            MORTGAGE TRUST 2002-KEY2

                        CLASS A-1, CLASS A-2, CLASS A-3,
                      CLASS B, CLASS C, CLASS D, CLASS E,
                              CLASS F AND CLASS G

                                SERIES 2002-KEY2
                              COMMERCIAL MORTGAGE
                           PASS-THROUGH CERTIFICATES

                             PROSPECTUS SUPPLEMENT

                              SALOMON SMITH BARNEY
                           CREDIT SUISSE FIRST BOSTON
                              MCDONALD INVESTMENTS
                              MERRILL LYNCH & CO.
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